UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒           Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

NortonLifeLock Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐
No fee required.

☒
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

Common stock, par value $0.01 per share, of NortonLifeLock Inc.

(2)
Aggregate number of securities to which transaction applies:

Up to 205,196,382, which represents the maximum number of shares of NortonLifeLock Inc. common stock that Avast shareholders are entitled to receive.

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for purposes of calculating the filing fee, the maximum aggregate value was calculated as the sum of the value of (i) the 371,057,227 ordinary shares of Avast plc subject to irrevocable commitments to elect for the Majority Stock Option (as defined below) and (ii) the remaining 688,294,253 issued and to be issued ordinary shares of Avast plc that are entitled to receive the Majority Cash Option (as defined below). The value of the ordinary shares of Avast plc subject to irrevocable commitments to elect for the Majority Stock Option was calculated as the sum of the product of (i) 371,057,227 and (ii) $2.37 plus the product of (i) 371,057,227 and (ii) 0.1937 and (iii) $26.19, the average of the high and low prices of NortonLifeLock common stock on September 15, 2021. The value of the remaining issued and to be issued ordinary shares was calculated as the sum of the product of (i) 688,294,253 and (ii) $7.61 plus the product of (i) 688,294,253 and (ii) 0.0302 and (iii) $26.19, the average of the high and low prices of NortonLifeLock common stock on September 15, 2021.

(4)
Proposed maximum aggregate value of transaction:

$8,543,865,748

(5)
Total fee paid:

$932,135.75 (based upon the product of (i) $8,543,865,748 and (ii) the applicable fee rate of $109.10 per million dollars of transaction value).

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION — DATED [•], 2021

NORTONLIFELOCK INC.
60 E. Rio Salado Parkway, Suite 1000
Tempe, Arizona 85281
YOUR VOTE IS VERY IMPORTANT

Dear Stockholder:
On August 10, 2021, NortonLifeLock Inc., a Delaware corporation (“NortonLifeLock” or the “Company”) and Avast plc, a public company incorporated in England and Wales (“Avast”), issued an announcement (the “Rule 2.7 Announcement”) pursuant to Rule 2.7 of the UK City Code on Takeovers and Mergers (the “City Code”) disclosing that the boards of directors of the Company and Avast had reached an agreement on the terms of a recommended combination of Avast with the Company in the form of a recommended offer by Nitro Bidco Limited (“Bidco”), a private company incorporated in England and Wales and a wholly-owned subsidiary of the Company, for the entire issued and to be issued ordinary share capital of Avast (the “Merger”). The Merger will be implemented by means of a scheme of arrangement under Part 26 of the UK Companies Act 2006, as amended (the “UK Companies Act”), sanctioned by the High Court of Justice in England and Wales (the “Court”) (the “Scheme”). The boards of directors of NortonLifeLock and Avast believe the Merger has compelling strategic rationale and represents an attractive opportunity to create a new, industry leading consumer cyber safety business, leveraging the established brands, technical expertise and innovation of both groups to deliver substantial benefits to consumers, shareholders and other stakeholders.
Under the terms of the Merger, Avast shareholders will be entitled to receive for each ordinary share of nominal value £0.10 each in the capital of Avast (collectively, the “Avast Shares”) held, in respect of their entire holding of Avast Shares, $7.61 in cash and 0.0302 of a new Company share of common stock, with a par value of $0.01 per share to be issued in connection with the Merger (the “New NortonLifeLock Shares”)(such option, the “Majority Cash Option”). As an alternative to the Majority Cash Option, Avast shareholders may elect, in respect of their entire holding of Avast Shares, to receive for each Avast Share held, $2.37 in cash and 0.1937 of a New NortonLifeLock Share (such option, the “Majority Stock Option”). The Scheme will lapse if the Merger is not completed before 11:59 p.m. UK time on December 31, 2022 or such later time and/or date (if any) as Bidco and Avast may agree in writing (with the consent of the UK Panel on Takeovers and Mergers (the “Panel”) and as the Court may approve (if such consent or approval is required)) (such date, the “Long Stop Date”).
The number of New NortonLifeLock Shares to be issued for each Avast Share with respect to the Majority Cash Option and the number of New NortonLifeLock Shares to be issued for each Avast Share with respect to which the Majority Stock Option is elected are each fixed and will not change between now and the date of the closing of the Merger (referred to as the effective date), regardless of whether the market price of the shares of common stock of NortonLifeLock changes during such period. Upon completion of the Merger, and subject to the elections made by Avast shareholders, Avast shareholders will own between approximately 14% (if all Avast shareholders, other than the Avast directors who hold Avast Shares, receive the Majority Cash Option) and approximately 26% (if all Avast shareholders elect for the Majority Stock Option) of the combined group of NortonLifeLock and Avast (the “Combined Company”).
NortonLifeLock is calling a special meeting of its stockholders to be held on [•], 2021 at [•] (Pacific Time) in connection with the proposed Merger (the “special meeting”). At the special meeting, NortonLifeLock stockholders will be asked to consider and vote on:

1.
The proposal to approve the issuance of New NortonLifeLock Shares representing the stock consideration in the Merger (the “Share Issuance Proposal”).

2.
The proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal(the “Adjournment Proposal”).

The NortonLifeLock board of directors has unanimously determined that the Merger is fair to and in the best interests of NortonLifeLock and its stockholders and has authorized and approved the issuance of New NortonLifeLock Shares. THE NORTONLIFELOCK BOARD OF DIRECTORS RECOMMENDS THAT NORTONLIFELOCK STOCKHOLDERS VOTE “FOR” THE SHARE ISSUANCE PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL.
We cannot complete the Merger unless NortonLifeLock stockholders approve the Share Issuance Proposal. Approval of the Share Issuance Proposal and the Adjournment Proposal require the affirmative vote of the holders of a majority of the shares of NortonLifeLock common stock entitled to vote thereon that are present virtually or represented by proxy at the special meeting. The holders of a majority of the shares of NortonLifeLock common stock entitled to vote at the special meeting present virtually or by proxy shall constitute a quorum for the transaction of business.
Whether or not you plan to attend the special meeting virtually and regardless of the number of shares you own, your careful consideration of, and vote on, the proposals is important, and we encourage you to vote promptly. After reading the accompanying proxy statement, please make sure to vote your shares promptly by completing, signing and dating the accompanying proxy card and returning it in the enclosed prepaid envelope or by voting by telephone or through the Internet by following the instructions on the accompanying proxy card. Instructions regarding all three methods of voting are provided on the proxy card. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee.
The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the Merger and the Share Issuance Proposal. The proxy statement also describes the determinations of the board of directors of the Company in connection with its evaluation of the Merger and the issuance of New NortonLifeLock Shares to Avast shareholders as consideration in the Merger. A copy of the Rule 2.7 Announcement is attached as Annex A to the proxy statement, and a copy of the co-operation agreement, dated as of August 10, 2021, by and among the Company, Bidco and Avast (the “Co-operation Agreement”), is attached as Annex B to the proxy statement. We encourage you to carefully read the accompanying proxy statement, in particular the “Risk Factors” section beginning on page 18 for a discussion of risks relevant to the Merger, and its annexes carefully and in their entirety.
Thank you in advance for your continued support and your consideration of these matters.
BY ORDER OF THE BOARD OF DIRECTORS
BRYAN KO
Chief Legal Officer and Secretary
Tempe, Arizona
[•], 2021
Neither the United States Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the Merger, including the issuance of New NortonLifeLock Shares, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
This proxy statement is dated [•], 2021, and is first being mailed to NortonLifeLock stockholders on or about [•], 2021.

60 E. Rio Salado Parkway, Suite 1000
Tempe, Arizona 85281
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
to be held on:
[•], 2021
[•] Pacific Time
Dear Stockholder:
Please take notice that the board of directors of NortonLifeLock Inc., a Delaware Corporation (“NortonLifeLock” or the “Company”) has called a special meeting of the stockholders of NortonLifeLock which will be held at [•] (Pacific Time) on [•], 2021, or at any adjournment or postponement thereof (the “special meeting”). The special meeting will be completely virtual and conducted via live webcast. You will be able to attend the special meeting online and submit your questions prior to or during the special meeting by visiting [•]. You will also be able to vote your shares electronically at the special meeting. Hosting a virtual meeting enables increased stockholder attendance and participation since stockholders can participate from any location around the world. In addition, the online format will allow us to communicate more effectively with you via a pre-meeting forum that you can enter by visiting [•] and submit questions in advance of the special meeting. The special meeting is being held for the purpose of considering and taking appropriate action with respect to the following (referred to as the “NortonLifeLock proposals”):
1.
To consider and vote on a proposal to approve the issuance of shares (the “Share Issuance Proposal”) of common stock, par value $0.01 per share, of NortonLifeLock (the “New NortonLifeLock Shares”) to shareholders of Avast plc, a company incorporated in England and Wales (“Avast”) in connection with the proposed acquisition by the Company of the entire issued and to be issued ordinary shares of Avast (which we refer to as the “Merger”). Avast shareholders will be entitled to receive for each ordinary share of nominal value £0.10 each in the capital of Avast (collectively, the “Avast Shares”) held, in respect of their entire holding of Avast Shares, $7.61 in cash and 0.0302 of a new Company share of common stock, with a par value of $0.01 per share to be issued in connection with the Merger (the “New NortonLifeLock Shares”) (such option, the “Majority Cash Option”). As an alternative to the Majority Cash Option, Avast shareholders may elect, in respect of their entire holding of Avast Shares, to receive for each Avast Share held, $2.37 in cash and 0.1937 of a New NortonLifeLock Share (such option, the “Majority Stock Option”). Upon completion of the Merger, and subject to the elections made by Avast shareholders, Avast shareholders will own between approximately 14% (if all Avast shareholders, other than the Avast directors who hold Avast Shares, receive the Majority Cash Option) and approximately 26% (if all Avast shareholders elect for the Majority Stock Option) of the combined group of NortonLifeLock and Avast (the “Combined Company”).

2.
To adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal (the “Adjournment Proposal”).

Completion of the Merger is conditioned on, among other things, NortonLifeLock stockholder approval of the Share Issuance Proposal.

The NortonLifeLock board of directors has unanimously determined that the Merger is fair to and in the best interests of NortonLifeLock and its stockholders and has authorized and approved the issuance of New NortonLifeLock Shares. THE NORTONLIFELOCK BOARD OF DIRECTORS RECOMMENDS THAT NORTONLIFELOCK STOCKHOLDERS VOTE “FOR” THE SHARE ISSUANCE PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL.
Only holders of record of NortonLifeLock common stock at the close of business on [•], 2021, the record date, are entitled to receive notice of, and to vote at, the special meeting or at any adjournments or postponements thereof.
The Share Issuance Proposal requires the affirmative vote of the holders of a majority of the aggregate shares of NortonLifeLock common stock represented virtually or by proxy and entitled to vote on such proposal at the special meeting. Failures to vote and broker non-votes, if any, will have no effect on the Share Issuance Proposal. Votes to abstain will have the effect of a vote “against” the Share Issuance Proposal.
You may vote your shares via the Internet by accessing the URL listed on your proxy card and following the instructions on the website, no later than 8:59 p.m. Pacific Time on [•], 2021 (as directed on the enclosed proxy card), by telephone, or by completing, signing and promptly returning the enclosed proxy card by mail. If you choose to submit your proxy card by mail, NortonLifeLock has enclosed a prepaid return envelope for your use, which is prepaid if mailed in the United States. If you are virtually attending the special meeting and your shares are registered in your name, you may also vote at the special meeting until voting is closed.
YOUR VOTE IS IMPORTANT. All holders of NortonLifeLock common stock are cordially invited to attend the special meeting virtually. Whether or not you plan to attend the special meeting virtually, you are requested to complete and return the enclosed proxy card in the accompanying prepaid return envelope or vote your shares via the Internet. You may revoke your proxy at any time before it is exercised by giving written notice to the Corporate Secretary of NortonLifeLock at NortonLifeLock Inc., 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281, Attention: Corporate Secretary, or returning a later-dated proxy.
If you hold your shares through a broker or bank in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee.
The proxy statement provides you with more specific information concerning the special meeting, the Merger and the Share Issuance Proposal. The proxy statement also describes the determinations of the board of directors of the Company in connection with its evaluation of the Merger and the issuance of New NortonLifeLock Shares to Avast shareholders as consideration in the Merger. A copy of the announcement (the “Rule 2.7 Announcement”) issued on August 10, 2021 by NortonLifeLock and Avast pursuant to Rule 2.7 of the UK City Code on Takeovers and Mergers (the “City Code”) disclosing that the boards of directors of NortonLifeLock and Avast had reached an agreement on the terms of the Merger in the form of a recommended offer by Nitro Bidco Limited (“Bidco”), a private company incorporated in England and Wales and a wholly-owned subsidiary of NortonLifeLock, for the entire issued and to be issued ordinary share capital of Avast, is attached as Annex A to the proxy statement. A copy of the co-operation agreement, dated as of August 10, 2021, by and among the Company, Bidco and Avast (the “Co-operation Agreement”) is attached as Annex B to the proxy statement. We encourage you to carefully read the accompanying proxy statement, in particular the “Risk Factors” section beginning on page [•] for a discussion of risks relevant to the Merger, and its annexes carefully and in their entirety.
If you have any questions concerning the Merger or the proxy statement, would like additional copies or need help voting your shares of NortonLifeLock common stock, please contact NortonLifeLock’s proxy solicitor:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Stockholders call toll-free: (800) 591-8263
Banks and brokers call: (212) 269-5550
NLOK@dfking.com
BY ORDER OF THE BOARD OF DIRECTORS
BRYAN KO
Chief Legal Officer and Secretary
Tempe, Arizona
[•], 2021

REFERENCES TO ADDITIONAL INFORMATION
This proxy statement incorporates important business and financial information about NortonLifeLock from other documents that NortonLifeLock has filed with the U.S. Securities and Exchange Commission (the “SEC”) and that are contained in or incorporated by reference into this proxy statement. For a listing of documents incorporated by reference into this proxy statement, please see the section entitled “Where You Can Find Additional Information” beginning on page [•]. This information is available for you free of charge to review through the SEC’s website at www.sec.gov.
Any person may request a copy of this proxy statement and any of the documents incorporated by reference into this proxy statement or other information concerning NortonLifeLock, without charge, by written request directed to the appropriate company or its proxy solicitor at the following contacts:
Company:
NortonLifeLock Inc.
60 E. Rio Salado Parkway, Suite 1000
Tempe, Arizona 85281
Attn: Corporate Secretary
Solicitor:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Stockholders call toll-free: (800) 591-8263
Banks and brokers call: (212) 269-5550
NLOK@dfking.com
In order for you to receive timely delivery of the documents in advance of the special meeting of NortonLifeLock stockholders to be held on [•], 2021, you must request the information no later than [•], 2021.
The contents of the websites of the SEC and NortonLifeLock or any other entity are not being incorporated into this proxy statement. The information about how you can obtain certain documents that are incorporated by reference into this proxy statement at these websites is being provided only for your convenience.

i

QUESTIONS AND ANSWERS
The following are some questions that you, as a NortonLifeLock stockholder, may have about the Merger, the NortonLifeLock share issuance or the special meeting, as applicable, and brief answers to those questions. These questions and answers may not address all questions that may be important to you as a stockholder of NortonLifeLock. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement, and the documents we incorporate by reference in this proxy statement. You may obtain the documents and information incorporated by reference into this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page [•].
Q:
Why am I receiving this proxy statement?

A:
We are sending this proxy statement and the enclosed proxy card to you in connection with the solicitation of proxies to be voted at a special meeting of NortonLifeLock stockholders. As a stockholder, you are invited to attend the special meeting virtually and are entitled and requested to vote on the proposals described in this proxy statement.

Q:
How can I attend the special meeting and submit questions?

A:
The special meeting of NortonLifeLock stockholders will be held at [•] (Pacific Time) on [•], 2021, or at any adjournment or postponement thereof. To attend the special meeting virtually and submit your questions prior to or during the special meeting, please visit [•]. To participate in the special meeting or to submit questions in advance of the special meeting, you will need the 16-digit control number included with your proxy materials, on your proxy card, Notice of Internet Availability or on the instructions that accompanied your proxy materials. You will also be able to vote your shares electronically at the special meeting.

Q:
What if during the check-in time or during the special meeting I have technical difficulties or trouble accessing the virtual special meeting website?

A:
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual special meeting. If you encounter any difficulties accessing the virtual special meeting during the check-in or special meeting time, please call the customer support numbers which will be shown on the virtual shareholder special meeting site approximately 30 minutes before the start of the special meeting.

Q:
Why are you not holding the special meeting in a physical location?

A:
We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders. Hosting a virtual special meeting will enable increased stockholder attendance and participation since stockholders can participate from any location around the world. In addition, we believe the online format allows us to communicate effectively with you via a pre-meeting forum that you can enter by visiting [•].

Q:
Who is entitled to vote at the special meeting?

A:
Only holders of record of NortonLifeLock shares of common stock as of the close of business on [•] (the “Record Date”) are entitled to vote at the special meeting. As of the close of business on the Record Date, NortonLifeLock had outstanding [•] shares of NortonLifeLock common stock.

Q:
What is the purpose of the special meeting?

A:
On August 10, 2021, NortonLifeLock and Avast released the Rule 2.7 Announcement disclosing the terms of NortonLifeLock’s recommended offer to acquire all of the issued and to be issued ordinary shares of Avast through Bidco in a cash and stock transaction (the “Merger”). Under the terms of the Merger, Avast shareholders will be entitled to receive for each Avast Share held, in respect of their entire holding of Avast Shares, $7.61 in cash and 0.0302 of a New NortonLifeLock Share (such option, the “Majority Cash Option”). As an alternative to the Majority Cash Option, Avast shareholders may elect, in respect of their entire holding of Avast Shares, to receive for each

Avast Share held, $2.37 in cash and 0.1937 of a New NortonLifeLock Share (such option, the “Majority Stock Option”). The Merger is to be effected by means of a court-sanctioned scheme of arrangement between Avast and Avast shareholders under the UK Companies Act.
Because our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”), we are subject to the Nasdaq Stock Market rules (the “Nasdaq rules”), and Nasdaq Listing Rule 5635(a) requires stockholder approval prior to the issuance of common stock in any transaction if the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of the common stock. The shares of common stock to be issued to shareholders of Avast as consideration in the Merger may (depending on elections for the Majority Stock Option made by the shareholder of Avast) represent voting power in excess of 20% of the total voting power outstanding before the issuance. Therefore, under Nasdaq Listing Rule 5635(a), stockholder approval of the share issuance is required.
Accordingly, NortonLifeLock will hold a special meeting of its stockholders in connection with the issuance of the shares of NortonLifeLock’s common stock representing the stock consideration in the Merger. At the special meeting, our stockholders will be asked to consider and vote on a proposal to approve this share issuance as well as a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal (as defined below).
Q:
What proposals will be considered at the special meeting?

A:
At the special meeting, you will be asked to consider and vote on:

•
A proposal to consider and approve the issuance of shares (the “Share Issuance Proposal”) of New NortonLifeLock Shares to shareholders of Avast in connection with the Merger.

•
A proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal (the “Adjournment Proposal”).

Q:
Are proxies being solicited from Avast shareholders?

A:
No, only NortonLifeLock’s stockholders’ proxies are being solicited. We are not soliciting any proxies or votes from Avast shareholders through this proxy statement. If you are an Avast shareholder and are not a NortonLifeLock stockholder, you should not treat this proxy statement as any solicitation of your proxy, vote or support on any matter. If you are both a NortonLifeLock stockholder and an Avast shareholder, you should treat this proxy statement as soliciting only your proxy with respect to the NortonLifeLock shares held by you and should not treat it as an offer or invitation to subscribe or purchase NortonLifeLock shares or as a solicitation of your proxy, vote or support on any matter with respect to your Avast ordinary shares.

Q:
Is NortonLifeLock stockholder approval required to complete the Merger?

A:
Yes, NortonLifeLock stockholder approval is a condition to the closing of the Merger, therefore approval of the Share Issuance Proposal is required for us to complete the Merger. This will be the only opportunity for our stockholders to consider and vote upon the transactions contemplated in connection with the Merger.

Q:
What vote is required to approve each of the proposals? What will happen if I fail to vote or abstain from voting on each proposal?

A:
Each of the Share Issuance Proposal and the Adjournment Proposal requires the affirmative vote of the holders of a majority of the aggregate shares of NortonLifeLock common stock represented virtually or by proxy and entitled to vote on such proposal at the special meeting. Failures to vote and broker non-votes, if any, will have no effect on the Share Issuance Proposal. Votes to abstain will have the effect of a vote “against” the Share Issuance Proposal.

Q:
How does the NortonLifeLock board of directors recommend that I vote on the proposals?

A:
Our board of directors recommends that you vote “FOR” the Share Issuance Proposal and “FOR” the Adjournment Proposal. For a discussion of the factors that the NortonLifeLock board of directors considered in determining to make the foregoing recommendation, please see the section entitled “Information About the Merger — Reasons for the Merger” beginning on page [•]. In addition, in considering the recommendation of the NortonLifeLock board of directors, you should be aware that some of NortonLifeLock’s directors and executive officers have interests that may be different from, or in addition to, the interests of NortonLifeLock stockholders generally. See the section entitled “Information About the Merger — Interests of Certain NortonLifeLock Directors and Executive Officers in the Merger” beginning on page [•].

Q:
What percentage of the Combined Company will NortonLifeLock stockholders hold immediately following the consummation of the Merger?

A:
Upon completion of the Merger, and subject to the elections made by Avast shareholders, NortonLifeLock stockholders will own between approximately 86% (if all Avast shareholders, other than the Avast directors who hold Avast Shares, receive the Majority Cash Option) and approximately 74% (if all Avast shareholders elect for the Majority Stock Option) of the Combined Company.

Q:
Who will be the directors and executive officers of the Combined Company following the Merger?

A:
Following completion of the Merger, it is intended that Avast’s CEO, Ondrej Vlcek, will join NortonLifeLock as President and become a member of the NortonLifeLock board of directors. In addition, Pavel Baudiš, a co-founder of Avast and current member of the Avast board of directors, is expected to join the NortonLifeLock board of directors as an independent director. It is intended further that, upon completion of the Merger, each of the non-executive members of the Avast board of directors will resign as directors of Avast. Following completion of the Merger, it is intended that Vincent Pilette, CEO of NortonLifeLock, will be CEO of the Combined Company, and Natalie Derse, CFO of NortonLifeLock, will be CFO of the Combined Company.

Q:
Where will the headquarters of the Combined Company be located following the Merger?

A:
On completion of the Merger, the Combined Company will be dual headquartered in Tempe, Arizona, USA, and Prague, Czech Republic, and will have a significant presence in the Czech Republic.

Q:
What changes will there be to the listing and name of Combined Company?

A:
The Combined Company will not change its listing and will continue to be listed solely on Nasdaq. NortonLifeLock intends to undertake a review process, in collaboration with Avast’s CEO, to determine the post-Merger name of the Combined Company to ensure that it best reflects its strategic vision of expanding its cyber safety platform with trust-based solutions and its broad global prospects.

Q:
Will the New NortonLifeLock Shares be traded on an exchange?

A:
Yes. The New NortonLifeLock Shares will be listed on Nasdaq.

Q:
Do any executive officers or directors of NortonLifeLock have interests in the Merger or the issuance of shares of NortonLifeLock common stock to Avast shareholders that may be different from, or in addition to, those of other stockholders?

A:
NortonLifeLock’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of NortonLifeLock’s stockholders generally. The transaction does not constitute a “change in control” under any compensation or benefit plans, programs or arrangements of NortonLifeLock and NortonLifeLock’s directors and named executive officers are not entitled to any additional compensation or benefits that relate to or are contingent upon the transaction. However, NortonLifeLock’s directors and executive officers will continue to serve on the board of directors and as executive officers of the Combined Company, respectively. The members of the NortonLifeLock’s board of directors were aware of and considered these interests in evaluating and negotiating the Co-operation Agreement and approving the Merger and in determining to recommend to NortonLifeLock stockholders that they approve the Share Issuance Proposal and the Adjournment Proposal.
These interests are described in more detail in the section entitled “Information About the Merger — Interests of Certain NortonLifeLock Directors and Executive Officers in the Merger” beginning on page [•].
Q:
Do I need to attend the special meeting virtually?

A:
No. It is not necessary for you to attend the special meeting virtually in order to vote your shares. You may vote by mail, by telephone or through the Internet, as described in more detail below.

Q:
How many shares need to be represented at the special meeting?

A:
A quorum requires the presence, virtually or by proxy, of the holders of a majority of the shares of NortonLifeLock common stock entitled to vote at the special meeting, which, as of the Record Date, totals [•]shares. Abstentions will be counted in determining whether a quorum exists.

If you are a NortonLifeLock stockholder as of the close of business on the Record Date and you vote by mail, by telephone, through the Internet or virtually at the special meeting, you will be considered part of the quorum. If you are a “street name” holder of shares of NortonLifeLock capital stock and you provide your bank, broker, trust or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. If you are a “street name” holder of shares and you do not provide your bank, broker, trust or other nominee with voting instructions, then your shares will not be counted in determining the presence of a quorum.
All shares of NortonLifeLock capital stock held by holders that are present virtually, or represented by proxy, and entitled to vote at the special meeting, regardless of how such shares are voted or whether such holders have indicated on their proxy that they are abstaining from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the special meeting may be adjourned.
Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement and the Annexes attached to this proxy statement, please vote your shares of NortonLifeLock common stock in one of the ways described below as soon as possible. Each stockholder is entitled to cast one vote for each share of common stock owned as of the close of business on that Record Date. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your broker, bank or other nominee to vote your shares.

Q:
How do I vote if I am a stockholder of record?

A:
You may vote by:

•
submitting your proxy by completing, signing and dating each proxy card you receive and returning it by mail in the enclosed prepaid envelope;

•
submitting your proxy by using the telephone number printed on each proxy card you receive;

•
submitting your proxy through the Internet voting instructions printed on each proxy card you receive; or

•
by appearing virtually at the special meeting and voting by ballot.

If you are submitting your proxy by telephone or through the Internet, your voting instructions must be received by 8:59 p.m. Pacific Time on [•], 2021, the day before the special meeting.

Submitting your proxy by mail, by telephone or through the Internet will not prevent you from voting virtually at the special meeting. You are encouraged to submit a proxy by mail, by telephone or through the Internet even if you plan to attend the special meeting virtually to ensure that your shares of NortonLifeLock common stock are represented at the special meeting.
If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” the approval of the Share Issuance Proposal and the Adjournment Proposal.
Q:
If my shares are held for me by a bank, broker, trust or other nominee, will my bank, broker, trust or other nominee vote those shares for me with respect to the proposals?

A:
Under the Nasdaq rules, brokers who hold shares in a “street name” for a beneficial owner typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from the beneficial owner on how to vote. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that the Nasdaq rules do not deem “routine.” None of the NortonLifeLock proposals to be voted on at the special meeting are routine under the Nasdaq rules. Consequently, your bank, broker, trust or other nominee will NOT have the power to vote your shares of NortonLifeLock common stock at the special meeting unless you provide instructions to your bank, broker, trust or other nominee on how to vote on each NortonLifeLock proposal. You should instruct your bank, broker, trust or other nominee on how to vote your shares with respect to the NortonLifeLock proposals, using the instructions provided by your bank, broker, trust or other nominee. You may be able to vote by telephone or through the Internet if your bank, broker, trust or other nominee offers these options.

Q:
What if I fail to instruct my bank, broker, trust or other nominee how to vote?

A:
Your bank, broker, trust or other nominee will NOT be able to vote your shares of NortonLifeLock common stock unless you have properly instructed your bank, broker, trust or other nominee on how to vote.

Q:
What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a “proxy,” to vote shares of stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of NortonLifeLock common stock is called a “proxy card.” Our board of directors has designated Vincent Pilette, Natalie Derse, and Bryan Ko and each of them, with full power of substitution, as proxies for the special meeting.

Q:
If a stockholder gives a proxy, how are the shares voted?

A:
When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the special meeting in accordance with the instructions of the stockholder. If no specific instructions are given on properly-executed returned proxies, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in the proxy statement are properly presented at the special meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the special meeting is adjourned, the proxy holders can vote your shares on the new special meeting date as well, unless you have revoked your proxy instructions, as described below under “May I change my vote after I have mailed my proxy card or after I have submitted my proxy by telephone or through the Internet”?

Q:
What happens if I do not vote or return a proxy?

A:
A quorum will exist at the special meeting only if the holders of record of a majority of the shares of NortonLifeLock common stock entitled to vote at the special meeting are present virtually or by proxy. Your failure to vote on the proposals, by failing to either submit a proxy or attend the special meeting virtually if you are a stockholder of record, may result in the failure of a quorum to exist at the special meeting.

Q:
May I change my vote after I have mailed my proxy card or after I have submitted my proxy by telephone or through the Internet?

A:
Yes. You may revoke your proxy or change your vote at any time before it is voted at the special meeting. You may revoke your proxy by delivering a signed written notice of revocation stating that the proxy is revoked and bearing a date later than the date of the proxy to NortonLifeLock’s Corporate Secretary at 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281. You may also revoke your proxy or change your vote by submitting another proxy by telephone or through the Internet in accordance with the instructions on the enclosed proxy card. You may also submit a later-dated proxy card relating to the same shares of NortonLifeLock common stock. If you voted by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy or change your vote by telephone or through the Internet. Alternatively, your proxy may be revoked or changed by virtually attending the special meeting and voting virtually. However, simply virtually attending the special meeting without voting will not revoke or change your proxy. “Street name” holders of shares of NortonLifeLock common stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.

If you have instructed a bank, broker, trust or other nominee to vote your shares, you must follow the instructions received from your bank, broker, trust or other nominee to change your vote.
All properly submitted proxies received by NortonLifeLock before the special meeting that are not revoked or changed prior to being exercised at the special meeting will be voted at the special meeting in accordance with the instructions indicated on the proxies or, if no instructions were provided, “FOR” the Share Issuance Proposal and the Adjournment Proposal, if necessary.
Q:
What happens if I abstain?

A:
If you vote to abstain, whether by proxy or virtually at the special meeting, or if you instruct your broker, bank or other nominee to vote to abstain, your abstention will effectively be treated as a vote cast against the Share Issuance Proposal and the Adjournment Proposal. NortonLifeLock shares of common stock that are voted to abstain are treated as shares that are represented at the special meeting for purposes of determining whether a quorum exists.

Q:
Do I have appraisal or dissenters’ rights?

A:
No appraisal or dissenters’ rights are available to the holders of NortonLifeLock common stock in connection with the Merger.

Q:
Are any NortonLifeLock stockholders already committed to vote in favor of the share issuance proposal?

A:
NortonLifeLock currently expects NortonLifeLock’s directors and executive officers to vote their shares in favor of the Stock Issuance Proposal and the Adjournment Proposal, but none of NortonLifeLock’s directors or executive officers have entered into any agreement obligating them to do so. As of the Record Date, the directors and executive officers of NortonLifeLock held an aggregate of approximately [•]% of the shares of our common stock entitled to vote at the special meeting.

Q:
What happens if I sell my shares of NortonLifeLock common stock before the special meeting?

A:
The Record Date for NortonLifeLock common stockholders entitled to vote at the special meeting is earlier than the date of the special meeting. If you transfer your shares after the Record Date but before the special meeting, you will, unless special arrangements are made to confer the voting rights with respect to such shares to the transferee, retain your right to vote at the special meeting.

Q:
What are the conditions to completing the Merger?

A:
Part A of Appendix 1 to the Rule 2.7 Announcement (and, when published, the Scheme Document (as defined below)) sets out the conditions to consummating the Merger. The completion of the Merger will be conditioned upon, among other things:

•
The approval of the Scheme (as defined below) by a majority in number of Avast shareholders present (in person or by proxy) and voting at the Avast shareholder meeting to be convened pursuant to an order of the Court (the “Court Meeting”) to consider and vote on the Scheme, which majority represents at least 75% in value of the Avast Shares held by such Avast shareholders;

•
The passing of all resolutions necessary to approve and implement the Scheme by the requisite majority of Avast shareholders present (in person or by proxy) and voting at the general meeting of Avast shareholders (the “General Meeting”) or at any adjournment of that meeting;

•
The approval of the Share Issuance Proposal by NortonLifeLock’s stockholders;

•
The approval of the New NortonLifeLock Shares issued pursuant to the Share Issuance Proposal for listing on Nasdaq, subject to official notice of issuance;

•
The receipt or waiver of applicable antitrust and regulatory approvals, and

•
The sanction of the Scheme by the Court (with or without modification on terms agreed by Bidco and Avast) and the delivery of a copy of the order of the Court sanctioning the Scheme to the Registrar of Companies in England and Wales.

Q:
When is the Merger expected to be completed?

A:
Subject to the satisfaction or waiver of the closing conditions described in the section entitled “Information About the Merger — The Rule 2.7 Announcement and the Scheme of Arrangement — Conditions to the Merger” beginning on page [•], including the approval of the Share Issuance Proposal by NortonLifeLock common stockholders at the special meeting, the transaction is expected to be consummated in mid-2022. However, it is possible that factors outside the control of both companies could result in the Merger being completed at a later time or lapsing.

Q:
What happens if the Merger is not completed?

A:
If the Share Issuance Proposal is not approved by our stockholders or if the Merger is not completed for any other reason, the NortonLifeLock and Avast businesses will not be combined. Accordingly, Avast shareholders will not receive shares of NortonLifeLock common stock or cash. In certain circumstances NortonLifeLock may be required to pay Avast a break payment if the Merger is not completed. Please see the section entitled “Information About the Merger — The Co-operation Agreement — Break Payments” beginning on page [•]for further details.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive to ensure that all of your shares are counted.

Q:
What is “householding”?

A:
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card.
If you are a registered stockholder and wish to receive a separate proxy statement, we will provide these materials upon request. To receive a separate copy of the annual report and other proxy materials, you may write or call NortonLifeLock’s Investor Relations department at 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281, Attn: Investor Relations, telephone number (650) 527-8000. If you hold your shares beneficially and wish to receive a separate proxy statement, please contact your bank or broker.
Q:
Where can I find the voting results of the special meeting?

A:
NortonLifeLock intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports NortonLifeLock files with the SEC are publicly available when filed — see “Where You Can Find More Information” beginning on page [•] of this proxy statement.

Q:
Who will solicit and pay the cost of soliciting proxies?

A:
NortonLifeLock has retained D.F. King & Co., Inc., to assist in the solicitation process. NortonLifeLock will pay D.F. King & Co., Inc. a fee of approximately $[•], as well as reasonable and documented out-of-pocket expenses. NortonLifeLock has also agreed to indemnify D.F. King & Co., Inc. against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

Q:
Whom do I call if I have questions about the special meetings, the proposals or the other matters discussed in this proxy statement?

A:
If you have questions about the NortonLifeLock special meeting, the proposals or the other matters discussed in this proxy statement, or desire additional copies of this proxy statement or additional proxies, you may contact D.F. King & Co., Inc., toll-free at 1 (800) 591-8263 or collect at (212) 269-5550.

SUMMARY OF THE PROXY STATEMENT
This summary highlights selected information also contained elsewhere in this proxy statement related to the matters upon which you are being asked to vote and may not contain all of the information important to you. You should read this entire document, its annexes and the other documents to which this proxy statement refers you to fully understand the matters upon which you are being asked to vote. Each item in this summary refers to the page on which that subject is hereinafter discussed in more detail. Except as otherwise noted or where context otherwise requires, references in this proxy statement to “NortonLifeLock,” the “Company,” “we,” “us” and “our” refer to NortonLifeLock Inc., references to the “NortonLifeLock Group” refer to NortonLifeLock and its subsidiaries, references to “Bidco” refer to Nitro Bidco Limited, a wholly owned subsidiary of NortonLifeLock, references to “Avast” refer to Avast plc, references to the “Avast Group” refer to Avast and its subsidiaries and references to the “Combined Company” refer to the combined group of NortonLifeLock and Avast following the completion of the Merger (as defined below).
The Parties
NortonLifeLock Inc.
60 E. Rio Salado Parkway, Suite 1000
Tempe, Arizona 85281
Phone: (650) 527-8000
NortonLifeLock, a Delaware corporation, is a leading provider of consumer cyber safety solutions built around protecting and empowering people to live their digital lives safely. Founded in 1982 and headquartered in Tempe, Arizona, NortonLifeLock serves over 80 million users in more than 150 countries, including 23 million direct customers.
NortonLifeLock’s service offering is positioned across three key cyber safety pillars: Security, providing protection for PCs, Macs and mobile devices against malware, viruses, adware, ransomware and other online threats; Identity Protection, which includes monitoring, alerts and restoration services to protect the safety of customers; and Online Privacy, which provides enhanced security and online privacy through an encrypted data tunnel and other privacy monitoring services.
NortonLifeLock’s subscription-based cyber safety solutions are primarily sold direct-to-consumer through its NortonLifeLock and Avira websites, and indirectly through partner relationships with retailers, telecom service providers, hardware original equipment manufacturers (OEMs), and employee benefit providers. The acquisition of Avira in 2020 expanded NortonLifeLock’s go-to-market into the freemium channel.
The address of NortonLifeLock’s principal executive office is 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281 and its phone number is (650) 527-8000. NortonLifeLock’s stock is listed on Nasdaq under the symbol “NLOK.”
Nitro Bidco Limited
Bidco is a newly incorporated private limited company and a wholly-owned subsidiary of NortonLifeLock. Bidco has been formed at the direction of NortonLifeLock for the purposes of implementing the Merger. Bidco has not traded since its date of incorporation, nor has it entered into any obligations other than in connection with the Merger.
The address of Bidco’s principal executive office is c/o NortonLifeLock Inc., 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281 and its phone number is (650) 527-8000.
Avast plc
Avast is a leading global cybersecurity provider that is dedicated to keeping people safe and private online. Avast safeguards more than 435 million users worldwide, protecting their digital data, identity and privacy, with 1.5 billion attacks and over 200 million new files blocked each month on average in 2020.

Avast offers security software under the Avast and AVG brands, in the form of both free and paid-for products. Avast has customers in the vast majority of countries in the world.
The majority of Avast’s revenues are derived from the Avast Group’s consumer direct operations, which primarily involves up-selling paid antivirus software with advanced features to users of its free antivirus software, and cross-selling adjacent, non-antivirus paid products such as privacy enhancement and PC optimization tools.
Avast Shares are admitted to the premium listing segment of the Official List and to trading on the Main Market for listed securities of the London Stock Exchange. Avast is also a member of the FTSE 100 index. As of the close of trading on July 14, 2021, the last business day on which Avast Shares traded on the London Stock Exchange prior to the commencement of the Offer Period (as defined below) in relation to the Merger (the “Unaffected Date”), Avast had a market capitalization of approximately £5.2 billion.
The address of Avast’s principal executive office is [•] and its phone number is [•].
The Merger (page [•])
Reasons for the Merger (page [•])
In evaluating the Merger, including the issuance of the New NortonLifeLock Shares to shareholders of Avast in connection with the Merger, our board of directors consulted with NortonLifeLock’s senior management, outside legal counsel and its financial advisor. In recommending that NortonLifeLock’s stockholders vote in favor of the proposal to approve the issuance of New NortonLifeLock Shares to shareholders of Avast in connection with the Merger, our board of directors considered a number of factors that it believed supported its determination as further described in the section entitled “Information About the Merger — Reasons for the Merger.”
The Rule 2.7 Announcement and the Merger (page [•])
On August 10, 2021, NortonLifeLock issued an announcement (the “Rule 2.7 Announcement”) pursuant to Rule 2.7 of the UK City Code on Takeovers and Mergers (the “UK Takeover Code”), disclosing the terms on which the boards of directors of NortonLifeLock and Avast have agreed to the recommended merger of Avast with NortonLifeLock whereby Bidco will acquire the entire issued and to be issued ordinary share capital of Avast. Under the terms of the Merger, Avast shareholders will be entitled to receive for each Avast Share held, in respect of their entire holding of Avast Shares, $7.61 in cash and 0.0302 of a New NortonLifeLock Share (such option, the “Majority Cash Option”). As an alternative to the Majority Cash Option, Avast shareholders may elect, in respect of their entire holding of Avast Shares, to receive for each Avast Share held, $2.37 in cash and 0.1937 of a New NortonLifeLock Share (such option, the “Majority Stock Option”). Avast shareholders who do not positively elect to receive the Majority Stock Option will receive the Majority Cash Option. The Merger will be implemented by means of a court-sanctioned scheme of arrangement (the “Scheme”) under the UK Companies Act, the terms and conditions of which will be set out in a document setting out the particulars of the Scheme (the “Scheme Document”), which will be made available to Avast shareholders at or around the same time as the mailing of this proxy statement. The Scheme will lapse if the Merger is not completed before the Long Stop Date.
Conditions to the Merger (page [•])
The completion of the Merger is conditional upon, among other things:
•
The approval of the Scheme by a majority in number of Avast shareholders present (in person or by proxy) and voting at the Court Meeting to consider and vote on the Scheme, which majority represents at least 75% in value of the Avast Shares held by such Avast shareholders;

•
The passing of all resolutions necessary to approve and implement the Scheme by the requisite majority of Avast shareholders present (in person or by proxy) and voting at the General Meeting or at any adjournment of that meeting;

•
The approval of the Share Issuance Proposal by NortonLifeLock’s stockholders;

•
The approval of the New NortonLifeLock Shares issued pursuant to the Share Issuance Proposal for listing on Nasdaq, subject to official notice of issuance;

•
The receipt or waiver of applicable antitrust and regulatory approvals; and

•
The sanction of the Scheme by the Court (with or without modification on terms agreed by Bidco and Avast) and the delivery of a copy of the order of the Court sanctioning the Scheme to the Registrar of Companies in England and Wales.

The Co-operation Agreement (page [•])
On August 10, 2021, in connection with the Merger, NortonLifeLock entered into the Co-operation Agreement. Pursuant to the Co-operation Agreement, NortonLifeLock, Avast and Bidco agreed, among other things and subject to certain negotiated exceptions and standards, to use all reasonable endeavors to implement the Merger and to cooperate with each other in preparing required offering documents, including the Scheme Document, this proxy statement and the prospectus to be produced by NortonLifeLock and made available to Avast shareholders at the same time as the Scheme Document in respect of the New NortonLifeLock Shares (the “UK Prospectus”) and have given certain undertakings with respect to implementing the Merger.
Termination of the Co-operation Agreement (page [•])
The Co-operation Agreement contains certain customary termination rights, including, among others, and subject to certain conditions, (i) if the Avast board of directors withdraws or adversely modifies or qualifies its recommendation of the Merger (an “Avast Board Recommendation Change”), (ii) if a NortonLifeLock Board Recommendation Change (as defined below) occurs, (iii) if the Scheme is terminated, withdrawn or lapses (unless NortonLifeLock has elected to implement the Merger by way of a takeover offer, as defined in Section 974 of the UK Companies Act (a “Takeover Offer”) before such lapse, termination or withdrawal (an “Agreed Switch”)), (iv) if, prior to the Long Stop Date, a third party announces a firm intention to make an offer or revised offer for Avast which completes, becomes effective or is declared or becomes unconditional in all respects, (v) if the Scheme is not consummated by the Long Stop Date, (vi) if the Scheme is not approved by Avast shareholders at the Court Meeting and/or the relevant resolutions relating to the Scheme are not approved by the requisite majority of Avast shareholders at the General Meeting (other than in circumstances where NortonLifeLock has elected to implement the Merger by way of a Takeover Offer pursuant to an Agreed Switch) or (vii) if the requisite approval of the Share Issuance Proposal by the NortonLifeLock stockholders is not obtained at the special meeting.
Break Payments (page [•])
The Co-operation Agreement also provides that, subject to certain exceptions, (i) if either (a) a NortonLifeLock Board Recommendation Change has occurred or (b) the NortonLifeLock special meeting has not occurred prior to the Long Stop Date in breach of NortonLifeLock’s obligations under the Co-operation Agreement, NortonLifeLock will pay Avast a fee of $300,000,000, (ii) if either (a) Bidco and/or NortonLifeLock invokes (and is permitted by the Panel to invoke) any condition relating to the receipt or waiver of any applicable antitrust approvals or clearances in the United States, the United Kingdom, Germany and Spain (and/or, upon referral, approval from the European Commission), Australia and New Zealand or any condition relating to the receipt or waiver of applicable foreign investment approvals in the United States, Germany, the Czech Republic, Romania and, if in force and applicable, any such approvals required in the United Kingdom and the Netherlands (each such approval or clearance, a “Regulatory Condition”) so as to cause the Merger to lapse, to be withdrawn, or not to proceed; or (b) a Regulatory Condition has not been satisfied or waived by Bidco and/or NortonLifeLock as at the Long Stop Date, NortonLifeLock will pay Avast a fee of $200,000,000 or (iii) if NortonLifeLock stockholders do not approve the issuance of the New NortonLifeLock Shares in connection with the Merger and there has been no NortonLifeLock Board Recommendation Change, NortonLifeLock will pay Avast a fee of $100,000,000.

Irrevocable Undertakings (page [•])
NortonLifeLock and Bidco have received irrevocable undertakings from each director of Avast who holds Avast Shares (in relation to beneficial holdings) and the Vlček Family Foundation (a Czech foundation associated with Ondrej Vlček, Avast’s Chief Executive Officer) (collectively, the “Supporting Shareholders”) to support the Merger. Pursuant to such undertakings, subject to certain limited exceptions, the Supporting Shareholders have agreed to vote, or procure the vote of, their entire beneficial holdings of Avast Shares in favor of the Scheme at the Court Meeting and the General Meeting or, if the Merger is implemented by way of a Takeover Offer, the Supporting Shareholders have agreed that they will accept such Takeover Offer. As of the close of business on August 9, 2021, the Supporting Shareholders beneficially owned approximately 36.93% of the existing issued ordinary share capital of Avast. In addition, pursuant to the undertakings and subject to certain exceptions therein, each of the directors of Avast who hold Avast Shares, representing in aggregate approximately 35.96% of the existing issued ordinary share capital of Avast as of the close of business on August 9, 2021, has undertaken to elect the Majority Stock Option in respect of their entire beneficial holdings of Avast Shares.
Financing (page [•])
NortonLifeLock has obtained a binding commitment pursuant to that certain Commitment Letter, dated as of August 10, 2021 (as amended and restated by that certain Amended and Restated Commitment Letter, dated as of September 1, 2021, the “Commitment Letter”), and that certain Interim Facilities Agreement, dated as of August 10, 2021 (as amended and restated by that certain Amendment and Restatement Agreement, dated as of September 1, 2021, the “Interim Facilities Agreement”), from, among others, Bank of America, N.A., BofA Securities, Inc., Wells Fargo Securities, LLC and Wells Fargo Bank, N.A. to provide (i) a $3,600 million term loan B facility, (ii) a $750 million term loan A1 facility and a $3,500 million term loan A2 facility and (iii) a $1,500 million revolving facility (collectively, the “Facilities”). The availability of the borrowings under the Commitment Letter (or if the commitments under the Commitment Letter are not funded on the closing date of the Merger, the Interim Facilities Agreement) are subject to the satisfaction of certain customary conditions for the financing of an acquisition of a public company formed under the laws of England and Wales.
Regulatory Matters (see page [•])
We cannot complete the Merger unless we obtain all required antitrust and regulatory approvals. NortonLifeLock has agreed, subject to certain exceptions, to use all reasonable endeavors in order to obtain the antitrust and regulatory clearances necessary for the Merger. These antitrust and regulatory clearances include:
•
the receipt or waiver of applicable antitrust approvals or clearances in the United States, the United Kingdom, Germany and Spain (and/or, upon referral, approval from the European Commission), Australia and New Zealand;

•
a written notification from the Committee on Foreign Investment in the United States (“CFIUS”) that it has completed action under section 721 of the United States Defense Production Act of 1950 (the “DPA”) or, if CFIUS has sent a report to the President of the United States, that the President has announced a decision not to take action or has not taken action after fifteen days from the end of the investigation period; and

•
the receipt or waiver of applicable foreign investment approvals in Germany, the Czech Republic, Romania and, if in force and applicable, any such approvals required in the United Kingdom and the Netherlands.

Special Meeting of NortonLifeLock Stockholders (page [•])
Date and Time (page [•])
The special meeting will be held at [•](Pacific Time) on [•], 2021, or at any adjournment or postponement thereof. The special meeting will be completely virtual and conducted via live webcast. You will be able to attend the special meeting online and submit your questions prior to or during the special meeting by visiting [•]. You will also be able to vote your shares electronically at the special meeting. Hosting a virtual special meeting enables increased stockholder attendance and participation since stockholders can participate from any location around the world. In addition, the online format will allow us to communicate more effectively with you via a pre-meeting forum that you can enter by visiting [•] and submit questions in advance of the special meeting.
Purpose (page [•])
You will be asked to consider and vote upon the approval of the issuance of the shares of New NortonLifeLock Shares to Avast shareholders as consideration in the Merger (which we refer to as the “Share Issuance Proposal”) and a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal (which we refer to as the “Adjournment Proposal”).
Record Date (page [•])
Only holders of record of NortonLifeLock common stock as of the close of business on [•], the Record Date for the special meeting, are entitled to notice of, and to vote at the special meeting, or any adjournment or postponement of the special meeting. Each stockholder is entitled to cast one vote for each share of common stock owned as of the close of business on that Record Date.
Quorum (page [•])
A quorum is necessary to hold a valid meeting. A quorum will exist at the special meeting with respect to each matter to be considered at the special meeting if the holders of a majority of the shares of NortonLifeLock common stock entitled to vote at the special meeting as of the Record Date are present virtually or by proxy.
Voting of Proxies (page [•])
If you are a record holder of shares of common stock of NortonLifeLock, you may submit your proxy by telephone, via the Internet or by signing, dating and mailing your proxy card as instructed on page [•] of this proxy statement and on your proxy card. You may also vote by virtually attending the special meeting, or by sending a personal representative to the special meeting with an appropriate proxy, in order to vote.
If you are a “street name” holder of NortonLifeLock Shares and you provide your bank, broker, trust or other nominee with voting instructions on at least one of the proposals brought before the special meeting, then your shares will be counted in determining the presence of a quorum. The proposals for consideration at the special meeting are considered “non-routine” matters, and, therefore, no broker has discretion to vote on any of the proposals to be considered at the special meeting without voting instructions from the beneficial owner of the shares. If you are a “street name” holder of shares and you do not provide your bank, broker, trust or other nominee with voting instructions, then your shares will not be counted in determining the presence of a quorum.
Under the Nasdaq rules, brokers who hold shares in a “street name” for a beneficial owner typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from the beneficial owner on how to vote. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that Nasdaq does not deem “routine.” None of the proposals to be voted on at the special meeting are routine under the Nasdaq rules. Consequently, your bank, broker, trust or other nominee will NOT have the power to vote your NortonLifeLock Shares at the special meeting unless you provide instructions to your bank, broker, trust or other nominee on how to vote on each NortonLifeLock proposal. You should instruct your bank, broker, trust or other nominee on how to vote your shares with respect to the NortonLifeLock proposals, using the instructions provided by your bank, broker, trust or other nominee. You may be able to vote by telephone or through the Internet if your bank, broker, trust or other nominee offers these options.

Vote Required (page [•])
Each of the Share Issuance Proposal and the Adjournment Proposal require the affirmative vote of the holders of a majority of the aggregate NortonLifeLock Shares represented virtually or by proxy and entitled to vote on such proposal at the special meeting. Failures to vote and broker non-votes, if any, will have no effect on the Share Issuance Proposal or the Adjournment Proposal. Votes to abstain will have the effect of a vote “against” the Share Issuance Proposal and the Adjournment Proposal. Approval of the Share Issuance Proposal is required to complete the Merger.
Common Stock Ownership of Directors and Executive Officers (page [•])
As of the Record Date, the directors and executive officers of NortonLifeLock held an aggregate of approximately [•]% of the shares of our common stock entitled to vote at the special meeting. NortonLifeLock currently expects NortonLifeLock’s directors and executive officers to vote their shares in favor of the Stock Issuance Proposal and the Adjournment Proposal, but none of NortonLifeLock’s directors or executive officers have entered into any agreement obligating them to do so.
Recommendation of the NortonLifeLock Board of Directors (page [•])
Based on the reasons for the recommendations discussed below in the section entitled “Information About the Merger — Reasons for the Merger,” the members of the board of directors of NortonLifeLock determined that the Merger and the other matters contemplated by the Rule 2.7 Announcement and the Co-operation Agreement are fair to and in the best interests of NortonLifeLock and its stockholders and have authorized and approved the issuance of the New NortonLifeLock Shares to Avast shareholders in connection with the Merger. The NortonLifeLock board of directors unanimously recommends that NortonLifeLock stockholders vote “FOR” the Share Issuance Proposal and “FOR” the Adjournment Proposal.
Directors and Officers of NortonLifeLock Following the Merger (page [•])
Following completion of the Merger, it is intended that Avast’s Chief Executive Officer, Ondrej Vlcek, will join NortonLifeLock as President and become a member of the NortonLifeLock board of directors. In addition, Pavel Baudiš, a co-founder of Avast and current member of the Avast board of directors, is expected to join the NortonLifeLock board of directors as an independent director.
It is intended that, upon completion of the Merger, each of the non-executive members of the Avast board of directors will resign as directors of Avast.
Following completion of the Merger, it is also intended that Vincent Pilette, the Chief Executive Officer of NortonLifeLock, will be the Chief Executive Officer of the Combined Company, and Natalie Derse, the Chief Financial Officer of NortonLifeLock, will be the Chief Financial Officer of the Combined Company.
Opinion of Evercore - Financial Advisor to NortonLifeLock (page [•])
Evercore Group L.L.C. (“Evercore”) was retained by NortonLifeLock to act as its financial advisor and to render a fairness opinion in connection with the Merger. At a meeting of the NortonLifeLock board of directors held to evaluate the Merger on August 10, 2021, Evercore rendered its oral opinion, which was subsequently confirmed in writing, to the NortonLifeLock board of directors to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, factors considered, and qualifications and limitations on the scope of the review undertaken by Evercore as set forth in its written opinion, the consideration to be paid by NortonLifeLock pursuant to the Merger documents was fair, from a financial point of view, to NortonLifeLock.
The full text of Evercore’s written opinion to the NortonLifeLock board of directors, dated August 10, 2021, is attached as Annex C to this proxy statement and is incorporated herein by reference in its entirety. NortonLifeLock stockholders should read the opinion in its entirety for a discussion of the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Evercore in rendering its opinion. This summary is qualified in its entirety by reference to the full text of such opinion.

Evercore’s opinion was directed to the NortonLifeLock board of directors and addressed only the fairness, from a financial point of view, to NortonLifeLock, as of the date of the opinion, of the consideration to be paid by NortonLifeLock pursuant to the Merger documents. Evercore’s opinion did not address any other aspects of the Merger and did not and does not constitute a recommendation to the NortonLifeLock board of directors or to any other persons in respect of the Merger, including as to how any holder of NortonLifeLock shares should vote or act in respect of the Merger.
Evercore was not asked to, nor did Evercore express any view on, and Evercore’s opinion did not address, any other term or aspect of the Merger documents or the Merger, including, without limitation, the structure or form of the Merger, or any term, aspect or undertaking of any other agreement or instrument contemplated by the Co-operation Agreement or entered into or amended in connection with the Co-operation Agreement. Evercore assumed that any modification to the structure of the Merger would not vary in any respect material to Evercore’s analysis. Evercore’s opinion did not address the relative merits of the Merger as compared to other business or financial strategies that might be available to NortonLifeLock, nor did it address the underlying business decision of NortonLifeLock to engage in the Merger. We encourage you to read Evercore’s opinion carefully and in its entirety. The summary of the Evercore opinion set forth herein is qualified in its entirety by reference to the full text of the opinion attached as Annex C to this proxy statement.
Interests of Certain NortonLifeLock Directors and Executive Officers in the Merger (page [•]).
NortonLifeLock’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of NortonLifeLock’s stockholders generally. The Merger does not constitute a “change in control” under any compensation or benefit plans, programs or arrangements of NortonLifeLock and NortonLifeLock’s directors and named executive officers are not entitled to any additional compensation or benefits that relate to or are contingent upon the Merger. However, NortonLifeLock’s directors and executive officers will continue to serve on the board of directors of directors and as executive officers of the Combined Company, respectively. The members of the NortonLifeLock’s board of directors of directors were aware of and considered these interests in evaluating and negotiating the Co-operation Agreement and approving the Merger and in determining to recommend to NortonLifeLock stockholders that they adopt the Co-operation Agreement.
These interests are described in more detail in the section entitled “Information About the Merger — Interests of Certain NortonLifeLock Directors and Executive Officers in the Merger” beginning on page [•].
United States Federal Income Tax (page [•])
Our stockholders will not realize gain or loss in connection with the Merger with respect to their NortonLifeLock Shares for United States federal income tax purposes.
No Appraisal or Dissenters’ Rights (page [•])
No appraisal or dissenters’ rights are available to the holders of NortonLifeLock common stock in connection with the Merger.
Impact of the Share Issuance Proposal on our Existing Stockholders (page [•])
If the Share Issuance Proposal is approved and the share issuance is implemented, the share issuance will dilute the ownership and voting interests of our existing stockholders. Avast shareholders will be entitled to receive for each Avast Share held, in respect of their entire holding of Avast Shares, $7.61 in cash and 0.0302 of a New NortonLifeLock Share (such option, the “Majority Cash Option”). As an alternative to the Majority Cash Option, Avast shareholders may elect, in respect of their entire holding of Avast Shares, to receive for each Avast Share held, $2.37 in cash and 0.1937 of a New NortonLifeLock Share (such option, the “Majority Stock Option”). Upon completion of the Merger, and subject to the elections made by Avast shareholders, Avast shareholders will own between approximately 14% (if all Avast shareholders, other than the Avast directors who hold Avast Shares, receive the

Majority Cash Option) and approximately 26% (if all Avast shareholders elect for the Majority Stock Option) of the Combined Company.
Depending on the level of elections made by Avast shareholders for the Majority Stock Option, and subject to market conditions and other capital requirements, the Company intends to implement an incremental share buyback program over time following completion of the Merger (the “Post-Merger Buyback”). If all Avast shareholders elect for the Majority Stock Option, the Company expects that the amount of the Post-Merger Buyback program, if implemented, would be up to approximately $3 billion. However, this amount would be reduced by the amount of any incremental cash consideration payable to Avast shareholders who receive the Majority Cash Option. The Post-Merger Buyback is incremental to Nortonlifelock’s current share buyback program of approximately $1.8 billion, enabling a total potential buyback program of up to approximately $4.8 billion.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
This proxy statement and the documents to which NortonLifeLock refers you to in this proxy statement, as well as oral statements made or to be made by NortonLifeLock, include forward-looking statements, which are subject to safe harbors under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include references to our ability to utilize our deferred tax assets, as well as statements including words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “goal,” “intent,” “momentum,” “projects,” and similar expressions. In addition, other characterizations of future events or circumstances that are forward-looking statements include:
•
projections of our future financial performance;

•
anticipated growth and trends in our businesses and in our industries;

•
the risk that the Merger is not completed on a timely basis or at all;

•
the ability to integrate Avast into our business successfully and the amount of time and expense spent and incurred in connection with the integration;

•
the risk that we or Avast may be unable to obtain antitrust or other regulatory approvals required for the Merger, or that required antitrust or other regulatory approvals may delay the Merger or result in the need to take curative actions or the imposition of conditions that could adversely affect the operations of the Combined Company or cause the parties to abandon the Merger;

•
the risk that the economic benefits and other synergies that we anticipate as a result of the Merger are not fully realized or take longer to realize than expected;

•
adverse effects on the market price of our common stock and on our operating results because of a failure to complete the Merger;

•
the outcome or impact of pending litigation, claims or disputes;

•
plans for and anticipated benefits of our solutions;

•
matters arising out of the ongoing SEC investigation;

•
the impact of the COVID-19 pandemic on our business operations and target markets; and

•
other risks and uncertainties indicated in this proxy statement, including those set forth in the section entitled “Risk Factors,” beginning on page [•].

Forward-looking statements are only predictions, based on our current expectations about future events and may not prove to be accurate. We do not undertake any obligation to update any forward-looking statements to reflect events occurring or circumstances arising after the date of this report. Forward-looking statements involve risks and uncertainties, and our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements on the basis of several factors.
For further discussion of these and other risks, contingencies and uncertainties applicable to NortonLifeLock, see the section entitled “Risk Factors” beginning on page [•] and in NortonLifeLock’s other filings with the SEC incorporated by reference into this proxy statement. See also the section entitled “Where You Can Find Additional Information” beginning on page [•] for more information about the SEC filings incorporated by reference into this proxy statement.

RISK FACTORS
In deciding whether to vote in favor of the Share Issuance Proposal, you are urged to carefully consider all of the information included or incorporated by reference in this proxy statement, which is listed in the section entitled “Where You Can Find Additional Information” beginning on page [•]. You should also read and consider the risks associated with the Merger and each of the businesses of NortonLifeLock (“our” or “we”) and Avast because these risks will affect the Combined Company.
Risks Related to the Merger
NortonLifeLock may fail to consummate the Merger or may not consummate it on the terms described herein.
It is currently anticipated that the Merger will be consummated in mid-2022. Completion of the Merger is subject to, among other things, the receipt of applicable shareholder approvals by each of Avast’s shareholders and NortonLifeLock’s shareholders, regulatory approvals and other customary closing conditions for the acquisition of a UK public company. As a result, the possible timing and likelihood of completion are uncertain, and, accordingly, there can be no assurance that the Merger will be completed on the expected terms, on the anticipated schedule or at all.
The NortonLifeLock Group may fail to realize the anticipated benefits and operating synergies expected from the Merger, which could adversely affect its business, financial condition and operating results.
The success of the Merger will depend, in significant part, on our ability to successfully integrate the Avast Group, grow the revenue of the Combined Company and realize the anticipated strategic benefits and synergies from the combination. We believe that the addition of the Avast Group represents an attractive opportunity to create a new, industry leading consumer cyber safety business, leveraging the established brands, technical expertise and innovation of both groups to deliver substantial benefits to consumers, shareholders and other stakeholders. Achieving these goals requires growth of the revenue of the Combined Company and realization of the targeted synergies expected from the Merger. This growth and the anticipated benefits of the transaction may not be realized fully or at all, or may take longer to realize than we expect. Actual operating, technological, strategic and revenue opportunities, if achieved at all, may be less significant than we expect or may take longer to achieve than anticipated. If we are not able to achieve these objectives and realize the anticipated benefits and synergies expected from the Merger within a reasonable time, our business, financial condition and operating results may be adversely affected.
The Merger will result in significant integration costs and any material delays or unanticipated additional expenses may harm our business, financial condition and results of operations.
The complexity and magnitude of the integration effort associated with the Merger are significant and require that we fund significant capital and operating expenses to support the integration of the combined operations. Such expenses have included significant transaction, consulting and third party service fees. We have incurred and expect to continue to incur additional operating expenses as we build up internal resources or engage third party providers while we integrate the Combined Company following the Merger. In addition to these transition costs, we have incurred and expect to continue to incur increased expenses relating to, among other things, restructuring. Any material delays, difficulties or unanticipated additional expenses associated with integration activities may harm our business, financial conditions and results of operations.
We may not be able to integrate the Avast Group into the Combined Company successfully.
Our Merger with the Avast Group involves the integration of two businesses that previously operated independently. The integration of the departments, systems, business units, operating procedures and information technologies of the two businesses will present a significant challenge to management. There can be no assurance that we will be able to integrate and manage these operations effectively. The failure to successfully integrate the two businesses in a timely manner, or at all, could have an adverse effect on our business, financial condition and results of operations. The difficulties of combining the NortonLifeLock Group with the Avast Group include:
•
the necessity of coordinating geographically separated organizations;

•
implementing common systems and controls;

•
integrating personnel with diverse business backgrounds;

•
the challenges in developing new products and services that optimize the assets and resources of the two businesses;

•
integrating the businesses’ technology and products;

•
combining different corporate cultures;

•
unanticipated expenses related to integration, including technical and operational integration;

•
increased fixed costs and unanticipated liabilities that may affect operating results;

•
retaining key employees; and

•
retaining and maintaining relationships with existing customers, distributors and other partners.

Also, the process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or both of us and the Avast Group. The diversion of management’s attention and any delays or difficulties encountered in connection with the integration of the operations could have an adverse effect on our business, financial condition and results of operations.
The Merger may expose us to significant unanticipated liabilities that could adversely affect our business, financial condition and results of operations.
The Merger with the Avast Group may expose us to significant unanticipated liabilities relating to the operation of the Combined Company. These liabilities could include employment or severance-related obligations under applicable law or other benefits arrangements, legal claims, warranty or similar liabilities to customers, and claims by or amounts owed to vendors. Particularly in international jurisdictions, our Merger of Avast, or our decision to independently enter new international markets where the Avast Group previously conducted business, could also expose us to tax liabilities and other amounts owed by the Avast Group. The incurrence of such unforeseen or unanticipated liabilities, should they be significant, could have a material adverse effect on our business, financial condition and results of operations.
The additional scale of the Avast Group’s operations, together with the complexity of the integration effort, including changes to or implementation of critical information technology systems, may adversely affect our ability to report our financial results on a timely basis. In addition, we will have to train new employees and third party providers, and assume operations in jurisdictions where we have not previously had operations. We expect that the Merger may necessitate significant modifications to our internal control systems, processes and information systems, both on a transition basis and over the longer-term as we fully integrate the Combined Company. Due to the complexity of the Merger, we cannot be certain that changes to our internal control over financial reporting will be effective for any period, or on an ongoing basis. If we are unable to accurately report our financial results in a timely manner, or are unable to assert that our internal controls over financial reporting are effective, our business, financial condition and results of operations and the market perception thereof may be materially adversely affected.
Certain of Avast’s agreements may contain change of control provisions which, if not waived, would have material adverse effects on the Combined Company.
Agreements with change of control provisions typically provide for or permit the termination of the agreement upon the occurrence of a change of control of one of the parties which can be waived by the relevant counterparties. There can be no assurance that such consent will be obtained at all or on favorable terms, and as of the date of this document no such waivers have been sought or obtained. The inability to obtain waivers from more than one relevant counterparty could have a material adverse effect on the Combined Company.
NortonLifeLock will be subject to certain contractual restrictions while the Merger is pending.
The Co-operation Agreement restricts NortonLifeLock from making certain divestitures, repurchasing securities outside of existing equity award programs and in connection with its current convertible notes, making distributions other than the Agreed NortonLifeLock Dividends (as defined below) and taking other specified actions until the earlier of the completion of the Merger or the termination of the Co-operation Agreement without the consent Avast (not to be unreasonably withheld, conditioned or delayed). These restrictions, although limited in scope, could impact NortonLifeLock’s operations and actions. Adverse effects arising from the pendency of the Merger could therefore be exacerbated by any delays in consummation of the Merger.
The unaudited pro forma financial information included in the proxy statement may not be an indication of the Combined Company’s financial condition or results of operations following the transaction.
The unaudited pro forma financial information contained in the proxy statement is intended to illustrate the effect of the proposed Merger. The pro forma financial statements have been derived from (i) the unaudited consolidated financial statements for the three months ended July 2, 2021 and the audited consolidated financial statements of NortonLifeLock for the year ended April 2, 2021, which have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and are incorporated by reference into the proxy statement and (ii) the unaudited consolidated financial statements for the six months ended June 30, 2021 and the audited consolidated financial statements of Avast for the year ended December 31, 2020, which have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), each of which is included elsewhere in this proxy statement. For the purposes of the preparation of the pro forma financial information, the operational results of Avast for the three months ended June 30, 2021 have been derived from the unaudited consolidated financial statements for the six months ended June 30, 2021.The financial information from these Avast consolidated financial statements has been converted to U.S. GAAP, restated using NortonLifeLock’s accounting policies for the purposes of presentation in the unaudited pro forma financial information. The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the Merger and related transactions, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing effect on the combined results of NortonLifeLock and Avast. The information upon which these adjustments and assumptions has been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the pro forma financial information does not reflect all costs that are expected to be incurred by the Combined Company in connection with the transaction. For these and other reasons, the actual business, financial condition and results of operations of the Combined Company following the transaction may not be consistent with, or evident from, this pro forma financial information.
The assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the Combined Company’s business, financial condition or results of operations following the transaction. Any decline or potential decline in the Combined Company’s business, financial condition or results of operations may cause significant variations in NortonLifeLock’s share price.
Stockholders in the Combined Company will be more exposed to currency exchange rate fluctuations as, following completion of the Merger, there will be an increased proportion of assets, liabilities and earnings denominated in foreign currencies.
As a result of the Merger, the financial results of the Combined Company will be more exposed to currency exchange rate fluctuations and an increased proportion of assets, liabilities and earnings will be denominated in non-U.S. Dollar currencies. The Combined Company will present its financial statements in U.S. Dollars and will have a significant proportion of net assets and income in non-U.S. Dollar currencies. The Combined Company’s financial condition and results of operation will therefore be sensitive to movements in foreign exchange rates. A depreciation of non-U.S. Dollar currencies relative to the U.S. Dollar could have an adverse impact on the Combined Company’s financial results.
Antitrust laws restrict NortonLifeLock’s ability to coordinate with Avast on certain matters.
To the extent that Avast needs to renegotiate any material commercial contracts before completion of the Merger, antitrust laws prevent NortonLifeLock from coordinating with Avast regarding such renegotiations and, while Avast will negotiate in its shareholders’ best interests, factors outside of Avast’s control may cause such renegotiations to result in a negative impact to Avast’s business or our view of the business of the Combined Company.
The Merger is subject to various closing conditions, including governmental, regulatory and shareholder approvals, as well as other uncertainties, and there can be no assurances as to whether or when it may be completed. Failure to consummate the Merger could negatively impact our stock price and our future business and financial results.
The consummation of the Merger is subject to certain conditions. A number of the conditions are not within our control, and it is possible that such conditions may prevent, delay or otherwise materially adversely affect the completion of the Merger. These conditions include, among other things: (i) the approval of the Scheme by the Avast shareholders at the Court Meeting and the General Meeting, (ii) the approval of the Share Issuance Proposal, (iii) the receipt of applicable antitrust and regulatory approvals, (iv) the sanction of the Scheme by the Court and (v) Nasdaq having authorized the listing of the New NortonLifeLock Shares.
No assurance can be given that all of the conditions to the Merger will be satisfied, or if they are, as to the timing of such satisfaction. If the conditions to the Merger are not satisfied, then the Merger may not be consummated. If the Merger does not receive, or timely receive, the required approvals and clearances, or if another event occurs that delays or prevents the Merger, such delay or failure to complete the Merger and the Merger process may cause uncertainty or other negative consequences that may materially and adversely affect our business, financial condition and results of operations and, to the extent that the current price of our shares reflects an assumption that the Merger will be completed, the price per share of NortonLifeLock could be negatively impacted.
The Merger is subject to the receipt of governmental and regulatory approvals that may impose conditions that could have an adverse effect on the NortonLifeLock Group or, if not obtained, could prevent consummation of the Merger.
Consummation of the Merger is conditioned upon the receipt of certain governmental approvals and/or the expiration of regulatory waiting periods. There can be no assurance that these approvals will be obtained. In addition, the governmental authorities from which the regulatory approvals are required may impose conditions on the consummation of the Merger or require changes to the terms of the Merger or agreements to be entered into in connection with the Merger. Such conditions or changes and the process of obtaining regulatory approvals could have the effect of delaying or impeding consummation of the Merger or of imposing additional costs or limitations on the NortonLifeLock Group following consummation of the Merger, any of which might have an adverse effect on the NortonLifeLock Group’s business, financial condition and results of operations.
In certain circumstances, NortonLifeLock may not be able to invoke a condition to the Merger so as to terminate the Merger, which could reduce the value of NortonLifeLock’s common stock.
The City Code provides that certain conditions may only be invoked where the circumstances underlying the failure of the condition are of material significance to NortonLifeLock in the context of the Merger. Therefore, with the exceptions of conditions relating to: (1) the approval of the Scheme by Avast shareholders and the Court; (2) the sanction of the Scheme by the Court; (3) the approval of the New NortonLifeLock Shares by its shareholders; and/or (4) the listing of New NortonLifeLock Shares on Nasdaq, NortonLifeLock will be required to obtain the consent of the Panel to invoke a condition which would cause the Merger not to proceed, to lapse or to be withdrawn. The Panel will normally only give such consent if the circumstances giving rise to the right to invoke a condition to the Merger are of material significance to NortonLifeLock in the context of the Merger, which would be judged by reference to the facts at the time that the relevant circumstances arise.
If, for example, a material adverse change affecting Avast occurs and the Panel does not allow NortonLifeLock to invoke a condition to cause the Merger not to proceed, the market price of NortonLifeLock’s common stock may decline or NortonLifeLock’s business or financial condition may be materially adversely affected. As a result, the value of the New NortonLifeLock Shares received by Avast shareholders may be reduced and/or NortonLifeLock’s business or financial condition may be adversely affected after the Merger.
The City Code may limit NortonLifeLock’s ability to cause Avast to consummate the Merger and may otherwise limit the relief NortonLifeLock may obtain if the Avast directors withdraw their support of the Scheme.
The City Code limits the contractual commitments that could be obtained from Avast to take actions in furtherance of the Merger, and the Avast directors may, if their fiduciary and other directors’ duties so require, withdraw their recommendation in support for the Scheme, and withdraw the Scheme itself, at any time before the Court Meeting. The City Code does not permit Avast to pay any break fee if it does so, nor can it be subject to any restrictions on soliciting or negotiating other offers or transactions involving Avast other than restrictions against undertaking actions or entering into agreements which are similar to or have a similar effect to “poison pills” which might frustrate the Merger. However, NortonLifeLock may be required to pay a Break Payment of up to $300 million under the Co-operation Agreement.
Avast currently is not subject to the internal controls and other compliance obligations of the U.S. securities laws, and NortonLifeLock may not be able to timely and effectively implement controls and procedures over Avast operations as required under the U.S. securities laws.
Avast currently is not subject to the information and reporting requirements of the Exchange Act and other U.S. federal securities laws, including the compliance obligations relating to, among other things, the maintenance of a system of internal controls as contemplated by the Exchange Act. Subsequent to the completion of the Merger, NortonLifeLock will need to timely and effectively implement the internal controls necessary to satisfy those requirements, which require annual management assessments of the effectiveness of internal control over financial reporting and a report by an independent registered public accounting firm addressing these assessments. NortonLifeLock intends to take appropriate measures to establish or implement an internal control environment at Avast aimed at successfully fulfilling these requirements. However, it is possible that NortonLifeLock may experience delays in implementing or be unable to implement the required internal financial reporting controls and procedures, which could result in enforcement actions, the assessment of penalties and civil suits, failure to meet reporting obligations and other material and adverse events that could have a negative effect on the market price for NortonLifeLock’s Shares.
Following completion of the Merger, the NortonLifeLock Group’s international operations will be subject to the laws and regulations of the United States and many foreign countries. Failure to comply with these laws may affect our ability to conduct business in certain countries and may affect our financial performance.
The NortonLifeLock Group and the Avast Group are, and, following completion of the Merger, will be, subject to a variety of laws regarding its international operations, including the U.S. Foreign Corrupt Practices Act, the UK Bribery Act and regulations issued by U.S. Customs and Border Protection, the U.S. Bureau of Industry and Security, and the regulations of various foreign governmental and regulatory agencies. NortonLifeLock cannot predict the nature, scope or effect of future regulatory requirements to which its international operations might be subject or the manner in which existing laws might be administered or interpreted. In addition, actual or alleged violations of these laws could result in enforcement actions and financial penalties that could result in substantial costs. The occurrence of any of the foregoing could have a material and adverse effect on NortonLifeLock’s business, financial condition and results of operations.
Future changes to U.S. and non-U.S. tax laws could adversely affect the effective tax rate of the Combined Company.
The effective tax rate of the Combined Company could be adversely affected by several factors, many of which are outside of our control, including:
•
Changes to the U.S. federal income tax laws affecting the taxation of business entities under the new Biden Administration, including the potential for an increase in the corporate income tax rate, the potential for an increase in the tax rate applicable to the global intangible low-taxed income and elimination of certain exemptions with respect thereto, and the imposition of minimum taxes or surtaxes on certain types of income;

•
Changes to other tax laws, regulations, and interpretations in multiple jurisdictions in which NortonLifeLock and its affiliates do business, including actions resulting from the Organisation for Economic Co-operation and Development’s base erosion and profit shifting project (including situations where payments are made between affiliates from a jurisdiction with high tax rates to a jurisdiction with lower tax rates), proposed actions by international bodies such as digital services taxation, as well as the requirements of certain tax rulings;

•
Changes in the relative proportions of revenues and income before taxes in the various jurisdictions in which NortonLifeLock and its affiliates do business that have differing statutory tax rates;

•
The tax effects of significant infrequently occurring events that may cause fluctuations between reporting periods;

•
Tax assessments, or any related tax interest or penalties, that could significantly affect our income tax expense for the period in which the settlements take place; and

•
Taxes arising in connection to changes in our workforce, corporate entity structure or operations as they relate to tax incentives and tax rates.

The tax laws in the United States, the UK and other countries in which NortonLifeLock and its affiliates do business could change on a prospective or retroactive basis, and any such changes could adversely affect NortonLifeLock and its affiliates (including NortonLifeLock and its affiliates after the Merger).
The likelihood of any changes to U.S. and non-U.S. tax law being enacted or implemented is unclear. The NortonLifeLock Group is currently unable to predict whether such changes will occur or in what form and, if so, the ultimate impact on the effective tax rate of NortonLifeLock Group’s business or, following the Merger, the business of the Combined Company. The NortonLifeLock Group and the Avast Group are and, after the Merger, the Combined Company will be, dependent on key management personnel and may face challenges in attracting and retaining individuals with specialized skills and experience.
The NortonLifeLock Group’s and the Avast Group’s success is and, following the Merger, the Combined Company’s success will be, largely dependent upon the performance and retention of their key management, finance, sales, marketing and technology personnel. As competition for highly skilled management, finance, sales, marketing and technology personnel is intense, any inability to retain employees, key members of NortonLifeLock, Avast and, following the Merger, the Combined Company’s executive management team, and to attract and retain key employees, in particular those who have subject-matter expertise and institutional knowledge and the necessary skills critical to their operations and the implementation of their strategy, may have a material adverse effect upon NortonLifeLock, Avast and, following the Merger, the Combined Company’s business, prospects, revenues, operating results and financial condition. Failure to attract and retain such individuals within the NortonLifeLock Group, Avast or the Combined Company may put additional stress and pressure on business functions which may impact operational performance, financial reporting, business oversight, supply chain oversight and compliance with laws.

In order to close the Merger, NortonLifeLock will need to incur a significant level of debt that could have important consequences for its business and any investment in NortonLifeLock securities.
NortonLifeLock and certain other parties including Bank of America, N.A. as Interim Facility Agent and as Interim Security Agent, entered into the Interim Facilities Agreement, pursuant to which the Interim Lenders agreed to provide NortonLifeLock with (i) a $3,600 million term loan interim facility B (“Interim Facility B”), (ii) $750 million term loan interim facility A1 (“Interim Facility A1”) and $3,500 million term loan interim facility A2 (“Interim Facility A2”), and (iii) a $1,500 million interim revolving facility (“Interim Revolving Facility”) (collectively, the “Interim Facilities”) in order to, among other things, finance the cash consideration payable by NortonLifeLock in connection with the Merger. Such indebtedness could have significant consequences for the Combined Company’s business and any investment in our securities, including:
•
increasing the Combined Company’s vulnerability to adverse economic, industry or competitive developments;

•
requiring a substantial portion of the Combined Company’s cash flows from operations to be dedicated to the payment of principal and interest on its indebtedness, therefore reducing the Combined Company’s ability to use its cash flow to fund its operations, capital expenditures and future business opportunities and returning cash to NortonLifeLock’s shareholders;

•
restricting the Combined Company from making strategic acquisitions or causing it to make non-strategic divestitures;

•
limiting the Combined Company’s ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes; and

•
limiting the Combined Company’s flexibility in planning for, or reacting to, changes in its business or market conditions and placing it at a competitive disadvantage compared to the Combined Company’s competitors who are less highly leveraged and who, therefore, may be able to take advantage of opportunities that the Combined Company’s leverage prevents it from exploiting.

NortonLifeLock shareholders will be diluted by the Merger.
The merger will dilute the current ownership position of NortonLifeLock shareholders and result in NortonLifeLock shareholders having an ownership stake and voting interest in the Combined Company that is smaller than their current stake in NortonLifeLock. Upon completion of the Merger, and subject to the elections made by Avast shareholders, Avast shareholders will own between approximately 14% (if all Avast shareholders, other than the Avast directors who hold Avast Shares, receive the Majority Cash Option) and approximately 26% (if all Avast shareholders elect for the Majority Stock Option) of the Combined Company. Consequently, NortonLifeLock shareholders, as a general matter, will have less influence over the management and policies of the Combined Company after the effective time of the Merger than they currently exercise over the management and policies of NortonLifeLock.
The fraction of a New NortonLifeLock Share that Avast shareholders will receive for each Avast Share in connection with the Merger will be based on a fixed exchange ratio, which will not be adjusted to reflect changes in the market value of shares of NortonLifeLock common stock or Avast Shares prior to the consummation of the Merger.
The fraction of a New NortonLifeLock Share that Avast shareholders will receive for each Avast Share will be a fixed number based on a fixed exchange ratio (in the case of Avast shareholders receiving the Majority Cash Option, an exchange ratio of 0.0302 of a New NortonLifeLock Share for each Avast Share and in the case of Avast shareholders electing to receive the Majority Stock Option, an exchange ratio of 0.1937 of a New NortonLifeLock Share for each Avast Share). This fixed exchange ratio will not adjust in the event that the market price of shares of NortonLifeLock common stock increases relative to the value of Avast Shares. Share price changes may result from a variety of factors, including changes in the business, operations or prospects of NortonLifeLock or Avast, the timing of the Merger, regulatory considerations, general market and economic conditions and other factors.

The Co-operation Agreement limits NortonLifeLock’s ability to pursue alternatives to the Merger.
The Co-operation Agreement contains “non-solicit” covenants that restrict NortonLifeLock’s ability to enter into or participate in any discussions with any person concerning any acquisition proposal or provide any information to any person relating to any acquisition proposal, subject to certain exceptions. Furthermore, if NortonLifeLock is permitted, pursuant to the specified exceptions in the Co-operation Agreement, to change its recommendation in favor of the Share Issuance Proposal, NortonLifeLock may have to pay to Avast a Break Payment of $300,000,000. These provisions could discourage a potential third-party acquirer that might have an interest in acquiring all or a significant portion of NortonLifeLock from considering or proposing that acquisition.
Risks Relating to the NortonLifeLock Group’s Business
NortonLifeLock’s business will continue to be subject to the risks described in the sections entitled “Risk Factors” in NortonLifeLock’s Annual Report on Form 10-K for the fiscal year ended April 2, 2021, and in other documents incorporated by reference into this proxy statement. See the section entitled “Where You Can Find Additional Information” beginning on page [•] for the location of information incorporated by reference into this proxy statement.
Risks Related to the Avast Group’s Business
The data Avast stores, such as customer data and the systems that store, manage and process this data could become compromised.
The Avast Group’s data and systems risk has increased as a result of higher levels of online activity during COVID-19 as well as due to increased cyber disruption and threats.
Failure to protect the data Avast stores and the systems that store this data could:
•
have a material adverse impact on its reputation, its ability to provide services and updates, potentially resulting in a material decline in its user base;

•
result in increased litigation (including class actions), investigations, fines and censure by governmental and regulatory bodies, resulting in negative financial consequences; and

•
impact management time and resources.

The spread of COVID-19 on a global scale has led to the imposition of governmental controls on the movement of people with the associated cessation of large parts of the economy for a significant period of time.
The global pandemic brings a considerable level of uncertainty in terms of the potential widespread economic downturn and/or Avast employees’ ability to continue working. The low level of business activity and reduced customer demand can lead to reduced revenues which may impact the liquidity and ultimately solvency of Avast’s business. Key employees or a large proportion of Avast employees might not be able to continue to work or be deployed where they are needed.
The Avast Group is subject to evolving sanctions laws as well as governmental export controls, and any breaches of such laws could subject the Avast Group to fines or other forms or criminal or administrative penalties, as well as reputational damage.
The Avast Group is subject to complex export control and economic sanctions laws in the jurisdictions where it operates, including the United States, the European Union and the United Kingdom. Economic sanctions laws prohibit most dealings with listed persons, entities or bodies designated under the applicable sanctions regime, and restrict or prohibit certain business activities in certain sanctioned territories (notably, in respect of U.S. sanctions, Cuba, Iran, North Korea, Syria and the Ukrainian territory of Crimea). Export control laws impose controls, export license requirements and restrictions on the export of certain items, including software, and technology, such as encryption software and VPNs.

There is a risk that, despite the procedures and controls that the Avast Group and certain of its key suppliers or outsourced service providers implement to prevent breaches of sanctions and export control laws, sanctioned persons or users in sanctioned territories could download and use the Avast Group’s products in breach of applicable sanctions or export control laws. Such downloads and exports could have negative consequences for the Avast Group, including government investigations, fines and other forms of criminal or administrative penalties and reputational damage, to the extent that the Avast Group’s ongoing compliance efforts and remedial actions taken to prevent further persons from accessing its products in breach of sanctions are ineffective.
Actual, possible or perceived defects, disruptions or vulnerabilities in the products, solutions or cloud infrastructure of the Avast Group and its key suppliers or outsourced service providers, including risks from security attacks, which may lead to negative publicity, damage to the Avast Group’s reputation, and/or cause a decline in revenues and profits.
The Avast Group’s software is inherently complex and may contain material defects, errors or vulnerabilities that may cause it to fail to perform in accordance with user expectations. As may happen to any vendor of software, end users may find errors, failures and bugs in some new offerings after their initial distribution, particularly given that end users may deploy such products in computing environments with operating systems, software and/or hardware different than those in which the Avast Group tests products before release. In addition, certain of the Avast Group’s products operate in conjunction with third party systems which may contain vulnerabilities that the Avast Group fails to remedy.
The Avast Group has been, and may continue to be, the target of hackers’ intentional spam attacks on its email addresses and denial of service and other sophisticated attacks on its websites, mail system, network cloud infrastructure and firewalls. The Avast Group has a number of key suppliers and outsourced service providers, which may also be the target of such attacks. Such attacks may result in security breaches, disruption or damage to users’ computers or networks and theft of confidential information or other negative consequences. This may result in negative publicity, damage to the Avast Group’s brands, withdrawals from contracts, loss of or delay in market acceptance of the Avast Group’s products, loss of competitive position or claims by users or others against the Avast Group. While the Avast Group deploys sophisticated physical and electronic security protections and policies, procedures and protocols to protect against attacks and to help identify suspicious activity, no system or combination of systems can provide a guarantee of protection. If these intentionally disruptive efforts are, or the market perceives them to be, successful, the Avast Group may face legal liability and these efforts could adversely affect the Avast Group’s activities or harm its reputation, brand and future sales.
Furthermore, security software products and solutions may falsely identify programs or websites as malicious or otherwise undesirable (i.e., false positives). These “false positives” may impair the perceived reliability of the Avast Group’s services and may therefore harm its market reputation. Also, the Avast Group’s anti-spam and anti-spyware services may falsely identify emails or programs as unwanted spam or potentially unwanted programs, or alternatively fail to properly identify unwanted emails or programs, particularly as hackers often design spam emails or spyware to circumvent internet security software. Parties whose programs are incorrectly blocked by these products or solutions, or whose websites are incorrectly identified as unsafe or malicious, may seek redress against the Avast Group for labelling them as malicious and interfering with their businesses. In addition, false identification of emails or programs as unwanted spam or potentially unwanted software may reduce the popularity and adoption of the Avast Group’s services. Moreover, these false positives may render a device’s entire operating system unusable and disrupt or damage users’ devices. Alleviating any of these problems could require significant expenditures of capital and other resources and could cause interruptions, delays, or cessation of product licensing, which could result in the loss of both existing and potential users and could materially and adversely affect the Avast Group’s results of operations. In addition, the Avast Group could face claims for product liability, tort, breach of warranty or damages caused by faulty installation of, or defects in, its products. In the event of claims, provisions in contracts relating to warranty disclaimers and liability limitations may be unenforceable. Defending a lawsuit, regardless of its merit, could be costly and divert management attention.

A significant portion of the Avast Group’s users could stop using its products or switch to competing products in any given period.
To continue to maintain its user base, the Avast Group must retain existing users to the extent possible and continuously attract new users to replace those who exit the Avast Group’s user base. If the Avast Group does not offer products and services that appeal to users, its free user base may materially decline, and/or the Avast Group will fail to monetize its products and services, this will impact its business model viability. Avast revenues, competitive position and reputation could be materially and adversely affected if its new products and product upgrades fail to achieve widespread acceptance and do not appeal to users.
The Avast Group operates in a highly competitive environment and may not be able to compete successfully.
The consumer security industry is becoming more competitive and complex, in particular there is a progressive advancement of Microsoft’s Windows Defender antivirus solution. Technological developments from current and new competitors can develop quickly and disrupt the market. Current and new competitors may limit access to standard product interfaces and thereby inhibit Avast’s ability to develop products on their platforms. An increase in competition could result in lost business, reduced revenue and reduced profitability impacting Avast’s future financial and operational performance. New entrants into the security software industry, including those in emerging markets, may become Avast’s direct competitors and erode its market share. Avast’s results of operations will be materially and adversely affected if its competitors succeed in marketing products with better performance, functionality or at lower prices than its products. This may also have an impact on Avast’s reputation in the market.
The Avast Group operates in a number of jurisdictions with strict consumer laws and regulations, and any failure to comply with such laws and regulations may adversely affect its business.
A wide variety of local, national and international laws and regulations apply to consumer businesses such as the Avast Group’s, including the collection, use, retention, protection, disclosure, transfer and other processing of personal data. These consumer compliance laws and regulations, such as those related to personal data and privacy, are evolving and may result in ever-increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions. Failure to comply with applicable laws and regulations, or to protect such data, could result in enforcement action, including fines, imprisonment of company officials and public censure, claims for damages by users and other affected individuals, damage to reputation and loss of goodwill (both in relation to existing users and prospective users). Any of these consequences could have a material adverse effect on the Avast Group’s operations, financial performance and prospects. The Avast Group operates globally and must continue to monitor changes to, understand and comply with the relevant laws in each jurisdiction. Furthermore, the Avast Group must rely on its third-party partners, over whom it has no control, to also comply with such laws and regulations. The failure to comply with any consumer laws and regulations in any jurisdiction could have a material adverse effect on the Avast Group’s financial condition, financial returns or results of operations.
The Avast Group may become subject to claims of intellectual property infringement by third parties that, regardless of merit, could result in litigation and materially adversely affect its business, results of operations or financial condition.
The Avast Group’s success largely depends on its ability to use and develop its technology without infringing the intellectual property rights of third parties, including patents, copyrights, trade secrets and trademarks. The Avast Group may be subject to litigation involving claims of patent infringement or violation of other intellectual property rights of third parties. The Avast Group has also in the past, and expects in the future, to be the target of so-called “patent trolls”, companies that do not manufacture or sell products and whose sole activity is to assert patent rights against accused infringers in an attempt to collect licensing fees. In addition, the Avast Group licenses and utilizes certain third party “proprietary” and “open source” software as part of its solutions offering. An author or another third party that distributes such third party or open source software could allege that the Avast Group had not complied with the conditions of one or more of these licenses. Any such claims, regardless of merit, could: (1) result in litigation, which could result in substantial expenses; (2) divert the attention of management; (3) cause significant delays; (4) materially disrupt the conduct of the business; and (5) have a material and adverse effect on the Avast Group’s financial condition and results of operations. As a consequence of such claims, the Avast Group could be required to pay substantial damages, develop non-infringing technology, enter into royalty-bearing licensing agreements, stop selling some or all of its products or re-brand certain products. If it appears necessary, the Avast Group may seek to license the intellectual property which the Avast Group is alleged to have infringed, potentially even if the Avast Group believes such claims to be without merit. However, such licensing agreements may not be available on acceptable terms, or at all. If the Avast Group cannot obtain required licenses, or if existing licenses are not renewed, litigation could result. Litigation is inherently uncertain and any adverse decision could result in a loss of proprietary rights, subject the Avast Group to significant liabilities, require the Avast Group to seek licenses from others and otherwise negatively affect the Avast Group’s business operations.
Avast operates a digital business globally, and the scale and complexity of new laws, including regarding data protection, auto-renewal billing and tax, are increasing as the digital economy becomes the backbone of global economic growth.
New laws or changes in the interpretation or application of existing laws may impose restrictions and obligations on the Avast Group that negatively impact the Avast Group’s ability to operate or compete effectively and its profitability and ability to grow. Failure to comply with regulatory requirements could result in increased litigation (including class actions), investigations, fines and censure by governmental and regulatory bodies, resulting in negative financial consequences and an impact on management time and resources.

THE NORTONLIFELOCK SPECIAL MEETING
Date, Time and Place
The NortonLifeLock special meeting will be held at [•] (Pacific Time) on [•], 2021, or at any adjournment or postponement thereof. The special meeting will be completely virtual and conducted via live webcast. You will be able to attend the special meeting online and submit your questions prior to or during the special meeting by visiting [•]. You will also be able to vote your shares electronically at the special meeting. Hosting a virtual special meeting affords stockholders the same rights as an in-person meeting but enables increased stockholder attendance and participation since stockholders can participate from any location around the world. In addition, the online format will allow us to communicate more effectively with you via a pre-meeting forum that you can enter by visiting [•] and submit questions in advance of the special meeting.
Purpose of the NortonLifeLock special meeting
The purpose of the NortonLifeLock special meeting is to consider and vote on:
•
The proposal to approve the issuance of New NortonLifeLock Shares to Avast shareholders in connection with the Merger (the “Share Issuance Proposal”); and

•
The adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal (the “Adjournment Proposal”).

NortonLifeLock will transact no other business at the NortonLifeLock special meeting. Completion of the Merger is conditioned on, among other things, approval of the Share Issuance Proposal.
Record Date
Only holders of record of issued and outstanding NortonLifeLock Shares at the close of business on [•], the Record Date, are entitled to receive notice of, and to vote at, the NortonLifeLock special meeting or at any adjournments or postponements thereof.
Quorum and Required Votes
A quorum is necessary to hold a valid meeting. A quorum will exist at the special meeting with respect to each matter to be considered at the special meeting if the holders of a majority of the shares of NortonLifeLock common stock entitled to vote at the special meeting as of the Record Date are present virtually or by proxy.
The Share Issuance Proposal requires the affirmative vote of the holders of a majority of the aggregate NortonLifeLock Shares represented virtually or by proxy and entitled to vote on such proposal at the special meeting.
The matters to be voted on at the special meeting are described in the section entitled “NortonLifeLock Proposals” beginning on page [•].
Recommendation of the NortonLifeLock Board of Directors
Based on the reasons for the recommendations discussed below in the section entitled “Information About the Merger — Reasons for the Merger,” the members of the board of directors of NortonLifeLock determined that the Merger and the other matters contemplated by the Rule 2.7 Announcement and the Co-operation Agreement are fair to and in the best interests of NortonLifeLock and its stockholders and have authorized and approved the issuance of the New NortonLifeLock Shares to Avast shareholders in connection with the Merger. The NortonLifeLock board of directors unanimously recommends that NortonLifeLock stockholders vote “FOR” the Share Issuance Proposal and “FOR” the Adjournment Proposal.

Common Stock Ownership of Directors and Executive Officers (page [•])
As of the Record Date, the directors and executive officers of NortonLifeLock held an aggregate of approximately [•]% of the shares of our common stock entitled to vote at the special meeting. NortonLifeLock currently expects NortonLifeLock’s directors and executive officers will vote their shares in favor of the Stock Issuance Proposal and the Adjournment Proposal, but none of NortonLifeLock’s directors or executive officers have entered into any agreement obligating them to do so.
Broker Non-Votes
If you are a “street name” holder of NortonLifeLock Shares and you provide your bank, broker, trust or other nominee with voting instructions on at least one of the proposals brought before the special meeting, then your shares will be counted in determining the presence of a quorum. The proposals for consideration at the special meeting are considered “non-routine” matters, and, therefore, no broker has discretion to vote on any of the proposals to be considered at the special meeting without voting instructions from the beneficial owner of the shares. If you are a “street name” holder of shares and you do not provide your bank, broker, trust or other nominee with voting instructions, then your shares will not be counted in determining the presence of a quorum.
Under the Nasdaq rules, brokers who hold shares in a “street name” for a beneficial owner typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from the beneficial owner on how to vote. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that Nasdaq does not deem “routine.” None of the proposals to be voted on at the special meeting are routine under the Nasdaq rules. Consequently, your bank, broker, trust or other nominee will NOT have the power to vote your NortonLifeLock Shares at the special meeting unless you provide instructions to your bank, broker, trust or other nominee on how to vote on each NortonLifeLock proposal. You should instruct your bank, broker, trust or other nominee on how to vote your shares with respect to the NortonLifeLock proposals, using the instructions provided by your bank, broker, trust or other nominee. You may be able to vote by telephone or through the Internet if your bank, broker, trust or other nominee offers these options.
Methods of Voting
If your NortonLifeLock Shares are registered in your name with NortonLifeLock’s transfer agent, American Stock Transfer & Trust Co., you are a stockholder of record with respect to those shares and you received printed proxy materials directly from NortonLifeLock. If your shares are held in an account at a bank, broker or other nominee, you are the “beneficial owner” of such shares and the printed proxy materials were forwarded to you by that bank, broker or other nominee. In that circumstance, the bank, broker or other nominee is considered the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to instruct the bank, broker or other nominee how to vote the shares held in your account.
If you are a stockholder of record of NortonLifeLock common stock, you may vote:
Internet — You may vote by proxy via the Internet by following the instructions provided until 8:59 p.m. Pacific Time on [•];
Telephone — You may vote by proxy by telephone by calling the toll-free telephone number located on the proxy card or available via the Internet until 8:59 p.m. Pacific Time on [•];
Mail — You may vote by completing, signing and returning your proxy card and returning it in the prepaid return provided envelope via mail. If you vote by mail, your proxy card must be received by 8:59 p.m. Pacific Time on [•]; or
Virtually — You may vote through virtual attendance at the special meeting. To participate in and vote at the virtual special meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

If you are a beneficial owner of NortonLifeLock Shares held through a broker or bank in street name, you may submit voting instructions to your bank, broker or other nominee:
Internet — You may vote via the Internet by following the instructions provided to you by your bank, broker or other nominee;
Telephone — You may vote by telephone by calling the toll-free telephone number located on the voting instruction form provided by your bank, broker or other nominee or available via the Internet; or
Mail — You may vote by completing, signing and returning the voting instruction form and returning it in the prepaid return provided envelope via mail; or
Virtually — You may vote virtually at the special meeting but you must first obtain a legal proxy form from the bank, broker or other nominee that holds your NortonLifeLock Shares. Please contact such broker or organization for instructions regarding obtaining a legal proxy. If you do obtain a legal proxy and plan to attend the special meeting virtually, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
NortonLifeLock provides Internet proxy voting to allow you to vote your shares online. However, please be aware you must bear any costs associated with your Internet access, such as usage charges from Internet access providers or telecommunication companies.
Voting Virtually
Owners of record will need the 16-digit control number included on their proxy card or on the instructions that accompanied their proxy materials to be admitted to the special meeting. If your ownership is through a bank, broker or other nominee, then, in addition to 16-digit control number, you will also need to have proof of your share ownership to be admitted to the special meeting. A recent account statement, letter or proxy from your bank, broker or other nominee will suffice. In order to vote at the special meeting, if you are not an owner of record, you must first obtain a legal proxy form from the bank, broker or other nominee that holds your shares. Even if you plan to attend the special meeting virtually, the NortonLifeLock board of directors recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the special meeting.
Voting by Proxy
If you hold your shares directly as the holder of record, you may vote by proxy without virtually attending the special meeting. You can vote by proxy via the Internet, by telephone or by mail by following the instructions provided in the enclosed proxy card. If you are the beneficial owner of shares held through a broker or bank in street name, you should follow the instructions provided on the voting instructions form provided by your bank, broker or other nominee.
Revocability of Proxies
If you are a stockholder of record of NortonLifeLock, you may change your vote or revoke your proxy at any time before your shares are voted at the special meeting by:
•
voting again by proxy via the Internet or by telephone;

•
sending a proxy card dated later than your last vote;

•
notifying the NortonLifeLock Corporate Secretary in writing at the address listed in the section entitled “Where You Can Find Additional Information” beginning on page [•], stating that you are revoking your proxy; or

•
voting virtually at the NortonLifeLock special meeting.

If you are a beneficial owner of NortonLifeLock Shares, you must contact your bank, broker or other nominee with whom you have an account to obtain information regarding changing your voting instructions.

Proxy Solicitation Costs
The enclosed proxy card is being solicited on behalf of the NortonLifeLock board of directors. In addition to solicitation by mail, NortonLifeLock’s directors, officers and employees may solicit proxies virtually, by telephone or by electronic means. These persons will not be specifically compensated for doing this.
NortonLifeLock has retained D.F. King & Co., Inc. to assist in the solicitation process. NortonLifeLock will pay D.F. King & Co., Inc. a fee of approximately $[•]as well as reasonable and documented out-of-pocket expenses. NortonLifeLock also has agreed to indemnify D.F. King & Co., Inc. against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).
NortonLifeLock will ask banks, brokers and other custodians, nominees and fiduciaries to forward the proxy solicitation materials to the beneficial owners of NortonLifeLock Shares held of record by such nominee holders. NortonLifeLock will reimburse these nominee holders for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.
No Appraisal or Dissenters’ Rights
Under Delaware law, because the merger consideration is in the form of NortonLifeLock common stock, no appraisal or dissenters’ rights are available to the holders of NortonLifeLock common stock or Avast common stock in connection with the Merger.
Results of the Special Meeting
Within four business days following the special meeting, NortonLifeLock intends to file the final voting results with the SEC on a Current Report on Form 8-K. If the final voting results have not been certified within that four business day period, NortonLifeLock will report the preliminary voting results on a Current Report on Form 8-K at that time and will file an amendment to the Current Report on Form 8-K to report the final voting results within four business days of the date that the final results are certified.
Contact Information for Questions About Voting
If you have any questions about how to vote or direct a vote in respect of your NortonLifeLock Shares, you may contact D.F. King & Co., Inc., NortonLifeLock’s proxy solicitor, at:
Stockholders may call toll-free at (800) 591-8263.
Banks and brokers may call collect at (212) 269-5550.
NORTONLIFELOCK STOCKHOLDERS SHOULD CAREFULLY READ THIS PROXY STATEMENT IN ITS ENTIRETY FOR MORE DETAILED INFORMATION CONCERNING THE SHARE ISSUANCE PROPOSAL.
Absence of Voting Instructions on Proxy; Adjournment and Postponement
Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any signed proxies received by NortonLifeLock in which no voting instructions are provided on such matter will be voted “FOR” the Share Issuance Proposal and “FOR” the Adjournment Proposal. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

INFORMATION ABOUT THE MERGER
The following summary describes certain material terms of, and documents and agreements related to, the Merger, the Rule 2.7 Announcement, the Scheme Document, the Co-operation Agreement and the Irrevocable Undertakings. This summary is not complete and it is qualified in its entirety by reference to the annexes to this proxy statement and the other documents and agreements that are incorporated herein by reference. We urge you to read this entire proxy statement and the annexes to this proxy statement carefully and in their entirety, as this summary may not contain all of the information that is important to you regarding the Merger and related matters.
Overview of the Merger
Under the terms of the Merger, Avast shareholders will be entitled to receive for each Avast Share held, in respect of their entire holding of Avast Shares, either: (i) the Majority Cash Option; or (ii) the Majority Stock Option. Avast shareholders who do not positively elect to receive the Majority Stock Option will receive the Majority Cash Option.
It is intended that the Merger will be implemented by means of a Scheme under Part 26 of the UK Companies Act. In connection with the Merger, NortonLifeLock, Bidco and Avast entered into the Co-operation Agreement, which governs certain obligations of the parties with respect to the Merger. The Merger will be subject to the applicable requirements of the UK Takeover Code, the Panel, the London Stock Exchange and the UK Financial Conduct Authority (the “FCA”).
Based on NortonLifeLock’s closing share price of $27.20 on July 13, 2021 (being the last business day on which NortonLifeLock Shares traded on Nasdaq before the commencement of the period commencing at 10:23 p.m. UK time on July 14, 2021 and ending on (i) the earlier of the date on which the Scheme becomes effective, lapses or is withdrawn (or such other date as the Panel may decide) or (ii) the earlier of the date on which the Takeover Offer becomes unconditional, lapses or is withdrawn (or such other date as the Panel may decide) (other than, in the case of (i), where such lapse or withdrawal is as a result of Bidco exercising its right to implement the Merger by way of a Takeover Offer) (the “Offer Period”)), and the exchange rate of $1.38595: £1 derived from Bloomberg FX Fixings Spot Exchange Rate as at 4:30 p.m. UK time on August 9, 2021, (i) the Majority Cash Option values each Avast Share at 608.4 pence per share ($8.43 per share) and (ii) the Majority Stock Option values each Avast Share at 551.1 pence per share ($7.64 per share).
The Majority Cash Option represented a premium of approximately:
•
20.7% to the closing price of 504.2 pence per Avast Share on July 14, 2021 (being the last business day on which Avast Shares traded on the London Stock Exchange prior to the commencement of the Offer Period); and

•
28.0% to the volume weighted average price of 475.1 pence per Avast Share for the three-month period ended July 14, 2021.

The Majority Stock Option represented a premium of approximately:
•
9.3% to the closing price of 504.2 pence per Avast Share on July 14, 2021 (being the last business day on which Avast Shares traded on the London Stock Exchange prior to the commencement of the Offer Period); and

•
16.0% to the volume weighted average price of 475.1 pence per Avast Share for the three-month period ended July 14, 2021.

NortonLifeLock and Bidco have received irrevocable commitments from the Supporting Shareholders to support the Merger. Pursuant to such undertakings, the Supporting Shareholders have (subject to certain exceptions) agreed to vote, or procure the vote of, their entire beneficial holdings of Avast Shares in favor of the Scheme at the Court Meeting and the General Meeting or, if the Merger is implemented by way of a Takeover Offer, the Supporting Shareholders have agreed that they will accept such Takeover Offer. As of the close of business on August 9, 2021, the Supporting Shareholders beneficially owned approximately 36.93% of the existing issued ordinary share capital of Avast. In addition, pursuant to the undertakings and subject to certain exceptions therein, each of the Avast directors who holds Avast shares, representing in aggregate approximately 35.96% of the existing issued ordinary share capital of Avast as of the close of business on August 9, 2021, has undertaken to elect the Majority Stock Option in respect of their entire beneficial holdings of Avast Shares.
Depending on the elections of Avast shareholders, and on the same basis as set out above, the Merger values the entire issued and to be issued ordinary share capital of Avast between approximately £6.2 billion ($8.6 billion) (if all Avast shareholders, other than the Avast directors who hold Avast shares, receive the Majority Cash Option) and £5.8 billion ($8.1 billion) (if all Avast shareholders elect for the Majority Stock Option). The enterprise value attributed to Avast is between approximately £6.6 billion ($9.2 billion) (if all Avast shareholders, other than the Avast directors who hold Avast shares, receive the Majority Cash Option) and £6.2 billion ($8.6 billion) (if all Avast shareholders elect for the Majority Stock Option).
Upon completion of the Merger, and subject to the elections made by Avast Shareholders, Avast Shareholders will own between approximately 14% (if all Avast Shareholders, other than the Avast directors who hold Avast shares, receive the Majority Cash Option) and approximately 26% (if all Avast Shareholders elect for the Majority Stock Option) of the Combined Company.
In addition to the consideration payable in connection with the Merger, the Avast board of directors will be entitled to declare and pay an interim dividend in respect of the six-month period ended June 30, 2021 of 4.8 cents per Avast Share (the “Interim Avast Dividend”). In addition to the consideration payable in connection with the Merger and the Interim Avast Dividend, if the Merger has not become effective before March 1, 2022, the Avast board of directors reserves the right to declare and pay either a further interim dividend or recommend and pay a final dividend in respect of the year ending December 31, 2021 of 11.2 cents per Avast Share (the “Second Avast Dividend”). In addition to the consideration payable in connection with the Merger, the Interim Avast Dividend and the Second Avast Dividend, if the Merger has not become effective before August 11, 2022, the Avast board of directors reserves the right to declare and pay an interim dividend in respect of the six-month period ended June 30, 2022 of 4.8 cents per Avast Share (the “Third Avast Dividend”). Avast shareholders will be entitled to receive the Interim Avast Dividend, the Second Avast Dividend and the Third Avast Dividend (together, the “Agreed Avast Dividends”), if and to the extent declared and paid in accordance with the terms set out in the Rule 2.7 Announcement, in each case without any reduction to the consideration payable by Bidco under the terms of the Merger. If any dividend and/or other distribution and/or other return of capital or value (a “Return of Value”) is announced, declared, made, payable or paid in respect of the Avast Shares on or after the date of the Rule 2.7 Announcement and prior to the date on which (a) the Scheme becomes effective in accordance with its terms; or (b) if NortonLifeLock elects to implement the Merger by way of a Takeover Offer, the date the Takeover Offer becomes or is declared unconditional in all respects (the “Effective Date”), other than, or in excess of, the Agreed Avast Dividends, Bidco reserves the right to reduce the aggregate consideration payable in respect of the Avast Shares by the aggregate amount of such Return of Value.
NortonLifeLock intends to continue to declare and pay quarterly dividends of 12.5 cents per NortonLifeLock Share to its stockholders in the period up to the Effective Date (the “Agreed NortonLifeLock Dividends”). If any Return of Value is announced, declared, made, payable or paid in respect of the NortonLifeLock Shares on or after the date of the Rule 2.7 Announcement and prior to the Effective Date and which has a Record Date prior to the Effective Date, other than, or in excess of, the Agreed NortonLifeLock Dividends (an “Excess NortonLifeLock Dividend”), Bidco will be required to revise the terms of the consideration payable under the terms of the Merger to put Avast shareholders in the same economic position as they would have been if any such Excess NortonLifeLock Dividend had not been paid, by increasing the cash consideration per Avast Share payable under each of the Majority Cash Option and the Majority Stock Option by an amount equal to (i) the amount of the relevant Excess NortonLifeLock Dividend (expressed on a per NortonLifeLock Share basis) multiplied by (ii) in the case of the Majority Cash Option, 0.0302, and, in the case of the Majority Stock Option, 0.1937.
Prior to completion of the Merger, Bidco will procure a facility that will be made available to Avast shareholders under which Avast shareholders will be able to elect (subject to the terms and conditions of the facility) to receive cash consideration in GBP rather than USD (after deduction of any transaction or dealing costs associated with the conversion) under the Majority Cash Option or the Majority Stock Option (as applicable) at the prevailing market exchange rate (which may be determined over a period of more than one day) on the latest practicable date for fixing such rate prior to the relevant payment date. Further details of this facility will be set out in the Scheme Document.
On completion of the Merger, the Combined Company will be dual headquartered in Tempe, Arizona, USA, and Prague, Czech Republic, and will have a significant presence in the Czech Republic. The Combined Company will be listed on Nasdaq. NortonLifeLock intends to undertake a review process, in collaboration with Avast’s CEO, to determine the post-Merger name of the Combined Company to ensure that it best reflects its strategic vision of expanding its cyber safety platform with trust-based solutions and its broad global prospects.
To the extent that Avast shareholders elect for the Majority Stock Option, NortonLifeLock intends, subject to market conditions and other capital requirements, to implement the Post-Merger Buyback program with a view to establishing a net leverage ratio for the Combined Company in the region of approximately 3.5x net debt to pro forma EBITDA. If all Avast shareholders elect for the Majority Stock Option, NortonLifeLock expects that the amount of the Post-Merger Buyback program, if implemented, would be up to approximately $3 billion. However, this amount would be reduced by the amount of any incremental cash consideration payable to Avast shareholders who receive the Majority Cash Option. The Post-Merger Buyback is incremental to Nortonlifelock’s current share buyback program of approximately $1.8 billion, enabling a total potential buyback program of up to approximately $4.8 billion.
The Scheme Document will be made available to Avast shareholders at or around the same time as the mailing of this proxy statement.
The Merger is conditioned upon, among other things: (1) approval by the requisite majority or majorities of Avast shareholders at the Court Meeting and the General Meeting; (2) the Scheme becoming effective no later than the Long Stop Date; (3) approval of the Share Issuance Proposal by the requisite vote of NortonLifeLock’s shareholders at the special meeting; (4) the receipt of applicable antitrust and regulatory approvals; and (5) the sanction of the Scheme by the Court. Additional conditions to the completion of the Merger are discussed further below in the section entitled “Information About the Merger — The Rule 2.7 Announcement and the Scheme of Arrangement — Conditions to the Merger.”
United States Antitrust
Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), the Merger cannot be consummated until, among other things, notifications have been submitted to the U.S. Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”), and specified waiting period requirements have been observed. Each of NortonLifeLock and Avast have filed a Notification and Report Form pursuant to the HSR Act with the FTC and the Antitrust Division, which initiated a 30-day waiting period that began on September 8, 2021. The 30-day waiting period under the HSR Act is scheduled to expire at 11:59 p.m. Eastern Time on October 8, 2021. During the 30-day waiting period, the FTC or the Antitrust Division can choose to shorten the waiting period by granting early termination or may extend the waiting period by issuing a Request for Additional Information and Documentary Materials (a “Second Request”) to each party. If Second Requests are issued, the waiting period would be extended until 8:59 p.m. (Pacific Time in the U.S.) on the 30th day after certification of substantial compliance with such Second Request by both parties (however, the parties could agree with the FTC or DOJ not to consummate the Merger for some period of time after the waiting period expires). As a practical matter, if such Second Requests were issued, it could take a significant period of time to achieve substantial compliance with such Second Requests.
Other Antitrust Clearances
NortonLifeLock and Avast derive revenues in other jurisdictions where merger control filings or clearances are required or prudent, including the United Kingdom, Germany and Spain (and/or, upon referral, approval from the European Commission), Australia and New Zealand. The Merger cannot be consummated until after the applicable waiting periods have expired or the relevant approvals have been obtained under the antitrust and competition laws of these jurisdictions.
Other Regulatory Clearances
The Merger is conditional upon the receipt of the following foreign investment approvals (to the extent required) or the expiration of any applicable waiting periods under the foreign investment laws of such jurisdictions:
•
a written notification from CFIUS that it has completed action under Section 721 of the DPA or, if CFIUS has sent a report to the President of the United States, that the President has announced a decision not to take action or has not taken action after fifteen days from the end of the investigation period; and

•
the receipt or waiver of applicable foreign investment approvals in Germany, the Czech Republic, Romania and, if in force and applicable, any such approvals required in the United Kingdom and the Netherlands.

Information about NortonLifeLock
NortonLifeLock, a Delaware corporation, is a leading provider of consumer cyber safety solutions built around protecting and empowering people to live their digital lives safely. Founded in 1982 and headquartered in Tempe, Arizona, NortonLifeLock serves over 80 million users in more than 150 countries, including 23 million direct customers.
NortonLifeLock’s service offering is positioned across three key cyber safety pillars: Security, providing protection for PCs, Macs and mobile devices against malware, viruses, adware, ransomware and other online threats; Identity Protection, which includes monitoring, alerts and restoration services to protect the safety of customers; and Online Privacy, which provides enhanced security and online privacy through an encrypted data tunnel and other privacy monitoring services.
NortonLifeLock’s subscription-based cyber safety solutions are primarily sold direct-to-consumer through its NortonLifeLock and Avira websites, and indirectly through partner relationships with retailers, telecom service providers, hardware original equipment manufacturers (OEMs), and employee benefit providers. The acquisition of Avira in 2020 expanded NortonLifeLock’s go-to-market into the freemium channel.
The address of NortonLifeLock’s principal executive office is 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281 and its phone number is (650) 527-8000. NortonLifeLock’s stock is listed on Nasdaq under the symbol “NLOK.”
Information about Bidco
Nitro Bidco Limited (“Bidco”) is a newly incorporated private limited company and a wholly-owned subsidiary of NortonLifeLock. Bidco has been formed at the direction of NortonLifeLock for the purposes of implementing the Merger. Bidco has not traded since its date of incorporation, nor has it entered into any obligations other than in connection with the Merger.
The address of Bidco’s principal executive office is c/o NortonLifeLock Inc., 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281 and its phone number is (650) 527-8000.
Information about Avast
Avast is a leading global cybersecurity provider that is dedicated to keeping people safe and private online. Avast safeguards more than 435 million users worldwide, protecting their digital data, identity and privacy, with 1.5 billion attacks and over 200 million new files blocked each month on average in 2020. Avast offers security software under the Avast and AVG brands, in the form of both free and paid-for products. Avast has customers in the vast majority of countries in the world.

The majority of Avast’s revenues are derived from its consumer direct operations, which primarily involves up-selling paid antivirus software with advanced features to users of its free antivirus software, and cross-selling adjacent, non-antivirus paid products such as privacy enhancement and PC optimization tools.
The common shares of Avast are admitted to the premium listing segment of the Official List and to trading on the Main Market for listed securities of the London Stock Exchange. Avast is also a member of the FTSE 100 index. As of September 15, 2021, Avast had a market capitalization of approximately £6.0 billion.
As a leading global cybersecurity provider, Avast stands for a safe, open, and fair digital world for everyone, with a commitment to lead from the front to build a more diverse and inclusive technology sector. Through a number of initiatives and projects, Avast commits to being: (i) socially responsible, by aiming to maintain its annual commitment to social impact initiatives based on the 1% of profit model and by extraordinary donations such as a $25 million donation for COVID relief, and by continuously encouraging employee volunteering in local communities; (ii) environmentally responsible, by disclosing Scope 1 and 2 Emissions, and by committing to a small environmental footprint and to being carbon neutral and Gold Standard (carbon offset); and (iii) responsible from a governance perspective, with a structured ESG reporting system and a focus on increased female representation on its board of directors.
Background of the Merger
NortonLifeLock’s board of directors and management periodically review and consider NortonLifeLock’s results of operations, future growth prospects and competitive positions in the industries in which it operates. This review has included the exploration and evaluation of potential acquisitions and business combination transactions aimed at, among other things, expanding NortonLifeLock’s product and service offerings, diversifying its businesses and increasing its scale in light of a highly competitive marketplace for NortonLifeLock’s products.
Commencing shortly after Vincent Pilette, CEO of NortonLifeLock, was appointed to the CEO role on November 8, 2019, Mr. Pilette and Ondrej Vlcek, CEO of Avast, held intermittent conversations on the evolution of the industries in which NortonLifeLock and Avast operate and the common values and complementary strengths of the two companies. Discussions did not progress beyond very preliminary stages (and no formal proposals were made) and, due to broader market and industry conditions at such time, these discussions ended in October 2020.
On May 19, 2021, Mr. Pilette and Mr. Vlcek, held a telephonic discussion during which Mr. Pilette expressed his views on the industries in which Avast and NortonLifeLock operate, the complementary nature of Avast and NortonLifeLock and the potential opportunity to bring the two companies together. Mr. Pilette and Mr. Vlcek held follow on discussions on the same topics on May 24, 2021 and May 26, 2021 but no formal proposal was made.
On May 25, 2021, NortonLifeLock contacted Evercore Group L.L.C. (“Evercore”), to discuss Evercore’s ability to act as NortonLifeLock’s financial advisor in connection with a potential transaction with Avast. Representatives of NortonLifeLock’s management considered retaining Evercore as NortonLifeLock’s financial advisor because of Evercore’s qualifications and experience in providing strategic and financial advisory services in comparable transactions and Evercore’s reputation.
On May 28, 2021, Frank Dangeard, the Chairman of NortonLifeLock, John Schwarz, the Chairman of Avast, Mr. Pilette and Mr. Vlcek convened for a telephonic discussion where Mr. Dangeard and Mr. Pilette further expressed NortonLifeLock’s interest in engaging in a transaction with Avast and the benefits of such a transaction. No formal proposal was made during this discussion.
On May 31, 2021, the NortonLifeLock board of directors held a meeting by videoconference at which NortonLifeLock management and representatives of Evercore and Kirkland & Ellis LLP (“K&E”), NortonLifeLock’s legal advisor, were present. Following presentations (i) from NortonLifeLock management on the strategic rationale of a proposed transaction with Avast, potential synergies and key considerations (including on social and governance matters), (ii) from Evercore on financial considerations with respect to a proposed transaction at various price points and the key features of deals for UK listed companies (including UK Takeover Code considerations) and (iii) from K&E on the board’s fiduciary duties, the NortonLifeLock board of directors approved the submission by NortonLifeLock of an initial non-binding all-stock offer to acquire Avast based on an exchange ratio of 0.2622 NortonLifeLock Shares for each Avast Share representing a premium of approximately 10% to the May 26, 2021 closing price of Avast Shares (based on the price of the NortonLifeLock Shares on the same day) (the “May 31 Proposal”) and which would result in Avast shareholders owning approximately 32% of the Combined Company. The NortonLifeLock board of directors also approved: (i) the other key terms in the May 31 Offer Letter, as further described below; (ii) the formation of an ad hoc advisory group of members of the NortonLifeLock board of directors, consisting of Eric Brandt, Frank Dangeard, Peter Feld and Ken Hao (the “Advisory Group”) to assist and advise Mr. Pilette with respect to ongoing negotiations with Avast; and (iii) following discussion of Evercore’s draft relationship disclosure letter, the engagement of Evercore as financial advisor.
The May 31 Proposal was delivered to Mr. Schwarz and Mr. Vlcek by means of a non-binding offer letter on May 31, 2021 (the “May 31 Offer Letter”). In addition to the all-stock transaction at the stated exchange ratio, the May 31 Offer Letter included statements with respect to NortonLifeLock’s (i) intention to execute a significant share-buyback over time post-closing (subject to market conditions), (ii) proposal that the transaction be effected through a UK court-sanctioned scheme of arrangement, (iii) proposal that the combined company be dual-headquartered in Tempe, Arizona and Prague, with a NASDAQ listing and a commitment to run a process for a new name for the combined company, (iv) proposal that the governance of the combined business would reflect an appropriate balance as between the parties based on the transaction structure and (v) requirement that the Avast board members, including Pavel Baudiš and Eduard Kučera, who (together with their connected persons) held approximately 37% of the Avast Shares, deliver customary “hard” irrevocable undertakings in support of the transaction.
On June 1, 2021, Mr. Schwarz delivered a letter to Mr. Dangeard and Mr. Pilette rejecting NortonLifeLock’s May 31 Proposal. On June 2, 2021, Avast’s financial advisors, UBS AG London Branch (“UBS”) and J.P. Morgan Cazenove (“JPM”), in a telephonic conversation with Evercore, indicated that, although the combination made sense strategically, the May 31 Proposal had been rejected by the Avast board of directors on the basis that the proposed premium was not sufficient and that a portion of Avast shareholders may be unable to hold NortonLifeLock Shares received as consideration in a merger because NortonLifeLock was incorporated and listed in the United States. Following that conversation, a representative of Evercore communicated this information to NortonLifeLock’s senior management.
On June 9, 2021, following a videoconference meeting with the Advisory Group on June 8, 2021 and subsequent to further discussions with Evercore, K&E and Macfarlanes, LLP (“Macfarlanes”), NortonLifeLock’s UK legal advisor, Mr. Pilette, on behalf of NortonLifeLock, submitted a revised non-binding offer letter to Avast (the “June 9 Proposal”). The June 9 Proposal addressed the feedback from Avast and its advisors on the May 31 Proposal and provided that Avast shareholders would be entitled to elect between two options: (i) a majority cash option (approximately 70% cash and 30% stock), consisting of $5.69 in cash and 0.0863 of a NortonLifeLock Share per Avast Share, providing substantial liquidity at a premium of approximately 21% to the June 8, 2021 closing price of Avast Shares (based on the price of the NortonLifeLock Shares on the same day) while preserving an opportunity to meaningfully participate in the future upside of the combination, and (ii) a majority stock option (approximately 20% cash and 80% stock), consisting of 0.2185 of a NortonLifeLock Share and $1.54 in cash per Avast Share, representing a smaller initial premium of approximately 15% to the June 8, 2021 closing price of Avast Shares (based on the price of the NortonLifeLock Shares on the same day) but enabling Avast shareholders to benefit from more fully participating in the potential strategic benefits anticipated to arise from the combination, the financial upside from the significant synergies, and the re-rating of the combined company driven by enhanced scale and growth acceleration and the valuation support from the share buyback. Avast shareholders would be free to elect to receive either the majority cash option or the majority stock option, but the letter included an express requirement that the Avast directors, including the Avast founders, would irrevocably commit to elect for the majority stock option. As a result, depending on the elections made by other Avast shareholders, Avast shareholders would hold between approximately 20% and approximately 28% of the combined company upon closing. The June 9 Proposal included NortonLifeLock’s (i) continued commitment to a governance and operational structure, including dual headquarters, that reflected the deal structure and the contributions of both companies and (ii) proposal for a significant share-buyback over time post-closing (subject to Avast shareholder elections and market conditions). Prior to delivery of the June 9 Proposal, on June 8, 2021 Mr. Pilette held a telephonic conversation with Mr. Vlcek to preview the June 9 Proposal, in particular the rationale for the election mechanism for the two options.
On June 11, 2021, Avast delivered a letter to NortonLifeLock rejecting the June 9 Proposal and indicating that further feedback would be delivered by Avast’s advisors.
On June 11, 2021, JPM and UBS, on behalf of Avast, expressed to Evercore that the dual-option offer structure in the June 9 Proposal was acceptable, and that the respective mix of cash and stock was directionally accurate, but that the price continued to undervalue the business and Avast was not therefore willing to transact on the basis of the June 9 Proposal. Following this conversation, Evercore updated NortonLifeLock senior management.
On June 14, 2021, following a discussion with members of the Advisory Group on the same day, Mr. Pilette, on behalf of NortonLifeLock, submitted a revised non-binding offer to Avast (the “June 14 Proposal”). The June 14 Proposal increased the majority cash option to $6.67 in cash and 0.0583 of a NortonLifeLock Share per Avast share (approximately 80% cash and 20% stock), representing a premium of approximately 21% to the June 10, 2021 closing price of Avast Shares (based on the price of the NortonLifeLock Shares on the same day), and the majority stock option to 0.1937 of a NortonLifeLock share and $2.37 in cash (approximately 70% stock and 30% cash), representing a premium of approximately 15% to the June 10, 2021 closing price of Avast Shares (based on the price of the NortonLifeLock Shares on the same day). The June 14 Proposal expressed that the other terms of the proposal (including the buyback and the obligation of Avast directors to elect for the majority stock option) remained unchanged from the June 9 Proposal.
On June 15, 2021, Mr. Vlcek, at the direction of the Avast board, communicated to Mr. Pilette by telephone that the June 14 Proposal was closer to Avast’s expectations and that, more specifically: (i) the majority stock option terms in the June 14 Proposal were acceptable; and (ii) the mix of cash and stock for the majority cash option in the June 14 Proposal was acceptable but the overall value of this option needed to increase. Mr. Vlcek further indicated that the Avast directors would agree to an irrevocable undertaking to elect for the majority stock option under the terms of such option.
On June 16, 2021, following discussions with members of the Advisory Group, Mr. Pilette submitted a further revised non-binding offer to Mr. Schwarz and Mr. Vlcek whereby Avast shareholders would have the ability to elect between: (i) a majority cash option, consisting of $7.61 in cash and 0.0302 of a NortonLifeLock Share per Avast Share, representing a premium of approximately 24% to the June 15, 2021 closing price of Avast Shares (based on the price of the NortonLifeLock Shares on the same day), or (ii) a majority stock option, consisting (in line with the June 14 Proposal) of 0.1937 of a NortonLifeLock share and $2.37 in cash per Avast share, representing a premium of approximately 14% to the June 15, 2021 closing price of Avast Shares (based on the price of the NortonLifeLock Shares on the same day) (the “June 16 Proposal”). Consistent with prior proposals, Mr. Pilette indicated that the Avast directors, including the Avast founders, would be required to irrevocably commit to elect for the majority stock option. Depending on the elections made by Avast shareholders, Avast shareholders would hold between approximately 14% and approximately 26% of the Combined Company. The June 16 Proposal expressed that the other terms of the proposal (including the buyback and the obligation of the Avast directors to elect for the majority stock option) remained unchanged from the June 9 and June 14 proposals.
On June 16, 2021, Mr. Vlcek informed Mr. Pilette that the Avast board of directors was willing to commence due diligence and negotiation of transaction documents based upon the financial terms of the June 16 Proposal, subject to agreement on certain key non-financial transaction terms set out below.
On June 19, 2021, JPM and UBS, at the instruction of Avast, delivered by email to Evercore a set of proposals with respect to key non-financial transaction terms, including: (i) a break fee equal to 5% of the transaction value payable by NortonLifeLock in the event of any of failure to obtain required regulatory approvals, a change of recommendation by NortonLifeLock’s board of directors or a failure to obtain NortonLifeLock shareholder approval; (ii) a “hell or high water” commitment from NortonLifeLock to obtain the required regulatory approvals and authorizations; (iii) three seats on the board of directors of the combined company for Avast directors; (iv) the continued payment of ordinary course dividends by Avast and NortonLifeLock until the consummation of the transaction (with the Avast permitted dividends not reducing the merger consideration and with the NortonLifeLock permitted dividends not resulting in a requirement to increase the merger consideration); (v) dual headquarters in Tempe, Arizona and Prague; and (vi) a multi-brand strategy post-closing with a mutually agreed new name for the combined company. The communication also confirmed that Avast directors would enter into “hard” irrevocable undertakings, including that the Avast directors would accept the majority stock option. Following this communication, a representative of Evercore communicated this set of proposals to NortonLifeLock’s senior management. NortonLifeLock’s initial response, which was delivered through a combination of an email from Mr. Pilette to Mr. Vlcek on June 25 and discussions between advisors to the parties, and delivered in writing by Kirkland to White & Case LLP (“W&C”), Avast’s legal advisor, on July 2, 2021 included (i) a rejection of all break fees; (ii) sharing of the risk of obtaining regulatory approvals and authorizations and an express rejection of a “hell or high water” commitment; (iii) two seats on the board of directors of the combined company for Avast directors, with Mr. Vlcek and Mr. Baudiš being mentioned as acceptable nominees; (iv) acceptance of the continued payment of ordinary course dividends by Avast and NortonLifeLock (without adjustment to the merger consideration); (v) acceptance of the dual-headquarters in Tempe, Arizona and Prague; and (vi) acceptance of a multi-brand strategy where appropriate and a commitment to run a process prior to closing which would result in a list of new names to be proposed to the combined company’s board for approval. NortonLifeLock’s response also included a requirement that all of Avast’s existing unvested employee equity awards were to be rolled over equivalent awards at NortonLifeLock.
On June 20, 2021, W&C, Avast’s legal advisor, delivered a draft mutual nondisclosure agreement to Macfarlanes. In the days following this delivery, representatives of each company, as well as Macfarlanes, K&E and W&C, negotiated the terms of this agreement together with the terms of a clean team and joint defence agreement (the initial draft of which was provided by K&E). The mutual non-disclosure agreement was executed on June 23, 2021 and the clean team and joint defence agreement was executed on Jun 24, 2021. Following execution of these agreements, NortonLifeLock and Avast commenced sharing certain due diligence information. On June 30, 2021, NortonLifeLock and its advisors were granted access to an online datasite established by Avast. NortonLifeLock and its advisors conducted a customary due diligence review of Avast which included, among other items, commercial, financial, accounting (including a review of Avast’s second quarter results), legal and tax diligence. This due diligence review continued until, and completion of this review was a partial driver of the timing of, the announcement of the transaction on August 10, 2021. Avast conducted reciprocal due diligence on NortonLifeLock during this period.
On July 2, 2021, W&C delivered a draft of the Co-operation Agreement to Macfarlanes and K&E, and on July 10, 2021, Macfarlanes and K&E delivered a draft Rule 2.7 Announcement and the form of Irrevocable Undertaking to be executed by the Avast directors who hold shares in Avast to W&C. The initial draft of the Co-operation Agreement reflected (where such points were included in the Co-operation Agreement) the proposals made by JPM and UBS to Evercore on June 19, 2021 and also included the flexibility for the remuneration committee of Avast to exercise discretion as to the treatment of Avast’s existing employee equity awards (including to accelerate the vesting of any of these awards at closing of the merger).
From June 19, 2021 until the execution of the Co-operation Agreement and publication of the Rule 2.7 Announcement on August 10, 2021, NortonLifeLock, Avast, K&E, W&C, Macfarlanes, Evercore, UBS and JPM exchanged drafts of the Co-operation Agreement and the Rule 2.7 Announcement and engaged in negotiations and discussions regarding the terms and conditions of the Co-operation Agreement and the statements in the Rule 2.7 Announcement, including: with respect to the terms upon which NortonLifeLock could consider alternative transaction proposals; the scope of NortonLifeLock’s obligations in connection with obtaining regulatory approvals; the interim operating covenants applicable to NortonLifeLock; the treatment of Avast equity awards; the size, triggers and exceptions for payment by NortonLifeLock of break fees; board leadership; and the number of Avast directors to be nominated to the board of the Combined Company. For further discussion of the terms of the transaction documents and the resolution of the above issues, see the section entitled “Information About the Merger”

beginning on page [•]. In addition, following preliminary discussions on the Irrevocable Undertakings with W&C on July 10, 2021, from July 22, 2021 to August 10, 2021 NortonLifeLock and its advisors also negotiated the terms of the Irrevocable Undertakings to be entered into by Mr. Kučera and Mr. Baudiš with the financial and legal advisors to Mr. Kučera and Mr. Baudiš, with the focus of these negotiations including (among other matters) the circumstances under which the irrevocable commitments cease to be binding or are terminable, and the circumstances under which Mr. Kučera and Mr. Baudiš would be able to revoke their election for the majority stock option. The terms of the Irrevocable Undertakings of the other directors and of the Vlcek Family Foundation were negotiated in a similar timeframe (and on similar but not identical terms, including that the Vlcek Family Foundation is not required to elect the majority stock option). For further discussion of the terms of the Irrevocable Undertakings, see the section entitled “Information About the Merger — Irrevocable Undertakings” beginning on page [•].
On June 25, 2021, June 28, 2021, July 7, 2021, July 13, 2021, July 15, 2021, July 16, 2021 July 21, 2021, July 22, 2021, July 23, 2021 and August 7, 2021 Mr. Pilette and Mr. Vlcek (joined by other member of NortonLifeLock and Avast management on July 15, July 16 and August 7) held telephonic or videoconference conversations to discuss certain of the key open items, including the board composition and leadership of the combined company, break fee sizes (and triggers) and treatment of Avast equity awards.
In parallel with the negotiation of the other transaction documentation and in order to (i) refinance the existing debt of NortonLifeLock and Avast and (ii) to finance a portion of the cash consideration of the Merger, NortonLifeLock and K&E negotiated the terms of the interim facilities agreement and the commitment letter with the lending banks and their advisors. For further discussion of the terms of the financing, see the section entitled “Information About the Merger — Financing” beginning on page [•].
On June 29, 2021, the NortonLifeLock board of directors held a meeting by videoconference, at which NortonLifeLock’s management and representatives of Evercore, K&E and Macfarlanes were present. At the meeting, NortonLifeLock management and representatives of Evercore presented to the NortonLifeLock board of directors (i) the status of negotiations with Avast, including the terms of the June 16 Proposal, (ii) certain financial considerations with respect to the June 16 Proposal and the proposed consideration elections for Avast’s shareholders, (iii) various financing structures available to NortonLifeLock in connection with the transaction (and the advantages and risks associated with each) and (iv) the contents and terms of a Rule 2.7 announcement and other documentation that would need to be prepared in connection with the transaction. Mr. Pilette and representatives of K&E then provided an overview to the NortonLifeLock board of directors of the key open items. K&E and Macfarlanes then presented on items including a preliminary discussion of regulatory matters (including the expected antitrust and foreign investment filings and their respective timings), fiduciary duties and certain matters of English law relating to the transaction, including certain obligations under and requirements of the UK Takeover Code. The NortonLifeLock board of directors, following discussion and questions to the advisors and NortonLifeLock management (including extended discussion on the regulatory risks and mitigants and the commitments NortonLifeLock would be willing to agree to in relation to obtaining regulatory approvals), expressed its support for continuing to negotiate a transaction with Avast on the basis of the terms proposed and offered guidance to NortonLifeLock’s management on potential resolutions to the open items. The NortonLifeLock board of directors also received, and reviewed, Evercore’s final relationship disclosure letter.
On July 14, 2021, in response to press speculation of a possible merger of Avast with NortonLifeLock (the “July 14 Leak”), NortonLifeLock and Avast separately issued announcements pursuant to Rule 2.4 of the UK Takeover Code confirming they were in advanced discussions regarding a possible merger. In these announcements, NortonLifeLock and Avast each confirmed that, pursuant to the UK Takeover Code, NortonLifeLock would be required either to announce a firm intention to make an offer for Avast or to announce an intent not to make an offer by 5:00 p.m. London time on August 11, 2021, unless the parties received prior consent from the Panel on Takeovers and Mergers to extend the deadline.
On July 16, 2021 and July 23, 2021, the NortonLifeLock board of directors held meetings by videoconference, at which NortonLifeLock’s management and representatives of Evercore, K&E and Macfarlanes were present. At these meetings, among other items discussed, (i) Evercore updated the board on the status of the transaction and the related financing workstream and provided preliminary valuation analyses, (ii) K&E and Macfarlanes updated the board as to the key open issues between the parties, including potential compromises, (iii) K&E provided the board with a detailed overview of the regulatory considerations and analysis relating to the proposed transaction, (iv) the board was provided with a summary of the due diligence carried out by NortonLifeLock’s management and its advisors and (v) NortonLifeLock management provided updates and views regarding the key open issues. The NortonLifeLock board of directors asked extensive questions of NortonLifeLock’s management, Evercore, K&E and Macfarlanes, in particular on the detailed regulatory overview to further understand the regulatory risks and expected timing, and offered its views on potential resolution of the open issues.
On August 9, 2021, the NortonLifeLock board of directors held a meeting by videoconference, at which NortonLifeLock’s management and representatives of Evercore, K&E and Macfarlanes were present. At the meeting, representatives of Evercore and K&E provided the NortonLifeLock board of directors with an update on key terms of the transaction and the transaction documentation, including with respect to the points still under negotiation with Avast and its advisors and options for resolution of those items. Representatives of Evercore then provided an overview of its financial analysis of the transaction and responded to questions from the NortonLifeLock board of directors.
On August 10, 2021, the NortonLifeLock board of directors held a meeting by videoconference, at which NortonLifeLock’s management and representatives of Evercore, K&E and Macfarlanes were present. Following a presentation by K&E on the final transaction documents (including the Rule 2.7 Announcement), Evercore reviewed and discussed its financial analyses with respect to the proposed transaction. At the request of the NortonLifeLock board of directors, Evercore rendered its oral opinion (which was subsequently confirmed in writing by the delivery of Evercore’s written opinion dated the same date) that, as of such date and based upon and subject to the various assumptions made, procedures followed, factors considered, and qualifications and limitations on the scope of the review undertaken by Evercore as set forth in its written opinion, the consideration to be paid by NortonLifeLock pursuant to the transaction documents was fair, from a financial point of view, to NortonLifeLock. For further discussion about Evercore’s opinion, see the section entitled “Opinion of Evercore — Financial Advisor to NortonLifeLock” beginning on page [•]. Following further discussion with and questions from members of the NortonLifeLock board of directors, to which representatives of Evercore and K&E responded, and on the basis of its considerations of, among other things, the matters set forth in the section entitled “Reasons for the Merger” beginning on page [•], the NortonLifeLock board unanimously determined that the Merger and the transactions contemplated thereby, including the issuance of the New NortonLifeLock Shares were fair to and in the best interests of NortonLifeLock and its stockholders and approved the publication of the Rule 2.7 Announcement and the entry into the Co-operation Agreement and the other transaction documentation.
The Avast board of directors had unanimously approved the Merger on August 10, 2021.
On August 10, 2021, the Rule 2.7 Announcement was released and the Co-operation Agreement and other transaction documentation were executed and delivered by the parties.
Reasons for the Merger
The NortonLifeLock board of directors believes that the Merger presents a unique opportunity for NortonLifeLock to execute on its “transforming for growth” strategy and the delivery of its long-term vision by creating a new, global player able to lead the transformation of consumer cyber safety by leveraging the established brands, go-to market reach, technical expertise and innovation of NortonLifeLock and Avast. In reaching its decision to approve the Merger and recommend that NortonLifeLock stockholders approve the issuance of the New NortonLifeLock Shares, after consulting with NortonLifeLock’s management, outside legal counsel and financial advisors, the NortonLifeLock board considered a number of factors including, without limitation, the following (not necessarily in the order of importance):
•
The strategic and financial rationale of the Merger, including the belief of the NortonLifeLock board of directors that the Merger will:

•
create a leading global consumer cyber safety business, with the Combined Company having revenues of approximately $3.5 billion (based on the latest reported full year results for each of NortonLifeLock and Avast), an enlarged base of over 500 million users and approximately 40 million direct customers and a common vision to empower digital freedom for everyone;
•
create a comprehensive suite of complementary consumer cyber safety solutions, delivering giga-scale endpoint visibility, next-generation insights, autonomous defense and personalized protection;

•
combine Avast’s strength in privacy and NortonLifeLock’s strength in identity to create a broad and complementary product portfolio beyond core security and towards adjacent trust-based solutions;

•
allow the Combined Company to bring a differentiated approach to the cyber safety segment supported by greater scale in threat visibility, a geographically distributed cloud data platform and advanced AI-based automation;

•
provide greater geographic diversification and access to a larger global user base, as well as facilitating expansion into the small office/home office and very small business segments and the building of stronger business-to-business-to-consumer and original equipment manufacturer partnerships;

•
create the potential to accelerate international growth through investment in Avast’s freemium business model and cross-selling of complementary NortonLifeLock identity products, which are currently sold primarily in the United States, to Avast’s international user and direct customer base and cross-selling Avast’s privacy offerings to NortonLifeLock’s full customer base;

•
unlock significant value creation through approximately $280 million of annual gross cost synergies, providing additional upside potential from new reinvestment capacity for innovation and growth. See the section entitled “Certain Unaudited Prospective Financial Information” beginning on page [•];

•
bring together two strong and highly experienced consumer-focused management teams with a common culture of excellence and innovation; and

•
enhance the financial profile of the Combined Company through increased scale, long-term growth and strong free cash flow generation supported by a resilient balance sheet, and is expected to drive double-digit non-GAAP EPS accretion within the first full year following completion of the Merger and double-digit revenue growth in the long-term;

•
the oral opinion of Evercore, NortonLifeLock’s financial advisor, in connection with the Merger, subsequently confirmed in writing by delivery of a written opinion dated August 10, 2021, to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, factors considered, and qualifications and limitations on the scope of the review undertaken by Evercore as set forth in its written opinion, the consideration to be paid by NortonLifeLock in connection with the Merger is fair, from a financial point of view, to NortonLifeLock. See the section entitled “Opinion of Evercore — Financial Advisor to NortonLifeLock” beginning on page [•];

•
the current and prospective business environment in which NortonLifeLock and Avast operate, including international, national and local economic conditions and the competitive and regulatory environment, and the likely effect of these factors on NortonLifeLock and the Combined Company;

•
the fact that the fraction of a New NortonLifeLock Share to be issued per Avast Share in respect of each of the (1) Majority Cash Option and (2) Majority Stock Option is fixed and will not adjust in the event that the market price of Avast Shares increases relative to the value of NortonLifeLock Shares;

•
the scope and results of the due diligence investigations of Avast conducted by NortonLifeLock management and its outside advisors, and the results of those investigations;

•
NortonLifeLock board of directors’ and NortonLifeLock management’s knowledge of NortonLifeLock’s business, operations, financial condition, and prospects, and its and their understanding of Avast’s business, operations, financial condition, and prospects;

•
the recommendation of NortonLifeLock’s senior management in favor of the Merger;

•
the terms and conditions of the Co-operation Agreement and the Rule 2.7 Announcement, which were the result of arms-length negotiations between NortonLifeLock and Avast;

•
the fact that (i) it is intended that Vincent Pilette, NortonLifeLock’s Chief Executive Officer, will serve as the Chief Executive Officer of the Combined Company, (ii) it is intended that Avast’s Chief Executive Officer, Ondrej Vlcek, will join the Combined Company as President and become a member of the NortonLifeLock board of directors, (iii) Pavel Baudiš, a co-founder of Avast is expected to join the NortonLifeLock board of directors as an independent director, and (iv) it is intended that Natalie Derse, NortonLifeLock’s Chief Financial Officer, will serve as the Chief Financial Officer of the Combined Company;

•
the fact that the Combined Company will have dual headquarters located in Tempe, Arizona, USA, and Prague, Czech Republic;

•
the fact that each of the Supporting Shareholders (representing in total 36.93% of the existing issued ordinary share capital of Avast as of the close of business on August 9, 2021, being the latest practicable date prior to the Rule 2.7 Announcement) has irrevocably undertaken to vote in favor of the Scheme in respect of its entire beneficial holding of Avast Shares, subject to certain exceptions, and that, subject to certain exceptions, each of the directors of Avast who holds Avast Shares (representing in aggregate approximately 35.96% of the existing issued ordinary share capital of Avast as of the close of business on August 9, 2021) has undertaken to elect the Majority Stock Option in respect of their entire beneficial holdings of Avast Shares;

•
NortonLifeLock’s right to engage in or otherwise participate in discussions or negotiations with a third party that makes an unsolicited bona fide Alternative Proposal (as defined below) or furnish information (including non-public information) pursuant to a confidentiality agreement to such third party, if the NortonLifeLock board determines in good faith (after consultation with its outside legal counsel and financial advisors) that the terms of such Alternative Proposal (as defined below) are more favorable from a financial point of view to NortonLifeLock’s stockholders than the Merger, taking into account all relevant factors, and the failure to take such action would be inconsistent with NortonLifeLock directors’ fiduciary duties under applicable law. See the section entitled “No Solicitation of Alternative Proposals” beginning on page [•];

•
the NortonLifeLock board of directors’ right, under specified circumstances, to withdraw, withhold or qualify (or amend or modify in any manner adverse to Avast) its recommendation that the NortonLifeLock stockholders approve the Share Issuance Proposal, subject to payment by NortonLifeLock of a Break Payment. See the sections entitled “Change in Board Recommendation” beginning on page [•] and “Break Payments” beginning on page [•];

•
the likelihood that the Merger will be completed, including after consideration of antitrust and other regulatory laws and the risks related to certain conditions and requirements that may be imposed by regulators to obtain clearances and authorizations; and

•
the condition to the Merger that the issuance of the New NortonLifeLock Shares in connection with the Merger must be approved by the NortonLifeLock stockholders.

In the course of its consideration of the Merger, the NortonLifeLock board of directors also considered a variety of negative factors associated with the Merger, including, without limitation, the following (not necessarily in the order of importance):
•
the fact that the fraction of a New NortonLifeLock Share to be issued per Avast Share in respect of each of the (1) Majority Cash Option and (2) Majority Stock Option is fixed and will not adjust in the event that the market price of NortonLifeLock Shares increases relative to the value of Avast Shares;

•
the dilution of the ownership interests of NortonLifeLock’s current shareholders in NortonLifeLock that will result from the issuance of the New NortonLifeLock Shares to Avast shareholders in the Merger;

•
the risk that the Merger might not be completed in a timely manner or at all, including the risk that failure to complete the Merger could cause NortonLifeLock to incur significant expenses and lead to negative perceptions among investors;

•
the fact that NortonLifeLock will incur substantial indebtedness in connection with the Merger that could adversely affect the Combined Company, its financial position and the potential benefits of the Merger, as well as its future ability to access debt capital markets;

•
the fact that NortonLifeLock will likely not know the elections of the majority of the Avast shareholders as between the Majority Cash Option and Majority Stock Option until shortly prior to completion of the Merger;

•
the fact that, under specified circumstances, NortonLifeLock may be required to pay a Break Payment of up to $300 million under the Co-operation Agreement upon the occurrence of certain events. See the section entitled “Break Payments” beginning on page [•];

•
the limitations imposed by the Co-operation Agreement on the circumstances under which the NortonLifeLock board of directors may withdraw, withhold or qualify (or amend or modify in any manner adverse to Avast) its recommendation that the NortonLifeLock stockholders approve the Share Issuance Proposal. See the section entitled “Change in Board Recommendation” beginning on page [•];

•
the fact that Avast’s shareholders may not approve the Merger at the General Meeting;

•
the fact that the UK Takeover Code significantly limited the contractual commitments that could be obtained from Avast in favor of NortonLifeLock to take actions in furtherance of the Merger;

•
the fact that the Avast board of directors may, if it considers that its fiduciary duties so require, withdraw its recommendation of the Merger at any time;

•
the fact that the UK Takeover Code does not permit Avast to pay any break payment to NortonLifeLock (including if the Avast board of directors withdraws its recommendation of the Merger), and does not permit Avast to be subject to any contractual restrictions or obligations in favor of NortonLifeLock on soliciting or negotiating other offers or transactions involving Avast (save for certain restrictions under the UK Takeover Code on the Avast board taking actions or entering into agreements that may result in NortonLifeLock’s offer for Avast being frustrated or in Avast shareholders being denied the opportunity to decide on its merits);

•
the potential length of the regulatory approval process and the fact that the receipt of regulatory clearances and authorizations required by the Merger may be subject to conditions, limitations, or restrictions that could negatively impact the business and operations of the Combined Company;

•
the risk that Avast’s financial performance may not meet NortonLifeLock’s expectations;

•
the risk of diverting NortonLifeLock’s and Avast’s respective management teams’ focus and resources from operational matters and other strategic opportunities while working to complete the Merger and integrate NortonLifeLock and Avast;

•
the challenges inherent in the combination and integration of two businesses of the size and scope of NortonLifeLock and Avast, including as a result of Avast’s operations outside the United States and the possibility that the anticipated estimated cost savings, synergies and other benefits sought to be obtained by the Merger might not be achieved in the time frame contemplated or at all;

•
the potential adverse impact that business uncertainty pending the completion of the Merger could have on NortonLifeLock’s and Avast’s ability to attract, retain, and motivate key personnel until the completion of the Merger;

•
the fact that the Co-Operation Agreement places certain restrictions on NortonLifeLock in the period before the Effective Date, although limited in scope, which could impact NortonLifeLock’s operations and actions until the earlier of the completion of the Merger and the termination of the Co-operation Agreement;
•
the fact that the UK Takeover Code provides that conditions to the Merger may only be invoked (so as to cause the Merger not to proceed, to lapse or be withdrawn) with the Panel’s consent, and that, with respect to certain conditions (including any regulatory or antitrust conditions), the Panel will normally only give its consent to the invocation of a condition where the circumstances underlying the invocation of the condition are of material significance to NortonLifeLock and Bidco in the context of the Merger, and that there is no assurance the Panel would provide such consent;

•
the outcome of any legal proceedings, to the extent initiated against NortonLifeLock, Bidco, Avast or others relating to the Merger; and

•
the risks of the type and nature described in the sections of this proxy statement entitled “Risk Factors” beginning on page [•] and “Cautionary Note Regarding Forward-Looking Statements” beginning on page [•].

The NortonLifeLock board of directors determined that, balancing the positive and negative considerations involved in the Merger, the potential benefits of the Merger substantially outweighed its risks and uncertainties.
The foregoing discussion of factors considered by the NortonLifeLock board of directors is not intended to be exhaustive, but includes the material factors considered by the NortonLifeLock board of directors. In light of the variety of factors considered in connection with its evaluation of the Merger, the NortonLifeLock board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the NortonLifeLock board of directors applied his or her own personal business judgment to the process and may have given different weight to different factors. The NortonLifeLock board of directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. Instead, the NortonLifeLock board of directors based its recommendation on the totality of the information presented.
In considering the recommendation of the NortonLifeLock board of directors, you should be aware that certain directors and executive officers of NortonLifeLock may have interests in the Merger that are different from, or in addition to, interests of shareholders of NortonLifeLock generally and may create potential conflicts of interest. The NortonLifeLock board of directors was aware of these interests and considered them when evaluating and negotiating the Rule 2.7 Announcement, the Co-operation Agreement and the other transactions contemplated thereby, and in recommending to NortonLifeLock’s shareholders that they vote in favor of the Share Issuance Proposal. See the section entitled “Common Stock Ownership of Directors and Executive Officers” beginning on page [•].
This discussion of NortonLifeLock’s reasons for the Merger is forward-looking in nature and should be read in light of the factors discussed in the sections of this proxy statement entitled See the sections entitled “Cautionary Note Regarding Forward-Looking Statements” beginning on page [•] and “Risk Factors — Risks Related to the Merger” beginning on page [•].
Recommendation of NortonLifeLock’s Board of Directors
Based on the reasons for the recommendations discussed below in the section entitled “Information About the Merger — Reasons for the Merger,” the members of the board of directors of NortonLifeLock determined that the Merger and the other matters contemplated by the Rule 2.7 Announcement and the Co-operation Agreement are fair to and in the best interests of NortonLifeLock and its stockholders and have authorized and approved the issuance of the New NortonLifeLock Shares to Avast shareholders in connection with the Merger. The NortonLifeLock board of directors unanimously recommends that NortonLifeLock stockholders vote “FOR” the Share Issuance Proposal and “FOR” the Adjournment Proposal.

Opinion of Evercore — Financial Advisor to NortonLifeLock
Evercore Group L.L.C. (“Evercore”) was retained by NortonLifeLock to act as its financial advisor and to render a fairness opinion in connection with the Merger. NortonLifeLock selected Evercore to act as its financial advisor because of Evercore’s qualifications and experience in providing strategic and financial advisory services in comparable transactions and Evercore’s reputation. At a meeting of the NortonLifeLock board of directors held to evaluate the Merger on August 10, 2021, Evercore rendered its oral opinion, which was subsequently confirmed in writing, to the NortonLifeLock board of directors to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, factors considered, and qualifications and limitations on the scope of the review undertaken by Evercore as set forth in its written opinion, the consideration to be paid by NortonLifeLock pursuant to the Merger documents was fair, from a financial point of view, to NortonLifeLock.
The full text of Evercore’s written opinion to the NortonLifeLock board of directors, dated August 10, 2021, is attached as Annex C to this proxy statement and is incorporated herein by reference in its entirety. NortonLifeLock stockholders should read the opinion in its entirety for a discussion of the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Evercore in rendering its opinion. This summary is qualified in its entirety by reference to the full text of such opinion. Evercore’s opinion was directed to the NortonLifeLock board of directors and addressed only the fairness, from a financial point of view, to NortonLifeLock, as of the date of the opinion, of the consideration to be paid by NortonLifeLock pursuant to the Merger documents. Evercore’s opinion did not address any other aspects of the Merger and did not and does not constitute a recommendation to the NortonLifeLock board of directors or to any other persons in respect of the Merger, including as to how any holder of NortonLifeLock shares should vote or act in respect of the Merger.
In connection with rendering its opinion, Evercore:
•
reviewed certain publicly available business and financial information relating to each of Avast and NortonLifeLock that Evercore deemed to be relevant, including publicly available research analysts’ estimates;

•
reviewed certain publicly available projected financial and operating data relating to NortonLifeLock and Avast and extrapolations thereof, which were approved for Evercore’s use by NortonLifeLock’s management, as more fully described in the section entitled “Certain Unaudited Prospective Financial Information” beginning on page [•] (the “Public Forecasts”);

•
discussed the past and current operations, Public Forecasts and current financial condition of Avast with senior executives of NortonLifeLock and Avast (including their views on the risks and uncertainties of achieving such projections);

•
discussed the past and current operations, Public Forecasts and current financial condition of NortonLifeLock with senior executives of NortonLifeLock (including their views on the risks and uncertainties of achieving such projections);

•
reviewed certain estimates and other information relating to certain strategic, financial and operational benefits anticipated from the Merger, which were prepared, and approved for Evercore’s use, by the management of NortonLifeLock (the “Projected Synergies”), as more fully described in the section entitled “Certain Unaudited Prospective Financial Information’” beginning on page [•];

•
at the direction of NortonLifeLock’s management, utilized consensus estimates with respect to the future performance of NortonLifeLock and Avast and extrapolations thereof, which were approved for Evercore’s use by NortonLifeLock’s management;

•
reviewed the pro forma impact of the Merger on NortonLifeLock’s earnings per share and certain other financial metrics;

•
reviewed the reported prices and the historical trading activity of the Avast Shares and NortonLifeLock shares of common stock;

•
compared the financial performance of Avast and NortonLifeLock and their respective stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;

•
participated in certain discussions and negotiations among representatives of NortonLifeLock and Avast and their financial and legal advisors;

•
reviewed the financial terms and conditions of the Merger documents and certain related documents; and

•
performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of its analysis and opinion, Evercore assumed and relied upon, without any independent verification of such information, the accuracy and completeness of the financial and other information publicly available and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, and Evercore assumed no responsibility or liability therefor. Evercore further relied upon the assurances of the managements of NortonLifeLock and Avast that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. At NortonLifeLock’s direction, in connection with the Merger, for purposes of rendering Evercore’s opinion, Evercore was not provided with any financial forecasts relating to the future performance of Avast or NortonLifeLock prepared by Avast’s management or NortonLifeLock’s management (other than with respect to the Projected Synergies) and, at NortonLifeLock’s direction, Evercore’s analyses relating to the business and financial prospects of Avast and NortonLifeLock for purposes of Evercore’s opinion were made on the bases of the Public Forecasts and the Projected Synergies.
With respect to the projected financial data relating to Avast and NortonLifeLock referred to above, including those relating to the Public Forecasts, the Projected Synergies and other benefits anticipated by the management of NortonLifeLock to be realized from the Merger, Evercore assumed, with NortonLifeLock’s consent, that they were reasonably prepared on bases reflecting the best then currently available estimates and good faith judgments of the management of NortonLifeLock as to the future financial performance of Avast and NortonLifeLock, and such Projected Synergies and other benefits. Without limiting the report of Evercore Partners International LLP included in the Rule 2.7 Announcement with respect to the anticipated quantified financial benefits of the Merger, Evercore expresses no view as to any projected financial data relating to Avast and NortonLifeLock, including the Public Forecasts, or the Projected Synergies or the assumptions on which they were based. Evercore relied, at NortonLifeLock’s direction, without independent verification, upon the assessments of management of NortonLifeLock as to whether the Projected Synergies and benefits, operating synergies and other strategic benefits, including the amounts and timing of realization thereof, anticipated by management of NortonLifeLock to be realized from the Merger were reasonable.
For purposes of Evercore’s analysis and opinion, Evercore assumed, in all respects material to its analysis, that the final executed Merger documents would not differ from the draft Merger documents reviewed by Evercore, that the representations and warranties of each party contained in the Merger documents were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Merger documents and that all conditions to the consummation of the Merger would be satisfied without waiver or modification thereof. Evercore further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger would be obtained without any delay, limitation, restriction or condition that would have an adverse effect on NortonLifeLock, Avast or the consummation of the Merger or reduce the contemplated benefits to NortonLifeLock of the Merger, in each case to the extent material to Evercore’s analysis. Evercore did not express any opinion as to any tax or other consequences that might result from the Merger, nor did Evercore’s opinion address any legal, tax, regulatory or accounting matters, as to which Evercore understood that NortonLifeLock had obtained such advice as it deemed necessary from qualified professionals.
Evercore did not conduct a physical inspection of the properties or facilities of NortonLifeLock or Avast and did not make or assume any responsibility for making any independent valuation or appraisal of the respective assets or liabilities of NortonLifeLock or Avast, nor was Evercore furnished with any such valuations or appraisals, nor did Evercore evaluate the solvency or fair value of NortonLifeLock or Avast under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion is necessarily based upon information made available to Evercore as of the date of its opinion and financial, economic, market and other conditions as they existed and as could be evaluated on the date of its opinion. It is understood that subsequent developments may affect Evercore’s opinion and that Evercore does not have any obligation to update, revise or reaffirm its opinion.
Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to NortonLifeLock, from a financial point of view, of the consideration. Evercore did not express any view on, and its opinion did not address, the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any class of securities, creditors or other constituencies of NortonLifeLock or Avast, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of NortonLifeLock or Avast, or any class of such persons, whether relative to the consideration or otherwise.
Evercore was not asked to, nor did Evercore express any view on, and Evercore’s opinion did not address, any other term or aspect of the Merger documents or the Merger, including, without limitation, the structure or form of the Merger, or any term, aspect or undertaking of any other agreement or instrument contemplated by the Co-operation Agreement or entered into or amended in connection with the Co-operation Agreement. Evercore assumed that any modification to the structure of the Merger would not vary in any respect material to Evercore’s analysis. Evercore’s opinion did not address the relative merits of the Merger as compared to other business or financial strategies that might be available to NortonLifeLock, nor did it address the underlying business decision of NortonLifeLock to engage in the Merger.
Evercore did not express any view on, and Evercore’s opinion did not address, what the value of the shares of NortonLifeLock common stock actually would be when issued or the prices at which the shares of NortonLifeLock common stock would trade at any time, including following announcement or consummation of the Merger. Evercore did not express any opinion as to the prices at which the shares of NortonLifeLock or Avast will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Avast or the Merger or as to the impact of the Merger on the solvency or viability of Avast or the ability of Avast to pay its obligations when they come due. Evercore is not a legal, regulatory, accounting or tax expert and Evercore assumed the accuracy and completeness of assessments by NortonLifeLock and its advisors with respect to legal, regulatory, accounting and tax matters.
Summary of Material Financial Analysis
Set forth below is a summary of the material financial analyses reviewed by Evercore with the NortonLifeLock board of directors on August 10, 2021 in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses or data presented by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before August 6, 2021 (the last full trading date prior to the rendering of Evercore’s opinion), except in the case of the share price of NortonLifeLock and Avast, which is based on the closing share price as of the last unaffected date prior to the first public reports of a potential Merger involving NortonLifeLock and Avast which dates were July 13, 2021 and July 14, 2021, respectively, and, in each case, such market data is not necessarily indicative of current market conditions. For purposes of its financial analyses summarized below, Evercore assumed that, based on the commitments of the Avast directors, including the founders and their related trusts, who collectively owned approximately 36% of Avast Shares on a fully diluted basis as of the date Evercore rendered its opinion, the minimum and maximum aggregate amounts that could be payable by NortonLifeLock as consideration (the “Consideration”) in the Merger pursuant to the Merger documents would be (1) a cash payment of approximately $2.5 billion and the issuance of approximately 205 million New NortonLifeLock Shares and (2) a cash payment of approximately $6.1 billion and the issuance of approximately 93 million New

NortonLifeLock Shares. In connection with its financial analyses summarized below, Evercore further assumed a currency exchange rate of GBP converted to USD at 1.3866x based on the exchange rates in effect as of August 6, 2021.
For purposes of its analyses, Evercore considered general business, economic, market and financial conditions, industry sector performance, and other matters, as they existed and could be evaluated as of the date of its opinion, many of which are beyond the control of NortonLifeLock, Avast and their respective advisors. The estimates contained in Evercore’s analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Evercore’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Evercore’s analyses and reviews are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates.
The following summary of Evercore’s financial analyses includes information presented in tabular format. In order to fully understand Evercore’s analyses, the tables should be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute a complete description of Evercore’s financial analyses. Considering the tables below without considering the full narrative description of Evercore’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.
Selected Publicly Traded Companies Analyses
In performing a selected publicly traded companies analysis of Avast and NortonLifeLock, Evercore reviewed publicly available financial and market information for a selection of public companies appearing in the list below (the “Selected Public Companies”). Although none of the Selected Public Companies is directly comparable to NortonLifeLock or Avast (with the exception of NortonLifeLock in the case of NortonLifeLock and Avast in the case of Avast), Evercore selected the Selected Public Companies that, based on its professional judgment and experience, Evercore deemed most relevant to consider in relation to NortonLifeLock and Avast, because they are public companies and each Selected Public Company has operations that, for purposes of this analysis, Evercore considered similar to the operations of one or more of the business lines of NortonLifeLock and/or Avast.
•
Avast PLC

•
NortonLifeLock Inc.

•
McAfee Corp. (“McAfee”)

•
Check Point Software Technologies Ltd

•
Trend Micro Inc.

For each of the Selected Public Companies, Evercore calculated (i) enterprise value as a multiple of estimated earnings before interest, taxes, depreciation and amortization (“EBITDA”) for calendar years 2021 and 2022 and (ii) Price as a multiple of estimated earnings for each of the Selected Public Companies for calendar years 2021 and 2022 (P/E). For purposes of this analysis, for each Selected Public Company Evercore used the closing price (“Price”) of each Selected Public Company as of August 6, 2021, with the exception of McAfee, NortonLifeLock and Avast, each of which were included as of the last unaffected date prior to the first public reports of a potential Merger involving NortonLifeLock and Avast which was, in the case of McAfee and NortonLifeLock, July 13, 2021 and, in the case of Avast, July 14, 2021. Financial data regarding each company’s outstanding equity securities, total debt, preferred equity, non-controlling interest and cash and cash equivalents were derived from the most recent filings made by such company with the SEC, and/or publicly available research analysts’ estimates (other than NortonLifeLock and Avast, which were based on the Consensus Financial Projections (as defined below) and, in the case of the number of fully diluted Avast Shares and NortonLifeLock shares of common stock, as provided by NortonLifeLock’s management) and such financial data was further subject to (i) in the case of NortonLifeLock, the inclusion of capitalized research and development and software development costs by Evercore for purposes of calculating NortonLifeLock’s EBITDA for purposes of this analysis and (ii) in the case of McAfee, certain adjustments to the calculation of McAfee’s EBITDA in order to address the pro forma impact of the previously announced divestiture of McAfee’s enterprise business.
Avast
Fiscal Year (“FY”) 2022E EBITDA.   Based on the multiples it derived for the Selected Public Companies and based on its professional judgment and experience, Evercore applied an enterprise value/FY 2022E EBITDA multiple reference range of 11.5x to 14.5x to Avast’s estimated FY 2022E EBITDA based on the Consensus Financial Projections. Based on this range of implied enterprise values, and Avast’s estimated net debt (calculated as total debt less cash and cash equivalents) as of June 30, 2021 and the number of fully diluted shares of Avast, in each case as provided by NortonLifeLock’s management, this analysis indicated a range of equity values per Avast Share on a standalone basis of £4.06 to £5.21.
FY 2022 P/E.   Based on the multiples it derived for the Selected Public Companies and based on its professional judgment and experience, Evercore applied a Price/Earnings multiple reference range of 14.5x to 18.5x to Avast’s estimated FY 2022 net income based on the Consensus Financial Projections. Based on this range of implied equity values and the number of fully diluted shares of Avast, as provided by NortonLifeLock’s management, this analysis indicated a range of equity values per Avast Share on a standalone basis of £4.09 to £5.21.
NortonLifeLock
CY 2022E EBITDA.   Based on the multiples it derived for the Selected Public Companies and based on its professional judgment and experience, Evercore applied an enterprise value/2022E EBITDA multiple reference range of 11.5x to 14.5x to NortonLifeLock’s estimated 2022E EBITDA based on the Consensus Financial Projections. Based on this range of implied enterprise values, and NortonLifeLock’s estimated net debt (calculated as total debt less cash and cash equivalents) as of July 2, 2021 and the number of fully diluted shares of NortonLifeLock, in each case as provided by NortonLifeLock’s management, this analysis indicated a range of equity values per share of NortonLifeLock Common Stock on a standalone basis of $25.16 to $32.50.
CY 2022 P/E.   Based on the multiples it derived for the Selected Public Companies and based on its professional judgment and experience, Evercore applied a Price/Earnings multiple reference range of 14.5x to 18.5x to NortonLifeLock’s estimated 2022 net income based on the Consensus Financial Projections. Based on this range of implied equity values and the number of fully diluted shares of NortonLifeLock, as provided by NortonLifeLock’s management, this analysis indicated a range of equity values per share of NortonLifeLock shares of common stock on a standalone basis of $26.16 to $33.09.
Discounted Cash Flow Analysis
Avast
Evercore performed a discounted cash flow analysis of Avast to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Avast was forecasted to generate during Avast’s fiscal years 2021 through 2026 based on the Consensus Financial Projections (the “Avast Standalone DCF”). Evercore calculated terminal values for Avast by applying a range of perpetuity growth rates of 2.0% to 3.0%, which range was selected by Evercore based on Evercore’s professional judgment and experience, to the projected standalone unlevered, after-tax free cash flows of Avast in the terminal year (which analysis implied terminal year EBITDA multiples ranging from 10.8x to 15.2x based on the Consensus Financial Projections).

The cash flows and the terminal value were then discounted to present value using a discount rate of 8.0% to 9.0%, based on an estimate of Avast’s weighted average cost of capital, to derive a range of implied enterprise values for Avast. Based on the derived ranges of implied enterprise values, Evercore then calculated a range of implied equity values by reducing the range of implied enterprise values by the amount of Avast’s net debt (calculated as total debt and certain other debt-like items less cash) as of June 30, 2021, and the number of fully diluted shares of Avast, in each case as provided to Evercore by NortonLifeLock’s management. Based on the above described analysis, Evercore derived a range of implied equity values per Avast Share on a standalone basis of £4.21 to £5.79.
Using the same method as described above for the Avast Standalone DCF, Evercore also performed a discounted cash flow analysis of Avast to calculate the estimated present value of the unlevered, after-tax free cash flows that Avast was forecasted to generate during Avast’s fiscal years 2021 through 2026 based on the Consensus Financial Projections and by taking into account the estimated synergies, as prepared and approved for Evercore’s use by NortonLifeLock’s management. Evercore calculated a range of implied values of the estimated run-rate cost synergies by applying a perpetuity growth rate of 2.5% to the estimated synergies. Evercore then calculated the implied value of the estimated synergies per Avast Share by dividing the range of implied values of the estimated run-rate cost synergies by the number of fully diluted outstanding Avast Shares, as provided and approved for Evercore’s use by NortonLifeLock’s management. Evercore then added to the implied share prices of Avast Shares on a standalone basis (as calculated above) the implied value of the estimated synergies per Avast Share. Based on the above described analysis, Evercore derived a range of implied equity values per Avast Share including the impact of the estimated synergies described above of £6.18 to £8.15.
NortonLifeLock
Evercore performed a discounted cash flow analysis of NortonLifeLock to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that NortonLifeLock was projected to generate from fiscal year 2022 through fiscal year 2027, in each case, based on the Consensus Financial Projections. Evercore also calculated a terminal value for NortonLifeLock by applying a range of perpetuity growth rates of 2.0% to 3.0%, which range was selected by Evercore based on Evercore’s professional judgment and experience, to the projected standalone unlevered, after-tax free cash flows of NortonLifeLock in the terminal year (which implied terminal year EBITDA multiples ranging from 10.9x to 15.3x based on the Consensus Financial Projections).
The cash flows and the terminal value were then discounted to present value using a discount rate of 8.0% to 9.0%, based on an estimate of NortonLifeLock’s weighted average cost of capital, to derive a range of implied enterprise values for NortonLifeLock. Based on the range of implied enterprise values, a range of implied equity values for NortonLifeLock was then calculated by reducing the range of implied enterprise values by the amount of NortonLifeLock’s projected net debt (calculated as debt less cash and equity investments) as of July 2, 2021, and the number of fully diluted shares of NortonLifeLock, in each case as provided to Evercore by NortonLifeLock’s management. Based on the above described analysis, Evercore derived a range of implied equity values per share of NortonLifeLock common stock on a standalone basis of $25.80 to $35.63.
Other Factors
Evercore also reviewed and considered other factors, which were not considered material to its financial analyses in connection with rendering its advice, but were referenced for informational purposes only, including, among other things, the following:
Last 52-Week Trading Range
Avast
Evercore reviewed historical trading prices of shares of Avast during the twelve month period ended July 14, 2021, noting that the low and high closing prices during such period ranged from £4.18 to £6.05 per share of Avast, respectively.

NortonLifeLock
Evercore reviewed historical trading prices of shares of NortonLifeLock common stock during the twelve month period ended July 13, 2021, noting that the low and high closing prices during such period ranged from $17.98 to $28.92 per share of NortonLifeLock common stock, respectively.
Equity Research Analyst Price Targets
Avast
Evercore reviewed selected public market trading price targets for the shares of Avast prepared and published by equity research analysts that were publicly available as of July 14, 2021, which was the last unaffected date prior to the announcement of a potential Merger including NortonLifeLock and Avast. These price targets reflect analysts’ estimates of the future public market trading price of the shares of Avast at the time the price target was published. As of July 14, 2021, the range of selected equity research analyst price targets per share of Avast was £3.55 to £6.80. Public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the shares of Avast and these target prices and the analysts’ earnings estimates on which they were based are subject to risk and uncertainties, including factors affecting the financial performance of Avast and future general industry and market conditions.
NortonLifeLock
Evercore reviewed selected public market trading price targets for the shares of NortonLifeLock common stock prepared and published by equity research analysts that were publicly available as of July 13, 2021, which was the last unaffected date prior to the first public reports of a potential Merger including NortonLifeLock and Avast. These price targets reflect analysts’ estimates of the future public market trading price of the shares of NortonLifeLock common stock at the time the price target was published. As of July 13, 2021, the range of selected equity research analyst price targets per share of NortonLifeLock common stock was $21.00 to $32.00. Public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the shares of NortonLifeLock common stock and these target prices and the analysts’ earnings estimates on which they were based are subject to risk and uncertainties, including factors affecting the financial performance of NortonLifeLock and future general industry and market conditions.
Premiums Paid Analysis
Using publicly available information, Evercore reviewed and analyzed all acquisitions of targets listed on the main market for listed securities or the AIM Market of the London Stock Exchange, and governed by the City Code (but excluding all-share transactions, transactions where the offeror was already a majority shareholder in the offeree and transactions of equity value less than £100 million) announced since January 1, 2007. Based on its professional judgment and premia in the precedent transactions assessed, Evercore applied a reference range of 30.0% to 50.0% to the Avast unaffected share price as of July 14, 2021 of £5.04. This analysis indicated a range of implied equity values per share of Avast Share of £6.55 to £7.56.
Evercore also reviewed and analyzed selected U.K. mergers and all-share acquisitions announced since January 1, 2012. Based on its professional judgment and premia in the precedent transactions assessed, Evercore applied a reference range of 20.0% to 30.0%, based on all-share takeover transactions with an average acquirer / target pro forma ownership of approximately 70% / 30%, to the Avast unaffected share price as of July 14, 2021 of £5.04. This analysis indicated a range of implied equity values per share of Avast Shares of £6.05 to £6.55.
Miscellaneous
The foregoing summary of Evercore’s financial analyses does not purport to be a complete description of the analyses or data presented by Evercore to the NortonLifeLock board of directors. In connection with the review of the Merger by the NortonLifeLock board of directors, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its professional judgment and experience after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the value of NortonLifeLock on a standalone basis, Avast on a standalone basis, or NortonLifeLock and Avast on a combined basis. Furthermore, rounding may result in total sums set forth in this section not equaling the total of the figures shown.
Evercore prepared these analyses for the purpose of providing an opinion to the NortonLifeLock board of directors as to the fairness, from a financial point of view, of the Consideration to be paid by NortonLifeLock pursuant to the Merger documents. These analyses do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates.
Evercore’s financial advisory services and its opinion were provided for the information and benefit of the NortonLifeLock board of directors (in its capacity as such) in connection with its evaluation of the Merger. The issuance of Evercore’s opinion was approved by an Opinion Committee of Evercore.
Evercore did not recommend any specific amount or type of consideration to the NortonLifeLock board of directors or NortonLifeLock management or that any specific amount or type of consideration constituted the only appropriate consideration in the Merger.
Pursuant to the terms of Evercore’s engagement letter with NortonLifeLock, NortonLifeLock has agreed to pay Evercore a fee for its services in the amount of $18 million, of which $4 million became payable upon delivery of Evercore’s opinion, and the balance of which will be payable contingent upon the consummation of the Merger. In addition, one or more additional fees may be payable by NortonLifeLock to Evercore if: (i) during the period from the announcement of the Merger on August 10, 2021 and the date that is six months following the consummation of the Merger the average closing price per share of NortonLifeLock common stock is equal to or greater than $30.00 per share for twenty consecutive trading days, in which case NortonLifeLock will pay Evercore $5 million and (ii) during the period from the announcement of the Merger on August 10, 2021 and the date that is twelve months following the consummation of the Merger the average closing price per share of NortonLifeLock common stock is equal to or greater than $35.00 per share for twenty consecutive trading days, in which case NortonLifeLock will pay Evercore $7 million. In addition, NortonLifeLock has agreed to reimburse Evercore for its reasonable expenses (including expenses relating to research, third party data fees and legal fees, expenses and disbursements) incurred in connection with its engagement and to indemnify Evercore and any of its affiliates, or any of the members, partners, officers, directors, advisors, representatives, employees, agents, or controlling persons, if any, of Evercore or any such affiliate, against certain liabilities and expenses arising out of Evercore’s engagement, any services performed by Evercore in connection therewith or any transaction contemplated thereby.
During the two-year period prior to the delivery of its opinion, other than in connection with the Merger, no material relationship existed between Evercore Group L.L.C. and its affiliates and either NortonLifeLock or Avast pursuant to which compensation was received by Evercore Group L.L.C. or its affiliates as a result of such a relationship. Evercore may provide financial advisory or other services to NortonLifeLock, Avast and their respective affiliates in the future and in connection with any such services Evercore may receive compensation.
Evercore and its affiliates engage in a wide range of activities for its and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore and its affiliates and/or its or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to NortonLifeLock, Avast, other potential parties to the Merger and/or any of their respective affiliates or persons that are competitors, customers or suppliers of NortonLifeLock or Avast.
The NortonLifeLock board of directors engaged Evercore to act as a financial advisor because of Evercore’s qualifications and experience in providing strategic and financial advisory services in comparable transactions and Evercore’s reputation. Evercore is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, leveraged buyouts, competitive biddings, private placements and valuations for corporate and other purposes.
Certain Unaudited Prospective Financial Information
In connection with NortonLifeLock’s evaluation of the Merger, NortonLifeLock directed Evercore to use and approved the use by Evercore, in each case, in connection with the financial analysis prepared by Evercore and Evercore’s opinion summarized in the section entitled “Opinion of Evercore — Financial Advisor to NortonLifeLock”, of certain publicly available consensus financial forecasts to March 29, 2024 (in the case of NortonLifeLock) and December 31, 2023 (in the case of Avast) and extrapolations thereof for fiscal years 2025 through 2027 (in the case of NortonLifeLock) and 2024 through 2026 (in the case of Avast). We refer to such financial forecasts and extrapolations thereof collectively as the “Consensus Financial Projections.” The Consensus Financial Projections were also shared with the board of directors of NortonLifeLock. The consensus financial forecasts were not internally prepared or adopted by NortonLifeLock’s management, but are an average of certain financial forecasts prepared by independent research analysts not affiliated with NortonLifeLock, for purposes unrelated to the management of NortonLifeLock’s business or the Merger. The extrapolations were prepared on the basis of those publicly available consensus financial forecasts, using revenue growth rates and percentages of revenue as appropriate. At the direction of NortonLifeLock’s management, NortonLifeLock’s financial advisor, Evercore, relied upon the Consensus Financial Projections, as NortonLifeLock’s management reviewed the Consensus Financial Projections and approved the use of the Consensus Financial Projections by Evercore in connection with the financial analysis prepared by Evercore and Evercore’s opinion summarized in the section entitled “Opinion of Evercore — Financial Advisor to NortonLifeLock”.
NortonLifeLock’s management does not as a matter of course make public projections as to future performance, revenues, earnings or other results beyond the current fiscal year (other than long-term revenue growth and non-GAAP EPS objectives) due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. NortonLifeLock is especially reluctant to disclose projections for extended periods due to the increasing uncertainty, unpredictability and subjectivity of such assumptions and estimates when applied to time periods further in the future. As a result, NortonLifeLock does not endorse the unaudited prospective financial information included in this proxy statement as a reliable indication of future results.
The Consensus Financial Projections are subjective in many respects and thus subject to interpretation. While presented with numeric specificity, the Consensus Financial Projections reflect a number of estimates and assumptions with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to NortonLifeLock’s and Avast’s respective businesses, including the factors listed under “Risk Factors” beginning on page [•], all of which are difficult to predict and many of which are beyond NortonLifeLock’s or Avast’s respective control.

Important factors that may affect actual results and cause these financial forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to the respective businesses of NortonLifeLock and Avast (including their respective abilities to achieve strategic goals, objectives and targets over applicable periods), industry performance, the impact of the COVID-19 pandemic, the regulatory and competitive environment and changes in technology, general business and economic conditions. Various assumptions underlying the Consensus Financial Projections may not prove to have been, or may no longer be, accurate. The Consensus Financial Projections may not be realized, and actual results may be significantly higher or lower than projected in the Consensus Financial Projections. The Consensus Financial Projections summarized below do not give effect to the Merger. The Consensus Financial Projections were based on consensus financial forecasts that were publicly available as of August 6, 2021, and extrapolations thereof (which were prepared prior to the date of the Merger Agreement) and, as a result, do not take into account any circumstances or events occurring after the date they were prepared, including the Merger. The Consensus Financial Projections were selected at a particular time and were utilized for the various financial analyses prepared over the course of evaluating the Merger — thus, NortonLifeLock has not updated, nor does NortonLifeLock intend to update or otherwise revise, the Consensus Financial Projections. There can be no assurance that the results reflected in the Consensus Financial Projections will be realized or that actual results will not materially vary from the Consensus Financial Projections. In addition, the Consensus Financial Projections cover multiple years and such information by its nature becomes less predictive with each successive year. Therefore, the inclusion of the Consensus Financial Projections in this proxy statement should not be relied on as necessarily predictive of actual future events nor construed as financial guidance.
The Consensus Financial Projections and Estimated Synergies (as defined below) were not required to be and were not prepared in compliance with published guidelines established by the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, U.S. GAAP, IFRS (EU) or IFRS (IASB), nor were they prepared with the intention of being relied upon by stockholders of NortonLifeLock or shareholders of Avast, including for purposes of Rule 28 of the Takeover Code.
No independent registered accounting firm has examined, compiled or otherwise performed any procedures with respect to the Consensus Financial Projections and, accordingly, no independent registered accounting firm has expressed any opinion or given any other form of assurance with respect thereto and no independent registered accounting firm assumes any responsibility for the Consensus Financial Projections. The reports of NortonLifeLock’s independent registered public accounting firm incorporated by reference into this proxy statement relate to NortonLifeLock’s historical financial information and do not extend to the Consensus Financial Projections and should not be read to do so. Certain of the financial projections set forth herein may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used in the Consensus Financial Projections may not be comparable to similarly titled amounts used by other companies or persons.
This summary of the Consensus Financial Projections is not being included in this proxy statement to influence your decision whether to vote in favor of any proposal. None of NortonLifeLock, Avast or their respective affiliates, advisors, officers, directors, partners or representatives can give you any assurance that actual results will not differ from the Consensus Financial Projections, and none of them undertake any obligation to update or otherwise revise or reconcile the Consensus Financial Projections to reflect circumstances existing after the date the Consensus Financial Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Consensus Financial Projections are shown to be in error, in each case, except as may be required under applicable law. In addition, none of NortonLifeLock, Avast or their respective affiliates, advisors, officers, directors, partners or representatives has made, makes or is authorized in the future to make any representation to any stockholder or other person regarding NortonLifeLock’s, Avast’s or the Combined Company’s ultimate performance compared to the information contained in the Consensus Financial Projections will be achieved, and any statements to the contrary should be disregarded. Neither NortonLifeLock nor its financial advisor assumes any responsibility for the validity, reasonableness, accuracy or completeness of the Consensus Financial Projections.
In light of the foregoing, and considering that NortonLifeLock’s special meeting will be held several months after the Consensus Financial Projections and Estimated Synergies were prepared, as well as the uncertainties inherent in any forecasted information, NortonLifeLock stockholders are cautioned not to place unwarranted reliance on such information, and all NortonLifeLock stockholders are urged to review NortonLifeLock’s most recent SEC filings for a description of NortonLifeLock’s reported financial results. See “Where You Can find More Information” beginning on page [•].
NortonLifeLock Consensus Financial Projections
The following financial projections with respect to NortonLifeLock represent (unless otherwise stated below) the average of twelve research analysts’ available estimates (consensus forecast) for the fiscal year ending April 1, 2022 to the fiscal year ending March 29, 2024, and as extrapolated for the fiscal year ending March 28, 2025 to the fiscal year ending April 2, 2027, in each case for the operating measures identified below. NortonLifeLock’s management directed Evercore to use such Consensus Financial Projections in connection with the financial analysis Evercore performed and Evercore’s opinion and such Consensus Financial Projections were approved by NortonLifeLock’s management for use by Evercore in connection with the financial analysis Evercore prepared and Evercore’s opinion summarized in the section entitled “Opinion of Evercore — Financial Advisor to NortonLifeLock”.
	Consensus Forecast			Extrapolations
	2022	2023	2024	2025	2026	2027
Fiscal Year ending ~March 31(1)
Revenue	$2,796	$2,974	$3,159	$3,332	$3,490	$3,629
Adjusted EBITDA(2)	$1,474	$1,542	$1,622	$1,699	$1,780	$1,851
Adjusted Net Income(3)	$987	$1,090	$1,218	$1,227	$1,286	$1,337
Adjusted Unlevered Free Cash Flow(4)	$1,133	$1,125	$1,152	$1,205	$1,263	$1,316

(1)
All dollar amounts in millions. NortonLifeLock’s fiscal year ends are: April 1, 2022, March 31, 2023, March 29, 2024, March 28, 2025, April 3, 2026 and April 2, 2027

(2)
Adjusted EBITDA is calculated as net income before interest, income taxes, depreciation and amortization, adjusted to exclude stock-based compensation expense, loss (gain) on discontinued operations, loss (gain) on extinguishment of debt, fair value adjustment for contract liabilities, restructuring charges, acquisition-related costs, litigation settlement charges, loss (gain) on sale of properties, other non-operating expense (income) and other charges

(3)
Adjusted Net Income is calculated as net income adjusted to exclude stock-based compensation expense, fair value adjustment for contract liabilities, amortization of intangible assets, restructuring charges, acquisition-related costs, litigation settlement charges, non-cash interest expense, loss (gain) or divestitures and sale of equity method investments, loss (gain) on extinguishment of debt, loss (gain) on sale of properties, adjustment to provision for income taxes and income from discontinued operations (net)

(4)
Adjusted Unlevered Free Cash Flow is calculated as Adjusted EBITDA, less (using, for the fiscal years 2022 to 2024, the metrics derived from one or more available consensus research analysts estimates for each of the following component items and extrapolations thereof for fiscal years 2025 to 2027) stock-based compensation expense, taxes (incorporating the effect of the tax shield from D&A expenses) and capital expenditures, and adjusted for changes in net working capital

Adjusted EBITDA, Adjusted Net Income and Adjusted Unlevered Free Cash Flow as presented above in NortonLifeLock Consensus Financial Projections are non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used in the NortonLifeLock Consensus Financial Projections may not be comparable to similarly titled amounts used by other companies or persons.
Avast Consensus Financial Projections
The following financial projections with respect to Avast represent (unless otherwise stated below) the average of twelve research analysts’ available estimates (consensus forecast) for the fiscal year ending December 31, 2021 to the fiscal year ending December 31, 2023, and as extrapolated for the fiscal year ending December 31, 2024 to the fiscal year ending December 31, 2026, in each case for the operating measures identified below. NortonLifeLock’s management directed Evercore to use such Consensus Financial Projections in connection with the financial analysis Evercore performed and Evercore’s opinion and such amounts were approved by NortonLifeLock’s management for use by Evercore in connection with the financial analysis Evercore prepared and Evercore’s opinion summarized in the section entitled “Opinion of Evercore — Financial Advisor to NortonLifeLock”.
	Consensus Forecast			Extrapolations
	2021	2022	2023	2024	2025	2026
Fiscal Year ending December 31(1)(2)
Revenue	$944	$1,008	$1,082	$1,150	$1,211	$1,262
Adjusted EBITDA(3)	$528	$565	$612	$646	$680	$709
Adjusted Net Income(4)	$383	$414	$450	$472	$497	$518
Adjusted Unlevered Free Cash Flow(5)	$365	$392	$433	$456	$481	$503

(1)
All dollar amounts in millions

(2)
Avast reports on an IFRS basis

(3)
Adjusted EBITDA is calculated as operating profit/loss before depreciation, amortization of non-acquisition intangible assets, share-based payments including related employer’s costs, exceptional items and amortization of acquisition intangible assets

(4)
Adjusted Net Income is calculated as statutory net income (profit after tax) plus share-based payments, exceptional items, amortization of acquisition intangible assets, unrealized foreign exchange gain/loss on the EUR tranche of the bank loan, the tax impact from the unrealized exchange differences on intercompany loans, and the tax impact of the foregoing adjusting items and IP transfer, less gain on disposal of business operation

(5)
Adjusted Unlevered Free Cash Flow is calculated as Adjusted EBITDA, less (using, for the fiscal years 2021 to 2023, the metrics derived from one or more available consensus research analysts estimates for each of the following component items and extrapolations thereof for fiscal years 2024 to 2026) stock-based compensation expense, taxes (incorporating the effect of the tax shield from D&A expenses) and capital expenditures, and adjusted for changes in net working capital

Adjusted EBITDA, Adjusted Net Income and Adjusted Unlevered Free Cash Flow as presented above in Avast Consensus Financial Projections are non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used in the Avast Consensus Financial Projections may not be comparable to similarly titled amounts used by other companies or persons.
Estimated Synergies
NortonLifeLock’s management also estimated certain synergies that were expected to result from the Merger and be realized by the combined company, which we refer to in this proxy statement as the “Estimated Synergies.” NortonLifeLock’s management provided the Estimated Synergies to (i) the NortonLifeLock Board in connection with its review and evaluation of the proposed Merger and

(ii) Evercore and NortonLifeLock’s management approved the Estimated Synergies for use by Evercore for the purpose of performing financial analysis in connection with Evercore’s fairness opinion as described in this proxy statement under “Opinion of Evercore — Financial Advisor to NortonLifeLock” beginning on page [•]. NortonLifeLock anticipates that the Merger will result in recurring annual pre-tax gross cost synergies for the Combined Company to reach a run-rate of approximately $280 million. This represents between approximately 15% and 20% of combined adjusted cost of sales and operating spend, based on the latest full year reported results for each of NortonLifeLock and Avast. NortonLifeLock expects to realize approximately 60% of the run-rate cost savings by the end of the first full year following completion of the Merger and 100% by the end of the second full year following completion of the Merger, excluding any potential synergy reinvestment and associated benefits. No such synergy benefits were factored into the Financial Projections.
The Estimated Synergies will accrue as a direct result of the Merger and would not be achieved on a standalone basis. Aside from integration costs, no material dis-benefits are expected to arise in connection with the Merger. See the section above titled “Cautionary Note Regarding Forward-Looking Statements” beginning on page [•] for further information regarding the uncertainties and assumptions underlying the Estimated Synergies, as well as the section entitled “Risk Factors — NortonLifeLock may fail to realize the anticipated benefits and operating synergies expected from the Merger, which could adversely affect its business, financial condition and operating results” beginning on page [•] for further information regarding the uncertainties and factors associated with realizing the Estimated Synergies in connection with the Merger.
The paragraphs above relating to Estimated Synergies constitute a “Quantified Financial Benefits Statement” for the purposes of Rule 28 of the Code. Annex D sets out further details on the Quantified Financial Benefits Statement, including the bases of belief and principal assumptions, and the reports required under the Code by Deloitte, NortonLifeLock’s reporting accountants, and by Evercore, acting as financial adviser to NortonLifeLock. References in this proxy to the Quantified Financial Benefits Statement should be read in conjunction with Annex D.
The Rule 2.7 Announcement and the Scheme of Arrangement
Subject to the satisfaction or waiver, as applicable, of the conditions to the Merger, the Merger will be implemented by means of a Court-sanctioned scheme of arrangement between Avast and Avast shareholders under the UK Companies Act. The purpose of the Scheme is to provide for Bidco to acquire the entire issued and to be issued ordinary share capital of Avast.
Under the Scheme, the Merger is to be achieved by:
•
the acquisition by Bidco of all issued and to be issued Avast Shares from the Avast shareholders in consideration for which Avast shareholders will receive consideration on the basis set out in the Rule 2.7 Announcement and described in further detail in the Scheme Document; and

•
amendments to Avast’s articles of association to ensure that any Avast Shares issued after the Scheme record time to any person other than Bidco and/or its nominee will automatically be transferred to Bidco (and/or its nominee) on the same terms and for the same consideration as would have been received had such Avast Shares been transferred to Bidco as part of the Merger (other than as to timing and certain formalities).

Upon the Scheme becoming effective, it will be binding on all Avast shareholders (irrespective of whether or not they attended or voted at the Court Meeting and the General Meeting (and, if they attended and voted, whether or not they voted in favor)), and share certificates in respect of Avast Shares will cease to be of value and should be destroyed and entitlements to Avast Shares held within the CREST system will be cancelled. After the Avast Shares are delisted from the London Stock Exchange, Bidco intends to re-register Avast as a private limited company.
The Scheme is governed by the laws of England and Wales and is subject to the exclusive jurisdiction of the English courts. The rules of the UK Takeover Code also apply to the Scheme.

Conditions to the Merger
The Merger will become effective only if, among other things, the following events occur on or before the Long Stop Date:
•
the FCA having approved the UK Prospectus and it having been made available to the public in accordance with the UK Prospectus Regulation Rules;

•
the approval of the Scheme by a majority in number of Avast shareholders present (in person or by proxy) and voting at the Court Meeting to consider and vote on the Scheme, which majority represents at least 75% in value of the Avast Shares held by such Avast shareholders;

•
each of (a) the Court Meeting, (b) the General Meeting, and (c) the hearing of the Court seeking an order sanctioning the Scheme (the “Court Hearing”), being held on or before the 22nd day after the expected date for each such meeting or hearing, respectively, as set out in the Scheme Document or, in any such case, such later dates as Bidco and Avast may agree and the Court may allow;

•
the passing of all resolutions necessary to approve and implement the Scheme by the requisite majority or majorities at the General Meeting;

•
the sanction of the Scheme by the Court with or without modification (but subject to any such modification being acceptable to Bidco and Avast);

•
the delivery of a copy of the order of the Court sanctioning the Scheme to the Registrar of Companies in England and Wales;

•
the Share Issuance Proposal being duly approved by NortonLifeLock’s shareholders;

•
the approval of the New NortonLifeLock Shares issued pursuant to the Share Issuance Proposal for listing on Nasdaq, subject to official notice of issuance;

•
the receipt or waiver, on terms satisfactory to Bidco, of any applicable antitrust approvals, clearances, or expiration or termination of waiting periods in the United States, the United Kingdom, Germany and Spain (and/or, upon referral, approval from the European Commission), Australia and New Zealand;

•
a written notification from CFIUS that it has completed action under Section 721 of the DPA or, if CFIUS has sent a report to the President of the United States, either (a) the President has not taken any action after fifteen days from the earlier of the date the President having received such report from CFIUS or the end of the investigation period, or (b) the President of the United States has announced a decision not to take any action to suspend or prohibit the Merger; and

•
the receipt or waiver of applicable foreign investment approvals in Germany, the Czech Republic, Romania and, if in force and applicable, any such approvals required in the United Kingdom and the Netherlands.

The Scheme will lapse if it does not become effective by the Long Stop Date.
However, in certain circumstances, Bidco and NortonLifeLock may not be able to invoke the conditions to the Merger in order to terminate the Merger. The UK Takeover Code provides that certain conditions may only be invoked where the circumstances underlying the failure of the condition are of material significance to NortonLifeLock in the context of the Merger. Therefore, with the exception of certain conditions relating to: (1) the approval of the Scheme by Avast shareholders and the Court; (2) the sanction of the Scheme by the Court; (3) the approval of the issuance of the New NortonLifeLock Shares by the shareholders of NortonLifeLock; and/or (4) the listing of the New NortonLifeLock Shares on Nasdaq, NortonLifeLock may be required to obtain the agreement of the Panel that the circumstances giving rise to the right to invoke a condition were of material significance to NortonLifeLock in the context of the Merger.
The Co-operation Agreement
On August 10, 2021, in connection with the Merger, NortonLifeLock, Bidco and Avast entered into the Co-operation Agreement pursuant to which, among other undertakings, Avast, Bidco and NortonLifeLock agreed to use all reasonable endeavors to take all appropriate action and do, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective as soon as reasonably practicable, and in any event prior to the Long Stop Date, the transactions contemplated by the Co-operation Agreement.
Regulatory Undertakings
The parties have agreed to certain undertakings to co-operate and provide one another with reasonable information, assistance and access in relation to the filings, submissions and notifications to be made in relation to the regulatory clearances and authorizations necessary to satisfy the Regulatory Conditions. Taking due account of its legal obligations with respect to the regulatory clearances and authorizations, as well as the views and comments of Avast, NortonLifeLock will have the right to determine the strategy for obtaining the regulatory clearances and authorizations, and for satisfying the Regulatory Conditions.
NortonLifeLock and Bidco will use all reasonable endeavors to obtain the regulatory approvals which are required to implement the Merger in substantially the form contemplated by the Rule 2.7 Announcement. For such purpose, all reasonable endeavors shall require NortonLifeLock and Bidco to take, or agree to take, all actions necessary to secure the regulatory clearances and authorizations necessary to satisfy the Regulatory Conditions required to implement the Merger in substantially the form contemplated by the Rule 2.7 Announcement (including accepting any relevant remedies or required disposals), in each case except to the extent that such actions would, individually or in the aggregate, be of material significance to NortonLifeLock and Bidco in the context of the Merger (as such material significance standard is or would fall to be determined by the Panel under the UK Takeover Code), in which case NortonLifeLock and Bidco shall not be required to take, or agree to take, such actions.
Undertakings Concerning Stockholder Approval, the Scheme Document and the UK Prospectus
Under the Co-operation Agreement, NortonLifeLock has also agreed to certain procedural and other commitments with respect to the preparation of this proxy statement (including undertaking to use its best endeavors to resolve any comments received from the SEC concerning this proxy statement as promptly as reasonably practicable), the convening of the NortonLifeLock special meeting, the preparation of the UK Prospectus, and assisting with the provision of information for any documents relating to the Merger to be prepared by Avast after the date of the Rule 2.7 Announcement, including the Scheme Document. Avast has agreed to certain procedural and other commitments with respect to the preparation of the Scheme Document (and associated documents) and assisting with the provision of information for documents relating to the Merger to be prepared by NortonLifeLock after the date of the Rule 2.7 Announcement, including this proxy statement.
Termination of the Co-operation Agreement
The Co-operation Agreement will terminate in certain circumstances including, among other things:
•
if agreed in writing among NortonLifeLock, Bidco and Avast prior to the Effective Date;

•
upon service of written notice by NortonLifeLock to Avast, or Avast to NortonLifeLock and Bidco if:

•
an Avast Board Recommendation Change occurs;

•
a Break Payment Event (as defined below) occurs;

•
Bidco and/or NortonLifeLock invokes (and is permitted by the Panel to invoke) a condition to the Merger (other than a Regulatory Condition or under other limited specified circumstances) so as to cause the Merger to lapse, to be withdrawn or not to proceed; or

•
unless otherwise agreed in writing by the parties, the Effective Date has not occurred on or prior to the Long Stop Date;

•
the Share Issuance Proposal is not approved by the requisite majority of NortonLifeLock’s shareholders at the NortonLifeLock special meeting;

•
prior to the Long Stop Date, a third party announces a firm intention to make an offer or revised offer for Avast which completes, becomes effective or is declared unconditional in all respects;

•
the Avast shareholders do not approve the Scheme at the Court Meeting and/or the relevant resolutions relating to the Scheme are not approved by the requisite majority of Avast shareholders at the General Meeting, other than in circumstances where NortonLifeLock has elected to implement the Merger by means of a Takeover Offer pursuant to an Agreed Switch;

•
the Scheme is not sanctioned at the Court Hearing;

•
upon service of written notice by Avast to NortonLifeLock if NortonLifeLock makes an announcement before the publication of this proxy statement that (a) it will not convene the NortonLifeLock special meeting, or (b) it does not intend to post this proxy statement or to convene the special meeting;

•
on the earliest to occur of (a) the Scheme lapsing, terminating or being withdrawn (unless NortonLifeLock has elected to implement the Merger by way of a Takeover Offer pursuant to an Agreed Switch before such lapse, termination or withdrawal) and (b) the Effective Date; and

•
in the event of an Agreed Switch, the earliest to occur of (a) the date on which that Takeover Offer lapses, terminates or is withdrawn and (b) the Effective Date.

Break Payments
The Co-operation Agreement also provides that, subject to certain exceptions (described below):
(a)
if either (i) a NortonLifeLock Board Recommendation Change has occurred or (ii) the special meeting has not occurred prior to the Long Stop Date in breach of NortonLifeLock’s obligations under the Co-operation Agreement, NortonLifeLock will pay Avast a fee of $300,000,000;

(b)
if either (i) Bidco and/or NortonLifeLock invokes (and is permitted by the Panel to invoke) any Regulatory Condition so as to cause the Merger to lapse, to be withdrawn, or not to proceed or (ii) a Regulatory Condition has not been satisfied or waived by Bidco and/or NortonLifeLock as at the Long Stop Date (each a “Regulatory Condition Satisfaction Failure Event”), NortonLifeLock will pay Avast a fee of $200,000,000; or

(c)
if NortonLifeLock stockholders do not approve the Share Issuance Proposal at the special meeting and there has been no NortonLifeLock Board Recommendation Change, NortonLifeLock will pay Avast a fee of $100,000,000.

Each of the foregoing events described in clauses (a), (b) and (c) is referred to herein as a “Break Payment Event” and the fee payable by NortonLifeLock in connection with a Break Payment Event is referred to herein as a “Break Payment”.
No Break Payment would be payable by NortonLifeLock if: (i) prior to the time a Break Payment Event occurs an Avast Board Recommendation Change has occurred; (ii) prior to the time a Break Payment Event occurs, the Co-operation Agreement has been terminated pursuant to the occurrence of one or more of the following events: (A) if Bidco and/or NortonLifeLock invokes (and is permitted by the Panel to invoke) a condition to the Merger (other than a Regulatory Condition or in respect of the requisite approval of the NortonLifeLock stockholders not having being obtained at the special meeting) so as to cause the Merger to lapse, to be withdrawn, or not to proceed (a “Non-Fee Termination Event”); (B) if, prior to the Long Stop Date, a third party announces a firm intention to make an offer or revised offer for Avast which completes, becomes effective or is declared or becomes unconditional in all respects; (C) if the Scheme is not approved by the requisite majority or majorities of Avast shareholders at the Court Meeting and the General Meeting, other than in circumstances where NortonLifeLock has elected, pursuant to an Agreed Switch, to implement the Merger by means of a Takeover Offer (an “Approval Failure Termination Event”); (D) if the Scheme is not sanctioned at the Court Hearing, except in circumstances where Bidco, in each case with the Panel’s permission, does not intend to invoke or has not invoked a condition of the Merger, and the non-sanction of the Scheme has occurred as a result of Bidco failing to deliver to Avast a notice confirming the satisfaction or waiver of all conditions to the

Merger (other than conditions capable of being satisfied only upon or following the sanction of the Scheme by the Court) before the Court Hearing (a “Court Sanction Hearing Termination Event”); or (E) the date on which the Scheme (or the Takeover Offer, if NortonLifeLock has elected to implement the Merger by way of a Takeover Offer pursuant to an Agreed Switch) lapses, terminates or is withdrawn, except where such termination arises as a result of a Break Payment Event (and not as a result of any other condition to the Merger that does not give rise to a Break Payment Event) (an “Lapse Termination Event”); (iii) an automatic termination right or a right to terminate the Co-operation Agreement has arisen, in each case, on the Long Stop Date in the case of a Break Payment Event that is triggered on the Long Stop Date pursuant to: (A) a Non-Fee Termination Event; (B) if the Effective Date has not occurred on or prior to the Long Stop Date (unless such termination applies due to an event which would trigger a Break Payment for a Regulatory Condition Satisfaction Failure Event or a NortonLifeLock Board Recommendation Change); (C) an Approval Failure Termination Event; (D) a Court Sanction Hearing Termination Event or (E) a Lapse Termination Event; or (iv) in the case of the Break Payment Event described in clause (b) above, such Break Payment Event occurred in circumstances where Avast has materially obstructed NortonLifeLock and Bidco from being able to obtain a regulatory clearance or authorization (and such action(s) or non-action(s) are a material and contributory cause of such failure to obtain such clearance or authorization), or Avast has undertaken, agreed to or announced an acquisition, licensing arrangement or other arrangement or collaboration with a third party and such action was a material contributory cause of the Regulatory Condition Satisfaction Failure Event.
In the event that a Break Payment is due and payable, except with respect to fraud, Avast’s right to receive such Break Payment shall be the Avast Group’s sole and exclusive remedy against NortonLifeLock, any member of the NortonLifeLock Group, Bidco and any of their respective affiliates for any and all losses and damages suffered in connection with the Co-operation Agreement and the transactions contemplated thereby. In no event shall NortonLifeLock be required to pay a Break Payment more than once.
Change in Merger Structure
The Co-operation Agreement records NortonLifeLock’s, Bidco’s and Avast’s intentions to implement the Merger by way of the Scheme, subject to the ability of Bidco to implement the Merger by way of a Takeover Offer in certain circumstances.
Subject to obtaining the consent of the Panel, Bidco reserves the right to elect to implement the Merger by way of a Takeover Offer as an alternative to the Scheme.
Additionally, under the Rule 2.7 Announcement, any such Takeover Offer will be implemented on substantially the same terms and conditions, so far as applicable, as those which would apply to the Scheme, subject to appropriate amendments to reflect the change in method of effecting the Merger. Further, if sufficient acceptances of the Takeover Offer are received and/or sufficient Avast Shares are otherwise acquired, it is the intention of Bidco to apply the provisions of the UK Companies Act to compulsorily acquire any outstanding Avast Shares to which such Takeover Offer relates.
Interim Operations
Pending completion of the Merger, NortonLifeLock agreed to certain restrictions on its business. Subject to certain exceptions, prior to the Effective Date, NortonLifeLock will not, among other things: (1) split, combine, consolidate, sub-divide, reclassify, redeem, cancel or repurchase any NortonLifeLock Shares or other equity interests of NortonLifeLock other than in specified circumstances, including in connection with equity awards and NortonLifeLock’s convertible notes; (2) other than NortonLifeLock’s agreed quarterly dividend of 12.5 cents per NortonLifeLock Share and dividends payable on its convertible notes, authorize, declare or pay any other dividend or distribution in cash or otherwise with respect to its shares, except dividends or distributions with a Record Date after the Effective Date, so that, after the Merger is completed, the New NortonLifeLock Shares will rank pari passu with all other NortonLifeLock Shares with respect to participation in such dividend or other distribution; (3) amend its organizational documents in any manner likely to have a material adverse effect for Avast shareholders who are due to receive New NortonLifeLock Shares pursuant to the Merger; (4) solely with respect to NortonLifeLock, adopt a plan of complete or partial liquidation or dissolution; (5) sell, lease, license, transfer or otherwise dispose of, or subject to any lien, any of its material assets, subject to certain exceptions including transactions with third parties on a bona fide arm’s length basis; (6) delist the NortonLifeLock Shares from Nasdaq; or (7) agree, resolve, commit or announce its intention to do any of the foregoing (as applicable), whether conditionally or unconditionally.
No Solicitation of Alternative Proposals
NortonLifeLock has agreed that it will, and will cause any member of the NortonLifeLock Group and its and their respective affiliates and representatives to, immediately cease, and cause to be terminated, all existing discussions or negotiations conducted before the date of the Co-operation Agreement, with respect to any proposal or offer from any person or group relating to any: (i) direct or indirect acquisition, purchase, lease, exchange, transfer or license, in a single transaction or a series of related transactions, including by means of the acquisition of capital stock of any member of the NortonLifeLock Group, of assets or properties that constitute 20% or more of the assets and properties (based on fair market value) of the NortonLifeLock Group, taken as a whole; (ii) the direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, of beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of the voting power of all outstanding equity securities of NortonLifeLock; or (iii) the issuance or sale or other disposition (including by way of merger, consolidation, share exchange, business combination, reorganisation, recapitalisation or other similar transaction) in a single transaction or a series of related transactions of 20% or more of the voting power of all outstanding equity securities of NortonLifeLock, in each case, other than the Merger (an “Alternative Proposal”) or any enquiry or proposal that may reasonably be expected to lead to an Alternative Proposal.
NortonLifeLock has agreed, between the date of the Co-operation Agreement and until the earlier of the termination of the Co-operation Agreement and the Effective Date, that it will not, and will use all reasonable endeavors to cause the members of the NortonLifeLock Group and its and their respective affiliates and representatives not to, enter into, continue or participate in any discussions or negotiations regarding, or furnish any information with respect to, or otherwise cooperate in any way that could otherwise be reasonably expected to lead to, an Alternative Proposal.
If, at any time after the execution of the Co-operation Agreement and prior to the approval of the Share Issuance Proposal by the NortonLifeLock stockholders at the special meeting, any member of the NortonLifeLock Group or any of their respective representatives receives a bona fide, unsolicited Alternative Proposal (which did not result from a breach by NortonLifeLock or any member of the NortonLifeLock Group of the non-solicitation provisions set forth in the Co-operation Agreement) and the NortonLifeLock board of directors concludes in good faith (after consultation with its outside counsel and financial advisors) that such Alternative Proposal constitutes, or would reasonably be expected to lead to, bona fide written proposal to enter into an Alternative Proposal, with all references to 20% in the definition of Alternative Proposal being treated as references to 50% for these purposes, that: (i) is on terms that the NortonLifeLock board of directors determines in good faith (after consultation with its outside financial advisors and outside legal counsel) to be more favorable from a financial point of view to NortonLifeLock’s stockholders than the Merger, taking into account all relevant factors; and (ii) is reasonably likely to be capable of being completed in accordance with its terms, taking into account all financial, regulatory, legal and other aspects of such proposal (a “Takeover Proposal”), and that the failure to take such action would reasonably be expected to be inconsistent with the NortonLifeLock board of directors’ fiduciary duties under applicable law (a “Qualifying Takeover Proposal”), NortonLifeLock may (A) enter into a confidentiality agreement with such person making the Qualifying Takeover Proposal, and furnish, or cause to be furnished, information (including non-public information) with respect to the NortonLifeLock Group so long as, prior to or substantially concurrently with the time that such information is provided to the person making the Qualifying Takeover Proposal, NortonLifeLock also provides Avast with any such information that was not previously furnished to Avast and (B) engage in or otherwise participate in discussions or negotiations with such person and its representatives regarding such Qualifying Takeover Proposal.
NortonLifeLock agreed to promptly (and, in any event, within 48 hours after receipt) (i) notify Avast, orally and in writing following its receipt of any Alternative Proposal by the NortonLifeLock Group

(including the material terms and conditions thereof and the identity of the person making such Alternative Proposal) and will include with such notice unredacted copies of any written materials received from or on behalf of such person making the Alternative Proposal and (ii) keep Avast informed of any material oral or written communications and material developments with respect to the status and terms of any Alternative Proposal and shall provide Avast with unredacted copies of all related written materials.
Change in Board Recommendation
Under the Co-operation Agreement, subject to certain exceptions described below, NortonLifeLock agreed that the NortonLifeLock board of directors will make a unanimous recommendation to the NortonLifeLock stockholders to vote in favor of the Share Issuance Proposal (the “NortonLifeLock Board Recommendation”) and has agreed to use all reasonable endeavors to obtain the requisite approval by NortonLifeLock stockholders of the Share Issuance Proposal at the special meeting.
However, under certain circumstances described below, the board of directors of NortonLifeLock may take any of the following actions (each a “NortonLifeLock Board Recommendation Change”):
•
withdraw, withhold or qualify (or amend or modify in any manner adverse to Avast) or propose publicly to withdraw, withhold or qualify (or amend or modify in any manner adverse to Avast), the NortonLifeLock Board Recommendation;

•
fail to include the NortonLifeLock Board Recommendation in this proxy statement; or

•
approve, recommend, adopt or propose publicly to approve, recommend or adopt, any Alternative Proposal or Takeover Proposal.

At any time prior to the receipt of the requisite approval of the Share Issuance Proposal by the NortonLifeLock stockholders, the NortonLifeLock board of directors may make or announce a NortonLifeLock Board Recommendation Change, solely in response to either: (a) a bona fide, unsolicited Alternative Proposal that been made and not withdrawn or (b) an Intervening Event (as defined below) that is continuing, if: (i) the NortonLifeLock board of directors determines in good faith (after consultation with its financial advisors and outside legal counsel) that such Alternative Proposal constitutes a Takeover Proposal; and (ii) with respect to such Alternative Proposal or an Intervening Event the NortonLifeLock board of directors determines in good faith (after consultation with its outside legal counsel), that failure to make a NortonLifeLock Board Recommendation Change would reasonably be expected to be inconsistent with the board’s fiduciary duties under applicable law. However, the NortonLifeLock board of directors may not effect such a NortonLifeLock Board Recommendation Change unless:
•
NortonLifeLock gives Avast at least five business days’ prior written notice of its intention to take such action;

•
NortonLifeLock negotiates in good faith with Avast during such notice period, if and to the extent Avast wishes to negotiate, to enable Avast to propose and/or the parties to agree to revisions to the terms of the Co-operation Agreement and (subject to any obligations of the respective parties under law and any requirement, consent or direction of the Panel or other regulatory authority (as defined under the Co-operation Agreement)) to the terms of the Merger; and

•
at the end of such notice period, the NortonLifeLock board of directors considers in good faith any revised terms proposed by Avast and after consultation with its financial advisors and outside legal counsel, determines that (i) with respect to an Alternative Proposal, the Alternative Proposal continues to constitute a Takeover Proposal and (ii) in the case of an Alternative Proposal or an Intervening Event, that the failure to make a NortonLifeLock Board Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

Any amendment to the financial terms or any other material terms of a Takeover Proposal to which such notice period relates will require a new notice period, except that two business days’ prior written notice must be given, instead of five business days as described above.

In this proxy statement, an “Intervening Event” means any effect, change, event, fact, condition, development or occurrence that is material to the NortonLifeLock Group, taken as a whole, that: (i) first becomes known after the date of the Co-operation Agreement and prior to receipt of the requisite approval of the Share Issuance Proposal by the NortonLifeLock stockholders; and (ii) was not known by or reasonably foreseeable to the NortonLifeLock board of directors as of the date of the Co-operation Agreement; provided, however, that in no event shall any of the following effects, changes, events, facts, conditions, developments or occurrences be taken into account in determining whether an Intervening Event has occurred: (A) the receipt, existence or terms of an Alternative Proposal, or an inquiry, proposal or offer that could reasonably be expected to lead to an Alternative Proposal, or any matter relating thereto or direct or indirect consequence thereof; or (B) the fact that, in and of itself, any member of the NortonLifeLock Group exceeds any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics, or changes or prospective changes in the market price or trading volume of the NortonLifeLock Shares (it being understood that the underlying facts giving rise or contributing to such events may be taken into account in determining whether there has been an Intervening Event if such facts are not otherwise excluded under this definition).
Share Schemes
The Co-operation Agreement also contains provisions that will apply in respect of certain of Avast’s employee equity plans. As at the date of the Co-operation Agreement, there were outstanding options and awards under the Avast Long Term Incentive Plan (the “LTIP”), the Avast Share Matching Plan (the “SMP”), and the Avast Holding BV 2014 Share Option Plan (the “SOP” and collectively, the “Avast Share Schemes”) over in aggregate 21,323,554 Avast Shares.
The Merger will affect participants in the Avast Share Schemes. NortonLifeLock and Avast have agreed that NortonLifeLock will make appropriate proposals to the holders of options and awards under the Avast Share Schemes in accordance with Rule 15 of the UK Takeover Code. Further details of these arrangements will be communicated to participants in the Avast Share Schemes in due course. Awards and options which vest and are exercised prior to the record time of the Scheme will be satisfied by the allotment, issue or transfer of Avast Shares prior to the record time of the Scheme and those Avast Shares will be subject to the Scheme.
Parent Company Guarantee
NortonLifeLock has provided a parent company guarantee in respect of Bidco’s obligations under the Co-operation Agreement on certain terms and conditions set forth in the Co-operation Agreement (the “Guarantee”). The Guarantee shall remain in full force and effect until the obligations of Bidco under the Co-operation Agreement have been fulfilled or shall have expired in accordance with the terms of the Co-operation Agreement, or the Co-operation Agreement has been terminated (without prejudice to the rights of any party that may have arisen prior to termination (including the payment of any Break Payment thereunder)).
Corporate Governance
Following completion of the Merger, it is intended that Avast’s Chief Executive Officer, Ondrej Vlcek, will join NortonLifeLock as President and become a member of the NortonLifeLock board of directors. In addition, Pavel Baudiš, a co-founder of Avast and current member of the Avast board of directors, is expected to join the NortonLifeLock board of directors as an independent director.
It is intended that, upon completion of the Merger, each of the non-executive members of the Avast board of directors will resign as directors of Avast.
Following completion of the Merger, it is also intended that Vincent Pilette, the Chief Executive Officer of NortonLifeLock, will be the Chief Executive Officer of the Combined Company, and Natalie Derse, the Chief Financial Officer of NortonLifeLock, will be the Chief Financial Officer of the Combined Company.

Financing
The following is a summary of selected provisions of the Commitment Letter and the Interim Facilities Agreement. While we believe this description covers the material terms of the Commitment Letter and the Interim Facilities Agreement, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the initial Interim Facilities Agreement and the initial Commitment Letter which were attached as exhibits 10.01 and 10.02 the Current Report on Form 8-K of NortonLifeLock filed with the U.S. Securities and Exchange Commission on August 10, 2021, and is incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page [•]. We urge you to read each of the Interim Facilities Agreement and the Commitment Letter carefully and in its entirety.
NortonLifeLock and certain financial institutions entered into the Interim Facilities Agreement, pursuant to which Bank of America and Wells Fargo Bank N.A., as interim lenders, agreed to provide NortonLifeLock with (i) a $3,600 million term loan interim facility B, (ii) a $750 million term loan interim facility A1 (“Interim Facility A1”) and $3,500 million term loan interim facility A2 and (iii) a $1,500 million interim revolving facility (collectively, the “Interim Facilities”), and the Commitment Letter, pursuant to which certain financial institution parties agreed to provide to NortonLifeLock, subject to the execution of definitive financing documents, certain term loan and revolving facilities on the terms and conditions set forth in the Commitment Letter (collectively, the “Facilities”) in order to, among other things, finance the cash consideration payable by NortonLifeLock in connection with the Merger.
Any Interim Facilities made available to NortonLifeLock pursuant to the Interim Facilities Agreement will, on or before the Final Repayment Date (as defined in the Interim Facilities Agreement), be repaid/replaced in full by the loans made under the definitive financing documentation for the Facilities. The availability of the borrowings under the Facilities (or, in the event that the commitments under the Facilities are not funded on the closing date of the Merger, the Interim Facilities Agreement) are subject to the satisfaction of certain customary conditions for financings of this nature.
The Interim Facilities Agreement contains, and any definitive financing documentation for the Facilities will contain, customary representations and warranties, events of default and covenants for transactions of this type.
To the extent any borrowings are made under the Interim Facilities Agreement, such loans will mature on the date falling 90 days after the first drawdown under the Interim Facilities Agreement (or, in respect of Interim Facility A1, 60 days).
Borrowings under the Interim Facilities Agreement and any definitive documentation for the Facilities will be subject to customary “certain funds” provisions consistent with the UK Takeover Code. Such provisions apply until the end of a customary “certain funds period” which includes, among other customary triggers in respect of the Merger lapsing or being terminated or withdrawn, a long stop date of February 28, 2023, consistent with the requirements of the UK Takeover Code.
The obligations of NortonLifeLock under the definitive documentation for the Facilities will be guaranteed, jointly and severally, by all of the Company’s present and future domestic subsidiaries, with certain exceptions in accordance with the terms of the definitive documentation for the Facilities, as applicable.
Quantification of Payments and Benefits to NortonLifeLock’s Named Executive Officers
The Merger does not constitute a “change in control” under any employment or compensation arrangements of NortonLifeLock and our named executive officers are not entitled to any additional compensation or benefits that relate to or are contingent upon the Merger.
Interests of Certain NortonLifeLock Directors and Executive Officers in the Merger
In considering the recommendation of the NortonLifeLock board of directors that the NortonLifeLock stockholders vote “FOR” each of the NortonLifeLock proposals, NortonLifeLock stockholders should be aware that certain of the executive officers and directors of NortonLifeLock have interests in the Merger that may be different from, or in addition to, the interests of NortonLifeLock’s stockholders generally.

The transaction does not constitute a “change in control” under any compensation or benefit plans, programs or arrangements of NortonLifeLock and NortonLifeLock’s directors and named executive officers are not entitled to any additional compensation or benefits that relate to or are contingent upon the transaction. However, NortonLifeLock’s directors and executive officers will continue to serve on the board of directors and as executive officers of the combined company, respectively. The members of the NortonLifeLock’s board of directors were aware of and considered these interests in evaluating and negotiating the Co-operation Agreement and approving the Merger and in determining to recommend to NortonLifeLock stockholders that they adopt the Co-operation Agreement.
No Appraisal or Dissenters’ Rights
No appraisal or dissenters’ rights are available to the holders of NortonLifeLock common stock in connection with the Merger.
United States Federal Income Tax
Our stockholders will not realize gain or loss in connection with the Merger with respect to their NortonLifeLock Shares for United States federal income tax purposes.
Accounting Treatment
NortonLifeLock prepares its financial statements in accordance with U.S. GAAP. The Merger will be accounted for as a business combination using the acquisition method of accounting under the authoritative guidance with NortonLifeLock being treated as the acquirer. The Merger will result in the recognition of assets acquired and liabilities assumed based on their estimated fair value. The preliminary allocation of the purchase price used in the pro forma combined financial information presented elsewhere in this proxy statement is based on preliminary estimates and currently available information. These assumptions and estimates, some of which cannot be finalized until the completion of the Merger, may be revised as additional information becomes available upon completion of the Merger and finalization of the valuation of Avast’s assets and liabilities. The final determination of the allocation of the purchase price will be based on the fair values of the assets and liabilities of Avast as of the closing date of the Merger.
Irrevocable Undertakings
NortonLifeLock and Bidco have received irrevocable commitments to vote or procure votes in favor of the resolutions relating to the Scheme at the Court Meeting and the General Meeting (or, in the event that the Merger is implemented by way of a Takeover Offer, to accept or procure acceptance of the Takeover Offer) from each of the Supporting Shareholders, in each case in respect of their entire holding of Avast Shares. These irrevocable commitments are in respect of, in aggregate, 381,057,227 Avast Shares, representing approximately 36.93% of the existing issued ordinary share capital of Avast as of the close of business on August 9, 2021, being the latest practicable date prior to the Rule 2.7 Announcement.
In addition, pursuant to the undertakings and subject to certain exceptions therein, each of the Avast directors that holds Avast Shares, representing in aggregate approximately 35.96% of the existing issued ordinary share capital of Avast as of the close of business on August 9, 2021, has undertaken to elect the Majority Stock Option in respect of their entire beneficial holdings of Avast Shares.
The undertakings will continue to be binding in the event that a higher competing offer is made for Avast. They will cease to be binding in certain circumstances, including (i) if the Scheme becomes effective in accordance with its terms (or a Takeover Offer, if applicable, is declared unconditional in accordance with the requirements of the UK Takeover Code), (ii) if Bidco announces, with the consent of the Panel, that it does not intend to proceed with the Merger and no new, revised or replacement offer or scheme is announced within two business days of such announcement, (iii) if the Scheme lapses or is withdrawn unless Bidco announces, within five business days of such lapse or withdrawal and with the consent of the Panel, a firm intention to switch to a Takeover Offer, (iv) if the Scheme does not become effective (or the Takeover Offer, if applicable) by the Long Stop Date, (v) if NortonLifeLock and/or

Bidco announce an amendment to the terms of the Scheme (or the Takeover Offer, if applicable), the effect of which would be to remove the ability for Avast shareholders to elect for the Majority Stock Option (or any extended, increased or otherwise improved version of the Majority Stock Option), or (vi) a competing offer for Avast is declared unconditional. In addition, certain Avast directors’ irrevocable commitments may be terminable, and other Avast directors’ elections for the Majority Stock Option may be revoked (in each case in the discretion of the relevant Avast director), in each case if Bidco announces that it intends to increase the consideration payable in respect of the Majority Cash Option, but does not announce a proportionate increase in the consideration payable in respect of the Majority Stock Option (with agreed metrics set out in the irrevocable undertakings for determining proportionate increases and non-proportionate increases). In addition, if Bidco announces that it intends to implement the Merger by way of a Takeover Offer rather than by way of the Scheme, and sets the acceptance condition for such Takeover Offer at less than 75%, the Avast directors’ obligation to elect the Majority Stock Option would no longer apply.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(in thousands of Dollars, except per share amounts)
On August 10, 2021, pursuant to Rule 2.7 of the Code, NortonLifeLock and Avast released the Rule 2.7 Announcement disclosing the terms on which NortonLifeLock intends to make a recommended offer to acquire the entire issued and to be issued share capital of Avast (the holders of such shares, the “Sellers”), both directly and indirectly through Bidco, in a cash and stock transaction. Under the terms of the Rule 2.7 Announcement, Avast shareholders will be entitled to receive, for each Avast share held by such shareholders, the Majority Cash Option. As an alternative to the Majority Cash Option, Bidco will make available to Avast shareholders the option to elect for a different mix of cash and share consideration, whereby Avast shareholders will be entitled to receive, for each Avast share held by such shareholders, the Majority Stock Option.
Each of the Avast directors who holds Avast Shares has irrevocably undertaken, subject to certain exceptions, to elect for the Majority Stock Option, as well as to vote or procure votes in favor of the Scheme (or, in the event that the Merger is implemented by way of a Takeover Offer, accept or procure acceptance of the Takeover Offer), in respect of their entire beneficial holdings of Avast Shares. Depending on the elections of other Avast shareholders, and on the same basis as set out above, the Merger values the entire issued and to be issued ordinary share capital of Avast between approximately $8.6 billion (if all Avast shareholders, other than the Avast directors who hold Avast Shares, receive the Majority Cash Option) and $8.1 billion (if all Avast shareholders elect for the Majority Stock Option). Upon completion of the Merger, and subject to the elections made by Avast shareholders, Avast shareholders will own between approximately 14% (if all Avast shareholders, other than the Avast Directors who hold Avast Shares, receive the Majority Cash Option) and approximately 26% (if all Avast shareholders elect for the Majority Stock Option) of the Combined Company.
The pro forma financial information herein has been prepared under the assumption that all Avast shareholders, other than the Avast directors who hold Avast Shares, receive the Majority Cash Option. Additionally, Note 6 to the pro forma financial information contains a summary of the expected impact to the pro forma financial information presented in the case where all Avast shareholders elect the Majority Stock Option.
In addition to the consideration payable in connection with the Merger, the Avast board of directors will be entitled to declare and pay an interim dividend with respect to the six month period ended June 30, 2021 of 4.8 cents per Avast Share (the “Interim Avast Dividend”). In addition to the consideration payable in connection with the Merger and the Interim Avast Dividend, if the Merger has not become effective before March 1, 2022 the Avast board of directors reserves the right to declare and pay either a further interim dividend or recommend and pay a final dividend in respect to the year ending December 31, 2021 of 11.2 cents per Avast Share (the “Second Avast Dividend”). In addition to the consideration payable in connection with the Merger and the Interim Avast Dividend and the Second Avast Dividend, if the Merger has not become effective before August 11, 2022, the Avast board of directors reserves the right to declare and pay an interim dividend with respect to the six month period ended June 20, 2022 of 4.8 cents per Avast Share (the “Third Avast Dividend”).
The following unaudited pro forma condensed combined financial information gives effect to the Merger, which includes adjustments for the following:
•
The conversion of Avast’s historical financial statements prepared in accordance with IFRS as issued by the IASB to U.S. GAAP;

•
Certain reclassifications to conform Avast’s historical financial statement presentation to NortonLifeLock’s presentation;

•
Application of the acquisition method of accounting under the provisions of ASC 805, and to reflect the aggregate offer consideration in exchange for 100% of all outstanding Avast Shares;

•
Proceeds and uses of the new and amended financing arrangements entered into in connection with the Merger; and

•
Transaction costs in connection with the Merger.

The following unaudited pro forma condensed combined statements and related notes are based on and should be read in conjunction with (i) the historical consolidated financial statements of NortonLifeLock and the related notes included in NortonLifeLock’s Annual Report on Form 10-K for the year ended April 2, 2021 which was filed with the SEC on May 21, 2021 and the historical unaudited consolidated financial statements of NortonLifeLock and related notes included in NortonLifeLock’s Quarterly report on Form 10-Q for the period ended July 2, 2021 which was filed with the SEC on August 2, 2021, each of which is incorporated by reference in this document, and (ii) the audited consolidated financial statements of Avast for the period ended December 31, 2020 and the related notes contained herein. For the purposes of the preparation of the pro forma financial information, the operational results of Avast for the quarter ended June 30, 2021 have been derived from the unaudited 2021 half year consolidated financial statements for the period ended June 30, 2021 and related notes as contained herein.
Per the requirements of Regulation S-X 210.11-02(c)(3), where the financial year end of the entity acquired differs from the registrant’s most recent fiscal year end by more than one fiscal quarter, the acquired entity’s statement of comprehensive income must be brought up to within one fiscal quarter of the registrant’s most recent fiscal year end. As Avast’s year end does not differ from NortonLifeLock’s by more than a fiscal quarter, NortonLifeLock elected to present the statement of comprehensive income using the December 31, 2020 financial year end of Avast.
The unaudited pro forma condensed combined statements of income for the three months ended July 2, 2021 and the year ended April 2, 2021 combine the historical consolidated statements of income of NortonLifeLock and Avast, giving effect to the Merger as if it had been completed on April 4, 2020. The accompanying unaudited pro forma condensed combined statement of financial position as of July 2, 2021 combines the historical condensed combined statements of financial position of NortonLifeLock and Avast, giving effect to the Merger as if it had been completed on July 2, 2021.
The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the Merger, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing effect on the combined results of NortonLifeLock and Avast. The statements contained herein do not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the Merger.
The statements and related notes are being provided for illustrative purposes only and do not purport to represent what the combined company’s actual results of operations or financial position would have been had the Merger been completed on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position for any future period.
The pro forma adjustments are based upon available information and certain assumptions as described in the accompanying notes to the unaudited pro forma condensed combined financial information which management believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.
Under ASC 805, generally all assets acquired and liabilities assumed are recorded at their acquisition date fair value. For pro forma purposes, the fair value of Avast’s identifiable tangible and intangible assets acquired and liabilities assumed are based on a preliminary estimate of fair value. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill. Management believes the fair values recognized for the assets acquired and liabilities assumed are based on reasonable estimates and assumptions.
*Certain figures included in this pro forma financial information have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

NortonLifeLock Inc.
Unaudited Pro Forma Condensed Combined Statement of Financial Position
As of July 2, 2021
(in millions of Dollars, except per share amounts)
	Historical NortonLifeLock Quarter Ended July 2, 2021 (in U.S. GAAP)	Historical Avast Quarter Ended June 30, 2021 (in IFRS)	Pro Forma Reclassification Adjustments	Pro Forma Transaction Adjustments		Pro Forma Condensed Combined (in U.S. GAAP)
			Note 2	Note 3 – 6
Assets
Current assets:
Cash and cash equivalents	1,230	358	—	(1,582)	(4.1)	6
Short-term investments	15	—	—			15
Accounts receivable, net	105	—	48	—		153
Trade and other receivables	—	48	(48)	—		—
Capitalized contract costs	—	34	(34)	—		—
Prepaid expenses	—	9	(9)	—		—
Tax receivable	—	3	(3)	—		—
Other current assets	198	—	53	—		251
Other financial assets	—	7	(7)	—		—
Assets held for sale	238	—	—	—		238
Total current assets	1,786	459	—	(1,582)		663
Property and equipment, net	71	—	35	—		106
Property, plant and equipment	—	35	(35)	—		—
Operating lease assets	71	—	53	—		124
Right-of-use asset	—	51	(51)	—		—
Intangible assets, net	1,096	—	115	3,085	(4.2)	4,296
Intangible assets	—	115	(115)	—		—
Deferred tax asset	—	176	(176)	—		—
Goodwill	2,863	1,967	—	4,722	(4.3)	9,552
Capitalized contract costs	—	2	(2)	—		—
Prepaid expenses	—	1	(1)	—		—
Other long-term assets	678	—	189	(51)	(4.8)	816
Other financial assets	—	8	(8)	—		—
Total assets	6,565	2,814	4	6,174		15,557
Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	76	—	62	—		138
Trade and other payables	—	62	(62)	—		—
Accrued compensation and benefits	66	—	—	—		66
Current portion of long-term debt	438	—	42	124	(4.4)	604
Term loan	—	42	(42)	—		—
Contract liabilities	1,176	—	471	(184)	(4.7)	1,463
Deferred revenues	—	471	(471)	—		—
Current operating lease liabilities	24	—	7	—		31
Lease liability	—	7	(7)	—		—
Provisions	—	22	(22)	—		—
Income tax liability	—	17	(17)	—		—
Other current liabilities	441	—	39	—		480
Total current liabilities	2,221	621	—	(60)		2,782
Long-term debt	3,422	—	778	4,566	(4.4)	8,766
Term loan	—	778	(778)	—		—
Long-term contract liabilities	55	—	37	(15)	(4.7)	77
Deferred revenues	—	37	(37)	—		—
Deferred income tax liabilities	146	—	20	617	(4.9)(u)	783
Deferred tax liability	—	20	(20)	—		—
Long-term income taxes payable	1,103	—	—	—		1,103
Long-term operating lease liabilities	60	—	51	—		111
Lease liability	—	51	(51)	—		—
Provisions	—	—	—	—		—
Other long-term liabilities	55	—	1	—		56
Other non-current liabilities	—	1	(1)	—		—
Total liabilities	7,062	1,508	—	5,108		13,678
Stockholders’ equity (deficit):
Common stock and additional paid-in capital	2,049	—	532	1,066	(4.5)	3,647
Share capital	—	139	(139)	—		—
Share premium, statutory and other reserves	—	395	(395)	—		—
Translation differences	—	4	—	—		4
Accumulated other comprehensive income	49	—	—	—		49
Retained earnings (accumulated deficit)	(2,595)	768	6	—		(1,821)
Total stockholders’ equity (deficit)	(497)	1,306	4	1,066		1,879
Total liabilities and stockholders’ equity (deficit)	6,565	2,814	4	6,174		15,557

NortonLifeLock Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Income
For the Quarter Ended July 2, 2021
(in millions of Dollars, except per share amounts)
	Historical NortonLifeLock Quarter Ended July 2, 2021 (in U.S. GAAP)	Historical Avast Quarter Ended June 30, 2021 (in IFRS)	Pro Forma Reclassification Adjustments	Pro Forma Transaction Adjustments		Pro Forma Condensed Combined (in U.S. GAAP)
			Note 2	Note 3 – 6
Net revenues	686	—	234	(6)	(5.5)	914
Revenues	—	234	(234)	—		—
Cost of revenues	102	37	(6)	—		133
Gross profit	584	197	6	(6)		781
Operating expenses:
Sales and marketing	156	41	(1)	—		196
Research and development	68	19	(1)	—		86
General and administrative	45	22	(1)	—		66
Amortization of intangible assets	21	—	6	136	(5.1)	163
Restructuring, transition and other costs	7	—	—	—		7
Total operating expenses	297	82	3	136		518
Operating income	287	115	3	(142)		263
Other income (expense), net	(3)	—	(5)	5	(5.4)	(3)
Interest income	—	—	—	—		—
Interest expense	(32)	(6)	—	(21)	(5.2)	(59)
Net gain on disposal of a business operation	—	—	34	—		34
Gain on disposal of operation	—	34	(34)	—		—
Other finance income and expense (net)	—	(4)	4	—		—
Income (loss) from continuing operations before income taxes	252	139	2	(158)		235
Income tax expense (benefit)	71	—	51	(32)	(4.9)(u)	90
Income tax	—	52	(52)	—		—
Income (loss) from continuing operations	181	87	3	(126)		145
Income (loss) from discontinued operations	—	—	—	—		—
Net income	181	87	3	(126)		145
Other comprehensive income (loss), net of taxes:
Foreign currency translation adjustments	2	—	1	—		3
Unrealized gain (loss) on available-for- sale securities	—	—	—	—		—
Other comprehensive income (loss) from equity method investee	—	—	—	—		—
Changes in the fair value of equity instruments at fair value through other comprehensive income (net of tax)	—	(1)	1	—		—
Translation differences	—	1	(1)	—		—
Comprehensive income	183	87	4	(126)		148
Income (loss) per share – basic:
Basic	0.31				(5.3)	0.22
Diluted	0.31				(5.3)	0.22
Weighted-average shares outstanding:
Basic	580			93	(3.1)	673
Diluted	591			93	(3.1)	684

NortonLifeLock Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Income
For the Year Ended April 2, 2021
(in millions of Dollars, except per share amounts)
	Historical NortonLifeLock Year Ended Apr 2, 2021 (in U.S. GAAP)	Historical Avast Year Ended Dec 31, 2020 (in IFRS)	Pro Forma Reclassification Adjustments	Pro Forma Transaction Adjustments		Pro Forma Condensed Combined (in U.S. GAAP)
			Note 2	Note 3 – 6
Net revenues	2,551	—	893	(176)	(5.5)	3,268
Revenues	—	893	(893)	—		—
Cost of revenues	362	196	(65)	—		493
Gross profit	2,189	697	65	(176)		2,775
Operating expenses:
Sales and marketing	576	135	(1)	—		710
Research and development	267	86	(3)	—		350
General and administrative	215	141	(1)	—		355
Amortization of intangible assets	74	—	66	503	(5.1)	643
Restructuring, transition and other costs	161	—	—	—		161
Total operating expenses	1,293	362	61	503		2,219
Operating income	896	335	4	(679)		556
Other income (expense), net	120	—	(64)	62	(5.4)	118
Interest income	—	—	—	—		—
Interest expense	(144)	(36)	2	(77)	(5.2)	(255)
Net gain on disposal of a business operation	—	—	—	—		—
Gain on disposal of operation	—	—	—	—		—
Other finance income and expense (net)	—	(64)	64	—		—
Income (loss) from continuing operations before income taxes	872	235	6	(694)		419
Income tax expense (benefit)	176	—	58	(139)	(4.9)(u)	95
Income tax	—	67	(67)	—		—
Income (loss) from continuing operations	696	168	15	(555)		324
Income (loss) from discontinued operations	(142)	—	—	—		(142)
Net income (loss)	554	168	15	(555)		182
Other comprehensive income (loss), net of taxes:
Foreign currency translation adjustments	63	—	2	—		65
Unrealized gain (loss) on available-for-sale securities	—	—	—	—		—
Other comprehensive income (loss) from equity method investee	—	—	—	—		—
Changes in the fair value of equity instruments at fair value through other comprehensive income (net of tax)	—	—	—	—		—
Translation differences	—	2	(2)	—		—
Comprehensive income	617	170	15	(555)		247
Income (loss) per share – basic:
Basic	0.94				(5.3)	0.36
Diluted	0.92				(5.3)	0.36
Weighted-average shares outstanding:
Basic	589			93	(3.1)	682
Diluted	600			93	(3.1)	693

1.   Basis of pro forma presentation
The accompanying unaudited pro forma condensed combined financial statements and related notes were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined statements of income for the three months ended July 2, 2021 and the year ended April 2, 2021 combine the historical consolidated statements of income of NortonLifeLock and Avast, giving effect to the Merger as if it had been completed on April 4, 2020. The accompanying unaudited pro forma condensed combined statement of financial position as of July 2, 2021 combines the historical consolidated statements of financial position of NortonLifeLock and Avast, giving effect to the Merger as if it had been completed on July 2, 2021.
NortonLifeLock’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. Avast’s historical financial statements were prepared in accordance with IFRS as issued by the IASB and presented in U.S. Dollars. As discussed in Note 2, certain reclassifications were made to align Avast’s financial statement presentation with that of NortonLifeLock.
The accompanying unaudited pro forma condensed combined financial statements and related notes were prepared using the acquisition method of accounting under the provisions of ASC 805 with NortonLifeLock considered the acquirer of Avast. ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined statement of financial position, the purchase consideration has been allocated to the assets acquired and liabilities assumed of Avast based upon management’s preliminary estimate of their fair values as of July 2, 2021. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Definitive allocations will be performed and finalized by the Company with the services of outside valuation specialists. Accordingly, the purchase price allocation and amortization adjustments reflected in these unaudited pro forma condensed combined financial statements are preliminary and subject to revision based on a final determination of fair value.
Assets acquired and liabilities assumed in a business combination that arise from contingencies must be recognized at fair value if the fair value can be reasonably estimated. If the fair value of an asset or liability that arises from a contingency cannot be determined, the asset or liability would be recognized in accordance with ASC 450, “Disclosure of Certain Loss Contingencies” (“ASC 450”). If the fair value is not determinable and the ASC 450 criteria is not met, no asset or liability would be recognized.
2.   Avast reclassification adjustments and IFRS to U.S. GAAP conversion adjustments
Avast’s historical financial statements were prepared in accordance with IFRS as issued by the IASB. During the preparation of this unaudited pro forma condensed combined financial information, management performed an analysis of Avast’s financial information to identify differences between IFRS as issued by IASB and U.S. GAAP, differences in accounting policies compared to those of NortonLifeLock, and differences in financial statement presentation compared to the presentation of NortonLifeLock. At the time of preparing the unaudited pro forma combined financial information, other than the adjustments made herein, the Company is not aware of any other material differences. The below adjustments represent NortonLifeLock’s best estimates based upon the information currently available to NortonLifeLock and could be subject to change once more detailed information is available.
Refer to the table below for a summary of reclassification adjustments made to present Avast’s statement of financial position as of June 30, 2021 to conform with that of NortonLifeLock:

Statement of Financial Position As of June 30, 2021	(b)	Pro Forma Avast Reclassification Adjustments	(e)	(f)	(t)	Pro Forma Avast IFRS to U.S. GAAP Conversion Adjustments
Assets
Current assets:
Cash and cash equivalents	—	—	—	—	—	—
Short-term investments	—	—	—	—	—	—
Accounts receivable, net	48	48	—	—	—	—
Trade and other receivables	(48)	(48)	—	—	—	—
Capitalized contract costs	(34)	(34)	—	—	—	—
Prepaid expenses	(9)	(9)	—	—	—	—
Tax receivable	(3)	(3)	—	—	—	—
Other current assets	53	53	—	—	—	—
Other financial assets	(7)	(7)	—	—	—	—
Assets held for sale	—	—	—	—	—	—
Total current assets	—	—	—	—	—	—
Property and equipment, net	35	35	—	—	—	—
Property, plant and equipment	(35)	(35)	—	—	—	—
Operating lease assets	51	51	2	—	—	2
Right-of-use asset	(51)	(51)	—	—	—	—
Intangible assets, net	115	115	—	—	—	—
Intangible assets	(115)	(115)	—	—	—	—
Deferred tax asset	(176)	(176)	—	—	—	—
Goodwill	—	—	—	—	—	—
Capitalized contract costs	(2)	(2)	—	—	—	—
Prepaid expenses	(1)	(1)	—	—	—	—
Other long-term assets	186	186	—	—	2	2
Other financial assets	(8)	(8)	—	—	—	—
Total assets	—	—	2	—	2	4
Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	62	62	—	—	—	—
Trade and other payables	(62)	(62)	—	—	—	—
Accrued compensation and benefits	—	—	—	—	—	—
Current portion of long-term debt	42	42	—	—	—	—
Term loan	(42)	(42)	—	—	—	—
Contract liabilities	471	471	—	—	—	—
Deferred revenues	(471)	(471)	—	—	—	—
Current operating lease liabilities	7	7	—	—	—	—
Lease liability	(7)	(7)	—	—	—	—
Provisions	(22)	(22)	—	—	—	—
Income tax liability	(17)	(17)	—	—	—	—

Statement of Financial Position As of June 30, 2021	(b)	Pro Forma Avast Reclassification Adjustments	(e)	(f)	(t)	Pro Forma Avast IFRS to U.S. GAAP Conversion Adjustments
Other current liabilities	39	39	—	—	—	—
Total current liabilities	—	—	—	—	—	—
Long-term debt	778	778	—	—	—	—
Term loan	(778)	(778)	—	—	—	—
Long-term contract liabilities	37	37	—	—	—	—
Deferred revenues	(37)	(37)	—	—	—	—
Deferred income tax liabilities	20	20	—	—	—	—
Deferred tax liability	(20)	(20)	—	—	—	—
Long-term income taxes payable	—	—	—	—	—	—
Long-term operating lease liabilities	51	51	—	—	—	—
Lease liability	(51)	(51)	—	—	—	—
Provisions	—	—	—	—	—	—
Other long-term liabilities	1	1	—	—	—	—
Other non-current liabilities	(1)	(1)	—	—	—	—
Total liabilities	—	—	—	—	—	—
Stockholders’ equity (deficit):	—	—	—	—	—	—
Common stock and additional paid-in capital	534	534	—	(2)	—	(2)
Share capital	(139)	(139)	—	—	—	—
Share premium, statutory and other reserves	(395)	(395)	—	—	—	—
Translation differences	—	—	—	—	—	—
Accumulated other comprehensive income	—	—	—	—	—	—
Retained earnings (accumulated deficit)	—	—	2	2	2	6
Total stockholders’ equity (deficit)	—	—	2	—	2	4
Total liabilities and stockholders’ equity (deficit)	—	—	2	—	2	4

Refer to the tables below for a summary of reclassification adjustments made to Avast’s statements of operations for the three months ended June 30, 2021 and for the twelve months ended March 31, 2021 to conform with that of NortonLifeLock:
Statement of Operations for the Three Months Ended June 30, 2021	(b)	(d)	Pro Forma Avast Reclassification Adjustments	(c)	(t) (u)	(f)	Pro Forma Avast IFRS to U.S. GAAP Conversion Adjustments
Net revenues	234	—	234	—	—	—	—
Revenues	(234)	—	(234)	—	—	—	—
Cost of revenues	—	(6)	(6)	—	—	—	—
Gross profit	—	6	6	—	—	—	—
Operating expenses:
Sales and marketing	—	—	—	—	—	(1)	(1)
Research and development	—	—	—	—	—	(1)	(1)
General and administrative	—	—	—	—	—	(1)	(1)

Statement of Operations for the Three Months Ended June 30, 2021	(b)	(d)	Pro Forma Avast Reclassification Adjustments	(c)	(t) (u)	(f)	Pro Forma Avast IFRS to U.S. GAAP Conversion Adjustments
Amortization of intangible assets	—	6	6	—	—	—	—
Restructuring, transition and other costs	—	—	—	—	—	—	—
Total operating expenses	—	6	6	—	—	(3)	(3)
Operating income	—	—	—	—	—	3	3
Other income (expense), net	(4)	—	(4)	(1)	—	—	(1)
Interest income	—	—	—	—	—	—	—
Interest expense	—	—	—	—	—	—	—
Net gain on disposal of a business operation	34	—	34	—	—	—	—
Gain on disposal of operation	(34)	—	(34)	—	—	—	—
Other finance income and expense (net)	4	—	4	—	—	—	—
Income (loss) from continuing operations before income taxes	—	—	—	(1)	—	3	2
Income tax expense (benefit)	52	—	52	—	(1)	—	(1)
Income tax	(52)	—	(52)	—	—	—	—
Income (loss) from continuing operations	—	—	—	(1)	1	3	3
Income (loss) from discontinued operations	—	—	—	—	—	—	—
Net income	—	—	—	(1)	1	3	3
Other comprehensive income (loss), net of taxes:
Foreign currency translation adjustments	1	—	1	—	—	—	—
Unrealized gain (loss) on available-for- sale securities	—	—	—	—	—	—	—
Other comprehensive income (loss) from equity method investee	(1)	—	(1)	1	—	—	1
Changes in the fair value of equity instruments at fair value through other comprehensive income (net of tax)	1	—	1	—	—	—	—
Translation differences	(1)	—	(1)	—	—	—	—
Comprehensive income	—	—	—	—	1	3	4

Statement of Operations for the Year Ended December 31, 2021	(b)	(d)	Pro Forma Avast Reclassification Adjustments	(f)	(t) (u)	(e)	Pro Forma Avast IFRS to U.S. GAAP Conversion Adjustments
Net revenues	893	—	893	—	—	—	—
Revenues	(893)	—	(893)	—	—	—	—
Cost of revenues	—	(65)	(65)	—	—	—	—
Gross profit	—	65	65	—	—	—	—
Operating expenses:
Sales and marketing	—	—	—	(1)	—	—	(1)
Research and development	—	(1)	(1)	(2)	—	—	(2)
General and administrative	—	—	—	(2)		1	(1)
Amortization of intangible assets	—	66	66	—	—	—	—
Restructuring, transition and other costs	—	—	—	—	—	—	—
Total operating expenses	—	65	65	(5)	—	1	(4)
Operating income	—	—	—	5	—	(1)	4
Other income (expense), net	(64)	—	(64)	—	—	—	—
Interest income	—	—	—	—	—	—	—
Interest expense	—	—	—	—	—	2	2
Net gain on disposal of a business operation	—	—	—	—	—	—	—
Gain on disposal of operation	—	—	—	—	—	—	—
Other finance income and expense (net)	64	—	64	—	—	—	—
Income (loss) from continuing operations before income taxes	—	—	—	5	—	1	6
Income tax expense (benefit)	67	—	67	—	(9)	—	(9)
Income tax	(67)	—	(67)	—	—	—	—
Income (loss) from continuing operations	—	—	—	5	9	1	15
Income (loss) from discontinued operations	—	—	—	—	—	—	—
Net income	—	—	—	5	9	1	15
Other comprehensive income (loss), net of taxes:
Foreign currency translation adjustments	2	—	2	—	—	—	—
Unrealized gain (loss) on available-for- sale securities	—	—	—	—	—	—	—
Other comprehensive income (loss) from equity method investee	—	—	—	—	—	—	—
Changes in the fair value of equity instruments at fair value through other comprehensive income(net of tax)	—	—	—	—	—	—	—
Translation differences	(2)	—	(2)	—	—	—	—
Comprehensive income	—	—	—	5	9	1	15

3.   Preliminary purchase price allocation
These pro forma adjustments represent the Purchase Accounting Transaction Adjustments and includes the preliminary purchase price allocation, adjustments to the unaudited pro forma condensed combined statement of financial position and adjustments to the unaudited pro forma condensed combined statements of income.
3.1)   Refer to the table below for the preliminary calculation of consideration to be transferred under the Merger:
Calculation of consideration		Amount
Cash consideration:	(a)
Majority Cash Option:
U.S. Dollars per share of Avast	7.61
Shares of Avast (in millions)	689
	5,243
Majority Stock Option:
U.S. Dollars per share of Avast	2.37
Shares of Avast (in millions)	371
	879
Pro Forma Cash Consideration		6,122
Share consideration:	(a)
Majority Cash Option:
Shares of Avast (in millions)	689
Exchange ratio	0.0302
New NortonLockLife shares to be issued	21
Majority Stock Option:
Shares of Avast (in millions)	371
Exchange ratio	0.1937
New NortonLockLife shares to be issued	72
Share price of NortonLifeLock on September 10, 2021	27
Pro Forma Share Consideration		2,526*
Fair value of total consideration transferred		8,648
3.2)   The preliminary purchase price as shown in the table above is allocated to the tangible and intangible assets acquired and liabilities assumed of Avast based on their preliminary estimated fair values. As mentioned in Note 1, the fair value assessments are preliminary and are based upon available information and certain assumptions which the Company believes are reasonable under the circumstances and which are further described in Note 4. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined financial statements.
Preliminary purchase price allocation	Amount
Current Assets	459
Property, equipment and software	35	(g)
Identifiable intangible assets	3,200	(n)
Goodwill	6,689	(o)
Other non-current assets	191
Total current liabilities	(437)
Total non-current liabilities	(1,489)
Total purchase price	8,648
4.   Adjustments to the unaudited pro forma condensed combined statement of financial position
Refer to the items below for a reconciliation of the pro forma adjustments reflected in the unaudited pro forma condensed combined statement of financial position:
4.1)   Reflects the sources and uses of funds relating to the Merger as follows:
Description	Amount
Sources:
Proceeds from Backstop Existing Norton Term Loan A	1,750	(h)
Proceeds from Incremental Term Loan A	1,750	(h)
Proceeds from Cash Bridge Facility	750	(i)
Proceeds from New Term Loan B	3,600	(j)
Proceeds from Revolving Credit Facility	260	(v)
	8,110
Uses:
Cash consideration paid to Avast shareholders	6,122	(k)
Settlement of the Backstop Existing Norton Term Loan A	1,750	(h)
Repayment of Avast debt	820	(l)
Cash paid for Merger costs	250	(m)
Extinguishment of the Cash Bridge Facility	750	(i)
	9,692
Pro forma adjustment to cash and cash equivalents	(1,582)
4.2)   Reflects an adjustment to intangible assets-net based on a preliminary fair value assessment:
Description	Amount
Fair value of developed technology, customer relationships and trademarks / trade names acquired	3,200	(n)
Removal of Avast’s historical intangible assets	(115)
Pro forma adjustment to intangible assets – net	3,085

4.3)   Reflects an adjustment to goodwill based on the preliminary purchase price allocation:
Description	Amount
Fair value of consideration transferred in excess of the preliminary fair value of assets acquired and liabilities assumed	6,689	(o)
Removal of Avast’s historical goodwill	(1,967)
Pro forma adjustment to goodwill	4,722
4.4)   Refer to the table below for a summary of impacts the financing arrangements have on the debt balance and refer to Note 5 for details on the impact these financing arrangements have on the unaudited pro forma condensed combined statements of operations:
Description	Amount
Proceeds:
Proceeds from Backstop Existing Norton Term Loan A	1,750	(h)
Proceeds from Incremental Term Loan A	1,750	(h)
Proceeds from Cash Bridge Facility	750	(i)
Proceeds from New Term Loan B	3,600	(j)
Proceeds from Revolving Credit Facility	260	(v)
Less: Capitalized debt issuance cost	(100)	(r)
	8,010
Repayments:
Settlement of the Backstop Existing Norton Term Loan A	1,750	(h)
Extinguishment of the Cash Bridge Facility	750	(i)
Repayment of Avast debt	820	(l)
	3,320
Pro forma adjustment to debt	4,690
Pro forma adjustment to the current portion of debt	124
Pro forma adjustment to the long-term portion of debt	4,566
4.5)   Reflects an adjustment to NortonLifeLock and Avast equity based on the following:
Description	Amount
Fair value of common stock issued to the sellers	2,526	(p)
Removal of Avast’s historical equity	(1,310)
Merger costs	(150)	(w)
Pro forma adjustment to Total NortonLifeLock and Avast equity	1,066
4.6)   Represents a reclassification of certain balances from Avast’s statement of financial position to conform its presentation with that of NortonLifeLock.
4.7)
Description	Amount
Pro forma adjustment to deferred revenue – short term	(184)	(q)
Pro forma adjustment to deferred revenue – long term	(15)	(q)
Total pro forma adjustment to deferred revenue	(199)
4.8)   US tax attribute de-recognition:
Based on the assumption that the US tax attributes will be fully limited under US IRC Sections 382 and 383, the tax benefit of these attributes has been de-recognized as of July 2, 2021.

4.9)   Tax effect of the PPA FV allocations (intangibles):
As part of the purchase price allocation, the fair value of intangible assets has been adjusted, with no corresponding increase to tax basis; therefore, deferred tax liabilities are established in purchase price accounting. The deferred tax liability reduces annually with the amortization of the intangible assets for U.S. GAAP purposes.
5.   Adjustments to the unaudited pro forma condensed combined statements of operations
Refer to the items below for reconciliation of the adjustments reflected in the unaudited pro forma condensed combined statements of income:
5.1)   The newly acquired intangible assets which consist of developed technology, customer relationships and tradenames / trademarks will be amortized on a straight-line basis over their expected useful lives of 6 years, 8 years, and 3 years respectively. Pro forma amortization expense includes amortization expense for the newly identified intangible assets less the amortization expense on Avast’s historical intangible assets. The Company is still in the process of evaluating the fair value of the intangible assets and software. Any resulting change in the fair value would have a direct impact to future earnings via depreciation and amortization expense.
	Estimated Fair Value	Useful Lives (Years)	3 Months Ended July 2, 2021	Year Ended April 2, 2021
Amortization expense
Developed Technology	1,903	6	79	317
Customer Relationships	865	8	27	108
Trademarks / trade names	432	3	36	144
Less: Historical Avast amortization			(6)	(66)
Net adjustment to amortization			136	503
5.2)   To adjust historical interest expense as follows:
	Principal Balance	Contractual Interest Rate		3 Months Ended July 2, 2021	Year Ended April 2, 2021
Increase to interest expense:
Incremental Term Loan A	1,750	1.75%	Loan Amortization & Rates	8	31
Proceeds from New Term Loan B	3,600	2.125%	Loan Amortization & Rates	19	77
Amortization of capitalized debt issuance cost			Amortization of debt issuance cost	0	5	(s)
				27	113
Decrease to interest expense:
Historical interest expense for NortonLifeLock for instruments being amended				—	—
Historical interest expense of Avast for the instruments being repaid				(6)	(36)
				(6)	(36)
Pro forma adjustment to interest expense				21	77

5.3)   The pro forma basic and diluted earnings per share calculations are based on the basic and diluted weighted average shares of NortonLifeLock. The pro forma basic and diluted weighted average shares outstanding are a combination of historic weighted average NortonLifeLock shares and the share impact as part of the Merger as follows:
	3 Months Ended July 2, 2021	Year Ended April 2, 2021
Pro forma net income attributable to NortonLifeLock	148	247
Historical weighted-average number of common shares outstanding
Basic	580	589
Diluted	591	600
Impact of the Merger on weighted-average number of common shares outstanding	93	93
Pro forma weighted-average number of common shares outstanding
Basic	673	682
Diluted	684	693
Pro forma net income per share
Basic	0.22	0.36
Diluted	0.22	0.36
5.4)   Represents the adjustment of the historical unrealized foreign exchange gain recognized by Avast for the instruments being repaid as part of the Merger. Refer to note 4.4 for additional details on the Avast debt being settled as part of the Merger.
5.5)   This adjustment reflects a reduction in revenues related to the estimated fair value of the acquired deferred revenue. The adjustment is based on preliminary fair value estimates for deferred revenue, adjusted for costs to fulfill the liabilities assumed, plus normal profit margin. The difference between this adjusted deferred revenue at fair value and Avast’s historical deferred revenue results in a revenue reduction, or haircut, on a pro forma basis. The table below reflects the pro forma revenue adjustments for each of the periods reflected:
	3 Months Ended July 2, 2021	Year Ended April 2, 2021
	(reduction)	(reduction)
Net Revenues	(6)	(176)
6.   Deal Outcome Analysis
The unaudited pro forma condensed combined statement of financial position and unaudited pro forma condensed combined statements of operations have been prepared under the assumption that all Avast shareholders, other than the Avast directors who hold Avast Shares, receive the Majority Cash Option. This note contains a summary of the expected impact to the pro forma financial information presented in the case where all Avast shareholders elect for the Majority Stock Option.
6.1)   Expected impact on the preliminary calculation of consideration to be transferred under the Merger:
Calculation of consideration		Amount
Cash consideration:	(a)
Majority Stock Option:
U.S. Dollars per share of Avast	2.37
Shares of Avast (in millions)	1,060

Calculation of consideration		Amount
Pro Forma Cash Consideration		2,512
Share consideration:	(a)
Majority Stock Option:
Shares of Avast (in millions)	1,060
Exchange ratio	0.1937
New NortonLockLife shares to be issued	205
Share price of NortonLifeLock on September 10, 2021	27
Pro Forma Share Consideration		5,597*
Fair value of total consideration transferred		8,109

6.2)   The preliminary purchase price as shown in the table above is allocated to the tangible and intangible assets acquired and liabilities assumed of Avast based on their preliminary estimated fair values. As mentioned in Note 1, the fair value assessments are preliminary and are based upon available information and certain assumptions which the Company believes are reasonable under the circumstances and which are further described in Note 4. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined financial statements.
Preliminary purchase price allocation	Amount
Current Assets	459
Property, equipment and software	35	(g)
Identifiable intangible assets	3,200	(n)
Goodwill	6,150	(o)
Other non-current assets	191
Total current liabilities	(437)
Total non-current liabilities	(1,489)
Total purchase price	8,109
6.3)   Summary of the expected impact on the pro forma financial information presented:
Per the pursuant to Rule 2.7 on August 10, 2021, NortonLifeLock announced that to the extent that Avast shareholders elect for the Majority Stock Option, NortonLifeLock intends, subject to market conditions and other capital requirements, to implement an incremental share buyback program over time following completion of the Merger (the “Post-Merger Buyback”). If all Avast shareholders elect for the Majority Stock Option, NortonLifeLock expects that the amount of the Post-Merger Buyback, if implemented, would be up to approximately $3 billion. However, this amount would be reduced by the amount of any incremental cash consideration payable to Avast shareholders who receive the Majority Cash Option. Therefore the sources and uses of funds relating to the Merger is expected to remain consistent under both the assumptions that all Avast shareholders, other than the Avast Directors who hold Avast Shares, receive the Majority Cash Option and in the case where all Avast shareholders elect for the Majority Stock Option, resulting in no expected difference in the pro forma condensed combined long-term debt and interest expense presented.
The below tables include a summary of the following expected difference in the instance where all Avast shareholders elect for the Majority Stock Option: Less cash will be paid as purchase consideration, resulting in a higher pro forma condensed combined cash and cash equivalents balance; A decrease in the fair value of purchase consideration, resulting in a lower pro forma condensed combined goodwill balance; Additional stock will be issued as purchase consideration, resulting in a higher pro forma condensed combined common stock and additional paid-in capital balance; and Additional stock will be issued as purchase consideration, resulting in an increase in the weighted-average shares outstanding and therefore lower income per share (basic and diluted).

The summary of the expected differences below does not contemplate the impact of the above share buyback expected following the close of the Merger. This share buyback is expected to reduce cash, reduce common stock and additional paid-in capital and result in higher basic and diluted net income per share.
NortonLifeLock Inc.
Extract from the Unaudited Pro Forma Condensed Combined Statement of Financial Position
As of July 2, 2021
(in millions of Dollars, except per share amounts)
	Pro Forma Condensed Combined (all Avast Shareholders, other than the Avast Directors who hold Avast Shares, receive the Majority Cash Option) (in U.S. GAAP)	Expected variance	Pro Forma Condensed Combined (all Avast Shareholders elect the Majority Stock Option) (in U.S. GAAP)
Cash and cash equivalents	6	3,610	3,616
Goodwill	9,552	(540)	9,012
Common stock and additional paid-in capital	3,647	3,071	6,718
NortonLifeLock Inc.
Extract from the Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Income
For the Quarter Ended July 2, 2021
(in millions of Dollars, except per share amounts)
	Pro Forma Condensed Combined (all Avast Shareholders, other than the Avast Directors who hold Avast Shares, receive the Majority Cash Option) (in U.S. GAAP)	Expected variance	Pro Forma Condensed Combined (all Avast Shareholders elect the Majority Stock Option) (in U.S. GAAP)
Income (loss) per share - basic:
Basic	0.22	(0.05)	0.17
Diluted	0.22	(0.05)	0.17
Weighted-average shares outstanding:
Basic	673	112	785
Diluted	684	112	796

NortonLifeLock Inc.
Extract from the Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Income
For the Year Ended April 2, 2021
(in millions of Dollars, except per share amounts)
	Pro Forma Condensed Combined (all Avast Shareholders, other than the Avast Directors who hold Avast Shares, receive the Majority Cash Option) (in U.S. GAAP)	Expected variance	Pro Forma Condensed Combined (all Avast Shareholders elect the Majority Stock Option) (in U.S. GAAP)
Income (loss) per share - basic:
Basic	0.36	0.04	0.40
Diluted	0.36	0.03	0.39
Weighted-average shares outstanding:
Basic	682	112	794
Diluted	693	112	805
Explanatory Notes:
(a)   The Rule 2.7 Announcement states that Avast shareholders will receive $7.61 in cash and 0.0302 shares of New NortonLifeLock for each share of Avast under the Majority Cash Option and $2.37 in cash and 0.1937 shares of New NortonLifeLock for each share of Avast under the Majority Stock Option. ASC 805 requires the calculation of consideration to be performed as of the closing date; however, for purposes of the unaudited pro forma condensed combined statement of financial position, the share price of NortonLifeLock was the closing share price as of September 10, 2021.
(b)   Represents a reclassification of financial statement line items of Avast to conform its presentation with that of NortonLifeLock.
(c)   Avast historically measured their investment in equity instruments at fair value and the changes in fair value related to these equity investments were recognized through Other Comprehensive Income. Under U.S. GAAP changes in fair value should be recognized in Net Income. Therefore, we identified a pro forma adjustment to reclassify the historic change in fair value recognized through Other Comprehensive Income to Net Income.
(d)   Avast has not historically presented amortization of intangible assets as a separate financial statement line item. This adjustment therefore represents the pro forma adjustment to remove the amortization of intangible assets historically disclosed as part of cost of revenues and research and development and showing it separately on the financial statement line item related to amortization of intangible assets to ensure conformation with the presentation by NortonLifeLock.
(e)   Leases: As of January 1, 2019, NortonLifeLock and Avast adopted ASC 842, Leases and IFRS 16, Leases, respectively. While IFRS and U.S. GAAP requirements under ASC 840 and IAS 17 were similar for lessees prior to the transition date, January 1, 2019, there are several notable differences between the two standards that will impact accounting after the transition date. U.S. GAAP follows finance lease and operating lease models for lessees, which impacts the pattern of expense recognition associated with the lease. Under IFRS, lessees account for all their leases under one accounting model, which is effectively equivalent to that of a finance lease under U.S. GAAP. The impact to the unaudited pro forma condensed combined statement of financial position for the quarter ended July 2, 2021 primarily related to an increase in operating lease assets of $2 million. There is no material impact to the unaudited pro forma condensed combined statement of operations for the quarter ended July 2, 2021 and the impact to the unaudited pro forma condensed statement of operations for the year ended April 2, 2021 is primarily a decrease to interest expense of $2 million and an increase to General and administrative expense of $1 million.
(f)   Share based payment awards with graded vesting features: Under U.S. GAAP, NortonLifeLock’s policy is to recognize the costs related to share-based payment awards with graded vesting conditions in the financial statements on a straight-line basis over the award’s requisite service period except for performance-based restricted stock units with graded vesting, for which NortonLifeLock recognize the costs on a graded basis. Under IFRS, Avast recognize the costs related to share-based payment awards in the financial statements on a graded basis over the related vesting period to reflect the vesting as it occurs. This therefore represents an adjustment to share-based payment awards with graded vesting features to ensure conformity with NortonLifeLock’s policy election under U.S. GAAP to recognize the costs on a straight-line basis over the award’s requisite service period.
(g)   The Company has not yet determined the fair value of property and equipment to be acquired; however, based on information received to date, management does not believe the fair value will be materially different from the historical carrying value. As such, the historical carrying value has been used in the preliminary purchase price allocation reflected in the unaudited pro forma condensed combined statement of financial position. This assertion remains contingent upon receiving additional information and performing procedures to calculate the fair value of property and equipment. No adjustment was made to the unaudited pro forma condensed combined statements of income, but any difference between the fair value and the historical carrying value would have a direct impact to future earnings via depreciation expense.
(h)   To fund the Merger, NortonLifeLock will use their existing Term Loan A as well as borrow an additional $1,750 million through an amendment to its existing credit agreement. The amendment provides NortonLifeLock with commitments to fund a total of $3,500 million under a five-year term. At the closure of the Merger, NortonLifeLock expects to repay the amounts outstanding under the Backstop Existing Term Loan A.
(i)   NortonLifeLock entered into a bridge commitment letter that provides for $750 million in the form of an unsecured bridge loan facility (the “Cash Bridge Facility”). The Company does not expect to borrow under the Cash Bridge Facility as it expects to have permanent financing in place at closing; however, for purposes of the unaudited pro forma condensed combined financial information, the Cash Bridge Facility is being reflected since it is a committed source of financing as of the date of these unaudited pro forma condensed combined financial statements. In the event that the proceeds from the Cash Bridge Facility is used in the Merger, management expects to repay these amounts outstanding after the closure of the Merger.
(j)   To fund the transaction, NortonLifeLock will borrow an additional $3,600 million through a new Term Loan B. This new Term Loan B provides NortonLifeLock with commitments to fund this amount under a seven-year term.
(k)   This represents the cash consideration to Avast under the Majority Cash Option. Refer to Note 3.
(l)   As part of the Merger, all the outstanding historical debt of Avast will be extinguished using a portion of the proceeds generated.
(m)   Reflects the estimated cash paid for transaction costs to be incurred by NortonLifeLock including debt issuance cost, investment banking, attorney, consultant, independent accountant, regulatory fees, and other external transaction-related costs.
(n)   The intangible assets identified were developed technology, customer relationships and trademarks / trade names. Preliminary fair values for these intangible assets were determined based on a benchmarking analysis. The fair value of developed technology, customer relationships and trademarks / trade names acquired were valued at $1,903 million, $865 million, and $432 million respectively. The developed technology, customer relationships and trademarks / trade names will be amortized on a straight-line basis over their estimated useful lives of 6, 8 and 3 years respectively.
(o)   Goodwill represents the excess of the preliminary purchase price over the preliminary fair value of the underlying net tangible and intangible assets acquired and liabilities assumed. Refer to the preliminary purchase price allocation in Note 3 above for more details.
(p)   As disclosed in Note 3, the Company is expected to issue $2,526 million of common stock to the Sellers as part of the Merger.
(q)   Represents the preliminary adjustment related to the expected change in value of deferred revenue as a result of the expected fair value of the performance obligations at the date of the Merger.
(r)   Represents the additional debt issuance cost expected to be incurred, associated with the Backstop Existing Norton Term Loan A, Incremental Term Loan A, New Term Loan B, and the Cash Bridge Facility. For purposes of these unaudited pro forma condensed combined financial statements, management capitalized all the financing costs and amortized them on a straight-lined basis into interest expense in the unaudited pro forma condensed combined statements of income as disclosed in Note 5. Management has not yet performed a detailed debt extinguishment vs. modification analysis pursuant to ASC 470 — Debt with respect to the existing unamortized debt issuance costs and unamortized original issuance discount associated with drawdowns from the existing Agreement. However, any resulting pro forma adjustments related to amounts written-off are not expected to be material.
(s)   Debt issuance costs resulting from the new financing facilities were amortized to interest expense on a straight-line basis.
(t)   Deferred tax assets on share based compensation (IFRS vs U.S. GAAP adjustment): The adjustment to the deferred tax asset relates to stock based compensation which adjusts the IFRS deferred tax asset (calculated on intrinsic value under IFRS) to a basis of cumulative compensation expense required under ASC 740. Further, excess tax benefits recognized under IFRS directly in equity have been reclassified in the statement of profit or loss for the year ended 2020 as excess tax benefits are recognized in profit or loss under ASC 740 post adoption date of ASU 2016-09.
(u)   Blended statutory rates: We have used a blended statutory rate of 20% which is the rate disclosed as the blended rate in the financial statements for the interim period ended June 30, 2021 for Avast plc. the rate disclosed in financial statements for the 12 months ended December 31, 2020 was 19.5%. Given the magnitude of the tax adjustments, the 0.5% difference is considered to have an immaterial impact.
(v)   For purposes of preparing the proforma financial information as of April 2, 2021 and July 2, 2021, management has assumed a draw on the Company’s existing revolving credit line. Management ultimately expects to fund such cash flows from operations generated between the period of July 2, 2021 and the final closing date. The interest expense expected to be incurred on the draw from the Company’s existing revolving credit line is not expected to be material.
(w)   To record estimated Merger costs to be incurred by NortonLifeLock including non-capitalized debt issuance costs, investment banking, attorney, consultant, independent accountant, regulatory fees, and other external transaction-related costs. These costs are directly related to the Merger but do not have a continuing impact. As a result, they are not included in the unaudited pro forma condensed combined statements of income, but they are included in the unaudited pro forma condensed combined statement of financial position through an adjustment to equity.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS OF AVAST
Avast plc and its subsidiaries are referred to collectively as “Avast Group” in this section. The financial information and related discussion and analysis contained in this section are presented in U.S. dollars. The following discussion and analysis should be read in conjunction with Avast Group’s unaudited interim condensed consolidated financial statements as of June 30, 2021 and for the six months ended June 30, 2021 and 2020, and audited consolidated financial statements for the years ended December 31, 2020 and 2019 and as of December 31, 2020 and 2019 and the unaudited condolidated financial statements for the year ended December 31, 2018 and as of December 31, 2018 and accompanying notes which appear elsewhere in this proxy statement, which include additional information about Avast Group’s accounting policies, practices and the transactions underlying its financial results.
The discussion and analysis should also be read in conjunction with the “Unaudited Pro Forma Condensed Combined Financial Statements” and “Risk Factors” included in this proxy statement. The following discussion is based on Avast Group’s financial information prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section of this proxy statement. See “Cautionary Note Regarding Forward Looking Statements.” Avast Group’s actual results could differ materially from those contained in any forward-looking statements.
Overview
Avast Group is a leading global cybersecurity provider that is dedicated to keeping people safe and private online. Avast Group safeguards more than 435 million users3 worldwide, protecting their digital data, identity and privacy, with 1.5 billion attacks and over 200 million new files blocked each month on average in 2020. Avast Group offers security software under the Avast Group and AVG brands, in the form of both free and paid-for products. Avast Group has customers in the vast majority of countries in the world.
The majority of Avast Group’s revenues are derived from its consumer direct operations, which primarily involves up-selling paid antivirus software with advanced features to users of its free antivirus software, and cross-selling adjacent, non-antivirus paid products such as privacy enhancement and PC optimization tools.
The ordinary shares of Avast Group are admitted to the premium listing segment of the Official List of the UK Financial Conduct Authority and to trading on the Main Market for listed securities of the London Stock Exchange. Avast Group is also a member of the FTSE 100 index. As of September 15, 2021, Avast had a market capitalization of approximately £6.0 billion.
As a leading global cybersecurity provider, Avast Group stands for a safe, open, and fair digital world for everyone, with a commitment to lead from the front to build a more diverse and inclusive technology sector. Through a number of initiatives and projects, Avast Group commits to being: (i) socially responsible, by aiming to maintain its annual commitment to social impact initiatives based on the 1% of profit model and by extraordinary donations such as a $25 million donation for COVID relief, and by continuously encouraging employee volunteering in local communities; (ii) environmentally responsible, by disclosing Scope 1 and 2 Emissions, and by committing to a small environmental footprint and to being carbon neutral and Gold Standard (carbon offset); and (iii) responsible from a governance perspective, with a structured ESG reporting system and a focus on increased female representation on its board of directors.
Key performance indicators (“KPIs”)
Avast Group considers the following metrics to be the KPIs it uses to help evaluate growth trends, establish budgets and assess operational performance and efficiencies. In addition to Avast Group’s

3 Active devices in the last 30 days.

results determined in accordance with IFRS, Avast Group believes the following non-IFRS financial measures are useful in evaluating Avast Group’s operating performance:
•
Billings;

•
Adjusted Revenue;

•
Adjusted EBITDA;

•
Adjusted Cash EBITDA;

•
Adjusted Net Income;

•
Unlevered Free Cash Flow; and

•
Levered Free Cash Flow,

in each case, as described more fully below.
Avast Group considers Billings and Adjusted EBITDA to be the primary KPIs for Avast Group. Billings represents the full value of products and services, the majority of which are delivered under a subscription agreement and include sales to new end customers plus renewals and additional sales to existing end customers. Under the subscription model, customers pay Avast Group for the entire amount of the subscription in cash up front upon initial delivery of the applicable products. Although the cash is paid upfront, under IFRS, subscription revenue is deferred and recognized rateably over the life of the subscription agreement, whereas non-subscription revenue is typically recognized immediately. This provides Avast Group with a substantial amount of deferred revenue. 88.8% and 87.8% of Billings over the six months ended June 30, 2021 and the year ended December 31, 2020, respectively, were comprised of billings from subscription agreements. Accordingly, the growth in revenue in any period reflects the performance of billings from both prior and current periods. Avast Group thus considers billings to be a valuable supplemental measure of short-term cash receipts and revenues for future periods as an indicator of future growth. Avast Group believes that Adjusted EBITDA is another key metric for Avast Group as it allows it to evaluate underlying operating performance by excluding non-recurring and other items that Avast Group does not consider indicative of Avast Group’s core operating performance.
Avast Group also tracks Adjusted Revenue, Adjusted Cash EBITDA, and Adjusted Net Income. Avast Group believes that Adjusted Revenue, Adjusted Cash EBITDA and Adjusted Net Income are appropriate supplemental measures of earnings as they facilitate evaluating operating performance on a period-to-period basis by excluding non-recurring and other items that Avast Group does not consider indicative of Avast Group’s core operating performance. The board of directors of Avast Group also uses Unlevered Free Cash Flow and Levered Free Cash Flow as a key performance indicator of Avast Group’s business and as an indicator of Avast Group’s ability to make strategic investments, repay its debt, pay dividends, and meet other payment obligations.
While Avast Group uses these non-IFRS financial measures as tools to enhance its understanding of certain aspects of its financial performance, Avast Group does not believe that these non-IFRS financial measures are substitutes for, or superior to, the information provided by IFRS results. As such, the presentation of these non-IFRS financial measures is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with IFRS. The primary limitations associated with the use of these non-IFRS financial measures as compared to IFRS results are that these non-IFRS financial measures as Avast Group defines them may not be comparable to similarly titled measures used by other companies in Avast Group’s industry and that such non-IFRS financial measures may exclude financial information that some investors may consider important in evaluating Avast Group’s performance. The table below is a reconciliation of (i) Billings and Adjusted Revenue from revenue, (ii) Adjusted EBITDA from net income, (iii) Adjusted Net Income from net income and (iv) Unlevered Free Cash Flow and Levered Free Cash Flow from net cash flow from operating activities for Avast Group as at and for the periods indicated. All figures are at actual currency rates unless otherwise indicated.

	Year ended December 31			Six months ended June 30
	2018	2019	2020	2020	2021
	(in $ millions)
Revenue	808.3	871.1	892.9	433.1	471.3
Net deferral of revenue	53.9	39.9	29.2	36.0	11.4
Billings	862.1	911.0	922	469.1	482.7
Revenue	808.3	871.1	892.9	433.1	471.3
Deferred Revenue Haircut Reversal(1)	17.2	1.8	—	—	—
Gross-Up Adjustment(2)	1.5	0.1	—	—	—
Adjusted revenue	827	873.1	892.9	433.1	471.3
Net income	241.2	248.9	169.6	86.5	205.8
Income tax	(58.7)	65.7	66.7	28.8	63.5
Finance income and expense, net	65.8	47.5	99.1	19.2	(8.4)
Net gain on disposal of business operation	—	(17.5)	—	—	(34.2)
Operating profit	248.3	344.6	335.4	134.5	226.7
Share-based payments (including employer’s costs)	13.9	24.9	22.7	9.0	16.6
Exceptional items(3)	25.6	1.8	49.9	47.4	4
Amortisation of acquisition intangible assets	127.5	88.4	65.8	39.9	11.7
Deferred Revenue Haircut Reversal	17.2	1.8	—	—	—
COGS Deferral Adjustments(4)	(1.1)	(0.1)	—	—	—
Depreciation	13.4	18.8	19.7	9.5	10.1
Amortisation of non-acquisition intangible assets	2.8	2.8	2.1	1.1	1.1
Adjusted EBITDA	447.7	483.0	495.5	241.4	270.2
Net income	241.2	248.9	169.6	86.5	205.8
Deferred Revenue Haircut Reversal	17.2	1.8	—	—	—
Share-based payments	13.9	24.9	22.7	9.0	16.6
Exceptional items	25.6	1.8	49.9	47.4	4.0
Amortisation of acquisition intangible assets	127.5	88.4	65.8	39.9	11.7
Unrealised financial exchange gain/loss on EUR tranche of bank loan	(26.4)	(13.9)	62.1	(2.4)	(15.8)
Tax impact on foreign exchange difference on intercompany loans	(9.8)	(0.4)	4.4	(3.7)	(0.9)
COGS Deferral Adjustments	(1.1)	(0.1)	—	—	—
Tax impact of donations	—	—	(4.7)	—	—
Tax impact on adjusting items	(18.2)	(20.3)	(15.7)	(10.1)	2.6
Tax impact of IP transfer	(99.2)	6.3	6.3	3.1	3.1
Net gain on disposal of business operation	—	(17.5)	—	—	(34.2)
Tax impact on disposal of business operation	—	2.3	—	—	12.7
Adjusted Net Income	270.8	322.3	360.2	169.8	205.8
Net cash flows from operating activities	376.0	399.1	456.5	225.8	256.8

	Year ended December 31			Six months ended June 30
	2018	2019	2020	2020	2021
	(in $ millions)
FX gains/losses and other non-cash items	12.7	6.3	(2.0)	0.5	2.1
Employer’s costs on share-based payments	—	4.2	0.8	0.3	0.4
Exceptional items (excl. transaction costs)	25.6	1.5	49.9	47.4	—
Movement of provisions and allowances	(3.5)	(5.9)	(14.5)	(7.5)	6.8
Dutch exit cash tax	—	49.4	—	—	—
Cash tax (excl. Dutch exit cash tax)	79.8	54.8	52.0	6.8	28.6
Net change in working capital (excl. change in deferred revenue and deferred COGS)	(13.8)	10.0	(19.9)	1.8	(12.1)
Adjusted Cash EBITDA	476.8	519.4	522.7	275.1	282.6
Net change in working capital (excl. change in deferred revenue and deferred COGS)	13.8	(10.0)	19.9	(1.8)	12.1
Capital expenditure	(16.8)	(29.9)	(15.1)	(2.7)	(3.1)
Cash tax (excl. Dutch exit cash tax)	(79.8)	(54.8)	(52.0)	(6.8)	(28.6)
COVID-19 donations	—	—	(24.5)	(22.7)	—
Unlevered Free Cash Flow	394.0	424.6	451.1	241.2	263.1
Cash interest	(67.6)	(45.1)	(27.5)	(15.4)	(10.0)
Lease payments	(1.5)	(9.2)	(9.2)	(4.9)	(4.2)
Levered Free Cash Flow	324.9	370.4	414.3	220.9	248.8

(1)
Under IFRS 3, Business Combinations, an acquirer must recognise assets acquired and liabilities assumed at fair value as of the acquisition date. The process of determining the fair value of deferred revenues acquired often results in a significant downward adjustment to the target’s book value of deferred revenues. The reversal of the downward adjustment to the book value of deferred revenues of companies Avast Group has acquired during the periods under review is referred to as the “Deferred Revenue Haircut Reversal”.

(2)
“The Gross-Up Adjustment” refers to the estimated impact of the additional amount of 2015 and 2016 revenue and expenses and their deferral that would have been recognized by Avast Group had the contractual arrangements with certain customers qualified to have been recognized on a gross rather than a net basis prior to 2017 (AVG had historically recognized Billings and revenues on a gross basis, whereas Avast Group recognized them on a net basis). Both businesses recognise revenue on a gross basis since 2017.

(3)
Refers to material and non-recurring items of income and expense which Group believes should be separately disclosed to show the underlying business performance of Avast Group more accurately.

(4)
There was no deferred cost of goods sold (“COGS”) balance consolidated by Avast Group in the acquisition balance sheet of AVG in 2016 and thus no subsequent expense was recorded as the revenue in respect of pre-acquisition date billings was recognized. The “COGS Deferral Adjustment” refers to an adjustment to reflect the recognition of deferred cost of goods sold expenses that would have been recorded in 2016 and 2017 in respect of pre-acquisition date AVG billings, had the AVG and Avast Group’s businesses always been combined and had AVG always been deferring cost of goods sold.

Reporting change
For the period beginning FY 2021, Avast Group has adjusted billings and revenue reporting within existing segments to reflect the de facto convergence in desktop and mobile platform use by consumers as reflected in the rise of Avast Group’s multi-device subscriptions. Consequently, the direct-to-consumer mobile subscription business will be reported together with the desktop business within Consumer Direct. This change was reflected throughout this report.
The carrier channel was renamed Partner to emphasise the relationship aspect of this business and seek to both develop the product proposition and expand the scope of future partnership opportunities. Partner is now included within Consumer Indirect alongside Avast Group’s other B2B2C businesses: Avast Secure Browser and Chrome distribution.
The reporting change has no impact on the overall Group result. There is no change to the operating segments, which are reported as Consumer and SMB.
The table below presents reconciliation between current and new reporting structure for the year ending December 31, 2020:
Previous structure (in $ millions)	Year ended December 31, 2020	Partner carriers	/	Mobile subscription	New structure (in $ millions)	Year ended December 31, 2020
Adjusted Revenue	892.9				Adjusted Revenue	892.9
Consumer Desktop	699.7			30.3	Consumer Direct	730.1
Consumer Mobile	72.1	(41.8)		(30.3)
Consumer Indirect	67.9	41.8			Consumer Indirect	109.6
Discontinued Business	5.1				Discontinued Business	5.1
SMB	48.0				SMB	48.0
Billings
Billings are unaudited and are presented to enhance comparability of Avast Group’s results from period to period.
Majority of Avast Group’s subscription agreements typically last between one and three years. For the six months ended June 30, 2021 and year ended December 31, 2020, Avast Group had an average subscription contract length of 13 and 14 months. The decrease reflects Avast Group’s transition from multi-year to single year subscriptions.
Avast Group’s Billings increased by $13.5 million to $482.7 million for the six months ended June 30, 2021 compared to $469.1 million for the six months ended June 30, 2020, mostly driven by the core Consumer Direct business thanks to resilient renewals and enhanced privacy service offering. This represented a 2.9% increase at actual rates and organic growth4 of 0.9%. The performance reflected a strong comparator period due to Covid-19 lockdown in the first half of 2020. As anticipated, there was also downward pressure on billings growth from Avast Group’s transition to single year subscriptions, which largely concluded at the end of the period.
Avast Group’s Billings increased by $11.0 million to $922.0 million for the year ended December 31, 2020 compared to $911.0 million for the year ended December 31, 2019, mostly driven by the core Consumer Direct business thanks to strong growth in the number of customers and focus on higher quality installs. This represented a 1.2% increase at actual rates and organic growth of 7.1%.
Avast Group’s Billings increased by $48.8 million to $911.0m for the year ended December 31, 2019 compared to $862.1 million for the year ended December 31, 2018, mostly driven by the core Consumer

4 Organic growth rate excludes the impact of foreign exchange rates, acquisitions, business disposals and Discontinued Business. It excludes current period billings and revenue of acquisitions until the first anniversary of their consolidation. In case of disposals, billings and revenue until close of the transaction are included in the calculation of organic growth together with comparable periods in the baseline.

Direct business. This represented a 5.7% increase at actual rates and organic growth of 8.3%5. Strong growth in the Direct business was driven from the cross-selling of Privacy and Performance products and continued growth in number of customers.
Adjusted Revenue
Adjusted Revenue represents Avast Group’s revenue adjusted for the Deferred Revenue Haircut Reversal and the Gross-Up Adjustment. Avast Group considers Adjusted Revenue as an appropriate supplemental measure of earnings as it excludes non-recurring and other items, notably accounting adjustments related to business combinations, that Avast Group does not consider indicative of Avast Group’s core operating performance. From the year ending December 31, 2020 there is no difference between Adjusted Revenue and Group’s reported revenue as the historical adjustments have run out.
Avast Group’s Adjusted Revenue increased by $38.2 million to $471.3 million for the six months ended June 30, 2021 compared to $433.1 million for the six months ended June 30, 2020, which represented a 8.8% increase at actual rates and organic growth of 10.4%. Adjusted Revenue included $322.2 million from the release of prior-period deferred revenue. The deferred revenue balance as of June 30, 2021 was $507.7 million, comprising $470.8 million to be recognized within 12 months of the balance sheet date. Significant revenue growth was driven by Consumer Direct and resulted from strong prior year Consumer Direct billings performance.
Avast Group’s Adjusted Revenue increased by $19.8 million to $892.9 million for the year ended December 31, 2020 compared to $873.1 million for the year ended December 31, 2019, which represented a 2.3% increase at actual rates and organic growth of 7.9%. Adjusted Revenue included $413.6 million from the release of prior-period deferred revenue. The deferred revenue balance as of December 31, 2020 was $496.5 million, comprising $458.8 million to be recognized within 12 months of the balance sheet date. The increase in total adjusted revenue was driven by the core Consumer Direct business, partially offset by Discontinued Business as in January 2020 Avast Group made a decision to discontinue business of Jumpshot.
Avast Group’s Adjusted Revenue increased by $46.1 million to $873.1 million in the year ended December 31, 2019 compared to $827.0 million for the year ended December 31, 2018, which represents a 5.6% increase at actual rates and organic growth of 7.3%6. Adjusted Revenue included $387.6 million from the release of prior-period deferred revenue. The deferred revenue balance as of December 31, 2019 excluding Jumpshot was $466.3 million, comprising $412.0 million to be recognized within 12 months of the balance sheet date. Including Jumpshot it was $474.8 million and $420.5 million respectively.
Adjusted EBITDA
Adjusted earnings before interest, taxation, depreciation and amortization (“Adjusted EBITDA”) is defined as Avast Group’s operating loss/profit before depreciation, amortization of non-acquisition intangible assets, share-based payments including related employer’s costs, exceptional items, amortization of acquisition intangible assets, the Deferred Revenue Haircut Reversal (as defined in the “Key performance indicators (“KPIs”)” section of this proxy statement) and the COGS Deferral Adjustments.
Avast Group’s Adjusted EBITDA increased by 11.9%, from $241.4 million for the six months ended June 30, 2020 to $270.2 million for the six months ended June 30, 2021, primarily due to strong revenue performance. Adjusted EBITDA margin for the six months ended June 30, 2020 was 57.3%.

5 Billings organic growth in the year ended December 31, 2019 before inclusion of Jumpshot business in the Discontinued Business subsegment (which is not included in organic growth calculation) was 10.2%.
6 Adjusted Revenue organic growth in the year ended December 31, 2019 before inclusion of Jumpshot business in the Discontinued Business subsegment (which is not included in organic growth calculation) was 9.1%.

Avast Group’s Adjusted EBITDA increased by 2.6%, from $483.0 million for the year ended December 31, 2019 to $495.5 million for the year ended December 31, 2020 and increased by 7.9% from $447.7 million for the year ended December 31, 2018 to $483.0 million for the year ended December 31, 2019. Adjusted EBITDA margin was 55.5% and 55.3% for the year ended December 31, 2020 and year ended December 31, 2019 respectively.
Adjusted Net Income
Adjusted Net Income represents reported net income plus share-based payments, exceptional items, amortisation of acquisition intangible assets, unrealised foreign exchange gain/loss on the EUR tranche of the bank loan, the tax impact from the unrealised exchange differences on intercompany loans, tax impact from disposal of business operation and the tax impact of the foregoing adjusting items and IP transfers, less gain on disposal of business operation.
Avast Group believes that Adjusted Net Income is an appropriate supplemental measure that provides useful information to Avast Group and investors about Avast Group’s underlying business performance. Accordingly, Avast Group believes that Adjusted Net Income provides useful information to management to run Avast Group’s business and allocate resources.
Avast Group’s Adjusted Net Income increased by 21.2%, from $169.8 million for the six months ended June 30, 2020 to $205.8 million for the six months ended June 30, 2021. The increase was primarily driven by higher revenue and lower adjusted finance costs, partially offset by higher adjusted operating costs and taxation.
Avast Group’s Adjusted Net Income increased by 11.8%, from $322.3 million for the year ended December 31, 2019 to $360.2 million for the year ended December 31, 2020 and increased by 19.0% from $270.8 million for the year ended December 31, 2018 to $322.3 million for the year ended December 31, 2019.
Adjusted Cash EBITDA
Cash earnings before interest, taxation, depreciation and amortization (“Adjusted Cash EBITDA”) is defined as Adjusted EBITDA plus the deferral of revenue, the net change in deferred cost of goods sold and reversal of the COGS Deferral Adjustments.
Unlevered and Levered Free Cash Flow
Unlevered Free Cash Flow represents Adjusted Cash EBITDA less capital expenditures, plus cash flows in relation to changes in working capital (excluding Change in Deferred Revenue and Deferred Cost of Goods Sold as these are already included in Adjusted Cash EBITDA) and taxation. Changes in working capital are as per the cash flow statement on an unadjusted historical basis and unadjusted for exceptional items. In the year ended December 31, 2019 the cash tax included in the calculation of Unlevered Free Cash Flow excluded a one-off $49.4m Dutch exit tax paid in March 2019 as this was treated as an exceptional item.
Levered Free Cash Flow represents amounts of incremental cash flows of Avast Group after it has met its financial obligations (after interest and lease repayments) and is defined as Unlevered Free Cash Flow less cash interest and lease repayments.
Avast Group believes that Unlevered Free Cash Flow and Levered Free Cash Flow are an appropriate supplemental measure that provides useful information to Avast Group and investors about the amount of cash generated by Avast Group’s business.
Accordingly, Avast Group believes that Unlevered Free Cash Flow and Levered Free Cash Flow provide useful information to management to run Avast Group’s business and allocate resources.
Avast Group’s Unlevered Free Cash Flow increased by 9.0%, from $241.2 million for the six months ended June 30, 2020 to $263.1 million for the six months ended June 30, 2021, primarily due to positive change in working capital reflecting favourable timing of customers’ payments. Avast Group’s Levered

Free Cash Flow increased by 12.6%, from $220.9 million for the six months ended June 30, 2020 to $248.8 million for the six months ended June 30, 2021.
Avast Group’s Unlevered Free Cash Flow increased by 6.2%, from $424.6 million for the year ended December 31, 2019 to $451.1 million for the year ended December 31, 2020 and increased by 7.9%, from $394.0 million for the year ended December 31, 2018 to $424.6 million for the year ended December 31, 2019. Avast Group’s Levered Free Cash Flow increased by 11.9%, from $370.4 million for the year ended December 31, 2019 to $414.3 million for the year ended December 31, 2020 and increased by 14.0%, from $324.9 million for the year ended December 31, 2018 to $370.4 million for the year ended December 31, 2019.
Stronger growth in Levered Free Cash Flow reflects decrease in cash interest thanks to voluntary loan repayments.
Operating metrics
Avast Group also tracks and monitors the Consumer Direct business using the following non-financial operating metrics:
•
Direct Customers (“Customers”);

•
Average Revenue per Customer (“ARPC”);

•
Average Products per Customer (“APPC”)

Avast Group considers Direct Customers, ARPC and APPC to be important measures in analyzing its results of operations for the Consumer Direct business which represents 85% and 82% of Adjusted Revenue in the six months ended June 30, 2021 and the year ended December 31, 2020, respectively.
The table below presents the Consumer Direct Operational KPIs for the periods indicated:
	Year ended December 31			Six months ended June 30
	2018	2019	2020	2021
End of period number of customers (in millions)	15.15	15.55	16.47	16.72
Average Product per Customer	1.32	1.36	1.41	1.42
Average Revenue Per Customer (in $)	41.30	43.11	45.60	47.61
Customers
Avast Group defines Direct Customers as users who have at least one valid paid Consumer Direct subscription (or license) at the end of the relevant period.
Avast Group’s Consumer Direct Customers increased by 1.5%, from 16.47 million as of December 31, 2020 to 16.72 million as of June 30, 2021 resulting from continued successful execution on the global growth strategy, with increases in desktop customer numbers in both established markets and target underpenetrated countries.
Avast Group’s Consumer Direct Customers increased by 5.9%, from 15.55 million as of December 31, 2019 to 16.47 million as of December 31, 2020. Significant increase was driven by the work-from-home trend due to Covid-19 during H1 2020, which brought an upswing in demand across the product portfolio.
Avast Group’s Consumer Direct Customers increased by 2.6%, from 15.15 million as of December 31, 2018 to 15.55 million as of December 31, 2019, primarily due to continued strong execution on the localisation program with a sustained uplift in customer numbers and penetration rates in new target countries.
Avast Group’s Desktop Customer retention rate in the first half of 2021 was at 69 percent, up 4 points since IPO, driven by continued success of Avast Group’s customer retention strategies.

Average Revenue per Customer
Avast Group defines ARPC as the Consumer Direct revenue for the period of the last twelve months divided by the average Direct Customers during the same period. Average Customers are calculated based on adding the number of Direct Customers as of the beginning of the last twelve months period to the number of Direct Customers as of the end of the period, and then dividing by two.
Avast Group’s ARPC increased by 4.4%, from $45.60 as of December 31, 2020 to $47.61 as of June 30, 2021, underpinned by strong prior year billings, which drove strong revenue growth in the period.
Avast Group’s ARPC increased by 5.8%, from $43.11 as of December 31, 2019 to $45.60 as of December 31, 2020.
Avast Group’s ARPC increased by 4.4%, from $41.30 as of December 31, 2018 to $43.11 as of December 31, 2019.
Average Products per Customer
Avast Group defines APPC as the total valid licenses or subscriptions for the period of last twelve months divided by the average Direct Customers during the same period. Average Direct Customers are calculated based on adding the number of Direct Customers as of the beginning of the last twelve months period to the number of Direct Customers as of the end of the period, and then dividing by two.
Avast Group’s APPC increased by 0.8%, from 1.41 as of December 31, 2020 to 1.42 as of June 30, 2021, by 3.1%, from 1.36 for the year ended December 31, 2019 to 1.41 for the year ended December 31, 2020, and by 3.2%, from 1.32 for the year ended December 31, 2018 to 1.36 for the year ended December 31, 2019. Increase in APPC reflects continued good cross-sell performance, which has been supported by contextual targeting to reach the most relevant customers and create a more seamless experience.
Factors affecting Avast Group’s results of operations
Avast Group’s results have been affected, and are expected to be affected in the future, by a variety of factors. A discussion of key factors that have had, or may have an effect on Avast Group’s results is set forth below:
•
Acquisitions.   Avast Group has acquired and made investments in other companies and services to expand its technological capabilities, its product breadth and functionalities, user base and geographical presence, and Avast Group intends to continue to make acquisitions and investments in the future. Acquisitions affect Avast Group’s results of operations in several ways. First, Avast Group’s results for the period during which an acquisition takes place are affected by the inclusion of the results of the acquired business in Avast Group’s consolidated results. Because acquired businesses are included in Avast Group’s consolidation perimeter from the date of completion of each relevant acquisition, their full impact is only reflected in Avast Group’s financial statements in the subsequent period. In addition, the results of the acquired businesses after their acquisition may be impacted positively by synergies. Furthermore, for larger strategic acquisitions, Avast Group may experience a temporary increase in investments and both operational and personnel expenses as Avast Group integrates the acquired business into its operations.

•
Consumer Direct and SMB user monetization opportunities.   Avast Group’s ability to monetize its users drives Avast Group’s results of operations. In its Consumer Direct business, Avast Group derives its billings and revenues from converting its free users to paid users (“customers”) and selling customers higher tier products and bundles. Avast Group also generates billings and revenues through the sale of products to the SMB market. Avast Group believes that continued monetization in the Consumer Direct and SMB business will continue to drive Avast Group’s growth in the future.

•
Indirect user monetization opportunities.   Avast Group receives indirect revenues through its distribution of third party software, advertising, secure web browsing and e-commerce affiliate activities. These indirect consumer revenue sources (excluding Discontinued Business) comprised approximately 8.8 % of Avast Group’s Billings for the six months ended June 30, 2021. This share decreased compared to 11.9% for the year ended December 31, 2020, due to disposal of Family Safety mobile business in first half of 20217.

•
Discontinued Business.   In 2018, Avast Group generated $37.7 million of Billings from Discontinued Business. This decreased to $4.2 million of Group Billings from Discontinued Business in 2020. Discontinued Business includes toolbar-related search distribution business (which had previously been an important contributor to AVG’s revenues), the browser clean-up and Jumpshot business.

•
Investment in Product Development and Updates.   Avast Group’s products and services are complex to develop and maintain. Approximately 49% of Avast Group’s employees in the year ending December 31, 2020 were engaged in research and development activities and Avast Group’s performance is dependent on the continuing investments it makes in research and development in order to continue to innovate, improve functionality, and adapt to new technologies or changes to existing technologies.

•
Renewal Rates.   Avast Group’s results are currently largely driven by revenue generated from subscriptions for its products. Changes in renewal rates will have an impact on Avast Group’s billings, revenue growth, cash flows and operating results.

•
Fluctuations in exchange rates.   Fluctuations in currency exchange rates may impact the business significantly, as Avast Group conducts business in multiple countries. For the six months ended June 30, 2021 and the year ended December 31, 2020, 37.3% and 39.1% of revenue were generated in the United States, respectively, 9.5% and 9.1% in the United Kingdom, respectively, 7.8% and 7.8% in France, respectively, and 7.1% and 6.7% in Germany, respectively. For the six months ended June 30, 2021 and the year ended December 31, 2020, 43% and 46% of Avast Group’s Billings were denominated in U.S. dollars, respectively, 25% and 24% were denominated in Euros, respectively and 9% and 9% were denominated in British pounds, respectively. Conversely, in the six months ended June 30, 2021 and the year ended December 31, 2020, 50% and 57% of Avast Group’s adjusted costs (excluding finance costs, income tax and depreciation and amortisation) were denominated in U.S. dollars, respectively, 28% and 27% in Czech korunas, respectively, and 6% and 6% in Euros, respectively. As a result, a substantial weakening of the U.S. dollar and the Euro relative to the Czech koruna would present an increase in Avast Group’s costs. Further, Avast Group is also exposed to translation effects given that its financial statements are stated in U.S. dollars. Any strengthening in the U.S. dollar relative to other currencies in which Avast Group derives its revenues will result in reductions in reported revenue. Likewise, if the U.S. dollar declines in value relative to the other currencies in which Avast Group derives its revenues, reported revenue will increase, but Avast Group’s profitability may be lower. If there is a significant change in the value of the U.S. dollar relative to foreign currencies, the profits of Avast Group may be materially adversely affected. In addition, the majority of Avast Group’s tax liabilities are denominated in Czech koruna. Avast Group’s effective tax rate is impacted by foreign exchange gains and losses from U.S. dollars as compared to the Czech koruna, which is the functional currency of the largest Group entity for local GAAP and tax purposes. For the six months ended June 30, 2021 Avast Group had $22.1 million of gain resulting from the impact of foreign exchange rate differences (as compared to a loss of $2.5 million for the six months ended June 30, 2020). For the year ended December 31, 2020, Avast Group had $69.8 million of losses resulting from the impact of foreign exchange rate differences (as compared to a gain of $10.6 million for the year ended December 31, 2019 and a gain of $19.3 million for the year ended December 31, 2018).

7 On April 16, 2021 the Avast Group sold a portfolio of mobile parental controls services including location features, content filtering and screen time management to Smith Micro Software Inc (‘Family Safety mobile business’). Billings and revenue until close of the transaction have been included in the calculation of organic growth together with comparable periods in the baseline.

•
Global Regulatory Environment.   Avast Group operates a digital business globally, and the scale and complexity of new laws, including regarding data protection, auto-renewal billing and tax, are increasing as the digital economy becomes the backbone of global economic growth. New laws or changes in the interpretation or application of existing laws may impose restrictions and obligations on Avast Group that negatively impact Avast Group’s ability to operate or compete effectively, its profitability and ability to grow. Further complexity relates to data privacy. The risk is that the data we store, such as customer data, and the systems that store, manage and process this data become compromised. Failing to comply with regulatory requirements could result in increased litigation (including class actions), investigations, fines and censure by governmental and regulatory bodies, resulting in negative financial consequences.

Segment reporting
Avast Group has applied the criteria set by IFRS 8 Operating Segments to determine the number and type of reportable segments. Based on the nature of the business and how the business is managed, two operating segments have been identified: Consumer and SMB.
Avast Group evaluates the performance of its segments based primarily on billings, revenue and operating profit.
Any costs incurred that are directly applicable to the segments are allocated to the appropriate segment. Certain costs that are not directly applicable to the segments are identified as ‘Corporate Overhead’ costs and represent general corporate costs that are applicable to the consolidated Group. In addition, costs relating to share-based payments and exceptional items are not allocated to the segments since these costs are not directly applicable to the segments, and therefore not included in the evaluation of performance of the segments.
Components of statements of income
Revenues
Sources of revenues
Consumer
Direct.   Avast Group offers paid products that protect users’ security, online privacy and device performance. The majority of these revenues come from the sale of software subscriptions to users, typically with terms of one to three years, entitling such users to services and updates provided by Avast Group’s paid software. The majority of Avast Group’s Consumer Direct revenues in the six months ended June 30, 2021 and the year ended December 31, 2020 were generated by subscriptions. Consumer Direct billings and revenue are generated from Desktop and Mobile products.
Indirect.   Avast Group derives a portion of its revenues from distribution agreements with third parties, most notably with Google. Avast Group also derives revenues from advertisements as well as through its Avast Secure Browser.
Discontinued Business.   Avast Group earns revenues through third party products and advertisements which come installed on its legacy AVG extensions, plug-ins and toolbar business. Avast Group also earns revenues from its Browser Cleanup product, which removes extensions, plug-ins and toolbars from browsers. Revenues from these two products, which Avast Group considers to be discontinued products and of which Avast Group has stopped further development, became negligible by the year ending December 31, 2020. Avast Group also offered big data and marketing analytics through its entity, Jumpshot Inc. (“Jumpshot”), generating mostly recurring subscription revenue. Subscriptions were recognized ratably over the subscription period covered by the contract. In January 2020, Avast Group made a decision to discontinue business of Jumpshot.
SMB
Avast Group’s SMB segment focuses on delivering high-level security and protection solutions for small and medium sized business customers. Sales to SMB customers accounted for 5.5% and 5.4% of

Avast Group’s total Adjusted Revenue in the six months ended June 30, 2021 and the year ended December 31, 2020, respectively.
Revenue recognition
Consumer
Direct.   The principal revenue stream of Avast Group is derived from the sale of its software and related services for desktop and mobile which protect users’ security, online privacy and device performance. License agreements with customers include a pre-defined subscription period during which the customer is entitled to the usage of the products, including updates of the software. The length of a subscription period is 1, 12, 24, or 36 months. Antivirus software requires frequent updates to keep the software current in order for it to be beneficial to the customer and the customer is therefore required to use the updated software during the license period. This provides evidence that the license grants the right to access the software over time and therefore revenue is recognized evenly over the term of the license. The software license, together with the unspecified updates, form a single distinct performance obligation.
Avast Group mainly sells software licenses through direct sales (mainly through e-commerce services providers including Digital River) to customers. However, Avast Group also sells a small portion through indirect sales via Avast Group’s retailers and resellers.
Deferred revenue represents the contract liability arising from contracts with customers. The portion of deferred revenues that will be recognized as revenue in the 12 months following the balance sheet date is classified as current, and the remaining balance is classified as non-current. Deferred revenue also materially represents the transaction price, relating to sales of software licenses, that is allocated to future performance obligations.
Avast Group uses a practical expedient not to adjust the promised amount of consideration for the effects of a significant financing component if Avast Group expects, at contract inception, that the period between when Avast Group transfers a promised good or service to a customer and when the customer pays for that good or service will be one year or less.
When Avast Group concludes that it has control over the provided product or service before that product or service is transferred to the customer, Avast Group acts as principal, and revenues for satisfying the performance obligations are recognized on a gross basis (before deduction of resellers’ commissions, payment provider fees and the third party costs). Otherwise, revenues are recognized on a net basis.
Avast Group accounts for sales of products through e-commerce partners on a gross basis before the deduction of the e-commerce partners’ commissions and fees. Avast Group’s e-commerce service providers fulfil administrative functions, such as collecting payment and remitting any required sales tax. Avast Group’s e-commerce service providers collect the fees and transfer cash payments to Avast Group on a monthly basis within 30 days after the end of the month with respect to which payment is being made. Avast Group sets the retail list prices and has control over the licenses before transferring them to the customer.
Avast Group also sells subscription software licenses through an e-shop directly to end customers in cooperation with certain payment gateways providers. Revenue from sales through the e-shop are accounted for on a gross basis before the deduction of payment gateways fees. Avast Group sets the final retail prices and fully controls the revenue arrangement with the end customers.
Avast Group reduces revenue for estimated sales returns. End users may return Avast Group’s products, subject to varying limitations, through resellers or to Avast Group directly for refund within a reasonably short period from the date of purchase. Avast Group estimates and records provisions for sales returns based on historical experience. The amount of such provisions is not material.
Indirect.   Consumer indirect revenues arise from several products and distribution arrangements that represent the monetization of the user base. These arrangements are accounted for on a net basis in an amount corresponding to the fee Avast Group receives from the monetization arrangement. The contracted partner in the arrangement is the customer rather than the end customer. The most significant sources of revenues are:
•
Google — Avast Group has two distribution arrangements with Google Ireland Limited (‘Google’) pursuant to which Avast Group is paid fees in connection with Avast Group’s offers to users of Google Chrome or Google Toolbar. Avast Group recognises revenue from Google in full in the month they are earned as Avast Group has no subsequent performance obligations after the date of sale.

•
Secure Browsing — Avast Group’s Secure browser earns Avast Group a share of advertising revenue generated by end user search activity. Revenue is recognized immediately as Avast Group has no performance obligation after the date of sale.

•
Advertising — Other Consumer Indirect derived revenues comprise advertising fees and product fees. Advertising fees are earned through advertising arrangements Avast Group has with third parties whereby the third party is obligated to pay Avast Group a portion of the revenue they earn from advertisements to Avast Group’s end users. Amounts earned are reflected as revenue in the month the advertisement is delivered to the end user. Avast Group also receives product fees earned through arrangements with third parties, whereby Avast Group incorporates the content and functionality of the third party into Avast Group’s product offerings. Fees earned during a period are based on the number of active clients with the installed third-party content or functionality multiplied by the applicable client fee.

•
Family Safety mobile business provided mobile security solutions that partnered with Mobile Network Operators (‘MNOs’) providing locator, phone controls and drive safe products to their customers. Once the product was developed by Avast Group based on the MNO’s requirements, the product was then sold to the end customer via the MNO’s subscription plans. The revenues generated by these arrangements were based on revenue share percentages as stated in the MNO agreements. Revenue was recognized on a net basis, after deduction of partners` commissions, based on the delivery of monthly services to the end customers of the MNOs. On April 16, 2021, Avast Group sold a portfolio of mobile parental controls services including location features, content filtering and screen time management to Smith Micro Software Inc. Billings and revenue until close of the transaction have been included in the calculation of organic growth together with comparable periods in the baseline.

SMB
SMB includes subscription revenue targeted at small and medium-sized businesses. Revenue is generated through the sale of security software and other IT managed solutions (including CloudCare). CloudCare is a cloud-based security suite designed for SMBs and third party managed service providers who can use this tool to manage security on behalf of their clients. Licenses are provided in conjunction with hosting services as the customers have no control over the software independently. The license is not distinct and would be combined with the hosting service as a single performance obligation. The performance obligation is typically satisfied over the subscription term, beginning on the date that service is made available to the customer. Revenues from sales of CloudCare are recognized on a gross basis, before deduction of the payment gateways fees.
Cost of revenues and capitalized contract costs
Cost of revenues.   Expenses directly connected with the sale of products and the provision of services, e.g. commissions, payments and other fees and third party license costs related to the subscription software licenses, are recognized as cost of revenues.
Capitalised contract costs.   Avast Group pays commissions, third party license costs and payment fees to resellers and payment providers for selling the subscription software licenses to end customers. Capitalised contract costs are amortised over the license period and recognized in the cost of revenues. Capitalised contract costs are subject to an impairment assessment at the end of each reporting period. Impairment losses are recognized in profit or loss.

Finance income and expenses, net
Avast Group’s finance income and expenses, net, primarily consist of interest income and expense, other expenses such as bank fees, and interest expense related to currency translation gains and losses on monetary assets and liabilities, primarily cash and cash equivalents, denominated in currencies other than the U.S. dollar. Interest income primarily represents interest from term deposits. Interest expense, which is the largest component of finance income and expenses, net, relates to interest from term loans and finance leases. A small component of finance income and expenses, net, relates to changes in the fair value of derivatives (i.e., changes in the fair value of the cap of Avast Group’s term loans).
Foreign currency gains or losses impact the dollar value of Avast Group’s non-dollar denominated cash and cash equivalents and result from changes in reported values due to exchange rate fluctuations between the beginning and the end of reporting periods.
Income tax
Income tax represents the income tax payable by Avast Software s.r.o. and other Group subsidiaries. The largest part of the corporate tax payable by Avast Group is in the Czech Republic, which has a 19% standard tax rate applicable to corporations. Avast Group also paid in other jurisdictions, such as in the U.K. and Netherlands.
Results of Operations
For a further reconciliation of adjustments made to Avast Group’s financial information referred to in the narratives below, see “Key Performance Indicators (“KPIs”)”.
Comparison of the Six Months Ended June 30, 2021 and 2020
	Six months ended June 30		Change
	2020	2021	%
	(in $ millions)
Revenue	433.1	471.3	8.8
Cost of revenues	(104.6)	(74.8)	28.5
Gross profit	328.5	396.5	20.7
Sales and marketing	(70.0)	(77.4)	(10.6)
Research and development	(45.2)	(38.4)	15.0
General and administrative	(78.8)	(54.0)	31.5
Total operating costs	(194.0)	(169.8)	12.5
Operating profit	134.5	226.7	68.5
Net gain on disposal of business operation	—	34.2	n/a
Finance income and expense, net	(19.2)	8.4	Fav(1)
Profit before tax	115.3	269.3	Fav
Income tax	(28.8)	(63.5)	Unf(1)
Net Income	86.5	205.8	Fav

(1)
‘Fav’ in change % represents a favourable growth rate figure over 100 per cent, ‘Unf’ represents an unfavourable decline greater than negative 100 percent.

Revenues
Avast Group’s reported revenue increased by $38.2 million from $433.1 million for the six months ended June 30, 2020 to $471.3 million for the six months ended June 30, 2021, which represented

8.8% in actual foreign exchange rates, primarily due to Consumer direct business. Significant revenue growth resulted from strong prior year Consumer Direct billings performance. Due to disposal of Family Safety mobile business in April 2021, adjusted revenue decreased by $8.2 million in the six months ended June 30, 2021 compared to the six months ended June 30, 2020.
On a like-for-like basis, Group’s reported revenue excluding acquisitions, disposal and discontinued business increased by $48.4 million for the six months ended June 30, 2021, which represented 11.5% growth in actual foreign exchange rates.
Cost of revenues
Avast Group’s reported Cost of revenues decreased by $29.8 million to $74.8 million in the six months ended June 30, 2021, which represented 28.5% decrease. This was mainly driven by lower amortisation of acquisition intangibles of $11.5 million for the six months ended June 30, 2021, compared to $39.7 million for the six months ended June 30, 2020, as the amortisation of significant acquisition intangibles from AVG acquisition is running out. Further decrease of $2.5 million was caused by exceptional costs related to Jumpshot wind down recorded in the first half of 2020. Decrease was partially offset by higher sales commissions related to higher revenue and investment into customer support.
Operating costs
Operating costs decreased by $24.2 million, or 12.5%, from $194.0 million for the six months ended June 30, 2020 to $169.8 million for the six months ended June 30, 2021, primarily due to decrease in exceptional items of $40.9 million driven by 2020 donations to research and development initiatives related to Covid-19 ($22.7 million in the six months ending June 30, 2020) and exceptional costs related to wind-down of Jumpshot operation ($22.2 million in the six months ended June 30, 2020 included in operating costs), partially offset by higher share-based payments costs of $(7.3) million resulting from RSUs granted to all employees in the beginning of 2021.
On a like-for-like basis, Group’s operating costs excluding impact of disposal of Family Safety mobile business, wind-down of Jumpshot operations, exceptional items mentioned above, depreciation and amortisation and share based payments increased by $17.7 million. The increase was driven mainly by investment into sales and marketing, investment into information security and investment into research and development of new technologies.
Finance income and expenses, net
Finance income and expenses, net, decreased by $27.6 million from finance expense of $19.2 million for the six months ended June 30, 2020 to finance income of $8.4 million for the six months ended June 30, 2021, primarily due to higher unrealised foreign exchange gains from the Euro denominated debt of $13.4 million, lower loan interest costs of $4.1 million resulting from the repayment of debt of $200.0 million on top of mandatory repayments in 2020, one-off realised foreign exchange gain on repayment of prior loan of $5.6 million and favourable impact of other foreign exchange gains and losses and other finance costs of $4.5 million.
Income tax
Income tax expense increased from a $28.8 million expense for the six months ended June 30, 2020 to a $63.5 million expense for the six months ended June 30, 2021. Income tax increased due to tax on disposal of Family Safety business of $12.7 million and lower tax benefit from the foreign exchange movements on intercompany loans arising in the statutory accounts of the subsidiary concerned of $0.9 million (tax benefit of $3.7 million in the six months ended June 30, 2020). Further increase was mainly caused by increase in profit before tax.
Net income
Net Income increased by $119.3 million, from $86.5 million for the six months ended June 30, 2020 to $205.8 million for the six months ended June 30, 2021 thanks to higher operating profit, lower finance costs and gain on disposal of a business operations related to disposal of Family Safety mobile business in the first half of 2021. Higher operating profit was mainly driven by higher revenue and lower operating costs, which included significant exceptional items in the six months ended June 30, 2020.
Comparison of the Years Ended December 31, 2020 and 2019
	Year ended December 31		Change
	2019	2020	%
	(in $ millions)
Revenue	871.1	892.9	2.5
Cost of revenues	(210.7)	(196.0)	7.0
Gross profit	660.4	696.9	5.5
Sales and marketing	(132.0)	(134.7)	(2.0)
Research and development	(82.5)	(86.1)	(4.4)
General and administrative	(101.3)	(140.7)	(38.9)
Total operating costs	(315.8)	(361.5)	14.5
Operating profit	344.6	335.4	(2.7)
Net gain on disposal of business operation	17.5	—	n/a
Finance income and expense, net	(47.5)	(99.1)	Unf
Profit before tax	314.6	236.3	(24.9)
Income tax	(65.7)	(66.7)	(1.5)
Net Income	248.9	169.6	(31.8)
Revenues
Avast Group’s reported revenue increased by $19.8 million to $892.9 million in the year ended December 31, 2020, which represented a 2.5% increase at actual foreign exchange rates. The increase in revenue was driven by the core Consumer Direct business, partially offset by disposal of Managed Workplace business8 in the first half of 2019 and by significant decrease in Discontinued Business as in January 2020 Avast Group made a decision to discontinue business of Jumpshot.
Cost of revenues
Cost of revenues decreased by $14.8 million from $210.7 million in 2019 to $196.0 million in 2020, which represented 7.0% decrease. This was mainly driven by lower amortisation of acquisition intangibles of $65.3 million in the year ended December 31, 2020 compared to $88.3 million in the year ended December 31, 2019, partially offset by higher exceptional costs related to wind down of Jumpshot operations, higher sales commissions, license fees, and distribution of digital content costs related to higher revenue.
Operating costs
Operating costs increased by $45.7 million, or 14.5%, from $315.8 million in 2019 to $361.5 million in 2020, primarily due to the increase in exceptional items driven by wind-down of Jumpshot operations of $22 million and donations on R&D initiatives related to Covid-19 of $25 million.
On a like-for-like basis, Group’s operating costs excluding impact of wind-down of Jumpshot operations, exceptional items mentioned above, depreciation and amortisation and share based payments

8 On 1 February 2019 Avast plc sold the non-core asset of Managed Workplace, its remote monitoring and management product, to Barracuda Networks, Inc. Managed Workplace was Avast’s solution in the Remote Monitoring and Management space, which is sold to Managed Service Providers. This business was not core to the Group’s SMB strategy, which focuses on securing the workplace.

increased by $25.8 million, primarily due to investment into research and development personnel costs of $3.9 million, sales and marketing of $9.3 million, new strategic initiatives of $4.4 million, other personnel costs and other costs of $6.9 million and negative foreign exchange impact of $1.3 million.
Finance income and expenses, net
Finance income and expenses, net, increased by $51.7 million from finance expenses of $47.5 million in 2019 to $99.1 million in 2020, primarily driven by unfavourable unrealised foreign exchange impact of $62.1 million from translation of Euro denominated tranche of the term loan (compared to gain of $13.9 million in 2019), partially offset by the decrease in loan interest costs of $22.8 million resulting from the repayment of debt of $200.0 million and $297.4 million on top of mandatory repayments in 2020 and in 2019 respectively, and $1.5 million decrease in other net finance costs including other foreign exchange gains and losses.
Income tax
Income tax expenses increased from a $65.7 million in 2019 to a $66.7 million in 2020. Income tax was impacted by the tax expense from the foreign exchange movements on intercompany loans arising in the statutory accounts of the subsidiary concerned of $4.4 million (tax benefit of $0.4 million in 2019) and positive tax impact of Covid-19 donations of $4.7m in 2020.
Net income
Net Income decreased by $79.2 million, from $248.9 million in 2019 to $169.6 million in 2020 primarily driven by significant increase in finance costs (mainly due to unrealised foreign exchange loss from Euro denominated debt in 2020) and increase in operating expenses (driven by exceptional items related to wind down of Jumpshot operations and Covid-19 donations), partially offset by higher revenues.
Comparison of the Years Ended December 31, 2019 and 2018
	Year ended December 31		Change
	2018	2019	%
	(in $ millions)
Revenue	808.3	871.1	7.8
Cost of revenues	(241.4)	(210.7)	12.7
Gross profit	566.9	660.4	16.5
Sales and marketing	(124.5)	(132.0)	(6.0)
Research and development	(68.9)	(82.5)	(19.7)
General and administrative	(125.2)	(101.3)	19.1
Total operating costs	(318.6)	(315.8)	(0.9)
Operating profit	248.3	344.6	38.8
Net gain on disposal of business operation	—	17.5	n/a
Finance income and expense, net	(65.9)	(47.5)	27.9
Profit before tax	182.5	314.6	72.4
Income tax	58.7	(65.7)	Unf
Net Income	241.2	248.9	3.2
Revenues
Avast Group’s reported revenue increased by $62.8m million to $871.1 million in the year ended December 31, 2019, which represented a 7.8% growth in actual foreign exchange rates. The increase in revenue was driven by the core Consumer Direct business, partially offset by decrease in SMB revenue due to disposal of Managed Workplace business in the first half of 2019 (decrease of $10.5 million compared to the year ended December 31, 2018).

Cost of revenues
Cost of revenues decreased by $30.7 million from $241.4 million in 2018 to $210.7 million in 2019, which represented 12.7% decrease. This was mainly driven by lower amortisation of acquisition intangibles of $88.3 million in the year ended December 31, 2019 compared to $127.5 million in the year ended December 31, 2019, partially offset by increase in sales commissions and license fees related to the increase in revenue, increase in costs for distribution of digital content and investment into personnel costs.
Operating costs
Operating costs decreased by $2.8 million, or 0.9%, from $318.6 million in 2018 to $315.8 million in 2019, primarily due to decrease of $23.3m in exceptional items, partially offset by increase of $10.7 million in share-based payments and investment into research and development, sales and marketing and other of $9.8 million. Significant exceptional items in the financial year 2018 related mainly to one-time advisory, legal and other professional service fees of the IPO that occurred in May 2018.
Finance income and expenses, net
Finance income and expenses, net, decreased by $18.4 million, or 27.9%, from $65.9 million in 2018 to $47.5 million in 2019. Finance expenses included $2.3 million related to implementation of IFRS 169.
On a like-for-like basis, finance income and expense, net, decreased by $20.7 million primarily due to lower total loan interest costs of $29.3 million resulting from the repayment of $300 million debt post IPO in 2018 and the additional repayment of $297.4 million in 2019, partially offset by negative impact of foreign exchange gains and losses and other finance costs of $8.6 million (out of which $12.5 million related to decrease in foreign exchange gain from Euro denominated debt compared to the financial year 2018).
Income tax
Income tax expense increased by $124.3 million, from benefit of $58.7 million in 2018 to expense of $65.7 million in 2019. The income tax benefit in 2018 was primarily driven by the transfer of AVG E-comm web shop to Avast Software B.V. (“Avast BV”) on 1 May 2018 (“IP transfer”). Subsequently, the former Dutch AVG business from Avast BV (including the web shop) was sold to Avast Software s.r.o. The total net impact of this transaction was $94.4 million, which was treated as an exceptional item in 2018. The transferred IP is amortised for tax purposes over 15 years.
Income tax was further impacted by the tax benefit of the foreign exchange movements on intercompany loans arising in the statutory accounts of the subsidiary concerned of $0.4 million (tax benefit of $9.8 million in 2018) and the recognition of previously unrecognized tax losses related to the previous periods of $4.7 million.
Net income
Net Income increased by $7.8 million, or 3.2%, from $241.2 million in 2018 to $249.0 million in 2019. Significant increase in income tax was offset by increase in the gross profit, decrease in finance costs and net gain on disposal of Managed Workplace business.
Liquidity and capital resources
Since Avast Group’s inception, it has financed its operations through cash generated from operations as well as term loans and revolving credit facilities. Avast Group generated significant amounts of cash

9 The Group applied the IFRS 16 standard as of 1 January 2019 using the modified retrospective approach and did not restate comparative amounts for the year prior to first adoption. Change positively impacted lease costs included in adjusted operating expenses (which exclude depreciation and amortisation costs). This change was offset by increase in depreciation and amortisation costs and increase in interest costs.

compared to the amount of revenues Avast Group recognized in any particular period since Avast Group’s users pay the entire license fee when they register for Avast Group’s software (see Billings definition in “Key Performance Indicators (“KPIs”)”). Amounts not recognized are reflected on Avast Group’s balance sheet as deferred revenues.
At June 30, 2021 and 2020, Avast Group had cash and cash equivalents of $357.6 million and $151.0 million, respectively. At December 31, 2020, 2019 and 2018, Avast Group had cash and cash equivalents of $175.4 million, $216.6 million, and $272.3 million, respectively.
Avast Group expects that its sources of liquidity and capital will be sufficient to meet its existing business needs for at least the next 12 months.
The following table presents the major components of Avast Group’s cash flows for the periods presented:
	Year ended December 31			Six months ended June 30
	2018	2019	2020	2020	2021
	(in $ millions)
Net cash flows from operating activities	376.0	399.1	456.5	225.8	256.8
Net cash used in investing activities	(28.8)	(16.7)	(16.4)	(3.0)	50.9
Net cash flows from financing activities	(254.0)	(440.9)	(484.2)	(289.5)	(128.0)
Net cash flows from operating activities
Avast Group’s net cash flow from operating activities increased by $31.0 million, or 13.7%, from $225.8 million for the six months ended June 30, 2020 to $256.8 million for the six months ended June 30, 2021. The increase was primarily due to exceptional costs related to the wind-down of Jumpshot of $24.7m and Covid-19 donations of $22.7 million included in the baseline, higher billings of $13.5 million, positive impact of working capital movement (excl. change in deferred revenue and deferred COGS) of $13.9 million, offset by higher cash tax of $21.8 million and increase in Adjusted costs including unfavourable impact of movement in provisions and other of $22.0 million.
Avast Group’s net cash flow from operating activities increased by $57.4 million, or 14.4%, from $399.1 million in the year ended December 31, 2019 to $456.5 million in the year ended December 31, 2020. The increase was primarily due to exceptional Dutch exit tax payment included in the baseline of $49.4 million, higher Adjusted Cash EBITDA of $3.3 million, lower cash tax of $2.8 million, positive impact of the movement in provisions and allowances of $8.6 million, positive change in foreign exchange gains and losses and other financial expenses and non-cash costs of $8.3 million, positive impact of working capital movement (excl. change in deferred revenue and deferred COGS) of $29.9 million, lower employer’s costs paid on share-based payments of $3.4 million offset by higher exceptional items of $48.4 million.
Avast Group’s net cash flow from operating activities increased by $23.1 million, or 6.1%, from $376.0 million in the year ended December 31, 2018 to $399.1 million in the year ended December 31, 2019. The increase was primarily due to higher Adjusted Cash EBITDA of $42.6 million, lower cash tax of $25.0 million, lower exceptional items (excl. transaction costs) of $24.1 million, positive impact of the movement in provisions and allowances of $2.4 million and positive change in foreign exchange gains and losses and other financial expenses and non-cash gains of $6.4 million, offset by Dutch exit tax paid of $49.4 million, negative impact of working capital movement (excl. change in deferred revenue and deferred COGS) of $23.8 million and higher employer’s costs on share-based payments of $ 4.2 million.
Net cash used in investing activities
Avast Group’s net cash flow used from investing activities increased by $53.9 million, from cash outflow of $3.0 million for the six months ended June 30, 2020 to cash inflow of $50.9 million for the six months ended June 30, 2021. Avast Group’s net cash inflow from investing activities of $50.9m included net proceeds from disposal of Family Safety mobile business of $54.7m (additional 1.5m shares of common stock of Smith Micro with the fair value of $8.4m were included in total consideration received), cash outflows related to capex investment of $3.1 million and settlement of contingent consideration related to Tenta acquisition of $0.7 million. Avast Group’s net cash outflow from investing activities in the six months ended June 30, 2020 of $3.0 million was comprised of capex investment of $2.7 million, settlement of contingent consideration related to Inloop and Tenta acquisitions of $3.6 million and inflows from contingent consideration received for disposal of Managed Workplace of $3.0 million and interest received of $0.3 million.
Avast Group’s net cash outflow from investing activities decreased by $0.3 million, from $16.7 million in the year ended December 31, 2019 to $16.4 million in the year-ended December 31, 2020. Avast Group’s net cash outflow from investing activities of $16.4 million comprised of capex investment of $15.1 million, settlement of contingent consideration related to Inloop and Tenta acquisitions of $3.9 million, TrackOFF holdback consideration release of $0.8 million, contingent consideration received for disposal of Managed Workplace of $3.0 million and interest received of $0.4 million.
Avast Group’s net cash outflow used in investing activities decreased by $12.1 million from $28.8 million in the year ended December 31, 2018 to $16.7 million in the year ended December 31, 2019. Avast Group’s net cash outflow from investing activities of $16.7 million was comprised of capex investment of $29.9 million, consideration paid for TrackOFF and Tenta acquisitions net of cash acquired of $14.8 million, settlement of contingent consideration of $0.2 million, proceeds from the sale of a business operation net of cash disposed and transaction costs of $26.7 million and interest received of $1.5 million. Avast Group’s net cash outflow from investing activities in 2018 of $28.8 million was comprised of capex investment of $16.8 million, consideration paid for InLoop acquisition net of cash acquired of $4.2 million, payment of the remaining portion of the consideration for the acquisition of AVG Technologies B.V. of $ 8.0 million and interest received of $0.3 million.
Net cash from/used in financing activities
Avast Group’s net cash outflow from financing activities of $128.0 million for the six months ended June 30, 2021 included $115.3 million dividend paid, repayment of old loan of $827.6 million, new loan drawn of $843.6 million, quarterly loan repayment of $10.6 million, transaction costs paid related to borrowing of $7.7 million, interest paid of $10.0 million, lease repayments of $4.2 million and proceeds from the exercise of options of $3.8 million. Avast Group’s net cash outflow from financing activities in the six months ended June 30, 2020 of $289.5m included $105.4 million dividend paid, $100.0 million voluntary repayment of borrowings, $30.2 million mandatory repayment of borrowings, interest paid of $15.4 million, lease repayments of $4.9 million, proceeds from the exercise of options of $31.2m and net ouflow from transaction with non-controlling interest $64.8 million.
Avast Group’s net cash outflow from financing activities for the year ended December 31, 2020 included $105.4 million final dividend paid in respect of 2019, $49.3 million interim dividend paid in respect of 2020, $200.0 million voluntary repayment of borrowings, $61.9 million mandatory repayment of borrowings, interest paid of $27.5 million, lease repayments of $9.3 million, proceeds from the exercise of options of $34.0 million, and net outflow from transaction with non-controlling interest of $64.8 million.
Avast Group’s net cash outflow from financing activities for the year ended December 31, 2019 included $83.7 million final dividend paid in respect of 2018, $43.2 million interim dividend paid in respect of 2019, $297.4 million net voluntary repayment of borrowings, $63.0 million mandatory repayment of borrowings, interest paid of $45.1 million, transaction costs paid related to borrowings of $0.9 million, lease repayments of $9.2 million, proceeds from the exercise of options of $47.2 million and net proceeds from transactions with non-controlling interest of $54.3 million. The full amount of lease repayments in the year ended December 31, 2019 of $9.2 million related to IFRS 16 implementation and the comparable amount of cash outflow in the year ended December 31, 2018 was included under cash flows from operating activities. Avast Group’s net cash outflow from financing activities in the year ended December 31, 2018 included net proceeds from the issue of shares of $195.8 million, proceeds from exercise of options in second half of 2018 of $0.9 million, offset by the voluntary repayment of borrowings of $300.0 million, the mandatory repayment of borrowings of $78.5 million, interest paid of $67.6 million, transaction costs paid related to borrowings of $3.1 million and lease repayments of $1.5 million.
Contractual commitments and contingencies
Avast Group has entered into lease agreements for its offices. Lease terms for properties are generally between 1 and 13 years. See Note 21 to Avast Group’s consolidated financial statements included elsewhere in this proxy statement.
Avast Group does not have any other contractual commitments and contingencies.
Off-balance sheet items
Avast Group did not engage during the period presented, and does not currently engage, in off-balance sheet financing arrangements. In addition, Avast Group does not have any interest in entities referred to as variable interest entities, which includes special purpose entities and other structured finance entities.
Critical accounting policies and estimates
For information regarding Avast Group’s critical and significant accounting policies, see Note 2 to Avast Group’s consolidated financial statements included elsewhere in this proxy statement. The following critical accounting discussion pertains to accounting policies the management of Avast Group believes are most critical to the portrayal of its historical financial condition and results of operations and that require significant, difficult, subjective or complex judgments.
Leases — Extension options
In determining the lease term, management considers all facts and circumstances that create an economic incentive to exercise an extension option. Extension options are only included in the lease term if the lease is reasonably certain to be extended. The assessment of reasonable certainty is only revised if a significant event occurs that would affect this assessment. See Note 21 to Avast Group’s consolidated financial statements included elsewhere in this proxy statement.
Test of impairment of goodwill
We perform tests annually, and if there are any indications of impairment to determine whether there is a need for impairment of goodwill, in accordance with the accounting principles presented in Note 2 to Avast Group’s consolidated financial statements included elsewhere in this proxy statement. At present, Avast Group has goodwill allocated to Consumer and SMB operating segments. The calculation of value in use is based on the estimated future cash flows before tax. There are significant assumptions used in the impairment test, further discussed in the Note 23 to Avast Group’s consolidated financial statements included elsewhere in this proxy statement.
Term loans
The terms of the Credit Agreement offer the Company significant flexibility, allowing it to prepay, reprice, refinance, substitute, or replace any drawn loans without penalty (except within a six-month period following issue or a repricing, a term intended to provide a degree of protection to the lenders’ income). The terms also provide for the Company to be able to request a reduction in the interest rate margin payable.
Management’s judgement is that the term loan is in substance a floating rate loan for which the interest margin is reset every six months to the market rate, provided it is favourable to the Company. The reduction in margin is accounted for as a change in effective interest rate prospectively from the moment the change in estimate takes place rather than by treating it as a modification of terms. See Note 27 to Avast Group’s consolidated financial statements included elsewhere in this proxy statement.

Deferred tax
Deferred tax assets are recognized for unused tax losses to the extent that it is probable that taxable profit will be available against which the losses can be utilized. Significant management judgement is required to determine the amount of deferred tax assets that can be recognized, based upon the likely timing and the level of future taxable profits. See Note 13 to Avast Group’s consolidated financial statements included elsewhere in this proxy statement.
Provisions
The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the balance sheet date, taking into account the risks and uncertainties surrounding the obligation. Other provisions relate to a small number of contractual disputes. The management has provided the best estimate of the provisions, based on the legal advice. See Note 25 to Avast Group’s consolidated financial statements included elsewhere in this proxy statement.
Quantitative and qualitative disclosure about market risk
Avast Group is exposed to certain market risk in the ordinary course of its business. These risks primarily consist of credit risk, foreign currency risk, interest rate risk and liquidity risk as follows.
Credit risk
The outstanding balances of trade and other receivables are monitored on a regular basis. Avast Group has been managing receivables effectively and improved collections process by simplifying the billing system structure which is reflected in the overall decrease of total receivables (see Note 18 to Avast Group’s consolidated financial statements included elsewhere in this proxy statement).
The credit quality of larger customers is assessed based on the credit rating, and individual credit limits are defined in accordance with the assessment.
Avast Group did not issue any guarantees or credit derivatives. Avast Group does not consider the credit risk related to cash balances held with banks to be material.
A significant portion of sales is realised through Avast Group’s online resellers, mainly Digital River. From 2018, Avast Group manages its credit exposure by receiving advance payments from Digital River.
Avast Group evaluates the concentration of risk with respect to accounts receivable as medium, due to the relatively low balance of trade receivables that is past due. The risk is reduced by the fact that its customers are located in several jurisdictions and operate in largely independent markets and the exposure to its largest individual distributors is also medium.
Foreign currency risk
Foreign currency risk is the risk that the fair value of future cash flows of an exposure will fluctuate because of changes in foreign exchange rates. Avast Group’s exposure to the risk of changes in foreign exchange rates relates primarily to Avast Group’s operating activities (when revenue or expense is denominated in foreign currency).
At the parent company level, the functional and presentation currency is the US dollar and Avast Group’s revenue and costs are reported in US dollars. Avast Group is exposed to translation risk resulting from the international sales and costs denominated in currencies other than US dollars and the resulting foreign currency balances held on the balance sheet. Avast Group is exposed to material transaction and translation currency risk from fluctuations in currency rates between USD, GBP, CZK and EUR.
The following table shows payments for Avast Group’s products and services by end users (either directly to Avast Group or paid to an e-commerce service provider) in individual currencies. Based on agreements with Avast Group, e-commerce service providers may convert billings collected on behalf of

Avast Group in specific currencies to a remittance currency (usually USD and EUR) at the existing market rates which does not remove the underlying foreign exchange risk.
The table below shows the original currency composition of payments made by end users to illustrate the foreign exchange risk to billings:
	Year ended December 31
	2019	2020
USD	49%	46%
EUR	22%	24%
GBP	8%	9%
Other	21%	21%
Total	100%	100%
As the majority of revenues represent sales of software licenses, the revenues are recognized over the duration of the license period, despite payment being received at the start of the license period. Because the release of deferred revenues is performed using the exchange rates valid at the start of the license term, they are not subject to foreign currency risk.
The following table shows financial assets and liabilities in individual currencies, net:
	Year ended December 31
	2019	2020
	(in $ millions)
USD(1)	(290.1)	34.3
EUR(1)	(714.4)	(766.4)
CZK	(34.3)	(18.5)
GBP	89.9	15.9
Other	25.6	11.3
Total	(923.3)	(723.4)

(1) The fluctuation in the currencies are mainly caused by the term loan repayments.
Financial assets and liabilities include cash and cash equivalents, trade and other receivables and trade and other payables, term loan, lease liabilities, other current liabilities, and non-current financial assets and liabilities.
The table below presents the sensitivity of the profit before tax to a hypothetical change in EUR, CZK and other currencies and the impact on financial assets and liabilities of Avast Group. The sensitivity analysis is prepared under the assumption that the other variables are constant. The analysis against USD is based solely on the net balance of cash and cash equivalents, trade and other receivables, trade and other payables and term loan.
Year ended December 31
	2019	2020
(in $ millions)
EUR (change +/- 10%)	(71.4)/71.4	(76.6)/76.6
CZK (change +/- 10%)	(3.4)/3.4	(1.8)/1.8
GBP (change +/- 10%)	9.0/(9.0)	1.6/(1.6)
Other (change +/- 10%)	2.6/(2.6)	1.1/(1.1)
The sensitivity analysis above is based on the consolidated assets and liabilities, i.e. excluding intercompany receivables and payables. However, Avast Software s.r.o. has a significant intercompany loan from Avast Software B.V. denominated in USD. As the functional currency of Avast Software s.r.o. is the USD but the tax basis of Avast Software s.r.o. is denominated in CZK the income tax gains or losses of Avast Software s.r.o. are exposed to significant foreign exchange volatility. If the CZK depreciates against the USD, the corporate income tax expense would decrease. Avast Software B.V. is not exposed to any similar volatilities as its functional and tax currency is the USD.
Interest rate risk
Cash held by Avast Group is not subject to any material interest. The only liabilities held by Avast Group subject to interest rate risk are the loan and derivatives. Other liabilities and provisions themselves are not subject to interest rate risk. Avast Group keeps all its available cash in current bank accounts or term deposit contracts with a fixed interest rate and original maturity not exceeding three months.
As at June 30, 2021, Avast Group has a term loan with an interest rate of 3-month USD LIBOR plus a 2.25% p.a. mark-up for USD tranche and 3-month EURIBOR plus a 2.25% p.a. mark-up for EUR tranche. The 3-month USD LIBOR and 3-month EURIBOR are subject to a 0% interest rate floor and 0% interest rate floor, respectively. As of December 31, 2020, the 3-month USD LIBOR was 0.22% p.a. and 3-months EURIBOR was -0.50%.
A change of 100 basis points in market interest rates would have increased/(decreased) equity and profit and loss before tax by the amounts shown below:
	Year ended December 31
	2019	2020
	(in $ millions)
Increase in interest rates	(5.9)	(3.9)
Decrease in interest rates	3.4	—
Liquidity risk
Avast Group performs regular monitoring of its liquidity position to maintain sufficient financial sources to settle its liabilities and commitments. Avast Group is dependent on a long-term credit facility and so it must ensure that it is compliant with its terms. As it generates positive cash flow from operating activities, Avast Group is able to cover the normal operating expenditures, pay outstanding short-term liabilities as they fall due without requiring additional financing and has sufficient funds to meet the capital expenditure requirement. Avast Group considers the impact on liquidity each time it makes an acquisition in order to ensure that it does not adversely affect its ability to meet the financial obligation as they fall due.
As of June 30, 2021, Avast Group’s current ratio (current assets divided by current liabilities) was 0.74. As of December 31, 2020, 2019 and 2018, Avast Group’s current ratio (current assets divided by current liabilities) was 0.46, 0.65 and 0.71, respectively. The ratio is significantly impacted by the high current deferred revenue balance due to the sales model, where subscription revenue is collected in advance from end users and deferred over the license period. Avast Group’s current ratio excluding deferred revenue was 3.07 as of June 30, 2021.
In 2020, Avast Group’s credit rating was upgraded to BB+ from BB with Standard & Poor’s while rating with Moody remained at Ba2, driven mainly by the voluntary debt repayments and strong financial performance. The credit ratings are subject to regular review by the credit rating agencies and may change in response to economic and commercial developments.
Capital management
Avast Group manages its capital structure and makes adjustments to it in the light of changes in circumstances, including economic conditions. To maintain or adjust the capital structure, Avast Group may adjust the dividend payment to shareholders, return capital to shareholders or issue new shares.

Avast Group monitors capital using the net liability position and gearing ratio (the net liability position divided by the sum of the net liability position and equity). Avast Group includes within the net liability position all current and non-current liabilities, less cash and cash equivalents.
	Year ended December 31
	2019	2020
	(in $ millions)
Current and non-current liabilities(1)	1,685.2	1,511.7
Less: cash and short-term deposits	(216.6)	(175.4)
Net liability position	1,468.6	1,336.3
Equity(1)	1,172.6	1,195.3
Gearing ratio	55.6%	52.8%

(1)
As of December 31, 2019, Avast Group excluded redemption obligation of $56.3 million from current and non-current liabilities in line with debt covenant calculation and corresponding recognition of put liability of $55.7 million from equity.

Recent accounting pronouncements
For information regarding recent accounting pronouncements, see Note 4 to Avast Group’s consolidated financial statements included elsewhere in this proxy statement.

NORTONLIFELOCK PROPOSALS
PROPOSAL 1 — APPROVAL OF THE SHARE ISSUANCE PROPOSAL
It is a condition to completion of the Merger that NortonLifeLock stockholders approve the Share Issuance Proposal. Under the terms of the Merger, Avast shareholders will be entitled, in respect of their entire holding of Avast Shares, to receive for each Avast Share held, $7.61 in cash and 0.0302 of a New NortonLifeLock Share (such option, the “Majority Cash Option”). As an alternative to the Majority Cash Option, Avast shareholders may elect, in respect of their entire holding of Avast Shares, to receive for each Avast Share held, $2.37 in cash and 0.1937 of a New NortonLifeLock Share (such option, the “Majority Stock Option”).
The approval of the Share Issuance Proposal by the requisite vote of NortonLifeLock stockholders is required for it to issue the New NortonLifeLock Shares to Avast shareholders as consideration in the Merger, and it is a condition to the completion of the Merger under the Rule 2.7 Announcement.
Approval of the Share Issuance Proposal requires the affirmative vote of the holders of a majority of the aggregate NortonLifeLock Shares represented virtually or by proxy and entitled to vote on such proposal at the special meeting. Failures to vote and broker non-votes, if any, will have no effect on the Share Issuance Proposal. Votes to abstain will have the effect of a vote “against” the Share Issuance Proposal.
The NortonLifeLock board of directors unanimously recommends you vote “FOR” the Share Issuance Proposal
PROPOSAL 2 — ADJOURNMENT PROPOSAL
NortonLifeLock is asking you to approve a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal.
If NortonLifeLock’s stockholders approve the Adjournment Proposal, NortonLifeLock could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the approval of the Share Issuance Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if NortonLifeLock had received proxies representing a sufficient number of votes against approval of the Share Issuance Proposal such that the Share Issuance Proposal would be defeated, NortonLifeLock could adjourn the special meeting without a vote on the Share Issuance Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the Share Issuance Proposal.
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the aggregate NortonLifeLock Shares represented virtually or by proxy and entitled to vote on such proposal at the special meeting. Failures to vote and broker non-votes, if any, will have no effect on the Adjournment Proposal. Votes to abstain will have the effect of a vote “against” the Adjournment Proposal.
The NortonLifeLock board of directors unanimously recommends you vote “FOR” the Adjournment Proposal

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information, as of September 10, 2021, with respect to the beneficial ownership of NortonLifeLock common stock by (i) each stockholder known by NortonLifeLock to be the beneficial owner of more than 5% of NortonLifeLock common stock, (ii) each current member of the board of directors or director nominee, (iii) the named executive officers of NortonLifeLock included in the Summary Compensation Table appearing on page 56 of the proxy statement filed on July 28, 2021 and (iv) all current executive officers and directors of NortonLifeLock as a group.
Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Percentage ownership is based on 581,736,129 NortonLifeLock Shares outstanding as of September 10, 2021. NortonLifeLock Shares subject to stock options and restricted stock units vesting on or before November 9, 2021 (within 60 days of September 10, 2021) are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of others.
Unless otherwise indicated, the address of each of the individuals and entities named below is c/o NortonLifeLock Inc., 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281.
Name and Address of Beneficial Owner	Shares Beneficially Owned
	Number	Percent
Five Percent Owners of Common Stock:
Vanguard Group Inc.(1) PO Box 2600, V26, Valley Forge, PA 19482-2600	63,109,995	10.8%
Capital World Investors(2) 333 South Hope Street, Los Angeles, CA 90071	62,704,639	10.8%
BlackRock, Inc.(3) 55 East 52nd Street, New York, NY 10055	48,373,601	8.3%
Security Ownership of Executive Officers and Directors:
Peter A. Feld(4)	16,756,680	2.9%
Vincent Pilette(5)	1,292,024	**
Samir Kapuria(6)*	370,818	**
Frank E. Dangeard	141,477	**
Kenneth Y. Hao(7)	88,211	**
Bryan S. Ko	48,709	**
Susan P. Barsamian(8)	47,444	**
Matthew C. Brown(9)*	38,336	**
Eric K. Brandt(10)	29,326	**
Natalie M. Derse	28,508	**
Nora M. Denzel	26,148	**
Sherrese M. Smith	15,250	**
Emily Heath	14,761	**
All Current Directors and Executive Officers as a Group (11 Persons)	18,488,538	3.2%

*
Former officer

**
Less than 1%

(1)
Based solely on a Schedule 13G/A filing made by The Vanguard Group on February 10, 2021, The

Vanguard Group has shared voting power over 1,063,555 shares, sole dispositive power over 60,442,986 shares and shared dispositive power over 2,667,009 shares.
(2)
Based solely on a Schedule 13G/A filing made by Capital World Investors on February 16, 2021, Capital World Investors has sole voting and sole dispositive power over 62,704,639 shares.

(3)
Based solely on a Schedule 13G filing made by the BlackRock, Inc. on February 5, 2021, BlackRock, Inc. has sole voting power over 41,949,175 and sole dispositive power over 48,373,601 shares.

(4)
Includes 16,704,454 shares of common stock beneficially owned by Starboard Value LP and its affiliates. Mr. Feld is a Managing Member of Starboard Value LP and may be deemed to share voting and dispositive power over these shares. This stockholder’s address is 777 Third Avenue, New York, New York 10017.

(5)
Includes 620,477 shares held by the VPJW Revocable Trust for which Mr. Pilette exercises voting and dispositive power.

(6)
Beneficial ownership data is current through Mr. Kapuria’s departure date of November 6, 2020 and includes 328,410 shares issued as settlement of RSUs and PRUs after his departure date.

(7)
These securities are held by Mr. Hao for the benefit of Silver Lake Technology Management LLC, certain of its affiliates and certain of the funds they manage (“Silver Lake”) and pursuant to Mr. Hao’s arrangement with Silver Lake, upon the sale of these securities, the proceeds are expected to be remitted to Silver Lake.

(8)
Shares held by the Romans-Barsamian Revocable Trust for which Ms. Barsamian exercises voting and dispositive power.

(9)
Beneficial ownership data is current through Mr. Brown’s departure date of November 6, 2020 and includes 15,000 shares issued as settlement of options and 23,336 shares issued as settlement of RSUs up to and after his departure date.

(10)
Shares held by The Brandt Family Trust for which Mr. Brandt exercises voting and dispositive power.

NO APPRAISAL OR DISSENTERS’ RIGHTS
Under Delaware law, NortonLifeLock stockholders are not entitled to appraisal or dissenters’ rights in connection with the Merger or the proposals to be voted on at the special meeting.

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.   NortonLifeLock’s bylaws provide that, for stockholder nominations to the NortonLifeLock board of directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at NortonLifeLock Inc., 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281, Attn: Corporate Secretary.
To be timely for the 2022 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between May 17, 2022 and June 16, 2022 (or, if the 2022 annual meeting is called for a date that is more than 30 calendar days before or more than 60 calendar days after the anniversary of the date of the 2021 Annual Meeting, then by no later than 10 calendar days after our public announcement of the date of the 2022 annual meeting). A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by NortonLifeLock’s bylaws.
Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials.   Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at NortonLifeLock’s 2022 annual meeting must be received by us not later than March 30, 2022 in order to be considered for inclusion in NortonLifeLock’s proxy materials for that meeting.

HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
This year, a number of brokers with account holders who are NortonLifeLock stockholders will be “householding” our annual report and proxy materials. A single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (800) 540-7095, or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, NortonLifeLock will promptly deliver a separate copy of the annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the annual report and other proxy materials, you may write or call NortonLifeLock’s Investor Relations department at 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281, Attn: Investor Relations, telephone number (650) 527-8000.
Any stockholders who share the same address and currently receive multiple copies of NortonLifeLock’s annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or NortonLifeLock’s Investor Relations department at the address or telephone number listed above.

SOLICITATION
NortonLifeLock will pay the cost of soliciting proxies. D.F. King & Co., Inc. has been retained to assist in the solicitation of proxies for a fee of $[•], plus additional fees relating to telephone solicitation and reimbursement of certain expenses. In addition to solicitations by mail, proxies also may be solicited personally, or by telephone or electronic means by some directors, officers and regular employees of NortonLifeLock, without additional compensation, as well as by employees of D.F. King & Co., Inc. NortonLifeLock will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and other stockholder materials to the beneficial owners of common stock where those owners request such materials.

RULE 19 STATEMENT
The NortonLifeLock directors each accept responsibility for the information contained in this document (including any expressions of opinion) relating to the NortonLifeLock Group, the NortonLifeLock directors and their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the NortonLifeLock directors (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.
The Bidco directors each accept responsibility for the information contained in this document relating to Bidco, the Bidco directors, their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the Bidco directors (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
NortonLifeLock files annual, quarterly and current reports, proxy statements and other information with the SEC. NortonLifeLock’s SEC filings are available to the public at the SEC’s website at www.sec.gov.
Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows NortonLifeLock to “incorporate by reference” into this proxy statement documents NortonLifeLock files with the SEC. This means that NortonLifeLock can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement. This proxy statement and the information that NortonLifeLock later files with the SEC may update and supersede the information incorporated by reference. Similarly, the information that NortonLifeLock later files with the SEC may update and supersede the information in this proxy statement.
NortonLifeLock also incorporates by reference the documents listed below and any documents filed by it pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this proxy statement and before the date of the special meeting (provided that NortonLifeLock is not incorporating by reference any information furnished to, but not filed with, the SEC):
•
Our Annual Report on Form 10-K for the fiscal year ended April 2, 2021, filed on May 21, 2021;

•
Our Quarterly Report on form 10-Q for the quarter ended July 2, 2021, filed on August 2, 2021; and

•
Our Current Report on Form 8-K filed on May 10, 2021 (Film No. 21907841); May 13, 2021; June 7, 2021; June 29, 2021; August 10, 2021, September 3, 2021 and [•].

Copies of any of the documents NortonLifeLock files with the SEC may be obtained free of charge either on NortonLifeLock’s website by contacting NortonLifeLock’s Corporate Secretary at NortonLifeLock Inc., 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281, Attention: Corporate Secretary or by calling (650) 527-8000.
If you would like to request documents from us, please do so at least five business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. NORTONLIFELOCK HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [•]. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

AVAST CONSOLIDATED FINANCIAL STATEMENTS

Avast plc
Full Year Results 2020

Report of Independent Auditors
The Board of Directors and Shareholders of Avast Plc
We have audited the accompanying consolidated financial statements of Avast plc, which comprise the consolidated statements of financial position as of 31 December 2020 and 2019, and the related consolidated statements of profit and loss, comprehensive income, changes in shareholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”); this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Avast plc at 31 December 2020 and 2019, and the consolidated results of its operations and its cash flows for the years then ended in conformity with IFRS.
Other matter
The accompanying financial statements for 2018 and 2017 have not been audited by us and, accordingly, we do not express an opinion on them.
/s/ Ernst & Young LLP
London, England
17 September 2021

CONSOLIDATED STATEMENT OF PROFIT AND LOSS
For the year-ended 31 December 2020
	Note	Year-ended 31 December 2020 $M	Year-ended 31 December 2019 $M
REVENUE	5	892.9	871.1
Cost of revenues	8	(196.0)	(210.7)
GROSS PROFIT		696.9	660.4
Sales and marketing		(134.7)	(132.0)
Research and development		(86.1)	(82.5)
General and administrative		(140.7)	(101.3)
Total operating costs	9	(361.5)	(315.8)
OPERATING PROFIT		335.4	344.6
Net gain on disposal of a business operation	16	—	17.5
Interest income	11	0.4	1.5
Interest expense	11	(35.5)	(58.7)
Other finance income and expense (net)	11	(64.0)	9.7
PROFIT BEFORE TAX		236.3	314.6
Income tax	13	(66.7)	(65.7)
PROFIT FOR THE FINANCIAL YEAR		169.6	248.9
Attributable to:
Equity holders of the parent		169.6	248.7
Non-controlling interest (NCI)	34	—	0.2
Earnings per share (EPS; in $ per share):
Basic EPS	14	0.17	0.26
Diluted EPS	14	0.16	0.24
The accompanying notes form an integral part of these financial statements.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
For the year-ended 31 December 2020
	Year-ended 31 December 2020 $M	Year-ended 31 December 2019 $M
Profit for the financial year	169.6	248.9
Other comprehensive gains:
Items that may be reclassified subsequently to profit or loss:
– Translation differences	1.9	0.3
Total other comprehensive gains	1.9	0.3
Comprehensive income for the year	171.5	249.2
Attributable to:
Equity holders of the parent	171.5	249.0
Non-controlling interest	—	0.2
The accompanying notes form an integral part of these financial statements.

CONSOLIDATED STATEMENT OF FINANCIAL POSITION
As at 31 December 2020
Company registered number: 07118170	Note	31 December 2020 $M	31 December 2019 $M
ASSETS
Current assets
Cash and cash equivalents	17	175.4	216.6
Trade and other receivables	18	63.0	78.9
Capitalised contract costs	19	35.0	33.3
Prepaid expenses		10.3	13.6
Inventory		—	0.4
Tax receivables	13	5.2	22.0
Other financial assets		0.3	1.2
		289.2	366.0
Non-current assets
Property, plant and equipment	20	41.2	42.9
Right-of-use assets	21	56.4	62.6
Intangible assets	22	127.7	193.3
Deferred tax assets	13	197.1	203.8
Other financial assets		0.8	0.8
Capitalised contract costs	19	2.8	4.4
Prepaid expenses		0.5	0.8
Goodwill	23	1,991.3	1,991.3
		2,417.8	2,499.9
TOTAL ASSETS		2,707.0	2,865.9
SHAREHOLDERS’ EQUITY AND LIABILITIES
Current liabilities
Trade payables and other liabilities	24	63.2	65.1
Lease liability	21	7.0	7.3
Provisions	25	27.7	11.6
Income tax liability	13	1.3	0.3
Deferred revenue	26	458.8	420.5
Term loan	27	64.6	58.2
Financial liabilities		0.4	—
		623.0	563.0
Non-current liabilities
Lease liability	21	57.5	57.5
Provisions	25	0.6	0.9
Deferred revenues	26	37.7	54.3
Term loan	27	769.4	969.5
Financial liability		—	2.1
Other non-current liabilities		0.7	1.7
Redemption obligation	29	—	56.3
The accompanying notes form an integral part of these financial statements.

CONSOLIDATED STATEMENT OF FINANCIAL POSITION (continued)
As at 31 December 2020
Company registered number: 07118170	Note	31 December 2020 $M	31 December 2019 $M
Deferred tax liabilities	13	22.8	36.2
		888.7	1,178.5
Shareholders’ equity
Share capital	31	138.6	136.0
Share premium, statutory and other reserves	31, 32	374.8	280.7
Translation differences		3.2	1.3
Retained earnings		678.7	698.9
Equity attributable to equity holders of the parent		1,195.3	1,116.9
Non-controlling interest	34	—	7.5
		1,195.3	1,124.4
TOTAL SHAREHOLDERS’ EQUITY AND LIABILITIES		2,707.0	2,865.9

The accompanying notes form an integral part of these financial statements.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
For the year-ended 31 December 2020
	Note	Share capital $M	Share premium, statutory and other reserves $M	Translation differences $M	Retained earnings $M	Equity attributable to equity holders of the parent $M	Non- controlling interests $M	Total equity $M
At 31 December 2018		129.0	275.9	(0.3)	494.8	899.4	1.0	900.4
Result of the year		—	—	—	248.7	248.7	0.2	248.9
Other comprehensive income		—	—	0.3	—	0.3	—	0.3
Comprehensive income for the year		—	—	0.3	248.7	249.0	0.2	249.2
Transactions with NCI – Sale of interest	34	—	—	—	48.6	48.6	5.7	54.3
Transactions with NCI – Recognition of put liability	29	—	(55.7)	—	—	(55.7)	—	(55.7)
Share-based payments tax		—	—	—	34.9	34.9	—	34.9
Other movements		—	0.2	1.3	(1.1)	0.4	—	0.4
Share-based payments	35	—	20.1	—	—	20.1	0.6	20.7
Issuance of shares under share-based payments plans	31	7.0	40.2	—	—	47.2	—	47.2
Cash dividend	33	—	—	—	(127.0)	(127.0)	—	(127.0)
At 31 December 2019		136.0	280.7	1.3	698.9	1,116.9	7.5	1,124.4
Result of the year		—	—	—	169.6	169.6	—	169.6
Other comprehensive income		—	—	1.9	—	1.9	—	1.9
Comprehensive income for the year		—	—	1.9	169.6	171.5	—	171.5
Other movements		—	—	—	0.9	0.9	—	0.9
Transactions with NCI – Purchase of interest	34	—	—	—	(57.3)	(57.3)	(7.5)	(64.8)
Transactions with NCI – De-recognition of put liability	29	—	55.7	—	0.6	56.3	—	56.3
Transfer of share-based payments to retained earnings	32	—	(15.4)	—	15.4	—	—	—
Share-based payments	35	—	21.8	—	—	21.8	—	21.8
Issuance of shares under share-based payments plans	31	2.6	32.0	—	(0.6)	34.0	—	34.0
Share-based payments tax		—	—	—	5.9	5.9	—	5.9
Cash dividend	33	—	—	—	(154.7)	(154.7)	—	(154.7)
At 31 December 2020		138.6	374.8	3.2	678.7	1,195.3	—	1,195.3
The accompanying notes form an integral part of these financial statements.
The accompanying notes form an integral part of these financial statements.

CONSOLIDATED STATEMENT OF CASH FLOWS
For the year-ended 31 December 2020
	Note	Year-ended 31 December 2020 $M	Year-ended 31 December 2019 $M
Cash flows from operating activities
Profit for the financial year		169.6	248.9
Non-cash adjustments to reconcile profit to net cash flows:
Income tax	13	66.7	65.7
Depreciation	12	19.7	18.9
Amortisation	12	67.9	91.1
Impairment		2.8	—
Gain on disposal of a business operation	16	—	(17.5)
Gain on disposal of property, plant and equipment		—	(0.2)
Movement of provisions and allowances		14.5	5.9
Interest income	11	(0.4)	(1.5)
Interest expense, changes of fair values of derivatives and other non-cash financial expense	11	29.7	59.6
Shares granted to employees	35	21.9	20.7
Effect of exchange rate changes on cash and cash equivalents held in foreign currencies		(3.0)	(2.8)
Unrealised foreign exchange gains and losses and other non-cash transactions	11	72.0	(13.8)
Working capital adjustments:
(Increase)/decrease in trade and other receivables		14.7	(9.3)
(Increase)/decrease in inventories		0.8	(1.1)
Increase/(decrease) in trade and other payables		2.4	(1.2)
Increase in deferred revenues	26	29.2	39.9
Income tax paid		(52.0)	(104.2)
Net cash flows from operating activities		456.5	399.1
Cash flows from investing activities
Acquisition of property and equipment	20	(12.4)	(26.3)
Acquisition of intangible assets	22	(2.7)	(3.6)
Investment in subsidiary, net of cash acquired	15	—	(14.8)
Settlement of contingent consideration		(4.7)	(0.2)
Proceeds from sale of a business operation, net of cash disposed	16	3.0	26.7
Interest received		0.4	1.5
Net cash used in investing activities		(16.4)	(16.7)
Cash flows from financing activities
Transaction with NCI, net of fees	34	(64.8)	54.3
Exercise of options	31	34.0	47.2
Dividend paid	33	(154.7)	(127.0)
Repayment of borrowings	27	(261.9)	(562.9)
Proceeds from borrowings	27	—	202.6
The accompanying notes form an integral part of these financial statements.

CONSOLIDATED STATEMENT OF CASH FLOWS (continued)
For the year-ended 31 December 2020
	Note	Year-ended 31 December 2020 $M	Year-ended 31 December 2019 $M
Transaction costs related to borrowings	27	—	(0.9)
Interest paid	27	(27.5)	(45.1)
Lease payments interest	21	(2.1)	(2.3)
Lease payments principal	21	(7.2)	(6.8)
Net cash used in financing activities		(484.2)	(440.9)
Net increase/(decrease) in cash and cash equivalents		(44.2)	(58.5)
Effect of exchange rate changes on cash and cash equivalents held in foreign currencies		3.0	2.8
Cash and cash equivalents at beginning of period	17	216.6	272.3
Cash and cash equivalents at end of period		175.4	216.6

The accompanying notes form an integral part of these financial statements.

1.   general information
Avast plc, together with its subsidiaries (collectively, ‘Avast’, ‘the Group’ or ‘the Company’), is a leading global cybersecurity provider. Avast plc is a public limited company incorporated and domiciled in the UK, and registered under the laws of England & Wales under company number 07118170 with its registered address at 110 High Holborn, London WC1V 6JS. The ordinary shares of Avast plc are admitted to the premium listing segment of the Official List of the UK Financial Conduct Authority and trade on the London Stock Exchange plc’s main market for listed securities.
These results do not comprise statutory accounts within the meaning of section 435 of the Companies Act 2006.
The consolidated financial statements for the year ended 31 December 2020 have been delivered to the Registrar and have been audited with an unqualified report that did not contain an emphasis of matter referenced or a statement under section 498(2) or (3) of the Companies Act 2006.
These consolidated financial statements of the Group were authorized for issue on 15 September 2021.
2.   Significant accounting policies
The accounting policies used in preparing the historical financial information are set out below. These accounting policies have been consistently applied in all material respects to all periods presented except for the changes described in Note 4.
Basis of preparation
The audited consolidated financial statements of the Group have been prepared in accordance with international accounting standards in conformity with the requirements of the international financial reporting standards as issued by the IASB.
The consolidated financial statements have been prepared on a historical cost basis and are presented in US dollars. All values are rounded to the nearest 0.1 million ($’m), except where otherwise indicated.
The Group uses the direct method of consolidation, under which the financial statements are translated directly into the presentation currency of the Group, the US dollar (‘USD’). The consolidation of a subsidiary begins when the Group obtains control over the subsidiary, and continues to be consolidated until the date when such control ceases. All intra-group balances, transactions, unrealised gains and losses resulting from intra-group transactions and dividends are eliminated in full on consolidation.
Going concern
Due to the uncertainty of the ongoing Covid-19 pandemic, management have performed a detailed going concern review and analysis of the accounts and consider that the Group has adequate resources to continue business for the foreseeable future, and a period from the date of these financial statements through 31 December 2022.
Group’s financial covenants
The Group’s Term Loan Credit Agreement includes a single financial covenant that is triggered at any time when $35 million or more is outstanding under the revolving credit agreement for a period ending on June 30 or December 31. The Group must maintain, on a consolidated basis, a leverage ratio (set as a ratio of Consolidated First Lien Net Debt to Consolidated EBITDA) less than 6.5x when $35m or more is outstanding. This covenant is tested quarterly at such time as it is in effect. The Total Net First Lien Leverage Ratio remains materially lower than 6.5x during the period under review. The ratio was 0.9x at 31 August 2021 and there is no reason to believe that the Group would have any material risk against the ceiling of 6.5x. As of 31 August 2021, $40 million committed was undrawn under the revolving credit facility.

Reverse stress testing
To make the going concern assessment, the Directors have reviewed the latest budget and forecast through 31 December 2022, including the projected cash flows and other relevant information. The cash flow projections have been subject to reverse stress testing, which assessed the potential impact of extreme scenario in which the billings from Desktop part of Consumer Direct segment would decline drastically without any mitigating action taken by management. Even in such a scenario, which is considered remote, the Group has more than sufficient headroom in its available resources to withstand the period from date of these financial statements through 31 December 2022 and not to be in breach of the financial covenant. The Group would only run out of available cash in the extreme situation where practically no further Consumer Direct Desktop billings would be realised in H2, collections would stop, and no meaningful offsetting cost actions would be taken, whilst still paying dividends according to the current policy (i.e. 40% of Levered Free Cash Flow).
Our business remains resilient because:
•
Cash collection is strong and bad debt risk is limited as clients typically pay for service up front

•
At the end of H1 2021 the Group had $398m of available liquidity including $40m available revolving credit facility not drawn, therefore the Group has sufficient funds to allow it to operate

•
Resilient renewal rates with only minor degradation in the ‘Covid cohort’ in year-to-date performance

•
Flexible cost base — significant portion of Group’s costs are discretionary in nature

•
The work-from-home trend in the pandemic environment created an upswing in demand across the product portfolio resulting in strong growth in customer numbers in 2020. The number of customers continued to grow on a lower pace in H1 2021 (+1.5% versus YE 2020 in Consumer Direct)

•
Our deferred revenue balance is growing (deferred revenue up +2.3% vs YE 2020) supporting attractive future revenue growth and good future revenue visibility.

•
We continuously monitor and invest into market needs. Avast continued its strong investment in technology capability and innovation, and further enhanced the customer experience to support mid-term growth initiatives, and to keep up with the latest technology trends

The Directors continue to carefully monitor the impact of the Covid-19 pandemic on the operations of the Group and have a range of possible mitigation actions, which could be implemented in the event of a downturn of the business.
The detailed going concern assessment was performed in August 2021 to support going concern basis of the financial statements. As the performance of the Company is tracking in line with our 18-months forecast used for assessment of going concern in August 2021, the August forecast remains still valid and adequate for this assessment.
On the basis of the above considerations, the Directors have a reasonable expectation that the Group will have adequate resources to continue in business for the foreseeable future and therefore continue to adopt the going concern basis in preparing the financial statements.
Impact of Covid-19 on financial statements
In light of the impact of Covid-19, management have considered the impact on accounting policies, judgements and estimates. In particular, on the expected credit loss, where customers have been reviewed for potential increased level of risk. There has been no material specific provision to the Group’s receivables recorded for the period subsequent to year end through the signing of these financial statement.
Impairment reviews of goodwill and intangible assets are ordinarily performed annually. At 31 December 2020, the Group tested goodwill and intangible assets for impairment and considered uncertainty caused by COVID-19. Moreover, the Group reviewed whether there are any new impairment indicators present due to the uncertainty caused by Covid-19 for the period subsequent to year end through the signing of these financial statement. No significant adjustment to Group’s accounting estimates has been deemed necessary, considering also the fact that the headroom of market capitalization over net assets is significant. There is no reason to believe that impairment would be required. See Note 23 for further details of the impairment test.
Revenue recognition
Revenue is measured based on the fair value of consideration specified in the contract with a customer, and excludes taxes and duty. The Group recognises the revenue when it transfers control over a product and service to a customer. Each contract is evaluated to determine whether the Group is the principal in the revenue arrangements.
Revenues from individual products and services are aggregated into the following categories:
Consumer
Direct
The principal revenue stream of the Group is derived from the sale of its software and related services for desktop and mobile which protect users’ security, online privacy and device performance. Licence agreements with customers include a pre-defined subscription period during which the customer is entitled to the usage of the products, including updates of the software. The typical length of a subscription period is 1, 12, 24, or 36 months. Antivirus software requires frequent updates to keep the software current in order for it to be beneficial to the customer and the customer is therefore required to use the updated software during the licence period. This provides evidence that the licence grants the right to access the software over time and therefore revenue is recognised evenly over the term of the licence. The software licence, together with the unspecified updates, form a single distinct performance obligation.
The Group mainly sells software licences through direct sales (mainly through e-commerce services providers including Digital River and the Group’s e-shop) to customers. However, the Group also sells a small portion through indirect sales via the Group’s retailers and resellers.
Deferred revenue represents the contract liability arising from contracts with customers. The portion of deferred revenues that will be recognised as revenue in the 12 months following the balance sheet date is classified as current, and the remaining balance is classified as non-current. Deferred revenue also materially represents the transaction price, relating to sales of software licences, that is allocated to future performance obligations. Some of the Group’s products can be used on a one-time basis (VPN and Utilities), in which case sales are recognised immediately as revenue.
The Group uses a practical expedient not to adjust the promised amount of consideration for the effects of a significant financing component if the Group expects, at contract inception, that the period between when the Group transfers a promised good or service to a customer and when the customer pays for that good or service will be one year or less.
When the Group concludes that it has control over the provided product or service before that product or service is transferred to the customer, the Group acts as principal, and revenues for satisfying the performance obligations are recognised on a gross basis (before deduction of resellers’ commissions, payment provider fees and the third party costs). Otherwise revenues are recognised on a net basis.
The Group accounts for sales of products through e-commerce partners on a gross basis before the deduction of the e-commerce partners’ commissions and fees. The Group’s e-commerce service providers fulfil administrative functions, such as collecting payment and remitting any required sales tax. The Group’s e-commerce service providers collect the fees and transfer cash payments to the Group on a monthly basis within 30 days after the end of the month with respect to which payment is being made. The Group sets the retail list prices and has control over the licences before transferring them to the customer.

The Group also sells subscription software licences through an e-shop directly to end customers in cooperation with certain payment gateways providers. Revenue from sales through the e-shop are accounted for on a gross basis before the deduction of payment gateways fees. The Group sets the final retail prices and fully controls the revenue arrangement with the end customers.
The Group reduces revenue for estimated sales returns. End users may return the Group’s products, subject to varying limitations, through resellers or to the Group directly for refund within a reasonably short period from the date of purchase. The Group estimates and records provisions for sales returns based on historical experience. The amount of such provisions is not material.
Location Labs, LLC (‘Location Labs’) provided mobile security solutions that partner with Mobile Network Operators (‘MNOs’) providing locator, phone controls and drive safe products to their customers. Once the product was developed by Avast based on the MNO’s requirements, the product was then sold to the end customer via the MNO’s subscription plans . The revenues generated by these arrangements were based on revenue share percentages as stated in the MNO agreements. Revenue was recognised on a net basis, after deduction of partners` commissions, based on the delivery of monthly services to the end customers of the MNOs. Avast had no control of the product and no discretion to set the final prices. On April 16, 2021, the Group sold a portfolio of mobile parental controls services including location features, content filtering and screen time management to Smith Micro Software Inc.
On 1 January 2021, the Group changed its disaggregation of Consumer reporting of billings and revenues. In prior years, the Consumer segment was further split into Consumer Direct Desktop, Consumer Direct Mobile and Consumer Indirect. In 2021, the direct-to-consumer mobile subscription business is reported together with the desktop business within the one category ‘Consumer Direct’, due to a rise of multi-device subscriptions. Consumer Indirect consists of revenues generated via the carrier channel (named as Partner) alongside Mobile advertising and Platform revenue. The Consumer reporting change has no impact on the overall Group result. There is no change to the overall segments which are consistently reported as Consumer and SMB. Comparative balances have been adjusted for consistency purposes.
Indirect
Consumer indirect revenues arise from several products and distribution arrangements that represent the monetisation of the user base. These arrangements are accounted for on a net basis in an amount corresponding to the fee the Group receives from the monetisation arrangement. The contracted partner in the arrangement is the customer rather than the end customer. The most significant sources of revenues are:
•
Google — The Group has two distribution arrangements with Google Ireland Limited (‘Google’) pursuant to which the Group is paid fees in connection with the Group’s offers to users of Google Chrome or Google Toolbar. The Group recognises revenue from Google in full in the month they are earned as the Group has no subsequent performance obligations after the date of sale.

•
Secure Browsing — The Group’s Secure browser earns the Group a share of advertising revenue generated by end user search activity. Revenue is recognised immediately as the Group has no performance obligation after the date of sale.

•
Advertising — Other Consumer Indirect derived revenues comprise advertising fees and product fees. Advertising fees are earned through advertising arrangements the Group has with third parties whereby the third party is obligated to pay the Group a portion of the revenue they earn from advertisements to the Group’s end users. Amounts earned are reflected as revenue in the month the advertisement is delivered to the end user. The Group also receives product fees earned through arrangements with third parties, whereby the Group incorporates the content and functionality of the third party into the Group’s product offerings. Fees earned during a period are based on the number of active clients with the installed third-party content or functionality multiplied by the applicable client fee.

•
Analytics — The Group offered big data and marketing analytics through its entity, Jumpshot Inc. (‘Jumpshot’), generating mostly recurring subscription revenue. Subscriptions were recognised ratably over the subscription period covered by the contract. In January 2020, the Group made a decision to discontinue business of Jumpshot.
Small and Medium-sized Business (SMB)
SMB includes subscription revenue targeted at small and medium-sized businesses. Revenue is generated through the sale of security software and other IT managed solutions (including CloudCare). CloudCare is a cloud-based security suite designed for SMBs and third party managed service providers who can use this tool to manage security on behalf of their clients. Licences are provided in conjunction with hosting services as the customers have no control over the software independently. The licence is not distinct and would be combined with the hosting service as a single performance obligation. The performance obligation is typically satisfied over the subscription term, beginning on the date that service is made available to the customer. Revenues from sales of CloudCare are recognised on a gross basis, before deduction of the payment gateways fees.
Cost of revenues
Expenses directly connected with the sale of products and the provision of services, e.g. commissions, payments and other fees and third party licence costs related to the subscription software licences, are recognised as cost of revenues.
Capitalised contract costs
The Group pays commissions, third party licence costs and payment fees to resellers and payment providers for selling the subscription software licences to end customers. Capitalised contract costs are amortised over the licence period and recognised in the cost of revenues. Capitalised contract costs are subject to an impairment assessment at the end of each reporting period. Impairment losses are recognised in profit or loss.
Taxes
Current income tax assets and liabilities recognised are the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted at the reporting date in the country where the Group operates and generates taxable income.
Deferred tax is recognised for all temporary differences, except:
•
where the deferred tax arises from the initial recognition of goodwill or of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

•
in respect of taxable temporary differences associated with investments in subsidiaries, associates and interests in joint ventures, where the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred tax assets are recognised to the extent that it is probable that taxable profits will be available, whereby the deductible temporary differences and the carry forward of unused tax credits and unused tax losses, can be utilised.
The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilised. Unrecognised deferred tax assets are reassessed at each reporting date and are recognised to the extent that it has become probable that future taxable profits will allow the deferred tax asset to be recovered.
Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realised or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date for the respective tax jurisdiction.

Deferred tax items are recognised with respect to the related underlying transaction either in other comprehensive income or directly in equity. Deferred tax assets and deferred tax liabilities are offset if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.
Foreign currency translation
The Group’s historical financial information is presented in US dollars (USD or $). The functional currencies of all Group entities are presented in the table below. Each entity in the Group (including branch offices not representing incorporated entities) determines its own functional currency, and items included in the financial statements of each entity are measured using that functional currency. For the purposes of inclusion in the historical financial information, the statement of financial position of entities with non-USD functional currencies are translated into USD at the exchange rates prevailing at the balance sheet date and the income statements are translated at the average exchange rate for each month of the relevant year. The resulting net translation difference is recorded in other comprehensive income.
The functional currencies of the Group’s main entities are as follows:
Company or branch	Functional currency
Avast plc	USD
Avast Holding B.V.	USD
Avast Software B.V.	USD
Avast Software s.r.o.	USD
Avast Software, Inc.	USD
Avast Deutschland GmbH	EUR
AVG Technologies UK Limited	GBP
AVG Technologies USA, LLC	USD
FileHippo s.r.o.	CZK
INLOOPX s.r.o.	EUR
Location Labs, LLC	USD
Piriform Group Limited	GBP
Piriform Limited	GBP
Piriform Software Limited	GBP
Piriform, Inc.	USD
Privax Limited	USD
TrackOFF, Inc.	USD
Transactions in foreign currencies are initially recorded by the Group entities at their respective functional currency rates prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are recalculated at the functional currency spot rate of exchange valid at the reporting date. All differences are recorded in the statement of profit and loss as finance income and expenses.
Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates at the dates of the initial transactions.
Business combinations and goodwill
Business combinations are accounted for using the acquisition method. The cost of an acquisition is measured as the aggregate of the consideration transferred measured at acquisition date fair value and the amount of any non-controlling interests in the acquiree. For each business combination, the

Group elects whether to measure the non-controlling interests in the acquiree at fair value or at the proportionate share of the acquiree’s identifiable net assets. Acquisition-related costs are expensed as incurred and included in Administrative expenses.
When the Group acquires a business, it assesses the financial assets and liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic circumstances and pertinent conditions as at the acquisition date. If the business combination is achieved in stages, any previously held equity interest is remeasured at its acquisition date fair value and any resulting gain or loss is recognised in profit or loss. It is then considered in the determination of goodwill.
Any contingent consideration to be transferred will be recognised at fair value at the acquisition date. Contingent consideration is measured at fair value with changes in fair value recognised in profit or loss. Contingent consideration that is classified as equity is not remeasured and subsequent settlement is accounted for within equity.
Goodwill is initially measured at cost, being the excess of the aggregate of the consideration transferred and the amount recognised for non-controlling interests, and any previous interest held, over the net identifiable assets acquired and liabilities assumed. If the fair value of the net assets acquired is in excess of the aggregate consideration transferred, the Group re-assesses whether it has correctly identified all of the assets acquired and all of the liabilities assumed and reviews the procedures used to measure the amounts to be recognised at the acquisition date. During the measurement period, which may be up to one year from the acquisition date, the Group may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the Consolidated Statement of Profit and Loss.
After initial recognition, goodwill is measured at cost less any accumulated impairment losses. For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to each of the Group’s cash-generating units that are expected to benefit from the combination, irrespective of whether other assets or liabilities of the acquiree are assigned to those units.
Intangible assets
Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is their fair value as at the date of acquisition.
Intangible assets are carried at cost less accumulated amortisation and accumulated impairment losses.
Intangible assets with finite lives are amortised over their useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortisation period for an intangible asset with a finite useful life is reviewed at least at the end of each reporting period. The amortisation expense on intangible assets with finite lives is recognised in the Consolidated Statement of Profit and Loss in the expense category consistent with the function of the intangible assets.
Indefinite lived intangibles are not amortised but are tested for impairment annually and for impairment indicators on a quarterly basis. The assessment of indefinite life is reviewed annually to determine whether the indefinite life assumption continues to be appropriate.

The useful economic lives of intangible assets are as follows:
Years
Developed technology	4-5
Avast Trademark	Indefinite
Piriform Trademark	10
AVG Trademark	6
Customer relationships and user base	4
Other licensed intangible assets	3-5
Research and development costs
Research costs are expensed when incurred when the criteria for capitalisation are not met. Development expenditures are recognised as an intangible asset when the Group can demonstrate:
•
the technical feasibility of completing the intangible asset so that the asset will be available for use or sale;

•
its intention to complete and its ability and intention to use or sell the asset;

•
how the asset will generate future economic benefits;

•
the availability of resources to complete the asset; and

•
the ability to measure reliably the expenditure during development.

Development expenditure incurred on minor or major upgrades, or other changes in software functionalities, does not satisfy the criteria, as the product is not substantially new in its design or functional characteristics. Such expenditure is therefore recognised as an expense in the Consolidated Statement of Profit or Loss as incurred.
Goodwill
Goodwill is assessed as having an indefinite useful life and is tested for impairment annually.
Property, plant and equipment
Property, plant and equipment are carried at cost less accumulated depreciation and accumulated impairment losses. Cost comprises the aggregate amount paid and the fair value of any other consideration given to acquire the asset and includes costs directly attributable to making the asset capable of operating as intended.
Repairs and maintenance costs are charged to the Consolidated Statement of Profit and Loss for the accounting period during which they are incurred.
Depreciation is recorded on a straight-line basis over the estimated useful life of an asset, as follows:
Years
Leasehold improvements	over the lease term
Machinery and equipment	2-5
Gains or losses arising from the de-recognition of property, plant and equipment are measured as the difference between the net disposal proceeds and the carrying amount of the asset and are recognised in the Consolidated Statement of Profit and Loss when the asset is de-recognised.
Impairment
The Group assesses at each reporting date whether there is an indication that an asset may be impaired. If any indication exists, or when annual impairment testing for an asset is required, the Group estimates the asset’s recoverable amount. An asset’s recoverable amount is the higher of an asset’s or cash-generating unit’s (CGU) fair value less costs of disposal or its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets.
Where the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. In determining fair value less costs of disposal, recent market transactions are taken into account, if available. If no such transactions can be identified, an appropriate valuation model is used.
Impairment losses of continuing operations are recognised in the Consolidated Statement of Profit and Loss in those expense categories consistent with the function of the impaired asset. For assets excluding goodwill, an assessment is made at each reporting date as to whether there is any indication that previously recognised impairment losses may no longer exist or may have decreased. Any reversal of previously recognised impairment is limited so that the carrying amount of the asset does not exceed the lower of its recoverable amount or the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised for the asset in prior years. Such reversal is recognised in the Consolidated Statement of Profit and Loss.
Goodwill and intangible assets with indefinite useful lives are tested for impairment annually as at 31 December at the operating segment level, which is the smallest group of CGUs to which the goodwill and intangible assets with indefinite useful life can be allocated. Goodwill is allocated to the groups of CGUs that correspond with operating segments (Consumer and SMB) according to the allocation from past business combinations — see Note 23. Intangible assets with indefinite useful lives are all allocated to the Group of CGUs that correspond to the Consumer operating segment.
Leases
The Group adopted IFRS 16 using the modified retrospective method of adoption with the date of initial application of 1 January 2019. Right-of-use assets were measured at the amount of the lease liability on adoption using the incremental borrowing rate at the date of initial application (adjusted for any prepaid or accrued lease expenses and assessed for impairment). The weighted average discount rate was 3.3%.
For any new contracts entered into on or after 1 January 2019, the Group considers whether a contract is, or contains a lease. That is, if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.
On transition to IFRS 16, the Group elected to apply the practical expedient to grandfather the assessment of which transactions are leases. The Group applied IFRS 16 only to contracts that were previously identified as leases. Therefore, the definition of a lease under IFRS 16 was applied only to contracts entered into on or after 1 January 2019.
The Group applies a recognition exemption for lease contracts that, at the commencement date, have a lease term of 12 months or less and do not contain a purchase option (‘short-term leases’), and lease contracts for which the underlying asset is of low value (‘low-value assets’). Short-term lease payments are recognised as operating expenses in the Consolidated Statement of Profit and Loss on a straight-line basis over the lease term.
Right-of-use assets
The Group recognises right-of-use assets at the commencement date of the lease. Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and are subsequently adjusted (where appropriate) for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognised, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received.

The right-of-use asset is depreciated on a straight-line basis over the lease term or, if it is shorter, over the useful life of the leased asset. The Group currently applies the lease term for depreciation of all right-of-use assets (see Note 21). Related expenses are presented within depreciation, allocated to general and administrative expenses. The Group also assesses the right-of-use asset for impairment when such indicators exist.
Lease liabilities
At the commencement date of the lease, the Group recognises lease liabilities measured at the present value of lease payments to be made over the lease term. The lease payments include fixed payments less any lease incentives receivable, variable lease payments that depend on an index or a rate and lease payments within extension option periods for which the Group considers it likely that the extension option will be utilised.
In calculating the present value of lease payments, the Group uses the incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable.
The amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. Lease interest is presented within Interest expenses. In addition, the carrying amount of lease liabilities is re-measured if there is a reassessment of the lease term (using a revised discount rate at the date of the reassessment) or a change in the variable lease payments that depend on an index or rate (using the original discount rate). In such cases, there is a corresponding adjustment to the right-of-use asset.
Employee stock option plans
Employees of the Group receive remuneration in the form of share-based payment transactions whereby employees render services as consideration for equity instruments (equity-settled transactions).
Equity-settled transactions
The cost of equity-settled transactions is determined based on the fair value of the share-based payment award at the date when the grant is made, taking into account the market and non-vesting conditions, using an appropriate valuation model. Non-market vesting conditions are not taken into account in determining the fair value of the award. The cost is recognised, together with a corresponding increase in other capital reserves in equity, over the period in which the performance or service conditions are fulfilled. The cumulative expense recognised for equity-settled transactions at each reporting date until the vesting date reflects the extent to which the vesting period has expired and the Group’s best estimate of the number of equity instruments that will ultimately vest. The Consolidated Statement of Profit and Loss expense or credit for a period represents the movement in cumulative expense recognised as at the beginning and end of that period and is recognised in compensation expense.
No expense is recognised for awards that do not ultimately vest, except for equity-settled transactions where vesting is conditional upon a market or non-vesting condition, which are treated as vesting irrespective of whether or not the market or non-vesting condition is satisfied, provided that all other performance and/or service conditions are satisfied.
When the terms of an equity-settled transaction are modified, where the modification increases the total fair value of the share-based payment transaction, or is otherwise beneficial to the employee as measured at the date of modification, additional expense is recognised. When an equity-settled award is cancelled other than by forfeiture, it is treated as if it vested on the date of cancellation, and any expense not yet recognised for the award is recognised immediately. This includes any award where non-vesting conditions within the control of either the entity or the employee are not met. However, if a new award is substituted for the cancelled award, and designated as a replacement award on the date that it is granted, the cancelled and new awards are treated as if they were a modification of the original award. The dilutive effect of outstanding options is reflected in the computation of diluted earnings per share.

Payments for settlement of equity-settled awards are taken to equity up to the fair value of the award at the time of settlement (with any excess recognised in profit or loss).
Deferred tax assets are recognised in connection with a granted stock option in the amount of the expected tax deduction available on exercise, measured using the share price at the end of the period and multiplied by the expired portion of the vesting period. The cumulative related tax benefit is recognised in profit and loss to the extent of the tax rate applied to the cumulative recognised share-based payments expense, with the excess (if any) recognised directly through equity.
Employee benefits
Pension obligations
Contributions are made to the government health, retirement benefit and unemployment plans at statutory rates applicable during the period and are based on gross salary payments. The arrangements of the government health, retirement benefit and unemployment plans qualify as defined contribution plans. The Group has no further payment obligations once the contributions have been paid. The expense for the contributions is charged to profit and loss in the same period as the related salary expense. As a benefit for employees, the Group also makes contributions to defined contribution schemes operated by external (third-party) pension companies. These contributions are charged to profit and loss in the period to which the contributions relate.
Defined contribution plans
The Group maintains a defined contribution 401(k) retirement savings plan for its US employees. Each participant in the 401(k) retirement savings plan may elect to contribute a percentage of his or her annual compensation up to a specified maximum amount allowed under US Internal Revenue Service regulations. The Group matches employee contributions to a maximum of 4% of the participant annual compensation.
Redundancy and termination benefits
Redundancy and termination benefits are payable when employment is terminated before the normal retirement or contract expiry date. The Group recognises redundancy and termination benefits when it is demonstrably committed to have terminated the employment of current employees according to a detailed formal plan without possibility of withdrawal. Benefits falling due more than 12 months after the balance sheet date are discounted to present value. There are currently no redundancy and termination benefits falling due more than 12 months after the balance sheet date.
Key management personnel
The Group discloses the total remuneration of key management personnel (‘KMP’) as required by IAS 24 — Related party disclosures. The Group includes within KMP all individuals who have authority and responsibility for planning, directing and controlling the activities of the Group. KMP includes all members of the Board and the Executive Management team of the Group. Other related parties include family members if applicable. See Note 36 for more details.
Financial instruments
Financial assets and liabilities are recognised on the Group’s Consolidated Statement of Financial Position when the Group becomes a contractual party to the instrument. When financial instruments are recognised initially, they are measured at fair value, which is the transaction price plus, in the case of financial assets and financial liabilities not measured at fair value through profit and loss, directly attributable transaction costs.

All assets and liabilities for which fair value is measured or disclosed in the financial statements are categorised within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:
•
Level 1 — Quoted (unadjusted) market prices in active markets for identical assets or liabilities;

•
Level 2 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable; and

•
Level 3 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable.

Trade and other receivables
Trade receivables are at initial recognition recorded at the original invoice amount, including value-added tax and other sales taxes. At subsequent reporting dates, the carrying amount is decreased by the expected lifetime loss allowance attributable to the receivable or group of receivables based on a credit assessment of the counterparty or estimate for relevant group of receivables respectively.
The Group uses the expected credit loss model for impairment of receivables. The Group applies practical expedients when measuring the expected credit loss. The Group applies a simplified approach and recognises expected lifetime loss allowances for trade receivables and contract assets. The expected lifetime loss is calculated using the provision matrix, which assigns provision rates to classes of receivables based on the number of days they are overdue, based on the Group’s historical credit loss experience adjusted for forward-looking development. The classes of receivables are stratified by types of customer and by operating segments between the Consumer and SMB receivables.
Bad debts are written off in the period in which they are determined to be completely irrecoverable.
Cash and cash equivalents
For the purpose of the Consolidated Statement of Cash Flows, cash and cash equivalents consist of cash at bank, cash in hand and short-term deposits with an original maturity of three months or less.
The Group´s Consolidated Statement of Cash Flows is prepared based on the indirect method from the Consolidated Statement of Financial Position and Consolidated Statement of Profit and Loss.
Pledged or restricted assets
Financial assets transferred to third parties as collateral, assets that are pledged and assets as to which the Group has otherwise restricted dispositions are classified as other long-term receivables, if the period until which the restriction ends or return of the assets in question will take place is more than 12 months from the balance sheet date.
Trade payables and other liabilities
Trade payables and other liabilities are recognised at their amortised cost which is deemed to be materially the same as the fair value.
Loans
Loans are initially recognised at their fair value net of transaction costs and subsequently measured at amortised cost using the effective interest method. The effective interest rate is the rate that exactly discounts the estimated future cash payments or receipts over the expected life of the financial instrument or a shorter period, where appropriate, to the net carrying amount of the financial liability.
Derivative financial instruments
Derivatives are initially recognised at fair value at the date a derivative contract is entered into and are subsequently remeasured at fair value at the end of each reporting period. The resulting gain or loss is recognised in profit and loss immediately.

A derivative embedded within a host contract containing a financial asset host is not accounted for separately. The financial asset host together with the embedded derivative is required to be classified in its entirety as a financial asset at fair value through profit or loss.
De-recognition of financial instruments
A financial asset or liability is generally de-recognised when the contract that gives right to it is settled, sold, cancelled, or expires.
When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a de-recognition of the original liability and the recognition of a new liability, and the difference in the respective carrying amounts is recognised in the Consolidated Statement of Profit and Loss.
Provisions
Provisions are recognised when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.
Onerous contracts
If the Group has a contract that is onerous, the present obligation under the contract is recognised and measured as a provision. However, before a separate provision for an onerous contract is established, the Group recognises any impairment loss that has occurred on assets dedicated to that contract.
An onerous contract is a contract under which the unavoidable costs (i.e., the costs that the Group cannot avoid because it has the contract) of meeting the obligations under the contract exceed the economic benefits expected to be received under it. The unavoidable costs under a contract reflect the least net cost of exiting from the contract, which is the lower of the cost of fulfilling it and any compensation or penalties arising from failure to fulfil it.
Interest income and expense
Interest income consists of interest income on deposits. Interest expense consists of interest expense on term loans, including amortisation of arrangement fees, and interest expense on leases.
Other finance income and expense
Other financial income and expenses consist of realised and unrealised foreign exchange gains and losses, changes in fair value of derivatives, unwinding of discounts on non-current provisions and other liabilities discounted to net present value and other financial expenses.
Exceptional items
Exceptional items are material or non-recurring items of income and expense which the Group believes should be separately disclosed to show the business performance of the Group more accurately. Such items are separately disclosed in the notes to the consolidated financial statements. Examples of such items include legal and advisory costs related to acquisition, disposals, integration, costs incurred due to discontinuation of business and COVID-19 donations.
3.   Significant accounting judgements, estimates and assumptions
Significant judgements
Leases — Extension options
When the Group has the option to extend a lease, management uses its judgement to determine whether or not an option would be reasonably certain to be exercised. The Group has the option, under some of its leases, to lease the assets for additional terms of up to ten years. The Group applies judgement in evaluating whether it is reasonably certain to exercise the option to renew and therefore considers all relevant factors, including long-term business strategy, conditions of the lease, availability of alternative options and potential relocation costs, for it to exercise the renewal. Potential future cash outflows of $7.4m have not been included in the lease liability because it is not reasonably certain that the lease will be extended (or not terminated). There were no changes to the extension options for the year ended 31 December 2020.
Impairment testing
Significant management judgement and estimates are required to determine the individual cash generating units (CGUs) of the Group, the allocation of assets to these CGUs and the determination of the value in use or fair value less cost to sell of these CGUs. Management has concluded that the operating segments used for segment reporting represents the lowest level within the Group at which the goodwill is monitored. Therefore, the operating segments correspond to groups of CGUs at which goodwill is tested for impairment.
Loans
The terms of the Credit Agreement offer the Company significant flexibility, allowing it to prepay, reprice, refinance, substitute, or replace any drawn loans without penalty (except within a six-month period following issue or a repricing, a term intended to provide a degree of protection to the lenders’ income). The terms also provide for the Company to be able to request a reduction in the interest rate margin payable. Although any such reduction would, as a matter of form, be made through re-negotiation, the agreement was drawn up on the understanding by both the Company and the lenders that the Company would routinely make such requests where it was supported by appropriate evidence (that market perception of the credit risk of the Company had improved) and that such requests would generally be granted (as has been the experience since 2017). If not granted the Company would be able to obtain replacement financing at the reduced market price, repay the original loan at par and the lenders would lose their income stream.
Consequently, management’s judgement is that the term loan is in substance a floating rate loan for which the interest margin is reset every six months to the market rate, provided it is favourable to the Company. The reduction in margin is accounted for as a change in effective interest rate prospectively from the moment the change in estimate takes place rather than by treating it as a modification of terms.
Significant estimates
Deferred tax
Deferred tax assets are recognised for unused tax losses to the extent that it is probable that taxable profit will be available against which the losses can be utilised. Significant management judgement is required to determine the amount of deferred tax assets that can be recognised, based upon the likely timing and the level of future taxable profits.
The Group recognises substantial deferred tax assets from unused tax losses in its US-based subsidiaries excluding Jumpshot Inc. (see Note 13). The management assesses that these deferred tax assets are recoverable, with key elements of judgement being the fact that US tax losses carry over indefinitely, and the significant business presence of the Group in the US market give the Group the ability to generate sufficient taxable profit for the foreseeable future.
Based on expectations of future profitability, management expects to recover the deferred tax asset over approximately a 25-year time frame. The recovery period is sensitive to the level of profitability of the underlying business; however, there are no significant assumptions that would impact our expectation of recovery.
The Group also recognises substantial deferred tax assets from the 2018 transfer of intellectual property to the Czech Republic, which is being recovered linearly over a 15-year period. The management assesses that this deferred tax asset is recoverable, with key elements of judgement being that the major portion of the Group’s profit is generated in the Group’s Czech entity and this structure is expected to remain for the foreseeable future.
Provisions
The amount recognised as a provision is the best estimate of the consideration required to settle the present obligation at the balance sheet date, taking into account the risks and uncertainties surrounding the obligation. Other provisions relate to a small number of contractual disputes. The management has provided the best estimate of the provisions, based on the legal advice. Refer to Note 25 for further details.
4.   Application of new and revised IFRS standards
New and adopted standards
IFRS 3 Business Combinations (Amendments)
The IASB issued amendments in Definition of a business (Amendments to IFRS 3) aimed at resolving the difficulties that arise when an entity determines whether it has acquired a business or a group of assets. The Amendments are effective for business combinations for which the acquisition date is in the first annual reporting period beginning on or after 1 January 2020 and to asset acquisitions that occur on or after the beginning of that period, with earlier application permitted. These amendments had no impact on the consolidated financial statements of the Group, but may impact future periods should the Group enter into any business combinations.
IAS 1 Presentation of Financial Statements and IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors: Definition of  ‘material’ (Amendments)
The Amendments are effective for annual periods beginning on or after 1 January 2020 with earlier application permitted. The Amendments clarify the definition of material and how it should be applied. The new definition states that, ‘Information is material if omitting, misstating or obscuring it could reasonably be expected to influence decisions that the primary users of general purpose financial statements make on the basis of those financial statements, which provide financial information about a specific reporting entity’. In addition, the explanations accompanying the definition have been improved. These amendments had no impact on the consolidated financial statements of, nor is there expected to be any future impact to, the Group.
Standards issued but not yet effective and not early adopted
Amendments to IAS 1: Classification of Liabilities as Current or Non-current
In January 2020, the IASB issued amendments to paragraphs 69 to 76 of IAS 1 to specify the requirements for classifying liabilities as current or non-current. The amendments clarify:
•
What is meant by a right to defer settlement

•
That a right to defer must exist at the end of the reporting period

•
That classification is unaffected by the likelihood that an entity will exercise its deferral right

•
That only if an embedded derivative in a convertible liability is itself an equity instrument would the terms of a liability not impact its classification

The amendments are effective for annual reporting periods beginning on or after 1 January 2023 and must be applied retrospectively. In the year of initial application of the IAS 1 amendment, the term loan will be reported as current since both facilities are repayable in full in September 2023 (see Note 27).

Interest Rate Benchmark Reform — Phase 2 — Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 & IFRS 16
The amendments provide temporary reliefs which address the financial reporting effects when an interbank offered rate (IBOR) is replaced with an alternative nearly risk-free interest rate (RFR).
The amendments include the following practical expedients:
•
A practical expedient to require contractual changes, or changes to cash flows that are directly required by the reform, to be treated as changes to a floating interest rate, equivalent to a movement in a market rate of interest

•
Permit changes required by IBOR reform to be made to hedge designations and hedge documentation without the hedging relationship being discontinued

•
Provide temporary relief to entities from having to meet the separately identifiable requirement when an RFR instrument is designated as a hedge of a risk component.

These amendments had no impact on the interim condensed consolidated financial statements of the Group. The Group will apply the practical expedients in future periods if it is applicable. Upon the discontinuation of US LIBOR, the Group’s credit agreement contains a mechanism by which US LIBOR will be replaced with a new reference rate reflecting the market standard.
There are other new and revised standards that are not yet effective and not early adopted which are not relevant to the Group:
•
IFRS 17 Insurance Contracts — effective on 1 January 2023

•
IFRS 3 Business Combinations — effective on 1 January 2022

•
IAS 16 Property, Plant and Equipment- effective on or 1 January 2022

•
IAS 37 Provisions, Contingent Liabilities and Contingent Assets — effective on 1 January 2022

•
Annual Improvements 2018-2020 (Amendment)- effective on 1 January 2022

The Group does not currently plan to adopt early any of the new standards issued but not effective as discussed above.
5.   Segment information and other disclosures
Management monitors operating results in two customer segments: consumer products (which generate direct and indirect revenue streams) and products for the SMB market. For management reporting purposes, the operating and reportable segments are determined to be Consumer and Small and Medium-sized Business (SMB). This is the level on which the Chief Operating Decision Maker decides about the allocation of the Group’s resources.
The principal products and services offered by each segment are summarised below:
Consumer— The Group’s consumer products include direct revenue streams through its offerings for desktop security and mobile device protection and consist of free and premium paid products for the individual consumer market. The Group also has several value-added solutions for performance, privacy, and other tools. The Group also focuses on monetising the user base indirectly by leveraging its user base to partner with third-party vendors. Products and services include secure web browsing, distribution of third-party software, an e-commerce tool, and mobile advertising.
SMB— The Group’s SMB segment focuses on delivering high-level security and protection solutions for small and medium sized business customers.
Billings is one of the important metrics used to evaluate and manage operating segments. Billings represent the full value of products and services being delivered under subscription and other agreements and include sales to new end customers plus renewals and additional sales to existing end customers. Under the subscription model, end customers pay the Group for the entire amount of the subscription in cash upfront upon initial delivery of the applicable products. The invoicing timing may slightly vary through the year with immaterial impact, as part of our usual renewal offers testing. Although the cash is paid up front, under IFRS subscription revenue is deferred and recognised ratably over the life of the subscription agreement, whereas non-subscription revenue is typically recognised immediately.
The Group evaluates the performance of its segments based primarily on Billing, Revenue and Operating profit. Billings are not defined or recognised under IFRS and considered as a non-IFRS financial measure used to evaluate current business performance.
Certain costs that are not directly applicable to the segments are identified as ‘Corporate Overhead’ costs and represent general corporate costs that are applicable to the consolidated Group. In addition, costs relating to share-based payments and exceptional items are not allocated to the segments since these costs are not directly applicable to the segments, and therefore not included in the evaluation of performance of the segments.
The following tables present summarised information by segment:
For the year ended 31 December 2020 ($’m)	Consumer	SMB	Total
Billings	873.6	48.4	922.0
Deferral of revenue	(28.8)	(0.3)	(29.1)
Segment revenue	844.8	48.1	892.9
Segment cost of revenues	(81.1)	(5.8)	(86.9)
Segment sales and marketing costs	(84.3)	(17.5)	(101.8)
Segment research and development costs	(49.2)	(3.5)	(52.7)
Segment general and administrative costs	(1.2)	0.2	(1.0)
Total Segment operating profit	629.0	21.5	650.5
Corporate overhead			(154.9)
Deferred revenue haircut reversal			—
Depreciation and amortisation			(87.6)
Exceptional items			(49.9)
Share-based payments			(21.9)
Employer’s taxes on share-based payments			(0.8)
Consolidated operating profit			335.4
For the year ended 31 December 2019 ($’m)	Consumer	SMB	Total
Billings	865.1	45.9	911.0
Deferral of revenue	(42.2)	2.3	(39.9)
Revenues	822.9	48.2	871.1
Deferred revenue haircut reversal	0.8	1.0	1.8
Segment revenue	823.7	49.2	872.9
Segment cost of revenues	(84.7)	(5.3)	(90.0)
Segment sales and marketing costs	(78.7)	(18.9)	(97.6)
Segment research and development costs	(57.7)	(4.7)	(62.4)
Segment general and administrative costs	(5.4)	3.1	(2.3)
Total Segment operating profit	597.2	23.4	620.6
Corporate overhead			(137.5)
Deferred revenue haircut reversal			(1.8)
Depreciation and amortisation			(110.0)
Exceptional items			(1.8)

For the year ended 31 December 2019 ($’m)	Consumer	SMB	Total
Share-based payments			(20.7)
Employer’s taxes on share-based payments			(4.2)
Consolidated operating profit			344.6

Corporate overhead costs primarily include the costs of the Group’s IT, Technology (R&D), HR, Finance and Central Marketing functions, legal and office related costs, which are not allocated to the individual segments.
The following table presents depreciation and amortisation by segment:
($’m)	Year-ended 31 December 2020	Year-ended 31 December 2019
Consumer	67.4	91.6
SMB	0.1	0.2
Corporate overhead	20.1	18.2
Total depreciation and amortisation	87.6	110.0
The following table presents further disaggregation of revenue:
($’m)	Year-ended 31 December 2020	Year-ended 31 December 2019
Consumer Direct Desktop	699.7	631.1
Consumer Direct Mobile	72.1	75.4
Consumer Indirect*	67.9	70.4
SMB	48.0	49.2
Other	5.2	45.0
Total	892.9	871.1

*
For the year ended 31 December 2020 and 2019, revenues of Jumpshot of $1m and $36.1m, respectively, were reclassified into Other. On 1 January 2021, the Group changed its disaggregation of Consumer reporting of billings and revenues — see Note 38.

The following table presents the Group´s non-current assets, net of accumulated depreciation and amortisation, by country. Non-current assets for this purpose consist of property and equipment, right-of-use assets and intangible assets.
	31 December 2020		31 December 2019
			$(’m)	(in)%
Czech Republic	193.7	86.0%	257.7	86.2%
UK	13.9	6.1%	20.9	7.0%
USA	12.9	5.7%	16.1	5.4%
Other countries*	4.8	2.2%	4.1	1.4%
Total	225.3	100.0%	298.8	100.0%

*
No individual country represented more than 5% of the respective totals.

The following table presents revenue attributed to countries based on the location of the end user:
	Year-ended 31 December 2020		Year-ended 31 December 2019
			$(’m)	(in)%
USA	349.0	39.1%	358.9	41.2%
UK	81.6	9.1%	75.8	8.7%
France	69.2	7.8%	66.2	7.6%
Germany	60.1	6.7%	56.6	6.5%
Other countries*	332.9	37.3%	313.6	36.0%
Total	892.9	100%	871.1	100%

*
No individual country represented more than 5% of the respective totals.

Revenues from relationships with certain third parties exceeding 10% of the Group’s total revenues were as follows:
	Year-ended 31 December 2020		Year-ended 31 December 2019
	($’m)	(in %)	($’m)	(in %)
Revenues realised through online resellers:
Digital River	620.1	69.5%	521.8	59.9%
In 2020 and 2019, revenues realised through Digital River significantly increased by $98.3m and $151.7m, respectively, due to the continuing transfer of part of the business from in-house payment processing to the external vendor. The majority of revenues from Digital River were reported in the Consumer segment, while the remaining $22.5m (2019: $12.0m) of revenues were reported in the SMB segment.
6.   Exceptional items
The following table presents the exceptional items by activity:
($’m)	Year-ended 31 December 2020	Year-ended 31 December 2019
Exceptional items in operating profit	49.9	1.8
Net gain on disposal of business operation	—	17.5
Exceptional items in operating profit
During the year, the Group incurred $25.4m in relation to the winding down of the operations of Jumpshot. These costs were primarily cash items consisting of restructuring personnel costs, legal fees, refunds to the customer and Ascential exit costs (Note 34). The non-cash items included gain from release of deferred revenue of $7.6m which was offset by impairment of fixed assets and right-of-use assets of $3.1m and creation of bad debt provision and write-offs of account receivables and other assets of $4.5m. These exceptional items have been treated as tax non-deductible and all have been included in the cash flows from operating activities.
In addition, Avast donated $25m to accelerate global R&D programs to help combat COVID-19. Total donations were included in the net cash flows from operating activities and the related tax impact has been included in the tax adjusting items ($4.7m).
Net gain on disposal of a business operation
On 30 January 2019, the Group sold all activities of Managed Workplace business recognising a gain of $17.5m as an exceptional item (Note 16). Proceeds from this transaction, net of cash sold, have been included in cash flows from investing activities.

7.   Auditor´s Remuneration
The Group paid the following amounts to its auditors in respect of the audit of the financial statements and for other non-audit services provided to the Group.
($ ‘m)	Year-ended 31 December 2020	Year-ended 31 December 2019
Audit of the financial statements	0.9	0.9
Audit of the financial statements of subsidiaries	0.2	0.2
Total audit fees	1.1	1.1
Other assurance services	0.1	0.1
Corporate finance services	—	—
Tax services	—	—
Total non-audit fees	0.1	0.1
Total fees	1.2	1.2
8.   Cost of revenues
Cost of revenues consist of the following:
($ ‘m)	Year-ended 31 December 2020	Year-ended 31 December 2019
Amortisation	65.9	89.9
Depreciation	8.4	7.2
Personnel costs of product support and virus updates	19.0	19.1
Digital content distribution costs	20.9	16.4
Third party licence costs	5.6	5.3
Other product support and virus update costs	13.4	13.2
Commissions, payment and other fees	60.5	59.6
Impairment	2.3	—
Total	196.0	210.7
9.   Operating costs
Operating costs are internally monitored by function; their allocation by nature is as follows:
($ ‘m)	Year-ended 31 December 2020	Year-ended 31 December 2019
Depreciation	11.3	11.7
Amortisation	2.0	1.2
Personnel expenses	191.2	180.1
Purchases of services from third party vendors	128.3	116.5
Gifts and charities	27.8	5.0
Other operating expenses	0.4	1.3
Impairment	0.5	—
Total	361.5	315.8
Purchases of services from third party vendors include legal and outsourced services, advertising, paid search and other services.

10.   Personnel expenses
Personnel expenses consist of the following:
($ ‘m)	Year-ended 31 December 2020		Year-ended 31 December 2019
	Employees	Non-executive directors	Employees	Non-executive directors
Wages and salaries	137.8	0.8	135.1	0.9
Social security and health insurance*	27.4	—	27.2	—
Pension costs	0.5	—	0.2	—
Social costs	6.7	—	8.0	—
Severance payments and termination benefits	14.3	—	2.9	—
Share-based payments (including employer’s costs)	22.7	—	24.9	—
Total personnel expense	209.4	0.8	198.3	0.9

*
State and government pension costs of Czech employees are also included in the social security and health insurance costs.

The average number of employees by category during the period was as follows:
	Year-ended 31 December 2020	Year-ended 31 December 2019
Sales and marketing	683	635
Research and development	878	911
General and administrative	242	246
Total average number of employees	1,803	1,792
Decrease in average number of employees in research and development reflects winding down of Jumpshot operations during the year.
11.   Finance income and expenses
Interest income:
($ ‘m)	Year-ended 31 December 2020	Year-ended 31 December 2019
Interest on bank deposits	0.4	1.5
Total finance income	0.4	1.5
Interest expense:
($ ‘m)	Year-ended 31 December 2020	Year-ended 31 December 2019
Term loan interest expense	(33.4)	(56.4)
Lease interest expense	(2.1)	(2.3)
Total interest expense	(35.5)	(58.7)

Other finance income and expense (net):
($ ‘m)	Year-ended 31 December 2020	Year-ended 31 December 2019
Changes of fair values of derivatives	1.7	(0.8)
Revolving loan — commitment fee	(0.4)	(0.8)
Foreign currency losses	(7.7)	(3.3)
Unrealised foreign exchange gains/(losses) on borrowings	(62.1)	13.9
Other financial expense	4.5	0.7
Total other finance income and expense (net)	(64.0)	9.7
12.   Depreciation and amortisation
Amortisation by function:
($ ‘m)	Year-ended 31 December 2020	Year-ended 31 December 2019
Cost of revenues	65.8	88.3
Total amortisation of acquisition intangible assets	65.8	88.3
Cost of revenues	0.6	1.6
Sales and marketing	0.2	0.2
Research and development	0.4	0.1
General and administration	0.9	0.9
Total amortisation of non-acquisition intangible assets	2.1	2.8
Total amortisation	67.9	91.1
Depreciation by function:
($ ‘m)	Year-ended 31 December 2020	Year-ended 31 December 2019
Cost of revenues	8.4	7.2
Sales and marketing	0.1	0.1
Research and development	0.2	0.6
General and administration*	11.0	11.0
Total depreciation	19.7	18.9

*
$7.9m (2019: $7.7m) is attributable to the depreciation of right-of-use assets (see Note 21).

Tangible and intangible assets are allocated to each department of the Group. The depreciation and amortisation of these assets is reported as part of operating costs and cost of revenues.

13.   Income tax
In the Consolidated Statement of Financial Position, the Corporate Income tax receivable of $1.9m (2019: $17.2m) is part of the caption Tax receivables.
The major components of the income tax in the consolidated statement of comprehensive income are:
($ ‘m)	Year-ended 31 December 2020	Year-ended 31 December 2019
Current income tax
Related to current year	(68.0)	(54.8)
Related to prior year	0.3	(0.9)
Current income tax total	(67.7)	(55.7)
Deferred tax
Related to current year	1.2	(4.8)
Related to prior year	(0.2)	(5.2)
Deferred tax total	1.0	(10.0)
Total income tax (expense)/income through P&L	(66.7)	(65.7)
The Group generates a temporary difference relating to an intragroup loan denominated in USD received by Avast Software s.r.o., a subsidiary with a USD functional currency (but with a tax currency of CZK). This loan is subject to hedging in its local statutory books (with the effect that current tax relief does not cover the full period exchange differences). The tax impact related to the loan is a deferred tax expense of $4.4m (2019: benefit $0.4m) and the Group reports a deferred tax asset of $5.7m (2019: $10.1m) related to the loan.
The reconciliation of income tax (expense)/benefit applicable to accounting profit before income tax at the statutory income tax rate to income tax expenses at the Group’s effective income tax rate is as follows:
($ ‘m)	Year-ended 31 December 2020	Year-ended 31 December 2019
Profit before tax	236.2	314.6
Group effective income tax rate (19.5% in 2020 and 20% in 2019*)	(46.1)	(62.9)
Recurring adjustments
Non-deductible expenses	(1.8)	(3.7)
Share-based payments	(3.0)	(1.6)
FX effect on intercompany loans	(4.4)	0.4
Non recurring adjustments
Current year deferred tax assets not recognised	(19.2)	(0.1)
Recognition of previously not recognised deferred tax assets	0.7	4.7
Effect of prior year taxes	0.1	(6.1)
Effect of enacted changes in tax rates on deferred taxes	1.1	0.2
Effect of higher tax rate in the Netherlands	3.4	(0.7)
Remaining impact of tax rate variance and other effects	2.5	4.1
Total income tax	(66.7)	(65.7)

*
Estimated as a Group’s blended rate across the jurisdictions where the Group operates.

The deferred tax relates to following temporary differences:
($ ‘m)	31 December 2020	31 December 2019
Temporary differences	Asset / (Liability)	Asset / (Liability)
Fixed assets	(26.2)	(38.2)
IP transfer tax benefit	119.8	122.9
Deferred revenue and unbilled receivables	1.7	3.5
Tax loss carryforward	50.1	45.8
Tax credits carryforward	7.1	4.2
Loans and derivatives	2.4	2.1
Carryforward of unutilised interest	3.4	2.7
Share-based payments transactions	3.4	5.7
Provisions	2.3	0.8
Tax impact from FX difference on intercompany loans	5.7	10.1
Other	4.5	8.0
Net	174.2	167.6
Tax losses carried forward are recorded by the following subsidiaries:
($ ‘m)	31 December 2020	31 December 2019
	Deferred tax from tax losses carryforward	Deferred tax from tax losses carryforward	Tax jurisdiction
Avast Software Inc. (tax group incl. Location Labs and AVG Technologies USA)	49.9	44.6	USA
Avast plc	—	0.9	UK
Other	0.2	0.3	—
Total deferred tax from tax losses carryforward	50.1	45.8	—
Tax losses carried forward in the USA are related mainly to share-based payments exercises.
As a result of share-based payments exercises there was a $41.0m (2019: $147.6m) tax deduction in Avast Software, Inc., Location Labs, LLC, Jumpshot, Inc., Avast plc and AVG UK that created a tax benefit of $9.6m (2019: $34.2m). A tax benefit of $7.3m (2019: $31.8m) exceeding related cumulative remuneration expenses is recognised directly in equity, of which the current tax benefit is $0.4m (2019: $3.4m) and deferred tax benefit is $6.9m (2019: $28.4m).
Tax losses reported by Avast Software Inc. can be utilised by all subsidiaries incorporated in the USA (Note 39) excluding Jumpshot, Inc. Tax credit of $4.5m from federal and state tax losses generated during the years 2011 — 2017 can be utilised over 20 years. Tax credit of $45.4m from federal and state tax losses can be carried forward for an indefinite period of time.
The tax deduction for share-based payments is not received until the instruments are exercised. Therefore, a temporary difference arises between the tax deduction (prorated for the period to vesting) and the tax effect of the related cumulative remuneration expense. The deferred tax asset of $3.4m (2019: $5.7m) is measured as an estimated tax deduction at the date of exercise (prorated for the period to vesting), based on the year end share price. As the amount of the deferred tax asset exceeded the tax effect of the related cumulative remuneration expense, the reduction in the excess of the associated deferred tax of $1.4m was recognised directly in equity.
Following the transactions of IP transfer in 2018, the Group reports a deferred tax asset of $119.8m (2019: $122.9m), of which the major part of $116.9m relates to the transfer of the former Dutch AVG business from Avast BV to Avast Software s.r.o. The temporary difference is amortised and deducted from the tax base of Avast Software s.r.o. registered in the Czech Republic linearly over 15 years.
The Group does not recognise the following potential deferred tax asset of $39.6m (2019: $21.1m), mostly related to Jumpshot tax losses $14.9m (2019: $8.9m) and temporary difference related to EUR loan $14.5m (2019: nil), for which the Group considers future recoverability to be uncertain.
($ ‘m)	31 December 2020	31 December 2019
	Asset/(Liability)	Asset/(Liability)
Tax losses carried forward — expiration 20 years	6.6	7.2
Tax losses carried forward — indefinite	7.6	1.8
Tax losses carried forward — expiration 1-6 years	5.5	4.5
Temporary differences related to loans and interests — indefinite	18.6	5.2
Other temporary differences — expiration n/a	1.3	2.4
Total deferred tax asset not recognised	39.6	21.1
The movement in deferred tax balances:
($ ‘m)	31 December 2019			31 December 2020
Temporary differences	Asset/ (Liability)	Recognised in profit and loss	Recognised in equity	Asset/ (Liability)
Fixed assets	(38.2)	12.0	—	(26.2)
IP transfer tax benefit	122.9	(3.1)	—	119.8
Deferred revenue and unbilled receivables	3.5	(1.8)	—	1.7
Tax loss carryforward	45.8	(2.7)	7.0	50.1
Tax credits carryforward	4.2	2.9	—	7.1
Loans and derivatives	2.1	0.3	—	2.4
Carryforward of unutilised interest	2.7	0.7	—	3.4
Share-based payments transactions	5.7	(0.9)	(1.4)	3.4
Provisions	0.8	1.5	—	2.3
Tax impact from FX difference on intercompany loans	10.1	(4.4)	—	5.7
Other	8.0	(3.5)	—	4.5
Net	167.6	1.0	5.6	174.2

($ ‘m)	31 December 2020				31 December 2019
Temporary differences	Asset/ (Liability)	Effect of business combinations (Note 15)	Recognised in profit and loss	Recognised in equity	Asset/ (Liability)
Fixed assets	(53.1)	(3.6)	18.5	—	(38.2)
IP transfer tax benefit	142.9	—	(20.0)	—	122.9
Deferred revenue and unbilled receivables	15.9	—	(12.4)	—	3.5
Tax loss carryforward	16.6	—	0.8	28.4	45.8
Tax credits carryforward	3.7	—	0.5	—	4.2
Loans and derivatives	11.0	—	(8.9)	—	2.1
Carryforward of unutilised interest	—	—	2.7	—	2.7
Share-based payments transactions	—	—	2.6	3.1	5.7
Provisions	1.8	—	(1.0)	—	0.8
Tax impact from FX difference on intercompany loans	9.8	—	0.3	—	10.1
Other	0.8	0.3	6.9	—	8.0
Net	149.4	(3.3)	(10.0)	31.5	167.6
The deferred tax asset increased significantly due to tax losses realised in 2019 and 2018 from significant share-based payments’ exercises. Such significant share-based payments’ transactions are not expected to repeat in future periods and management expects the underlying business to remain profitable for the foreseeable future.
The temporary differences associated with investments in the Group’s subsidiaries, for which a deferred tax liability has not been recognised in the period presented, aggregate to $77.1m (2019: nil). These relate to undistributed reserves of the US subsidiaries, which would be subject to withholding taxes if distributed. The Group has determined that the undistributed profits of its subsidiaries will not be distributed in the foreseeable future. While EU subsidiaries (including the Czech Republic and the Netherlands) have significant reserves, the management has determined that based on the Group structure no material withholding taxes would arise from distributions from these subsidiaries following the UK’s exit from the European Union.
14.   Earnings per share
Basic earnings per share (EPS) is calculated by dividing the net profit for the period attributable to equity holders of the Group by the weighted average number of shares of ordinary shares outstanding during the year.
Diluted EPS is calculated by dividing the net profit for the period attributable to equity holders of the Group by the weighted average number of ordinary shares outstanding during the period plus the weighted average number of shares that would be issued if all dilutive potential ordinary shares were converted into ordinary shares.
Adjusted EPS is calculated by dividing the adjusted net profit for the period attributable to equity holders by the weighted average number of ordinary shares outstanding during the period.

The following reflects the income and share data used in calculating EPS:
	Year-ended 31 December 2020	Year-ended 31 December 2019
Net profit attributable to equity holders ($ ‘m)	169.6	248.7
Basic weighted average number of shares	1,022,001,218	973,788,157
Effects of dilution from share options, performance and restricted share units	14,815,576	44,313,005
Total number of shares used in computing dilutive earnings per share	1,036,816,794	1,018,101,162
Basic earnings per share ($/share)	0.17	0.26
Diluted earnings per share ($/share)	0.16	0.24
Adjusted earnings per share measures:
	Year-ended 31 December 2020	Year-ended 31 December 2019
Net profit attributable to equity holders ($ ‘m)	169.6	248.7
Deferred Revenue Haircut reversal / Other	—	1.8
Share-based payments (including employers’ costs)	22.7	24.9
Exceptional items	49.9	1.8
Amortisation of acquisition intangible assets	65.8	88.4
Unrealised FX gain/(loss) on EUR tranche of bank loan	62.1	(13.9)
Tax impact from FX difference on intercompany loans	4.4	(0.4)
COGS Deferral Adjustments	—	(0.1)
Tax impact on donations	(4.7)	—
Tax impact on adjusted items	(15.7)	(20.3)
Tax impact of IP transfer	6.3	6.3
Gain on disposal of business operation	—	(17.5)
Tax impact from disposal of business operation	—	2.3
Adjusted net profit attributable to equity holders ($ ‘m)	360.2	322.1
Basic weighted average number of shares	1,022,001,218	973,788,157
Adjusted basic earnings per share ($/share)	0.35	0.33
Diluted weighted average number of shares	1,036,816,794	1,018,101,162
Adjusted diluted earnings per share ($/share)	0.35	0.32
Management regards the above adjustments necessary to give a fair picture of the adjusted results of the Group for the period.
15.   Business combinations
The Group has not made an acquisition during 2020. Below are acquisitions made during 2019:
Acquisition of Emerald Cactus Ventures Inc. (‘Tenta’)
On 6 November 2019, Avast Software, Inc. purchased a 100% stake in the American company Emerald Cactus Ventures, Inc. that has been offering the Tenta Browser providing a privacy-first mobile web browser to hundreds of thousands of Android users worldwide. Tenta Browser will be paired with the current desktop-based Avast Secure Browser with its tens of millions of active users, resulting in a true multi-platform, people-centric solution for private and secure web browsing.

The transaction represents a business combination with Avast Software, Inc. being the acquirer. The fair value of the consideration including contingent payment at the acquisition date was determined by the Group to be $5.3m.
($ ‘m)	Fair Value at 6 November 2019
Intangible assets	2.3
Total Assets	2.3
Deferred tax liability	0.5
Total Liabilities	0.5
Net assets acquired	1.8
Consideration paid	5.3
Goodwill	3.5
The business combination resulted in the recognition of goodwill of $3.5m, which is allocated to the Consumer CGU and is tested for impairment at least annually. The goodwill of $3.5m comprises the workforce in place and the value of expected synergies arising from the acquisition. The carrying value of goodwill is not expected to be tax deductible.
The business combination resulted in the recognition of intangible assets in the amount of $2.3m that represents the intellectual property of Tenta, and will be amortised over the estimated useful life of five years.
Analysis of cash flows on acquisition:
($’m)	31 December 2020	31 December 2019
Cash consideration	—	(5.3)
Holdback consideration payable in 18 months	—	0.6
Earn-out	(0.8)	1.4
Net cash flow on acquisition	(0.8)	(3.3)
Transaction costs of $0.2m have been expensed and are included in General and administrative expenses in the statement of profit or loss and are part of operating cash flows in the statement of cash flows.
The revenues and net profit of the Group for the year ended 31 December 2019 would not have been significantly different had the acquisition occurred at the beginning of the reporting period (1 January 2019).
Acquisition of TrackOFF, Inc. (‘TrackOFF’)
On 24 May 2019, Avast Software, Inc. purchased a 100% stake in the American company TrackOFF, a developer of tools to protect users’ identities and personal lives. The Group has acquired TrackOFF to strengthen further development of Avast’s Anti-tracking products and other products that help users maintain their privacy online.
The transaction represents a business combination with Avast Software, Inc. being the acquirer. The fair value of the consideration at the acquisition date was determined by the Group to be $13.1m for 100% ownership. The consideration given was paid in cash.

The fair value of assets acquired and liabilities incurred on the acquisition date was determined on final basis as follows:
($’m)	Fair Value at 24 May 2019
ASSETS
Current Assets
Cash and cash equivalents	0.6
Trade and other receivables	0.2
Total current assets	0.8
Non-current assets
Intangible assets	11.2
Deferred tax assets	0.4
Total non-current assets	11.6
TOTAL ASSETS	12.4
LIABILITIES
Trade payables	0.2
Deferred revenues	1.7
Other current liabilities	0.2
Total current liabilities	2.1
Deferred tax liability	2.3
Total non-current liabilities	2.3
TOTAL LIABILITIES	4.4
Net assets acquired	8.0
Consideration paid	13.1
Goodwill	5.1
The business combination resulted in the recognition of goodwill of $5.1m, which is allocated to the Consumer CGU and is tested for impairment at least annually. The goodwill of $5.1m comprises the workforce in place and the value of expected synergies arising from the acquisition. The carrying value of goodwill is not expected to be tax deductible.
The business combination resulted in the recognition of intangible asset in the amount of $11.2m that represents intellectual property of TrackOFF, and will be amortised over the estimated useful life of 5 years.
Analysis of cash flows on acquisition:
($’m)	31 December 2020	31 December 2019
Cash consideration	—	(13.1)
Net cash acquired with the business (included in cash flow from investing activities)	—	0.6
Holdback consideration payable in 12 months	(0.8)	1.0
Net cash flow on acquisition	(0.8)	(11.5)
Transaction costs of $0.2m have been expensed and are included in General and administrative expenses in the statement of profit or loss and are part of operating cash flows in the statement of cash flows.
Revenues and net profit of the Group for the twelve months period ended 31 December 2019 would not have been significantly different had the acquisition occurred at the beginning of the reporting period (1 January 2019).

16.   Disposal of a business operation
The Group has not made a disposal during 2020. Below is the disposal made during 2019:
On 30 January 2019, Avast Group sold all activities of Managed Workplace business, its remote monitoring and management product, to Barracuda Networks, Inc. (‘Barracuda’). The transaction consisted of the sale of a subsidiary AVG Technologies Canada, Inc. (‘AVG CAN’) owned by Avast Software B.V., sale of intellectual property (IP) owned by Avast Software s.r.o. and sale of other assets, notably receivables, by Avast Deutschland GmbH, Avast Switzerland AG, AVG Technologies Norway A/S and AVG Distribuidora de Tecnologias do Brasil LTDA.
The total selling price for the transaction was $30.0m, on a cash-free, debt-free basis, of which $3.0m was withheld in escrow for a 12-month period to satisfy any potential indemnity claims against the Group under the applicable share and asset purchase agreement entered into between the parties. As of 31 December 2020, $3.0m was fully released from the escrow to the Group.
As a result, the Group de-recognised all assets and liabilities of sold subsidiary AVG CAN. Because the sale of a subsidiary is part of a single transaction of the sale of a part of the business, the Group presents the result of the whole transaction (except for tax impacts) within a single line in the statement of comprehensive income, including the sale of IP and other assets.
The carrying amounts of assets and liabilities as of the date of sale were as follows:
($’m)	30 January 2019
Cash and cash equivalents	6.0
Trade and other receivables	1.3
Prepaid expenses	0.2
Current assets	7.5
Tangible assets	1.4
Deferred tax assets	0.8
Non-current assets	2.2
Total assets	9.7
Trade and other payables	0.2
Lease liability	0.2
Deferred revenues	0.9
Other current liabilities	0.2
Current liabilities	1.5
Lease liabilities	0.7
Non-current liabilities	0.7
Total liabilities	2.2
Net assets	7.5
Because the sold business was part of the group of CGUs to which the goodwill was allocated, a portion of the goodwill had to be disposed of as part of the transaction. The Group has determined that the appropriate amount of goodwill disposed of is $11.0m which was part of the SMB CGU.

The resulting gain on disposal of a business operation is shown in the table below:
($’m)	30 January 2019
Consideration received or receivable:
Cash	33.0
Receivable – holdback	3.0
Total disposal consideration	36.0
Carrying amount of net assets sold	(7.5)
Gain on disposal of a business operation	28.5
Other adjustments:
Goodwill write-off	(11.0)
Net gain on disposal of a business operation	17.5
Analysis of cash flows on disposal:
($’m)	31 December 2020	31 December 2019
Cash received	3.0	33.0
Net cash sold of the business (included in cash flow from investing activities)	—	(6.0)
Transaction costs paid	—	(0.3)
Net cash flow on disposal	3.0	26.7
17.   Cash and cash equivalents
For purposes of the statement of cash flows, cash and cash equivalents comprise the following:
($ ‘m)	31 December 2020	31 December 2019
Cash on hand and cash equivalents	0.3	1.4
Cash in bank	175.1	215.2
Total	175.4	216.6
18.   Trade and other receivables
($ ‘m)	31 December 2020	31 December 2019
Trade receivables	13.6	30.4
Unbilled revenues	48.1	48.9
Other receivables	3.5	6.4
Trade receivables, gross	65.2	85.7
Less: Expected loss allowance on trade receivables, unbilled revenues and other receivables	(2.2)	(6.8)
Trade receivables, net	63.0	78.9
Trade receivables are non-interest bearing and are generally payable on 30-day terms. The fair value of receivables approximates their carrying value due to their short term maturities. The expected loss allowance relates to trade receivables (with only insignificant amounts relating to other classes of receivable).
Unbilled revenues represent sold products (for which the revenue has been deferred over the term of the product licence) but for which an invoice has not yet been issued.
Other receivables represent mainly advances to, and receivables from, employees.

($ ‘m)	Amount
Allowances at 31 December 2018	6.0
Additions	1.1
Write-offs	(0.3)
Reversals	—
Allowances at 31 December 2019	6.8
Additions	3.7
Write-offs	(5.3)
Reversals	(3.0)
Allowances at 31 December 2020	2.2
Movements in the allowances described above relate mainly to trade receivables.
As of 31 December 2019 and 2020, the nominal value of receivables overdue for more than 360 days are $4.5m (carrying value: nil) and $1.2m (carrying value: nil), respectively.
The ageing analysis of trade receivables, unbilled receivables and other receivables was as follows (carrying amounts after valuation allowance):
($ ‘m)	Not past due	Past due 1 – 90 days	Past due more than 90 days	Past due more than 180 days	Past due more than 360 days	Total
31 December 2019	72.5	5.9	0.4	0.1	—	78.9
31 December 2020	62.0	0.8	0.1	0.1	—	63.0
19.   Capitalised contract costs
($ ‘m)	31 December 2020		31 December 2019
At 1 January		37.7		35.8
Additions		67.7		65.6
Sales commissions and fees	61.6		60.6
Licence fees	6.1		5.0
Amortisation		(67.6)		(63.7)
Sales commissions and fees	(62.1)		(58.4)
Licence fees	(5.5)		(5.3)
At 31 December		37.8		37.7
Total current		35.0		33.3
Total non-current		2.8		4.4
Capitalised contract costs include commissions and fees and third party licence costs related to the subscription software licences that are amortised on a straight-line basis over the licence period, consistent with the pattern of recognition of the associated revenue. Capitalised contract costs are reviewed for impairment annually. All costs are expected to be recovered.

20.   Property, plant and equipment
($ ‘m)	Equipment, furniture and fixtures	Vehicles	Leasehold improvements	In progress	Total
Cost at 1 January 2019	45.9	0.4	10.3	2.5	59.1
Additions	17.8	0.1	0.9	7.5	26.3
Transfers	2.5	—	—	(2.5)	—
Net foreign currency exchange difference	0.3	(0.2)	(0.2)	0.4	0.3
Disposals	(4.9)	(0.2)	(1.5)	(0.2)	(6.8)
Cost at 31 December 2019	61.6	0.1	9.5	7.7	78.9
Additions	9.0	—	0.7	2.7	12.4
Transfers	6.4	—	0.5	(6.9)	—
Disposals	(2.0)	—	—	(0.1)	(2.1)
Cost at 31 December 2020	75.0	0.1	10.7	3.4	89.2
($ ‘m)	Equipment, furniture and fixtures	Vehicles	Leasehold improvements	In progress	Total
Acc. depreciation at 1 January 2019	(28.2)	(0.2)	(1.4)	—	(29.8)
Depreciation	(9.7)	(0.1)	(1.4)	—	(11.2)
Disposals	4.4	0.2	0.4	—	5.0
Acc. depreciation at 31 December 2019	(33.5)	(0.1)	(2.4)	—	(36.0)
Depreciation	(10.0)	—	(1.8)	—	(11.8)
Disposals	2.0	—	—	—	2.0
Impairment	(2.2)	—	—	—	(2.2)
Acc. depreciation at 31 December 2020	(43.7)	(0.1)	(4.2)	—	(48.0)
NBV at 31 December 2019	28.1	—	7.1	7.7	42.9
NBV at 31 December 2020	31.3	—	6.5	3.4	41.2
For the year ended 31 December 2020, the Group recorded an impairment loss of $2.2m for idle fixed assets due to discontinuation of Jumpshot’s business. These have been impaired to an immaterial recoverable amount. The impairment loss is included in general and administrative expenses in the statement of profit or loss.
There has been no individually significant addition to the property, plant and equipment during the year.
For the information about items of property, plant and equipment pledged as security refer to Note 27.
21.   Leases
Right-of-use assets
Set out below, are the carrying amounts of the Group’s right-of-use assets and the movements during the period. The Group has lease contracts related primarily to office buildings.

($ ‘m)	31 December 2020	31 December 2019
At 1 January	62.6	69.7
Additions	3.2	0.9
Remeasurements	0.6	(0.1)
Impairment	(0.5)	(0.2)
Disposals	(1.6)	—
Depreciation of right-of-use assets	(7.9)	(7.7)
At 31 December	56.4	62.6
Lease liabilities
Lease liabilities are presented in the statement of financial position as follows:
($ ‘m)	31 December 2020	31 December 2019
At 1 January	64.8	71.7
Additions	3.2	0.9
Remeasurements	0.6	(0.1)
Terminations	(1.9)	—
Lease interest expense	2.1	2.3
Payments of lease liabilities	(9.3)	(9.2)
Foreign currency exchange difference	5.0	(0.8)
At 31 December	64.5	64.8
($ ‘m)	31 December 2020	31 December 2019
Current	7.0	7.3
Non-current	57.5	57.5
Total	64.5	64.8
Below are the terms of significant lease contracts as of 31 December 2020:
Significant lease contracts	Carrying amount ($ ‘m)	End date	Option to extend	Option to be used
Enterprise Building in Prague, Czech Republic*	23.5	August 2024	24 months two times	Yes – in full
Vlněna Office in Brno, Czech Republic	22.4	January 2026	60 months two times	Yes – in full
Office in Emeryville, California, USA	2.7	June 2024	60 months	No

*
Lease payments are subject to indexation based on changes of consumer price index. A 1% increase in the index would not substantially increase total lease payments.

The following table shows the breakdown of the lease expense between amount charged to operating profit and amount charged to finance costs:
($ ‘m)	Year-ended 31 December 2020	Year-ended 31 December 2019
Depreciation of right-of-use assets	7.9	7.7
Short-term lease expense	0.5	1.2
Impairment	0.5	0.2
Leases of low-value lease expense	—	—
Charge to operating profit	8.9	9.1
Lease interest expense	2.1	2.3
Charge to profit before taxation for leases	11.0	11.4
For maturity of the leases, refer to Note 30.
22.   Intangible assets
($ ‘m)	Developed technology	Trade marks	Software	Customer relationship and user base	Other	In progress	Total
Cost at 1 January 2019	250.5	164.1	40.0	246.6	18.8	1.5	721.5
Business combination	—	—	—	—	13.5	—	13.5
Additions	—	—	—	—	2.3	1.3	3.6
Cost at 31 December 2019	250.5	164.1	40.0	246.6	34.6	2.8	738.6
Additions	—	—	—	—	2.0	0.7	2.7
Transfers	—	—	—	—	0.2	(0.2)	—
Disposal	—	—	—	—	—	(0.4)	(0.4)
Cost at 31 December 2020	250.5	164.1	40.0	246.6	36.8	2.9	740.9
($ ‘m)	Developed technology	Trade marks	Software	Customer relationship and user base	Other	In progress	Total
Acc. amortisation at 1 January 2019	(228.7)	(33.7)	(22.3)	(158.3)	(11.2)	—	(454.2)
Amortisation	(16.7)	(15.2)	(5.0)	(50.1)	(4.1)	—	(91.1)
Acc. amortisation at 31 December 2019	(245.4)	(48.9)	(27.3)	(208.4)	(15.3)	—	(545.3)
Amortisation	(5.1)	(15.7)	(4.9)	(37.8)	(4.4)	—	(67.9)
Acc. amortisation at 31 December 2020	(250.5)	(64.6)	(32.2)	(246.2)	(19.7)	—	(613.2)
NBV at 31 December 2019	5.1	115.2	12.7	38.2	19.3	2.8	193.3
NBV at 31 December 2020	—	99.5	7.8	0.4	17.1	2.9	127.7
The Group assesses that the Avast trademark, with a carrying value of $70.3m, has an indefinite useful life, as it is a well established brand. Avast is a core brand and is expected to be a core brand for the foreseeable future, as the Group constantly invests into brand development and brand awareness.
The AVG trademark, with a carrying value of $26.0m, has a remaining useful life of 1.7 years as of 31 December 2020. The Piriform trademark, with a carrying value of $2.4m, has a remaining useful life of 6.5 years as of 31 December 2020.
AVG developed technology has been fully depreciated as of 31 December 2020.

AVG customer relationship has been fully depreciated as of 31 December 2020.
Piriform and FileHippo software, with a carrying value of $7.8m, has a remaining useful life of 1.5 years as of 31 December 2020.
For information about intangible assets pledged as securities, refer to Note 27.
The Group has not capitalised development costs in the year ended 31 December 2020 (2019: nil) as the Company believes the criteria set out in IAS 38 has not been met. See Note 2.
23.   Goodwill and impairment
($ ‘m)	31 December 2020	31 December 2019
At 1 January	1,991.3	1,993.7
Acquisitions (Note 15)	—	8.6
Disposals (Note 16)	—	(11.0)
At 31 December	1,991.3	1,991.3
Goodwill was calculated as the difference between the acquisition date fair value of consideration transferred less the fair value of acquired net assets.
Goodwill & intangible assets impairment tests
Goodwill and intangible assets with an indefinite useful life are tested for impairment at least once a year, or more frequently if events or changes in circumstances indicate that the carrying amount may not be recoverable.
The impairment test as of 31 December 2020 is performed on the basis of two groups of cash generating units that correspond to the two operating segments as below:
($’m)	31 December 2020	31 December 2019
Consumer	1,978.4	1,978.4
SMB	12.9	12.9
Total goodwill	1,991.3	1,991.3
The Group prepares projected 2021-2023 free cash flow derived from the most current financial plan of the Group approved by the Board which takes into account both historical performance, industry forecasts and expectations for future developments. Cash flow projections are based on management assumptions that include revenue growth of 6 to 8 percent despite an increase in operating costs from the Company’s planned on-premises to cloud migration. In performing the value-in-use calculations, the Group has applied pre-tax discount rates to discount the forecast future attributable pre-tax cash flows.
The key assumptions used in the assessments are as follows:
($’m)	31 December 2020	31 December 2019
Terminal growth rate	2.0%	2.0%
Pre-tax discount rate	12.2%	12.9%
After-tax discount rate	10.6%	11.2%
Terminal growth rate does not exceed the long term average growth rate for the market. After-tax discount rate represents the Group’s weighted average cost of capital calculated from the cost of equity and cost of debt at a ratio typical for an industry of 70% equity and 30% debt.
The Group has considered sensitivity of the impairment of test results to changes in key assumptions. The recoverable amount of tested assets exceeds their carrying value. As the Group’s management is not aware of any other indications of impairment and given the results of the impairment tests, no impairment was recorded.

No reasonable possible change in the calculation assumptions would lead to an impairment.
24.   Trade payables and other liabilities
($ ‘m)	31 December 2020	31 December 2019
Trade payables	5.4	2.6
Accruals	30.0	28.5
Amounts owed to employees	21.1	22.0
Social security and other taxes	2.0	2.0
Other payables and liabilities	4.6	10.0
Total trade payables and other liabilities	63.1	65.1
25.   Provisions and contingent liabilities
The movements in the provision accounts were as follows:
($ ‘m)	Accrued vacation provision	Provision for restructuring	Other	Total
As at 1 January 2019	1.4	5.6	3.0	10.0
Additions	1.7	—	7.8	9.5
Utilisation	(1.4)	(3.0)	(2.6)	(7.0)
As at 31 December 2019	1.7	2.6	8.2	12.5
Additions	0.8	7.4	11.6	19.8
Utilisation	(1.7)	(1.7)	(0.6)	(4.0)
As at 31 December 2020	0.8	8.3	19.2	28.3
As at 31 December 2019
Total current	1.7	1.9	8.0	11.6
Total non-current	—	0.7	0.2	0.9
As at 31 December 2020
Total current	0.8	8.0	18.9	27.7
Total non-current	—	0.3	0.3	0.6
Other provisions predominantly comprise potential claims in relation to contractual indemnities and disputes, including Jumpshot-related and other third parties. The majority of the claims in relation to Jumpshot have been successfully settled as of 31 December 2020. As further disclosure would prejudice the outcome of these negotiations, as permitted by IAS 37.92, we have not made any further disclosures about estimates in connection with the financial effects of, and disclosures about the uncertainty regarding the timing or amount of these.
In addition, and as disclosed in the prior year, as part of the process to effect an orderly wind-down of Jumpshot, Avast continues to be in communication with relevant regulators and authorities in respect of certain data protection matters and is cooperating fully in respect of all regulatory enquiries. Any potential future claims or liabilities arising out of communication with relevant regulators or authorities cannot at this time be quantified. There is no provision in relation to this respect as of 31 December 2020.
26.   Deferred revenue
The Group sells consumer and corporate antivirus products for periods of 12, 24 or 36 months with payment received at the beginning of the licence term. Revenues are recognised ratably over the subscription period covered by the agreement. Deferred revenue materially represents the transaction price relating to sales of software licences that is allocated to future performance obligations.

The movements in the deferred revenue were as follows:
($ ‘m)	31 December 2020	31 December 2019
At 1 January	474.8	435.5
Additions – billings	922.0	911.0
Business combination	—	0.3
Deductions – revenue	(892.9)	(871.1)
Disposal of a business operation	—	(0.9)
Jumpshot’s release of deferred revenue*	(7.6)	—
Translation and other adjustments	0.2	—
At 31 December	496.5	474.8

*
Jumpshot’s release of deferred revenue is included in exceptional costs

Current	458.8	420.5
Non-current	37.7	54.3
Total	496.5	474.8
Prior year current deferred revenue is recognised as revenue in the current period.
27.   Term loan
Term loan balance is as follows:
($ ‘m)	31 December 2020	31 December 2019
Current term loan	64.6	58.2
Long-term term loan	769.4	969.5
Total term loans	834.0	1,027.7
($ ‘m)	31 December 2020	31 December 2019
USD tranche principal	113.8	336.5
EUR tranche principal	722.7	699.8
Total principal	836.5	1,036.3
In June 2020 and September 2020, the Group paid down the USD tranche by $100m each time. Repayments resulted in the partial derecognition of arrangement fees of $2.7m and $2.5m respectively.
In March 2019, the Group upsized the EUR tranche by €177.5m ($202.6m) and paid down the USD tranche by $400m. This resulted in the partial de-recognition of arrangement fees of $8.7m through interest expense.
In April 2019, the Group applied for the margin reduction of 0.25% per annum on both tranches due to favourable leverage ratio results. The repricing of the margin to market terms, which is allowed for in the terms of the loan, was a change in contractual variable payments to be accounted for by altering prospectively the effective interest rate, consistent with the requirements for floating rate loans.
In October 2019, the Group paid down the USD tranche by an additional $100m. Repayment resulted in the partial de-recognition of arrangement fees of $2.7m. Further, the Group reduced the margin on the EUR tranche by 0.25% per annum.
Avast Software B.V. may voluntarily prepay term loans in whole or in part without premium or penalty.

Under the Repricing agreement, the following terms apply to the bank loans:
Facility	Interest	Floor	Margin 31 December 2020	Margin 31 December 2019
USD Tranche	3-month USD LIBOR	1.00%p.a.	2.25%p.a.	2.25%p.a.
EUR Tranche	3-month EURIBOR	0.00%p.a.	2.25%p.a.	2.25%p.a.
Both facilities are repayable in full at the end of the 84-month term on 30 September 2023. The margin payable on both facilities is dependent upon the ratio of the Group’s net debt to adjusted EBITDA as defined in the facility agreement.
The Credit Agreement (CA) requires the following mandatory repayments in addition to the quarterly amortisation payments: Excess Cash Flow Payment Amount (‘ECF Payment Amount’, defined in the CA as the consolidated net increase in cash and cash equivalents of Avast plc for the period adjusted for potential future business combinations and the results of Jumpshot, Inc., Jumpshot s.r.o. and Avast plc and other adjustments) — 50% of Excess Cash Flow (as defined, and subject to certain reductions and to the extent where ECF Payment Amount exceeds $40m), with a reduction to 25% and elimination based upon the achievement of Total Net First Lien Leverage Ratios (‘Net debt ratio’) not exceeding 3.5:1 and 3.0:1, respectively. The Net debt ratio is defined as the nominal value of debt less cash on hand as of the relevant date divided by adjusted operating profit for the preceding four calendar quarters. The operating profit is adjusted for amortisation and depreciation, non-cash expenses such as share-based payments, the effects of business combination accounting and other non-cash items. The Net debt ratio was 1.5:1 as of 31 December 2020 so no mandatory repayment was required (see also Note 2).
The following pledge agreements existed as of the date of issuance of these consolidated financial statements:
•
Avast Software B.V. pledged its 100% share in Avast Software s.r.o. and 100% share in Avast Operations B.V.

•
Avast Software B.V. pledged its receivables

•
Avast Software B.V. pledged its securities

•
Avast Holding B.V. pledged its 100% share in Avast Software B.V.

•
Avast Operations B.V. pledged its receivables from intragroup loan agreements

Avast Software s.r.o. pledged its receivables from bank accounts, trade receivables, receivables from insurance policies, trademarks, receivables from intragroup loan agreements, its movable assets, domain names, source codes and virus databases. Since Avast Software s.r.o. forms a substantial portion of the Group, the estimated value of the pledged assets exceeds the total value of the term loan.
Term loan balance reconciliation
The table below reconciles the movements of the Term loan balance with the statement of cash flow:.
($ ‘m)	31 December 2020	31 December 2019
Term loan balance at beginning of period	1,027.7	1,391.5
Additional loan drawn (gross of fees)	—	202.6
Drawing fees	—	(0.9)
Interest expense	33.4	56.4
Interest paid	(27.5)	(45.1)
Loan repayment	(261.9)	(562.9)
Unrealised foreign exchange loss/(gain)	62.1	(13.9)
Other	0.2	—
Total	834.0	1,027.7

Revolving facility
Avast Software B.V. also obtained a revolving credit facility of $40.0m for operational purposes which has not been drawn as of the date of these consolidated financial statements. It is valid up to 30 September 2022. The Credit Agreement includes a financial covenant that is triggered if at any time $35.0m or more is outstanding under the revolving credit agreement as of 31 December 2020. If the revolving credit facility exceeds this threshold, then the Group must maintain, on a consolidated basis, a leverage ratio of less than 6.5:1. This covenant is tested quarterly at such time as it is in effect.
28.   Derivatives
The carrying amount of derivative financial instruments held by the Group was as follows:
($ ‘m)	Type	31 December 2020		31 December 2019
Type of derivative		Assets	Liabilities	Assets	Liabilities
Interest rate Cap	Level 3	—	0.4	—	2.0
Total		—	0.4	—	2.0
Classified as
Current financial liability		—	0.4	—	—
Non-current financial liability		—	—	—	2.1
Total		—	0.4	—	2.1
The Group has not designated the derivatives as hedging instruments, and therefore changes in the fair value during the period are recorded in the Consolidated Statement of Profit and Loss.
Interest rate cap
On 20 February 2017, Avast Software B.V. entered into an interest rate cap with an effective date from 31 March 2017 until 31 March 2021 (‘Cap’). As of 31 December 2020, the 3-month USD LIBOR is capped at 2.75% p.a. for a notional amount of $708.8m. The fee for the cap is $1.6m annually paid in quarterly installments.
During the reporting period ended 31 December 2020 there were no transfers between the Level 2 and Level 3 fair value measurements.
The movement in fair value of the derivatives was as follows:
($ ‘m)	Interest rate cap
31 December 2018	1.0
Change in fair value through profit and loss	1.1
31 December 2019	2.1
Change in fair value through profit and loss	(1.7)
31 December 2020	0.4
29.   Redemption obligation
In connection with the sale of 35% fully diluted shares of Jumpshot, Inc. to Ascential Investor on 30 August 2019, the stockholders’ agreement gave Ascential Investor the right (the put option) to sell back the shares. Avast therefore recognised a redemption obligation at the present value of the exercise price ($61.6m) discounted by the estimated Avast annual borrowing rate of 3.6%, with a corresponding entry in equity at year end.
In January 2020, the Group decided to discontinue operations of Jumpshot Inc. As a result, the put option was rendered void and redemption obligation was reclassified to the same component of equity that was previously reduced (on initial recognition) as of 31 December 2020.

30.   Financial risk management
The Group’s classes of financial instruments correspond with the line items presented in the Consolidated Statement of Financial Position.
The management of the Group identifies the financial risks that may have an adverse impact on the business objectives and through active risk management mitigates these risks to an acceptable level.
The specific risks related to the Group’s financial assets and liabilities and sales and expenses are interest rate risk, credit risk and exposure to the fluctuations of foreign currency.
Credit risk
The outstanding balances of trade and other receivables are monitored on a regular basis. The Group has been managing receivables effectively and improved collections process by simplifying the billing system structure which is reflected in the overall decrease of total receivables (see Note 18).
The credit quality of larger customers is assessed based on the credit rating, and individual credit limits are defined in accordance with the assessment.
The Group did not issue any guarantees or credit derivatives. The Group does not consider the credit risk related to cash balances held with banks to be material.
A significant portion of sales is realised through the Group’s online resellers, mainly Digital River. From 2018, the Group manages its credit exposure by receiving advance payments from Digital River.
The Group evaluates the concentration of risk with respect to accounts receivable as medium, due to the relatively low balance of trade receivables that is past due. The risk is reduced by the fact that its customers are located in several jurisdictions and operate in largely independent markets and the exposure to its largest individual distributors is also medium.
Foreign currency risk
Foreign currency risk is the risk that the fair value of future cash flows of an exposure will fluctuate because of changes in foreign exchange rates. The Group’s exposure to the risk of changes in foreign exchange rates relates primarily to the Group’s operating activities (when revenue or expense is denominated in foreign currency).
At the parent company level, the functional and presentation currency is the US dollar and the Group’s revenue and costs are reported in US dollars. The Group is exposed to translation risk resulting from the international sales and costs denominated in currencies other than US dollars and the resulting foreign currency balances held on the balance sheet. The Group is exposed to material transaction and translation currency risk from fluctuations in currency rates between USD, GBP, CZK and EUR.
The following table shows payments for the Group’s products and services by end users (either directly to Group or paid to an e-commerce service provider) in individual currencies. Based on agreements with the Group, e-commerce service providers may convert billings collected on behalf of the Group in specific currencies to a remittance currency (usually USD and EUR) at the existing market rates which does not remove the underlying foreign exchange risk. The table below shows the original currency composition of payments made by end users to illustrate the foreign exchange risk to billings.
	Year-ended 31 December 2020	Year-ended 31 December 2019
USD	46%	49%
EUR	24%	22%
GBP	9%	8%
Other	21%	21%
Total	100%	100%

As the majority of revenues represent sales of software licences, the revenues are recognised over the duration of the licence period, despite payment being received at the start of the licence period. Because the release of deferred revenues is performed using the exchange rates valid at the start of the licence term, they are not subject to foreign currency risk.
The following table shows financial assets and liabilities in individual currencies, net:
($ ‘m)	31 December 2020	31 December 2019
USD*	34.3	(290.1)
EUR*	(766.4)	(714.4)
CZK	(18.5)	(34.3)
GBP	15.9	89.9
Other	11.3	25.6
Total	(723.4)	(923.3)
*The fluctuation in the currencies are mainly caused by the term loan repayments as further described in Note 27.
Financial assets and liabilities include cash and cash equivalents, trade and other receivables and trade and other payables, term loan, lease liabilities, other current liabilities, and non-current financial assets and liabilities.
The table below presents the sensitivity of the profit before tax to a hypothetical change in EUR, CZK and other currencies and the impact on financial assets and liabilities of the Group. The sensitivity analysis is prepared under the assumption that the other variables are constant. The analysis against USD is based solely on the net balance of cash and cash equivalents, trade and other receivables, trade and other payables and term loan.
($ ‘m)	% change	31 December 2020	31 December 2019
EUR	+/-10%	(76.6)/76.6	(71.4)/71.4
CZK	+/-10%	(1.8)/1.8	(3.4)/3.4
GBP	+/-10%	1.6/(1.6)	9.0/(9.0)
Other	+/-10%	1.1/(1.1)	2.6/(2.6)
The sensitivity analysis above is based on the consolidated assets and liabilities, i.e. excluding intercompany receivables and payables. However, Avast Software s.r.o. has a significant intercompany loan from Avast Software B.V. denominated in USD. As the functional currency of Avast Software s.r.o. is the USD but the tax basis of Avast Software s.r.o. is denominated in CZK the income tax gains or losses of Avast Software s.r.o. are exposed to significant foreign exchange volatility. If the CZK depreciates against the USD, the corporate income tax expense would decrease. Avast Software B.V. is not exposed to any similar volatilities as its functional and tax currency is the USD.
Interest rate risk
Cash held by the Group is not subject to any material interest. The only liabilities held by the Group subject to interest rate risk are the loan and derivatives described in Note 27 and 28. Other liabilities and provisions themselves are not subject to interest rate risk. The Group keeps all its available cash in current bank accounts or term deposit contracts (see Note 17) with a fixed interest rate and original maturity not exceeding three months.
As at 31 December 2020, the Group has a term loan with an interest rate of 3-month USD LIBOR plus a 2.25% p.a. mark-up for USD tranche and 3-month EURIBOR plus a 2.25% p.a. mark-up for EUR tranche. The 3-month USD LIBOR and 3-month EURIBOR are subject to a 1% interest rate floor and 0% interest rate floor, respectively. As of 31 December 2020, the 3-month USD LIBOR was 0.22% p.a. and 3-months EURIBOR was -0.50%.

To reduce the interest rate risk, Avast Software B.V. entered into an interest rate cap (‘Cap’) with certain counterparties on 20 February 2017 effective from 31 March 2017. Under the Cap, 3 month USD LIBOR is limited to 2.75% p.a. for a notional amount of $802.5m at the beginning to $708.8m through 31 March 2021. As of 31 December 2020, the Cap is not effective as the interest rates are significantly lower.
Interest rate sensitivity
A change of 100 basis points in market interest rates would have increased/(decreased) equity and profit and loss before tax by the amounts shown below:
	Year-ended 31 December 2020	Year-ended 31 December 2019
Increase in interest rates	(3.9)	(5.9)
Decrease in interest rates	—	3.4
Liquidity risk
The Group performs regular monitoring of its liquidity position to maintain sufficient financial sources to settle its liabilities and commitments. The Group is dependent on a long-term credit facility and so it must ensure that it is compliant with its terms. As it generates positive cash flow from operating activities, the Group is able to cover the normal operating expenditures, pay outstanding short-term liabilities as they fall due without requiring additional financing and has sufficient funds to meet the capital expenditure requirement. The Group considers the impact on liquidity each time it makes an acquisition in order to ensure that it does not adversely affect its ability to meet the financial obligation as they fall due.
As at 31 December 2020 and 2019, the Group’s current ratio (current assets divided by current liabilities including the current portion of deferred revenue) was 0.46 and 0.65. The ratio is significantly impacted by the high current deferred revenue balance due to the sales model, where subscription revenue is collected in advance from end users and deferred over the licence period. The Group’s current ratio excluding deferred revenue was 1.76 and 2.57 as at 31 December 2020 and 2019, respectively.
In 2020, Avast’s credit rating was upgraded to BB+ from BB with Standard & Poor’s while rating with Moody remained at Ba2, driven mainly by the voluntary debt repayments and strong financial performance. The credit ratings are subject to regular review by the credit rating agencies and may change in response to economic and commercial developments.
The following table shows the ageing structure of financial liabilities as of 31 December 2020:
($ ‘m)	Due within 3 months	Due between 3 to 12 months	Due between 1 to 5 years	Due in more than 5 years	Total
Term loan	16.1	48.4	772.0	—	836.5
Interest payment	5.0	14.6	30.1	—	49.7
Trade payables and other liabilities	53.6	7.5	—	—	61.1
Derivative financial instruments	0.4	—	—	—	0.4
Other non-current liabilities	—	—	0.7	—	0.7
Lease liability	2.2	6.9	33.8	32.4	75.3
Total	77.3	77.4	836.6	32.4	1,023.7
The following table shows the ageing structure of financial liabilities as of 31 December 2019:
($ ‘m)	Due within 3 months	Due between 3 to 12 months	Due between 1 to 5 years	Due in more than 5 years	Total
Term loan	14.5	43.6	978.2	—	1,036.3
Interest payment	7.5	21.5	69.7	—	98.7
Trade payables and other liabilities	54.4	8.7	—	—	63.1

($ ‘m)	Due within 3 months	Due between 3 to 12 months	Due between 1 to 5 years	Due in more than 5 years	Total
Derivative financial instruments	0.4	1.6	—	—	2.0
Other non-current liabilities	—	—	1.6	—	1.6
Lease liability	2.4	6.9	32.7	42.1	84.1
Redemption obligation*	—	—	61.6	—	61.6
Total	79.2	82.3	1,143.8	42.1	1,347.4

*
While the redemption liability as per Note 29 is correctly treated as a non-current liability at 31 December 2019, the original transaction was reversed in 2020 because of the repayment to Ascential. This impacted the overall liquidity position.

Fair values
The fair values of financial assets and liabilities are included at the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the end of the reporting period. The following methods and assumptions are used to estimate the fair values:
•
Cash and cash equivalents — approximates to the carrying amount

•
Term loans — approximates to the carrying amount

•
Receivables and payables — approximates to the carrying amount

•
Lease liabilities — approximates to the carrying amount

Financial assets and liabilities that are recognised at fair value subsequent to initial recognition are grouped into Levels 1 to 3 based on the degree to which the fair value is observable:
•
Level 1 — Quoted (unadjusted) market prices in active markets for identical assets or liabilities;

•
Level 2 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable; and

•
Level 3 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable.

In connection with the put option (further described in Note 29), the Group recognised redemption obligation of $61.6m measured at the present value of the redemption exercise price through profit or loss as of 31 December 2019. The Group classified the redemption liability as Level 3 liability. The fair value of the put option itself (as opposed to the gross exercise price) was immaterial. Following the closure of Jumpshot, the put option was rendered void and therefore reclassified to the same component of equity as of 31 December 2020.
On 31 December 2020, the Group had forward foreign exchange contracts which were measured at Level 2 fair value subsequent to initial recognition. The fair value of the liability in respect of foreign exchange contracts was nil at 31 December 2020 (2019: liability of $0.1m).
In addition, the Group had derivatives which were measured at Level 3 fair value. See Note 28 for further information.
Capital management
For the purpose of the Group’s capital management, capital includes issued capital, share premium and all other equity reserves attributable to the equity holders of the parent. The primary objective of the Group’s capital management is to maximise the shareholder value.
The Group manages its capital structure and makes adjustments to it in the light of changes in circumstances, including economic conditions. To maintain or adjust the capital structure, the Group may adjust the dividend payment to shareholders, return capital to shareholders or issue new shares. See Note 33 for dividends made and proposed.
The Group monitors capital using the net liability position and gearing ratio (the net liability position divided by the sum of the net liability position and equity). The Group includes within the net liability position all current and non-current liabilities, less cash and cash equivalents.
($ ‘m)	31 December 2020	31 December 2019
Current and non-current liabilities*	1,511.7	1,685.2
Less: cash and short — term deposits	(175.4)	(216.6)
Net liability position	1,336.3	1,468.6
Equity*	1,195.3	1,172.6
Gearing ratio	52.8%	55.6%
      *As of 31 December 2019, the Group excluded redemption obligation of $56.3m from current and non-current liabilities in line with debt covenant calculation and corresponding recognition of put liability of $55.7m from equity.
31.   Share capital and share premium
Shares issued and fully paid:	Number of shares	Share Capital ($ ‘m)	Share Premium ($ ‘m)
Share capital at 1 January 2019 (Ordinary shares of £0.10 each)	953,438,299	129.0	15.4
Issuance of shares under share-based payment plans	54,581,736	7.0	40.2
Share capital at 31 December 2019 (Ordinary shares of £0.10 each)	1,008,020,035	136.0	55.6
Issuance of shares under share-based payment plans	20,492,707	2.6	32.0
Share capital at 31 December 2020 (Ordinary shares of £0.10 each)	1,028,512,742	138.6	87.6
32.   Other reserves
The movements in the other reserves were as follows:
($ ‘m)	2020	2019
Other reserves at 1 January	225.1	260.5
Redemption obligation reserve (see Note 29)	55.7	(55.7)
Share-based payments1	21.8	20.1
Transfer of share-based payments to retained earnings2	(15.4)	—
Other movements	—	0.2
Other reserves at 31 December	287.2	225.1
1 The fair value of share awards granted to employees is recorded over the vesting periods of individual options granted as a personnel expense with a corresponding entry to other reserves. Refer to Note 35 for further details of share-based payments.
2 The amount represents reclassification of accumulated share-based payments reserve into retained earnings as actual shares were issued in regards to the granted awards.

33.   Dividends made and proposed
($ ‘m)	2020	2019
Interim 2020 dividend paid of $4.8 cents (2019: $4.4 cents) per share	49.3	43.2
Final 2019 dividend paid of $10.3 cents (May 2018 – Dec 2018: $8.6 cents) per share	105.4	83.7
Total cash dividend paid	154.7	127.0
The final dividend of $11.2 cents relating to the year ended 31 December 2020 was paid on 18 June 2021.
Dividend proposed
On 10 August 2021, the Directors declared an interim dividend of 4.8 cents per share payable in October 2021. This will be paid in US dollars on 15 October 2021 to shareholders on the register as of 10 September 2021. There will be an option for shareholders to elect to receive the dividend in pounds sterling and such an election should be made no later than 24 September 2021.
To date, the Directors have aimed to pay a dividend of approximately 40% of the Company’s levered free cash flow for each financial year, with approximately one-third of this amount being paid as an interim dividend. Directors have declared interim dividends based on the Company’s levered free cash flow for the prior financial year. Pursuant to the Co-Operation Agreement dated 10 August 2021 entered into between, amongst others, NortonLifeLock, Inc. (“Norton”) and the Company and the terms of Norton’s announcement of its firm intention to make an offer for the entire issued and to be issued share capital of the Company pursuant to Rule 2.7 of the City Code on Takeovers and Mergers (the “Rule 2.7 Announcement”), the Company is permitted to declare and pay an interim dividend of 4.8 cents per share for the six-month period ended 30 June 2021, without such dividend resulting in a commensurate downward adjustment to the value of Norton’s offer. Accordingly, the Directors believe that it is in the best interest of the Company and its shareholders to declare a dividend of 4.8 cents per share for the six-month financial period ended 30 June 2021. Further information regarding the Company’s ability to make future interim and final dividends is set out in the Rule 2.7 Announcement.
34.   Non-controlling interest
In July 2019, Avast entered into an agreement with WGSN, Inc., a wholly owned subsidiary of Ascential plc (‘Ascential’), based on which, on 30 August 2019, Avast sold 35% of fully diluted shares of Jumpshot Inc. to Ascential for a consideration of $58.8m (net of $2.8m Avast transaction fees), while retaining control of Jumpshot. Pursuant to the agreement, both Avast and Ascential also made capital contributions to Jumpshot, Inc. of $4.8m and $3.2m, respectively. In addition, as part of the agreement, Avast made a capital contribution to Jumpshot, Inc. of $6.8m, which was used by Jumpshot, Inc. to repurchase a portion of the vested share options held by employees.
The Group accounted for this transaction as a transaction with non-controlling interest while retaining control, with net proceeds from the transaction as increase in total equity of $48.6m as of 31 December 2019. The Group initially measured the non-controlling interest as a proportionate amount of net assets.
In January 2020, the Group decided to wind down the operation of Jumpshot. The Group returned the investments made by Ascential plc into the business, along with associated exit costs, in the amount of $73.0m. Associated exit costs of $8.2m were recorded as general and administrative expenses in the statement of comprehensive income and included in the exceptional costs. The remaining $64.8m was recognised as a decrease in total equity as of 31 December 2020.
As of 31 December 2020, Avast owned almost 100% of Jumpshot Inc. As a result, the non-controlling interest of $7.5m was fully de-recognised.
35.   Share-based payments
During the period, the Group has had several equity-settled incentive plans available for employees:

Avast plc, 2018 Long Term Incentive Plan (LTIP)
The purpose of the LTIP is to incentivise employees and Executive Directors whose contributions are essential to the continued growth and success of the business of the Company, in order to strengthen their commitment to the Company and, in turn, further the growth, development and success of the Company. The following types of awards can be granted:
Performance Stock Units (PSUs)
PSUs will be granted to Executive Directors and members of the Executive Management team. Each PSU entitles a participant to receive a share in the Company upon the attainment, over a three year performance period, of challenging performance conditions determined by the Remuneration Committee. The award carries a right to a dividend equivalent.
Restricted Stock Units (RSUs)
RSUs will be granted to key employees of the Group who are not Executive Directors or members of the Executive Management team. Each RSU entitles a participant to receive a share in the Company upon vesting of the RSU. Each award of RSUs will ordinarily vest either in three equal proportions over a three year period or on the third anniversary of grant or over such other period as the Committee may determine, provided the participant remains in service. The award carries no right to a dividend equivalent.
Stock options (‘options’)
Options may be granted to key employees of the Group who are not Executive Directors or members of the Executive Management team. Each option entitles a participant to the right to acquire a share of the Company upon vesting of the option. Each option will ordinarily become exercisable either in three equal proportions over a three year period or on the third anniversary of the grant, or over such other period as the Remuneration Committee may determine.
Share Matching Plan (SMP)
The purpose of the SMP is to encourage and enable employees and Executive Directors to acquire a significant stake in the Company so that they can share in the future growth, development and success of the Company. Under this plan, employees will be granted one matched share for every three purchased shares after a two-year period.
Deferred Bonus Plan (DBP)
The Company has adopted the Deferred Bonus Plan for only Executive Directors. Where a participant is required to defer a portion of their annual bonus into shares under the terms of the Company’s annual bonus arrangements, the Remuneration Committee may grant an award to acquire shares under the DBP in order to facilitate such deferral. Awards will ordinarily vest on the second anniversary of the date of grant. No award under DBP was granted in 2020.
Existing Employee Share plan (formerly known as Avast Holding 2014 Share Option Plan ‘Avast Option Plan’)
The Avast Option Plan was the primary share option plan of the Group prior to the IPO. No new options have been granted under the Avast Option Plan since the IPO. Furthermore, the Company does not intend to grant any further options under the Avast Option Plan. Options generally vest over a four-year period in four equal installments. Some of the options granted to the key management personnel are performance-based. The contractual life of all options is 10 years.
Jumpshot Inc., 2015 Share Option Plan (‘Jumpshot Option Plan’)
The Jumpshot Option Plan concluded during the year as a result of Jumpshot’s closure and the departure of its employees. Following the departure of all Jumpshot employees, all vested and unvested options lapsed in accordance with the terms of the Jumpshot Option Plan. There are no outstanding options under this plan as of 31 December 2020.
Share-based payment expense
The total expense that relates to share-based payment transactions during the year is as follows:
($ ‘m)	Year-ended 31 December 2020	Year-ended 31 December 2019
LTIP	21.9	14.2
SMP	0.5	0.1
Option plans	(0.5)	6.4
Total share-based payment expense	21.9	20.7
The Group also recognised additional $0.8m (2019: $4.2m) of employer’s costs related to the share-based payments exercise included in operating costs. Total costs related to share-based payments adjusted out from the operating profit amounted to $22.7m (2019: $24.9m).
Share options
The number and weighted average exercise prices of, and movements in, share options of Avast Option Plan in the year is set out below:
	Year-ended 31 December 2020		Year-ended 31 December 2019
	Number of shares options	Weighted average exercise ($)	Number of shares options	Weighted average exercise ($)
Outstanding – 1 January	24,757,234	2.27	68,941,832	1.60
Forfeited	(3,302,223)	3.53	(3,055,422)	3.24
Exercised	(16,692,684)	2.10	(41,129,176)	1.07
Outstanding – 31 December	4,762,327	2.77	24,757,234	2.27
Vested and exercisable – 31 December	2,489,697	2.36	13,968,428	1.52
The weighted average share price for options exercised during the year was £ pence 390.36 (2019: £ pence 367.94).
Options outstanding at the end of the year had the following range of exercise prices and weighted average remaining contractual life:
Exercise price:	31 December 2020		31 December 2019
	Number of shares outstanding	Weighted average remaining life (years)	Number of shares outstanding	Weighted average remaining life (years)
$0.77 – $0.94	470,403	3.80	2,171,117	4.70
$1.00 – $1.86	709,601	6.34	12,006,156	7.34
$2.72 – $3.63	3,582,323	7.19	10,579,961	8.22
Outstanding – 31 December	4,762,327	6.73	24,757,234	7.49

Replacement options
	Year-ended 31 December 2020		Year-ended 31 December 2019
	Number of shares	Weighted average exercise ($)	Number of shares	Weighted average exercise ($)
Outstanding – 1 January	583,435	0.18	12,266,682	0.19
Exercised	(574,042)	0.19	(11,683,247)	0.19
Outstanding – 31 December	9,393	0.19	583,435	0.18
Vested and exercisable – 31 December	9,393	0.19	583,435	0.18
Restricted Stock Units
The following table illustrates the number and weighted average share price on date of award, and movements in, restricted stock units granted under the LTIP:
	Year-ended 31 December 2020		Year-ended 31 December 2019
	Number of shares	Weighted average share price (£ pence)	Number of shares	Weighted average share price (£ pence)
Outstanding – 1 January	8,160,349	319.76	4,927,332	234.97
Granted	5,287,758	529.86	6,130,302	354.05
Forfeited	(1,984,348)	355.32	(1,329,900)	260.99
Vested	(2,994,633)	303.43	(1,567,385)	237.21
Outstanding – 31 December	8,469,126	443.74	8,160,349	319.76
The fair value of RSUs granted is measured as at date of grant using Black-Scholes model, the outcome of which is a weighted average fair value of RSUs granted during the year at £ pence 503.77 (2019: £ pence 324.93). Future dividends have been taken into account based on expected cash flow and dividend policy.
Performance Stock Units
The following table illustrates the number and weighted average share price on date of award, and movements in, performance stock units granted under the LTIP:
	Year-ended 31 December 2020		Year-ended 31 December 2019
	Number of shares	Weighted average share price (£ pence)	Number of shares	Weighted average share price (£ pence)
Outstanding — 1 January	5,358,037	242.30	6,309,881	219.60
Granted	1,185,732	404.60	1,458,494	303.01
Forfeited	(695,099)	219.60	(2,410,338)	219.60
Outstanding — 31 December	5,848,670	277.91	5,358,037	242.30
The vesting of the awards under LTIP is subject to the attainment of performance conditions as described in the Directors’ remuneration report.
The fair value of PSUs granted is measured as at date of grant using Black-Scholes model, the outcome of which is a weighted average fair value of PSUs granted during the year was £ pence 404.60 (2019: £ pence 303.01).

Share Matching Plan
During 2020, the Group has issued 231,348 (2019: 201,928) shares to the employees under the Share Matching Plan and an additional 76,555 (2019: 66,914) will be issued after the matching period (which is two years). The cost of the additional shares is to be recognised against the other reserves over the matching period and amounted to $0.5m in total for all tranches as of 31 December 2020 (2019: $0.1m). The weighted average fair value of additional shares was £ pence 454.70 for the year ended 31 December 2020 (2019: £ pence 289.78).
36.   Related party disclosures
Transactions between the Company and its subsidiaries, which are related parties, have been eliminated on consolidation and are not disclosed in this note.
Compensation of key management personnel (including Directors)
($ ‘m)	Year-ended 31 December 2020		Year-ended 31 December 2019
	Key management personnel	Other related parties	Key management personnel	Other related parties
Short term employee benefits (including salaries)	10.5	0.2	11.9	0.1
Termination benefits	0.2	—	1.2	—
Share-based payments	6.4	—	10.0	—
Total	17.1	0.2	23.1	0.1
The amounts in the table above includes, in addition to the compensation of key management personnel of the Group, the remuneration of employees of the Group that are considered related parties under IAS 24 Related party disclosures.
Other Related Parties
Nadační fond AVAST (‘AVAST Foundation’)
The foundation was established by Avast Software s.r.o. and it distributes the gifts to other charities and foundations in the Czech Republic. The foundation is considered to be a related party as the spouses of Messrs. Kučera and Baudiš are members of the management board of the foundation.
On 13 March 2018, the Board approved that the annual donation will be CZK 100.0m ($5.0m). The donation is paid in quarterly instalments during the year.
During the twelve months ended 31 December 2020, Avast Software s.r.o. paid donations of CZK 90.0m ($4.0m) [2019: CZK 100.0m ($4.4m)] to the Foundation. Further $21.0m were paid to the Foundation, which was part of total $25m donations on COVID-19 initiatives. As of 31 December 2020, the Company recorded an accrual of CZK 51.8m ($2.4m) [2019: CZK 56.6m ($2.5m)].
Nadační fond Abakus (‘Abakus Foundation’)
On 29 September 2020, Avast’s founders Messrs. Baudiš and Kučera established the new foundation Abakus. The foundation is considered to be a related party as the spouses of Messrs. Kučera and Baudiš are members of the management board of the foundation. The foundation will distribute the gifts to other charities and foundations in the Czech Republic. The Group will contribute to the operation of the Abakus Foundation. There have been no transactions between the Group and Abakus during the period from the date of the foundation’s establishment through 31 December 2020. Subsequent to year end, Abakus Foundation merged with AVAST Foundation (see Note 38).
Enterprise Office Center
On 15 November 2016, Enterprise Office Center (owned by Starship Enterprise, a.s.) where Avast Software s.r.o. resides was sold by a third party to a group of investors, including co-founders of Avast

Group, Eduard Kučera and Pavel Baudiš for $119.5m (ca. €110m). The term of lease ends in August 2024 and offers two options to extend for another 24 months under the same conditions. The annual rent is €3.3m ($4.0m).
37.   Principal exchange rates
	Year-ended 31 December 2020	Year-ended 31 December 2019
Translation of Czech crown into US dollar ($:CZK1.00)
Average	0.0431	0.0437
Closing	0.0468	0.0442
Translation of Sterling into US dollar ($:£1.00)
Average	1.2860	1.2757
Closing	1.3648	1.3203
Translation of Euro into US dollar ($:€1.00)
Average	1.1384	1.1212
Closing	1.2271	1.1233
38.   Subsequent events
On 1 January 2021, the Group changed its disaggregation of Consumer reporting of billings and revenues. In prior years, the Consumer segment was further split into Consumer Direct Desktop, Consumer Direct Mobile and Consumer Indirect. In 2021, the direct-to-consumer mobile subscription business will be reported together with the desktop business within Consumer Direct, due to a rise of multi-device subscriptions. Consumer Indirect will consist of revenues generated via the carrier channel (named as Partner) alongside with Mobile advertising and Platform revenue. The Consumer reporting change has no impact on the overall Group result. There is no change to the operating segments which are consistently reported as Consumer and SMB.
On 1 January 2021, Abakus Foundation merged as a successor company with AVAST Foundation. The legacy and the projects of AVAST Foundation in the Czech Republic will continue through the Abakus Foundation, the Avast Founders’ foundation. The Abakus Foundation will support important societal topics such as end-of-life care, support for families with disabled children, and general educational improvement in the Czech Republic.
On 4 January 2021, all Avast employees were granted RSUs under the Avast plc 2018 Long Term Incentive Plan. The grant date of these options is 4 January 2021 with vesting generally over a period of 1-3 years. The Group will incur the total costs of $27.6m spread over vesting period.
On 6 January 2021, Stichting Avast, known as Avast Foundation, was established in the Netherlands by Avast Holding. The new Avast Foundation will support a new range of programs that are aligned with the Avast’s core mission of protecting people in the digital world. The Foundation is considered a related party according to IAS 24 as some of the key management personnel of Avast are members of the Foundation’s Board.
On 22 March 2021, the Group borrowed a new term loan with a USD and EUR tranche of USD 480m and EUR 300m respectively, decreasing the margin on both tranches by 25bps and extending the maturity to seven years. The new term loan was issued at a below par value of 99.75% resulting in an effective cost of margin of 203.57. The previous term loan was net settled. The size of the USD and EUR tranche significantly changed which resulted in the derecognition of the previous term loan. The arrangement fees of the previous term loan of $2.3m were released into interest expense. The term facility was drawn from a syndicate of lenders, with Credit Suisse International (“CSI”) as administrative agent. The term loan is subject to quarterly amortization payments of 1.25% of the original principal amount, USD 6.0m and EUR 3.8m per quarter beginning on 30 June 2021. The Group may voluntarily prepay term loans in whole or in part without premium or penalty, except a prepayment fee of 1% premium may be payable, in certain circumstances, where a term loan is repaid prior to 22 September 2021. The Group does not intend to repay the term loan during this period.
On 8 March 2021, Avast Group announced that it would sell a portfolio of mobile parental controls services including location features, content filtering and screen time management to Smith Micro Software Inc. (“Smith Micro”). The transaction consisted of the sale of 100% of the shares of in Location Labs, owned by AVG Technologies USA, LLC, containing patents and part of contractual relationships, sale of intellectual property (“IP”) owned by Avast Software s.r.o. and sale of other assets of Avast Software Inc, Avast Slovakia, s.r.o., and Privax d.o.o. The transaction closed on 16 April 2021 which is considered the disposal date. The total consideration of the transaction was $73.0m (out of it $57.9m cash received on disposal date before transaction costs of $3.2m). The goodwill of $24.7m derecognized was determined on the basis of the relative value of the part divested compared to the value of Consumer CGU after the disposal. The resulting gain on disposal of a business operation is $34.2m which was treated as an exceptional item.
On 10 August 2021, the Boards of NortonLifeLock, Inc. (“Norton”) and the Company reached agreement on the terms of a recommended merger of Company with Norton, in the form of a recommended offer by Nitro Bidco Limited, a wholly owned subsidiary of Norton, for the entire issued and to be issued ordinary share capital of the Company (the “Merger”). It is intended that the Merger will be affected by means of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act. Further details relating to the offer by Norton, including the offer price and conditionality, is set out in the announcement made by Norton on 11 August 2021 pursuant to Rule 2.7 of the City Code on Takeovers and Mergers.
Avast recognizes a deferred tax asset related to carry forward of unused tax losses, tax credits and other temporary differences in the United States ($64.2m as at 31 December 2020 and $60.1m as at 31 December 2019) which is recoverable based on the current business model and the group structure of Avast. Potential impacts of the Merger on the recoverability of this deferred tax asset have not been analysed yet.
39.   Full list of subsidiaries as of 31 december 2020
AVG Technologies UK Limited (06301720), Piriform Software Ltd (08235567) and Privax Limited (07207304) will take advantage of the audit exemption set out within section 479A of the Companies Act 2006 for the year ended 31 December 2020.
Country of incorporation	Registered office	Registered address	Class of shares held	Percentage of share held
Netherlands	Avast Holding B.V.	Databankweg 26, Amersfoort, 3821 AL, The Netherlands	Ordinary	100%
	Avast Software B.V.	Databankweg 26, Amersfoort, 3821 AL, The Netherlands	Ordinary	100%
	AVG Ecommerce CY BV	Databankweg 26, Amersfoort, 3821 AL, The Netherlands	Ordinary	100%
Czech Republic	Avast Software s.r.o.	Pikrtova 1737/1a, 140 00 Prague 4, Czech Republic	Ordinary	100%
	Jumpshot s.r.o.	Pikrtova 1737/1a, 140 00 Prague 4, Czech Republic	Ordinary	99.9%
	FileHippo s.r.o.	Pikrtova 1737/1a, 140 00 Prague 4, Czech Republic	Ordinary	100%
Germany	Avast Deutschland GmbH	Otto-Lilienthal-Straße 6, 88046 Friedrichshafen,	Ordinary	100%

Country of incorporation	Registered office	Registered address	Class of shares held	Percentage of share held
		Germany
UK	AVG Technologies UK Limited	7th Floor 110 High Holborn, London, England, WC1V 6JS	Ordinary	100%
	Privax Limited	7th Floor 110 High Holborn, London, England, WC1V 6JS	Ordinary	100%
	Piriform Software Ltd	7th Floor 110 High Holborn, London, England, WC1V 6JS	Ordinary	100%
USA	AVAST Software, Inc.**	2625 Broadway Street, Redwood City, County of San Mateo, CA 94063, USA	Ordinary	100%
	Remotium Inc.	2625 Broadway Street, Redwood City, County of San Mateo, CA 94063, USA	Ordinary	100%
	TrackOFF, Inc.	3700 O’Donnell St, Baltimore, MD 21224	Ordinary	100%
	Sybil Software LLC	Corporation Service Company 251 Little Falls Drive, Wilmington, DE 19808, USA	Ordinary	100%
	Jumpshot, Inc.	2625 Broadway Street, Redwood City, County of San Mateo, CA 94063, USA	Ordinary	99.9%
	AVG Technologies USA, LLC	2625 Broadway Street, Redwood City, County of San Mateo, CA 94063, USA	Ordinary	100%
	Location Labs, LLC	2100 Powell St, Emeryville, CA 94608, USA	Ordinary	100%
	Piriform Inc.	Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808, USA	Ordinary	100%
Hong Kong	AVAST Software (Asia) Limited	10/F, Guangdong Investment Tower, 148 Connaught Road Central, Hong Kong	Ordinary	100%
Israel	AVG Mobile Technologies Ltd*	2 HaShlosha Street, Tel Aviv Yaffo 6706054, Israel (PO BOX 9244)	Ordinary	100%
Cyprus	Piriform Group Ltd	1 Constantinou Skokou St, Capital Chambers, 5th Floor, Agios Antonios, 1061 Nicosia, Cyprus	Ordinary	100%
	Piriform Limited	1 Constantinou Skokou St, Capital Chambers, 5th Floor, Agios Antonios, 1061 Nicosia, Cyprus	Ordinary	100%

Country of incorporation	Registered office	Registered address	Class of shares held	Percentage of share held
Australia	AVG Technologies AU Pty Ltd	C/- Intertrust Australia Pty Ltd, Suite 2, Level 25, 100 Miller Street, North Sydney NSW 2060” Australia	Ordinary	100%
Brasil	AVG Distribuidora de Tecnologias do Brasil Ltda.	Conj 38, R. Amazonas, 669 — Santa Paula, São Caetano do Sul — SP, 09520-070, Brasil	Ordinary	100%
Norway	AVG Technologies Norway AS	Lysaker Torg 5, 1366 Lysaker, Bærum, Norway	Ordinary	100%
Slovak Republic	INLOOPX s.r.o. ***	Poštová 1, 010 08 Žilina, Slovakia	Ordinary	100%
Switzerland	Avast Switzerland AG	Grosspeteranlage 29, 4052 Basel, Switzerland	Ordinary	100%
Serbia	Privax d.o.o. Beograd	Bulevar Mihaila Pupina 6, 11070 Belgrade-Novi Beograd, Serbia	Ordinary	100%
Japan	Avast Software Japan Godo Kaisha	1F and 2F Otemachi Building, 1-6-1 Otemachi, Chiyoda-ku, Tokyo, Japan	Ordinary	100%
Romania	Avast Software Romania S.R.L.	Municipiul Iasi, Strada Palas Nr. 7B-7C, Clădirea C1, United Business Center 3, Etaj 8, Judet Iasi, Romania	Ordinary	100%
Ireland	Avast Software Ireland Limited	5th Floor Beaux Lane House, Mercer Street, Lower Dublin 2 D02 DH60, Ireland	Ordinary	100%
Italy	Avast Software Italy s.r.l.	Viale Abruzzi 94 CAP 20131, Milano, Italy	Ordinary	100%

*
In liquidation.

**
As of 17 December 2020, Emerald Cactus Ventures, Inc. merged into AVAST Software, Inc.

***
As of 11 January 2021, Inloop s.r.o. changed its legal name to Avast Slovakia s.r.o.

The Company’s directly held subsidiary is Avast Holding B.V. All other subsidiaries are indirectly held.

Avast plc
Full Year Results 2018

CONSOLIDATED STATEMENT OF PROFIT AND LOSS
For the year-ended 31 December 2018
(Unaudited)
	Note	Year-ended 31 December 2018 $M	Year-ended 31 December 2017 $M
		(Unaudited)	(Unaudited) (restated)
REVENUE	9	808.3	652.9
Cost of revenues	12	(241.4)	(230.3)
GROSS PROFIT		566.9	422.6
Sales and marketing		(124.5)	(116.2)
Research and development		(68.9)	(68.2)
General and administrative		(125.2)	(113.9)
Total operating costs	13	(318.6)	(298.3)
OPERATING PROFIT		248.3	124.3
Analysed as:
Underlying Operating profit		415.3	299.7
Share-based payments	34	(13.9)	(7.7)
Exceptional items	10	(25.6)	(34.8)
Amortisation of intangible assets acquired through business combinations	16	(127.5)	(132.9)
Interest income	15	0.3	—
Interest expense	15	(85.8)	(90.4)
Other finance income and expense (net)	15	19.7	(62.8)
PROFIT (LOSS) BEFORE TAX		182.5	(28.9)
Income tax	17	58.7	(4.9)
PROFIT (LOSS) FOR THE FINANCIAL YEAR		241.2	(33.8)
Earnings/(losses) per share (in $ per share):
Basic EPS	18	0.26	(0.04)
Diluted EPS	18	0.25	(0.04)
The accompanying notes form an integral part of these financial statements.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
For the year-ended 31 December 2018
(Unaudited)
	Year-ended 31 December 2018 $M	Year-ended 31 December 2017 $M
	(Unaudited)	(Unaudited)
Profit (loss) for the financial year	241.2	(33.8)
Other comprehensive gains (losses):
Items that will not be reclassified subsequently to profit or loss (net of tax):
– Defined benefit plan actuarial gain	—	0.1
Items that may be reclassified subsequently to profit or loss:
– Translation differences	(1.6)	(1.6)
Total other comprehensive (losses)	(1.6)	(1.5)
Comprehensive income (loss) for the year	239.6	(35.3)
The accompanying notes form an integral part of these financial statements.

CONSOLIDATED STATEMENT OF FINANCIAL POSITION
As at 31 December 2018
(Unaudited)
Company registered number: 07118170	Note	31 December 2018 $M	31 December 2017 $M
		(Unaudited)	(Unaudited) (restated)
ASSETS
Current assets
Cash and cash equivalents	19	272.3	176.3
Trade and other receivables	20	82.9	93.2
Capitalised contract costs	21	31.2	27.1
Prepaid expenses		8.5	8.7
Inventory		0.5	0.5
Tax receivables	17	7.3	7.5
Other financial assets	22	0.4	1.0
		403.1	314.3
Non-current assets
Property, plant and equipment	23	29.3	29.5
Intangible assets	24	267.3	394.3
Deferred tax assets	17	204.1	66.3
Other financial assets	22	0.7	1.9
Capitalised contract costs	21	4.6	0.1
Prepaid expenses		2.0	0.4
Goodwill	25	1,993.7	1,986.7
		2,501.7	2,479.2
TOTAL ASSETS		2,904.8	2,793.5
SHAREHOLDERS’ EQUITY AND LIABILITIES
Current liabilities
Trade payables and other liabilities	26	64.0	74.1
Lease liability		0.4	1.7
Provisions	27	9.1	6.2
Income tax liability		40.4	28.1
Deferred revenue	28	384.3	324.3
Term loan	29	73.4	92.5
		571.6	526.9
Non-current liabilities
Lease liability		2.6	3.3
Provisions	27	0.9	1.2
Deferred revenues	28	51.2	54.5
Term loan	29	1,318.1	1,688.8
Financial liability	30	1.0	3.2
Other non-current liabilities		4.3	2.2
Deferred tax liabilities	17	54.7	78.3
		1,432.8	1,831.5
Shareholders’ equity
Share capital	32	129.0	371.7
Share premium, statutory and other reserves	32,33	275.9	3.3
Translation differences		(0.3)	1.3
Retained earnings		494.8	57.9
Equity attributable to equity holders of the parent		899.4	434.2
Non-controlling interest		1.0	0.9
		900.4	435.1
TOTAL SHAREHOLDERS’ EQUITY AND LIABILITIES		2,904.8	2,793.5
The accompanying notes form an integral part of these financial statements.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
For the year-ended 31 December 2018
(Unaudited)
	Note	Share Capital	Share premium, statutory and other reserves	Translation differences	Retained earnings	Equity attributable to equity holders of the parent	Non- controlling interests	Total equity
		$M	$M	$M	$M	$M	$M	$M
At 31 December 2016		565.3	73.1	2.9	82.5	723.8	0.7	724.5
Result of the year		—	—	—	(33.8)	(33.8)	—	(33.8)
Other comprehensive income		—	0.1	(1.6)	—	(1.5)	—	(1.5)
Comprehensive income (loss) for the period		—	0.1	(1.6)	(33.8)	(35.3)	—	(35.3)
Transfer within equity	32	23.0	(77.9)	—	54.9	—	—	—
Capital distribution	32	(219.1)	—	—	(45.7)	(264.8)	—	(264.8)
Share-based payments	34	—	7.5	—	—	7.5	0.2	7.7
Exercise of share options	34	2.5	0.5	—	—	3.0	—	3.0
At 31 December 2017		371.7	3.3	1.3	57.9	434.2	0.9	435.1
Result of the year		—	—	—	241.2	241.2	—	241.2
Other comprehensive income		—	—	(1.6)	—	(1.6)	—	(1.6)
Comprehensive income (loss) for the period		—	—	(1.6)	241.2	239.6	—	239.6
Primary proceeds	32	8.0	191.8	—	—	199.8	—	199.8
Group re-organisation	32	(250.8)	250.8	—	—	—	—	—
Capital reduction	32	—	(180.6)	—	180.6	—	—	—
Other movements		—	—	—	0.3	0.3	—	0.3
Share issue expense	32	—	(4.0)	—	—	(4.0)	—	(4.0)
Share-based payments deferred tax	17	—	—	—	14.8	14.8	—	14.8
Share-based payments	34	—	13.8	—	—	13.8	0.1	13.9
Exercise of options	34	0.1	0.8	—	—	0.9	—	0.9
At 31 December 2018 (Unaudited)		129.0	275.9	(0.3)	494.8	899.4	1.0	900.4
The accompanying notes form an integral part of these financial statements.

CONSOLIDATED STATEMENT OF CASH FLOWS
For the year-ended 31 December 2018
(Unaudited)
	Note	For the year ended 31 December 2018 $M	For the year ended 31 December 2017 $M
		(Unaudited)	(Unaudited)
Cash flows from operating activities
Profit (loss) for the financial year		241.2	(33.8)
Non-cash adj. to reconcile profit to net cash flows:
Income tax	17	(58.7)	4.9
Depreciation	16	13.4	15.4
Amortisation	16	130.3	136.6
Loss/(gain) on disposal of property, plant and equipment		(0.2)	0.7
Movement of provisions and allowances		3.5	(17.8)
Interest income	15	(0.3)	(0.1)
Interest expense, changes of fair values of derivatives and other non-cash financial expense	15	85.5	96.3
Shares granted to employees	34	13.9	7.7
Effect of exchange rate changes on cash and cash equivalents held in foreign currencies		(2.8)	3.4
Unrealised foreign exchange gains and losses and other non-cash transactions		(32.0)	56.0
Working capital adjustments:
(Increase)/decrease in trade and other receivables		4.1	(45.1)
Increase/(decrease) in trade and other payables		1.0	(10.6)
Increase in deferred revenues	28	56.9	147.7
Income tax paid		(79.8)	(54.8)
Net cash flows from operating activities		376.0	306.5
Cash flows from investing activities
Acquisition of property and equipment	23	(13.5)	(10.1)
Acquisition of intangible assets	24	(3.4)	(5.8)
Investment in subsidiary, net of cash acquired		(4.2)	(157.6)
Settlement of contingent consideration	26	(8.0)	(1.0)
Restricted cash		—	0.5
Interest received		0.3	0.2
Net cash used in investing activities		(28.8)	(173.8)
Cash flows from financing activities
Proceeds from issue shares	32	199.8	—
Transaction costs related to the issue shares	32	(4.0)	—
Capital distribution	32	—	(264.8)
Exercise of options	32, 34	0.9	3.0
Repayment of borrowings	29	(378.5)	(67.8)
Proceeds from borrowings	29	—	217.5
Transaction costs related to borrowings	29	(3.1)	(3.5)
Interest paid	29	(67.6)	(77.6)
Lease repayments		(1.5)	(0.5)
Net cash used from financing activities		(254.0)	(193.7)
Net increase/(decrease) in cash and cash equivalents		93.2	(61.0)
Effect of exchange rate changes on cash and cash equivalents held in foreign currencies		2.8	(3.4)
Cash and cash equivalents at beginning of period	19	176.3	240.7
Cash and cash equivalents at end of period	19	272.3	176.3
The accompanying notes form an integral part of these financial statements.

1.   GENERAL INFORMATION
Avast plc, together with its subsidiaries (collectively, “Avast”, “the Group” or “the Company”), is a leading global cybersecurity provider. Avast plc is a public limited company incorporated and domiciled in the UK, and registered under the laws of England & Wales under company number 07118170 with its registered address at 110 High Holborn, London WC1V 6JS. The ordinary shares of Avast plc are admitted to the premium listing segment of the Official List of the UK Financial Conduct Authority and trade on the London Stock Exchange plc’s main market for listed securities.
Prior to the Initial Public Offering (“IPO“), Avast Holding B.V. (“Avast Holding“) was the parent company of the Group for which consolidated financial statements were produced. On 10 May 2018 (the date of completion of the IPO, with 15 May 2018 representing admission to trading on the London Stock Exchange), the shareholders of Avast Holding transferred all of their shares in Avast Holding to Avast plc in exchange for ordinary shares of equal value in Avast plc (“Reorganisation“). This resulted in Avast plc becoming the new parent company of the Group. The financial information for the year ended 31 December 2018 (and comparative information for the year ended 31 December 2017) is presented as a continuation of Avast Holding.
These results do not comprise statutory accounts within the meaning of section 435 of the Companies Act 2006. Statutory accounts for the year ended 31 December 2018 have not been audited nor delivered to the registrar.
Prior to the Initial Public Offering (“IPO“), Avast Holding B.V. (“Avast Holding“) was the group for which consolidated financial statements were produced. On 10 May 2018 (the date of completion of the IPO, with 15 May 2018 representing admission to trading on the London Stock Exchange 2018), the shareholders of Avast Holding exchanged all their shares for Avast plc shares with Avast plc becoming the new holding company of the Avast Group (“Reorganisation“). Statutory accounts of Avast Holding for the year ended 31 December 2017 were approved by the Board of Directors on 27 April 2018 and were delivered to the Chamber of Commerce in Netherlands. The report of the independent auditor on those financial statements was unqualified and did not contain any statement as would be required under section 498 of the Companies Act 2006.
2.   BUSINESS COMBINATIONS IN 2018
Acquisition of Inloop s.r.o (“Inloop”)
On 1 August 2018, Avast Software s.r.o. acquired a 100% stake in Inloop s.r.o. (“Inloop”) on behalf of INLOOPX s.r.o (“INLOOPX”), a mobile engineering services firm based in Slovakia. The reason for the acquisition was to obtain the skilled team of engineers to strengthen Avast’s Mobile business.
The transaction represented a business combination with Avast Software s.r.o. being the acquirer. The acquisition date was determined to be 1 August 2018. The former shareholders of Inloop do not have ongoing involvement in the business or with the Avast Group, following the acquisition.
The fair value of the consideration at the acquisition date was determined by the Group to be EUR 7.3 million ($8.6 million) and comprised the following components:
•
Initial payment — on the acquisition date EUR 4.0 million ($4.7 million) was paid in cash to the owners of Inloop ($4.2 million net of cash acquired).

•
Retention Earn-out payment — the earn-out of up to EUR 3.6 million ($4.2 million) represented a contingent consideration payable in cash 18 months after the acquisition date. As of the acquisition date, the probability weighted discounted present value of the earn-out was determined to be EUR 3.0 million ($3.5 million).

•
Consolidation Earn-out payment — the earn-out of up to EUR 0.4 million ($0.4 million) represented a contingent consideration payable in cash 12 months after the acquisition date. As of the acquisition date, the probability weighted discounted present value of the earn-out was determined to be EUR 0.3 million ($0.4 million).

The fair value of assets acquired and liabilities incurred on the acquisition date was determined on final basis as follows:
($ ‘m)	Fair Value at 1 August 2018 (Unaudited)
Cash	0.4
Personal property	0.2
Trade and other receivables	1.5
Total Assets	2.1
Total Liabilities	0.5
Net Assets acquired	1.6
Consideration given	8.6
Goodwill	7.0
The business combination results in the recognition of goodwill of $7.0 million which is tested for impairment at least annually. The large proportion of goodwill to other identified assets is due to Inloop not having any significant identifiable assets other than the skilled workforce (the obtaining of which was the main purpose of the acquisition). The carrying value of goodwill is not expected to be tax deductible.
The revenues and net profit of the Group for the year ended 31 December 2018 would not have been significantly different had the acquisition occurred at the beginning of the reporting period (1 January 2018).
3.   BUSINESS COMBINATIONS IN 2017
Acquisition of Piriform and FileHippo
On 18 July 2017, Avast BV acquired a 100% stake in Piriform Group Ltd. for a consideration of $121.4 million. At the same time, Avast Software s.r.o. acquired a download website, FileHippo, for a consideration of $6.0 million from Well Known Media Ltd. Shareholders of Well Known Media Ltd. also owned the Piriform Group Ltd.
Piriform Group Ltd. develops popular cleaning and optimization software for PCs and mobile devices. FileHippo is a download website that offers computer software. The primary reason for the acquisition was to obtain access to the user base of the Piriform Group Ltd. and leverage revenue synergies between the two companies and product lines.
Under IFRS 3: Business Combinations (“IFRS 3”), the transaction represents a business combination with both Avast BV and Avast Software s.r.o. being the acquirers. The acquisition date was determined to be 18 July 2017.

The fair value of the consideration at the acquisition date was determined by the Group to be $127.4 million for 100% ownership. The consideration given was paid in cash.
($’m)	Fair value at 18 July 2017 (Unaudited)
Assets
Cash and cash equivalents	8.5
Trade and other receivables	2.3
Prepaid expenses	0.2
Tax receivables	0.1
Current assets	11.1
Property, plant and equipment	0.3
Intangible assets	32.6
Non-current assets	32.9
Total Assets	44.0
Shareholders’ equity and liabilities
Trade and other payables	1.4
Deferred revenues	—
Current liabilities	1.4
Deferred tax liabilities	6.1
Non-current liabilities	6.1
Total Liabilities	7.5
Net Assets acquired	36.5
Consideration given	127.4
Goodwill	90.9
The business combination resulted in the recognition of goodwill of $90.9 million which is tested for impairment at least annually. The goodwill of $90.9 million comprises of the cross-sale of Avast and Piriform products, improvements of the trial to a premium conversion rate, the move from one-off licences to recurring licences and future software upgrades. The carrying value of goodwill is not expected to be tax deductible.
The Group incurred acquisition-related transactions costs of $2.6 million, which were recorded as General and administrative expenses in the statement of comprehensive income.
The revenues of the Group for the year ended 31 December 2017 were $652.9 million, to which Piriform Group Ltd. and FileHippo contributed $6.1 million. If the business combination had occurred at the beginning of the reporting period (1 January 2017) the revenues of the Group would have been $663.6 million and the contribution of Piriform Group Ltd. and FileHippo would have been $16.8 million.
The net result of the Group for the year ended 31 December 2017 was a net loss of $33.8 million, to which Piriform Group Ltd. and FileHippo contributed a net profit of $0.4 million. If the business combination had occurred at the beginning of the reporting period (1 January 2017), the net loss of the Group would have been a net loss of $32.4 million and the contribution of Piriform Group Ltd. and FileHippo would have been a net profit of $1.8 million.

4.   APPLICATION OF NEW AND REVISED IFRS STANDARDS
Newly adopted standards
IFRS 9 Financial Instruments
The standard introduces new requirements for the classification and measurement of financial instruments, the impairment of financial assets and hedge accounting. The Group applied the standard as of 1 January 2018 using the modified retrospective approach. The adoption has not had a material impact on the recognition, classification and measurement of financial assets and liabilities. The term loan has been classified as a financial liability at amortised cost.
Based on the evaluation of the loan, the Group applied the judgement that the repricing of the margin on the loan to market terms, which is allowed for in the terms of the loan, was a change in contractual variable payments to be accounted for by altering prospectively the effective interest rate consistent with the requirements for IFRS 9.5.4.5 for floating rate loans.
The Group has adopted the expected loss model for impairment of receivables. The adoption of the model had no material impact compared to the existing reserve methodology employed by the Company on the carrying value of receivables as of 1 January 2018.
The Group applies practical expedients when measuring the expected credit loss. The Group applies simplified approach and recognises expected lifetime loss allowance to trade receivables and contract assets. Expected lifetime loss is calculated using the provision matrix, which assigns provision rates to classes of receivables based on number of days they are overdue, based on Group’s historical credit loss experience adjusted for forward-looking development. The classes of receivables are stratified per types of customers by operating segments between the Consumer and SMB receivables.
IFRS 15 Revenue from Contracts with customers
The objective of IFRS 15 is to establish the principles that an entity shall apply to report useful information to users of financial statements about the nature, amount, timing, and uncertainty of revenue and cash flows arising from a contract with a customer. The Group applied the standard as of 1 January 2018.
The Group decided to apply the modified retrospective method of adoption under which IFRS 15 requires restatement of those contracts which are not completed as at the date of adoption. The Group performed an analysis of these contracts and concluded that the impact of adoption has no material impact on the Group’s consolidated financial statements other than that capitalized contract costs are now presented separately.
Following the implementation of IFRS 15, contract related fees (such as commissions to e-commerce shopping cart and online payment processes service providers) were reclassified from prepaid expenses and are now presented as current capitalised contract costs of $31.2 million (2017: $27.1 million) and as non-current capitalised contract costs of $4.6 million (2017: $0.1 million) as of 31 December 2018. There is no impact on the consolidated statement of profit and loss.
The Group also uses a practical expedient not to adjust the promised amount of consideration for the effects of a significant financing component if the Group expects, at contract inception, that the period between when the Group transfers a promised good or service to a customer and when the customer pays for that good or service will be one year or less.
The standard required entities to exercise judgement, taking into consideration all of the relevant facts and circumstances when applying each step of the model to contracts with their customers. The standard also specifies the accounting for the incremental costs of obtaining a contract and the costs directly related to fulfilling a contract. The Group has assessed principal versus agent consideration to be a key judgement area.
The Group has revenue arrangements with resellers, payment providers, partners and other third parties. When the Group concludes that it has control over the provided product or service before that product or service is transferred to the customer, the Group acts as principal and revenues for satisfying the performance obligations are recognised on a gross basis (before deduction of resellers’ commissions, payment provider fees and the third party costs). Otherwise revenues are recognised on a net basis.
•
Management evaluated that the Group is principal in the direct sales of software licences through its E-commerce partners directly to end customers.

•
The Group also sells subscription software licences through an e-shop directly to end customers in cooperation with certain payment gateway providers. Revenue from sales through the e-shop are accounted for on a gross basis before the deduction of payment gateway fees. The Group controls the promised products before transferring them to the customer.

•
Revenue share on sales made by Mobile Network Operators (“MNOs”) partners of various products of Location Labs, Inc. (“Location Labs”) are recognised net of partners’ commissions as the MNOs act as principals in contracts with the end customers.

•
Sales of third party solutions are accounted for net of the costs of the third party providing the product or service to the end customer. The provision of the product or service to the end customer is the responsibility of the third party. Refer to Note 7, section Gross versus net revenue accounting for further comments.

The standard also specifies the accounting for the incremental costs of obtaining a contract and the costs directly related to fulfilling a contract. The Group evaluated the commissions, payment and other fees and third party licence costs related to the subscription software licences as incremental costs of obtaining a contract. As a result of IFRS 15, these capitalised contract related costs have now been classified separately in the statement of financial position, and the comparative balances have been reclassified for consistency purposes. Previously these costs were classified within prepaid expenses.
Standards issued but not yet effective
The Group has not applied the following new or revised standards and interpretations that have been issued, but are not yet effective:
IFRS 16 Leases
On 13 January 2016, IASB issued a new standard that sets out the principles for the recognition, measurement, presentation and disclosure of leases. The standard provides a single lessee accounting model, requiring lessees to recognise assets and liabilities for all leases unless the lease term is 12 months or less or the underlying asset has low value. The standard applies to annual reporting periods beginning on or after 1 January 2019.
The Group applies the standard as of 1 January 2019 using the modified retrospective approach and will not restate comparative amounts for the year prior to first adoption. Right-of-use assets will be measured at the amount of the lease liability on adoption (adjusted for any prepaid or accrued lease expenses and assessed for impairment at the date of initial application).
The Group has used the following practical expedients permitted by the standard:
•
not to apply this Standard to contracts that were not previously identified as containing a lease applying IAS 17 and IFRIC 4

•
the use of a single discount rate to a portfolio of leases with reasonably similar characteristics

•
the adjustment of the right-of-use asset for any recognised onerous lease provisions, instead of performing an impairment review

•
the accounting for operating leases with a remaining lease term of less than 12 months as at 1 January 2019 as short-term leases

•
the exclusion of initial direct costs for the measurement of the right-of-use asset at the date of initial application, and

•
the use of hindsight in determining the lease term where the contract contains options to extend or terminate the lease.

As at the reporting date, the Group has non-cancellable net operating lease commitments of $87.7 million, see Note 36. Of these commitments, approximately $0.5 million relate to short-term leases which will be recognised on a straight-line basis as an operating expense in the consolidated statement of profit and loss. The Group has no low-value leases such as laptops and printers as these are purchased versus leased.
The impact of the initial recognition on 1 January 2019 is as follows:
($’m)	1 January 2019
Right-of-use assets	69.7
Prepayments	(2.0)
Accrued leased payments	4.0
Lease liabilities	(71.7)
The expected impact on the consolidated statement of profit and loss for the year 2019 (tax impact not included):
($’m)	IAS 17	Adjustment	IFRS 16
Operating costs	(8.5)	8.5	—
Depreciation	—	(7.6)	(7.6)
Interest expense	—	(2.3)	(2.3)
Net profit before tax	(8.5)	(1.4)	(9.9)
5.   BASIS OF PREPARATION
The unaudited consolidated financial statements of the Group have been prepared in accordance with International Financial Reporting Standards as adopted by the European Union (“IFRS”). The consolidated financial statements have been prepared on a historical cost basis and are presented in US dollars. All values are rounded to the nearest 0.1 million ($’m), except where otherwise indicated.
As there was no change in control with the Reorganisation (see Note 1) involving Avast plc becoming the new holding company of the Group in a share for share exchange, the financial information for the year ended 31 December 2018 (and comparative information for the year ended 31 December 2017) is presented as a continuation of Avast Holding. A movement in share capital, share premium and other reserves is reflected in the statement of changes in equity at the date of the Reorganisation.
Under section 408 of the Companies Act 2006, the parent company is exempt from the requirement to present its own profit and loss account.
The Group uses the direct method of consolidation, under which the financial statements are translated directly into the presentation currency of the Group, the US Dollar (“USD”). The consolidation of a subsidiary begins when the Group obtains control over the subsidiary, and continues to be consolidated until the date when such control ceases. All intra-group balances, transactions, unrealized gains and losses resulting from intra-group transactions and dividends are eliminated in full on consolidation.
The directors have reviewed the projected cash flow and other relevant information and have a reasonable expectation that the Group has adequate resources to continue in operational existence for the foreseeable future. For this reason, the directors continue to adopt the going concern assumption in preparing the consolidated financial statements.
Change in accounting policy — effect of IFRS 15 adoption
Refer to Note 4 for the description of the impact on the financial statements of the adoption of IFRS 15.

Change in accounting policy — reclassification of certain costs
From 1 January 2018, the Group presents certain overhead costs related to office leases within general and administrative costs instead of allocating them to cost of revenues, sales and marketing, research and development and general and administrative categories. Comparative balances have been adjusted for consistency purposes. This change has no overall effect on profit for the period or earnings per share (“EPS”).
($’m)	31 December 2017 (Unaudited)	Change in accounting policy – reclassification of office costs	31 December 2017 (Unaudited) (restated)
Revenues	652.9	—	652.9
Cost of revenues	(232.8)	2.5	(230.3)
Gross Profit	420.1	2.5	422.6
Sales and marketing	(121.4)	5.2	(116.2)
Research and development	(75.5)	7.3	(68.2)
General and administrative	(98.9)	(15.0)	(113.9)
Total Operating costs	(295.8)	(2.5)	(298.3)
Operating Profit	124.3	—	124.3
The reclassification was made to align the consolidated statement of profit and loss with the internal operating costs classification.
6.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The accounting policies used in preparing the historical financial information are set out below. These accounting policies have been consistently applied in all material respects to all periods presented except for the changes described in Notes 4 and 5.
Revenue recognition
Revenue is measured based on the consideration specified in the contract with a customer and excludes taxes and duty. The Group recognizes the revenue when it transfers control over a product and service to a customer. Each contract is evaluated to determine whether the Group is the principal in the revenue arrangements.
Revenues from individual products and services are aggregated into the following categories:
Consumer
Direct
The principal revenue stream of the Group is derived from the sale of its software and related services for desktop and mobile which protect users’ security, online privacy and device performance. Licence agreements with customers include a pre-defined subscription period during which the customer is entitled to the usage of the products, including updates of the software. The typical length of a subscription period is 1, 12, 24, or 36 months. Antivirus software require frequent updates to keep the software current in order for it to be beneficial to the customer and the customer is therefore required to use the updated software during the licence period. This provides evidence that the licence grants the right to access the software over time and therefore revenue is recognised over the term of the licence. The software licence, together with the unspecified updates, form a single distinct performance obligation.
The Group mainly sells software licences through direct sales (mainly through e-commerce services providers including Digital River and the Group’s e-shop) to customers. However, the Group also sells a small portion through indirect sales via the Group’s retailers and resellers. See Note 7 for the judgements made in determining whether the Group acts as a principal or agent.

Deferred revenue represents the contract liability arising from contracts with customers. The portion of deferred revenues that will be recognised as revenue in the 12 months following the balance sheet date is classified as current, and the remaining balance is classified as non-current. Deferred revenue also materially represents the transaction price relating to sales of software licences that is allocated to future performance obligations. Some of the Group’s products can be used on a one-time basis (VPN and Utilities), in which case sales are recognised immediately as revenue.
Location Labs, Inc. (“Location Labs”) provides mobile security solutions that partner with MNOs providing locator, phone controls and drive safe products to their customers. The revenues generated by these arrangements are based on revenue share percentages as stated in the MNO agreements. Revenue is recognised on a net basis, after deduction of partners` commissions, based on the delivery of monthly services to the end customers of the MNOs.
The Group also sells a limited amount of physical CDs through its distributors which then sell the Group’s products (Internet Security and Antivirus Software) to retail stores. The retail revenue is recognised on a gross basis, before the deduction of distributors commissions, ratably over the subscription period.
The Group reduces revenue for estimated sales returns. End users may return the Group’s products, subject to varying limitations, through resellers or to the Group directly for refund within a reasonably short period from the date of purchase. The Group estimates and records provisions for sales returns based on historical experience. The amount of such provisions is not material.
Indirect
Consumer indirect revenues arise from several products and distribution arrangements that represent the monetisation of the user base. The most significant sources of revenues are:
•
Google — The Group has two distribution arrangements with Google Ireland Limited (“Google”) pursuant to which the Group is paid fees in connection with the Group’s offers to users of Google Chrome or Google Toolbar. The Group recognises revenue from Google in full in the month they are earned as the Group has no subsequent performance obligations after the date of sale.

•
Secure Browsing — The Group’s Secure browser earns the Group a share of advertising revenue generated by end user search activity. Revenue is recognised immediately as the Group has no performance obligation after the date of sale.

•
Advertising — Other Consumer Indirect derived revenues are comprised of advertising fees and product fees. Advertising fees are earned through advertising arrangements the Group has with third parties whereby the third party is obligated to pay the Group a portion of the revenue they earn from advertisements to the Group’s end users. Amounts earned are reflected as revenue in the month the advertisement is delivered to the end user. The Group also receives product fees earned through arrangements with third parties, whereby the Group incorporates the content and functionality of the third party into the Group’s product offerings. Fees earned during a period are based on the number of active clients with the installed third-party content or functionality multiplied by the applicable client fee.

•
Analytics — The Group offers big data and marketing analytics through its entity, Jumpshot Inc. (“Jumpshot”), generating mostly recurring subscription revenue. Subscriptions are recognised ratably over the subscription period covered by the contract.

Small and Medium-sized business (“SMB”)
SMB includes subscription revenue targeted at small and medium-sized businesses. Revenue is generated through the sale of security software and other IT managed solutions (including CloudCare and AVG Managed Workplace). CloudCare is a cloud-based security suite designed for SMBs and third party managed service providers who can use this tool to manage security on behalf of their clients. Managed Workplace is a remote monitoring and management platform. Licences under these management solutions are provided in conjuction with hosting services as the customers have no control over the software independently. The licence is not distinct and would be combined with the hosting service as a single performance obligation. The performance obligation is typically satisfied over the subscription term, beginning on the date that service is made available to the customer. Revenues from sales of CloudCare and AVG Managed Workplace are recognised on a gross basis, before deduction of the payment gateways fees.
Cost of revenues
Expenses directly connected with the sale of products and the provision of services, e.g. commissions, payments and other fees and third party licence costs related to the subscription software licences, are recognised as cost of revenues.
Capitalised contract costs
The Group pays commissions, third party licence costs and payment fees to resellers and payment providers for selling the subscription software licences to end customers. Capitalised contract costs are amortised over the licence period and recognised in the cost of revenues. Capitalised contract costs are subject to an impairment assessment at the end of each reporting period. Impairment losses are recognised in profit or loss.
Taxes
Current income tax assets and liabilities recognised are the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted at the reporting date in the country where the Group operates and generates taxable income.
Deferred tax is recognised for all temporary differences, except:
•
where the deferred tax arises from the initial recognition of goodwill or of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

•
in respect of taxable temporary differences associated with investments in subsidiaries, associates and interests in joint ventures, where the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred tax assets are recognised to the extent that it is probable that taxable profits will be available, whereby the deductible temporary differences and the carry forward of unused tax credits and unused tax losses, can be utilised.
The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilised. Unrecognised deferred tax assets are reassessed at each reporting date and are recognised to the extent that it has become probable that future taxable profits will allow the deferred tax asset to be recovered.
Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realised or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date for the respective tax jurisdiction.
Deferred tax items are recognised in correlation to the underlying transaction either in other comprehensive income or directly in equity. Deferred tax assets and deferred tax liabilities are offset if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.
Foreign currency translation
The Group’s historical financial information is presented in US dollars (“USD” or “$”). The functional currencies of all Group entities are presented in the table below. Each entity in the Group (including branch offices not representing incorporated entities) determines its own functional currency, and items included in the financial statements of each entity are measured using that functional currency. For the purposes of inclusion in the historical financial information, the statement of financial position of entities with non-USD functional currencies are translated into USD at the exchange rates prevailing at the balance sheet date and the income statements are translated at the average exchange rate for each month of the relevant year. The resulting net translation difference is recorded in other comprehensive income.
The functional currencies of the Group’s main entities are as follows:
Company or branch	Functional currency
Avast plc	USD
Avast Holding B.V.	USD
Avast Operations B.V.	USD
Avast Software B.V.	USD
Avast Software s.r.o.	USD
Avast Software, Inc.	USD
Avast Corporate Services B.V.	USD
AVG Technologies Canada Inc.	CAD
Avast Deutschland GmbH	EUR
AVG Technologies UK Limited	GBP
AVG Technologies USA, Inc.	USD
FileHippo s.r.o.	CZK
InloopX s.r.o.	EUR
Location Labs, Inc	USD
Piriform Group Limited	GBP
Piriform Limited	GBP
Piriform Software Limited	GBP
Piriform, Inc.	USD
Privax Limited	USD
TACR Services, Inc.	USD
Jumpshot s.r.o.	CZK
Jumpshot, Inc.	USD
Transactions in foreign currencies are initially recorded by the Group entities at their respective functional currency rates prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are recalculated at the functional currency spot rate of exchange valid at the reporting date. All differences are recorded in the statement of profit and loss as finance income and expenses.
Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates at the dates of the initial transactions.
Business combinations
Business combinations are accounted for using the acquisition method. The cost of an acquisition is measured as the aggregate of the consideration transferred measured at acquisition date fair value and the amount of any non-controlling interests in the acquiree. For each business combination, the Group elects whether to measure the non-controlling interests in the acquiree at fair value or at the proportionate share of the acquiree’s identifiable net assets. Acquisition-related costs are expensed as incurred and included in administrative expenses.

When the Group acquires a business, it assesses the financial assets and liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic circumstances and pertinent conditions as at the acquisition date. If the business combination is achieved in stages, any previously held equity interest is re-measured at its acquisition date fair value and any resulting gain or loss is recognised in profit or loss. It is then considered in the determination of goodwill.
Any contingent consideration to be transferred by the acquirer will be recognised at fair value at the acquisition date. Contingent consideration classified as an asset or liability that is a financial instrument and within the scope of IAS 39 Financial Instruments: Recognition and measurement. Contingent consideration is measured at fair value with changes in fair value recognised in profit or loss. Contingent consideration that is classified as equity is not re-measured and subsequent settlement is accounted for within equity.
Goodwill is initially measured at cost, being the excess of the aggregate of the consideration transferred and the amount recognised for non-controlling interests, and any previous interest held, over the net identifiable assets acquired and liabilities assumed. If the fair value of the net assets acquired is in excess of the aggregate consideration transferred, the Group re-assesses whether it has correctly identified all of the assets acquired and all of the liabilities assumed and reviews the procedures used to measure the amounts to be recognised at the acquisition date. During the measurement period, which may be up to one year from the acquisition date, the Group may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the Consolidated Statement of Profit and Loss.
After initial recognition, goodwill is measured at cost less any accumulated impairment losses. For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to each of the Group’s cash-generating units that are expected to benefit from the combination, irrespective of whether other assets or liabilities of the acquiree are assigned to those units.
Intangible Assets
Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in business combination is their fair value as at the date of acquisition.
Intangible assets are carried at cost less accumulated amortisation and accumulated impairment losses.
Intangible assets with finite lives are amortised over their useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortisation period for an intangible asset with a finite useful life is reviewed at least at the end of each reporting period. The amortisation expense on intangible assets with finite lives is recognised in the Consolidated Statement of Profit and Loss in the expense category consistent with the function of the intangible assets.
Indefinite lived intangibles are not amortised but are tested for impairment annually and for impairment indicators on a quarterly basis. The assessment of indefinite life is reviewed annually to determine whether the indefinite life assumption continues to be appropriate.
The useful economic lives of intangible assets are as follows:
Years
Developed technology	4 – 5
Avast & FileHippo Trademark	Indefinite
Piriform Trademark	10
AVG Trademark	6
Customer relationships and user base	4
Other licensed intangible assets	3 – 5

Research and development costs
Research costs are expensed when incurred as the criteria for capitalisation are not met. Development expenditures are recognised as an intangible asset when the Group can demonstrate:
•
the technical feasibility of completing the intangible asset so that the asset will be available for use or sale;

•
its intention to complete and its ability and intention to use or sell the asset;

•
how the asset will generate future economic benefits;

•
the availability of resources to complete the asset; and

•
the ability to measure reliably the expenditure during development.

Development expenditure incurred on minor or major upgrades, or other changes in software functionalities does not satisfy the criteria, as the product is not substantially new in its design or functional characteristics. Such expenditure is therefore recognised as an expense in the Consolidated Statement of Profit or Loss as incurred.
Goodwill
Goodwill is assessed as having an indefinite useful life and is tested for impairment annually.
Property, plant and equipment
Property, plant and equipment are carried at cost less accumulated depreciation and accumulated impairment losses. Cost comprises the aggregate amount paid and the fair value of any other consideration given to acquire the asset and includes costs directly attributable to making the asset capable of operating as intended.
The present value of the expected cost for the restoration of rented premises after the end of their use is included in the cost of construction if the recognition criteria for a provision are met.
Ordinary repairs and maintenance costs are charged to the statement of profit and loss during the accounting period during which they are incurred.
Depreciation is recorded on a straight-line basis over the estimated useful life of an asset, as follows:
Years
Leasehold improvements	over the lease term
Machinery and equipment	2 – 5
Vehicles	4 – 5
Gains or losses arising from the de-recognition of tangible assets are measured as the difference between the net disposal proceeds and the carrying amount of the asset and are recognised in the Consolidated Statement of Profit and Loss when the asset is de-recognised.
Impairment
The Group assesses at each reporting date whether there is an indication that an asset may be impaired. If any indication exists, or when annual impairment testing for an asset is required, the Group estimates the asset’s recoverable amount. An asset’s recoverable amount is the higher of an asset’s or cash-generating unit’s (“CGU”) fair value less costs of disposal or its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets.
Where the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. In determining fair value less costs of disposal, recent market transactions are taken into account, if available. If no such transactions can be identified, an appropriate valuation model is used.
Impairment losses of continuing operations are recognised in the Consolidated Statement of Profit and Loss in those expense categories consistent with the function of the impaired asset. For assets excluding goodwill, an assessment is made at each reporting date as to whether there is any indication that previously recognised impairment losses may no longer exist or may have decreased. The reversal is limited so that the carrying amount of the asset does not exceed the lower of its recoverable amount or the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised for the asset in prior years. Such reversal is recognised in the Consolidated Statement of Profit and Loss.
Goodwill and intangible assets with indefinite useful lives are tested for impairment annually as at 31 December at the operating segment level, which is the smallest group of CGUs to which the Goodwill and intangible assets with indefinite useful life can be allocated. Goodwill is allocated to the groups of CGUs, that corresponds with operating segments (Consumer and SMB) according to the allocation from past business combinations — see Note 9. Intangible assets with indefinite useful lives are all allocated to the Group of CGUs that corresponds to the Consumer operating segment.
Operating leases
Leases where the lessee does not obtain substantially all the risks and rewards of ownership of the asset are classified as operating leases. Operating lease payments, other than contingent rentals, are recognised as an expense in the Consolidated Statement of Profit and Loss on a straight-line basis over the lease term.
Employee stock option plans
Employees of the Group receive remuneration in the form of share-based payment transactions whereby employees render services as consideration for equity instruments (equity-settled transactions).
Equity-settled transactions
The cost of equity-settled transactions is determined based on the fair value of the share-based payment award at the date when the grant is made, taking into account the market and non-vesting conditions, using an appropriate valuation model. Non-market vesting conditions, are not taken into account in determining the fair value of the award. The cost is recognised, together with a corresponding increase in other capital reserves in equity, over the period in which the performance or service conditions are fulfilled. The cumulative expense recognised for equity-settled transactions at each reporting date until the vesting date reflects the extent to which the vesting period has expired and the Group’s best estimate of the number of equity instruments that will ultimately vest. The Consolidated Statement of Profit and Loss expense or credit for a period represents the movement in cumulative expense recognised as at the beginning and end of that period and is recognised in compensation expense.
No expense is recognised for awards that do not ultimately vest, except for equity-settled transactions where vesting is conditional upon a market or non-vesting condition, which are treated as vesting irrespective of whether or not the market or non-vesting condition is satisfied, provided that all other performance and/or service conditions are satisfied.
When the terms of an equity-settled transaction are modified, where the modification increases the total fair value of the share-based payment transaction, or is otherwise beneficial to the employee as measured at the date of modification, additional expense is recognised. When an equity-settled award is cancelled other than by forfeiture, it is treated as if it vested on the date of cancellation, and any expense not yet recognised for the award is recognised immediately. This includes any award where non-vesting conditions within the control of either the entity or the employee are not met. However, if a new award is substituted for the cancelled award, and designated as a replacement award on the date that it is granted, the cancelled and new awards are treated as if they were a modification of the original award. The dilutive effect of outstanding options is reflected in the computation of diluted earnings per share.
Employee benefits
Pension obligations
Contributions are made to the Government health, retirement benefit and unemployment plans at statutory rates applicable during the period and are based on gross salary payments. The arrangements of the Government health, retirement benefit and unemployment plans qualify as defined contribution plans. The Group has no further payment obligations once the contributions have been paid. The expense for the contributions is charged to profit and loss in the same period as the related salary expense. As a benefit for employees, the Group also makes contributions to defined contribution schemes operated by external (third party) pension companies. These contributions are charged to profit and loss in the period to which the contributions relate.
Defined contribution plans
The Group maintains a defined contribution 401(k) retirement savings plan for its U.S. employees. Each participant in the 401(k) retirement savings plan may elect to contribute a percentage of his or her annual compensation up to a specified maximum amount allowed under U.S. Internal Revenue Service regulations. The Group matches employee contributions to a maximum of 4% of the participant annual compensation.
Redundancy and termination benefits
Redundancy and termination benefits are payable when employment is terminated before the normal retirement or contract expiry date. The Group recognises redundancy and termination benefits when it is demonstrably committed to have terminated the employment of current employees according to a detailed formal plan without possibility of withdrawal. Benefits falling due more than 12 months after the balance sheet date are discounted to present value. There are no redundancy and termination benefits falling due more than 12 months after the balance sheet date.
Key management personnel
The Group discloses the total remuneration of key management personnel (“KMP”) as required by
IAS 24 — Related party disclosures. The Group includes within KMP all individuals (and their family members, if applicable) who have authority and responsibility for planning, directing and controlling the activities of the Group. KMP include all members of the Board and the senior executives of the Group. See Note 35 for more details.
Financial instruments
Financial assets and liabilities are recognised on the Group’s Consolidated Statement of Financial Position when the Group becomes a contractual party to the instrument. When financial instruments are recognised initially, they are measured at fair value, which is the transaction price plus, in the case of financial assets and financial liabilities not measured at fair value through profit and loss, directly attributable transaction costs.
All assets and liabilities for which fair value is measured or disclosed in the financial statements are categorised within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:
•
Level 1 — Quoted (unadjusted) market prices in active markets for identical assets or liabilities;

•
Level 2 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable; and

•
Level 3 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable.

Trade and other receivables
Trade receivables are at initial recognition recorded at the original invoice amount, including value-added tax and other sales taxes. At subsequent reporting dates, the carrying amount is decreased by the expected lifetime loss allowance attributable to the receivable or group of receivables based credit assessment of the counterparty or estimate for relevant group of receivables respectively.
Bad debts are written off in the period in which they are determined to be completely unrecoverable.
Cash and cash equivalents
For the purpose of the Consolidated Statement of Cash Flows, cash and cash equivalents consist of cash at bank, cash in hand and short-term deposits with an original maturity of three months or less.
The Group´s Consolidated Statement of Cash Flows is prepared based on the indirect method from the Consolidated Statement of Financial Position and Consolidated Statement of Profit and Loss.
Pledged or restricted assets
Financial assets transferred to third parties as collateral, assets that are pledged and assets as to which the Group has otherwise restricted dispositions are classified as other long-term receivables, if the period until which the restriction ends or return of the assets in question will take place is more than 12 months from the balance sheet date.
Trade payables and other liabilities
Trade payables and other liabilities are recognised at their amortised cost which is deemed to be materially the same as the fair value.
Change in accounting policy
The Group combined and reclassified trade and other payables and other current liabilities. Comparative information as of 31 December 2017 was adjusted accordingly.
Loans
Loans are initially recognised at their fair value net of transaction costs and subsequently measured at amortised cost using the effective interest method. The effective interest rate is the rate that exactly discounts the estimated future cash payments or receipts over the expected life of the financial instrument or a shorter period, where appropriate, to the net carrying amount of the financial liability. Interest income is included in finance income in the Consolidated Statement of Profit and Loss.
Derivative financial instruments
Derivatives are initially recognised at fair value at the date a derivative contract is entered into and are subsequently re-measured at fair value at the end of each reporting period. The resulting gain and loss is recognised in profit and loss immediately.
A derivative embedded within a host contract containing a financial asset host is not accounted for separately. The financial asset host together with the embedded derivative is required to be classified in its entirety as a financial asset at fair value through profit or loss.
De-recognition of financial instruments
A financial asset or liability is generally de-recognised when the contract that gives right to it is settled, sold, cancelled or expires.

When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a de-recognition of the original liability and the recognition of a new liability, and the difference in the respective carrying amounts is recognised in the Consolidated Statement of Profit and Loss.
Provisions
Provisions are recognised when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.
Restructuring provisions
Restructuring provisions are recognised only when the Group has a constructive obligation, which is when a detailed formal plan identifies the business or part of the business concerned, the location and number of employees affected, a detailed estimate of the associated costs, and an appropriate timeline, and the employees affected have been notified of the plan’s main features.
Onerous contracts
If the Group has a contract that is onerous, the present obligation under the contract is recognised and measured as a provision. However, before a separate provision for an onerous contract is established, the Group recognises any impairment loss that has occurred on assets dedicated to that contract.
An onerous contract is a contract under which the unavoidable costs (i.e., the costs that the Group cannot avoid because it has the contract) of meeting the obligations under the contract exceed the economic benefits expected to be received under it. The unavoidable costs under a contract reflect the least net cost of exiting from the contract, which is the lower of the cost of fulfilling it and any compensation or penalties arising from failure to fulfil it.
Financial income and expenses
Financial income consist of interest income. Financial expenses consist of net foreign exchange gains and losses, interest expense and net other financial expense. When a non-current liability is discounted to a net present value the unwinding of the discount is presented as an interest expense.
Exceptional items
Exceptional items are material or non-recurring items of income and expense which the Group believes should be separately disclosed to show the underlying business performance of the Group more accurately. Such items are separately disclosed on the face of the Consolidated Statement of Profit and Loss and in the notes to the consolidated financial statements. Examples of such items include legal and advisory costs related to acquisition, integration, strategic restructuring program costs and cost of impairment.
7.   SIGNIFICANT ACCOUNTING JUDGEMENTS, ESTIMATES AND ASSUMPTIONS
The preparation of financial statements in accordance with IFRS requires the use of judgements, estimates and assumptions that affect the reported amount of assets and liabilities and the reported amounts of revenues and expenses during reporting periods.
In the process of applying the Group’s accounting policies, management has made the following judgements, which have the most significant effect on the amounts recognised in the historical financial information:
Gross versus net revenue accounting
The Group has revenue arrangements with resellers, payment providers, partners and other third parties. When the Group concludes that it has control over the provided product or service before that product or service is transferred to the customer, the Group acts as principal and revenues for satisfying the performance obligations are recognised on a gross basis (before deduction of resellers’ commissions, payment provider fees and the third party costs). Otherwise revenues are recognised on a net basis.
The Group accounts for sales of products through E-Commerce partners on a gross basis before deduction of the E-Commerce partners’s commissions and fees. The Group’s e-commerce service providers fulfil administrative functions, such as collecting payment and remitting any required sales tax. The Group’s e-commerce service providers collect the fees and transfer cash payments to the Group on a monthly basis within 30 days after the end of the month with respect to which payment is being made. The Group sets the retail list prices and has control over the licences before transferring them to the customer.
The Group also sells subscription software licences through an e-shop directly to end customers in cooperation with certain payment gateways providers. Revenue from sales through the e-shop are accounted for on a gross basis before the deduction of payment gateways fees. The Group sets the final retail prices and fully controls the revenue arrangement with the end customers.
Consumer Indirect monetisations such as the Google Chrome and other similar distribution arrangements are accounted for on a net basis in an amount corresponding to the fee the Group receives from the monetisation arrangement. The contracted partner in the arrangement is the customer rather than the end customer.
Sales of third-party solutions are accounted for net of the costs from the third party providing the product or service to the end customer. The factors supporting the net principle of recording revenues include:
•
the third party suggests to the Group a final retail price; however, individual resellers of the Group have the discretion to set final prices;

•
provision of the service or product to the end customer is primarily the responsibility of the third party, and the third party provides the actual service or product purchased by the end customer; and

•
the Group has no material incremental costs from the provision of the service or product to the end customer after the moment of sale.

The Group partnered with Mobile Network Operators (“MNOs”) providing various products of Location Labs. The revenues generated by these arrangements are based on revenue share percentages as stated in the MNO agreements. Once the product is developed by Avast based on the MNO’s requirements, the product is then sold to the end customer via the MNO’s subscription plans. Revenue is recognised on a net basis, after deduction of partners commissions, as Avast has no control of the product and no discretion to set the final prices.
Analytics subscription sales generated by Jumphot are accounted for net of resellers’ commissions and costs. Jumpshot does not determine the final resale price as it is set by resellers for the end user. In addition, Jumpshot does not have a contractual relationship with the end user, nor any financial contact with the end user.
Interest payments
Fees paid in connection with the arrangement of the term loan are being amortised to profit and loss over the term of the facility using the effective interest method. The Group made estimates about voluntary and mandatory repayments of the term loan and the future development of market interest rates (see Note 6 for a description of the method). Due to the floating rate nature of the loan, changes in the effective interest rate are accounted for prospectively from the moment the change in estimate takes place.
Impairment testing
Significant management judgment and estimates are required to determine the individual cash generating units (“CGUs”) of the Group, the allocation of assets to these CGUs and the determination of the value in use or fair value less cost to sell of these individual assets. Management has concluded that the operating segments used for segment reporting represents the lowest level within the Group at which the Goodwill is monitored. Therefore, the operating segments correspond to groups of CGUs at which goodwill is tested for impairment. To determine the value in use management has used the discounted cash flow model which requires estimating the future financial results and an appropriate discount rate (see Note 25 for details of impairment test parameters).
Trademarks
Avast trademarks and domains were assessed by the Group as having indefinite useful economic lives, as the trademark has no expiration date. The Group is considered a going concern and the trademarks and domains are linked to the flagship product of the Group. The AVG trademark was assessed as having a definite useful economic life. The Group has the intention and ability to prolong the registered AVG trademark upon the expiration. Management performed an impairment test and no impairment was recognized as of 31 December 2018 as described in Note 25.
Deferred tax
Deferred tax assets are recognised for unused tax losses to the extent that it is probable that taxable profit will be available against which the losses can be utilised. Significant management judgement is required to determine the amount of deferred tax assets that can be recognised, based upon the likely timing and the level of future taxable profits.
In order to calculate the deferred tax impact from the fair value adjustments as part of the AVG acquisition, the management analysed the most likely development of tax regulations, the distribution of taxable profits within the Group (assumed to be primarily in the Czech Republic and the Netherlands) and the timing of tax credit utilisation and determined that 20% is the most suitable tax rate for the years 2018-2022 (to be re-assessed at each balance sheet date as new information becomes available). The expiration of tax losses is considered, as is the impact of business combinations.
8.   ALTERNATIVE PERFORMANCE MEASURES (“APM”)
Underlying operating profit, Underlying EBITDA, Underlying Net Income and Cash EBITDA
To supplement its historical financial information, which is prepared and presented in accordance with IFRS, the Group uses the following non-GAAP financial measures that are not defined or recognised under IFRS: Underlying operating profit, Underlying earnings before interest, taxation, depreciation and amortisation (“Underlying EBITDA”), Underlying Net Income and Underlying Cash EBITDA.
Underlying operating profit, Underlying EBITDA, Underlying Net Income and Underlying Cash EBITDA provide supplemental measures of earnings that facilitates a review of operating performance on a period-over-period basis by excluding non-recurring and other items that are not indicative of the Group’s underlying operating performance. These measures are consistent with the presentation within IPO prospectus.
Underlying operating profit is defined as the Group’s operating loss/profit before: (i) amortisation charges of intangible assets recognised as part of a business combinations; (ii) stock-based compensation expenses; and (iii) exceptional items.

Underlying EBITDA is defined as the Group’s operating profit/loss before: (i) depreciation and amortisation charges; (ii) deferred revenue haircut reversal; (iii) share-based payments expenses; and (iv) exceptional items.
($’m)	Year-ended 31 December 2018 (Unaudited)	Year-ended 31 December 2017 (Unaudited)
Operating profit	248.3	124.3
Share-based payments	13.9	7.7
Exceptional items	25.6	34.8
Amortisation of acquisition intangible assets	127.5	132.9
Underlying operating profit	415.3	299.7
Deferred revenue haircut reversal	15.5	98.0
Depreciation	13.4	15.0
Amortisation of non-acquisition intangible assets	2.8	3.7
Underlying EBITDA	447.0	416.4
Underlying Net Income represents profit for the financial period before the effect of business combination accounting (deferred revenue haircut reversal), share-based payments, exceptional items, amortisation of acquisition intangible assets, the unrealised foreign exchange gain/(loss) on the EUR tranche of the bank loan (see Note 29), the tax impact from the unrealised exchange differences on intercompany loans (see Note 17) and the tax impact of the foregoing adjusting items and IP sale. The Group believes that Underlying Net Income is an appropriate supplemental measure that provides useful information to the Group and investors about the Group’s underlying business performance.
($’m)	Year-ended 31 December 2018 (Unaudited)	Year-ended 31 December 2017 (Unaudited)
Profit/(loss) for the year	241.2	(33.8)
Deferred revenue haircut reversal	15.5	98.0
Share-based payments	13.9	7.7
Exceptional items	25.6	34.8
Amortisation of acquisition intangible assets	127.5	132.9
Unrealised FX gain/(loss) on EUR tranche of bank loan	(26.4)	63.0
Tax impact from foreign exchange difference on intercompany Loans	(9.8)	19.0
Tax impact of IP transfer	(99.2)	—
Tax impact on adjusted items	(18.5)	(71.5)
Underlying Net Income	269.8	250.1
The tax impact of the adjusted items has been calculated by applying the tax rate that the Group determined to be applicable to the relevant item.

Cash earnings before interest, taxation, depreciation and amortisation (“Cash EBITDA”) is defined as Underlying EBITDA plus the increase in deferred revenue (net of impact from foreign exchange and business combination accounting) less the net increase in prepaid expenses related to cost of goods sold.
($’m)	Year-ended 31 December 2018 (Unaudited)	Year-ended 31 December 2017 (Unaudited)
Underlying EBITDA	447.0	416.4
Net change in deferred revenue	38.5	49.5
Change in prepaid expenses – cost of revenue	(8.7)	(20.6)
Underlying Cash EBITDA	476.8	445.3
9.   SEGMENT INFORMATION AND OTHER DISCLOSURES
The management monitors revenues in two customer segments: consumer products (which generate direct and indirect revenue streams) and products for the SMB market. For management reporting purposes, the operating segments are determined to be Consumer and Small and Medium-sized business (“SMB”). This is the level on which the Chief Operating Decision Maker decides about the allocation of the Group’s resources.
The principal products and services offered by each segment are summarised below:
Consumer — The Group’s consumer products include direct revenue streams through its offerings for desktop security and mobile device protection and consist of free and premium paid products for the individual consumer market. The Group also has several value-added solutions for performance, privacy and other tools. The Group also focuses on monetising the user base indirectly, via dynamic secure search solution, including the browser toolbar, which gives users a convenient way to access a search engine at any time. In addition, the Group offers big data and marketing analytics through its entity Jumpshot. Jumpshot aggregates anonymised data from users’ full internet usage, not just the data of a user’s usage on a single company’s website.
SMB — The Group’s SMB segment focuses on delivering high-level security and protection solutions for Small and Medium sized business customers.
Billings is one of the important metrics used to evaluate and manage operating segments. Billings represent the full value of products and services being delivered under subscription and other agreements and include sales to new end customers plus renewals and additional sales to existing end customers. Under the subscription model, end customers pay the Group for the entire amount of the subscription in cash upfront upon initial delivery of the applicable products. Although the cash is paid up front, under IFRS, subscription revenue is deferred and recognised rateably over the life of the subscription agreement, whereas non-subscription revenue is typically recognised immediately.
Billings are not defined or recognised under IFRS and considered as a non-IFRS financial measure used to evaluate current business performance.
The Group evaluates the performance of its segments based primarily on Revenue, Underlying revenue and Segment underlying operating profit. Total segment underlying operating profit is derived from underlying revenues and decreased by the cost of revenues and operating costs directly attributable to the relevant segment. Underlying revenues are adjusted for the effects of the fair value revaluation of the acquiree’s pre-acquisition deferred revenues (“Deferred revenue haircut reversal”).
Certain costs that are not directly applicable to the segments are identified as “Corporate Overhead” costs and represent general corporate costs that are applicable to the consolidated group. In addition, costs relating to share-based payments and exceptional items are not allocated to the segments since these costs are not directly applicable to the segments, and therefore not included in the evaluation of performance of the segments.

The following tables present summarised information by segment reconciled from the underlying operating profit of the segment to the consolidated operating profit:
For the year ended 31 December 2018 (Unaudited) ($’m)	Consumer	SMB	Total
Billings	801.6	60.5	862.1
Deferral of revenue	(50.7)	(3.1)	(53.8)
Revenues	750.9	57.4	808.3
Deferred revenue haircut reversal	10.0	5.5	15.5
Segment underlying revenue	760.9	62.9	823.8
Segment cost of revenues	(74.0)	(7.2)	(81.2)
Segment sales and marketing costs	(70.6)	(23.5)	(94.1)
Segment research and development costs	(44.0)	(6.6)	(50.6)
Segment general and administrative costs	(4.7)	—	(4.7)
Total Segment underlying operating profit	567.6	25.6	593.2
Corporate overhead			(146.2)
Deferred revenue haircut reversal			(15.5)
Depreciation and amortization			(143.7)
Exceptional items			(25.6)
Share-based payments			(13.9)
Consolidated operating profit			248.3
For the year ended 31 December 2017 (Unaudited) ($’m)	Consumer	SMB	Total
Billings	736.3	64.1	800.4
Deferral of revenue	(131.5)	(16.0)	(147.5)
Revenues	604.8	48.1	652.9
Deferred revenue haircut reversal	79.3	18.7	98.0
Segment underlying revenue	684.1	66.8	750.9
Segment cost of revenues*	(52.9)	(8.4)	(61.3)
Segment sales and marketing costs*	(61.8)	(24.4)	(86.2)
Segment research and development costs*	(38.6)	(8.9)	(47.5)
Segment general and administrative costs*	(3.4)		(3.4)
Total Segment underlying operating profit	527.4	25.1	552.5
Corporate overhead*			(135.7)
Deferred revenue haircut reversal			(98.0)
Depreciation and amortisation			(152.0)
Exceptional items			(34.8)
Share-based payments			(7.7)
Consolidated operating profit			124.3

*
As described in Note 5, the Group reclassified office costs. Comparative information for the year ended 31 December 2017 was adjusted accordingly.

Corporate overhead costs primarily include the costs of the Group’s IT, Technology (R&D), HR, Finance and Central Marketing functions and legal, rent and office related costs, which are not allocated to the individual segments.

The following table presents depreciation and amortisation by segment, these costs are excluded in the total Segment underlying operating profit above:
($’m)	Year-ended 31 December 2018 (Unaudited)	Year-ended 31 December 2017 (Unaudited)
Consumer	130.5	142.0
SMB	0.4	4.0
Corporate overhead	12.8	6.0
Total depreciation and amortization	143.7	152.0
The following table presents revenue of subsegments:
($’m)	Year-ended 31 December 2018 (Unaudited)	Year-ended 31 December 2017 (Unaudited)
Consumer Direct Desktop	568.4	420.1
Consumer Direct Mobile	81.2	71.0
Consumer Indirect	85.8	75.2
SMB	57.4	48.1
Other	15.5	38.5
Total	808.3	652.9
The following table presents goodwill by segment:
($’m)	31 December 2018 (Unaudited)	31 December 2017 (Unaudited)
Consumer	1,969.8	1,962.8
SMB	23.9	23.9
Total goodwill	1,993.7	1,986.7
The following table presents the Group´s non-current assets, net of accumulated depreciation and amortisation, by country. Non-current assets for this purpose consist of property and equipment and intangible assets.
	31 December 2018 (Unaudited)		31 December 2017 (Unaudited)
	($’m)	(in %)	($’m)	(in %)
Czech Republic	263.5	88.9%	156.0	36.8%
UK	22.2	7.5%	3.8	0.9%
Netherlands	0.4	0.1%	227.2	53.6%
Other countries*	10.5	3.5%	36.8	8.7%
Total	296.6	100.0%	423.8	100.0%

*
No individual country represented more than 5% of the respective totals.

The following table presents revenue attributed to countries based on the location of the end user:
	Year-ended 31 December 2018 (Unaudited)		Year-ended 31 December 2017 (Unaudited)
	($’m)	(in %)	($’m)	(in %)
United States	349.6	43.3%	297.3	45.5%
United Kingdom	68.6	8.5%	53.6	8.2%
France	61.1	7.6%	48.4	7.4%
Germany	50.7	6.3%	36.1	5.5%
Other countries*	278.3	34.3%	217.5	33.4%
Total	808.3	100.0%	652.9	100.0%

*
No individual country represented more than 5% of the respective totals.

Revenues from relationships with certain third parties exceeding 10% of the Group’s total revenues were as follows:
($’m)	Year-ended 31 December 2018 (Unaudited)	Year-ended 31 December 2017 (Unaudited)
Revenues realised through online resellers:
Digital River	370.1	212.1
Revenues of Digital River significantly increased by $158.0 million due to the move of part of the business from in-house payment processing to the external vendor.
10.   EXCEPTIONAL ITEMS
The following table presents the exceptional items by account:
($’m)	Year-ended 31 December 2018 (Unaudited)	Year-ended 31 December 2017 (Unaudited)
Cost of revenues	0.6	1.7
Operating costs (excl. depreciation and amortisation)	25.0	32.7
Depreciation	—	0.4
Total	25.6	34.8
The following table presents the exceptional items by activity:
($’m)	Year-ended 31 December 2018 (Unaudited)	Year-ended 31 December 2017 (Unaudited)
IPO related costs	18.8	4.1
Acquisition, Integration and Restructuring costs	6.8	30.7
Total	25.6	34.8
IPO related costs
The costs include one-time advisory, legal and other professional service fees related to the IPO. The majority of these costs were tax non-deductible. Total IPO costs comprise of $18.8 million recorded to the Consolidated Statement of Profit and Loss in 2018, $4.1 million already accrued in trade payables in 2017 and additional $4.0 million direct share issue expenses recorded to equity, which gives total IPO costs of $26.8 million. The full cash impact of the IPO costs was recorded in 2018 showing $(4.0) million under the cash flows from financing activities as directly linked to the share issue and the remaining $(22.8) million is included in the cash flows from operating activities.
Acquisition, Integration and Restructuring costs
The costs include one-time payments directly related to business combinations of AVG in 2016 and Piriform in 2017. Remaining costs relate to AVG integration and other programs implemented in prior years that were completed in 2018. Tax impact on these exceptional items amounted to $1.5 million (2017: $6.3 million).
11.   AUDITOR´S REMUNERATION
The Group paid the following amounts to its auditors in respect of the audit of the financial statements and for other non-audit services provided to the Group.
($ ‘m)	Year-ended 31 December 2018 (Unaudited)	Year-ended 31 December 2017 (Unaudited)
Audit of the financial statements	1.1	1.6
Audit of the financial statements of subsidiaries	0.2	0.4
Total audit fees	1.3	2.0
Other assurance services	2.5	—
Corporate finance services	2.2	0.5
Tax services	0.2	0.3
Total non-audit fees	4.9	0.8
Total fees	6.2	2.8
The majority of other services related to the Company’s IPO, including work as a reporting accountant, and related tax and other advisory work, which is an exceptional cost. See Note 10.
12.   COST OF REVENUES
Cost of revenues consist of the following:
($ ‘m)	Year-ended 31 December 2018 (Unaudited)	Year-ended 31 December 2017 (Unaudited) (restated)
Amortisation	129.4	135.0
Depreciation	7.4	7.8
Personnel costs of product support and virus updates	17.3	17.2
Digital content distribution costs	15.4	17.0
Third party licence costs	5.2	7.6
Other product support and virus update costs	13.9	19.9
Commissions, payment and other fees	52.8	25.8
Total	241.4	230.3

13.   OPERATING COSTS
Operating costs are internally monitored by function; their allocation by nature is as follows:
($ ‘m)	Year-ended 31 December 2018 (Unaudited)	Year-ended 31 December 2017 (Unaudited) (restated)
Depreciation	6.0	7.6
Amortisation	0.9	1.6
Personnel expenses	168.3	160.1
Purchases of services from third party vendors (legal, advisory and other services)	135.8	120.6
Gifts and charities	5.0	3.8
Other operating expenses	2.6	4.6
Total	318.6	298.3
14.   PERSONNEL EXPENSES
Personnel expenses consist of the following:
($ ‘m)	Year-ended 31 December 2018 (Unaudited)		Year-ended 31 December 2017 (Unaudited)
	Employees	Non-executive directors	Employees	Non-executive directors
Wages and salaries	135.2	0.8	133.9	0.2
Social security and health insurance*	23.5	0.1	22.4	—
Pension costs	0.5	—	0.5	—
Social costs	6.7	—	7.5	—
Severance payments and termination benefits	4.9	—	5.1	—
Share-based payments	13.7	0.2	7.2	0.5
Total personnel expense	184.5	1.1	176.6	0.7

*
State and Government pension costs of Czech employees are also included in the social security and health insurance costs.

The average number of employees by category during the period was as follows:
	Year-ended 31 December 2018 (Unaudited)	Year-ended 31 December 2017 (Unaudited)
Technical	1,111	1,139
Sales and marketing	266	281
Administration	204	235
Total average number of employees	1,581	1,655

15.   FINANCE INCOME AND EXPENSES
Interest income:
($ ‘m)	Year-ended 31 December 2018 (Unaudited)	Year-ended 31 December 2017 (Unaudited)
Interest on bank deposits	0.3	—
Total finance income	0.3	—
Interest expense:
($ ‘m)	Year-ended 31 December 2018 (Unaudited)	Year-ended 31 December 2017 (Unaudited)
Term loan interest expense	(85.8)	(90.4)
Total interest expense	(85.8)	(90.4)
Other finance income and expense (net):
($ ‘m)	Year-ended 31 December 2018 (Unaudited)	Year-ended 31 December 2017 (Unaudited)
Changes of fair values of derivatives	1.9	(3.2)
Revolving loan – commitment fee	(1.3)	(0.4)
Foreign currency gains/(losses)	(7.1)	6.2
Unrealised foreign exchange gains/(losses) on borrowings	26.4	(63.0)
Other financial expense	(0.2)	(2.4)
Total other finance income and expense (net)	19.7	(62.8)
16.   DEPRECIATION AND AMORTISATION
Amortisation by function:
($ ‘m)	Year-ended 31 December 2018 (Unaudited)	Year-ended 31 December 2017 (Unaudited)
Cost of revenues	127.5	132.9
Total amortisation of acquisition intangible assets	127.5	132.9
Cost of revenues	1.9	2.1
Sales and marketing	0.1	0.8
Research and development	0.1	0.1
General and administration	0.7	0.7
Total amortisation of non-acquisition intangible assets	2.8	3.7
Total amortization	130.3	136.6

Depreciation by function:
($ ‘m)	Year-ended 31 December 2018 (Unaudited)	Year-ended 31 December 2017 (Unaudited)
Cost of revenues	7.4	7.8
Sales and marketing	0.3	0.7
Research and development	1.1	1.5
General and administration	4.6	5.4
Total depreciation	13.4	15.4

*
Total depreciation of $15.4 million in 2017 includes $0.4 million of exceptional depreciation classified under exceptional costs.

Tangible and intangible assets are allocated to each department of the Group. The depreciation and amortisation of these assets is reported as part of operating costs and cost of revenues.
17.   INCOME TAX
In the Consolidated Statement of Financial Position, the Corporate Income tax receivable of $5.8 million (2017: $0.5 million) is part of the caption Tax receivables.
The major components of the income tax in the consolidated statement of comprehensive income are:
($ ‘m)	Year-ended 31 December 2018 (Unaudited)	Year-ended 31 December 2017 (Unaudited)
Current income tax
Related to current year	(86.7)	(55.8)
Related to prior year	(0.6)	(3.1)
Current income tax total	(87.3)	(58.9)
Deferred tax
Related to current year	145.9	54.0
Related to prior year	0.1	0.0
Deferred tax total	146.0	54.0
Total income tax through P&L	58.7	(4.9)
On 1 May 2018, AVG E-comm web shop was transferred to Avast Software B.V. (“Avast BV“) and subsequently, the former Dutch AVG business (including the web shop) from Avast BV was sold to Avast Software s.r.o. As a result, the deferred tax asset was increased by $143.8 million. In addition, an exit charge of $49.4 million has been agreed upon with the Dutch tax authorities. The net tax effect of the transaction is a tax benefit of $94.4 million.
On 1 August 2018, intangible assets of Piriform IP were sold to Piriform UK. As a result, a deferred tax asset of $5.6 million was recognized by the Group. The current tax expense related to the transaction was $0.7 million. The net tax effect of the transaction is a tax benefit of $4.8 million.
The Group did not recognise a potential deferred tax asset related to certain tax losses and non-deductible interest expenses respectively, for which the Group considers future recoverability to be uncertain. The total impact was $7.5 million for tax losses, of which $5.6 million relates to prior periods, and $6.3 million for non-deductible interests. Tax losses above, for which the deferred tax asset was not recognized, were generated during the years 2014-2018 and the expiration period is 20 years.
From 2018, the Group generates a temporary difference relating to an intragroup loan denominated in USD received by Avast Software s.r.o., a subsidiary with a USD functional currency (but with a tax currency of CZK). This loan is subject to hedging in its local statutory books (with the effect that current tax relief does not cover the full period exchange differences). The tax impact related to the loan is a deferred tax benefit of $9.8 million. In 2017, the loan was not part of statutory hedging relationship (thus exchange differences were taxable) and generated current income tax charge of $19.0 million.
The reconciliation of income tax benefit applicable to accounting profit before income tax at the statutory income tax rate to income tax expenses at the Group’s effective income tax rate is as follows:
($ ‘m)	Year-ended 31 December 2018 (Unaudited)	Year-ended 31 December 2017 (Unaudited)
Profit/(loss) before tax	182.5	(28.9)
Group effective income tax rate (20%* in 2017 and 2018)	(36.5)	5.8
Recurring adjustments
Non-deductible expenses	(3.2)	(2.9)
Share-based payments	(2.8)	(1.5)
FX effect on Intercompany loans	9.8	(19.0)
Non recurring adjustments
Non-deductible expenses (IPO related)	(3.8)	—
AVG IP transfer net tax benefit	94.4	—
Piriform IP transfer net tax benefit	4.8	—
Current year deferred tax assets not recognised	(4.9)	(1.2)
Derecognition of previously recognized deferred tax assets	(8.9)	(4.5)
Usage of previously not recognized deferred tax assets	1.6	—
Effect of enacted changes in tax rates on deferred taxes	(2.5)	—
Remaining impact of tax rate variance and other effects	10.7	18.4
Total income tax	58.7	(4.9)

*
Estimated as a Group’s blended rate across the jurisdictions where the Group operates.

The deferred tax relates to following temporary differences:
($ ‘m)	31 December 2018 (Unaudited)	31 December 2017 (Unaudited)
Temporary differences	Asset / (Liability)	Asset / (Liability)
Fixed assets	(53.1)	(76.2)
IP transfer tax benefit	142.9	—
Deferred revenue and unbilled receivables	15.9	31.2
Tax loss carryforward	16.6	6.9
Tax credits carryforward	3.7	3.6
Loans and derivatives	11.0	14.0
Carryforward of unutilised interest	—	3.4
Provisions	1.8	1.5
Tax impact from FX difference on intercompany loans	9.8	—
Other	0.8	3.6
Net	149.4	(12.0)

As a result of the IPO option exercise, there was a $70.0 million tax deduction in Avast Software Inc., Jumpshot Inc. and AVG UK that created a deferred tax benefit of $14.8 million, that was recognized directly in equity.
The movement in deferred tax balances:
($ ‘m)	31 December 2018 (Unaudited)	31 December 2017 (Unaudited)
	Asset / (Liability)	Asset / (Liability)
Deferred tax as at 1 January	(12.0)	(59.9)
Effect of business combination (Note 3)	—	(6.1)
Deferred tax recognised in the profit & loss	146.0	54.0
Deferred tax recognised in the equity	14.8	—
Translation difference	0.6	—
Deferred tax as at 31 December	149.4	(12.0)
18.   EARNINGS PER SHARE
Basic earnings per share (“EPS”) is calculated by dividing the net profit for the period attributable to equity holders of the Group by the weighted average number of shares of ordinary shares outstanding during the year.
Diluted EPS is calculated by dividing the net profit for the period attributable to equity holders of the Group by the weighted average number of ordinary shares outstanding during the period plus the weighted average number of shares that would be issued if all dilutive potential ordinary shares were converted into ordinary shares.
Underlying EPS is calculated by dividing the underlying net profit for the period attributable to equity holders by the weighted average number of ordinary shares outstanding during the period.
The following reflects the income and share data used in calculating EPS:
	Year-ended 31 December 2018 (Unaudited)	Year-ended 31 December 2017 (Unaudited)
Net profit (loss) attributable to equity holders ($ ‘m)	241.2	(33.8)
Basic weighted average number of shares	914,567,949	836,413,568
Effects of dilution from share options and restricted share units	62,120,397	83,835,481
Total number of antidilutive shares not used in computing diluted earnings per share*	—	(83,835,481)
Total number of shares used in computing dilutive earnings per share	976,688,346	836,413,568
Basic earnings/(losses) per share ($/share)	0.26	(0.04)
Diluted earnings/(losses) per share ($/share)	0.25	(0.04)

*
if the result of the Group is a loss for the relevant period such options are considered antidilutive and are not included in calculating diluted earnings per share.

The weighted average number of shares for the year ended 31 December 2017 of 836,413,568 has been determined as a weighted average that adjusts for options to purchase shares in Avast Holding exercised during 2017 multiplied by the ratio at which these shares were exchanged for shares in Avast plc on 10 May 2018.

Supplementary earnings per share measures:
	Year-ended 31 December 2018 (Unaudited)	Year-ended 31 December 2017 (Unaudited)
Net profit (loss) attributable to equity holders ($ ‘m)	241.2	(33.8)
Deferred revenue haircut reversal	15.5	98.0
Share-based payments	13.9	7.7
Exceptional items	25.6	34.8
Amortisation of acquisition intangible assets	127.5	132.9
Unrealised FX gain/loss on EUR tranche of bank loan	(26.4)	63.0
Tax impact from foreign exchange difference on intercompany loans	(9.8)	19.0
Tax impact of IP transfer	(99.2)	—
Tax impact on adjusted items	(18.5)	(71.5)
Underlying net profit attributable to equity holders ($ ‘m)	269.8	250.1
Basic weighted average number of shares	914,567,949	836,413,568
Underlying basic earnings per share ($/share)	0.30	0.30
Diluted weighted average number of shares	976,688,346	920,249,049
Underlying diluted earnings per share ($/share)	0.28	0.27
Management regard the above adjustments necessary to give a fair picture of the underlying results of the Group for the period.
Dividend Proposed
The Directors propose to pay a final dividend of 8.6 cents per share, in respect of the period 15 May 2018 to 31 December 2018 (13.6 cents per share on an annualized basis). This represents 40% of the Group’s levered free cash flow on a pro-rated basis from 15 May 2018 to 31 December 2018, in accordance with the Company’s dividend policy. Subject to shareholder approval, this will be paid in US dollars on 17 June 2019 to shareholders on the register on 24 May 2019. There will be an option for shareholders to elect to receive the dividend in pounds sterling and such an election should be made no later than 24 May 2019. The foreign exchange rate at which dividends declared in US dollars will be converted into pounds sterling will be calculated based on the average exchange rate over the five business days prior to 5 June 2019 and announced immediately thereafter.
19.   CASH AND CASH EQUIVALENTS
For purposes of the statement of cash flows, cash and cash equivalents comprise of the following:
($ ‘m)	31 December 2018 (Unaudited)	31 December 2017 (Unaudited)
Cash on hand and cash equivalents	2.0	—
Cash in bank	270.3	176.3
Total	272.3	176.3

20.   TRADE AND OTHER RECEIVABLES
($ ‘m)	31 December 2018 (Unaudited)	31 December 2017 (Unaudited)
Trade receivables	35.7	54.1
Unbilled revenues	49.2	40.3
Other receivables	4.0	4.1
Trade receivables, gross	88.9	98.5
Less: Expected loss allowance on trade receivables, unbilled revenues and other receivables	(6.0)	(5.3)
Trade receivables, net	82.9	93.2
Trade receivables are non-interest bearing and are generally payable on 30-day terms. The fair value of receivables approximates their carrying value due to their short term maturities. The expected loss allowance relates to trade receivables (with only insignificant amounts relating to other classes of receivable).
Unbilled revenues represent sold products (for which the revenue has been deferred over the term of the product licence) but for which an invoice has not yet been issued.
Other receivables represent mainly advances to and receivables from employees.
($ ‘m)	Amount
Allowances at 31 December 2016	2.7
Charged	5.3
Utilised	(2.7)
Allowances at 31 December 2017	5.3
Charged	6.0
Utilised	(5.3)
Allowances at 31 December 2018	6.0
Movements in allowances above relate mainly to trade receivables.
As of 31 December 2017 and 2018, the nominal value of receivables overdue for more than 360 days are $2.8 million (carrying value: nil) and $2.0 million (carrying value: $0.1 million), respectively.
The ageing analysis of trade receivables, unbilled receivables and other receivables was as follows (carrying amounts after valuation allowance):
($ ‘m)	Not past due	Past due 1 – 90 days	Past due more than 90 days	Past due more than 180 days	Past due more than 360 days	Total
31 December 2017	85.2	8.0	—	—	—	93.2
31 December 2018	74.6	7.2	0.9	0.1	0.1	82.9

21.   CAPITALISED CONTRACT COSTS
($ ‘m)	31 December 2018 (Unaudited)	31 December 2017 (Unaudited) (restated)
Capitalised contract costs at 1 January	27.2	5.5
Additions	66.1	54.2
Sales commissions and fees	59.8	45.1
Licence fees	6.3	9.1
Amortization	(57.5)	(32.5)
Sales commissions and fees	(52.1)	(24.9)
Licence fees	(5.4)	(7.6)
Capitalised contract costs at 31 December	35.8	27.2
Total current	31.2	27.1
Total non-current	4.6	0.1
Capitalised contract costs include commissions and fees and third party licence costs related to the subscription software licences that are amortised on a straight-line basis over the licence period, consistent with the pattern of recognition of the associated revenue. Capitalised contract costs are reviewed for impairment annually. All costs are expected to be recovered.
22.   OTHER FINANCIAL ASSETS
($ ‘m)	31 December 2018 (Unaudited)	31 December 2017 (Unaudited)
Restricted cash
– acquisition agreements	—	0.6
– office lease agreements	0.2	1.3
– other	0.4	0.3
Total	0.6	2.2
Derivatives – foreign currency contracts	—	0.1
Investment in equity securities	0.5	0.6
Total	1.1	2.9
Total current	0.4	1.0
Total non-current	0.7	1.9

23.   PROPERTY, PLANT AND EQUIPMENT
($ ‘m)	Equipment, furniture and fixtures	Vehicles	Leasehold improvements	In progress	Total
Cost at 31 December 2016	28.1	0.2	10.6	2.9	41.8
Additions	5.9	0.1	1.4	2.7	10.1
Transfers	2.4	—	—	(2.4)	—
Net foreign currency exchange difference	0.4	—	—	—	0.4
Disposals	(0.3)	—	—	—	(0.3)
Cost at 31 December 2017	36.5	0.3	12.0	3.2	52.0
Additions	11.5	0.1	0.6	1.3	13.5
Transfers	2.0	—	—	(2.0)	—
Net foreign currency exchange difference	(0.8)	0.1	0.4	—	(0.3)
Disposals	(3.3)	(0.1)	(2.7)	—	(6.1)
Cost at 31 December 2018	45.9	0.4	10.3	2.5	59.1
($ ‘m)	Equipment, furniture and fixtures	Vehicles	Leasehold improvements	In progress	Total
Acc. depreciation at 31 December 2016	(6.7)	(0.1)	(0.3)	—	(7.1)
Depreciation	(13.2)	(0.1)	(2.1)	—	(15.4)
Acc. depreciation at 31 December 2017	(19.9)	(0.2)	(2.4)	—	(22.5)
Depreciation	(11.6)	(0.1)	(1.7)	—	(13.4)
Disposals	3.3	0.1	2.7	—	6.1
Acc. depreciation at 31 December 2018	(28.2)	(0.2)	(1.4)	—	(29.8)
NBV at 31 December 2017	16.6	0.1	9.6	3.2	29.5
NBV at 31 December 2018	17.7	0.2	8.9	2.5	29.3
There has been no impairment to the property, plant and equipment held by the Group during the year.
There has been no individually significant addition to the property, plant and equipment during the year.
For the information about items of property, plant and equipment pledged as security refer to Note 29.

24.   INTANGIBLE ASSETS
($ ‘m)	Developed Technology	Trade marks	Software	Customer relationship and user base	Other	In progress	Total
Cost at 31 December 2016	250.5	159.3	15.5	243.3	10.5	0.5	679.6
Business combination	—	4.8	24.5	3.3	—	—	32.6
Additions	—	—	—	—	4.3	1.5	5.8
Net foreign currency exchange difference	—	—	—	—	0.2	—	0.2
Cost at 31 December 2017	250.5	164.1	40.0	246.6	15.0	2.0	718.2
Additions	—	—	—	—	2.4	1.0	3.4
Transfers	—	—	—	—	1.5	(1.5)	—
Net foreign currency exchange difference	—	—	—	—	(0.1)	—	(0.1)
Cost at 31 December 2018	250.5	164.1	40.0	246.6	18.8	1.5	721.5
($ ‘m)	Developed Technology	Trade marks	Software	Customer relationship and user base	Other	In progress	Total
Acc. amortisation at 31 December 2016	(125.7)	(3.7)	(8.9)	(44.5)	(4.5)	—	(187.3)
Amortisation	(51.5)	(15.0)	(5.3)	(61.2)	(3.6)	—	(136.6)
Acc. amortisation at 31 December 2017	(177.2)	(18.7)	(14.2)	(105.7)	(8.1)	—	(323.9)
Amortisation	(51.5)	(15.0)	(8.1)	(52.6)	(3.1)	—	(130.3)
Acc. amortisation at 31 December 2018	(228.7)	(33.7)	(22.3)	(158.3)	(11.2)	—	(454.2)
NBV at 31 December 2017	73.3	145.4	25.8	140.9	6.9	2.0	394.3
NBV at 31 December 2018	21.8	130.4	17.7	88.3	7.6	1.5	267.3
Avast and FileHippo trademarks, with a gross value of $71.5 million, have indefinite useful lives. AVG trademark, with a gross value of $89.3 million, has a remaining useful life of 3.8 years. Piriform trademark, with a gross value of $3.7 million, has a remaining useful life of 8.6 years.
Avast developed technology, with a gross value of $223.2 million, has a remaining useful life of 0.3 years. AVG developed technology, with a gross value of $27.3 million, has a remaining useful life of 1.8 years.
Piriform and FileHippo software, with a gross value of $24.5 million, has a remaining useful life of 3.6 years.
AVG customer relationship, with a gross value of $197.1 million, has remaining useful life of 1.8 years.
For the information about intangible assets pledged as securities, refer to Note 29.
The major additions are primarily through business combinations in the year ended 31 December 2017 (Note 3). There have been no individually significant additions to the intangible assets during the year ended 31 December 2018.
The Group has not capitalised development costs in the year ended 31 December 2018 (2017: nil) as the Company believe the criteria set out in IAS 38 has not been met. See Note 7.

25.   GOODWILL AND IMPAIRMENT
($ ‘m)	31 December 2018 (Unaudited)	31 December 2017 (Unaudited)
1 January	1,986.7	1,911.7
Acquisitions	7.0	90.9
Impairment	—	(15.9)
31 December	1,993.7	1,986.7
Goodwill was calculated as the difference between the acquisition date fair value of consideration transferred less the fair value of acquired net assets. See Note 2 and 3 for further details and Note 9 for the details of the allocation to individual business segments.
Goodwill & Intangible assets impairment tests
Goodwill and intangible assets with an indefinite useful life are tested annually for impairment. The impairment test as of 31 December 2018 is performed on the basis of two groups of cash generating units that correspond to the two operating segments, refer to Note 9.
In determining the value in use as of 31 December 2018, the Group used the following parameters:
•
Projected 2019-2021 free cash flows based on the most current financial plan of the Group and the perpetuity growth rate of 3% p.a. after 2021 allocated to individual operating segments; and

•
An after-tax discount interest rate representing the WACC of the Group. The WACC was calculated from the cost of equity and cost of debt at a ratio typical for an industry of 70% equity and 30% debt.

The recoverable amount of tested assets exceeds their carrying value. As the Group’s management is not aware of any other indications of impairment and given the results of the impairment tests, no impairment was recorded.
Changes to the individual parameters used by the Group would impact the value in use to varying degrees:
•
An increase in the WACC of 100 basis points would decrease the value in use by 7%;

•
A decrease in the projected free cash flows by 10% in each of the projected periods would decrease the value in use also by 10%;

•
A decrease in the perpetuity growth rate from 3% p.a. to 1.5% p.a. would decrease the value in use by 7%;

•
Part of the income and expenses of the Group are in other currencies. The impairment tests performed by the Group are carried out in USD and are not significantly sensitive to foreign exchange volatilities.

No reasonable possible change in the assumptions would lead to an impairment.
In determining the value in use as of 31 December 2017, the Group used the following parameters:
•
Projected 2018-2020 free cash flows (“FCF”) based on the most current financial plan of the Group and a perpetuity growth rate of 3% p.a. after 2020 allocated to individual operating segments; and

•
An after-tax discount interest rate representing the weighted average cost of capital (“WACC”) of the Group; The WACC was calculated from a cost of equity and cost of debt at a ratio typical for an industry of 70% equity and 30% debt.

The recoverable amount of tested assets exceeded their carrying value. As the Group’s management was not aware of any other indications of impairment and given the results of the impairment tests, no impairment was recorded. No reasonable possible change in the assumptions would lead to an impairment.
26.   TRADE PAYABLES AND OTHER LIABILITIES
($ ‘m)	31 December 2018 (Unaudited)	31 December 2017 (Unaudited)
Trade payables	8.5	6.8
Accruals	30.5	28.4
Amounts owed to employees	19.3	15.2
Social security and other taxes	1.5	10.2
Other payables and liabilities	4.2	13.5
Total trade payables and other liabilities	64.0	74.1
As described in Note 6, the Group combined and reclassified trade and other payables and other current liabilities. Comparative information as of 31 December 2017 was adjusted accordingly.
On 3 August 2018, the Company paid the remaining portion of the consideration for the acquisition of AVG Technologies B.V. of $8.0 million.
27.   PROVISIONS
The movements in the provision accounts were as follows:
($ ‘m)	Accrued vacation provision	Provision for restructuring	Legal provision	Other	Total
As at 31 December 2016	3.7	15.6	7.7	2.5	29.5
Additions	2.0	—	—	—	2.0
Utilisation	(3.7)	(11.4)	(7.7)	(1.3)	(24.1)
As at 31 December 2017	2.0	4.2	—	1.2	7.4
Additions	1.4	5.6	—	2.8	9.8
Utilisation	(2.0)	(4.2)	—	(1.0)	(7.2)
As at 31 December 2018	1.4	5.6	—	3.0	10.0
Total current	1.4	4.9	—	2.8	9.1
Total non-current	—	0.7	—	0.2	0.9
28.   DEFERRED REVENUE
The Group sells consumer and corporate antivirus products for periods of 12, 24 or 36 months with payment received at the beginning of the licence term. Revenues are recognised ratably over the subscription period covered by the agreement.
The movements in the deferred revenue were as follows:
($ ‘m)	31 December 2018 (Unaudited)	31 December 2017 (Unaudited)
1 January	378.8	231.1
Additions – billings	862.2	800.4
Deductions – revenue	(808.3)	(652.9)
Translation and other adjustments	2.8	0.2
31 December	435.5	378.8
Current	384.3	324.3
Non-current	51.2	54.5
Total	435.5	378.8

29.   TERM LOAN
Term loan balance is as follows:
($ ‘m)	31 December 2018 (Unaudited)	31 December 2017 (Unaudited)
Current term loan	73.4	92.5
Long-term term loan	1,318.1	1,688.8
Total term loans	1,391.5	1,781.3
The carrying amount of the term loan is net of the total costs incurred on the arrangement of the term loan (including repricings) which are being amortised to profit and loss over the term of the term facility using the effective interest rate method.
($ ‘m)	31 December 2018 (Unaudited)	31 December 2017 (Unaudited)
USD tranche principal	864.7	1,213.8
EUR tranche principal	545.8	601.7
Total principal	1,410.5	1,815.5
The Group re-financed its bank loan from the primary proceeds arising from the IPO on 16 May 2018, reducing the USD tranche by $300 million and reducing the margin on both the USD and EUR tranche by 0.25% p.a. The fees for the reduction and repricing were $3.1 million. The Group allocated the drawing fees as of the repricing date between the $300 million repaid amount and the balance of the loan. The portion of unamortized issue costs allocated to the repaid loan of $6.9 million was released into the Consolidated Statement of Profit and Loss as a non-cash interest expenses. Avast Software B.V. may voluntarily prepay term loans in whole or in part without premium or penalty.
The bank loans are repayable as follows:
($ ‘m)	31 December 2018 (Unaudited)	31 December 2017 (Unaudited)
Due within one year	73.3	91.9
Due within two years	73.3	91.9
Due between three and five years	1,263.9	275.8
Due over five years	—	1,355.9
Total term loans	1,410.5	1,815.5
Under the Repricing agreement, the following terms apply to the bank loans outstanding at 31 December 2018:
Facility	Interest	Margin	Floor	Principal ($ ‘m)
USD Tranche	3-month USD LIBOR	2.50% p.a.	1.00% p.a.	864.7
EUR Tranche	3-month EURIBOR	2.75% p.a.	0.00% p.a.	545.8

The repricing details in 2017 were as follows:
	Until 31 March 2017		From 1 April 2017		From 21 November 2017
	USD tranche	EUR tranche	USD tranche	EUR tranche	USD tranche	EUR tranche
Indexed-based rate	3m USD LIBOR	3m EURIBOR	3m USD LIBOR	3m EURIBOR	3m USDLIBOR	3m EURIBOR
Applicable interest rate (spread)	4.00% p.a.	3.75% p.a.	3.25% p.a.	3.50% p.a.	2.75% p.a.	3.00% p.a.
Interest rate floor	1.00% p.a.	1.00% p.a.	1.00% p.a.	0.00% p.a.	1.00% p.a.	0.00% p.a.
Both facilities are repayable in full at the end of the 84-month term on 30 September 2023. The margin payable on both facilities is dependent upon the ratio of the Group’s net debt to adjusted EBITDA as defined in the facility agreement.
The Credit Agreement (“CA”) requires the following mandatory repayments in addition to the quarterly amortisation payments: Excess Cash Flow Payment Amount (“ECF Payment Amount”, defined in the CA as the consolidated net increase in cash and cash equivalents of Avast plc for the period adjusted for potential future business combinations and the results of Jumpshot, Inc., Jumpshot s.r.o. and Avast plc and other adjustments) — 50% of Excess Cash Flow (as defined, and subject to certain reductions and to the extent where ECF Payment Amount exceeds $40 million ), with a reduction to 25% and elimination based upon the achievement of Total Net First Lien Leverage Ratios (“Net debt ratio”) not exceeding 3.5:1 and 3.0:1, respectively. The net debt ratio is defined as the nominal value of debt less cash on hand as of the relevant date divided by adjusted operating profit for the preceding four calendar quarters. The operating profit is adjusted for amortisation and depreciation, non-cash expenses such as Share-based payments, the effects of business combination accounting and other non-cash items. The Net debt ratio was 2.5:1 as of 31 December 2018 so no mandatory repayment required.
The following pledge agreements existed as of the date of issuance of these consolidated financial statements. All of these pledge agreements were executed as of 31 December 2018.
•
Avast Software B.V. pledged its 100% share in Avast Software s.r.o. and 100% share in Avast Operations B.V.

•
Avast Software B.V. pledged its receivables

•
Avast Software B.V. pledged its securities

•
Avast Holding B.V. pledged its 100% share in Avast Software B.V.

•
Avast Operations B.V. pledged its receivables from intragroup loan agreements

Avast Software s.r.o. pledged its receivables from bank accounts, trade receivables, receivables from insurance policies, trademarks, receivables from intragroup loan agreements, its movable assets, domain names, source codes and virus databases.
Term loan balance reconciliation
The table below reconciles the movements of the balance of the Term loan with the information on above and the statement of cash flows.

($ ‘m)	31 December 2018 (Unaudited)	31 December 2017 (Unaudited)
Term loan balance at beginning of period	1,781.3	1,558.0
Additional loan drawn (gross of fees)	—	217.5
Drawing fees	(3.1)	(3.5)
Interest expense	85.8	90.4
Interest paid	(67.6)	(77.6)
Loan repayment	(378.5)	(67.8)
Unrealised foreign exchange loss/(gain)	(26.4)	63.0
Other	—	1.3
Total	1,391.5	1,781.3
Revolving facility
Avast Software B.V. also obtained a revolving credit facility of $85.0 million for operational purposes which has not been drawn as of the date of these consolidated financial statements. It is valid up to 30 September 2021. The Credit Agreement includes a financial covenant that is triggered if at any time $35.0 million or more is outstanding under the revolving credit agreement as of 31 December 2018. If the revolving credit facility exceeds this threshold, then the Group must maintain, on a consolidated basis, a leverage ratio of less than 6.50:1.00. This covenant is tested quarterly at such time as it is in effect.
30.   DERIVATIVES
The carrying amount of derivative financial instruments held by the Group was as follows:
($ ‘m)	Type	31 December 2018 (Unaudited)		31 December 2017 (Unaudited)
		Assets	Liabilities	Assets	Liabilities
Type of derivative
Interest rate Cap	Level 3	—	1.0	—	3.2
Total		—	1.0	—	3.2
Classified as
Non-current financial liability		—	1.0	—	3.2
Total		—	1.0	—	3.2
The Group has not designated the derivatives as hedging instruments, and therefore changes in the fair value during the period are recorded in the Consolidated Statement of Profit and Loss.
Interest rate cap
On 20 February 2017, Avast Software B.V. entered into an interest rate cap with an effective date from 31 March 2017 until 31 March 2021 (“Cap”). As of 31 December 2018, the 3-month USD LIBOR is capped at 2.75% p.a. for a notional amount of $798.8 million. The capped notional amount will gradually decrease to $709.0 million by 31 March 2021. The fee for the cap is $1.6 million annualy paid in quarterly installments.
During the reporting period ended 31 December 2018 there were no transfers between the Level 2 and Level 3 fair value measurements.

The movement in fair value of the derivatives was as follows:
($ ‘m)	Interest rate Cap
31 December 2016	0.2
Change in fair value through profit and loss	3.0
31 December 2017	3.2
Change in fair value through profit and loss	(2.2)
31 December 2018	1.0
31.   FINANCIAL RISK MANAGEMENT
The Group’s classes of financial instruments correspond with the line items presented in the Consolidated Statement of Financial Position.
The management of the Group identifies the financial risks that may have an adverse impact on the business objectives and through active risk management mitigates these risks to an acceptable level.
The specific risks related to the Group’s financial assets and liabilities and sales and expenses are interest rate risk, credit risk and exposure to the fluctuations of foreign currency.
Credit risk
The outstanding balances of trade and other receivables are monitored on a regular basis, and the aim of management is to minimize exposure of credit risk to any single counterparty or group of similar counterparties. The credit quality of larger customers is assessed based on the credit rating and individual credit limits are defined in accordance with the assessment.
The Group did not issue any guarantees or credit derivatives. The ageing of receivables is regularly monitored by Group management. The Group does not consider the credit risk related to cash balances held with banks to be material.
A significant portion of sales is realized through the Group’s online resellers, mainly Digital River. From 2018, the Group manages its credit exposure by receiving advance payments from Digital River.
The Group evaluates the concentration of risk with respect to accounts receivable as medium, due to the relatively low balance of trade receivables that is past due. The risk is reduced by the fact that its customers are located in several jurisdictions and operate in largely independent markets and the exposure to its largest individual distributors is also medium. Sales to customers are required to be settled upfront by credit card or cash, thus further mitigating the risk.
Foreign currency risk
Foreign currency risk is the risk that the fair value of future cash flows of an exposure will fluctuate because of changes in foreign exchange rates. The Group’s exposure to the risk of changes in foreign exchange rates relates primarily to the Group’s operating activities (when revenue or expense is denominated in foreign currency).
At the parent company level, the functional and presentation currency is the US dollar and the Group’s revenue and costs are reported in US dollars. The Group is exposed to translation risk resulting from the international sales and costs denominated in currencies other than US dollars and the resulting foreign currency balances held on the balance sheet. The Group is exposed to material transaction and translation currency risk from fluctuations in currency rates between USD, GBP, CZK and EUR.
The following table shows payments for the Group’s products and services by end users (either directly to Group or paid to an e-commerce service provider) in individual currencies. Based on agreements with the Group, e-commerce service providers may convert billings collected on behalf of the Group in specific currencies to a remittance currency (usually USD and EUR) at the existing market rates which does not remove the underlying foreign exchange risk. The table below shows the original currency composition of payments made by end users to illustrate the foreign exchange risk to billings.
	Year-ended 31 December 2018 (Unaudited)	Year-ended 31 December 2017 (Unaudited)
USD	49%	52%
EUR	22%	19%
GBP	9%	8%
Other	20%	21%
Total	100%	100%
As the majority of revenues represent sales of software licences, the revenues are recognized over the duration of the licence period, despite payment being received at the start of the licence period. Because the release of deferred revenues is performed using the exchange rates valid at the start of the licence term, they are not subject to foreign currency risk.
The following table shows financial assets and liabilities in individual currencies, net:
($ ‘m)	31 December 2018 (Unaudited)	31 December 2017 (Unaudited)
USD	(644.0)	(712.8)
EUR	(518.8)	(404.7)
CZK	(32.6)	(217.8)
GBP	53.3	78.3
Other	44.0	15.8
Total	(1,098.1)	(1,241.2)
Financial assets and liabilities include cash and cash equivalents, trade and other receivables and trade and other payables, term loan, lease liabilities, other current liabilities and non-current financial assets and liabilities.
The table below presents the sensitivity of the profit before tax to a hypothetical change in EUR, CZK and other currencies and the impact on financial assets and liabilities of the Group. The sensitivity analysis is prepared under the assumption that the other variables are constant. The analysis against USD is based solely on the net balance of cash and cash equivalents, trade and other receivables, trade and other payables and term loan.
($ ‘m)	% change	31 December 2018 (Unaudited)	31 December 2017 (Unaudited)
EUR	+/-10%	(51.9)/51.9	(40.5)/40.5
CZK	+/-10%	(3.3)/3.3	(21.8)/21.8
GBP	+/-10%	5.3/(5.3)	7.8/(7.8)
Other	+/-10%	4.4/(4.4)	1.6/(1.6)
The sensitivity analysis above is based on the consolidated assets and liabilities, i.e. excluding intercompany receivables and payables. However, Avast Software s.r.o. has a significant intercompany loan from Avast Operations B.V. denominated in USD. As the functional currency of Avast Software s.r.o. is the USD but the tax basis of Avast Software s.r.o. is denominated in CZK the income tax gains or losses of Avast Software s.r.o. are exposed to significant foreign exchange volatility. If the CZK depreciates against the USD, the corporate income tax expense would decrease. Avast Operations B.V. is not exposed to any similar volatilities as its functional and tax currency is the USD.

Interest rate risk
Cash held by the Group is not subject to any material interest. The only liabilities held by the Group subject to interest rate risk are the loan and derivatives described in Note 29 and 30. The liabilities and provisions themselves are not subject to interest rate risk. The Group keeps all its available cash in current bank accounts or term deposit contracts (see Note 19) with a fixed interest rate and original maturity not exceeding three months.
As at 31 December 2018, the Group has a term loan with an interest rate of 3-month USD LIBOR plus a 2.50% p.a. mark-up for USD tranche and 3-month EURIBOR plus a 2.75% p.a. mark-up for EUR tranche. The 3-month USD LIBOR and 3-month EURIBOR is subject to a 1% interest rate floor and 0% interest rate floor, respectively. As of 31 December 2018 the 3-month USD LIBOR was 2.39% p.a. and 3-months EURIBOR was -0.32%.
To reduce the interest rate risk, Avast Software B.V. entered into an interest rate cap (“Cap”) with certain counterparties on 20 February 2017 effective from 31 March 2017. Under the Cap, 3 month USD LIBOR is limited to 2.75% p.a. for a notional amount of $844 million at the beginning to $709 million through 31 March 2021.
Interest rate sensitivity
A change of 100 basis points in market interest rates would have increased/(decreased) equity and profit and loss before tax by the amounts shown below (based on average gross debt during the year):
	Year-ended 31 December 2018 (Unaudited)	Year-ended 31 December 2017 (Unaudited)
Increase in interest rates	(15.3)	(17.6)
Decrease in interest rates	15.3	17.6
Liquidity risk
The Group performs regular monitoring of its liquidity position to maintain sufficient financial sources to settle its liabilities and commitments. The Group is dependent on a long-term credit facility and so it must ensure that it is compliant with its terms. As it generates positive cash flow from operating activities, the Group is able to cover the normal operating expenditures, pay outstanding short-term liabilities as they fall due without requiring additional financing and has sufficient funds to make meet the capital expenditure requirement. The Group considers the impact on liquidity each time it makes an acquisition in order to ensure it does not adversely affect its ability to meet the financial obligation as they fall due.
As at 31 December 2018 and 2017, the Group’s current ratio (current assets divided by current liabilities including the current portion of deferred revenue) was 0.71 and 0.60. The ratio is significantly impacted by the high current deferred revenue balance due to the sales model, where subscription revenue is collected in advance from end users and deferred over the licence period. The Group’s current ratio excluding deferred revenue was 2.15 and 1.55 as at 31 December 2018 and 2017, respectively.
The Group has established long-term credit ratings of Ba3 with the Moody’s and BB- with Standard & Poor’s. The credit ratings are subject to regular review by the credit rating agencies and may change in response to economic and commercial developments.

The following table shows the ageing structure of financial liabilities as of 31 December 2018:
($ ‘m)	Due within 3 months	Due between 3 to 12 months	Due between 1 to 5 years	Due in more than 5 years	Total
Term loan	18.3	55.0	1,337.2	—	1,410.5
Interest payment	14.9	44.8	195.3	—	255.0
Trade payables and other liabilities*	54.6	9.4	—	—	64.0
Derivative financial instruments	0.4	0.6	—	—	1.0
Other non-current liabilities	—	3.8	0.3	0.2	4.3
Total	88.2	113.6	1,532.8	0.2	1,734.8

*
As described in Note 6, the Group combined and reclassified trade and other payables and other current liabilities. Comparative information as of 31 December 2017 was adjusted accordingly.

The following table shows the ageing structure of financial liabilities as of 31 December 2017:
($ ‘m)	Due within 3 months	Due between 3 to 12 months	Due between 1 to 5 years	Due in more than 5 years	Total
Term loan	23.0	68.9	367.7	1,355.9	1,815.5
Interest payment	18.0	55.8	283.0	47.5	404.3
Finance Lease liability	1.0	1.0	2.8	0.2	5.0
Trade payables and other liabilities	51.2	22.9	—	—	74.1
Derivative financial instruments	0.4	1.2	1.6	—	3.2
Other non-current liabilities	—	—	1.5	0.7	2.2
Total	93.6	149.8	656.6	1,404.3	2,304.3
Capital management
For the purpose of the Group’s capital management, capital includes issued capital, share premium and all other equity reserves attributable to the equity holders of parent. The primary objective of the Group’s capital management is to maximise the shareholder value.
The Group manages its capital structure and makes adjustments to it in the light of changes in circumstances, including economic conditions. To maintain or adjust the capital structure, the Group may adjust the dividend payment to shareholders, return capital to shareholders or issue new shares. The Group currently expects to maintain dividend payments of approximately 40% of Group’s levered free cash flow in the short to medium term.
The Group monitors capital using the net liability position and gearing ratio (the net liability position divided by the sum of the net liability position and equity). The Group includes within the net liability position all current and non-current liabilities, less cash and cash equivalents.
($ ‘m)	31 December 2018 (Unaudited)	31 December 2017 (Unaudited)
Current and non-current liabilities	2,004.4	2,358.4
Less: cash and short – term deposits	(272.3)	(176.3)
Net liability position	1,732.1	2,182.1
Equity	900.4	435.1
Gearing ratio	65.8%	83.4%

32.   SHARE CAPITAL
Shares issued and fully paid:	Number of shares	Share Capital ($ ‘m)	Share Premium ($ ‘m)
Share capital at 31 December 2016(1)	94,212,768	565.3	23.4
Exercise of options	1,302,134	2.5	0.5
Transfer within equity(2)	—	23.0	(23.0)
Capital distribution(2)	—	(219.1)	—
Share capital at 31 December 2017(3)	95,514,902	371.7	0.9
Exercise of options	5,345	—	—
Share capital immediately prior to IPO	95,520,247	371.7	0.9
Converted at IPO(4)	844,058,216	371.7	0.9
Net exercise of options at IPO(4)	49,603,491	—	7.4
Initial public offering(5)	58,977,478	8.0	191.8
Share issue expenses(5)	—	—	(4.0)
Group re-organisation(6)	—	(250.8)	(0.9)
Capital reduction(7)	—	—	(180.6)
Exercise of options	799,114	0.1	0.8
Share capital at 31 December 2018 (Ordinary shares of £0.10 each)	953,438,299	129.0	15.4

(1)
Share capital at 31 December 2016 represented 51,075,525 common and 43,137,243 preferred shares, each with a nominal value of $6.0 per share and a share premium of $0.284 per share.

(2)
On 11 October 2017, the Management Board and Shareholders of Avast Holding B.V. approved the Distribution of $264.8 million. The Distribution consisted of two sources:

•
reduction in the nominal value of all Preferred Shares resulting in a Distribution of $219.1 million; and

•
payment of a regular dividend to holders of all Preferred Shares of $45.7 million.

On 10 October 2017, the other reserves were decreased by $54.9 million (with a corresponding increase in retained earnings) for the purpose of dividend distribution. On 11 October 2017, the share premium was decreased by $23.0 million with a corresponding increase in share capital. The Distribution is presented as a $219.1 million reduction in share capital and $45.7 million reduction in retained earnings.
(3)
Share capital at 31 December 2017 represented 52,377,659 common and 43,137,243 preferred shares. The nominal value of the 51,264,275 class A common shares is $6.24 per share with a share premium of $0.044 and nominal value of the 1,113,384 class B common shares is $1.57 with a nil share premium. The nominal value of the 43,136,243 preferred shares is $1.16 with a share premium of $0.044 and nominal value of the 1,000 management preferred shares is $6.24 per share with a share premium of $104.76 per share.

(4)
Avast plc listed its shares on the London Stock exchange on 10 May 2018. As part of the IPO, holders of equity instruments in Avast Holding received 844,058,216 shares in Avast plc. In addition, holders of options in Avast Holding net-exercised at the IPO 49,603,491 shares in Avast plc and 58,977,478 new shares were issued, bringing the total amount of shares outstanding on Admission to 952,639,185. The net exercise of options resulted in the Group recording a share premium of $7.4 million.

(5)
The increase in share capital and share premium of $195.8 million represents the net proceeds from the IPO, less direct share issue expenses of $4 million.

(6)
$250.8 million was reclassified from share capital and $0.9 million from share premium into other reserves to reflect the nominal value of 10 pence per outstanding share.

(7)
On 6 November 2018, the High Court of Justice in England and Wales has made an order confirming the reduction of the share premium account by £138 million ($180.6 million) and the cancellation of the subscriber share of the company under section 648 Companies Act 2006. The Company now will be able to apply the distributable reserves arising from the capital reduction and the subscriber share cancellation towards the payment of dividends in line with the Company’s dividend policy and for the purposes of future share buybacks.

33.   OTHER RESERVES
The movements in the other reserves were as follows:
($ ‘m)	31 December 2018 (Unaudited)	31 December 2017 (Unaudited)
Other reserves at 31 December 2017	2.4	49.7
Defined benefit plan actuarial gain	—	0.1
Transfer within equity (see Note 32)	—	(54.9)
Group re-organisation (see Note 32)	251.7	—
Share-based payments(1)	13.8	7.5
Net exercise of options (see Note 32)	(7.4)	—
Other reserves at 31 December 2018	260.5	2.4

(1)
The fair value of share awards granted to employees is recorded over the vesting periods of individual options granted as a personnel expense with a corresponding entry to other reserves. Refer to Note 34 for further details of share-based payments.

34.   SHARE-BASED PAYMENTS
Existing Employee Share plan (formerly known as Avast Holding 2014 Share Option Plan “Avast Option Plan”)
The Avast Option Plan was the primary share option plan of the Group prior to the IPO under which certain employees and Directors were granted options over A-Ordinary and / or B-Ordinary Shares of Avast Holding. Following the IPO, the Avast Option Plan was adjusted such that the options granted under the plan ceased to be options over shares of Avast Holdings and, instead, became options over shares of the Company of equivalent value.
No new options have been granted under the Avast Option Plan since the IPO. Furthermore, the Company does not intend to grant any further options under the Avast Option Plan.
Options generally vest over a four-year period in four equal installments. Some of the options granted to the key management personnel are performance-based. The contractual life of all options is 10 years.
Avast plc, 2018 Long Term Incentive Plan (“LTIP”)
Following the IPO, the Company has adopted the LTIP for employees and Executive directors. The purpose of the LTIP is to incentivise employees and Executive Directors whose contributions are essential to the continued growth and success of the business of the Company, in order to strengthen their commitment to the Company and, in turn, further the growth, development and success of the Company. The following types of awards can be granted:
Performance Stock Units (“PSUs”)
PSUs will be granted to Executive Directors and members of the Executive Management Team. Each PSU entitles a participant to receive a share in the Company upon the attainment, over a three year performance period, of challenging performance conditions determined by the Remuneration Committee.

Restricted Stock Units (“RSUs”)
RSUs will be granted to key employees of the Group who are not Executive Directors or members of the Executive Management Team. Each RSU entitles a participant to receive a share in the Company upon vesting of the RSU. Each award of RSUs will ordinarily vest either in three equal proportions over a three year period or on the third anniversary of grant or over such other period as the Committee may determine, provided the participant remains in service.
Stock Options (“Options”)
Options may be granted to key employees of the Group who are not Executive Directors or members of the Executive Management Team. Each option entitles a participant to the right to acquire a share of the Company upon vesting of the option. Each option will ordinarily become exercisable either in three equal proportions over a three year period or on the third anniversary of the grant, or over such other period as the Remuneration Committee may determine.
Share Matching Plan (“SMP”)
The Company has adopted the Avast Share Matching Plan (“SMP”) for employees and Executive Directors of the Group.The purpose of the SMP is to encourage and enable employees and Executive Directors to acquire a significant stake in the Company so that they can share in the future growth, development and success of the Company. Under this plan, employee will be granted one matched share for every three purchased shares after a two-year period. No award under SMP was granted in 2018.
Deferred Bonus Plan (“DBP”)
The Company has adopted the Deferred Bonus Plan for only Executive Directors. Where a participant is required to defer a portion of their annual bonus into shares under the terms of the Company’s annual bonus arrangements, the Remuneration Committee may grant an award to acquire shares under the DBP in order to facilitate such deferral. Awards will ordinarily vest on the second anniversary of the date of grant. No award under DBP was granted in 2018.
Jumpshot Inc., 2015 Share Option Plan (“Jumpshot Option Plan”)
The Jumpshot Option Plan was designed in order to grant options to purchase shares of common stock of Jumpshot Inc. to certain employees and directors of Jumpshot Inc. The purpose of the Jumpshot Option Plan is to provide employees with an opportunity to participate directly in the growth of the value of Jumpshot by receiving options for shares.
Each option converts into one ordinary share of Jumpshot Inc. on exercise. Options that are forfeited are available to be granted again. Options generally vest over a four-year period in four equal installments. Some of the options granted to the key management are performance-based. The contractual life of all options is 10 years.
Share-based payment expense
The total expense that relates to the equity-settled share-based payment transactions during the year is as follows:
($ ‘m)	Year-ended 31 December 2018 (Unaudited)	Year-ended 31 December 2017 (Unaudited)
Avast Option Plan	8.5	7.5
LTIP	5.3	—
Jumpshot Option Plan	0.1	0.2
Total share-based payment expense	13.9	7.7

Share Options
The fair value of equity-settled share options granted is, based on the several assumptions, on the date of the grant award using the Black-Scholes option valuation model. The following table illustrates the weighted average inputs into the Black-Scholes model in the year:
Avast Option Plan	Year-ended 31 December 2018 (Unaudited)	Year-ended 31 December 2017 (Unaudited)
Number granted in year	1,810,000	3,198,398
Weighted average grant date fair value (in $ cents/per share)	6.77	2.35
Weighted average exercise price (in $ cents)	26.98	13.17
Expected volatility	31.58%	32.66%
Weighted average expected lives (years)	6.25	6.12
Risk free interest rate	2.67%	1.93%
Expected dividends	Nil	Nil
Jumpshot Option Plan	Year-ended 31 December 2018 (Unaudited)	Year-ended 31 December 2017 (Unaudited)
Number granted in year	1,049,289	861,789
Weighted average grant date fair value (in USD cents/per share)	0.35	0.26
Weighted average exercise price (in USD cents)	0.86	0.56
Expected volatility	44.88%	45.34%
Weighted average expected lives (years)	6.92	6.25
Risk free interest rate	2.71%	2.07%
Expected dividends	Nil	Nil
Expected volatility was determined by calculating the historical share price volatility of comparable listed companies over the expected life of the options. The expected volatility reflects the assumption that the historical volatility is indicative of future trends, which may not be necessarily be the actual outcome. An increase in the expected volatility will increase the estimated fair value. The expected life is the average expected period to exercise.

The number and weighted average exercise prices of, and movements in, share options in the year is set out below:
	Year-ended 31 December 2018 (Unaudited)		Year-ended 31 December 2017 (Unaudited)
	Number of shares	Weighted average exercise ($ cents)	Number of shares	Weighted average exercise ($ cents)
Outstanding – 1 January	9,383,398	8.99	6,739,000	6.90
Granted	1,810,000	26.98	3,198,398	13.17
Forfeited	(74,750)	9.32	(365,250)	7.44
Exercised	—	—	(188,750)	6.48
Outstanding on Admission	11,118,648	12.13	—	—
Converted on Admission	69,905,909	1.69	—	—
Forfeited	(234,963)	1.23	—	—
Exercised	(729,114)	1.14	—	—
Outstanding – 31 December	68,941,832	1.60	9,383,398	8.99
Vested and exercisable – 31 December	26,685,849	0.98	2,985,992	6.86
The weighted average share price for options exercised during the year was £ pence 225.88.
Options outstanding at the end of the year had the following range of exercise prices and weighted average remaining contractual life:
	31 December 2018 (Unaudited)		31 December 2017 (Unaudited)
Exercise price:	Number of shares outstanding	Weighted average remaining life (years)	Number of shares outstanding	Weighted average remaining life (years)
$6.28 – $9.27	—	—	6,974,365	7.68
$14.37 – $15.22	—	—	2,409,033	9.32
$0.77 – $0.88	23,736,711	6.14	—	—
$1.13 – $1.84	31,141,544	8.21	—	—
$2.73 – $3.41	14,063,577	9.22	—	—
Outstanding – 31 December	68,941,832	7.61	9,383,398	8.10
Replacement options
Out of 7,717,640 options that were fully vested as of 21 March 2014 as part of a business combination, 5,345 options with an exercise price of $1.57 were exercised before the IPO. The outstanding number of options on Admission was 6,598,911 which were converted into 12,336,682 options over Avast plc shares. 70,000 options with the weighted average exercise price of $0.18 were exercised after the IPO. As of 31 December 2018, the outstanding and vested number of options was 12,266,682 with the weighted average exercise price of $0.19.

The following table summarises share option activity of Jumpshot Option Plan:
	Year-ended 31 December 2018 (Unaudited)		Year-ended 31 December 2017 (Unaudited)
	Number of shares	Weighted average exercise	Number of shares	Weighted average exercise
Outstanding – 1 January	6,815,525	0.34	6,365,986	0.31
Granted	1,049,289	0.86	861,789	0.56
Forfeited	(1,154,152)	0.50	(280,500)	0.33
Exercised	(138,371)	0.35	(131,750)	0.30
Outstanding – 31 December	6,572,291	0.40	6,815,525	0.34
Vested and exercisable – 31 December	3,766,538	0.31	2,767,836	0.31
Options outstanding of Jumpshot Option Plan at the end of the year had the following range of exercise prices and weighted average remaining contractual life:
	31 December 2018 (Unaudited)		31 December 2017 (Unaudited)
Exercise price:	Number of shares outstanding	Weighted average remaining life (years)	Number of shares outstanding	Weighted average remaining life (years)
$0.30	4,653,252	6.18	4,703,250	7.19
$0.36	583,500	7.45	1,265,486	8.53
$0.56	358,750	8.45	846,789	9.50
$0.86	976,789	9.55	—	—
Outstanding – 31 December	6,572,291	6.92	6,815,525	7.73
Restricted Share units
The following table illustrates the number and weighted average share price on date of award, and movements in, restricted share units granted under the LTIP:
	Year-ended 31 December 2018 (Unaudited)		Year-ended 31 December 2017 (Unaudited)
	Number of shares	Weighted average share price (£ pence)	Number of shares	Weighted average share price (£ pence)
Outstanding – 1 January	—	—	—	—
Granted	5,188,917	234.94	—	—
Forfeited	(261,585)	234.29	—	—
Vested	—	—	—	—
Outstanding – 31 December	4,927,332	234.97	—	—
The fair value of RSUs granted is measured as at date of grant using Black-Scholes model, the outcome of which is a weighted average fair value of RSUs granted during the year was £ pence 219.07. Future dividends have been taken into account based on expected cash flow and dividend policy.

Performance Share Units
The following table illustrates the number and weighted average share price on date of award, and movements in, performance share units granted under the LTIP:
	Year-ended 31 December 2018 (Unaudited)		Year-ended 31 December 2017 (Unaudited)
	Number of shares	Weighted average share price (£ pence)	Number of shares	Weighted average share price (£ pence)
Outstanding – 1 January	—	—	—	—
Granted	6,309,881	219.60	—	—
Forfeited	—	—	—	—
Vested	—	—	—	—
Outstanding – 31 December	6,309,881	219.60	—	—
The fair value of PSUs granted is measured as at date of grant using Black-Scholes model, the outcome of which is a weighted average fair value of PSUs granted during the year was £ pence 219.60.
35.   RELATED PARTY DISCLOSURES
Transactions between the Company and its subsidiaries, which are related parties, have been eliminated on consolidation and are not disclosed in this note.
Compensation of key management personnel (including Directors)
($ ‘m)	Year-ended 31 December 2018 (Unaudited)	Year-ended 31 December 2017 (Unaudited)
Short term employee benefits (including salaries)	13.3	10.9
Share-based payments	9.3	6.1
Total	22.6	17.0
The amounts in the table above includes, in addition to the compensation of key management personnel of the Group, the remuneration of employees of the Group that are considered related parties under IAS 24 Related party disclosures.
As a part of the IPO and Reorganisation, share transactions occurred between Avast plc and key management personnel and significant shareholders, including Sybil Holdings S.a r.l.
Other Related Parties
Nadační fond AVAST (“AVAST Foundation”)
The foundation was established by Avast Software s.r.o. and it distributes the gifts to other charities and foundations in the Czech Republic. The foundation is considered to be a related party as the spouses of Messrs. Kučera and Baudiš are members of the management board of the foundation.
On 13 March 2018, the Board approved that the donation for 2018 will be CZK 100 million ($5.0 million). The donation is paid in quarterly installments during the year.
During the twelve months ended 31 December 2018, Avast Software s.r.o. made donations of CZK 68.4 million ($3.1 million) [2017: CZK 117.2 million ($5 million)] to the Foundation. As of 31 December 2018, the Company recorded an accrual of CZK 41.8 million ($1.9 million) (2017: nil).
CVC Administration Services S.à r.l.
The Group’s subsidiaries (Avast Software B.V., Avast Operations B.V, Avast Holding B.V., Avast Corporate Services B.V., AVG Ecommerce CY Limited, Norman Data Defense Systems B.V.) signed sub-rental agreements with CVC Administration Services S.à.r.l. for the lease of office premises which are automatically renewed every year. Total rent expenses for the year ended December 2018 amounted to $16.8 thousand (2017: $11.8 thousand).
Enterprise Office Center
On 15 November 2016, Enterprise Office Center (owned by Erste Group Immorent) where Avast Software s.r.o. resides was sold by a third party to a group of investors including co-founders of Avast Group, Eduard Kučera and Pavel Baudiš for $119.5 million (ca. €110 million). The term of lease ends in August 2028 and offers an option to extend for another 4 years under the same conditions. The annual rent is €3.1 million ($3.5 million).
36.   COMMITMENTS
Operating lease commitments
The Group leased office space which incurred $12.4 million of the lease expense for the year ended 31 December 2018. The minimum future rentals on operating leases (excluding prolongation options) are as follows as of 31 December 2018:
($ ‘m)	Less than 1 year	1 to 5 years	> 5 years	Total
Lease	9.5	33.6	44.6	87.7
Sublease income	(0.9)	(2.2)	—	(3.1)
Net lease	8.6	31.4	44.6	84.6
The Group incurred a lease expense of $17.3 million for the year ended 31 December 2017. The minimum future rentals on operating leases are as follows as of 31 December 2017:
($ ‘m)	Less than 1 year	1 to 5 years	> 5 years	Total
Lease	12.6	40.0	23.9	76.6
Sublease income	(0.4)	(1.6)	—	(2.0)
Net lease	12.2	38.4	23.9	74.6
Finance lease commitments
The Group leased servers with a gross value $4 million; there are no associated commitments as at 31 December 2018.
The future minimum lease payments under finance leases together with the present value of the net minimum lease payments are as follows:
($ ‘m)	31 December 2018 (Unaudited)		31 December 2017 (Unaudited)
	Minimum payments	Present value of payments	Minimum payments	Present value of payments
Within one year	—	—	1.5	1.4
Total minimum lease payments	—	—	1.5	1.4
Present value of minimum lease payments	—	—	1.5	1.4

37.   PRINCIPAL EXCHANGE RATES
	Year-ended 31 December 2018 (Unaudited)	Year-ended 31 December 2017 (Unaudited)
Translation of Czech crown into US dollar ($:CZK1.00)
Average	0.0461	0.0429
Closing	0.0445	0.0470
Translation of Sterling into US dollar ($:£1.00)
Average	1.3357	1.2882
Closing	1.2882	1.3520
Translation of Euro into US dollar ($:€1.00)
Average	1.1814	1.1292
Closing	1.1451	1.1996
38.   SUBSEQUENT EVENTS
On 1 February 2019 Avast plc sold the non-core asset of Managed Workplace, its remote monitoring and management product, to Barracuda Networks, Inc. (“Barracuda”) Managed Workplace was Avast’s solution in the Remote Monitoring and Management (“RMM”) space, which is sold to Managed Service Providers (“MSPs”). This business is not core to our SMB strategy, which focuses on securing the workplace. Barracuda, which has a large existing MSP base but does not currently offer an RMM solution, provides a better long-term solution for this business. In addition, Barracuda has signed a reseller agreement, and will resell Avast’s business security solutions to MSPs.
In the year ended 31 December 2018 the asset generated low teen revenue (USD million) with a materially lower margin profile than the Group. The proceeds of the sale will be used for general corporate purposes.
39.   FULL LIST OF SUBSIDIARIES AS OF 31 DECEMBER 2018
Country of incorporation	Registered office	Registered address	Class of shares held	Percentage of share held
Netherlands	Avast Holding B.V.	Schiphol Boulevard 369, Tower F, 7th floor, 1118BJ Schiphol, the Netherlands	Ordinary	100%
	Avast Software B.V.	Schiphol Boulevard 369, Tower F, 7th floor, 1118BJ Schiphol, the Netherlands	Ordinary	100%
	Avast Operations B.V.	Schiphol Boulevard 369, Tower F, 7th floor, 1118BJ Schiphol, the Netherlands	Ordinary	100%
	Avast Corporate Services B.V. Norman Data Defense Systems B.V. AVG Ecommerce CY Limited
Schiphol Boulevard 369, Tower F, 7th floor, 1118BJ Schiphol, the Netherlands
Schiphol Boulevard 369, Tower F, 7th floor, 1118BJ Schiphol, the Netherlands
Schiphol Boulevard 369, Tower F, 7th floor, 1118BJ Schiphol, the Netherlands
			Ordinary Ordinary Ordinary	100% 100% 100%

Country of incorporation	Registered office	Registered address	Class of shares held	Percentage of share held
Czech Republic	Avast Software s.r.o.	Pikrtova 1737/1a, 140 00 Prague 4, Czech Republic	Ordinary	100%
	Jumpshot s.r.o.	Pikrtova 1737/1a, 140 00 Prague 4, Czech Republic	Ordinary	100%
	FileHippo s.r.o.	Pikrtova 1737/1a, 140 00 Prague 4, Czech Republic	Ordinary	100%
Germany	Avast Deutschland GmbH	Otto-Lilienthal-Straße 6, 88046 Friedrichshafen, Germany	Ordinary	100%
United Kingdom	AVG Technologies UK Limited	7th Floor 110 High Holborn, London, England, WC1V 6JS	Ordinary	100%
	Privax Limited	7th Floor 110 High Holborn, London, England, WC1V 6JS	Ordinary	100%
	Avast plc	7th Floor 110 High Holborn, London, England, WC1V 6JS	Ordinary	100%
	Privax Services (UK) Limited	Hill House, 1 Little New Street, London, England, EC4A 3TR	Ordinary	100%
	Piriform Software Ltd	7th Floor 110 High Holborn, London, England, WC1V 6JS	Ordinary	100%
USA	AVAST Software, Inc.	2625 Broadway Street, Redwood City, County of San Mateo, CA, 94063, USA	Ordinary	100%
	Remotium Inc.	2625 Broadway Street, Redwood City, County of San Mateo, CA 94063, USA	Ordinary	100%
	Avast Ancillary Services LLC	251 Little Falls Drive, Wilmington, DE 19808, USA	Ordinary	100%
	TACR SERVICES, INC	Corporation Service Company 251 Little Falls Drive, Wilmington, DE 19808, USA	Ordinary	100%
	Fero, Inc.	Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, DE 19801, USA	Ordinary	100%
	Sybil Software LLC	Corporation Service Company 251 Little Falls Drive, Wilmington, DE 19808, USA	Ordinary	100%
	Jumpshot, Inc.	329 Bryant Street, Suite 3C San Francisco, CA 94107, USA	Ordinary	100%
	AVG Technologies USA, LLC	1313 N. Market Street, Suite 1500 Wilmington, DE 19801, USA	Ordinary	100%
	Location Labs, LLC	2100 Powell St, Emeryville, CA 94608, USA	Ordinary	100%
	Piriform Inc.	Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808, USA	Ordinary	100%

Country of incorporation	Registered office	Registered address	Class of shares held	Percentage of share held
Hong Kong	AVAST Software (Asia) Limited	7/F Hong Kong Trade Centre, 161-167 Des Voeux Road Central, Hong Kong	Ordinary	100%
Israel	AVG Mobile Technologies Ltd*	2 HaShlosha Street, Tel Aviv Yaffo 6706054, Israel (PO BOX 9244)	Ordinary	100%
Cyprus
	Piriform Group Ltd	1 Constantinou Skokou St, Capital Chambers, 5th Floor, Agios Antonios, 1061 Nicosia, Cyprus	Ordinary	100%
	Piriform Limited	1 Constantinou Skokou St, Capital Chambers, 5th Floor, Agios Antonios, 1061 Nicosia, Cyprus	Ordinary	100%
Australia	AVG Technologies AU Pty Ltd	Level 7, 122 Arthur Street, 2060 Sydney – North Sydney, New South Wales, Australia	Ordinary	100%
Canada	AVG Technologies Canada Inc.	1125 Innovation Drive, Ottawa, Ontario K2K 3G6 Canada	Ordinary	100%
Brasil	AVG Distribuidora de Tecnologias do Brasil Ltda.	Conj 38, R. Amazonas, 669 – Santa Paula, São Caetano do Sul – SP, 09520-070, Brasil	Ordinary	100%
Norway	AVG Technologies Norway AS	Lysaker Torg 5, 1366 Lysaker, Bærum, Norway	Ordinary	100%
Slovak Republic	InloopX s.r.o.	Veľká Okružná 26A, 010 01 Žilina, Slovakia	Ordinary	100%
Switzerland	Avast Switzerland AG	Münchensteinerstr. 43, 4052 Basel, Switzerland	Ordinary	100%
Serbia	Privax d.o.o Beograd	Bulevar Mihaila Pupina 6, 11070 Belgrade-Novi Beograd, Serbia	Ordinary	100%
Japan	Avast Software Japan Godo Kaisha	1F and 2F Otemachi Building, 1-6-1 Otemachi, Chiyoda-ku, Tokyo, Japan	Ordinary	100%
Barbados	Piriform (Barbados) Ltd	Chancery House, High Street, Bridgetown, Barbados	Ordinary	100%

*
in liquidation

The Company’s directly held subsidiary is Avast Holding B.V. All other subsidiaries are indirectly held.

Avast plc
Half Year Results 2021

CONSOLIDATED STATEMENT OF PROFIT AND LOSS
FOR THE SIX-MONTHS ENDED 30 JUNE 2021
($’M)
		Six-months ended	Six-months ended
	Note	30 June 2021	30 June 2020
		(Unaudited)	(Unaudited)
REVENUES	3	471.3	433.1
Cost of revenues		(74.8)	(104.6)
GROSS PROFIT		396.5	328.5
Sales and marketing		(77.4)	(70.0)
Research and development		(38.4)	(45.2)
General and administrative		(54.0)	(78.8)
Total operating costs		(169.8)	(194.0)
OPERATING PROFIT		226.7	134.5
Net gain on disposal of a business operation	9	34.2	—
Interest Income	7	0.1	0.3
Interest Expense	7	(14.3)	(18.5)
Other finance income and expense (net)	7	22.6	(1.0)
PROFIT BEFORE TAX		269.3	115.3
Income tax	8	(63.5)	(28.8)
PROFIT FOR THE PERIOD		205.8	86.5
Earnings per share (in $ per share):
Basic EPS	10	0.20	0.09
Diluted EPS	10	0.20	0.08
The accompanying notes form an integral part of these financial statements.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
FOR THE SIX-MONTHS ENDED 30 JUNE 2021
($’M)
	Six-months ended	Six-months ended
	30 June 2021	30 June 2020
	(Unaudited)	(Unaudited)
Profit for the period	205.8	86.5
Other comprehensive gains:
Items that will not be reclassified subsequently to profit or loss:
– Changes in the fair value of equity instruments at fair value through other comprehensive income (net of tax)	(0.6)	—
Items that may be reclassified subsequently to profit or loss:
– Translation differences	0.8	0.1
Total other comprehensive gains	0.2	0.1
Comprehensive income for the period	206.0	86.6
The accompanying notes form an integral part of these financial statements.

CONSOLIDATED STATEMENT OF FINANCIAL POSITION
AT 30 JUNE 2021
($’M)
	Note	30 June 2021	30 June 2020	31 December 2020
		(Unaudited)	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents		357.6	151.0	175.4
Trade and other receivables		48.2	73.1	63.0
Capitalised contract costs	11	34.1	34.2	35.0
Prepaid expenses		9.4	12.1	10.3
Inventory		—	0.1	—
Tax receivables	8	2.9	4.4	5.2
Other financial assets	17	6.5	0.7	0.3
		458.7	275.6	289.2
Non-current assets
Property, plant and equipment	12	34.6	37.8	41.2
Right-of-use assets	13	51.1	61.5	56.4
Intangible assets	12	115.0	152.8	127.7
Deferred tax asset	8	176.1	202.2	197.1
Other financial assets	17	8.5	0.8	0.8
Capitalised contract costs	11	2.6	3.9	2.8
Prepaid expenses		0.5	0.8	0.5
Goodwill		1,966.6	1,991.3	1,991.3
		2,355.0	2,451.1	2,417.8
TOTAL ASSETS		2,813.7	2,726.7	2,707.0
SHAREHOLDERS’ EQUITY AND LIABILITIES
Current liabilities
Trade and other payables		61.5	58.2	63.2
Lease liability	13	7.1	7.4	7.0
Provisions	14	21.7	20.8	27.7
Income tax liability		17.4	9.4	1.3
Deferred revenues	15	470.8	448.6	458.8
Term loan	16	41.9	60.9	64.6
Other financial liabilities	17	—	1.2	0.4
		620.4	606.5	623.0
Non-current liabilities
Lease liability	13	51.4	56.9	57.5
Provisions	14	0.3	0.7	0.6
Deferred revenues	15	37.0	56.1	37.7
Term loan	16	778.1	837.1	769.4
Other non-current liabilities		0.7	0.7	0.7
Deferred tax liability	8	20.2	28.2	22.8
		887.7	979.7	888.7
Shareholders’ equity
Share capital		139.0	138.1	138.6
Share premium, statutory and other reserves		394.6	359.5	374.8
Translation differences		4.0	1.4	3.2
Retained earnings		768.0	641.5	678.7
Equity attributable to equity holders of the parent		1,305.6	1,140.5	1,195.3
TOTAL SHAREHOLDERS’ EQUITY AND LIABILITIES		2,813.7	2,726.7	2,707.0
The accompanying notes form an integral part of these financial statements.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE SIX-MONTHS ENDED 30 JUNE 2021
($’M)
	Share capital	Share premium	Other reserves	Translation differences	Retained earnings	Equity attributable to equity holders of the parent	Non- controlling interests	Total equity
At 31 December 2019	136.0	55.6	225.1	1.3	698.9	1,116.9	7.5	1,124.4
Result of the six-months	—	—	—	—	86.5	86.5	—	86.5
Other comprehensive income	—	—	—	0.1	—	0.1	—	0.1
Comprehensive income for the period	—	—	—	0.1	86.5	86.6	—	86.6
Other movements	—	—	—	—	(1.9)	(1.9)	—	(1.9)
Transactions with NCI – Purchase of interest	—	—	—	—	(57.3)	(57.3)	(7.5)	(64.8)
Transactions with NCI – De-recognition of put liability	—	—	55.7	—	0.6	56.3	—	56.3
Transfer share-based payments to retained earnings	—	—	(14.7)	—	14.7	—	—	—
Share-based payments	—	—	8.7	—	—	8.7	—	8.7
Exercise of options	2.1	29.1	—	—	—	31.2	—	31.2
Share-based payments – deferred tax	—	—	—	—	5.4	5.4	—	5.4
Cash dividend	—	—	—	—	(105.4)	(105.4)	—	(105.4)
At 30 June 2020	138.1	84.7	274.8	1.4	641.5	1,140.5	—	1,140.5
Result of the six-months	—	—	—	—	83.1	83.1	—	83.1
Other comprehensive income	—	—	—	1.8	—	1.8	—	1.8
Comprehensive income for the period	—	—	—	1.8	83.1	84.9	—	84.9
Other movements	—	—	—	—	2.8	2.8	—	2.8
Transfer share-based payments to retained earnings	—	—	(0.7)	—	0.7	—	—	—
Share-based payments	—	—	13.1	—	—	13.1	—	13.1
Exercise of options	0.5	2.9	—	—	(0.6)	2.8	—	2.8
Share-based payments – deferred tax	—	—	—	—	0.5	0.5	—	0.5
Cash dividend	—	—	—	—	(49.3)	(49.3)	—	(49.3)
At 31 December 2020	138.6	87.6	287.2	3.2	678.7	1,195.3	—	1,195.3
Result of the six-months	—	—	—	—	205.8	205.8	—	205.8
Other comprehensive income	—	—	—	0.8	(0.6)	0.2	—	0.2
Comprehensive income for the period	—	—	—	0.8	205.2	206.0	—	206.0
Other movements	—	—	—	—	(0.4)	(0.4)	—	(0.4)
Share-based payments	—	—	16.2	—	—	16.2	—	16.2
Exercise of options	0.4	3.6	—	—	(0.2)	3.8	—	3.8
Cash dividend	—	—	—	—	(115.3)	(115.3)	—	(115.3)
At 30 June 2021	139.0	91.2	303.4	4.0	768.0	1,305.6	—	1,305.6
The accompanying notes form an integral part of these financial statements.

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE SIX-MONTHS ENDED 30 JUNE 2021
($’M)
		Six-months ended	Six-months ended
	Note	30 June 2021	30 June 2020
		(Unaudited)	(Unaudited)
Cash flows from operating activities
Profit for the financial period		205.8	86.5
Non-cash adjustments to reconcile profit to net cash flows:
Income tax	8	63.5	28.8
Depreciation	6	10.1	9.5
Amortisation	6	12.8	41.0
Impairment		1.4	2.8
Gain on disposal of a business operation	9	(34.2)	—
Movement of provisions and allowances		(6.8)	7.5
Interest income	7	(0.1)	(0.3)
Interest expense, changes of fair values of derivatives and other non-cash financial expense	7	13.8	16.9
Shares granted to employees	4	16.2	8.7
Effect of exchange rate changes on cash and cash equivalents held in foreign currencies		(2.5)	(1.1)
Unrealized foreign exchange gains and losses and other non-cash transactions		(19.2)	0.1
Working capital adjustments:
Decrease in trade and other receivables and inventories		11.4	0.3
Increase/(decrease) in trade and other payables		1.8	(4.1)
Increase in deferred revenues		11.4	36.0
Income tax paid		(28.6)	(6.8)
Net cash flows from operating activities		256.8	225.8
Cash flows from investing activities
Acquisition of property and equipment		(1.6)	(2.2)
Acquisition of intangible assets		(1.6)	(0.5)
Settlement of contingent consideration		(0.7)	(3.6)
Proceeds from sale of a business operation, net of cash disposed	9	54.7	3.0
Interest received	7	0.1	0.3
Net cash used in investing activities		50.9	(3.0)
Cash flows from financing activities
Transactions with NCI		—	(64.8)
Dividend paid	18	(115.3)	(105.4)
Exercise of options		3.8	31.2
Proceeds from borrowings/repayments	16	5.4	(130.2)
Transaction costs related to borrowings	16	(7.7)	—
Interest paid	16	(10.0)	(15.4)
Lease payments interest	13	(1.0)	(1.1)
Lease payments principal	13	(3.2)	(3.8)
Net cash flows from financing activities		(128.0)	(289.5)
Net increase/(decrease) in cash and cash equivalents		179.7	(66.7)
Effect of exchange rate changes on cash and cash equivalents held in foreign currencies		2.5	1.1
Cash and cash equivalents at beginning of period		175.4	216.6
Cash and cash equivalents at end of period		357.6	151.0
The accompanying notes form an integral part of these financial statements.

1.   General Information
Avast plc, together with its subsidiaries (collectively, ‘Avast’, ‘the Group’ or ‘the Company’), is a leading global cybersecurity provider. Avast plc is domiciled in the United Kingdom and its registered address is 110 High Holborn, London WC1V 6JS. Avast plc’s registered number is 07118170.
The Interim Condensed Financial Statements were approved for issue by the Board of Directors on 17 September 2021.
These Interim Condensed Financial Statements do not comprise statutory accounts within the meaning of Section 434 of the Companies Act 2006.
The financial information in respect of the financial year ended 31 December 2020 has been extracted from the audited financial statements for that financial year that have been delivered to the registrar and on which the auditors gave an unqualified audit opinion which did not include an emphasis of matter reference or a statement under sections 498(2) or (3) of Companies Act 2006.
2.   Basis of preparation and changes to the accounting policies
2.1 Basis of preparation
The Interim Condensed Financial Statements for the six-months ended 30 June 2021 have been prepared in accordance with UK-adopted IAS 34 Interim Financial Reporting and the Disclosure and Transparency Rules of the Financial Conduct Authority. The Interim Condensed Financial Statements should be read in conjunction with the Annual Report and Consolidated financial statements for the year ended 31 December 2020, which have been prepared in accordance with International Financial Reporting Standards as issued by the IASB. The annual financial statements for the year ended 31 December 2021 will be prepared in accordance with UK-adopted International Accounting Standards (UK-adopted IFRS).
The Group uses the direct method of consolidation, under which the Interim Condensed Financial Statements are translated directly into the presentation currency of the Group, the US Dollar (‘USD’). The consolidation of a subsidiary begins when the Group obtains control over the subsidiary and continues to be consolidated until the date when such control ceases. All intra-group balances, transactions, unrealised gains and losses resulting from intra-group transactions and dividends are eliminated in full on consolidation.
Going Concern
Due to the uncertainty of the ongoing Covid-19 pandemic, management have performed a detailed going concern review and analysis of the accounts and consider that the Group has adequate resources to continue business for the foreseeable future, and a period from the signing of the interim financial statements through 31 December 2022.
Group’s financial covenants
The Group’s Term Loan Credit Agreement includes a single financial covenant that is triggered at any time when $35 million or more is outstanding under the revolving credit agreement for a period ending on June 30 or December 31. The Group must maintain, on a consolidated basis, a leverage ratio (set as a ratio of Consolidated First Lien Net Debt to Consolidated EBITDA) less than 6.5x when $35m or more is outstanding. This covenant is tested quarterly at such time as it is in effect. The Total Net First Lien Leverage Ratio remains materially lower than 6.5x during the period under review. The ratio was 1.0x at 30 June 2021 and there is no reason to believe that the Group would have any material risk against the ceiling of 6.5x. As of 30 June 2021, $40 million committed was undrawn under the revolving credit facility.
Reverse stress testing
To make the going concern assessment, the Directors have reviewed the latest budget and forecast through 31 December 2022, including the projected cash flows and other relevant information. The cash flow projections have been subject to reverse stress testing, which assessed the potential impact of extreme scenario in which the billings from Desktop part of Consumer Direct segment would decline drastically without any mitigating action taken by management. Even in such a scenario, which is considered remote, the Group has more than sufficient headroom in its available resources to withstand the period from signing of the interim financial statements through 31 December 2022 and not to be in breach of the financial covenant. The Group would only run out of available cash in the extreme situation where practically no further Consumer Direct Desktop billings would be realised in H2, collections would stop, and no meaningful offsetting cost actions would be taken, whilst still paying dividends according to the current policy (i.e. 40% of Levered Free Cash Flow).
Our business remains resilient because:
•
Cash collection is strong and bad debt risk is limited as clients typically pay for service up front

•
At the end of H1 2021 the Group had $398m of available liquidity including $40m available revolving credit facility not drawn, therefore the Group has sufficient funds to allow it to operate

•
Resilient renewal rates with only minor degradation in the ‘Covid cohort’ in H1 2021

•
Flexible cost base — significant portion of Group’s costs are discretionary in nature

•
The work-from-home trend in the pandemic environment created an upswing in demand across the product portfolio resulting in strong growth in customer numbers in 2020. The number of customers continued to grow on a lower pace in H1 2021 (+1.5% versus YE 2020 in Consumer Direct)

•
Our deferred revenue balance is growing (deferred revenue up +2.3% vs YE 2020) supporting attractive future revenue growth and good future revenue visibility. The deferred revenue balance as of 30 June 2021 of $507.7m includes $470.8m to be released into revenue in the following 12 months

•
We continuously monitor and invest into market needs. In H1 2021 Avast continued its strong investment in technology capability and innovation, and further enhanced the customer experience to support mid-term growth initiatives, and to keep up with the latest technology trends

The Directors continue to carefully monitor the impact of the Covid-19 pandemic on the operations of the Group and have a range of possible mitigation actions, which could be implemented in the event of a downturn of the business.
On the basis of the above considerations, the Directors have a reasonable expectation that the Group will have adequate resources to continue in business for the foreseeable future and therefore continue to adopt the going concern basis in preparing the interim financial statements.
Impact of Covid-19 on financial statements at 30 June 2021
In light of the impact of Covid-19, management have considered the impact on accounting policies, judgements and estimates. In particular, on the expected credit loss, where customers have been reviewed for potential increased level of risk. There has been no material specific provision to the Group’s receivables recorded as of 30 June 2021.
Impairment reviews of goodwill and intangible assets are ordinarily performed annually. At 30 June 2021, the Group reviewed whether there are any new impairment indicators present due to the uncertainty caused by Covid-19. No significant adjustment to Group’s accounting estimates has been deemed necessary, considering also the fact that the headroom of market capitalization over net assets is significant. There is no reason to believe that impairment would be required.
2.2 New standards, interpretations and amendments adopted by the Group
The accounting policies adopted in the preparation of the interim condensed consolidated financial statements are consistent with those followed in the preparation of the Group’s annual consolidated financial statements for the year ended 31 December 2020, except for the adoption of new standards effective as of 1 January 2021. There were no new standards issued since 1 January 2021 that would have impacted the consolidated financial statements. The Group has not early adopted any standard, interpretation or amendment that has been issued but is not yet effective.
Several amendments and interpretations apply for the first time in 2021, but do not have an impact on the interim condensed consolidated financial statements of the Group.
Interest Rate Benchmark Reform — Phase 2: Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16
The amendments provide temporary reliefs which address the financial reporting effects when an interbank offered rate (IBOR) is replaced with an alternative nearly risk-free interest rate (RFR).
The amendments include the following practical expedients:
•
A practical expedient to require contractual changes, or changes to cash flows that are directly required by the reform, to be treated as changes to a floating interest rate, equivalent to a movement in a market rate of interest

•
Permit changes required by IBOR reform to be made to hedge designations and hedge documentation without the hedging relationship being discontinued

•
Provide temporary relief to entities from having to meet the separately identifiable requirement when an RFR instrument is designated as a hedge of a risk component.

These amendments had no impact on the interim condensed consolidated financial statements of the Group.
The Group will apply the practical expedients in future periods if it is applicable. Upon the discontinuation of US LIBOR, the Group’s credit agreement contains a mechanism by which US LIBOR will be replaced with a new reference rate reflecting the market standard.
2.3 Change in the reporting of Billings and Revenues
On 1 January 2021, the Group changed its disaggregation of Consumer reporting of billings and revenues. In prior years, the Consumer segment was further split into Consumer Direct Desktop, Consumer Direct Mobile and Consumer Indirect. In 2021, the direct-to-consumer mobile subscription business is reported together with the desktop business within the one category ‘Consumer Direct’, due to a rise of multi-device subscriptions. Consumer Indirect consists of revenues generated via the carrier channel (named as Partner) alongside Mobile advertising and Platform revenue. The Consumer reporting change has no impact on the overall Group result. There is no change to the overall segments which are consistently reported as Consumer and SMB. Comparative balances have been adjusted for consistency purposes.
Previous structure ($’m)	Six-months ended 30 June 2020 (Unaudited)	Partner/carriers	Mobile subscription	New structure ($’m)	Six-months ended 30 June 2020 (Unaudited)
Consumer Direct Desktop	334.4	—	14.9	Consumer Direct	349.3
Consumer Direct Mobile	36.5	(21.6)	(14.9)
Consumer Indirect	35.7	21.6	—	Consumer Indirect	57.3
SMB	23.2	—	—	SMB	23.2
Consumer Other*	3.3	—	—	Consumer Other*	3.3
Total	433.1	—	—	Total	433.1

*
For the period ended 30 June 2021 and 2020, Consumer Other includes a portion of revenue from discontinued business and Jumpshot revenue of nil and $1m, respectively.

3.   Segment information and other disclosures
For management reporting purposes, two operating segments of Consumer and Small and Medium-sized business (‘SMB’) have been identified based on the nature of the business and how the business is managed.
Billings is one of the important metrics used to evaluate and manage operating segments. Billings represent the full value of products and services being delivered under subscription and other agreements and include sales to new end customers plus renewals and additional sales to existing end customers. Under the subscription model, end customers pay the Group for the entire amount of the subscription in cash upfront upon initial delivery of the applicable products. The invoicing timing may slightly vary through the year with immaterial impact, as part of our usual renewal offers testing. Although the cash is paid up front, under IFRS, subscription revenue is deferred and recognised ratably over the life of the subscription agreement, whereas non-subscription revenue is typically recognised immediately.
The Group evaluates the performance of its segments based primarily on billings, revenue and operating profit. Billings is not defined or recognised under IFRS and considered as a non-IFRS financial measure used to evaluate current business performance.
Certain costs that are not directly applicable to the segments are identified as corporate overhead costs and represent general corporate costs that are applicable to the consolidated group. In addition, costs relating to share-based payments and exceptional items are not allocated to the segments since these costs are not directly applicable to the segments, and therefore not included in the evaluation of performance of the segments.
The following tables present summarised information by segment:
Six-months ended 30 June 2021 (Unaudited) ($’m)	Consumer	SMB	Total
Billings	456.3	26.4	482.7
Deferral of revenue	(10.9)	(0.5)	(11.4)
Segment revenue	445.4	25.9	471.3
Segment cost of revenues	(43.1)	(2.2)	(45.3)
Segment sales and marketing costs	(49.8)	(8.4)	(58.2)
Segment research and development costs	(21.1)	(1.6)	(22.7)
Segment general and administrative costs	(1.4)	(0.3)	(1.7)
Total segment operating profit	330.0	13.4	343.4
Corporate overhead			(73.2)
Depreciation and amortisation			(22.9)
Exceptional items			(4.0)
Share-based payments			(16.2)
Employer’s taxes on share-based payments			(0.4)
Consolidated operating profit			226.7

Six-months ended 30 June 2020 (Unaudited) ($’m)	Consumer	SMB	Total
Billings	445.8	23.3	469.1
Deferral of revenue	(35.9)	(0.1)	(36.0)
Segment revenue	409.9	23.2	433.1
Segment cost of revenues	(40.3)	(2.8)	(43.1)
Segment sales and marketing costs	(43.3)	(8.6)	(51.9)
Segment research and development costs	(24.9)	(1.6)	(26.5)
Segment general and administrative costs	(1.2)	0.4	(0.8)
Total segment operating profit	300.2	10.6	310.8
Corporate overhead			(69.4)
Depreciation and amortisation			(50.5)
Exceptional items			(47.4)
Share-based payments			(8.7)
Employer’s taxes on share-based payments			(0.3)
Consolidated operating profit			134.5
Corporate overhead costs primarily include the costs of the Group’s IT, HR, Finance and central marketing functions and legal and rent costs, which are not allocated to the individual segments.
The following table presents depreciation and amortisation by segment:
($’m)	Six-months ended 30 June 2021	Six-months ended 30 June 2020
	(Unaudited)	(Unaudited)
Consumer	12.1	40.6
SMB	0.1	0.1
Corporate overhead	10.7	9.8
Total depreciation and amortisation	22.9	50.5
The following table presents further disaggregation of revenue:
($’m)	Six-months ended 30 June 2021	Six-months ended 30 June 2020
	(Unaudited)	(Unaudited)
Consumer Direct	401.6	349.3
Consumer Indirect	42.5	57.3
SMB	25.9	23.2
Consumer Other	1.3	3.3
Total	471.3	433.1
As described in Note 2, the Group changed its disaggregation of Consumer reporting of billings and revenues. Comparative information for the six months ended June 2020 were adjusted accordingly.
The following table presents revenue attributed to countries based on the location of the customer:

	Six-months ended 30 June 2021 (Unaudited)		Six-months ended 30 June 2020 (Unaudited)
	$(’m)	(in)%	$(’m)	(in)%
United States	176.0	37.3%	169.7	39.2%
United Kingdom	44.7	9.5%	39.5	9.1%
France	36.8	7.8%	33.9	7.8%
Germany	33.4	7.1%	29.2	6.8%
Other countries*	180.4	38.3%	160.8	37.1%
Total	471.3	100%	433.1	100.0%

*
No individual country represented more than 5% of the respective totals.

Revenues from relationships with certain third parties exceeding 10% of the Group’s total revenues were as follows:
($’m)	Six-months ended 30 June 2021	Six-months ended 30 June 2020
	(Unaudited)	(Unaudited)
Revenues realised through online resellers:
Digital River	351.1	292.6
4.   Share-Based payments
The total expense that relates to the equity-settled share-based payment transactions during the period is as follows:
($ ‘m)	Six months ended 30 June 2021	Six months ended 30 June 2020
	(Unaudited)	(Unaudited)
Avast Option Plan	0.1	(0.8)
Long Term Incentive Plan (“LTIP”)	16.2	9.3
Share Matching Plan (“SMP”)	(0.1)	0.2
Total share-based payment expense	16.2	8.7
The Group also recognised additional $0.4m (H1 2020: $0.3m) of employer’s costs related to the share-based payments exercise included in operating costs. Total costs related to share-based payments adjusted out of the adjusted operating profit amounted to $16.6m (H1 2020: $9.0m).
The Group has made awards under its share-based payments plans with a weighted average share price (‘WASP’) on the grant date as follows:
($ ‘m)	Six-months ended 30 June 2021 Number	Six-months ended 30 June 2021 WASP (£ pence)	Six-months ended 30 June 2020 Number	Six-months ended 30 June 2020 WASP (£ pence)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
RSU	5,897,350	521.1	1,427,240	406.1
PSU	965,053	483.4	1,185,732	404.6
Total	6,862,403	515.8	2,612,972	405.4

5.   Exceptional items
The following table presents the exceptional items by activities:
($’m)	Six-months ended 30 June 2021	Six-months ended 30 June 2020
	(Unaudited)	(Unaudited)
Exceptional items in operating profit	(4.0)	(47.4)
Net gain on disposal of business operation	34.2	—
Exceptional items in operating profit
During the six-months ended 30 June 2021, the Group incurred legal and professional costs of $3.2m in relation to the disposal of business operation (described further below and in the Note 9). These transaction costs are included in the cash flow from investing activities. In addition, the Group has also recorded exceptional non-cash impairment costs of $0.8m, which resulted from this disposal (see Note 13). The tax benefit from these exceptional items amounted to $1.0m.
During the six-months ended 30 June 2020, the Group returned the investment made by Ascential plc into Jumpshot in the total amount of $73.0m, which included associated exit costs of $8.2m. These costs were included in the exceptional costs, in the net cash flows from operating activities and treated as tax non-deductible. The amount of investment returned to Ascential excluding exit costs was included in the net cash flows from financing activities.
In total, the Group incurred $24.7m costs in the six-months ended 30 June 2020 in relation to winding down the operations of Jumpshot. These costs were primarily cash items consisting of restructuring personnel costs, legal fees, refunds to the customer and aforementioned Ascential exit costs. The non-cash items included gain from release of deferred revenue of $7.6m which was offset by impairment of fixed assets and right-of-use assets of $2.8m and creation of bad debt provision and write-offs of account receivables and other assets of $4.5m. These exceptional items have been treated as tax non-deductible.
In addition, in H1 2020 Avast donated $22.7m (FY 2020 total $25m) to accelerate global R&D programs to help combat Covid-19. Total amount of donations $22.7m was included in the net cash flows from operating activities and the related tax impact has been included in the tax adjusting items ($4.3m).
Net gain on disposal of a business operation
On 16 April 2021, the Group sold a portfolio of mobile parental controls services including location features, content filtering and screen time management to Smith Micro Software Inc. (“Smith Micro”) recognising a gain of $34.2m as an exceptional item. Proceeds from this transaction, net of cash sold, have been included in cash flows from investing activities. The tax impact of the net gain on disposal of a business operation was $13.7m.
All exceptional items incurred during the six-months ended 30 June 2021 and 2020 relate to the Consumer segment.

6.   Depreciation and amortisation
Amortisation by function:
($ ‘m)	Six-months ended 30 June 2021	Six-months ended 30 June 2020
	(Unaudited)	(Unaudited)
Cost of revenues	11.7	39.9
Total amortisation of acquisition intangible assets	11.7	39.9
Cost of revenues	0.2	0.4
Sales and marketing	0.2	0.1
Research and development	0.2	0.2
General and administration	0.5	0.4
Total amortisation of non-acquisition intangible assets	1.1	1.1
Total amortisation	12.8	41.0
Depreciation by function:
($ ‘m)	Six-months ended 30 June 2021	Six-months ended 30 June 2020
	(Unaudited)	(Unaudited)
Cost of revenues	4.9	3.9
Research and development	0.1	0.1
General and administration*	5.1	5.5
Total depreciation	10.1	9.5

*
$3.5 million (H1 2020: $3.8 million) is attributable to the depreciation of right-of-use assets (see Note 13)

Tangible and intangible assets are allocated to each department of the Group. The depreciation and amortisation of these assets is reported as part of operating costs and cost of revenues.
7.   Finance income and expenses
Interest income:
($ ‘m)	Six-months ended 30 June 2021	Six-months ended 30 June 2020
	(Unaudited)	(Unaudited)
Interest on bank deposits	0.1	0.3
Total finance income	0.1	0.3
Interest expense:
($ ‘m)	Six-months ended 30 June 2021	Six-months ended 30 June 2020
	(Unaudited)	(Unaudited)
Term loan interest expense	(13.3)	(17.4)
Lease interest expense	(1.0)	(1.1)
Total interest expense	(14.3)	(18.5)

Other finance income and expense (net):
($ ‘m)	Six-months ended 30 June 2021	Six-months ended 30 June 2020
	(Unaudited)	(Unaudited)
Changes of fair values of derivatives	0.4	1.3
Revolving loan – commitment fee and other fees	(0.2)	(0.2)
Foreign currency gains and losses, net	6.3	(5.0)
Unrealised foreign exchange gains and losses on borrowings, net	15.8	2.4
Other financial expense and income (net)	0.3	0.5
Total other finance income and expense (net)	22.6	(1.0)
8.   Income tax
In the Consolidated statement of financial position, the corporate income tax receivable of $0.3m ($2.0m as at 30 June 2020 and $1.9m as at 31 December 2020) is part of the caption tax receivables.
The major components of the income tax in the consolidated statement of comprehensive income are:
($ ‘m)	Six-months ended 30 June 2021	Six-months ended 30 June 2020
	(Unaudited)	(Unaudited)
Current income tax	(45.1)	(30.7)
Deferred tax	(18.4)	1.9
Total income tax	(63.5)	(28.8)
Income tax expense is recognised based on the Group’s estimate of the weighted average annual effective income tax rate expected for the full financial year, adjusted for the tax effect of certain items recognised in full in the interim period. The estimated average annual effective income tax rate used for the six-months ended 30 June 2021 is 18%, compared to 20% for the six-months ended 30 June 2020. The estimated average annual effective tax rate in six-months ended 30 June 2021 is lower mainly due to recognition of previously unrecognised deferred tax assets in the Netherlands, which will be recovered based on Group’s assessment.
The reconciliation of income tax benefit applicable to accounting profit before income tax at the statutory income tax rate to income tax expenses at the Group’s effective income tax rate is as follows:
($ ‘m)	Six-months ended 30 June 2021	Six-months ended 30 June 2020
	(Unaudited)	(Unaudited)
Profit before tax	269.3	115.3
Group effective income tax rate (20%* in 2021 and 2020)	(53.9)	(23.1)
Recurring adjustments
Non-deductible expenses	(1.0)	(0.8)
Share-based payments	(2.3)	(1.3)
FX effect on Intercompany loans	0.9	3.7
Non recurring adjustments
Current year deferred tax assets not recognised	(0.2)	(5.7)
Effect of changes in tax rates on deferred taxes	0.3	0.2
Taxable gain on Family Safety Mobile business disposal	(6.8)	—

($ ‘m)	Six-months ended 30 June 2021	Six-months ended 30 June 2020
	(Unaudited)	(Unaudited)
Recognition of previously unrecognized deferred tax assets	5.5	—
Derecognition of deferred tax assets	(6.7)	—
Remaining impact of tax rate variance and other effects	0.7	(1.8)
Total income tax	(63.5)	(28.8)

*
Estimated as a Group’s blended rate across the jurisdictions where the Group operates.

After disposal of Family Safety Mobile business, the Group derecognised deferred tax assets of $6.8m related to tax credits in the United States which will not be recovered before they expire based on Group’s assessment. Tax effect is recognised in full in the six-months ended 30 June 2021.
As of 30 June 2021, the Group recognised a deferred tax liability of $20.2m ($28.2m as of 30 June 2020 and $22.8m as of 31 December 2020) which relates mainly to taxable differences recognized during purchase price allocations in previous periods.
As of 30 June 2021, the Group recognised a deferred tax asset of $176.1m ($202.2m as of 30 June 2020 and $197.1m as of 31 December 2020) of which the major part relates to deductible temporary differences in the Czech Republic ($119.5m as at 30 June 2021, $125.1m as at 30 June 2020, $120.3m as at 31 December 2020) and carry forward of unused tax losses and other temporary differences in the United States ($46.4m as at 30 June 2021, $64.8m as at 30 June 2020, $64.2m as at 31 December 2020). In the six-months ended 30 June 2021 the Group utilised $9.1m deferred tax asset in the United States which was offset against taxable profit (including profit from the sale of Family Safety Mobile business). Based on expectations of future profitability, management expects to recover the deferred tax asset in the United States over an approximately 36-year period. The recoverability period has been extended after sale of Family Safety Mobile business, which included sale of 100% shares in Location Labs generating taxable profits in the United States. Tax losses in the United States can be carried forward for an indefinite period of time.
The temporary differences associated with investments in the Group’s subsidiaries, for which a deferred tax liability has not been recognised in the period presented, aggregate to $59.5m as at 30 June 2021 (nil as at 30 June 2020 and $77.1m as at 31 December 2020). The differences related to undistributed reserves of the US subsidiaries, which would be subject to withholding taxes if distributed. The Group has determined that the undistributed profits of its subsidiaries will not be distributed in the foreseeable future.
9.   Disposal of a business operation
Disposal of Family Safety mobile business
On March 8, 2021 Avast Group announced that it would sell a portfolio of mobile parental controls services including location features, content filtering and screen time management to Smith Micro Software Inc. (“Smith Micro”). The transaction consisted of the sale of 100% of the shares of in Location Labs, owned by AVG Technologies USA, LLC, containing patents and part of contractual relationships, sale of intellectual property (“IP”) owned by Avast Software s.r.o. and sale of other assets of Avast Software Inc, Avast Slovakia, sro., and Privax d.o.o.
The transaction closed on 16 April 2021 which is considered the disposal date.
The total selling price for the transactions was $73.0m and comprised the following components:
•
Cash of $57.9m was received on the disposal date;

•
Escrow amount of $5m was withheld in escrow for a 12-month period to satisfy any potential indemnity claims against the Group under the applicable share and asset purchase agreement entered into between the parties;

•
Receivable of $0.5m;

•
1.5m shares of common stock of Smith Micro with the fair value of $8.4m on the disposal date;

•
Earn-out of $1.2m.

As a result, the Group derecognised all assets and liabilities of the sold subsidiary Location Lab. Because the sale of a subsidiary is part of a single transaction of the sale of a part of the business, the Group presents the result of the whole transaction (except for tax impacts) within a single line in the statement of comprehensive income, including the sale of IP and other assets.
The carrying amounts of assets and liabilities as of the date of sale were as follows:
($’m)	16 April 2021
Cash and cash equivalents	6.3
Trade and other receivables	6.2
Prepaid expenses	0.5
Current assets	13.0
Property, plant & equipment	0.9
Intangible assets	0.2
Non-current assets	1.1
Total assets	14.1
Trade and other payables	1.0
Deferred revenues	0.2
Other current liabilities	0.1
Current liabilities	1.3
Net assets	12.8
Since the sold business concerns part of Consumer cash-generating unit (CGU), the amount of goodwill derecognized was determined on the basis of the relative value of the part divested compared to the value of Consumer CGU after the disposal. When determining the value in use of Consumer CGU, the Group used a discounted cash flow model taking into consideration the latest forecast approved by the management. The Group has determined that the appropriate amount of goodwill disposed of is $24.7m which was part of the Consumer CGU.
The resulting gain on disposal of a business operation is shown in the table below:
($’m)	16 April 2021
Total disposal consideration	73.0
Carrying amount of net assets sold	(12.8)
Gain on disposal of a business operation	60.2
Other adjustments:
Goodwill write-off	(24.7)
Intangibles write off	(1.3)
Net gain on disposal of a business operation	34.2

Analysis of cash flows on disposal:
($’m)
Cash received	57.9
Transaction costs paid	(3.2)
Net cash flow on disposal	54.7
Transaction costs of $3.2m have been expensed and are included in general and administrative expenses in the Consolidated statement of profit or loss and are part of investing cash flows in the Consolidated statement of cash flows. These costs have been treated as exceptional.
10.   Earnings per share
Basic earnings per share amounts are calculated by dividing the net profit for the period attributable to equity holders of the Group by the weighted average number of shares of ordinary shares outstanding during the year.
Diluted earnings per share is calculated by dividing the profit for the period attributable to equity holders of the Group by the weighted average number of ordinary shares outstanding during the period plus weighted average number of shares that would be issued if all dilutive potential ordinary shares were converted into ordinary shares.
Adjusted EPS is calculated by dividing the adjusted net profit for the period attributable to equity holders by the weighted average number of ordinary shares outstanding during the period.
The following reflects the income and share data used in calculating EPS:
	Six-months ended 30 June 2021	Six-months ended 30 June 2020
	(Unaudited)	(Unaudited)
Net profit attributable to equity holders ($ ‘m)	205.8	86.5
Basic weighted average number of shares	1,029,369,137	1,016,594,917
Effect of stock options and restricted stock units	10,860,023	17,422,859
Total number of shares used in computing dilutive earnings per share	1,040,229,160	1,034,017,776
Basic earnings per share ($/share)	0.20	0.09
Diluted earnings per share ($/share)	0.20	0.08
Adjusted earnings per share measures:
	Six-months ended 30 June 2021	Six-months ended 30 June 2020
	(Unaudited)	(Unaudited)
Net profit attributable to equity holders ($ ‘m)	205.8	86.5
Share-based payments (including employer’s costs)	16.6	9.0
Exceptional items	4.0	47.4
Amortisation of acquisition intangible assets	11.7	39.9
Net gain on disposal of business operation	(34.2)	—
Unrealised FX gain/loss on EUR tranche of bank loan	(15.8)	(2.4)
Tax impact of IP transfer	3.1	3.1
Tax impact from foreign exchange difference on intercompany loans	(0.9)	(3.7)
Tax impact on disposal of business operation	12.7	—

	Six-months ended 30 June 2021	Six-months ended 30 June 2020
	(Unaudited)	(Unaudited)
Tax impact on adjusted items	2.6	(10.0)
Adjusted net profit attributable to equity holders ($ ‘m)	205.8	169.8
Basic weighted average number of shares	1,029,369,137	1,016,594,917
Diluted weighted average number of shares	1,040,229,160	1,034,017,776
Adjusted Basic earnings per share ($/share)	0.20	0.17
Adjusted Diluted earnings per share ($/share)	0.20	0.16

Management regards the above adjustments necessary to give a fair picture of the adjusted results of the Group for the period.
11.   Capitalised contract costs
($ ‘m)	30 June 2021	30 June 2020	31 December 2020
	(Unaudited)	(Unaudited)	(Audited)
Capitalised contract costs at 1 January	37.8	37.7	37.7
Additions	32.5	34.6	67.7
Sales commissions and fees	30.5	31.2	61.6
Licence fees	2.0	3.4	6.1
Amortization	(33.6)	(34.2)	(67.6)
Sales commissions and fees	(31.2)	(31.4)	(62.1)
Licence fees	(2.4)	(2.8)	(5.5)
Capitalised contract costs at end of period	36.7	38.1	37.8
Total current	34.1	34.2	35.0
Total non-current	2.6	3.9	2.8
Capitalised contract costs include commissions, fees and third-party licence costs related to the subscription software licences that are amortised on a straight-line basis over the licence period, consistent with the pattern of recognition of the associated revenue. Capitalised contract costs are reviewed for impairment annually. All costs are expected to be recovered.
12.   Non-current assets
Intangible assets
The Group did not acquire any significant intangible non-current assets during the six-months ended 30 June 2021. The amortisation expense was $12.8m and $41.0m for the six-months ended 30 June 2021 and 2020, respectively.
The Group has tested the goodwill, trademarks, domains and intangibles with an indefinite useful life for impairment as at 31 December 2020. As at 30 June 2021, the Group had not identified any indicators of impairment. The key assumptions used to determine the recoverable amount were disclosed in the annual consolidated financial statements for the period ended 31 December 2020.
Property, plant and equipment
There were no significant additions of tangible non-current assets during the six-months ended 30 June 2021. The depreciation expense was $6.6m and $5.7m for the six-months ended 30 June 2021 and 2020, respectively.

In relation to the sale of the business operation, the Group sold $1.0m of property, plant and equipment and wrote off $1.3m of intangible assets (Note 9).
13.   Leases
Right-of-use assets
Set out below are the carrying amounts of the Group’s right-of-use assets and the movements during the period. The Group has lease contracts related primarily to office buildings.
($ ‘m)	30 June 2021	30 June 2020	31 December 2020
	(Unaudited)	(Unaudited)	(Audited)
At 1 January	56.4	62.6	62.6
Additions	—	3.2	3.2
Remeasurements	(0.7)	0.6	0.6
Impairment	(0.8)	(1.1)	(0.5)
Disposals	(0.3)	—	(1.6)
Depreciation of right-of-use assets	(3.5)	(3.8)	(7.9)
At end of period	51.1	61.5	56.4
The Group recognised an impairment of $0.8m for the unused office space as a result of disposal of business operation. The impairment charge was included in the exceptional items.
Lease liabilities
Lease liabilities are presented in the statement of financial position as follows:
($ ‘m)	30 June 2021	30 June 2020	31 December 2020
	(Unaudited)	(Unaudited)	(Audited)
At 1 January	64.5	64.8	64.8
Additions	—	3.2	3.2
Remeasurements	(0.9)	0.6	0.6
Terminations	(0.3)	(0.2)	(1.9)
Lease interest expense	1.0	1.1	2.1
Payments of lease liabilities	(4.2)	(4.9)	(9.3)
Foreign currency exchange difference	(1.6)	(0.3)	5.0
At end of period	58.5	64.3	64.5
Total current	7.1	7.4	7.0
Total non-current	51.4	56.9	57.5
14.   Provisions and contingent liabilities
The movements in the provision accounts were as follows:
($ ‘m)	Accrued vacation provision	Provision for restructuring	Other	Total
As at 31 December 2019	1.7	2.6	8.2	12.5
Additions	5.3	—	6.0	11.3
Utilisation	(1.7)	(0.6)	—	(2.3)
As at 30 June 2020	5.3	2.0	14.2	21.5
Additions	0.8	7.4	5.6	13.8

($ ‘m)	Accrued vacation provision	Provision for restructuring	Other	Total
Utilisation	(5.3)	(1.1)	(0.6)	(7.0)
As at 31 December 2020	0.8	8.3	19.2	28.3
Additions	3.8	1.8	5.0	10.7
Utilisation	(0.8)	(7.5)	(1.6)	(9.9)
Release	—	—	(7.0)	(7.0)
As at 30 June 2021	3.8	2.6	15.5	22.0
Total current	3.8	2.4	15.5	21.7
Total non-current	—	0.3	—	0.3

Other provisions predominantly comprise potential claims in relation to contractual indemnities and disputes, including Jumpshot-related and other third parties. As part of the Jumpshot wind down, the Group was in process of agreeing settlement with a number of customers. Whilst the majority of such cases have been amicably settled, a provision is recorded for potential remaining cases, when it is probable that it will result in a future economic outflow which can be reliably measured. As further disclosure would prejudice the outcome of these cases, as permitted by IAS 37.92, we have not made any further disclosures about estimates in connection with the financial effects of, and disclosures about the uncertainty regarding the timing or amount of these. In addition, and as disclosed in the prior year, as part of the process to effect an orderly wind-down of Jumpshot, Avast continues to be in communication with relevant regulators and authorities in respect of certain data protection matters and is cooperating fully in respect of all regulatory enquiries. There remains the possibility that additional future claims or liabilities arise out of communication with relevant regulators or authorities that cannot at this time be quantified.
15.   Deferred revenues
The Group sells consumer and corporate antivirus products for periods of 12, 24 or 36 months with payment received at the beginning of the license term. Revenues are recognised rateably over the subscription period covered by the agreement.
The movements in the deferred revenue were as follows:
($ ‘m)	30 June 2021	30 June 2020	31 December 2020
	(Unaudited)	(Unaudited)	(Audited)
At 1 January	496.5	474.8	474.8
Additions – billings	482.7	469.1	922.0
Deductions – revenue	(471.3)	(433.1)	(892.9)
Disposal of business operation	(0.2)	—	—
Jumpshot´s release of deferred revenues*	—	(7.6)	(7.6)
Translation adjustments	0.1	1.5	0.2
At end of period	507.8	504.7	496.5

*
Jumpshot’s release of deferred revenue in 2020 was included in exceptional costs.

Current	470.8	448.6	458.8
Non-current	37.0	56.1	37.7
Total	507.8	504.7	496.5

16.   Term loan
Term loan balance is as follows:
($ ‘m)	30 June 2021	30 June 2020	31 December 2020
	(Unaudited)	(Unaudited)	(Audited)
Current term loan	41.9	60.9	64.6
Long-term term loan	778.1	837.1	769.4
Total term loans	820.0	898.0	834.0
On 22 March 2021, the Group borrowed a new term loan with a USD and EUR tranche of USD 480m and EUR 300m respectively, decreasing the margin on both tranches by 25bps and extending the maturity to seven years. The new term loan was issued at a below par value of 99.75% resulting in an effective cost of margin of 203.57. The previous term loan was net settled. The size of the USD and EUR tranche significantly changed which resulted in the derecognition of the previous term loan. The arrangement fees of the previous term loan of $2.3m were released into interest expense. Both term loans are presented in the above table as outstanding at each reporting period for the comparability.
The term facility was drawn from a syndicate of lenders, with Credit Suisse International (“CSI”) as administrative agent. The term loan is subject to quarterly amortization payments of 1.25% of the original principal amount, USD 6.0m and EUR 3.8m per quarter beginning on 30 June 2021. The Group may voluntarily prepay term loans in whole or in part without premium or penalty, except a prepayment fee of 1% premium may be payable, in certain circumstances, where a term loan is repaid prior to 22 September 2021. The Group does not intend to repay the term loan during this period.
The following terms apply to the bank loans outstanding at 30 June 2021:
Facility	Interest	Margin	Floor	Principal ($ ‘m)
USD Tranche	3-month USD LIBOR	2.00% p.a.	0.00% p.a.	474.0
EUR Tranche	3-month EURIBOR	2.00% p.a.	0.00% p.a.	352.2
Both facilities are repayable in full at the end of the 84-month term on 22 March 2028. The margin payable on both facilities is dependent upon the ratio of the Group’s net debt to adjusted EBITDA as defined in the facility agreement.
The Credit Agreement requires the following mandatory repayments (so called Excess Cash Flow payment) in addition to the quarterly amortisation payments: Commencing with the fiscal year of the Company ending December 31, 2022, 50% of Excess Cash Flow (as defined and subject to certain reductions and to the extent where Excess cash flow payment exceed $75m and 15% of Four Quarter Consolidated EBITDA), with a reduction to 25% and elimination based upon achievement of First Lien Net Leverage Ratios not exceeding 3.5x and 3.0x, respectively.
Term loan balance reconciliation
The table below reconciles the movements of the balance of the term loan with the information on above and the statement of cash flows.
($ ‘m)	30 June 2021	30 June 2020	31 December 2020
	(Unaudited)	(Unaudited)	(Audited)
Term loan balance at beginning of period	834.0	1,027.7	1,027.7
New loan drawn (gross of fees)*	843.6	—	—
Drawing fees	(7.7)	—	—
Interest expense	13.3	17.4	33.4
Interest paid	(10.0)	(15.4)	(27.5)

($ ‘m)	30 June 2021	30 June 2020	31 December 2020
	(Unaudited)	(Unaudited)	(Audited)
Loan repayment*	(838.2)	(130.2)	(261.9)
Unrealised foreign exchange loss/(gain)	(15.8)	(2.4)	62.1
Other	0.8	0.9	0.2
Total	820.0	898.00	834.0

*
New term loan ($843.6m) was net settled with the previous loan ($827.6m) and the net impact is presented together with quarterly amortisation payments of $10.6m in “Proceeds from borrowings/repayments” in consolidated statement of cash flows.

Revolving facility
On 22 March 2021, the Group also obtained a revolving credit facility of $40.0m for operational purposes which has not been drawn as of the date of these consolidated financial statements. It is valid up to 22 March 2026. The Credit Agreement includes a financial covenant that is triggered if at any time $35.0m or more is outstanding under the revolving credit agreement at the last day of any four-quarter period ending on June 30 or December 31. If the revolving credit facility exceeds this threshold, then the Group must maintain, on a consolidated basis, a leverage ratio of less than 6.5x.
17.   Other Financial assets and liabilities
The carrying amount of other financial assets and liabilities held by the Group was as follows:
($ ‘m)	Type	30 June 2021 (Unaudited)		30 June 2020 (Unaudited)		31 December 2020 (Audited)
		Assets	Liabilities	Assets	Liabilities	Assets	Liabilities
Financial assets at fair value through profit or loss
Escrow	Level 2	5.0	—	—	—	—	—
Earn-out	Level 3	1.2	—	—	—	—	—
Equity instruments at fair value through other comprehensive income
Quoted equity investments	Level 1	7.7	—	—	—	—	—
Derivatives not designated as hedging instruments
Interest rate cap	Level 3	—	—	—	1.2	—	0.4
Foreign currency contracts	Level 2	—	—	0.4	—	—	—
Other financial assets		1.1	—	1.1	—	1.1	—
Total		15.0	—	1.5	1.2	1.1	0.4
Total current		6.5	—	0.7	1.2	0.3	0.4
Total non-current		8.5	—	0.8	—	0.8	—
The Group has not designated the derivatives as hedging instruments, and therefore changes in the fair value during the period are recorded in the statement of profit and loss.
18.   Ordinary dividends
The Directors declared an interim dividend of $4.8 cents per share that will be paid on 15 October 2021 to those shareholders who are on the register as at 10 September 2021. In accordance with IFRS, no provision for the interim dividend has been made in these financial statements.

The final dividend of $11.2 cents relating to the year ended 31 December 2020 was paid on 18 June 2021.
An analysis of dividends paid is set out below:
($ ‘m)	Six-months ended 30 June 2021	Six-months ended 30 June 2020	Year-ended 31 December 2020
	(Unaudited)	(Unaudited)	(Audited)
Final dividend for the year ended 31 December 2020 at $11.2 cents per share	115.3	—	—
Interim dividend for the period ended 30 June 2020 at $4.8 cents per share	—	—	49.3
Final dividend for the year ended 31 December 2019 at $10.3 cents per share	—	105.4	105.4
Total cash dividend paid	115.3	105.4	154.7
19.   Principal exchange rates
	Six-months ended 30 June 2021	Six-months ended 30 June 2020	Year-ended 31 December 2020
Translation of Czech crown into US dollar ($:CZK1.00)
Average Closing	0.0465 0.0466	0.0421 0.0419	0.0431 0.0468
Translation of Sterling into US dollar ($:£1.00)
Average Closing	1.3859 1.3851	1.2740 1.2273	1.2860 1.3648
Translation of Euro into US dollar ($:€1.00)
Average	1.2089	1.1039	1.1384
Closing	1.1887	1.1198	1.2271
20.   Related party disclosures
The compensation of key management personnel for the period is as follows:
($ ‘m)	Six-months ended 30 June 2021	Six-months ended 30 June 2020
	(Unaudited)	(Unaudited)
Short term employee benefits (including salaries)	5.3	5.7
Termination benefit	0.9	—
Share-based payments	3.2	2.7
Total	9.4	8.4
The amounts in the table above includes, in addition to the compensation of key management personnel of the Group, the remuneration of employees of the Group that are considered related parties under IAS 24 Related parties disclosures.
Other Related parties
Nadační fond Abakus (‘Abakus Foundation’)
On 29 September 2020, Avast’s founders Messrs. Baudiš and Kučera established the new foundation Abakus.

On 1 January 2021, Abakus Foundation merged as a successor company with Nadační fond AVAST (‘AVAST Foundation’). The legacy and the projects of AVAST Foundation in the Czech Republic will continue through the Abakus Foundation, the Avast Founders’ foundation. The Abakus Foundation will support important societal topics such as end-of-life care, support for families with disabled children, and general educational improvement in the Czech Republic. The foundation is considered to be a related party as the spouses of Messrs. Kučera and Baudiš are members of the management board of the foundation.
During the six-months ended 30 June 2021, Avast Software s.r.o. paid donations of CZK 20.4m (c.$1m) to the Abakus Foundation.
During the six-months ended 30 June 2020, Avast Software s.r.o. paid donations of CZK 45m (c.$1.9m) to the AVAST Foundation. Further $21m were paid to the AVAST Foundation as part of Covid-19 donations.
Stichting Avast (‘Avast Foundation’)
On 6 January 2021, Stichting Avast, known as Avast Foundation, was established in the Netherlands by Avast Holding. The new Avast Foundation will support a new range of programs that are aligned with Avast’s core mission of protecting people in the digital world. The Foundation is considered a related party as some of the key management personnel of Avast are members of the Foundation’s Board.
During the six-months ended 30 June 2021, Avast Software s.r.o paid donations of $1m to Avast Foundation.
Enterprise Office Center
On 15 November 2016, Enterprise Office Center (owned by Erste Group Immorent) where Avast Software s.r.o. resides was sold by a third party to a group of investors including co-founders of the Group, Eduard Kučera and Pavel Baudiš for $119.5m (ca. €110m). The annual rent is €3.2m ($3.9m). The term of lease ends in August 2024 and offers two options to extend for another 24 months under the same conditions.
21.   Events after the reporting period
On 10 August 2021, the Boards of NortonLifeLock, Inc. (“Norton”) and the Company reached agreement on the terms of a recommended merger of Company with Norton, in the form of a recommended offer by Nitro Bidco Limited, a wholly owned subsidiary of Norton, for the entire issued and to be issued ordinary share capital of the Company (the “Merger”). It is intended that the Merger will be affected by means of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act. Further details relating to the offer by Norton, including the offer price and conditionality, is set out in the announcement made by Norton on 11 August 2021 pursuant to Rule 2.7 of the City Code on Takeovers and Mergers
Appendix — Avast Profit forecast
The following statements included in the Outlook section of this announcement constitute an ordinary course profit forecast for the purposes of Rule 28.1(a) and Note 2(b) on Rule 28.1 of the City Code on Takeovers and Mergers (“Code”) (together, the “Avast Profit Forecast”):
“Organic Group revenue guidance for the year is maintained at the upper end of 6-8 percent growth”
…
“FY 2021 Adjusted Group EBITDA margin is expected to remain broadly flat versus FY 2020, owing in particular to increased user and customer acquisition costs, and materially higher marketing spend around the Avast One rollout in the second half of the year. Incremental levels of spend on customer acquisition are expected to continue in FY 2022 as the company expands awareness around its brand and new leadership products such as Avast One.”
Set out below is the basis of preparation in respect of the Avast Profit Forecast, together with the assumptions on which it is based.

Basis of preparation
The Avast Profit Forecast has been prepared on a basis consistent with the Avast Group’s accounting policies which are in accordance with IFRS. These policies are consistent with those applied in the preparation of the Avast Group’s annual results for the year ended 31 December 2020.
The Avast Profit Forecast excludes any transaction costs applicable to the Merger or any other associated accounting impacts as a direct result of the Merger.
Assumptions
The Avast Profit Forecast is based on the assumptions listed below.
Factors outside the influence or control of the Avast Directors
•
There will be no material changes to existing prevailing macroeconomic or political conditions in the markets and regions in which the Avast Group operates.

•
There will be no material changes to the conditions of the markets and regions in which the Avast Group operates or in relation to customer demand or the behaviour of competitors in those markets and regions.

•
The interest, inflation and tax rates in the markets and regions in which the Avast Group operates will remain materially unchanged from the prevailing rates.

•
There will be no material adverse events that will have a significant impact on the Avast Group’s financial performance.

•
There will be no material adverse events that will have a significant impact on the timing and market acceptance of new product releases and upgrades by the Avast Group.

•
There will be no business disruptions that materially affect the Avast Group or its key customers, including natural disasters, acts of terrorism, cyberattack and/or technological issues or supply chain disruptions.

•
There will be no material changes to the foreign exchange rates that will have a significant impact on the Avast Group’s revenue or cost base.

•
There will be no material changes in legislation or regulatory requirements impacting on the Avast Group’s operations or on its accounting policies.

•
There will be no material litigation in relation to any of the Avast Group’s operations.

•
The Merger will not result in any material changes to the Avast Group’s obligations to customers.

•
The Merger will not have any material impact on the Avast Group’s ability to negotiate new business.

Factors within the influence and control of the Avast Directors
•
There will be no material change to the present management of the Avast Group.

•
There will be no material change in the operational strategy of the Avast Group.

•
There will be no material adverse change in the Avast Group’s ability to maintain customer and partner relationships.

•
There will be no material acquisitions or disposals.

•
There will be no material strategic investments over and above those currently planned.

•
There will be no material change in the dividend or capital policies of the Avast Group.

•
There will be no unexpected technical or network issues with products or processes.

Avast Directors’ confirmation
With the consent of NortonLifeLock, the Takeover Panel has granted a dispensation from the Code requirement for Avast’s reporting accountants and financial advisers to prepare reports in respect of the Avast Profit Forecast. The Avast Directors have considered the Avast Profit Forecast and confirm that it remains valid as at the date of this Announcement, and has been properly compiled on the basis of the assumptions set out in this slide and that the basis of the accounting used is consistent with Avast’s accounting policies.

GLOSSARY
Adjusted Billings	Adjusted Billings (“Adjusted Billings”) is comprised of the Group’s Billings (including the Billings of Piriform from the date of its acquisition by the Group on 18 July 2017) and adding Piriform’s Billings for the period prior to its acquisition, from 1 January 2017 to 17 July 2017 (“Piriform Pre-Acquisition Billings”). A reconciliation is included in the “PRESENTATION OF RESULTS AND DEFINITIONS”.
Adjusted Revenue	Adjusted Revenue represents the Group’s reported revenue (including Piriform from the date of its acquisition by the Group on 18 July 2017) and adding Piriform’s Revenue for the period prior to its acquisition, from 1 January 2017 to 17 July 2017 (“Piriform Pre-Acquisition Revenue”) adjusted for the Deferred Revenue Haircut Reversal, the Gross-Up Adjustment and the Piriform Revenue Adjustments (from pre-acquisition billings). A reconciliation is included in the “PRESENTATION OF RESULTS AND DEFINITIONS”.
Adjusted Billings/Revenue excluding FX	Growth rate excluding currency impact calculated by restating 2018 actual to 2017 FX rates. Deferred revenue is translated to USD at date of invoice and is therefore excluded when calculating the impact of FX on revenue. For the FX rates applied, see “Principal exchange rates applied“.
Adjusted Cash EBITDA	Adjusted earnings before interest, taxation, depreciation and amortisation (“Adjusted EBITDA”) is defined as the Group’s operating profit/loss before depreciation, amortisation of non-acquisition acquisition intangible assets, share-based payments, exceptional items, amortisation of acquisition intangible assets, the Deferred Revenue Haircut Reversal, the COGS Deferral Adjustments and Piriform pre-acquisition EBITDA. A full reconciliation is included in the “PRESENTATION OF RESULTS AND DEFINITIONS”
Adjusted Cost of Revenues/Operating costs	Adjusted Cost of Revenues/Operating costs represent the Group’s cost of revenues/operating costs adjusted for depreciation and amortisation charges, share-based payments charges, exceptional items, COGS deferral adjustment, gross-up adjustment and Piriform pre-acquisition costs. A full reconciliation is included in the “Costs” section of the “FINANCIAL REVIEW”
Adjusted EBITDA	Adjusted earnings before interest, taxation, depreciation and amortisation (“Adjusted EBITDA”) is defined as the Group’s operating profit/loss before depreciation, amortisation of non-acquisition acquisition intangible assets, share-based payments, exceptional items, amortisation of acquisition intangible assets, the Deferred Revenue Haircut Reversal, the COGS Deferral Adjustments and Piriform pre-acquisition EBITDA. A full reconciliation is included in the “PRESENTATION OF RESULTS AND DEFINITIONS”
Adjusted EBITDA margin	Adjusted EBITDA as a percentage of Adjusted Revenue
Adjusted effective tax rate	Adjusted Income tax as a percentage of Adjusted Profit before tax (defined as Adjusted Net Income before deduction of

Adjusted Income tax) For Adjusted Income Tax reconciliation see “Income Tax” section of “FINANCIAL REVIEW”.
Adjusted EPS	Basic Adjusted earnings per share amounts are calculated by dividing the Adjusted net income for the period by the weighted average number of shares of common stock outstanding during the year. The diluted Adjusted earnings per share amounts consider the weighted average number of shares of common stock outstanding during the year adjusted for the effect of dilutive options. For reconciliation see “Earnings per share” in the “FINANCIAL REVIEW” section.
Adjusted Net Income	Adjusted Net Income represents statutory net income plus the Deferred Revenue Haircut Reversal, share-based payments, exceptional items, amortisation of acquisition intangible assets, unrealised foreign exchange gain/loss on the EUR tranche of the bank loan, the COGS Deferral Adjustments, Piriform’s pre-acquisition Net Income, the tax impact from the unrealised exchange differences on intercompany loans and the tax impact of the foregoing adjusting items and IP transfers. For reconciliation see “PRESENTATION OF RESULTS AND DEFINITIONS” section.
Amortisation of acquisition intangibles	Represents the amortisation of intangible assets acquired through business combinations which does not reflect the ongoing normal level of amortisation in the business
Average Products Per Customer (APPC)	APPC defined as the Consumer Direct Desktop simple average valid licences or subscriptions for the financial period presented divided by the simple average number of Customers during the same period. See “Consumer Direct Desktop Operational KPIs”
Average Revenue Per Customer (ARPC)	ARPC defined as the Consumer Direct Desktop revenue for the financial period divided by the average number of Customers during the same period. See “Consumer Direct Desktop Operational KPIs”
Cash conversion	Unlevered Free Cash Flow as a percentage of Adjusted Cash EBITDA. See “Cash flow” section of “FINANCIAL REVIEW”
COGS Deferral Adjustments	There was no deferred cost of goods sold (“COGS”) balance consolidated by the Group in the acquisition balance sheet of AVG in 2016 and thus no subsequent expense was recorded as the revenue in respect of pre-acquisition date billings was recognised. The “COGS Deferral Adjustments” refers to an adjustment to reflect the recognition of deferred cost of goods sold expenses that would have been recorded in 2016 and 2017 in respect of pre-acquisition date AVG billings, had the AVG and the Group’s businesses always been combined and had AVG always been deferring cost of goods sold. See “PRESENTATION OF RESULTS AND DEFINITIONS”
Deferred Revenue Haircut Reversal	Under IFRS 3, Business Combinations, an acquirer must recognise assets acquired and liabilities assumed at fair value as of the acquisition date. The process of determining the fair value of deferred revenues acquired often results in a significant downward adjustment to the target’s book value of deferred revenues. The reversal of the downward adjustment to the book value of deferred revenues of companies the Group has acquired during the periods under review is referred to as the “Deferred Revenue Haircut Reversal”. See “PRESENTATION OF RESULTS AND DEFINITIONS”
Discontinued Business	As the company is exiting its toolbar-related search distribution business, which had previously been an important contributor to AVG’s revenues (referred throughout the Full Year Report, with the Group’s browser clean-up business, as “Discontinued Business”), the growth figures for Adjusted Revenues and Adjusted Billings exclude Discontinued Business, which the Group expects to be negligible by 2019. The Discontinued Business does not represent a discontinued operation as defined by IFRS 5 since it has not been disposed of but rather it is being continuously scaled down and is considered to be neither a separate major line of business, nor geographical area of operations.
Exceptional items	Exceptional items are material and non-recurring items of income and expense which Group believes should be separately disclosed to show the underlying business performance of the Group more accurately. For details see “Exceptional items” of “FINANCIAL REVIEW” and “Note 10”
Gross debt	Represents the sum of the total book value of the Group’s loan obligations (i.e. sum of loan principals). A reconciliation is included in the “Financing” section of the “FINANCIAL REVIEW”.
Gross-Up Adjustment	The “Gross-Up Adjustment” refers to the estimated impact of the additional amount of 2015 and 2016 revenue and expenses and their deferral that would have been recognised by Avast had the contractual arrangements with certain customers qualified to have been recognised on a gross rather than a net basis prior to 2017 (AVG had historically recognised Billings and revenues on a gross basis, whereas Avast recognised them on a net basis). See “PRESENTATION OF RESULTS AND DEFINITIONS”
Levered Free Cash Flow	Represents amounts of incremental cash flows the Group has after it has met its financial obligations (after interest and lease repayments) and is defined as Unlevered Free Cash Flow less cash interest and lease repayments. See “Cash flow” section of “FINANCIAL REVIEW” for reconciliation.
Net debt	Net debt indicates gross debt netted by the company’s cash and cash equivalents. A reconciliation is included in the “Financing” section of the “FINANCIAL REVIEW”.
Number of customers	Users who have at least one valid paid Consumer Direct Desktop subscription (or license) at the end of the period
Piriform Pre-Acquisition Billings/EBITDA	Piriform’s Billings/EBITDA for the period prior to its acquisition, from 1 January 2017 to 17 July 2017. See “FINANCIAL REVIEW” for details
Unlevered Free Cash Flow	Represents Adjusted Cash EBITDA less capex, plus cash flows in relation to changes in working capital (excluding change in deferred revenue and change in deferred cost of goods sold as these are already included in Adjusted Cash EBITDA) and taxation. Changes in working capital and taxation are as per the cash flow statement on an unadjusted historical basis and unadjusted for exceptional items. See “Cash flow” section of “FINANCIAL REVIEW” for reconciliation
Unrealized FX on EUR tranche of bank loan	In the reported financials, the Group retranslates into USD at each balance sheet date the Euro value of the Euro tranche of the bank debt, with the unrealised FX movement going to the income statement. This adjustment reverses this unrealised element of the FX gain/ loss

ANNEXES
Annex A — Rule 2.7 Annoucement
Annex B — Co-operation Agreement
Annex C — Fairness Opinion of Evercore Group L.L.C.
Annex D — Quantified Financial Benefits Statement

Annex A
NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION
FOR IMMEDIATE RELEASE
THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION
10 August 2021
RECOMMENDED MERGER
of
AVAST PLC
with
NORTONLIFELOCK INC.
to be effected by means of a Scheme of Arrangement
under Part 26 of the Companies Act 2006
Summary
•
Further to the announcements made by NortonLifeLock Inc. (“NortonLifeLock”) and Avast plc (“Avast” or the “Company”) on 14 July 2021, the boards of NortonLifeLock and Avast are pleased to announce that they have reached agreement on the terms of a recommended merger of Avast with NortonLifeLock, in the form of a recommended offer by Nitro Bidco Limited (“Bidco”), a wholly-owned subsidiary of NortonLifeLock, for the entire issued and to be issued ordinary share capital of the Company (the “Merger”). It is intended that the Merger will be effected by means of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act (the “Scheme”).

•
The boards of NortonLifeLock and Avast believe the Merger has compelling strategic logic and represents an attractive opportunity to create a new, industry leading consumer Cyber Safety business, leveraging the established brands, technical expertise and innovation of both groups to deliver substantial benefits to consumers, shareholders and other stakeholders.

•
Under the terms of the Merger, Avast Shareholders will be entitled to receive:

for each Avast Share held:	USD 7.61 in cash
and
0.0302 of a New NortonLifeLock Share
in respect of their entire holding of Avast Shares (the “Majority Cash Option”). Based on NortonLifeLock’s closing share price of USD 27.20 on 13 July 2021 (being the last Business Day on which NortonLifeLock Shares traded on NASDAQ before the commencement of the Offer Period in relation to the Merger) and the Announcement Exchange Rate, the Majority Cash Option values each Avast Share at 608.4 pence per share (USD 8.43 per share).
•
The Majority Cash Option comprises approximately 90% by value in cash and approximately 10% by value in New NortonLifeLock Shares.

•
The Majority Cash Option represents a premium of approximately:

•
20.7% to the Closing Price of 504.2 pence per Avast Share on 14 July 2021, being the last Business Day on which Avast Shares traded on the London Stock Exchange prior to the commencement of the Offer Period in relation to the Merger (the “Unaffected Date”); and

•
28.0% to the volume weighted average price of 475.1 pence per Avast Share for the three months up to the Unaffected Date.

•
As an alternative to the Majority Cash Option, Bidco will make available to Avast Shareholders the option to elect for a different mix of cash and share consideration, pursuant to which Avast Shareholders (other than those resident in a Restricted Jurisdiction) may elect to receive:

for each Avast Share held:	0.1937 of a New NortonLifeLock Share
and
USD 2.37 in cash
in respect of their entire holding of Avast Shares (the “Majority Stock Option”). Based on NortonLifeLock’s closing share price of USD 27.20 on 13 July 2021 (being the last Business Day on which NortonLifeLock Shares traded on NASDAQ before the commencement of the Offer Period in relation to the Merger) and the Announcement Exchange Rate, the Majority Stock Option values each Avast Share at 551.1 pence per share (USD 7.64 per share).
•
The Majority Stock Option comprises approximately 31% by value in cash and approximately 69% by value in New NortonLifeLock Shares. The Majority Stock Option enables Avast Shareholders to participate more fully in the upside and long-term value creation opportunity resulting from the Merger.

•
Each of the Avast Directors who holds Avast Shares has irrevocably undertaken to elect for the Majority Stock Option, as well as to vote or procure votes in favour of the Scheme (or, in the event that the Merger is implemented by way of a Takeover Offer, accept or procure acceptance of the Takeover Offer), in respect of their entire beneficial holdings of Avast Shares.

•
Depending on the elections of other Avast Shareholders, and on the same basis as set out above, the Merger values the entire issued and to be issued ordinary share capital of Avast between approximately £6.2 billion (USD 8.6 billion) (if all Avast Shareholders, other than the Avast Directors who hold Avast Shares, receive the Majority Cash Option) and £5.8 billion (USD 8.1 billion) (if all Avast Shareholders elect for the Majority Stock Option). The enterprise value attributed to Avast is between approximately £6.6 billion (USD 9.2 billion) (if all Avast Shareholders, other than the Avast Directors who hold Avast Shares, receive the Majority Cash Option) and £6.2 billion (USD 8.6 billion) (if all Avast Shareholders elect for the Majority Stock Option).

•
Avast Shareholders who do not positively elect to receive the Majority Stock Option will receive the Majority Cash Option.

•
In addition to the consideration payable in connection with the Merger, Avast Shareholders will be entitled to receive certain agreed ordinary course Avast dividends prior to the completion of the Merger, on the basis set out further below.

•
Bidco will procure that a facility will be made available under which Avast Shareholders will be able to elect (subject to the terms and conditions of the facility) to receive cash consideration in GBP rather than USD at the prevailing market exchange rate (after deduction of any transaction or dealing costs associated with the conversion) under the Majority Cash Option or the Majority Stock Option (as described further below).

•
Upon completion of the Merger, and subject to the elections made by Avast Shareholders, Avast Shareholders will own between approximately 14% (if all Avast Shareholders, other than the Avast Directors who hold Avast Shares, receive the Majority Cash Option) and approximately 26% (if all Avast Shareholders elect for the Majority Stock Option) of the Combined Company on a fully diluted basis.

•
To the extent that Avast Shareholders elect for the Majority Stock Option, NortonLifeLock intends, subject to market conditions and other capital requirements, to implement an incremental share buyback programme over time following completion of the Merger (the “Post-Merger Buyback”) with a view to establishing a net leverage ratio for the Combined Company in the region of approximately 3.5x net debt to pro forma EBITDA. If all Avast Shareholders elect for the Majority Stock Option,

NortonLifeLock expects that the amount of the Post-Merger Buyback, if implemented, would be up to approximately USD 3 billion. However, this amount would be reduced by the amount of any incremental cash consideration payable to Avast Shareholders who receive the Majority Cash Option.
Agreed Avast Dividends
•
In addition to the consideration payable in connection with the Merger, the Avast Board will be entitled to declare and pay an interim dividend in respect of the six month period ended 30 June 2021 of 4.8 cents per Avast Share (the “Interim Avast Dividend”). It is expected that the Interim Avast Dividend will be announced by Avast in August 2021 and paid in October 2021.

•
In addition to the consideration payable in connection with the Merger and the Interim Avast Dividend, if the Merger has not become Effective before 1 March 2022, the Avast Board reserves the right to declare and pay either a further interim dividend or recommend and pay a final dividend in respect of the year ending 31 December 2021 of 11.2 cents per Avast Share (the “Second Avast Dividend”).

•
In addition to the consideration payable in connection with the Merger and the Interim Avast Dividend and the Second Avast Dividend, if the Merger has not become Effective before 11 August 2022, the Avast Board reserves the right to declare and pay an interim dividend in respect of the six month period ended 30 June 2022 of 4.8 cents per Avast Share (the “Third Avast Dividend”).

•
Bidco has agreed that Avast Shareholders will be entitled to receive the Interim Avast Dividend, the Second Avast Dividend and the Third Avast Dividend (together, the “Agreed Avast Dividends”), if and to the extent declared and paid in accordance with the terms set out in this Announcement, in each case without any reduction to the consideration payable by Bidco under the terms of the Merger.

•
If any dividend and/or other distribution and/or other return of capital or value (a “Return of Value”) is announced, declared, made, payable or paid in respect of the Avast Shares on or after the date of this Announcement and prior to the Effective Date, other than, or in excess of, the Agreed Avast Dividends, Bidco reserves the right to reduce the aggregate consideration payable in respect of the Avast Shares by the aggregate amount of such Return of Value.

Summary Strategic and Financial Rationale for the Merger
•
The boards of NortonLifeLock and Avast believe that the Merger has compelling strategic and financial rationale, with the potential to deliver substantial benefits to consumers, shareholders and other stakeholders. In particular, the Merger will:

•
accelerate the transformation of consumer Cyber Safety, with the Combined Company having over 500 million users;

•
combine Avast’s strength in privacy and NortonLifeLock’s strength in identity to create a broad and complementary product portfolio beyond core security and towards adjacent trust-based solutions;

•
provide greater geographic diversification and access to a larger global user base, as well as facilitating expansion into the SOHO and VSB segments, and the building of stronger B2B2C and OEM partnerships;

•
unlock significant value creation through approximately USD 280 million of annual gross cost synergies, providing additional upside potential from new reinvestment capacity for innovation and growth; and

•
bring together two strong and highly experienced consumer-focused management teams with a common culture of excellence and innovation.

•
The Merger will also enhance the financial profile of the Combined Company through increased scale, long-term growth, cost synergies with reinvestment capacity and strong cash flow generation supported by a resilient balance sheet, and is expected to drive double-digit non-GAAP EPS accretion within the first full year following completion of the Merger and double-digit revenue growth in the long-term.

The Combined Company
•
With effect from the Effective Date, it is intended that Avast’s CEO, Ondrej Vlcek, will join NortonLifeLock as President and become a member of the NortonLifeLock Board. In addition, Pavel Baudiš, a founder of Avast and current member of the Avast Board, is expected to join the NortonLifeLock Board as an independent director.

•
On completion of the Merger, the Combined Company will be dual headquartered in Prague, Czech Republic, and Tempe, Arizona, USA, and will have a significant presence in the Czech Republic. The Combined Company will be listed on NASDAQ.

•
NortonLifeLock intends to undertake a review process, in collaboration with Avast’s CEO, to determine the post-Merger name of the Combined Company to ensure that it best reflects its strategic vision of expanding its Cyber Safety platform with trust-based solutions and its broad global prospects.

Recommendation and irrevocable undertakings
•
The Avast Directors, who have been so advised by UBS and J.P. Morgan Cazenove as to the financial terms of the Majority Cash Option and the Majority Stock Option, unanimously consider the terms of the Majority Cash Option and the Majority Stock Option to be fair and reasonable. In providing their financial advice to the Avast Directors, UBS and J.P. Morgan Cazenove have taken into account the commercial assessments of the Avast Directors. UBS is providing independent financial advice to the Avast Directors for the purposes of Rule 3 of the Code.

•
Accordingly, the Avast Directors intend to recommend unanimously that Avast Shareholders vote or procure votes in favour of the resolutions relating to the Scheme at the Meetings, as each of the Avast Directors who owns Avast Shares has irrevocably undertaken to do in respect of their entire beneficial holdings of Avast Shares. In addition, the Vlček Family Foundation has irrevocably undertaken to vote in favour of the resolutions relating to the Scheme at the Meetings in respect of its entire beneficial holding of Avast Shares.

•
The Avast Directors’ (and the Vlček Family Foundation’s) irrevocable commitments are in respect of, in aggregate, 381,057,227 Avast Shares, representing approximately 36.93% of the existing issued ordinary share capital of Avast on the Latest Practicable Date.

Timetable and Conditions
•
The Merger is subject to the Conditions and certain further terms set out in Appendix 1 to this Announcement, and to the full terms and conditions which will be set out in the Scheme Document. These Conditions include (amongst others):

•
the receipt or waiver of any applicable antitrust approvals or clearances in the United States, the United Kingdom, Germany and Spain (and/or, upon referral, approval from the European Commission), Australia and New Zealand;

•
a written notification from CFIUS that it has completed action under section 721 of the DPA or, if CFIUS has sent a report to the President of the United States, that the President has announced a decision not to take action or has not taken action after fifteen days from the end of the investigation period;

•
the receipt or waiver of applicable foreign investment approvals in Germany, the Czech Republic, Romania and, if in force and applicable, any such approvals required in the United Kingdom and the Netherlands;

•
approval of Avast Shareholders at the Court Meeting and the General Meeting;

•
the FCA having approved the NortonLifeLock Prospectus and it having been made available to the public in accordance with the UK Prospectus Regulation Rules;

•
the issuance of the New NortonLifeLock Shares in connection with the Merger having been approved by NortonLifeLock Shareholders at the NortonLifeLock Shareholders’ Meeting;

•
confirmation having been received by NortonLifeLock that the New NortonLifeLock Shares have been approved for listing, subject to official notice of issuance, on NASDAQ;

•
the sanction of the Scheme by the Court; and

•
the delivery of a copy of the Scheme Court Order to the Registrar of Companies.

•
Further details of the Merger will be contained in the Scheme Document, which is intended to be posted to Avast Shareholders (other than those resident in Restricted Jurisdictions), along with the Forms of Proxy and the Form of Election, in late Q3 or early Q4 of 2021. For the purposes of paragraph 3(a) of Appendix 7 of the Code, the Panel has consented to this arrangement. It is also expected that, at or around the same time as the Scheme Document is posted to Avast Shareholders (other than those resident in Restricted Jurisdictions), the NortonLifeLock Prospectus will be published and the NortonLifeLock Proxy Statement will be mailed.

•
Subject to the satisfaction or waiver (as applicable) of all relevant conditions, including the Conditions, and certain terms set out in Appendix 1 to this Announcement and to be set out in the Scheme Document, the Scheme is expected to become Effective in mid-2022. An expected timetable of principal events will be included in the Scheme Document.

Commenting on the Merger, Vincent Pilette, Chief Executive Officer of NortonLifeLock, said:
“This transaction is a huge step forward for consumer Cyber Safety and will ultimately enable us to achieve our vision to protect and empower people to live their digital lives safely. With this combination, we can strengthen our Cyber Safety platform and make it available to more than 500 million users. We will also have the ability to further accelerate innovation to transform Cyber Safety.”
Commenting on the Merger, Ondrej Vlcek, Chief Executive Officer of Avast, said:
“The Avast Board believes the proposed merger of Avast and NortonLifeLock creates a united Cyber Safety business of compelling strategic scale, unlocking value for shareholders today with considerable potential upside. With NortonLifeLock, Avast will be even better positioned to pursue its ambitions and evolve its product portfolio to meet the demand of today’s consumers. It is clear that both NortonLifeLock and Avast have a shared vision of protecting the consumer’s digital life and together will be better able to deliver value for all stakeholders.
Avast’s long-standing mission has been to enable a digital world that provides safety and privacy for all. Our proposed merger with NortonLifeLock is a major step forward along this path, creating a world-leading consumer Cyber Safety business which combines Avast’s strength in privacy and NortonLifeLock’s strength in identity protection. United, our highly complementary product portfolios will have far-reaching benefits, significantly enhancing our ability to drive innovation through R&D, and accelerating the transformation of our Cyber Safety platform for our more than half a billion combined users.
At a time when global cyber threats are growing, yet cyber safety penetration remains very low, together with NortonLifeLock, we will be able to accelerate our shared vision of providing holistic cyber protection for consumers around the globe. Our talented teams will have better opportunities to innovate and develop enhanced solutions and services, with improved capabilities from access to superior data insights. Through our well-established brands, greater geographic diversification and access to a larger global user base, the combined businesses will be poised to access the significant growth opportunity that exists worldwide.”

This summary should be read in conjunction with, and is subject to, the full text of this Announcement, including its Appendices. The Merger will be subject to the Conditions set out in Appendix 1 to this Announcement, and to the full terms and conditions which will be set out in the Scheme Document. Appendix 2 to this Announcement contains the bases and sources of certain information used in the summary and in the full text of this Announcement. Appendix 3 to this Announcement contains details of the irrevocable undertakings received in relation to the Merger that are referred to in this Announcement. Appendix 4 to this Announcement contains details and bases of belief of the anticipated quantified financial benefits of the Merger and copies of the related reports from NortonLifeLock’s reporting accountants, Deloitte, and its financial adviser, Evercore. Appendix 5 to this Announcement contains the NortonLifeLock Profit Forecast, and the assumptions, basis of preparation and the NortonLifeLock Directors’ confirmation relating thereto. Appendix 6 to this Announcement contains the Avast Profit Forecast, and the assumptions, basis of preparation and the Avast Directors’ confirmation relating thereto. Appendix 7 to this Announcement contains definitions of certain terms used in this Announcement. For the purposes of Rule 28 of the Code, the Quantified Financial Benefits Statement contained in this Announcement is the responsibility of NortonLifeLock and the NortonLifeLock Directors. Each of Deloitte and Evercore has given and not withdrawn its consent to the publication of its respective report in this Announcement in the form and context in which it is included.
Investor Call
A joint investor conference call regarding the Merger will take place on 10 August 2021 at 2 p.m. PT time / 5 p.m. ET time.
•
Webcast: Investor.NortonLifeLock.com

•
Phone Dial-In: Investor.NortonLifeLock.com to register in advance for call details

Live webcasts of the conference call, including the presentations, will be published on the investor relations sections of NortonLifeLock’s and Avast’s respective websites.
Enquiries
NortonLifeLock
Mary Lai, Head of Investor Relations	IR@NortonLifeLock.com
Spring Harris, Head of Global Corporate Communications and PR	Press@NortonLifeLock.com
Evercore (Financial adviser to NortonLifeLock and Bidco)
Naveen Nataraj	+1 (0)212 857 3100
Edward Banks	+44 (0)20 7653 6000
Anil Rachwani
Swag Ganguly
Wladimir Wallaert
Sard Verbinnen (Communications adviser to NortonLifeLock)
Charles Chichester	+44 (0)20 7467 1050
John Christiansen	+1 (0)415 618 8750
Jared Levy	+1 (0)212 687 8080

Avast
Peter Russell, Director of Investor Relations	IR@avast.com
Stephanie Kane, VP PR and Corporate Communications
UBS (Financial adviser and Corporate Broker to Avast)	Tel: +44 207 567 8000
Christian Lesueur
Rahul Luthra
Jonathan Rowley
Aadhar Patel
Meera Sheth
J.P. Morgan Cazenove (Financial adviser and Corporate Broker to Avast)	Tel: +44 207 742 4000
Bill Hutchings
James Robinson
James Summer
Jonty Edwards
Finsbury Glover Hering (Communications adviser to Avast)	Avast-LON@fgh.com
Dorothy Burwell	Tel: +44 7733 294 930
Nidaa Lone	Tel: +44 7841 400 607
Kirkland & Ellis LLP and Macfarlanes LLP are retained as (respectively) US and UK legal advisers to NortonLifeLock. White & Case LLP is retained as legal adviser to Avast.
Important notices relating to financial advisors
Evercore Partners International LLP (“Evercore”), which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively as financial adviser to NortonLifeLock and Bidco and no one else in connection with the Merger and will not be responsible to anyone other than NortonLifeLock or Bidco for providing the protections afforded to clients of Evercore nor for providing advice in connection with the matters referred to herein. Neither Evercore nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Evercore in connection with any matter referred to herein or otherwise. Apart from the responsibilities and liabilities, if any, which may be imposed on Evercore by FSMA, or the regulatory regime established thereunder, or under the regulatory regime of any jurisdiction where exclusion of liability under the relevant regulatory regime would be illegal, void or unenforceable, neither Evercore nor any of its affiliates accepts any responsibility or liability whatsoever for the contents of this Announcement, and no representation, express or implied, is made by it, or purported to be made on its behalf, in relation to any matter referred to herein, including its accuracy, completeness or verification, or any other statement made or purported to be made by it, or on its behalf, in connection with NortonLifeLock, Bidco or the matters described in this Announcement. To the fullest extent permitted by applicable law, Evercore and its affiliates accordingly disclaim all and any responsibility or liability whether arising in tort, contract or otherwise (save as referred to above) which it or they might otherwise have in respect of this Announcement or any statement contained herein.
UBS AG London Branch (“UBS”) is authorised and regulated by the Financial Market Supervisory Authority in Switzerland. It is authorised by the PRA and subject to regulation by the FCA and limited regulation by the PRA in the United Kingdom. UBS provided financial and corporate broking advice to

Avast and no one else in connection with the process or contents of this Announcement. In connection with such matters, UBS will not regard any other person as its client, nor will it be responsible to any other person for providing the protections afforded to its clients or for providing advice in relation to the process, contents of this Announcement or any other matter referred to herein.
J.P. Morgan Securities plc, which conducts its UK investment banking business as J.P. Morgan Cazenove, (“J.P. Morgan Cazenove”) and which is authorised in the United Kingdom by the PRA and regulated in the United Kingdom by the PRA and the FCA, is acting exclusively as financial adviser to Avast and no one else in connection with the Merger and will not regard any other person as its client in relation to the Merger and shall not be responsible to anyone other than Avast for providing the protections afforded to clients of J.P. Morgan Cazenove or its affiliates, nor for providing advice in connection with the Merger or any matter or arrangement referred to herein.
No offer or solicitation
This Announcement is for information purposes only and is not intended to and does not constitute, or form any part of, an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law or regulation. In particular, this announcement is not an offer of securities for sale in the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued as part of the Merger are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the U.S. Securities Act.
The Merger will be implemented solely in accordance with the Scheme Document (or, in the event that the Merger is to be implemented by means of a Takeover Offer, the offer document), which will contain the full terms and conditions of the Merger, including details of how to vote in respect of the Scheme. Any voting decision or response in relation to the Merger should be made solely on the basis of the information contained in the Scheme Document, the Forms of Proxy, the Form of Election and the NortonLifeLock Prospectus.
This Announcement does not constitute a prospectus or a prospectus exempted document.
This Announcement has been prepared for the purpose of complying with English law and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions other than England and Wales.
Important additional information will be filed with the SEC
This Announcement may be deemed to be solicitation material in respect of the Merger, including the issuance of NortonLifeLock Shares. In connection with the proposed issuance of NortonLifeLock Shares, NortonLifeLock is expected to file the NortonLifeLock Proxy Statement with the SEC. To the extent NortonLifeLock effects the Merger as a Scheme under English law, the issuance of NortonLifeLock Shares would not be expected to require registration under the U.S. Securities Act pursuant to an exemption provided by Section 3(a)(10) of the U.S. Securities Act. If, in the future, Bidco exercises its right to implement the Merger by way of a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the U.S. Securities Act, it will file a registration statement on Form S-4 with the SEC that will contain a prospectus with respect to the issuance of New NortonLifeLock Shares. BEFORE MAKING ANY VOTING DECISION, NORTONLIFELOCK’S SHAREHOLDERS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. NortonLifeLock’s shareholders and investors will be able to obtain, without charge, a copy of the NortonLifeLock Proxy Statement (or, if applicable, the registration statement on Form S-4), including the Scheme Document (or, if applicable the offer document), and other relevant documents filed with the SEC (when available) from the SEC’s website at http://www.sec.gov. NortonLifeLock’s shareholders and investors will also be able to obtain, without charge, a copy of the NortonLifeLock Proxy Statement, including the Scheme Document (or, if applicable the offer document), and other relevant documents (when available) by directing a written request to NortonLifeLock (Attention: Investor Relations), or from NortonLifeLock’s website at https://investor.nortonlifelock.com/.
Participants in the solicitation
NortonLifeLock, Bidco and certain of their directors and executive officers and employees may be considered participants in the solicitation of proxies from the stockholders of NortonLifeLock in respect of the Merger, including the proposed issuance of NortonLifeLock Shares. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of NortonLifeLock in connection with the Merger, including a description of their direct or indirect interests, by security holdings or otherwise, will be set out in the NortonLifeLock Proxy Statement when it is filed with the SEC. Information regarding NortonLifeLock’s directors and executive officers is contained in NortonLifeLock’s Annual Report on Form 10-K for the fiscal year ended 2 April 2021 and its Proxy Statement on Schedule 14A, dated 28 July 2021, which are filed with the SEC.
Overseas shareholders
The release, publication or distribution of this Announcement in jurisdictions other than the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom (including Restricted Jurisdictions) should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the United Kingdom or who are subject to the laws of another jurisdiction to vote their Avast Shares in respect of the Scheme at the Meetings, or to execute and deliver the Forms of Proxy (appointing another to vote at the Meetings on their behalf) or the Form of Election, may be affected by the laws of the relevant jurisdictions in which they are located or to which they are subject. Any failure to comply with applicable legal or regulatory requirements of any jurisdiction may constitute a violation of securities laws in that jurisdiction.
Copies of this Announcement and any formal documentation relating to the Merger are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction, including any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of acceptance of the Merger.
If the Merger is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law and regulation), the Takeover Offer may not be made, directly or indirectly, in or into or by use of the mails or any other means or instrumentality (including facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction and the Merger will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.
Further details in relation to Avast Shareholders in overseas jurisdictions will be contained in the Scheme Document.
Notice to U.S. investors in Avast
The Merger relates to the shares of an English company and is being made by means of a scheme of arrangement under Part 26 of the Companies Act. A scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the U.S. Exchange Act and other requirements of U.S. law. Accordingly, the Merger is subject to the disclosure requirements and practices applicable to a scheme of arrangement involving a target company in England listed on the London Stock Exchange, which differ from the disclosure requirements of U.S. tender offer and proxy solicitation rules. If, in the future, Bidco exercises its right to implement the Merger by way of a Takeover Offer and determines to extend the Takeover Offer into the U.S., the Merger will be made in compliance with applicable U.S. laws and regulations.
The New NortonLifeLock Shares to be issued pursuant to the Merger have not been registered under the U.S. Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the U.S. Securities Act. The New NortonLifeLock Shares to be issued pursuant to the Merger will be issued pursuant to the exemption from registration provided by Section 3(a)(10) under the U.S. Securities Act. If, in the future, Bidco exercises its right to implement the Merger by way of a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the U.S. Securities Act, it will file a registration statement with the SEC that will contain a prospectus with respect to the issuance of New NortonLifeLock Shares. In this event, Avast Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information, and such documents will be available free of charge at the SEC’s website at www.sec.gov or by directing a request to NortonLifeLock’s Investor Relations team identified above.
New NortonLifeLock Shares issued to persons other than “affiliates” of NortonLifeLock (defined as certain control persons, within the meaning of Rule 144 under the U.S. Securities Act) will be freely transferable under US law after the Merger. Persons (whether or not US persons) who are or will be “affiliates” of NortonLifeLock within 90 days prior to, or of the Combined Company after, the Effective Date will be subject to certain transfer restrictions relating to the New NortonLifeLock Shares under US law.
Neither the SEC nor any U.S. state securities commission has approved or disapproved of the New NortonLifeLock Shares to be issued in connection with the Merger, or determined if this Announcement is accurate or complete. Any representation to the contrary is a criminal offence in the United States.
Financial information relating to Avast included in this Announcement and to be included in the Scheme Document has been or will have been prepared in accordance with accounting standards applicable in the United Kingdom and may not be comparable to financial information of U.S. companies or companies whose financial statements are prepared in accordance with U.S. GAAP. U.S. GAAP differs in certain significant respects from accounting standards applicable in the United Kingdom.
Avast is incorporated under the laws of England and Wales. In addition, some of its officers and directors reside outside the United States, and some or all of its assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against Avast or its officers or directors on judgments of United States federal, state or district courts, including judgments based upon the civil liability provisions of the U.S. federal securities laws. It may not be possible to sue Avast or its officers or directors in a non-U.S. court for violations of the U.S. securities laws.
Forward-looking statements
This Announcement contains certain forward-looking statements with respect to the NortonLifeLock Group and the Avast Group. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “aim”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. Forward-looking statements include statements relating to the following: (i) future capital expenditures, expenses, revenues, economic performance, financial conditions, dividend policy, losses and future prospects, (ii) business and management strategies and the expansion and growth of the operations of the NortonLifeLock Group or the Avast Group, and (iii) the effects of government regulation on the business of the NortonLifeLock Group or the Avast Group. There are many factors which could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such factors include the possibility that the Merger will not be completed on a timely basis or at all, whether due to the failure to satisfy the conditions of the Merger (including approvals or clearances from regulatory and other agencies and bodies) or otherwise, general business and economic conditions globally, industry trends, competition, changes in government and other regulation, changes in political and economic stability, disruptions in business operations due to reorganisation activities, interest rate and currency fluctuations, the inability of the Combined Company to realise successfully any anticipated synergy benefits when (and if) the Merger is implemented, the inability of the Combined Company to integrate successfully the operations of the NortonLifeLock Group and the Avast Group when (and if) the Merger is implemented and the Combined Company incurring and/or experiencing unanticipated costs and/or delays or difficulties relating to the Merger when (and if) it is implemented. Additional information concerning these and other risk factors is contained in the Risk Factors sections of NortonLifeLock’s most recent reports on Form 10-K and Form 10-Q, the contents of which are not incorporated by reference into, nor do they form part of, this Announcement.
These forward-looking statements are based on numerous assumptions regarding the present and future business strategies of such persons and the environment in which each will operate in the future. By their nature, these forward-looking statements involve known and unknown risks, as well as uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this Announcement may cause the actual results, performance or achievements of any such person, or industry results and developments, to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. No assurance can be given that such expectations will prove to have been correct and persons reading this Announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Announcement. All subsequent oral or written forward-looking statements attributable to the NortonLifeLock Group or the Avast Group or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. None of NortonLifeLock, Bidco or Avast undertake any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law, regulation or stock exchange rules.
No profit forecasts or estimates
The NortonLifeLock Profit Forecast is a profit forecast for the purposes of Rule 28 of the Code. The NortonLifeLock Profit Forecast, the assumptions and basis of preparation on which the NortonLifeLock Profit Forecast is based and the NortonLifeLock Directors’ confirmation, as required by Rule 28.1 of the Code, are set out in Appendix 5 to this Announcement.
The Avast Profit Forecast is a profit forecast for the purposes of Rule 28 of the Code. The Avast Profit Forecast, the assumptions and basis of preparation on which the Avast Profit Forecast is based and the Avast Directors’ confirmation, as required by Rule 28.1 of the Code, are set out in Appendix 6 to this Announcement.
Other than in respect of the NortonLifeLock Profit Forecast and the Avast Profit Forecast, no statement in this Announcement is intended as, or is to be construed as, a profit forecast or estimate for any period and no statement in this Announcement should be interpreted to mean that earnings or earnings per ordinary share, for NortonLifeLock or Avast, respectively for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per ordinary share for NortonLifeLock or Avast, respectively.
For the purposes of Rule 28 of the Code: (i) the NortonLifeLock Profit Forecast contained in this Announcement is the responsibility of NortonLifeLock and the NortonLifeLock Directors; and (ii) the Avast Profit Forecast contained in this Announcement is the responsibility of Avast and the Avast Directors.
Use of Non-GAAP financial information
NortonLifeLock uses the non-GAAP measures of operating margin, which are adjusted from results based on U.S. GAAP and exclude certain expenses, gains and losses. NortonLifeLock also provides the non-GAAP metric of free cash flow, which is defined as cash flows from operating activities less purchases of property and equipment. These non-GAAP financial measures are provided to enhance the user’s understanding of NortonLifeLock’s past financial performance and its prospects for the future. NortonLifeLock’s management team uses these non-GAAP financial measures in assessing NortonLifeLock’s performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to U.S. GAAP and the methods used by NortonLifeLock to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with U.S. GAAP and should be read only in conjunction with NortonLifeLock’s consolidated financial statements prepared in accordance with U.S. GAAP.
NortonLifeLock is unable to provide a reconciliation of these forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures because certain information is dependent on future events, some of which are outside the control of NortonLifeLock. Moreover, estimating such U.S. GAAP financial measures with the required precision necessary to provide a meaningful reconciliation is extremely difficult and could not be accomplished without unreasonable effort.
Quantified Financial Benefits Statement
Statements of estimated cost savings and synergies relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the cost savings and synergies referred to in the Quantified Financial Benefits Statement may not be achieved, may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. No statement in the Quantified Financial Benefits Statement, or this Announcement generally, should be construed as a profit forecast (other than the NortonLifeLock Profit Forecast and the Avast Profit Forecast) or interpreted to mean that the Combined Company’s earnings in the first full year following the Effective Date of the Scheme, or in any subsequent period, would necessarily match or be greater than or be less than those of Avast and/or NortonLifeLock for the relevant preceding financial period or any other period.
For the purposes of Rule 28 of the Code, the Quantified Financial Benefits Statement contained in this Announcement is the responsibility of NortonLifeLock and the NortonLifeLock Directors.
Publication on website
A copy of this Announcement and the documents required to be published pursuant to Rule 26.1 and Rule 26.2 of the Code will be made available (subject to certain restrictions relating to persons resident in Restricted Jurisdictions) on NortonLifeLock’s website (at https://investor.nortonlifelock.com/) and on Avast’s website (at https://investors.avast.com/) by no later than 12 noon London time on the business day following the date of this Announcement. Neither the contents of these websites nor the content of any other website accessible from hyperlinks on such websites is incorporated into, or forms part of, this Announcement.
Requesting hard copy documents
In accordance with Rule 30.3 of the Code, a person so entitled may request a copy of this Announcement (and any information incorporated into it by reference to another source) in hard copy form free of charge. A person may also request that all future documents, announcements and information sent to that person in relation to the Merger should be in hard copy form. For persons who have received a copy of this Announcement in electronic form or via a website notification, a hard copy of this Announcement will not be sent unless so requested from either Avast by contacting Avast’s registrars, Equiniti, at Aspect House, Spencer Road, Worthing, Lancing BN99 6DA or, between 8.30 a.m. and 5.30 p.m. Monday to Friday (except UK public holidays), on 0371 384 2030 from within the UK or +44 121 415 7047 if calling from outside the UK (calls are charged at the standard geographic rate and will vary by provider; calls from outside the UK will be charged at the applicable international rate), or NortonLifeLock by contacting Investor Relations at IR@NortonLifeLock.com, as appropriate.

Information relating to Avast Shareholders
Please be aware that addresses, electronic addresses and certain other information provided by Avast Shareholders, persons with information rights and other relevant persons for the receipt of communications from Avast may be provided to Bidco during the Offer Period as required under Section 4 of Appendix 4 of the Code to comply with Rule 2.11(c) of the Code.
Dealing and opening position disclosure requirements of the Code
Under Rule 8.3(a) of the Code, any person who is interested in one per cent or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the Offer Period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of  (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th Business Day (as defined in the Code) following the commencement of the Offer Period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th Business Day (as defined in the Code) following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.
Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in one per cent or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of  (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the Business Day (as defined in the Code) following the date of the relevant dealing.
If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.
Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).
Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the Offer Period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.
Rounding
Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION
FOR IMMEDIATE RELEASE
THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION
10 August 2021
RECOMMENDED MERGER
of
AVAST PLC
with
NORTONLIFELOCK INC.
to be effected by means of a Scheme of Arrangement
under Part 26 of the Companies Act 2006
1
Introduction

Further to the announcements made by NortonLifeLock Inc. (“NortonLifeLock”) and Avast plc (“Avast” or the “Company”) on 14 July 2021, the boards of NortonLifeLock and Avast are pleased to announce that they have reached agreement on the terms of a recommended merger of Avast with NortonLifeLock, in the form of a recommended offer by Nitro Bidco Limited (“Bidco”), a wholly-owned subsidiary of NortonLifeLock, for the entire issued and to be issued ordinary share capital of the Company (the “Merger”). It is intended that the Merger will be effected by means of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act (the “Scheme”).
2
The Merger

Merger consideration — Majority Cash Option
Under the terms of the Merger, Avast Shareholders will be entitled to receive:
for each Avast Share held:	USD 7.61 in cash
and
0.0302 of a New NortonLifeLock Share
in respect of their entire holding of Avast Shares (the “Majority Cash Option”). Based on NortonLifeLock’s closing share price of USD 27.20 on 13 July 2021 (being the last Business Day on which NortonLifeLock Shares traded on NASDAQ before the commencement of the Offer Period in relation to the Merger) and the Announcement Exchange Rate, the Majority Cash Option values each Avast Share at 608.4 pence per share (USD 8.43 per share). The Majority Cash Option comprises approximately 90% by value in cash and approximately 10% by value in New NortonLifeLock Shares and delivers significant cash proceeds to Avast Shareholders who desire immediate liquidity.
The Majority Cash Option represents a premium of approximately:
•
20.7% to the Closing Price of 504.2 pence per Avast Share on the Unaffected Date; and

•
28.0% to the volume weighted average price of 475.1 pence per Avast Share for the three months up to the Unaffected Date.

As an alternative to the Majority Cash Option, Avast Shareholders may elect to receive the Majority Stock Option in respect of their entire holding of Avast Shares, as described below.

Alternative Merger consideration — Majority Stock Option
As an alternative to the Majority Cash Option, Bidco will make available to Avast Shareholders the option to elect for a different mix of cash and share consideration, pursuant to which Avast Shareholders (other than those resident in a Restricted Jurisdiction) may elect to receive:
for each Avast Share held:	0.1937 of a New NortonLifeLock Share
and
USD 2.37 in cash
in respect of their entire holding of Avast Shares (the “Majority Stock Option”). Based on NortonLifeLock’s closing share price of USD 27.20 on 13 July 2021 (being the last Business Day on which NortonLifeLock Shares traded on NASDAQ before the commencement of the Offer Period in relation to the Merger) and the Announcement Exchange Rate, the Majority Stock Option values each Avast Share at 551.1 pence per share (USD 7.64 per share).
The Majority Stock Option comprises approximately 31% by value in cash and approximately 69% by value in New NortonLifeLock Shares. The Majority Stock Option enables Avast Shareholders to participate more fully in the upside and long-term value creation opportunity resulting from the Merger. See paragraph 14 (Electing to receive the Majority Stock Option) for further information.
In addition to the consideration payable in connection with the Merger, Avast Shareholders will be entitled to receive certain agreed ordinary course Avast dividends prior to the completion of the Merger, on the basis set out below.
Avast Shareholders who do not positively elect to receive the Majority Stock Option will receive the Majority Cash Option.
As explained in paragraphs 4 (Recommendation) and 6 (Irrevocable undertakings) below, each of the Avast Directors who holds Avast Shares has irrevocably undertaken to elect for the Majority Stock Option, as well as to vote or procure votes in favour of the Scheme (or, in the event that the Merger is implemented by way of a Takeover Offer, accept or procure acceptance of the Takeover Offer), in respect of their entire beneficial holdings of Avast Shares, on the terms summarised in Appendix 3 to this Announcement.
Aggregate transaction value
The aggregate transaction value and the percentage of the Combined Company held by Avast Shareholders immediately following completion of the Merger depend on the elections made by Avast Shareholders for the Majority Stock Option, with the range of possible outcomes being bound by the two following bookends:
•
If all Avast Shareholders, other than the Avast Directors who hold Avast Shares, receive the Majority Cash Option, Avast’s entire issued and to be issued ordinary share capital would be valued, on the same basis as set out above, at approximately £6.2 billion (USD 8.6 billion), comprised of approximately £4.4 billion (USD 6.1 billion) in cash and approximately £1.8 billion (USD 2.5 billion) in New NortonLifeLock Shares, with an enterprise value attributed to Avast of approximately £6.6 billion (USD 9.2 billion). NortonLifeLock Shareholders and Avast Shareholders would own approximately 86% and 14% of the Combined Company (on a fully diluted basis), respectively, and no Post-Merger Buyback would be expected in this scenario; or

•
If all Avast Shareholders elect to receive the Majority Stock Option, Avast’s entire issued and to be issued ordinary share capital would be valued, on the same basis as set out above, at approximately £5.8 billion (USD 8.1 billion), comprised of approximately £1.8 billion (USD 2.5 billion) in cash and approximately £4.0 billion (USD 5.6 billion) in New NortonLifeLock Shares, with an enterprise value attributed to Avast of approximately £6.2 billion (USD 8.6 billion). NortonLifeLock Shareholders and Avast Shareholders would own approximately 74% and 26% of the Combined Company (on a fully diluted basis), respectively. If all Avast Shareholders elect for the Majority Stock Option, NortonLifeLock expects that the amount of the Post-Merger Buyback, if implemented, would be up to approximately USD 3 billion.
GBP currency facility
Prior to completion of the Merger, Bidco will procure that a facility will be made available under which Avast Shareholders will be able to elect (subject to the terms and conditions of the facility) to receive cash consideration in GBP rather than USD (after deduction of any transaction or dealing costs associated with the conversion) under the Majority Cash Option or the Majority Stock Option (as applicable) at the prevailing market exchange rate (which may be determined over a period of more than one day) on the latest practicable date for fixing such rate prior to the relevant payment date. Further details of this facility will be set out in the Scheme Document.
Agreed Avast Dividends
In addition to the consideration payable in connection with the Merger, the Avast Board will be entitled to declare and pay an interim dividend in respect of the six month period ended 30 June 2021 of 4.8 cents per Avast Share (the “Interim Avast Dividend”). It is expected that the Interim Avast Dividend will be announced by Avast in August 2021 and paid in October 2021.
In addition to the consideration payable in connection with the Merger and the Interim Avast Dividend, if the Merger has not become Effective before 1 March 2022, the Avast Board reserves the right to declare and pay either a further interim dividend or recommend and pay a final dividend in respect of the year ending 31 December 2021 of 11.2 cents per Avast Share (the “Second Avast Dividend”).
In addition to the consideration payable in connection with the Merger and the Interim Avast Dividend and the Second Avast Dividend, if the Merger has not become Effective before 11 August 2022, the Avast Board reserves the right to declare and pay an interim dividend in respect of the six month period ended 30 June 2022 of 4.8 cents per Avast Share (the “Third Avast Dividend”).
Bidco has agreed that Avast Shareholders will be entitled to receive the Interim Avast Dividend, the Second Avast Dividend and the Third Avast Dividend (together, the “Agreed Avast Dividends”), if and to the extent declared and paid in accordance with the terms set out in this Announcement, in each case without any reduction to the consideration payable by Bidco under the terms of the Merger.
Avast Shareholders on the register of members as at close of business on the relevant record date will be entitled to receive the relevant Agreed Avast Dividend(s). Avast Shareholders may also elect to receive the Agreed Avast Dividends in Pounds Sterling in accordance with Avast’s dividend currency election facility.
If any dividend and/or other distribution and/or other return of capital or value (a “Return of Value”) is announced, declared, made, payable or paid in respect of the Avast Shares on or after the date of this Announcement and prior to the Effective Date, other than, or in excess of, the Agreed Avast Dividends, Bidco reserves the right to reduce the aggregate consideration payable in respect of the Avast Shares by the aggregate amount of such Return of Value.
Agreed NortonLifeLock Dividends
NortonLifeLock intends to continue to declare and pay quarterly dividends of 12.5 cents per NortonLifeLock Share to NortonLifeLock Shareholders in the period up to the Effective Date (the “Agreed NortonLifeLock Dividends”).
If any Return of Value is announced, declared, made, payable or paid in respect of the NortonLifeLock Shares on or after the date of this Announcement and prior to the Effective Date and which has a record date prior to the Effective Date, other than, or in excess of, the Agreed NortonLifeLock Dividends (an “Excess NortonLifeLock Dividend”), Bidco will be required to revise the terms of the consideration payable under the terms of the Merger to put Avast Shareholders in the same economic position as they would have been if any such Excess NortonLifeLock Dividend had not been paid. This will be achieved by increasing the cash consideration per Avast Share payable under each of the Majority Cash Option and the Majority Stock Option by an amount equal to (i) the amount of the relevant Excess NortonLifeLock Dividend (expressed on a per NortonLifeLock Share basis) multiplied by (ii) in the case of the Majority Cash Option, 0.0302, and, in the case of the Majority Stock Option, 0.1937.
Implementation of the Merger
The Merger will be put to Avast Shareholders at the Court Meeting and at the General Meeting. In order to become Effective, the Scheme must be approved by a majority in number of the Scheme Shareholders present and voting at the Court Meeting, either in person or by proxy, representing at least 75% in value of the Scheme Shares voted. In addition, a special resolution implementing the Scheme must be passed by Avast Shareholders representing at least 75% of votes cast at the General Meeting.
The Merger is subject to the Conditions and certain further terms set out in Appendix 1 to this Announcement, and to the full terms and conditions which will be set out in the Scheme Document.
Further details of the Merger will be contained in the Scheme Document, which is intended to be posted to Avast Shareholders (other than those resident in Restricted Jurisdictions), along with the Forms of Proxy and the Form of Election, in late Q3 or early Q4 of 2021. For the purposes of paragraph 3(a) of Appendix 7 of the Code, the Panel has consented to this arrangement. It is also expected that, at or around the same time as the Scheme Document is posted to Avast Shareholders (other than those resident in Restricted Jurisdictions), the NortonLifeLock Prospectus will be published and the NortonLifeLock Proxy Statement will be mailed.
Subject to the satisfaction or waiver (as applicable) of all relevant conditions, including the Conditions, and certain terms set out in Appendix 1 to this Announcement and to be set out in the Scheme Document, the Scheme is expected to become Effective in mid-2022. An expected timetable of principal events will be included in the Scheme Document.
The Avast Shares will be acquired by Bidco (and/or its nominee) with full title guarantee, fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever and together with all rights existing at the date of this Announcement or thereafter attaching thereto, including the right to receive and retain, in full, all dividends and other distributions (if any), declared, made or paid or any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) made on or after the date of this Announcement in respect of the Avast Shares, other than the Agreed Avast Dividends.
The New NortonLifeLock Shares will be fully paid and non-assessable and will rank pari passu in all respects with the existing NortonLifeLock Shares, save that they will not participate in any dividend payable by NortonLifeLock with reference to a record date prior to the Effective Date.
3
Background to and reasons for the Merger

On 10 May 2021, NortonLifeLock presented its “transforming for growth” strategy to enable NortonLifeLock to achieve its long-term vision through improved customer experience, enhancing the scale of its Cyber Safety platform and accelerating innovation of trust-based solutions. NortonLifeLock’s strategy is underpinned by the following ambitions: (i) make customers happy and double its net promoter score to over 70; (ii) popularise Cyber Safety by doubling the number of customers to approximately 100 million; and (iii) expand NortonLifeLock’s trust-based digital solutions to drive double digit revenue growth and double non-GAAP EPS to approximately USD 3.00 within three to five years, with business growth and productivity, reinvestment strategies, its share buyback programme, as well as mergers and acquisitions, as levers and accelerators.
The boards of NortonLifeLock and Avast recognise the unique opportunity for the businesses to combine their complementary strengths and accelerate such strategy by creating a new, global player able to lead the transformation of consumer Cyber Safety by leveraging the established brands, go-to-market reach, technical expertise and innovation of NortonLifeLock and Avast.

The Merger will combine NortonLifeLock’s vision to protect and empower people to live their digital lives safely with Avast’s vision to empower digital citizens to have safer online experiences, creating a common determination to empower digital freedom for everyone.
The global Cyber Safety segment was estimated at USD 13 billion in 2020 — however, the NortonLifeLock Board believes that the market is still significantly under-penetrated, with less than 5% penetration of an estimated 5 billion internet users globally, as the segment has expanded from securing personal devices to protecting consumers to enable them to live their digital lives safely. The NortonLifeLock Board believes that this presents a large and growing TAM opportunity with the core addressable space (security, identity and privacy) expected to grow at a 5% to 10% CAGR in the coming years to reach more than USD 16 billion by 2023, with an additional USD 10 billion in trust-based adjacent segments (equivalent to a 10% to 15% CAGR between 2020 and 2023).
A key problem to address is cyber criminality, which currently encompasses a broader variety of activities and an expanded reach supported by a dark economy re-sell market. Threats continue to increase every day and attacks have become extremely sophisticated, more broadly targeted, more complex and faster, with identity records and confidential personal information being sold in underground markets. People’s dependence on technology has continuously increased, fuelled by an increasingly digital and connected world, making cyber criminality today a USD 6 trillion problem which touches our modern society in many ways.
The Merger will create a comprehensive suite of complementary consumer Cyber Safety solutions, delivering giga-scale endpoint visibility, next-generation insights, autonomous defence and personalised protection.
The boards of NortonLifeLock and Avast believe that the Merger has a compelling strategic and financial rationale, with the potential to deliver substantial benefits to consumers, shareholders and other stakeholders.
Accelerate the transformation of consumer Cyber Safety, with the Combined Company having over 500 million users
The Merger will create a leading global consumer Cyber Safety business with combined revenues of approximately USD 3.5 billion (based on the latest reported full year results for each of NortonLifeLock and Avast), an enlarged base of over 500 million users and approximately 40 million direct customers, and a common vision to empower digital freedom for everyone. The Combined Company will benefit from: (i) enhanced scale; (ii) a broadened suite of established consumer Cyber Safety brands; (iii) leading Cyber Safety solutions; (iv) global consumer reach; and (v) expansion, through both free and paid solutions, to new customer audiences, regions and products.
In addition to a broader range of consumer Cyber Safety solutions, the Combined Company will benefit from a more diverse channel mix, including consumer direct, indirect, and partners.
The Combined Company will be well positioned to capitalise on the continued growth and to lead digital disruption in the Cyber Safety segment, combining two businesses with complementary technology-oriented cultures and a shared, consumer-centric, long-term vision. The Combined Company will benefit from NortonLifeLock’s and Avast’s history of customer-centric innovation and will continue to focus on, and invest in, R&D to create industry leading Cyber Safety products to protect consumers and benefit all stakeholders.
The Combined Company will extend and expand Cyber Safety available to everyone through freemium offerings. Positive experiences with these products will expand the Combined Company’s user base and increase opportunities for paid product sales.
Furthermore, the Combined Company will benefit from a diverse and talented workforce, facilitating the delivery of innovative Cyber Safety solutions on a global scale.
Combine Avast’s strength in privacy and NortonLifeLock’s strength in identity, to create a broad and complementary product portfolio beyond core security and towards adjacent trust-based solutions
The Combined Company will benefit from the complementary nature of NortonLifeLock’s and Avast’s solutions, in particular NortonLifeLock’s strength in identity and Avast’s strength in privacy. This will unlock opportunities to cross-sell a richer Cyber Safety offering to the Combined Company’s users and direct customers while continuing to maintain core Cyber Safety functionality to free users.
The Combined Company will bring a differentiated approach to the Cyber Safety segment supported by greater scale in threat visibility, a geographically distributed cloud data platform and advanced AI-based automation. The Combined Company will be able to deliver: (i) giga-scale endpoint visibility, by gaining enhanced visibility on threat and behavioural trajectories across more than 500 million endpoints and networks; (ii) next-generation insight, supported by AI-based enrichment and best-in-class analytics of multi-factor, large-scale behaviour data in real time; (iii) autonomous defence, with automation of the detection pipeline by leveraging modern, featureless and explainable AI; and (iv) personalised protection, with AI-powered creation of a safe environment that matches the security, privacy and identity needs of individual users.
The Combined Company will be able to offer a market-leading suite of consumer Cyber Safety solutions to millions of individuals and families globally across identity, security and privacy, including restoration and insurance, identity protection, performance and utility, device security, connected home, family safety and privacy and access, complemented by adjacent trust-based solutions.
NortonLifeLock’s and Avast’s positions have been built over many years, resulting in brand recognition across large user bases in their respective existing segments. This presents an attractive opportunity to continue to innovate and offer new and enhanced solutions and services, with improved capabilities from access to superior data insights, in turn driving growth across new growth segments.
Provide greater geographic diversification and access to a larger global user base, as well as facilitating expansion into the SOHO and VSB segments, and the building of stronger B2B2C and OEM partnerships
NortonLifeLock and Avast currently operate in highly complementary end markets and geographic regions. The Combined Company will benefit from enhanced revenue and geographic diversification combining NortonLifeLock’s and Avast’s complementary positions in their consumer Cyber Safety segments. Based on the latest reported full year results for each of NortonLifeLock and Avast, on an aggregated basis, approximately 65% of the Combined Company’s revenue was derived from the US, approximately 24% from Europe, Middle East and Africa and approximately 11% from the rest of the world.
Following completion of the Merger, the Combined Company will have dual headquarters in Prague, Czech Republic, and Tempe, Arizona, USA, reflecting its global strength.
The Combined Company will have the ability to leverage the combined regional expertise of both businesses and flexibility to reinvest in product and marketing to target new growth segments and regions, including expansion into the SOHO and VSB segments, OEM PC manufacturing channels and B2B2C partnerships.
There is further potential to accelerate international growth through investment in Avast’s freemium business model and cross-selling of complementary NortonLifeLock identity products, which are currently sold primarily in the US, to Avast’s international user and direct customer base and cross-selling Avast’s privacy offerings to NortonLifeLock’s full customer base.
Unlock significant value creation through approximately USD 280 million of annual gross cost synergies, providing additional upside potential from new reinvestment capacity for innovation and growth
Given the complementary nature of both NortonLifeLock and Avast, the NortonLifeLock Directors believe that the Merger will generate synergies that could not be achieved independently of the Merger and will lead to significant long-term value creation for all shareholders.
Significant recurring cost synergies opportunity
NortonLifeLock anticipates that the Merger will result in recurring annual pre-tax gross cost synergies for the Combined Company to reach a run-rate of approximately USD 280 million, representing between approximately 15% and 20% of combined adjusted cost of sales and operating spend, based on the latest full year reported results for each of NortonLifeLock and Avast. The synergies are expected to be fully realised by the end of the second year following completion of the Merger.
NortonLifeLock intends to approach integration with the aim of retaining and motivating the best talent and structure across the Combined Company to create a best-in-class organisation. The expected sources of the identified cost synergies are as follows:
•
Organisation: approximately 50% of the total annual run-rate pre-tax gross cost synergies are expected to be generated through the adoption of shared best practice across existing functions and the reduction of duplicate roles across all geographies, and from a broad range of job categories, including management, shared services, product and commercial functions;

•
Systems & Infrastructure operating costs: approximately 25% of the total annual run-rate pre-tax gross cost synergies are expected to be realised through migration onto a common data and security platform, integration of systems, and shared technology and analytics infrastructure; and

•
Contracts & Shared Services: approximately 25% of the total annual run-rate pre-tax gross cost synergies are expected to be generated primarily from site rationalisation, procurement and vendor consolidation, and spend de-duplication.

NortonLifeLock expects to realise approximately 60% of the run-rate cost savings by the end of the first full year following completion of the Merger and 100% by the end of the second full year following completion of the Merger, excluding any potential synergy reinvestment and associated benefits. On a reported basis, the synergies assume the Combined Company expects to benefit from approximately USD 75 million of cost savings in the first full year following completion of the Merger, approximately USD 245 million of cost savings in the second full year following completion of the Merger, and the full USD 280 million of the cost savings in the third full year following completion of the Merger, excluding any potential synergy reinvestment and associated benefits.
One-off costs
In order to realise these synergies, NortonLifeLock is expected to incur one-off restructuring and integration costs of approximately one year’s run-rate pre-tax cost savings, or USD 280 million, with approximately USD 180 million estimated to be incurred in the first full year following completion of the Merger and approximately USD 100 million estimated to be incurred in the second full year following completion of the Merger. Aside from integration costs, no material dis-benefits are expected to arise in connection with the Merger. The expected synergies will accrue as a direct result of the Merger and would not be achieved on a standalone basis.
The paragraphs above relating to expected cost synergies constitute a “Quantified Financial Benefits Statement” for the purposes of Rule 28 of the Code.
Given the strong strategic, cultural and operational fit of the two companies, NortonLifeLock believes that the quantified cost synergies are readily achievable.
NortonLifeLock expects to achieve the quantified cost synergies while maintaining appropriate investment levels in sales and technology to meet the Combined Company’s growth targets and other objectives.
The estimated cost synergies referred to above reflect both the beneficial elements and the relevant costs.
Revenue opportunities
In addition to the quantified cost synergies set out in this paragraph 3, NortonLifeLock believes that there will be significant revenue opportunities that the Combined Company could pursue, which have not yet been quantified, but which solidify the foundation for driving double digit revenue growth in the long-term.

Following the completion of the Merger, the Combined Company intends to bring additional value propositions to a larger user base by leveraging its broader global reach and cross-selling enhanced products and solutions across core security and privacy and identity. This proposition will be supported by targeted sales and marketing investment in the geographies where its industry-leading brands, Norton, Avira, LifeLock and Avast, are most established to deliver localised experiences, promote customer service differentiation and drive enhanced customer experience and retention.
By leveraging the sales and marketing expertise of both organisations, the Combined Company will operate new and diversified sales channels through the scaling of its freemium offering, SOHO and VSB targeting and expanded B2B2C partnerships. The Combined Company will also benefit from a strong balance sheet and reinvestment capacity to drive innovation and expand into adjacent trust-based solutions.
Reinvestment of synergies
NortonLifeLock and Avast have closely aligned cultures of innovation, having each invested significantly over the years in technology and R&D. The talent and expertise of the Combined Company’s team will further support investment in developing and optimising a global Cyber Safety technology platform for the benefit of all consumers and other stakeholders. The Combined Company will have the scale, resources and expertise to innovate beyond the current Cyber Safety platform.
The Combined Company expects the anticipated synergies from the Merger to provide new reinvestment capacity that it intends to deploy into innovation, partnerships and marketing initiatives to develop the breadth, capability and accessibility of Cyber Safety products and solutions, thereby accelerating long-term sustainable revenue growth for the Combined Company. The Combined Company will, in particular, evaluate investments (including product innovation in Cyber Safety and adjacent trust-based services) and geographic expansion opportunities, further developing channels to market (including distribution partnerships with PC manufacturers and additional B2B2C partnerships), and ensuring consumers are well informed of Cyber Safety and the solutions that the Combined Company offers for their protection.
NortonLifeLock and Avast have complementary technologies and human capital that will strengthen the Combined Company’s capabilities in core technology and identity and privacy, which will facilitate improved product development to address the evolving threat of cybercrime and enhance the development of innovative tools to help empower consumers in their digital lives.
NortonLifeLock and Avast have an established history of in-house development and innovation. The Combined Company will benefit from resource, knowledge transfer, technical expertise and proprietary intellectual property to support its commitment to innovation, create new improved and comprehensive solutions (free and paid) and safeguard data privacy and transparency for the ultimate benefit of customers.
Appendix 4 sets out further details on the Quantified Financial Benefits Statement, including the bases of belief and principal assumptions, and the reports required under the Code by Deloitte, NortonLifeLock’s reporting accountants, and by Evercore, acting as financial adviser to NortonLifeLock. References in this Announcement to the Quantified Financial Benefits Statement should be read in conjunction with Appendix 4.
There are various alternative means by which NortonLifeLock could achieve these quantified synergies and no decisions have yet been taken as to how NortonLifeLock will implement any synergy plans. Initial synergy planning has begun in relation to the Merger, but more detailed analysis will need to be undertaken. Any such synergy plans are subject to engagement with all appropriate stakeholders in due course.
The Merger is expected to be double-digit accretive to NortonLifeLock’s non-GAAP EPS within the first full year following completion of the Merger
The Combined Company will benefit from a more attractive financial profile with increased scale, enhanced long-term growth potential and strong free cash flow generation supported by a robust balance sheet position.

The Combined Company will benefit from a highly scalable, well-diversified and recurring subscription-based revenue model with aggregated revenues of approximately USD 3.5 billion, based on the latest reported full year results for each of NortonLifeLock and Avast, delivering high single digit growth and with the potential to deliver long-term growth in the double digits, supported by strong operating levers, reinvestment potential and cash flow generation.
On an aggregated basis, based on the latest reported full year results for each of NortonLifeLock and Avast, excluding stranded costs, the Combined Company’s adjusted operating profit (pre-synergies) stands at approximately USD 1.8 billion, with implied operating margins (pre-synergies) at approximately 52%. Additional margin capacity from expected gross cost synergies of USD 280 million provides the Combined Company with scope for reinvestment to support long-term growth whilst maintaining attractive margin levels and enabling operating leverage.
The Merger is expected to be double-digit accretive to NortonLifeLock’s non-GAAP EPS from the first full year following completion of the Merger, taking into account expected cost synergies and the Post-Merger Buyback, if implemented, but excluding one-time restructuring and integration costs.
The Combined Company generates approximately USD 1.5 billion in annual free cash flow (pre-synergies), on an aggregated basis, based on the latest reported full year results for each of NortonLifeLock and Avast (excluding stranded costs), which is expected to grow in line with the business.
Post-integration, the Combined Company is expected to operate with fewer than 4,000 employees.
The Merger is expected to be financed with cash and USD 5.35 billion of new permanent debt facilities, comprised of a combination of Term Loan A and Term Loan B at a blended interest rate of approximately 2%, with other existing indebtedness of NortonLifeLock with upcoming maturities anticipated to be refinanced prior to completion. As part of the transaction, NortonLifelock’s revolving credit facility is also expected to be upsized to USD 1.5 billion and to be undrawn at completion of the Merger.
The Combined Company is targeting a net leverage ratio of approximately 3.5x following completion of the Merger (taking into account the potential expanded share buyback referred to below). The Combined Company expects strong free cash flow generation to support rapid deleveraging to reach net leverage of approximately 2.0x to 3.0x, supporting NortonLifeLock’s long-term capital allocation strategy, while maintaining flexibility to deploy capital into R&D, tuck-in acquisitions, as well as dividends and share buybacks to support growth and maximise value for shareholders. In this context, the Combined Company anticipates:
•
maintaining NortonLifeLock’s existing dividend policy with the payment of a quarterly dividend of USD 0.125 per NortonLifeLock Share;

•
increasing its current share buyback programme of approximately USD 1.8 billion by up to approximately USD 3 billion to approximately USD 4.8 billion, to provide flexibility to implement an expanded share buyback programme over time following completion of the Merger, depending on, amongst other things, Avast Shareholders’ elections in respect of the Majority Stock Option; and

•
continuing to return 100% of free cash flow (excluding mergers and acquisitions) to shareholders over the long-term to drive sustainable shareholder value growth.

Possible NortonLifeLock share buyback programme
To the extent that Avast Shareholders elect for the Majority Stock Option, NortonLifeLock intends, subject to market conditions and other capital requirements, to implement the Post-Merger Buyback over time following completion of the Merger, with a view to optimising its capital structure and establishing a net leverage ratio for the Combined Company in the region of 3.5x net debt to its pro forma EBITDA.
If all Avast Shareholders elect for the Majority Stock Option, NortonLifeLock expects that the amount of the Post-Merger Buyback, if implemented, would be up to approximately USD 3 billion. However, this amount would be reduced by the amount of any incremental cash consideration payable to Avast

Shareholders who receive the Majority Cash Option. There can be no certainty that the Post-Merger Buyback will be implemented or as to its timing.
Brings together two strong and highly experienced consumer-focused management teams with a common culture of excellence and innovation
The Combined Company will be led by a highly experienced management team with significant experience in delivering consumer Cyber Safety solutions. The team has a track record of developing solutions through innovation and by delivering growth in large, global markets with a common commitment to corporate responsibility. Furthermore, the team has successfully executed value-enhancing mergers and acquisitions and overseen subsequent integration programmes.
Both NortonLifeLock and Avast share a history in innovation and product development with strong corporate ethos encompassing social, environmental and governance responsibility. This important legacy will be continued through the Combined Company’s shared vision of empowering digital freedom for everyone through novel solutions. The Combined Company will draw on the broad expertise and harness the talent in both businesses, by offering professional and personal growth opportunities, to promote a values and innovation-driven team and optimise consumer-centric Cyber Safety solutions for the benefit of end consumers and other stakeholders.
4
Recommendation

The Avast Directors, who have been so advised by UBS and J.P. Morgan Cazenove as to the financial terms of the Majority Cash Option and the Majority Stock Option, unanimously consider the terms of the Majority Cash Option and the Majority Stock Option to be fair and reasonable. In providing their financial advice to the Avast Directors, UBS and J.P. Morgan Cazenove have taken into account the commercial assessments of the Avast Directors. UBS is providing independent financial advice to the Avast Directors for the purposes of Rule 3 of the Code.
Accordingly, the Avast Directors intend to recommend unanimously that Avast Shareholders vote or procure votes in favour of the resolutions relating to the Scheme at the Meetings, as each of the Avast Directors who owns Avast Shares has irrevocably undertaken to do in respect of their entire beneficial holdings of Avast Shares. In addition, the Vlček Family Foundation has irrevocably undertaken to vote in favour of the resolutions relating to the Scheme at the Meetings in respect of its entire beneficial holding of Avast Shares.
The Avast Directors’ (and the Vlček Family Foundation’s) irrevocable commitments are in respect of, in aggregate, 381,057,227 Avast Shares, representing approximately 36.93% of the existing issued ordinary share capital of Avast on the Latest Practicable Date.
In addition, each of the Avast Directors who holds Avast Shares has irrevocably undertaken to elect for the Majority Stock Option in respect of their entire beneficial holdings of Avast Shares, on the terms summarised in Appendix 3 to this Announcement.
5
Background to and reasons for the recommendation

Since its foundation in 1991, Avast has grown into a leading global consumer cyber security company. Through its freemium distribution model and acquisitions, including AVG and Piriform, Avast has amassed a sizeable user base, with over 435 million users. Approximately 85% of revenues are derived from the Avast Group’s Consumer Direct segment and the business has driven direct monetisation through up-selling and cross-selling to this user base and by using third-party relationships to drive additional revenues. The business derives the remainder of its revenues through its Consumer Indirect segment, which includes Avast Secure Browser and partner channels, as well as its small and medium-sized business (SMB) segment.
The cybersecurity landscape is competitive and is evolving at pace, along with the technology industry as a whole. Consumers increasingly expect brands to provide a seamless online experience — for Avast, this means protecting its customers from all online risks. This is accelerating the shift towards a user-centric model in which consumers’ entire digital lives and digital experiences are protected, and new trust-based services can be built.

At the same time, many of the world’s largest technology providers have increasingly advanced into security, privacy and identity. The Avast Directors see increased competition from major technology players and other incumbents, each of whom are scaling up and evolving their offerings into integrated solutions. Addressing this increasing competition and new types of digital threats will require Avast to accelerate the evolution of its portfolio, supported by higher levels of margin investment in R&D, innovation, marketing and other top of the funnel initiatives over the medium term as well as targeted mergers and acquisitions to sustain customer engagement, acquisition and retention.
The Avast Directors believe that the Merger would offer compelling strategic and operational benefits to all stakeholders including:
•
bringing together leading trusted brands in consumer cyber safety and security, and creating a broad product portfolio with geographic and product complementarity, with a focus on privacy, security and identity protection;

•
creating a significant opportunity to cross-sell existing and new products and promote the value proposition to the combined customer base, which would total over 500 million users;

•
combining two highly experienced R&D teams to further strengthen the Combined Company’s technological differentiation and provide better service to its joint customers;

•
providing added scale to accelerate investment in R&D and innovation initiatives to drive new product development while capturing cost efficiencies, and greater capacity to pursue value-creating acquisitions, both of which will sustain long-term growth;

•
enhancing the ability of Avast and NortonLifeLock to respond to an increasingly competitive backdrop, in particular from the large technology companies, by building a strong, digital trust platform for consumers that protects their digital lives; and

•
bringing together two respected and highly experienced consumer-focused management teams with a common culture of excellence and innovation.

The Avast Directors also took account of the agreement that the Combined Company will be dual headquartered in Prague, Czech Republic, and Tempe, Arizona, USA, will have a continued significant presence in the Czech Republic, and its board of directors will include two Avast representatives, including Avast co-founder Pavel Baudiš.
Moreover, the Avast Directors believe that the Merger represents compelling financial value for Avast Shareholders. The Merger consideration comprises a mix of cash and NortonLifeLock Shares and is structured such that Avast Shareholders (other than those in a Restricted Jurisdiction) have the choice to elect between two distinct alternatives: the Majority Cash Option or the Majority Stock Option.
Any Avast Shareholder who elects for the:
Majority Cash Option would receive, for each Avast Share held: USD 7.61 in cash plus 0.0302 of a New NortonLifeLock Share
•
Based on NortonLifeLock’s closing share price of USD 27.20 on 13 July 2021 (being the last Business Day on which NortonLifeLock Shares traded on NASDAQ before the commencement of the Offer Period in relation to the Merger) and the Announcement Exchange Rate, the Majority Cash Option values each Avast Share at 608.4 pence per share (USD 8.43 per share).

•
The Majority Cash Option represents a premium of approximately 28.0% to the three-month volume weighted average price of 475.1 pence per Avast Share on the Unaffected Date and is above Avast’s all-time high closing price of 600.0 pence per Avast Share.

Majority Stock Option would receive, for each Avast Share held: USD 2.37 in cash plus 0.1937 of a New NortonLifeLock Share
•
On the basis set out above, the Majority Stock Option values each Avast Share at 551.1 pence per share (USD 7.64 per share).

•
The Majority Stock Option enables Avast Shareholders to benefit from a more meaningful participation in the strategic and financial benefits of the Merger.

Following consideration of the above factors, the Avast Directors, who have been so advised by UBS and J.P. Morgan Cazenove as to the financial terms of the Majority Cash Option and the Majority Stock Option, unanimously consider the terms of the Majority Cash Option and the Majority Stock Option to be fair and reasonable. In providing their financial advice to the Avast Directors, UBS and J.P. Morgan Cazenove have taken into account the commercial assessments of the Avast Directors. UBS is providing independent financial advice to the Avast Directors for the purposes of Rule 3 of the Code.
Accordingly, the Avast Directors intend to recommend unanimously that Avast Shareholders vote or procure votes in favour of the resolutions relating to the Scheme at the Meetings, as each of the Avast Directors who own Avast Shares has irrevocably undertaken to do in respect of their entire beneficial holdings of Avast Shares. Further details of those irrevocable undertakings are set out below and in Appendix 3 to this Announcement.
6
Irrevocable undertakings

As set out in paragraph 4 (Recommendation), NortonLifeLock and Bidco have received irrevocable commitments to vote or procure votes in favour of the resolutions relating to the Scheme at the Meetings (or, in the event that the Merger is implemented by way of a Takeover Offer, to accept or procure acceptance of the Takeover Offer) from each of the Avast Directors who own Avast Shares (in relation to their beneficial holdings of such Avast Shares), and from the Vlček Family Foundation, in each case in respect of their entire holding of Avast Shares. These irrevocable commitments are in respect of, in aggregate, 381,057,227 Avast Shares, representing approximately 36.93% of the existing issued ordinary share capital of Avast on the Latest Practicable Date.
Further details of these irrevocable undertakings are set out in Appendix 3 to this Announcement.
7
Information on NortonLifeLock and Bidco

NortonLifeLock
NortonLifeLock is a leading provider of consumer Cyber Safety solutions built around protecting and empowering people to live their digital lives safely. Founded in 1982 and headquartered in Tempe, Arizona, NortonLifeLock serves over 80 million users in more than 150 countries, including 23 million direct customers.
NortonLifeLock’s service offering is positioned across three key cyber safety pillars: Security, providing protection for PCs, Macs and mobile devices against malware, viruses, adware, ransomware and other online threats; Identity Protection, which includes monitoring, alerts and restoration services to protect the safety of customers; and Online Privacy, which provides enhanced security and online privacy through an encrypted data tunnel and other privacy monitoring services.
NortonLifeLock’s subscription-based Cyber Safety solutions are primarily sold direct-to-consumer through its NortonLifeLock and Avira websites, and indirectly through partner relationships with retailers, telecom service providers, hardware original equipment manufacturers (OEMs), and employee benefit providers. The acquisition of Avira in 2020 expanded NortonLifeLock’s go-to-market into the freemium channel.
NortonLifeLock is listed on NASDAQ, with a market capitalisation of USD 15.8 billion based on its closing share price of USD 27.20 on 13 July 2021 (being the last Business Day on which NortonLifeLock Shares traded on NASDAQ before the commencement of the Offer Period in relation to the Merger). For the year ended 2 April 2021, NortonLifeLock reported non-GAAP revenues of USD 2.6 billion, non-GAAP operating income of USD 1.3 billion, and non-GAAP EPS of USD 1.44. For the year ended 2 April 2021, revenue from the Americas contributed 74% of the total, with Europe, the Middle East and Africa contributing 15%, and Asia Pacific and Japan contributing 11%.
For the fiscal quarter ended 2 July 2021, NortonLifeLock reported non-GAAP revenues of USD 691 million, non-GAAP operating income of USD 354 million, and non-GAAP EPS of USD 0.42.

For the fiscal quarter ending 1 October 2021, non-GAAP revenue is expected to be in the range of USD 690 million to USD 700 million, translating to 10% to 12% year-on-year growth. Non-GAAP EPS is expected to be in the range of USD 0.41 to USD 0.43.
For the current financial year ending 1 April 2022, NortonLifeLock anticipates non-GAAP revenue growth to be in the range of 8% to 10%+ and non-GAAP EPS to be in the range of USD 1.65 to USD 1.75.
NortonLifeLock is dedicated to its people, customers and business and to society, and to work each day to create a safe and sustainable future. NortonLifeLock brings together its people, passions and powerful technology to support social and environmental priorities and to seek to make the world a better, safer place. NortonLifeLock’s strong corporate responsibility ethos encompasses: (i) social responsibility, with USD 13 million in charitable giving, a robust employee engagement programme with more than 18,000 hours logged and more than 14,000 hours in global product donations to non-profitable organisations; (ii) environmental responsibility, by disclosing Scope 1, 2 and 3 Emissions and committing to minimise greenhouse gases, by achieving 24% of renewable energy consumption and by delivering 90% of its products digitally; and (iii) governance responsibility, with a commitment to gender and ethnic diversity at all levels and extensive board level oversight, with quarterly updates on key ESG metrics.
Bidco
Bidco is a newly incorporated private limited company, and a wholly-owned subsidiary of NortonLifeLock. Bidco has been formed at the direction of NortonLifeLock for the purposes of implementing the Merger. Bidco has not traded since its date of incorporation, nor has it entered into any obligations other than in connection with the Merger.
8
Information on Avast

Avast is a leading global cybersecurity provider that is dedicated to keeping people safe and private online. Avast safeguards more than 435 million users worldwide, protecting their digital data, identity and privacy, with 1.5 billion attacks and over 200 million new files blocked each month on average in 2020. Avast offers security software under the Avast and AVG brands, in the form of both free and paid-for products. Avast has customers in the vast majority of countries in the world.
The majority of Avast’s revenues are derived from the Avast Group’s consumer direct operations, which primarily involves up-selling paid antivirus software with advanced features to users of its free antivirus software, and cross-selling adjacent, non-antivirus paid products such as privacy enhancement and PC optimisation tools.
Avast Shares are admitted to the premium listing segment of the Official List and to trading on the Main Market for listed securities of the London Stock Exchange. Avast is also a member of the FTSE 100 index. As of the close of trading on the Unaffected Date, Avast had a market capitalisation of approximately £5.2 billion.
As a leading global cybersecurity provider, Avast stands for a safe, open, and fair digital world for everyone, with a commitment to lead from the front to build a more diverse and inclusive technology sector. Through a number of initiatives and projects, Avast commits to being: (i) socially responsible, by aiming to maintain its annual commitment to social impact initiatives based on the 1% of profit model and by extraordinary donations such as a USD 25 million donation for COVID relief, and by continuously encouraging employee volunteering in local communities; (ii) environmentally responsible, by disclosing Scope 1 and 2 Emissions, and by committing to a small environmental footprint and to being carbon neutral and Gold Standard (carbon offset); and (iii) responsible from a governance perspective, with a structured ESG reporting system and a focus on increased female representation on its board of directors.
9
Avast current trading

For the first half of the 2021 financial year, the Avast Group’s revenue of USD 471.3 million was up 10.4% on an organic basis(1) and 8.8% at actual rates. Adjusted EBITDA increased 11.9% to USD 270.2 million, resulting in an Adjusted EBITDA margin percentage(2) of 57.3%.

(USD m)	H1 2021	H1 2020	Change %	Change % (excluding FX)(3)
Revenue	471.3	433.1	8.8	7.7
Revenue excl. Acquisitions, Disposals and Discontinued Business(4)	470.0	421.6	11.5	10.4
Billings of USD 482.7 million for the six months ended 30 June 2021 were up 0.9% on an organic basis, and 2.9% at actual rates, consistent with Avast’s expectation that performance would be significantly weighted towards the second half. The first half of the 2021 financial year lapped a period of strong comparatives from the effect of the pandemic lockdown in 2020. As anticipated, there was also downward pressure on billings from the strategic transition from multi to single year subscriptions.
In the second half of the 2021 financial year, comparator period trends start to normalise and the impact of the transition to single year subscriptions ends. Avast anticipates high single digit growth in the Avast Group’s billings in the second half of the 2021 financial year. Avast’s organic group revenue guidance for the full 2021 financial year is maintained at the upper end of 6% to 8% growth.
For the first half of the 2021 financial year, the Avast Group’s Adjusted EBITDA margin percentage was 57.3%. The Avast Group’s Adjusted EBITDA margin percentage for the 2021 financial year is expected to remain broadly flat versus the financial year ended 31 December 2020, in line with previous guidance and reflecting increased user and customer acquisition costs as well as materially higher marketing spend around the flagship Avast One product, which remains on track for launch later this year. As Avast has previously indicated, in future periods, it expects higher levels of margin investment in R&D, innovation, marketing and other top of the funnel initiatives over the medium term to sustain customer engagement, acquisition and retention activities.
As at 30 June 2021, net debt / LTM (“last twelve months”) Adjusted EBITDA per the banking covenant was 1.0x, in line with Avast’s expectations.
Notes:
1.
Organic growth rate excludes the impact of foreign exchange rates, acquisitions, business disposals, and Discontinued Business. It excludes current period billings and revenue of acquisitions until the first anniversary of their consolidation.

2.
Adjusted EBITDA margin percentage is defined as Adjusted EBITDA divided by revenue.

3.
Growth rate excluding currency impact is calculated by restating 2021 actual to 2020 foreign exchange rates. Deferred revenue is translated to USD at date of invoice and is therefore excluded when calculating the impact of foreign exchange rates on revenue.

4.
As Avast is exiting its toolbar-related search distribution business, which had previously been an important contributor to AVG’s revenues, and, separately, on 30 January 2020, the Avast Group decided to wind down the operation of its subsidiary Jumpshot Inc. (together, including the Avast Group’s browser clean-up business, referred to in Note 1 above as “Discontinued Business”), the growth figures exclude Discontinued Business, which was negligible.

10
Possible NortonLifeLock share buyback programme

To the extent that Avast Shareholders elect for the Majority Stock Option, NortonLifeLock intends, subject to market conditions and other capital requirements, to implement the Post-Merger Buyback (utilising capacity under its existing share buyback authorisation and, if required, incremental capacity under a new share buyback authorisation) over time following completion of the Merger with a view to establishing a net leverage ratio for the Combined Company of approximately 3.5x net debt to its pro forma EBITDA.
If all Avast Shareholders elect for the Majority Stock Option, NortonLifeLock expects that the amount of the Post-Merger Buyback, if implemented, would be up to approximately USD 3 billion. However, this amount would be reduced by the amount of any incremental cash consideration payable to Avast Shareholders who receive the Majority Cash Option.
NortonLifeLock intends to confirm the proposed quantum of the Post-Merger Buyback, if any, following completion of the Merger and once the elections of the Avast Shareholders for the Majority Stock Option (and, accordingly, the quantum of cash consideration payable in connection with the Merger) and the capital requirements of the Combined Company are known.
As noted above, the implementation of the Post-Merger Buyback will be subject to market conditions and other capital requirements, and there can be no certainty that the Post-Merger Buyback will be implemented or as to its timing.
11
Avast Share Schemes

The Merger will affect participants in the Avast Share Schemes. In summary, NortonLifeLock and Avast have agreed that NortonLifeLock will make appropriate proposals to the holders of options and awards under the Avast Share Schemes in accordance with Rule 15 of the Code. Further details of these arrangements will be communicated to participants in the Avast Share Schemes in due course. Awards and options which vest and are exercised prior to the Scheme Record Time will be satisfied by the allotment, issue or transfer of Avast Shares prior to the Scheme Record Time and those Avast Shares will be subject to the Scheme.
12
Financing

The cash consideration payable to Avast Shareholders under the terms of the Merger will be financed by debt to be provided under the Interim Facilities Agreement underwritten by Bank of America, N.A. and Wells Fargo Bank, N.A (with Bank of America, N.A. as lead underwriter), if, and to the extent, not satisfied through cash on hand available to Bidco (as part of the NortonLifeLock Group).
Further information on the financing of the Merger will be set out in the Scheme Document.
In accordance with Rule 2.7(d) of the Code, Evercore, in its capacity as financial adviser to NortonLifeLock and Bidco, is satisfied that sufficient resources are available to Bidco to enable it to satisfy in full the cash consideration payable to Avast Shareholders under the terms of the Merger.
13
Management, employees, pensions, research and development and locations

NortonLifeLock’s strategic plans for Avast
NortonLifeLock believes that the Merger has a compelling strategic and financial rationale, would create long-term value for both NortonLifeLock and Avast and would be consistent with NortonLifeLock’s long-term growth strategy, the objective of which is to protect and empower people to live their digital lives safely.
Avast would benefit from NortonLifeLock’s scale, strength in identity and broad-based adoption of its Norton 360 platform. NortonLifeLock would benefit from Avast’s strong freemium user base, international customer base and innovative offerings in privacy. The Combined Company would be able to capitalise on the full range of opportunities available to both NortonLifeLock and Avast.
Existing employment rights
NortonLifeLock attaches great importance to the skill and experience of Avast’s management and employees and recognises their important contribution to the success that has been achieved by Avast. As such, NortonLifeLock expects Avast’s employees to continue to contribute to the success of the Combined Company following completion of the Merger. NortonLifeLock intends to look at ways to optimise the structure of the Combined Company in order to achieve the anticipated benefits of the Merger.
NortonLifeLock’s preliminary evaluation work to identify potential synergies arising from the Merger suggests that there will be some duplication between the two businesses’ management, shared services, product, commercial and other functions. NortonLifeLock has not yet received sufficiently detailed information to formulate comprehensive plans or intentions regarding the impact of the Merger on the Avast Group, its various business units or its employees, and intends to take a ‘best of both’ approach to integration. NortonLifeLock’s preliminary evaluation suggests that the Combined Company is expected to fully realise pre-tax gross cost synergies of approximately USD 280 million by the end of the second full year following completion of the Merger, a substantial portion of which would come from headcount reductions, in addition to other initiatives in systems & infrastructure and contracts & shared services. Based on NortonLifeLock’s preliminary evaluation, the synergy plan suggests a potential headcount reduction of approximately 25% of the total Combined Company workforce, across all geographies, and from a broad range of job categories, including management, shared services, product and commercial functions, but before any of the Combined Company’s expected re-investment into innovation, partnerships and marketing.
The finalisation and implementation of any workforce reductions will be subject to comprehensive planning and appropriate engagement with stakeholders, including affected employees and any appropriate employee representative bodies. It is anticipated that efforts will be made to mitigate headcount reductions through redundancies, via natural attrition, the elimination of vacant roles and alternative job opportunities. Any affected individuals will be treated in a manner consistent with NortonLifeLock’s high standards, culture and practices. NortonLifeLock intends to approach employee and management integration with the aim of retaining and motivating the best talent across the Combined Company to create a best-in-class organisation.
NortonLifeLock confirms that it has given assurances to the Avast Directors that, upon and following completion of the Merger, it intends to fully observe the existing contractual and statutory employment rights of all Avast management and employees and does not intend to make any material changes to the conditions of employment of the employees or management of the Avast Group. Subject to the potential headcount reductions described above, NortonLifeLock also does not intend to make any material changes to the balance of skills and the functions of the employees or management of the Avast Group.
NortonLifeLock acknowledges the importance and value of Avast’s employee share-based incentive arrangements. In due course, and in accordance with Rule 15 of the Code, proposals will be sent to existing option holders and award holders, which will include proposals as to how any unvested options and awards will be treated in connection with the Merger. In addition, NortonLifeLock confirms that it intends, following completion of the Merger, to extend NortonLifeLock’s share-based arrangements to Avast’s employees on a basis consistent with arrangements for equivalent employees of NortonLifeLock and taking into account their expected roles within the Combined Company.
Composition of the board of the Combined Company following completion of the Merger
Following completion of the Merger, it is intended that Avast’s CEO, Ondrej Vlcek, will join NortonLifeLock as President and become a member of the NortonLifeLock Board. In addition, Pavel Baudiš, a co-founder of Avast, is expected to join the NortonLifeLock Board as an independent director.
It is intended that, upon completion of the Merger, each of the non-executive members of the Avast Board will resign as directors of Avast.
Following completion of the Merger, it is intended that Vincent Pilette, CEO of NortonLifeLock, will be CEO of the Combined Company, and Natalie Derse, CFO of NortonLifeLock, will be CFO of the Combined Company.
Pension schemes
Avast does not operate or contribute to any defined benefit pension schemes in respect of its employees. It does, however, operate certain defined contribution pension plans. NortonLifeLock does not intend to make any changes to the eligibility rules or contribution rates that currently apply under Avast’s defined contribution pension plans. NortonLifeLock intends to comply with all applicable law in connection with the provision of retirement benefits.

Management incentivisation arrangements
NortonLifeLock has not entered into, and has not had any discussions about proposals to enter into, any form of incentivisation arrangements with members of management of Avast. Nor has NortonLifeLock agreed or entered into any arrangements with any of Avast’s executive directors who are expected to join the NortonLifeLock Board and/or management team following completion of the Merger with regard to any changes to their existing terms of employment. NortonLifeLock does not intend to put in place any such arrangements before completion of the Merger.
Locations of business, fixed assets and headquarters
Following completion of the Merger, Avast’s existing headquarters premises will continue to be utilised, and the Combined Company will have dual headquarters located in Prague, Czech Republic, and Tempe, Arizona, USA.
The Combined Company expects to maintain a significant presence in the Czech Republic, including across R&D, commercial and general and administrative functions, the level of which will be reviewed in the first year following completion of the Merger, taking into account Avast’s current management plans. As part of such review, NortonLifeLock intends to evaluate the locations of business and fixed assets of Avast in order to optimise local operations for the Combined Company, taking into consideration any existing changes planned by the current management of Avast, which is expected to lead to rationalisation in certain sites currently operated by NortonLifeLock and/or Avast.
NortonLifeLock intends to undertake a review process, in collaboration with Avast’s CEO, to determine the post-Merger name of the Combined Company to ensure that it best reflects its strategic vision of expanding its Cyber Safety platform with trust-based solutions and its broad global prospects.
Research and development
NortonLifeLock values the investment that Avast has made in its technology and the infrastructure and expertise in place within the Avast Group to create, maintain and enhance existing product offerings and intends to retain Avast’s R&D capabilities in the Czech Republic. While NortonLifeLock expects efficiencies to arise from duplication of R&D functions across the Combined Company, NortonLifeLock’s commitment to innovation is integral to its strategy and NortonLifeLock currently intends to reinvest part of the anticipated run-rate cost synergies into innovation, partnerships and marketing initiatives to support and accelerate long-term sustainable growth. NortonLifeLock believes that it is important for the long-term success of the Combined Company and for customer satisfaction to maintain a leading product offering and intends to invest in this area following completion of the Merger in conjunction with the existing Avast infrastructure.
Trading Facilities
Avast is currently listed on the Official List and, as explained in paragraph 21 (De-listing, cancellation of trading and re-registration) below, a request will be made to the London Stock Exchange to cancel trading in Avast Shares on the Main Market of the London Stock Exchange, and to the FCA to cancel the listing of the Avast Shares on the Official List, in each case with effect from or shortly following the Effective Date. Avast will be re-registered as a private company following the Effective Date.
Avast is also currently listed on two MTFs in the Czech Republic. As explained in paragraph 21 (De-listing, cancellation of trading and re-registration) below, requests will be made to the PSE and RMS to cancel trading in Avast Shares on these MTFs, in each case with effect from or shortly following the Effective Date.
It is anticipated that the unsponsored ADR programme for the Avast Shares will be terminated on or shortly after the Effective Date.
The Combined Company will be listed on NASDAQ.

None of the statements in this paragraph 13 are “post-offer undertakings” for the purposes of Rule 19.5 of the Code.
Views of the Avast Board
In considering the intention to recommend the Merger to Avast Shareholders, the Avast Board has given due consideration to the assurances that NortonLifeLock has given in relation to management and employees within the Combined Company.
The Avast Board notes that NortonLifeLock has stated that the Combined Company is expected to fully realise pre-tax gross cost synergies of approximately USD 280 million by the end of the second full year following completion of the Merger, a substantial portion of which could come from headcount reductions, in addition to other initiatives. Based on this preliminary evaluation, NortonLifeLock expects a potential headcount reduction of approximately 25% of the total Combined Company workforce across all geographies, and from a broad range of job categories, including management, shared services, product and commercial functions, but before any of the Combined Company’s expected re-investment into innovation, partnerships and marketing. The Avast Board is of the view that, in order for NortonLifeLock to achieve the stated synergy benefits, it will be necessary for headcount reductions to take place.
The Avast Board believes that, in implementing the Merger, it is important that NortonLifeLock takes into account the skills and experience of the existing management and employees of Avast and welcomes NortonLifeLock’s intention to provide opportunities for Avast employees as well as NortonLifeLock employees.
The Avast Board notes NortonLifeLock’s statement that, other than as a result of anticipated headcount reductions, NortonLifeLock has no intention to make any material changes to the conditions of employment of the employees or management of the Avast Group and that the existing employment rights, including pension rights, of existing management and employees of the Avast Group will be observed. The Avast Board considers it important that Avast employees who remain with the Combined Company are given certainty as to the continuing terms of their employment.
The Avast Board notes NortonLifeLock’s statement that the Combined Company expects to maintain a significant presence in the Czech Republic, including across R&D, commercial and general and administrative functions, the level of which will be reviewed, taking into account Avast’s current management plans. Given the history and heritage of Avast, the Avast Board considers it important that a significant presence in the Czech Republic is maintained, and welcomes NortonLifeLock’s statement that the Combined Company will maintain R&D, commercial and general and administrative functions in the Czech Republic.
Given that detailed information to formulate comprehensive plans or intentions regarding the impact of the Merger on the Avast Group is not yet available, the Avast Board is unable to express a more detailed opinion on the impact of the Merger on Avast management, employees and offices.
14
Electing to receive the Majority Stock Option

Avast Shareholders (other than those resident in a Restricted Jurisdiction) will be entitled to elect to receive, in respect of their entire holdings of Avast Shares, the Majority Stock Option instead of the Majority Cash Option.
Avast Shareholders will not be permitted to elect to receive the Majority Stock Option in respect of only part of their holding of Avast Shares, so will be entitled only to receive either the Majority Cash Option (if no election is made) or the Majority Stock Option (if they elect to do so). If an Avast Shareholder (i) does not make an election to receive the Majority Stock Option or (ii) is resident in a Restricted Jurisdiction, they will receive the Majority Cash Option in respect of their entire holding of Avast Shares.
Elections for the Majority Stock Option, and entitlements to receive the Majority Cash Option or the Majority Stock Option, will not be subject to scale-back or pro rating by reference to the elections of other

Avast Shareholders, and all elections for the Majority Stock Option will (subject, among other things, to the satisfaction of the Conditions and to the Merger becoming Effective) be satisfied in full.
Further details in relation to making an election for the Majority Stock Option (including the action to take in order to make a valid election and the deadline for making elections) will be contained in the Scheme Document and the Form of Election.
15
Tax

The Merger will be effected by Bidco (and/or its nominee) acquiring all of the issued and to be issued ordinary shares in the share capital of Avast. NortonLifeLock will remain U.S. domiciled for tax purposes. U.S. and U.K. tax consequences of the Merger for Avast Shareholders will be described in the Scheme Document.
16
Merger-related arrangements

Confidentiality Agreement
NortonLifeLock and Avast have entered into the Confidentiality Agreement, pursuant to which each of NortonLifeLock and Avast has undertaken to keep certain information relating directly or indirectly to the Merger and to the other party confidential and not to disclose such information to third parties, except to certain permitted disclosees for the purposes of evaluating the Merger or if required by applicable laws or regulations. The confidentiality obligations of each party under the Confidentiality Agreement continue for two years after the date of the Confidentiality Agreement. The agreement also contains provisions pursuant to which each party has agreed not to solicit certain employees of the other party for a period of 12 months from the date of the Confidentiality Agreement, subject to customary carve-outs.
Co-operation Agreement
NortonLifeLock, Bidco and Avast have entered into a Co-operation Agreement dated on the date of this Announcement, pursuant to which NortonLifeLock and Bidco have agreed to use all reasonable endeavours (which shall include taking all steps necessary and accepting relevant remedies, except where to do so would be of material significance to NortonLifeLock and Bidco in the context of the Merger) to implement the Merger and to secure the regulatory clearances and authorisations necessary to satisfy the Regulatory Conditions (provided that Avast’s obligations in connection with such matters are limited to actions permitted under Rule 21.2(b)(iii) of the Code). The parties have also agreed to certain undertakings to co-operate and provide one another with reasonable information, assistance and access in relation to the filings, submissions and notifications to be made in relation to any such regulatory clearances and authorisations. Taking due account of its legal obligations with respect to the regulatory clearances and authorisations, as well as the views and comments of Avast, NortonLifeLock will have the right to determine the strategy for obtaining the regulatory clearances and authorisations, and for satisfying the Regulatory Conditions.
NortonLifeLock has also agreed to certain procedural and other commitments with respect to the preparation of the NortonLifeLock Proxy Statement (including undertaking to use its best endeavours to obtain the clearance of the NortonLifeLock Proxy Statement from the SEC), the convening of the NortonLifeLock Shareholders’ Meeting, the preparation of the NortonLifeLock Prospectus, and assisting with the provision of information for any documents relating to the Merger to be prepared by Avast after the date of this Announcement, including the Scheme Document. Avast has agreed to certain procedural and other commitments with respect to the preparation of the Scheme Document (and associated documents) and assisting with the provision of information for documents relating to the Merger to be prepared by NortonLifeLock after the date of this Announcement, including the NortonLifeLock Proxy Statement.
NortonLifeLock has also committed to certain restrictions between the date of this Announcement and the Effective Date, completion of a Takeover Offer or other earlier termination of the Co-operation Agreement, including a commitment not to solicit or engage in any discussions of alternative proposals to the Merger (subject to certain limited exceptions) and certain commitments regarding corporate and other actions which NortonLifeLock has agreed not to undertake while the Co-operation Agreement remains in force.
The parties have also agreed certain provisions that will apply if NortonLifeLock and/or Bidco elects to implement the Merger by way of a Takeover Offer rather than the Scheme, which it may (under the terms of the Co-operation Agreement) do in specified circumstances, including where Avast has provided its prior consent (in which case certain additional provisions apply, including as to the required level of the acceptance condition for such Takeover Offer), where the Avast Board has amended, qualified or withdrawn its recommendation of the Merger, in the circumstances set out in Note 2 on Section 8 of Appendix 7 to the Code, and where a third party has announced a firm intention to make an offer for the entire issued and to be issued share capital of Avast.
The Co-operation Agreement contains provisions which will apply in respect of the Avast Share Schemes, details of which will be set out in the Scheme Document, and provisions which apply with respect to the provision of insurance to cover liabilities of Avast directors, officers and other executives. In addition, NortonLifeLock has provided a parent company guarantee in respect of Bidco’s obligations under the Co-operation Agreement.
The Co-operation Agreement will terminate in certain circumstances, including: (i) where it is agreed in writing between NortonLifeLock, Bidco and Avast at any time prior to the Effective Date; (ii) upon service of written notice by NortonLifeLock to Avast, or Avast to NortonLifeLock and Bidco, if (a) the Avast Board has adversely modified or qualified, or withdrawn, its recommendation of the Merger, (b) if a break fee payment event (as described below) occurs, (c) if Bidco and/or NortonLifeLock invokes (and is permitted by the Panel to invoke) a Condition (other than under specified circumstances) so as to cause the Merger to lapse, to be withdrawn or not to proceed, (d) unless otherwise agreed in writing by the parties, if the Effective Date has not occurred on or prior to the Long Stop Date; (iii) if, prior to the Long Stop Date, a third party announces a firm intention to make an offer or revised offer for Avast which completes, becomes effective or is declared unconditional in all respects; (iv) if the NortonLifeLock Shareholders do not approve the Merger at the NortonLifeLock Shareholders’ Meeting, (v) if the Scheme Shareholders do not approve the Scheme at the Court Meeting and/or the relevant resolutions relating to the Scheme are not approved by the requisite majority of Scheme Shareholders at the General Meeting, other than in circumstances where NortonLifeLock has elected, with Avast’s prior consent, to implement the Merger by means of a Takeover Offer; (vi) if the Scheme is not sanctioned at the Court Hearing, (vii) upon service of written notice by Avast to NortonLifeLock if NortonLifeLock makes an announcement before the publication of the NortonLifeLock Proxy Statement that it will not convene the NortonLifeLock Shareholders’ Meeting, or that it does not intend to post the NortonLifeLock Proxy Statement or to convene the NortonLifeLock Shareholders’ Meeting, (viii) on the earliest to occur of (a) the Scheme lapsing, terminating or being withdrawn (unless NortonLifeLock has elected, with Avast’s prior consent, to implement the Merger by means of a Takeover Offer before such lapse, termination or withdrawal) and (b) the Effective Date; and (ix) in the event that NortonLifeLock elects, with Avast’s prior consent, to implement the Merger by means of a Takeover Offer, the earliest to occur of (a) the date on which that Takeover Offer lapses, terminates or is withdrawn and (b) the Effective Date.
NortonLifeLock has undertaken that if, on or prior to the Long Stop Date, any of the following matters occurs, subject to certain qualifications, it will pay a break fee to Avast (as described below), in each case other than in certain specified circumstances:
•
either: (1) the NortonLifeLock Board (a) withdraws, withholds or qualifies (or amends or modifies in any manner adverse to Avast), or proposes publicly to withdraw, withhold or qualify (or amend or modify in any manner adverse to Avast) the recommendation by the NortonLifeLock Board of the Merger, (b) approves, recommends or adopts (or proposes publicly to approve, recommend or adopt) certain material types of transaction, other than the Merger or (c) fails to include the NortonLifeLock Board’s recommendation of the Merger in the NortonLifeLock Proxy Statement (a “NortonLifeLock Board Recommendation Change Event”); or (2) the NortonLifeLock Shareholders’ Meeting has not occurred prior to the Long Stop Date in breach of NortonLifeLock’s obligations under the Co-operation Agreement;

•
either (a) Bidco and/or NortonLifeLock invokes (and is permitted by the Panel to invoke) any Regulatory Condition so as to cause the Merger to lapse, to be withdrawn or not to proceed, or (b) a Regulatory Condition has not been satisfied or waived by Bidco and/or NortonLifeLock as at the Long Stop Date (each a “Regulatory Condition Satisfaction Failure Event”); or

•
NortonLifeLock Shareholders do not approve the relevant matters at the NortonLifeLock Shareholders’ Meeting and there has been no NortonLifeLock Board Recommendation Change Event (the “NortonLifeLock Shareholder Approval Failure Event”).

The amount of the break fee payable by NortonLifeLock in the event of the foregoing would (subject to the conditions below) be USD 300 million following a NortonLifeLock Board Recommendation Change Event or in circumstances where the NortonLifeLock Shareholders’ Meeting has not occurred prior to the Long Stop Date in breach of NortonLifeLock’s obligations under the Co-operation Agreement, USD 200 million following a Regulatory Condition Satisfaction Failure Event or USD 100 million following a NortonLifeLock Shareholder Approval Failure Event.
No break fee would be payable by NortonLifeLock if, at the time the relevant break fee payment event occurs: (i) the Avast Board has adversely modified or qualified, or withdrawn, its recommendation of the Merger; (ii) at the time the relevant break fee payment event occurs, the Co-operation Agreement has been terminated (or a right to terminate has arisen at the Long Stop Date) under certain of the other termination events described above; or (iii) with respect to a Regulatory Condition Satisfaction Failure Event, that event occurred in circumstances where Avast has materially obstructed NortonLifeLock and Bidco from being able to obtain a regulatory clearance or authorisation (and such action(s) or non-action(s) are a material and contributory cause of such failure to obtain such clearance or authorisation), or Avast has undertaken, agreed to or announced an acquisition, licensing arrangement or other arrangement or collaboration with a third party and such action was a material contributory cause of the Regulatory Condition Satisfaction Failure Event.
Clean Team and Joint Defence Agreement
NortonLifeLock, Avast, and certain of their respective external regulatory counsel, entered into the Clean Team and Joint Defence Agreement to ensure that the exchange and/or disclosure of certain materials relating to the parties only takes place between their respective external regulatory counsel and external experts, and does not diminish in any way the confidentiality of such materials and does not result in a waiver of privilege, right or immunity that might otherwise be available.
17
Conditions

The Merger and, accordingly, the Scheme will be subject to a number of conditions, which will be set out in the Scheme Document, and which are set out in Appendix 1 to this Announcement, including the following antitrust and regulatory clearances:
•
the receipt or waiver of any applicable antitrust approvals or clearances in the United States, the United Kingdom, Germany and Spain (and/or, upon referral, approval from the European Commission), Australia and New Zealand;

•
a written notification from CFIUS that it has completed action under section 721 of the DPA or, if CFIUS has sent a report to the President of the United States, that the President has announced a decision not to take action or has not taken action after fifteen days from the end of the investigation period; and

•
the receipt or waiver of applicable foreign investment approvals in Germany, the Czech Republic, Romania and, if in force and applicable, any such approvals required in the United Kingdom and the Netherlands.

In addition, the Merger and, accordingly, the Scheme will be subject to (amongst others) the following customary conditions:
•
the Scheme becoming Effective by not later than the Long Stop Date, failing which the Scheme will lapse;

•
the FCA having approved the NortonLifeLock Prospectus and it having been made available to the public in accordance with the UK Prospectus Regulation Rules;

•
approval of the Scheme by a majority in number of those Scheme Shareholders present and voting at the Court Meeting in person or by proxy, representing at least 75% in value, of the Scheme Shares voted by such Scheme Shareholders;

•
approval of the Special Resolution by the requisite majority of Avast Shareholders at the General Meeting;

•
the issuance of the New NortonLifeLock Shares in connection with the Merger having been approved by NortonLifeLock Shareholders at the NortonLifeLock Shareholders’ Meeting;

•
confirmation having been received by NortonLifeLock that the New NortonLifeLock Shares have been approved for listing, subject to official notice of issuance, on NASDAQ;

•
the satisfaction or (where applicable) waiver, prior to the sanction of the Scheme by the Court, of all the other Conditions;

•
the sanction of the Scheme by the Court (with or without modification on terms agreed by Bidco and Avast); and

•
the delivery of a copy of the Scheme Court Order to the Registrar of Companies.

As summarised in paragraph 16 (Merger-related arrangements), NortonLifeLock and Avast have agreed, pursuant to the Co-operation Agreement, certain mutual obligations and restrictions with respect to seeking to facilitate the satisfaction of certain of the Conditions.
18
Structure of the Merger

It is intended that the Merger will be implemented by means of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act. The Scheme is an arrangement between Avast and the Scheme Shareholders and is subject to the approval of the Court. The procedure involves, among other things, an application by Avast to the Court to sanction the Scheme, in consideration for which Scheme Shareholders will receive cash and New NortonLifeLock Shares on the basis described in this Announcement, in particular paragraphs 2 (The Merger) and 14 (Electing to receive the Majority Stock Option).
The purpose of the Scheme is to provide for Bidco (and/or its nominee) to become the owner of the entire issued and to be issued ordinary share capital of Avast.
Upon the Scheme becoming Effective: (i) it will be binding on all Avast Shareholders, irrespective of whether or not they attended or voted at the Court Meeting and the General Meeting (and, if they attended and voted, whether or not they voted in favour); and (ii) share certificates in respect of Avast Shares will cease to be of value and should be destroyed and entitlements to Avast Shares held within the CREST system will be cancelled.
Bidco will despatch, or arrange for the despatch of, the consideration payable under the Scheme to Scheme Shareholders by no later than 14 days after the Effective Date.
Any Avast Shares issued before the Scheme Record Time will be subject to the terms of the Scheme. The Special Resolution to be proposed at the General Meeting will, amongst other matters, provide that the Articles be amended to incorporate provisions requiring any Avast Shares issued after the Scheme Record Time (other than to Bidco and/or its nominee) to be automatically transferred to Bidco (and/or its nominee) on the same terms as the Merger (other than terms as to timings and formalities). The provisions of the Articles (as amended) will avoid any person (other than Bidco and/or its nominee) holding ordinary shares in the capital of Avast after the Effective Date.
Subject to certain restrictions relating to persons resident in a Restricted Jurisdiction, it is expected that the Scheme Document, containing further information about the Merger and notices of the Court Meeting and General Meeting, together with the Forms of Proxy and the Form of Election, will be posted to Avast Shareholders and (for information only) to participants in the Avast Share Schemes in late

Q3 or early Q4 of 2021. For the purposes of paragraph 3(a) of Appendix 7 of the Code, the Panel has consented to this arrangement. It is also expected that, at or around the same time as the Scheme Document is posted to Avast Shareholders (other than those resident in Restricted Jurisdictions), the NortonLifeLock Prospectus will be published and the NortonLifeLock Proxy Statement will be mailed.
NortonLifeLock, Bidco and Avast urge Avast Shareholders to read the Scheme Document (or, if applicable, the offer document), the Forms of Proxy, the Form of Election and the NortonLifeLock Prospectus when such documents become available because they will contain important information relating to the Merger, NortonLifeLock and Bidco. Any vote in respect of the Scheme or related matters at the Meetings should be made only on the basis of the information contained in the Scheme Document, the Forms of Proxy, the Form of Election and the NortonLifeLock Prospectus.
Subject to the satisfaction or waiver of all relevant conditions, including the Conditions, and certain further terms set out in Appendix 1 to this Announcement and to be set out in the Scheme Document, and subject to the approval and availability of the Court (which is subject to change), it is expected that the Scheme will become Effective in mid-2022.
19
Scheme timetable

A full anticipated timetable for the Merger will be set out in the Scheme Document which will be posted as soon as practicable and at or around the same time as the publication of the NortonLifeLock Prospectus and the mailing of the NortonLifeLock Proxy Statement. Subject to certain restrictions relating to persons resident in Restricted Jurisdictions, the Scheme Document, the NortonLifeLock Prospectus and the NortonLifeLock Proxy Statement will also be made available on NortonLifeLock’s website (at https://investor.nortonlifelock.com/) and Avast’s website (at https://investors.avast.com/).
Subject to the satisfaction or waiver (as applicable) of all relevant conditions, including the Conditions, and certain terms set out in Appendix 1 to this Announcement and to be set out in the Scheme Document, the Scheme is expected to become Effective in mid-2022.
20
Right to switch to a Takeover Offer

Subject to obtaining the consent of the Panel, Bidco reserves the right to elect to implement the Merger by way of a Takeover Offer as an alternative to the Scheme.
Any such Takeover Offer will be implemented on substantially the same terms and conditions, so far as applicable, as those which would apply to the Scheme subject to appropriate amendments to reflect the change in method of effecting the Merger. Further, if sufficient acceptances of the Takeover Offer are received and/or sufficient Avast Shares are otherwise acquired, it is the intention of Bidco to apply the provisions of the Companies Act to compulsorily acquire any outstanding Avast Shares to which such Takeover Offer relates.
21
De-listing, cancellation of trading and re-registration

It is intended that dealings in Avast Shares will be suspended on or shortly before the Effective Date at a time to be set out in the Scheme Document. It is further intended that applications will be made to the London Stock Exchange to cancel trading in Avast Shares on the Main Market of the London Stock Exchange, and to the FCA to cancel the listing of the Avast Shares on the Official List, in each case with effect from or shortly following the Effective Date.
It is also intended that applications will be made to the PSE and RMS to suspend dealings in Avast Shares on MTFs operated by the PSE and RMS on or shortly before the Effective Date. It is further intended that applications will be made to the PSE and RMS to remove Avast Shares from trading on MTFs operated by the PSE and RMS, in each case with effect from or shortly following the Effective Date.
On or shortly after the Effective Date, entitlements to Avast Shares held within the CREST system will be cancelled, and share certificates in respect of Avast Shares will cease to be valid.
It is anticipated that the unsponsored ADR programme for the Avast Shares will be terminated on or shortly after the Effective Date.

As soon as possible after the Effective Date, it is intended that Avast will be re-registered as a private limited company.
The New NortonLifeLock Shares will be listed on NASDAQ.
Avast does not hold any Avast Shares in treasury.
22
Disclosure of interests in Avast

As at the Latest Practicable Date, save for the disclosures in this paragraph 22 and the irrevocable undertakings referred to in paragraphs 4 (Recommendation) and 6 (Irrevocable undertakings), none of NortonLifeLock, Bidco or any of their directors or any person acting, or deemed to be acting, in concert with NortonLifeLock or Bidco:
•
had any interest in, or right to subscribe for, or had any arrangement in relation to, Avast Shares or any relevant securities of Avast;

•
had any short position in relation to any Avast Shares or any relevant securities of Avast, whether conditional or absolute and whether in the money or otherwise, including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery of, any Avast Shares or any relevant securities of Avast;

•
had any dealing arrangement of the kind referred to in Note 11 on the definition of “acting in concert” in the Code, in relation to the Avast Shares or in relation to any securities convertible into Avast Shares;

•
had procured an irrevocable commitment or letter of intent to accept the terms of the Merger in respect of Avast Shares or any relevant securities of Avast; or

•
had borrowed or lent any Avast Shares or any relevant securities of Avast.

For these purposes, an “arrangement” includes any indemnity or option arrangement, any agreement or any understanding, formal or informal, of whatever nature, relating to Avast Shares or relevant securities of Avast which may be an inducement to deal or refrain from dealing in such securities.
23
Overseas shareholders

The availability of the Merger and the distribution of this Announcement to persons resident in, or citizens of, or otherwise subject to, jurisdictions outside the United Kingdom may be affected by the laws of the relevant jurisdictions. Such persons should inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdiction. Avast Shareholders who are in any doubt regarding such matters should consult an appropriate independent professional adviser in the relevant jurisdiction without delay.
This Announcement is not intended and does not constitute or form part of any offer to sell or to subscribe for, or any invitation to purchase or subscribe for, or the solicitation of any offer to purchase or otherwise subscribe for, any securities. Avast Shareholders are advised to read carefully the Scheme Document, the Forms of Proxy, the Form of Election and the NortonLifeLock Prospectus once these have been despatched or made available (as applicable).
24
Fractional entitlements

Fractions of New NortonLifeLock Shares will not be allotted to Avast Shareholders. Instead, Avast Shareholders shall receive, in lieu of such fractional entitlements, cash in an amount in USD (rounded down to the nearest cent) (unless an Avast Shareholder has elected to receive cash consideration in GBP rather than USD, in which case such Avast Shareholder shall receive, in lieu of fractional entitlements, cash in an amount in GBP (rounded down to the nearest penny)) equal to such fractional amount multiplied by the last reported sale price of NortonLifeLock Shares on NASDAQ (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source selected by Bidco) on the last Business Day prior to the Effective Date.

25
General

The Merger will be subject to the Conditions set out in Appendix 1 to this Announcement, and to the full terms and conditions which will be set out in the Scheme Document. Appendix 2 to this Announcement contains the bases and sources of certain information used in the summary and in the full text of this Announcement. Appendix 3 to this Announcement contains details of the irrevocable undertakings received in relation to the Merger that are referred to in this Announcement. Appendix 4 to this Announcement contains details and bases of belief of the anticipated quantified financial benefits of the Merger and copies of the related reports from NortonLifeLock’s reporting accountants, Deloitte, and its financial adviser, Evercore. Appendix 5 to this Announcement contains the NortonLifeLock Profit Forecast, and the assumptions, basis of preparation and the NortonLifeLock Directors’ confirmation relating thereto. Appendix 6 to this Announcement contains the Avast Profit Forecast, and the assumptions, basis of preparation and the Avast Directors’ confirmation relating thereto. Appendix 7 to this Announcement contains definitions of certain terms used in this Announcement.
Subject to certain restrictions relating to persons resident in a Restricted Jurisdiction, it is expected that the Scheme Document, containing further information about the Merger and notices of the Court Meeting and General Meeting, together with the Forms of Proxy and the Form of Election, will be posted to Avast Shareholders and (for information only) to participants in the Avast Share Schemes in late Q3 or early Q4 of 2021. It is also expected that, at or around the same time as the Scheme Document is posted to Avast Shareholders (other than those resident in Restricted Jurisdictions), the NortonLifeLock Prospectus will be published and the NortonLifeLock Proxy Statement will be mailed.
In deciding whether or not to vote or procure votes in favour of the resolutions relating to the Scheme at the Meetings in respect of their Avast Shares, Avast Shareholders should rely on the information contained, and (where applicable) follow the procedures described, in the Scheme Document, the Forms of Proxy, the Form of Election and the NortonLifeLock Prospectus.
The Scheme Document and the NortonLifeLock Prospectus will not be reviewed by any federal state securities commission or regulatory authority in the U.S., nor will any commission or authority pass upon the accuracy or adequacy of the Scheme Document or the NortonLifeLock Prospectus. Any representation to the contrary is unlawful and may be a criminal offence.
Each of Evercore, UBS, J.P. Morgan Cazenove and Deloitte has given and not withdrawn its consent to the publication of this Announcement with the inclusion herein of the references to its name in the form and context in which it appears.
This Announcement does not constitute an offer or an invitation to purchase or subscribe for any securities.
26
Documents on display

Subject to certain restrictions relating to persons resident in Restricted Jurisdictions, copies of the following documents will, by no later than 12 noon (London time) on the Business Day following the date of this Announcement, be made available on NortonLifeLock’s website at https://investor.nortonlifelock.com/ and on Avast’s website at https://investors.avast.com/ until the end of the Offer Period:
•
this Announcement;

•
the Confidentiality Agreement;

•
the Co-operation Agreement;

•
the Clean Team and Joint Defence Agreement;

•
the irrevocable undertakings referred to in paragraph 6 (Irrevocable undertakings) and summarised in Appendix 3 to this Announcement;

•
the documents relating to the financing of the Merger referred to in paragraph 12 (Financing);

•
the consents from Evercore, UBS, J.P. Morgan Cazenove and Deloitte to being named in this Announcement; and

•
the joint investor presentation, dated the same date as this Announcement, prepared by NortonLifeLock and Avast in connection with the announcement of the Merger.

Neither the contents of Avast’s website nor the contents of NortonLifeLock’s website, nor the content of any other website accessible from hyperlinks on either such website, is incorporated into or forms part of, this Announcement.
Enquiries
NortonLifeLock
Mary Lai, Head of Investor Relations	IR@NortonLifeLock.com
Spring Harris, Head of Global Corporate Communications and PR	Press@NortonLifeLock.com
Evercore (Financial adviser to NortonLifeLock and Bidco)
Naveen Nataraj	+1 (0)212 857 3100
Edward Banks	+44 (0)20 7653 6000
Anil Rachwani
Swag Ganguly
Wladimir Wallaert
Sard Verbinnen (Communications adviser to NortonLifeLock)
Charles Chichester	+44 (0)20 7467 1050
John Christiansen	+1 (0)415 618 8750
Jared Levy	+1 (0)212 687 8080
Avast
Peter Russell, Director of Investor Relations	IR@avast.com
Stephanie Kane, VP PR and Corporate Communications
UBS (Financial adviser and Corporate Broker to Avast)	Tel: +44 207 567 8000
Christian Lesueur
Rahul Luthra
Jonathan Rowley
Aadhar Patel
Meera Sheth
J.P. Morgan Cazenove (Financial adviser and Corporate Broker to Avast)	Tel: +44 207 742 4000
Bill Hutchings
James Robinson
James Summer
Jonty Edwards
Finsbury Glover Hering (Communications adviser to Avast)	Avast-LON@fgh.com
Dorothy Burwell	Tel: +44 7733 294 930
Nidaa Lone	Tel: +44 7841 400 607

Kirkland & Ellis LLP and Macfarlanes LLP are retained as (respectively) US and UK legal advisers to NortonLifeLock. White & Case LLP is retained as legal adviser to Avast.
Important notices relating to financial advisors
Evercore Partners International LLP (“Evercore”), which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively as financial adviser to NortonLifeLock and Bidco and no one else in connection with the Merger and will not be responsible to anyone other than NortonLifeLock or Bidco for providing the protections afforded to clients of Evercore nor for providing advice in connection with the matters referred to herein. Neither Evercore nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Evercore in connection with any matter referred to herein or otherwise. Apart from the responsibilities and liabilities, if any, which may be imposed on Evercore by FSMA, or the regulatory regime established thereunder, or under the regulatory regime of any jurisdiction where exclusion of liability under the relevant regulatory regime would be illegal, void or unenforceable, neither Evercore nor any of its affiliates accepts any responsibility or liability whatsoever for the contents of this Announcement, and no representation, express or implied, is made by it, or purported to be made on its behalf, in relation to any matter referred to herein, including its accuracy, completeness or verification, or any other statement made or purported to be made by it, or on its behalf, in connection with NortonLifeLock, Bidco or the matters described in this Announcement. To the fullest extent permitted by applicable law, Evercore and its affiliates accordingly disclaim all and any responsibility or liability whether arising in tort, contract or otherwise (save as referred to above) which it or they might otherwise have in respect of this Announcement or any statement contained herein.
UBS AG London Branch (“UBS”) is authorised and regulated by the Financial Market Supervisory Authority in Switzerland. It is authorised by the PRA and subject to regulation by the FCA and limited regulation by the PRA in the United Kingdom. UBS provided financial and corporate broking advice to Avast and no one else in connection with the process or contents of this Announcement. In connection with such matters, UBS will not regard any other person as its client, nor will it be responsible to any other person for providing the protections afforded to its clients or for providing advice in relation to the process, contents of this Announcement or any other matter referred to herein.
J.P. Morgan Securities plc, which conducts its UK investment banking business as J.P. Morgan Cazenove, (“J.P. Morgan Cazenove”) and which is authorised in the United Kingdom by the PRA and regulated in the United Kingdom by the PRA and the FCA, is acting exclusively as financial adviser to Avast and no one else in connection with the Merger and will not regard any other person as its client in relation to the Merger and shall not be responsible to anyone other than Avast for providing the protections afforded to clients of J.P. Morgan Cazenove or its affiliates, nor for providing advice in connection with the Merger or any matter or arrangement referred to herein.
No offer or solicitation
This Announcement is for information purposes only and is not intended to and does not constitute, or form any part of, an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law or regulation. In particular, this announcement is not an offer of securities for sale in the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued as part of the Merger are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the U.S. Securities Act.
The Merger will be implemented solely in accordance with the Scheme Document (or, in the event that the Merger is to be implemented by means of a Takeover Offer, the offer document), which will contain the full terms and conditions of the Merger, including details of how to vote in respect of the Scheme.

Any voting decision or response in relation to the Merger should be made solely on the basis of the information contained in the Scheme Document, the Forms of Proxy, the Form of Election and the NortonLifeLock Prospectus.
This Announcement does not constitute a prospectus or a prospectus exempted document.
This Announcement has been prepared for the purpose of complying with English law and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions other than England and Wales.
Important additional information will be filed with the SEC
This Announcement may be deemed to be solicitation material in respect of the Merger, including the issuance of NortonLifeLock Shares. In connection with the proposed issuance of NortonLifeLock Shares, NortonLifeLock is expected to file the NortonLifeLock Proxy Statement with the SEC. To the extent NortonLifeLock effects the Merger as a Scheme under English law, the issuance of NortonLifeLock Shares would not be expected to require registration under the U.S. Securities Act pursuant to an exemption provided by Section 3(a)(10) of the U.S. Securities Act. If, in the future, Bidco exercises its right to implement the Merger by way of a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the U.S. Securities Act, it will file a registration statement on Form S-4 with the SEC that will contain a prospectus with respect to the issuance of New NortonLifeLock Shares. BEFORE MAKING ANY VOTING DECISION, NORTONLIFELOCK’S SHAREHOLDERS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. NortonLifeLock’s shareholders and investors will be able to obtain, without charge, a copy of the NortonLifeLock Proxy Statement (or, if applicable, the registration statement on Form S-4), including the Scheme Document (or, if applicable the offer document), and other relevant documents filed with the SEC (when available) from the SEC’s website at http://www.sec.gov. NortonLifeLock’s shareholders and investors will also be able to obtain, without charge, a copy of the NortonLifeLock Proxy Statement, including the Scheme Document (or, if applicable the offer document), and other relevant documents (when available) by directing a written request to NortonLifeLock (Attention: Investor Relations), or from NortonLifeLock’s website at https://investor.nortonlifelock.com/.
Participants in the solicitation
NortonLifeLock, Bidco and certain of their directors and executive officers and employees may be considered participants in the solicitation of proxies from the stockholders of NortonLifeLock in respect of the Merger, including the proposed issuance of NortonLifeLock Shares. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of NortonLifeLock in connection with the Merger, including a description of their direct or indirect interests, by security holdings or otherwise, will be set out in the NortonLifeLock Proxy Statement when it is filed with the SEC. Information regarding NortonLifeLock’s directors and executive officers is contained in NortonLifeLock’s Annual Report on Form 10-K for the fiscal year ended 2 April 2021 and its Proxy Statement on Schedule 14A, dated 28 July 2021, which are filed with the SEC.
Overseas shareholders
The release, publication or distribution of this Announcement in jurisdictions other than the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom (including Restricted Jurisdictions) should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the United Kingdom or who are subject to the laws of another jurisdiction to vote their Avast Shares in respect of the Scheme at the Meetings, or to execute and deliver the Forms of Proxy (appointing another to vote at the Meetings on their behalf) or the Form of Election, may be affected by the laws of the relevant jurisdictions in which they are located or to which they are subject. Any failure to comply with applicable legal or regulatory requirements of any jurisdiction may constitute a violation of securities laws in that jurisdiction.
Copies of this Announcement and any formal documentation relating to the Merger are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction, including any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of acceptance of the Merger.
If the Merger is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law and regulation), the Takeover Offer may not be made, directly or indirectly, in or into or by use of the mails or any other means or instrumentality (including facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction and the Merger will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.
Further details in relation to Avast Shareholders in overseas jurisdictions will be contained in the Scheme Document.
Notice to U.S. investors in Avast
The Merger relates to the shares of an English company and is being made by means of a scheme of arrangement under Part 26 of the Companies Act. A scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the U.S. Exchange Act and other requirements of U.S. law. Accordingly, the Merger is subject to the disclosure requirements and practices applicable to a scheme of arrangement involving a target company in England listed on the London Stock Exchange, which differ from the disclosure requirements of U.S. tender offer and proxy solicitation rules. If, in the future, Bidco exercises its right to implement the Merger by way of a Takeover Offer and determines to extend the Takeover Offer into the U.S., the Merger will be made in compliance with applicable U.S. laws and regulations.
The New NortonLifeLock Shares to be issued pursuant to the Merger have not been registered under the U.S. Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the U.S. Securities Act. The New NortonLifeLock Shares to be issued pursuant to the Merger will be issued pursuant to the exemption from registration provided by Section 3(a)(10) under the U.S. Securities Act. If, in the future, Bidco exercises its right to implement the Merger by way of a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the U.S. Securities Act, it will file a registration statement with the SEC that will contain a prospectus with respect to the issuance of New NortonLifeLock Shares. In this event, Avast Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information, and such documents will be available free of charge at the SEC’s website at www.sec.gov or by directing a request to NortonLifeLock’s Investor Relations team identified above.
New NortonLifeLock Shares issued to persons other than “affiliates” of NortonLifeLock (defined as certain control persons, within the meaning of Rule 144 under the U.S. Securities Act) will be freely transferable under US law after the Merger. Persons (whether or not US persons) who are or will be “affiliates” of NortonLifeLock within 90 days prior to, or of the Combined Company after, the Effective Date will be subject to certain transfer restrictions relating to the New NortonLifeLock Shares under US law.
Neither the SEC nor any U.S. state securities commission has approved or disapproved of the New NortonLifeLock Shares to be issued in connection with the Merger, or determined if this Announcement is accurate or complete. Any representation to the contrary is a criminal offence in the United States.

Financial information relating to Avast included in this Announcement and to be included in the Scheme Document has been or will have been prepared in accordance with accounting standards applicable in the United Kingdom and may not be comparable to financial information of U.S. companies or companies whose financial statements are prepared in accordance with U.S. GAAP. U.S. GAAP differs in certain significant respects from accounting standards applicable in the United Kingdom.
Avast is incorporated under the laws of England and Wales. In addition, some of its officers and directors reside outside the United States, and some or all of its assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against Avast or its officers or directors on judgments of United States federal, state or district courts, including judgments based upon the civil liability provisions of the U.S. federal securities laws. It may not be possible to sue Avast or its officers or directors in a non-U.S. court for violations of the U.S. securities laws.
Forward-looking statements
This Announcement contains certain forward-looking statements with respect to the NortonLifeLock Group and the Avast Group. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “aim”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. Forward-looking statements include statements relating to the following: (i) future capital expenditures, expenses, revenues, economic performance, financial conditions, dividend policy, losses and future prospects, (ii) business and management strategies and the expansion and growth of the operations of the NortonLifeLock Group or the Avast Group, and (iii) the effects of government regulation on the business of the NortonLifeLock Group or the Avast Group. There are many factors which could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such factors include the possibility that the Merger will not be completed on a timely basis or at all, whether due to the failure to satisfy the conditions of the Merger (including approvals or clearances from regulatory and other agencies and bodies) or otherwise, general business and economic conditions globally, industry trends, competition, changes in government and other regulation, changes in political and economic stability, disruptions in business operations due to reorganisation activities, interest rate and currency fluctuations, the inability of the Combined Company to realise successfully any anticipated synergy benefits when (and if) the Merger is implemented, the inability of the Combined Company to integrate successfully the operations of the NortonLifeLock Group and the Avast Group when (and if) the Merger is implemented and the Combined Company incurring and/or experiencing unanticipated costs and/or delays or difficulties relating to the Merger when (and if) it is implemented. Additional information concerning these and other risk factors is contained in the Risk Factors sections of NortonLifeLock’s most recent reports on Form 10-K and Form 10-Q, the contents of which are not incorporated by reference into, nor do they form part of, this Announcement.
These forward-looking statements are based on numerous assumptions regarding the present and future business strategies of such persons and the environment in which each will operate in the future. By their nature, these forward-looking statements involve known and unknown risks, as well as uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this Announcement may cause the actual results, performance or achievements of any such person, or industry results and developments, to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. No assurance can be given that such expectations will prove to have been correct and persons reading this Announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Announcement. All subsequent oral or written forward-looking statements attributable to the NortonLifeLock Group or the Avast Group or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. None of NortonLifeLock, Bidco or Avast undertake any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law, regulation or stock exchange rules.

No profit forecasts or estimates
The NortonLifeLock Profit Forecast is a profit forecast for the purposes of Rule 28 of the Code. The NortonLifeLock Profit Forecast, the assumptions and basis of preparation on which the NortonLifeLock Profit Forecast is based and the NortonLifeLock Directors’ confirmation, as required by Rule 28.1 of the Code, are set out in Appendix 5 to this Announcement.
The Avast Profit Forecast is a profit forecast for the purposes of Rule 28 of the Code. The Avast Profit Forecast, the assumptions and basis of preparation on which the Avast Profit Forecast is based and the Avast Directors’ confirmation, as required by Rule 28.1 of the Code, are set out in Appendix 6 to this Announcement.
Other than in respect of the NortonLifeLock Profit Forecast and the Avast Profit Forecast, no statement in this Announcement is intended as, or is to be construed as, a profit forecast or estimate for any period and no statement in this Announcement should be interpreted to mean that earnings or earnings per ordinary share, for NortonLifeLock or Avast, respectively for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per ordinary share for NortonLifeLock or Avast, respectively.
For the purposes of Rule 28 of the Code: (i) the NortonLifeLock Profit Forecast contained in this Announcement is the responsibility of NortonLifeLock and the NortonLifeLock Directors; and (ii) the Avast Profit Forecast contained in this Announcement is the responsibility of Avast and the Avast Directors.
Use of Non-GAAP financial information
NortonLifeLock uses the non-GAAP measures of operating margin, which are adjusted from results based on U.S. GAAP and exclude certain expenses, gains and losses. NortonLifeLock also provides the non-GAAP metric of free cash flow, which is defined as cash flows from operating activities less purchases of property and equipment. These non-GAAP financial measures are provided to enhance the user’s understanding of NortonLifeLock’s past financial performance and its prospects for the future. NortonLifeLock’s management team uses these non-GAAP financial measures in assessing NortonLifeLock’s performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to U.S. GAAP and the methods used by NortonLifeLock to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with U.S. GAAP and should be read only in conjunction with NortonLifeLock’s consolidated financial statements prepared in accordance with U.S. GAAP.
NortonLifeLock is unable to provide a reconciliation of these forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures because certain information is dependent on future events, some of which are outside the control of NortonLifeLock. Moreover, estimating such U.S. GAAP financial measures with the required precision necessary to provide a meaningful reconciliation is extremely difficult and could not be accomplished without unreasonable effort.
Quantified Financial Benefits Statement
Statements of estimated cost savings and synergies relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the cost savings and synergies referred to in the Quantified Financial Benefits Statement may not be achieved, may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. No statement in the Quantified Financial Benefits Statement, or this Announcement generally, should be construed as a profit forecast (other than the NortonLifeLock Profit Forecast and the Avast Profit Forecast) or interpreted to mean that the Combined Company’s earnings in the first full year following the Effective Date of the Scheme, or in any subsequent period, would necessarily match or be greater than or be less than those of Avast and/or NortonLifeLock for the relevant preceding financial period or any other period.

For the purposes of Rule 28 of the Code, the Quantified Financial Benefits Statement contained in this Announcement is the responsibility of NortonLifeLock and the NortonLifeLock Directors.
Publication on website
A copy of this Announcement and the documents required to be published pursuant to Rule 26.1 and Rule 26.2 of the Code will be made available (subject to certain restrictions relating to persons resident in Restricted Jurisdictions) on NortonLifeLock’s website (at https://investor.nortonlifelock.com/) and on Avast’s website (at https://investors.avast.com/) by no later than 12 noon London time on the business day following the date of this Announcement. Neither the contents of these websites nor the content of any other website accessible from hyperlinks on such websites is incorporated into, or forms part of, this Announcement.
Requesting hard copy documents
In accordance with Rule 30.3 of the Code, a person so entitled may request a copy of this Announcement (and any information incorporated into it by reference to another source) in hard copy form free of charge. A person may also request that all future documents, announcements and information sent to that person in relation to the Merger should be in hard copy form. For persons who have received a copy of this Announcement in electronic form or via a website notification, a hard copy of this Announcement will not be sent unless so requested from either Avast by contacting Avast’s registrars, Equiniti, at Aspect House, Spencer Road, Worthing, Lancing BN99 6DA or, between 8.30 a.m. and 5.30 p.m. Monday to Friday (except UK public holidays), on 0371 384 2030 from within the UK or +44 121 415 7047 if calling from outside the UK (calls are charged at the standard geographic rate and will vary by provider; calls from outside the UK will be charged at the applicable international rate), or NortonLifeLock by contacting Investor Relations at IR@NortonLifeLock.com, as appropriate.
Information relating to Avast Shareholders
Please be aware that addresses, electronic addresses and certain other information provided by Avast Shareholders, persons with information rights and other relevant persons for the receipt of communications from Avast may be provided to Bidco during the Offer Period as required under Section 4 of Appendix 4 of the Code to comply with Rule 2.11(c) of the Code.
Dealing and opening position disclosure requirements of the Code
Under Rule 8.3(a) of the Code, any person who is interested in one per cent or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the Offer Period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of  (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th Business Day (as defined in the Code) following the commencement of the Offer Period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th Business Day (as defined in the Code) following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.
Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in one per cent or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of  (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom

Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the Business Day (as defined in the Code) following the date of the relevant dealing.
If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.
Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).
Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the Offer Period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.
Rounding
Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

APPENDIX 1
CONDITIONS AND FURTHER TERMS OF THE MERGER
Part A
Conditions to the Merger
1
The Merger will be conditional upon the Scheme becoming Effective, subject to the Code, by no later than 11.59 p.m. (UK time) on the Long Stop Date.

Scheme approval
2
The Scheme will be conditional upon:

2.1
its approval by a majority in number representing not less than 75% in value of the Avast Shareholders (or the relevant class or classes thereof, if applicable) in each case present, entitled to vote and voting, either in person or by proxy, at the Court Meeting and at any separate class meeting which may be required by the Court or at any adjournment of any such meeting; and

2.2
the Court Meeting and any separate class meeting which may be required by the Court or any adjournment of any such meeting being held on or before the 22nd day after the expected date of the Court Meeting to be set out in the Scheme Document in due course (or such later date, if any, as Bidco and Avast may agree and the Court may allow);

2.3
all resolutions necessary to approve and implement the Scheme being duly passed by the requisite majority or majorities at the General Meeting or at any adjournment of that meeting;

2.4
the General Meeting or any adjournment of that meeting being held on or before the 22nd day after the expected date of the General Meeting to be set out in the Scheme Document in due course (or such later date, if any, as Bidco and Avast may agree and the Court may allow);

2.5
the Court Hearing being held on or before the 22nd day after the expected date of the Court Hearing to be set out in the Scheme Document in due course (or such later date, if any, as Bidco and Avast may agree and the Court may allow); and

2.6
the sanction of the Scheme by the Court with or without modification (but subject to any such modification being acceptable to Bidco and Avast) and the delivery of a copy of the Court Order to the Registrar; and

General Conditions
3
In addition, subject as stated in Part B below and to the requirements of the Panel, Bidco and Avast have agreed that the Merger will be conditional upon the following Conditions and, accordingly, the necessary actions to make the Scheme Effective will not be taken unless the following Conditions (as amended if appropriate) have been satisfied or, where relevant, waived:

NortonLifeLock Shareholder approval
3.1
the issuance of the New NortonLifeLock Shares in connection with the Merger being duly approved, as required by the rules and regulations of The Nasdaq Stock Market, in accordance with applicable law and the certificate of incorporation and bylaws of NortonLifeLock;

Listing on NASDAQ, effectiveness of registration
3.2
NASDAQ having approved, and not withdrawn such approval, the listing of the New NortonLifeLock Shares to be issued, subject to official notice of issuance;

3.3
in the event that the Merger is implemented by way of a Takeover Offer, absent an available exemption from the registration requirements of the U.S. Securities Act, NortonLifeLock’s registration statement having been declared effective by the SEC and no stop order having been issued or proceedings for suspension of the effectiveness of NortonLifeLock’s registration statement having been initiated by the SEC and NortonLifeLock having received all necessary U.S. state securities law or blue sky authorisations;

NortonLifeLock Prospectus
3.4
the FCA having approved the NortonLifeLock Prospectus and it having been made available to the public in accordance with the UK Prospectus Regulation Rules;

Antitrust approvals
United States
3.5
in the United States:

3.5.1
the waiting period under the U.S. HSR Act, and any agreement between NortonLifeLock, Bidco and/or Avast, on the one hand, and the United States Department of Justice or United States Federal Trade Commission, on the other hand, that prohibits the consummation of the Merger, shall have terminated or expired; and

3.5.2
no governmental authority of competent jurisdiction shall have issued or entered under any U.S. Antitrust Law any order, writ, injunction, judgment or decree (whether temporary or permanent) that is then in effect and has the effect of (i) enjoining or otherwise prohibiting the consummation of the Merger, or (ii) permitting the Merger on terms not satisfactory to Bidco;

United Kingdom
3.6
the CMA:

3.6.1
having decided, on terms satisfactory to Bidco, not to refer the Merger nor any matter arising from or relating to the Merger to the chair of the CMA for the constitution of a group under Schedule 4 to the Enterprise and Regulatory Reform Act 2013 (a “Phase 2 CMA reference”); or

3.6.2
in the event that a Phase 2 CMA reference is made, either:

3.6.2.1
concluding in a report published in accordance with section 38 of the Enterprise Act 2002 that neither the Merger nor any matter arising from or relating to the Merger may be expected to result in a substantial lessening of competition within any market or markets in the United Kingdom for goods or services; or

3.6.2.2
allowing the Merger and any matter arising from or relating to the Merger to proceed on terms satisfactory to Bidco;

Germany
3.7
insofar as the Merger falls within the scope of the Act against Restraints of Competition (Gesetz gegen Wettbewerbsbeschränkungen) in Germany, the FCO authorising the Merger, on terms satisfactory to Bidco, whether expressly or implicitly through the lapse of the applicable waiting period;

Spain
3.8
insofar as the Merger falls within the scope of the Spanish Defence of Competition Law (Ley 15/2007, de 3 de julio, de Defensa de la Competencia), the CNMC or, in its place, the Spanish Council of Ministers (Consejo de Ministros), authorising the Merger, on terms satisfactory to Bidco, whether expressly or implicitly through the lapse of the applicable waiting period;

European Union
3.9
insofar as the Merger does not constitute a concentration with a Union dimension within the meaning of the EU Merger Regulation, in the event that a referral request under Article 22(3) of the EU Merger Regulation is made and accepted, the European Commission declaring, on terms satisfactory to Bidco, that the Merger is compatible with the internal market pursuant to Article 6(1)(b) (including in conjunction with Article 6(2), 8(1) or 8(2) of the EU Merger Regulation) or the European Commission being deemed to have so declared under Article 10(6) of the EU Merger Regulation;

Australia
3.10
the ACCC:

3.10.1
not having notified Bidco that it objects to or proposes to take any steps to oppose the Merger under section 50 of the Australian Competition and Consumer Act 2010 (Cth); or

3.10.2
having given notice in writing stating, or stating to the effect, that it does not propose to intervene in or seek to prevent the Merger under section 50 of the Australian Competition and Consumer Act 2010 (Cth), on terms satisfactory to Bidco, and that notice has not been withdrawn, revoked or adversely amended;

New Zealand
3.11
the NZCC having, on terms satisfactory to Bidco, granted clearance for the Merger to Bidco pursuant to section 66 of the Commerce Act 1986 (NZ) or having notified Bidco in writing that it does not intend to assess the Merger further;

Regulatory approvals
3.12
(1) a written notification issued by CFIUS that it has concluded its review (or, if applicable, investigation) under section 721 of the DPA and determined that (a) the Merger is not a “covered transaction” pursuant to the DPA or (b) there are no unresolved national security concerns with respect to the Merger, or (2) if CFIUS has sent a report to the President of the United States requesting the President of the United States’ decision with respect to the Merger, either (a) the President has not taken any action after fifteen days from the earlier of the date the President having received such report from CFIUS or the end of the investigation period, or (b) the President of the United States has announced a decision not to take any action to suspend or prohibit the Merger;

3.13
the receipt of any required foreign investment approvals, on terms satisfactory to Bidco, by the competent authorities (or confirmation, on terms satisfactory to Bidco, that the Merger does not fall within the scope thereof) in:

3.13.1
Germany, pursuant to the Foreign Trade and Payments Act (Außenwirtschaftsgesetz);

3.13.2
the Czech Republic, pursuant to articles 14 or 15 of Czech Act No. 34/2021 Coll., on Screening of Foreign Investments or receipt of a decision pursuant to article 10(4) of the Act that there are no grounds to initiate a foreign investment review procedure or a confirmation in writing that the Merger does not fall within the scope of the Act;

3.13.3
Romania, pursuant to (a) the provisions of National Defence Council (Consiliul Suprem de Apărare a Ţării — CSAT) Decision no. 73/2012; or (b) the provisions of any new foreign investment or national security laws, rules or regulations which become effective in Romania prior to the Effective Date and require a mandatory notification to be submitted in relation to the Merger;

3.13.4
the Netherlands, to the extent that any new or amended public interest, foreign investment or national security laws, rules or regulations (including the Security Screening Act for Investments, Mergers and Acquisitions (Wet veiligheidstoets investeringen, fusies en overnames)) becomes effective in the Netherlands, and pursuant to such laws, rules or regulations a mandatory notification is required to be submitted in relation to the Merger; and

3.13.5
the United Kingdom, to the extent that any new or amended public interest, foreign investment or national security laws, rules or regulations (including the National Security and Investment Act 2021) become effective in the United Kingdom prior to the Effective Date and require a mandatory notification to be submitted in relation to the Merger;

Other authorisations, regulatory clearances and third party clearances
3.14
the waiver (or non-exercise within any applicable time limits) by any relevant government or governmental, quasi-governmental, supranational, statutory, regulatory, environmental or investigative body, court, trade agency, association, institution, any entity owned or controlled by any relevant government or state, or any other body or person whatsoever in any jurisdiction (each a “Third Party”) of any termination right, right of pre-emption, first refusal or similar right (which is material in the context of the Wider Avast Group taken as a whole) arising as a result of or in connection with the Merger including its implementation and financing or the proposed direct or indirect acquisition of any shares or other securities in, or control or management of, Avast by Bidco or any member of the Bidco Group;

3.15
all necessary filings or applications having been made in connection with the Merger and all statutory or regulatory obligations in any jurisdiction having been complied with in connection with the Merger or the offer by any member of the Wider Bidco Group for any shares or other securities in, or control of, Avast and all authorisations, orders, grants, recognitions, determinations, confirmations, consents, licences, clearances, permissions, exemptions and approvals reasonably deemed necessary or appropriate by Bidco or any member of the Wider Bidco Group for or in respect of the Merger including its implementation and financing or the proposed direct or indirect acquisition of any shares or other securities in, or control of, Avast or any member of the Wider Avast Group by any member of the Wider Bidco Group having been obtained in terms and in a form satisfactory to Bidco from all appropriate Third Parties or persons with whom any member of the Wider Avast Group has entered into contractual arrangements and all such material authorisations, orders, grants, recognitions, determinations, confirmations, consents, licences, clearances, permissions, exemptions and approvals necessary or appropriate to carry on the business of any member of the Wider Avast Group which is material in the context of the Bidco Group or the Avast Group as a whole or of the financing of the Merger remaining in full force and effect and all filings necessary for such purpose having been made and there being no notice or intimation of any intention to revoke or not to renew any of the same at the time at which the Merger becomes Effective and all necessary statutory or regulatory obligations in any jurisdiction having been complied with;

3.16
no Third Party having given notice of a decision to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference (and, in each case, not having withdrawn the same), or having enacted, made or proposed any statute, regulation, decision or order, or change to published practice or having taken any other steps, and there not continuing to be outstanding any statute, regulation, decision or order, which in each case would or might reasonably be expected to:

3.16.1
require, prevent or delay the divestiture, or materially alter the terms envisaged for any proposed divestiture by any member of the Wider Bidco Group or any member of the Wider Avast Group of all or any portion of their respective businesses, assets or property or impose any limitation on the ability of any of them to conduct their respective businesses (or any of them) or to own any of their respective assets or properties or any part thereof which, in any such case, is material in the context of the Wider Bidco Group or the Wider Avast Group in either case taken as a whole;

3.16.2
require, prevent or delay the divestiture by any member of the Wider Bidco Group of any shares or other securities in Avast;

3.16.3
impose any material limitation on, or result in a delay in, the ability of any member of the Wider Bidco Group directly or indirectly to acquire or to hold or to exercise effectively any rights of ownership in respect of shares or loans or securities convertible into shares or any other securities (or the equivalent) in any member of the Wider Avast Group or the Wider Bidco Group or to exercise voting or management control over any such member;

3.16.4
otherwise adversely affect the business, assets, profits or prospects of any member of the Wider Bidco Group or of any member of the Wider Avast Group to an extent which is material in the context of the Wider Bidco Group or the Wider Avast Group in either case taken as a whole;

3.16.5
make the Merger or its implementation or an offer or proposed offer by Bidco or any member of the Wider Bidco Group for any shares or other securities in, or control of Avast void, illegal, and/or unenforceable under the laws of any jurisdiction, or otherwise, directly or indirectly, restrain, restrict, prohibit, delay or otherwise interfere with the same, or impose additional conditions or obligations with respect thereto;

3.16.6
require any member of the Wider Bidco Group or the Wider Avast Group to offer to acquire any shares or other securities (or the equivalent) or interest in any member of the Wider Avast Group or the Wider Bidco Group owned by any third party;

3.16.7
impose any limitation on the ability of any member of the Wider Avast Group to co-ordinate its business, or any part of it, with the businesses of any other members which is adverse to and material in the context of the Wider Avast Group taken as a whole or in the context of the Merger; or

3.16.8
result in any member of the Wider Avast Group ceasing to be able to carry on business under any name under which it presently does so, and all applicable waiting and other time periods (including any extensions thereof) during which any such Third Party could institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference or any other step under the laws of any jurisdiction in respect of the Merger or an offer or proposed offer for any Avast Shares having expired, lapsed or been terminated;

Certain matters arising as a result of any arrangement, agreement etc.
3.17
save as Disclosed, there being no provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider Avast Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject, or any circumstance which in consequence of the Merger or an offer or proposed offer for any shares or other securities (or equivalent) in Avast or because of a change in the control or management of Avast or otherwise, could or might result in any of the following to an extent which is material and adverse in the context of the Wider Avast Group, or the Wider Bidco Group, in either case taken as a whole, or in the context of the Merger:

3.17.1
any moneys borrowed by or any other indebtedness or liabilities (actual or contingent) of, or grant available to any such member, being or becoming repayable or capable of being declared repayable immediately or earlier than their or its stated maturity date or repayment date or the ability of any such member to borrow moneys or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

3.17.2
any such agreement, arrangement, licence, permit or instrument or the rights, liabilities, obligations or interests of any such member thereunder being terminated or adversely modified or affected or any obligation or liability arising or any action being taken or arising thereunder;

3.17.3
any asset or interest of any such member being or failing to be disposed of or charged or ceasing to be available to any such member or any right arising under which any such asset or interest could be required to be disposed of or charged or could cease to be available to any such member otherwise than in the ordinary course of business;

3.17.4
the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property, assets or interest of any such member;

3.17.5
the rights, liabilities, obligations or interests of any such member, or the business of any such member with, any person, firm, company or body (or any arrangement or arrangements relating to any such interest or business) being terminated, adversely modified or affected;

3.17.6
the value of any such member or its financial or trading position or prospects being prejudiced or adversely affected;

3.17.7
any such member ceasing to be able to carry on business under any name under which it presently does so; or

3.17.8
the creation or acceleration of any liability, actual or contingent, by any such member (including any material tax liability or any obligation to obtain or acquire any material authorisation, notice, waiver, concession, agreement or exemption from any Third Party or any person) other than trade creditors or other liabilities incurred in the ordinary course of business or in connection with the Merger, and no event having occurred which, under any provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider Avast Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject, would or might reasonably be expected to result in any of the events or circumstances as are referred to in sub-paragraphs 3.17.1 to 3.17.8 of this Condition;
Certain events occurring since Last Accounts Date
3.18
save as Disclosed, no member of the Wider Avast Group having, since the Last Accounts Date:

3.18.1
save as between Avast and wholly-owned subsidiaries of Avast or for Avast Shares issued under or pursuant to the exercise of options and vesting of awards granted under the Avast Share Schemes, issued or agreed to issue, authorised or proposed the issue of additional shares of any class;

3.18.2
save as between Avast and wholly-owned subsidiaries of Avast or for the grant of options and awards and other rights under the Avast Share Schemes, issued or agreed to issue, authorised or proposed the issue of securities convertible into shares of any class or rights, warrants or options to subscribe for, or acquire, any such shares or convertible securities;

3.18.3
other than to another member of the Avast Group, prior to completion of the Merger, recommended, declared, paid or made any dividend or other distribution payable in cash or otherwise or made any bonus issue, other than Agreed Avast Dividends;

3.18.4
save for intra-Avast Group transactions, merged or demerged with any body corporate or acquired or disposed of or transferred, mortgaged or charged or created any security interest over any assets or any right, title or interest in any asset (including shares and trade investments) or authorised or proposed or announced any intention to propose any merger, demerger, disposal, transfer, mortgage, charge or security interest, in each case, other than in the ordinary course of business and, in each case, to the extent which is material in the context of the Wider Avast Group taken as a whole;

3.18.5
save for intra-Avast Group transactions, made or authorised or proposed or announced an intention to propose any change in its loan capital in each case, to the extent which is material in the context of the Wider Avast Group taken as a whole;

3.18.6
issued, authorised or proposed the issue of, or made any change in or to, any debentures or (save for intra-Avast Group transactions), save in the ordinary course of business, incurred or increased any indebtedness or become subject to any contingent liability;

3.18.7
purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or, save in respect to the matters mentioned in sub-paragraphs 3.18.1 or 3.18.2 above, made any other change to any part of its share capital, in each case, to the extent which is material in the context of the Wider Avast Group taken as a whole;

3.18.8
save for intra-Avast Group transactions, implemented, or authorised, proposed or announced its intention to implement, any reconstruction, merger, demerger, amalgamation, scheme, commitment or other transaction or arrangement otherwise than in the ordinary course of business;

3.18.9
entered into or varied or authorised, proposed or announced its intention to enter into or vary any contract, transaction or commitment (whether in respect of capital expenditure or otherwise) which is of a long term, onerous or unusual nature or magnitude or which involves or could involve an obligation of such a nature or magnitude other than in the ordinary course of business, in each case, to the extent which is material in the context of the Wider Avast Group taken as a whole;

3.18.10
(other than in respect of a member which is dormant and was solvent at the relevant time) taken any corporate action or steps or had any legal proceedings started or threatened against it in relation to the suspension of payments, a moratorium of any indebtedness, its winding-up, dissolution or reorganisation or for the appointment of a receiver, administrative receiver, administrator, manager, trustee or similar officer of all or any part of its assets or revenues or any analogous proceedings in any jurisdiction or appointed any analogous person in any jurisdiction or had any such person appointed, in each case, to the extent which is material in the context of the Wider Avast Group taken as a whole;

3.18.11
entered into any contract, transaction or arrangement which would be restrictive on the business of any member of the Wider Avast Group or the Wider Bidco Group other than of a nature and extent which is normal in the context of the business concerned;

3.18.12
waived or compromised any claim otherwise than in the ordinary course of business which is material in the context of the Wider Avast Group taken as a whole;

3.18.13
made any material alteration to its memorandum or articles of association or other incorporation documents;

3.18.14
been unable, or admitted in writing that it is unable, to pay its debts or commenced negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness, or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

3.18.15
entered into any contract, commitment, arrangement or agreement otherwise than in the ordinary course of business or passed any resolution or made any offer (which remains open for acceptance) with respect to or announced any intention to, or proposed to, effect any of the transactions, matters or events referred to in this Condition 3.18;

3.18.16
made or agreed or consented to any change to:

3.18.16.1
the terms of the trust deeds constituting the pension scheme(s) established by any member of the Wider Avast Group for its directors, employees or their dependents, including the Avast pension schemes;

3.18.16.2
the contributions payable to any such scheme(s) or to the benefits which accrue or to the pensions which are payable thereunder;

3.18.16.3
the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined; or

3.18.16.4
the basis upon which the liabilities (including pensions) of such pension schemes are funded, valued or made,

in each case, to the extent which is material in the context of the Wider Avast Group taken as a whole;
3.18.17
proposed, agreed to provide or modified the terms of any of the Avast Share Schemes or other benefit constituting a material change relating to the employment or termination of employment of a material category of persons employed by the Wider Avast Group or which constitutes a material change to the terms or conditions of employment of any senior employee of the Wider Avast Group, save as agreed by the Panel (if required) and by Bidco, or entered into or changed the terms of any contract with any director or senior executive;
3.18.18
taken (or agreed or proposed to take) any action which requires, or would require, the consent of the Panel or the approval of Avast Shareholders in general meeting in accordance with, or as contemplated by, Rule 21.1 of the Code;

3.18.19
entered into or varied in a material way the terms of, any contract, agreement or arrangement with any of the directors or senior executives of any members of the Wider Avast Group; or

3.18.20
waived or compromised any claim which is material in the context of the Wider Avast Group taken as a whole, otherwise than in the ordinary course;

No adverse change, litigation or regulatory enquiry
3.19
save as Disclosed, since the Last Accounts Date:

3.19.1
no adverse change or deterioration having occurred in the business, assets, financial or trading position or profits or prospects or operational performance of any member of the Wider Avast Group which, in any such case, is material in the context of the Wider Avast Group taken as a whole and no circumstances having arisen which would or might reasonably be expected to result in such adverse change or deterioration;

3.19.2
no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider Avast Group is or may become a party (whether as a plaintiff, defendant or otherwise) and no enquiry, review or investigation by, or complaint or reference to, any Third Party or other investigative body against or in respect of any member of the Wider Avast Group having been instituted, announced, implemented or threatened by or against or remaining outstanding in respect of any member of the Wider Avast Group which in any such case has had or might reasonably be expected to have an adverse effect on the Wider Avast Group taken as a whole or in the context of the Merger;

3.19.3
no contingent or other liability of any member of the Wider Avast Group having arisen or become apparent to Bidco or increased which has had or might reasonably be expected to have an adverse effect on the Wider Avast Group taken as a whole or in the context of the Merger;

3.19.4
no enquiry or investigation by, or complaint or reference to, any Third Party having been threatened, announced, implemented, instituted by or remaining outstanding against or in respect of any member of the Wider Avast Group which in any case is material in the context of the Wider Avast Group taken as a whole;

3.19.5
no member of the Wider Avast Group having conducted its business in breach of any applicable laws and regulations and which is material in the context of the Wider Avast Group as a whole or material in the context of the Merger; and

3.19.6
no steps having been taken which are likely to result in the withdrawal, cancellation, termination or modification of any licence or permit held by any member of the Wider Avast Group which is necessary for the proper carrying on of its business and the withdrawal, cancellation, termination or modification of which has had, or would reasonably be expected to have, an adverse effect on the Wider Avast Group taken as a whole;

No discovery of certain matters
3.20
save as Disclosed, Bidco not having discovered:

3.20.1
that any financial, business or other information concerning the Wider Avast Group as contained in the information publicly disclosed at any time by or on behalf of any member of the Wider Avast Group is materially misleading, contains a material misrepresentation of fact or omits to state a fact necessary to make that information not misleading and which was not subsequently corrected before the date of this Announcement by disclosure either publicly or otherwise to Bidco or its professional advisers, in each case, to the extent which is material in the context of the Wider Avast Group taken as a whole;

3.20.2
that any member of the Wider Avast Group or partnership, company or other entity in which any member of the Wider Avast Group has a significant economic interest and which is not a subsidiary undertaking of Avast, is subject to any liability (contingent or otherwise) which is not disclosed in the Annual Report and Accounts for Avast for the year ended 31 December 2020, in each case, to the extent which is material in the context of the Wider Avast Group taken as a whole; or

3.20.3
any information which affects the import of any information disclosed at any time by or on behalf of any member of the Wider Avast Group and which is material in the context of the Wider Avast Group taken as a whole;

3.21
save as Disclosed, Bidco not having discovered that:

3.21.1
any past or present member of the Wider Avast Group has failed to comply with any and/or all applicable legislation or regulation, of any jurisdiction with regard to the use, treatment, handling, storage, carriage, disposal, spillage, release, discharge, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health or animal health or otherwise relating to environmental matters or the health and safety of humans, or that there has otherwise been any such use, treatment, handling, storage, carriage, disposal, spillage, release, discharge, leak or emission (whether or not the same constituted a non-compliance by any person with any such legislation or regulations, and wherever the same may have taken place) any of which storage, carriage, disposal, spillage, release, discharge, leak or emission would be likely to give rise to any liability (actual or contingent) or cost on the part of any member of the Wider Avast Group and which is material in the context of the Wider Avast Group taken as a whole;

3.21.2
there is, or is likely to be, for any reason whatsoever, any liability (actual or contingent) of any past or present member of the Wider Avast Group to make good, remediate, repair, reinstate or clean up any property or any controlled waters now or previously owned, occupied, operated or made use of or controlled by any such past or present member of the Wider Avast Group (or on its behalf) or by any person for which a member of the Wider Avast Group is or has been responsible, or in which any such member may have or previously have had or be deemed to have had an interest, under any environmental legislation, regulation, notice, circular or order of any Third Party and which is material in the context of the Wider Avast Group taken as a whole or the Merger;

3.21.3
circumstances exist (whether as a result of the Merger or otherwise) which would be reasonably likely to lead to any Third Party instituting, or whereby any member of the Wider Bidco Group or any present or past member of the Wider Avast Group would be likely to be required to institute, an environmental audit or take any other steps which would in any such case be reasonably likely to result in any liability (whether actual or contingent) to improve, modify existing or install new plant, machinery or equipment or carry out changes in the processes currently carried out or make good, remediate, repair, re-instate or clean up any land or other asset currently or previously owned, occupied or made use of by any past or present member of the Wider Avast Group (or on its behalf)

or by any person for which a member of the Wider Avast Group is or has been responsible, or in which any such member may have or previously have had or be deemed to have had an interest which is material in the context of the Wider Avast Group taken as a whole or the Merger; or
3.21.4
circumstances exist whereby a person or class of persons would be likely to have any claim or claims in respect of any product or process of manufacture or materials used therein currently or previously manufactured, sold or carried out by any past or present member of the Wider Avast Group which claim or claims would be likely, materially and adversely, to affect any member of the Wider Avast Group and which is material in the context of the Wider Avast Group taken as a whole or the Merger; and

Anti-corruption, economic sanctions, criminal property and money laundering
3.22
save as Disclosed, Bidco not having discovered that:

3.22.1
(A) any past or present member, director, officer or employee of the Wider Avast Group is or has at any time engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption or anti-bribery law, rule or regulation or any other applicable law, rule, or regulation concerning improper payments or kickbacks or (B) any person that performs or has performed services for or on behalf of the Wider Avast Group is or has at any time engaged in any activity, practice or conduct in connection with the performance of such services which would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption or anti-bribery law, rule or regulation or any other applicable law, rule, or regulation concerning improper payments or kickbacks; or

3.22.2
any asset of any member of the Wider Avast Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition) or proceeds of crime under any other applicable law, rule, or regulation concerning money laundering or proceeds of crime or any member of the Wider Avast Group is found to have engaged in activities constituting money laundering under any applicable law, rule, or regulation concerning money laundering; or

3.22.3
any past or present member, director, officer or employee of the Wider Avast Group, or any other person for whom any such person may be liable or responsible, is or has engaged in any conduct which would violate applicable economic sanctions or dealt with, made any investments in, made any funds or assets available to or received any funds or assets from:

3.22.3.1
any government, entity or individual in respect of which U.S., U.K. or European Union persons, or persons operating in those territories, are prohibited from engaging in activities or doing business, or from receiving or making available funds or economic resources, by U.S., U.K. or European Union laws or regulations, including the economic sanctions administered by the United States Office of Foreign Assets Control, or HMRC; or

3.22.3.2
any government, entity or individual targeted by any of the economic sanctions of the United Nations, the United States, the United Kingdom, the European Union or any of its member states, save that this shall not apply if and to the extent that it is or would be unenforceable by reason of breach of any applicable blocking law; or

3.22.4
any past or present member, director, officer or employee of the Wider Avast Group, or any other person for whom any such person may be liable or responsible:

3.22.4.1
has engaged in conduct which would violate any relevant anti-terrorism laws, rules, or regulations, including the U.S. Anti-Terrorism Act;

3.22.4.2
has engaged in conduct which would violate any relevant anti-boycott law, rule, or regulation or any applicable export controls, including the Export Administration Regulations administered and enforced by the U.S. Department of Commerce or the International Traffic in Arms Regulations administered and enforced by the U.S. Department of State;

3.22.4.3
has engaged in conduct which would violate any relevant laws, rules, or regulations concerning human rights, including any law, rule, or regulation concerning false imprisonment, torture or other cruel and unusual punishment, or child labour; or

3.22.4.4
is debarred or otherwise rendered ineligible to bid for or to perform contracts for or with any government, governmental instrumentality, or international organisation or found to have violated any applicable law, rule, or regulation concerning government contracting or public procurement; or

3.22.5
any member of the Wider Avast Group is or has been engaged in any transaction which would cause Bidco to be in breach of any law or regulation upon the Merger, including the economic sanctions of the United States Office of Foreign Assets Control, or HMRC, or any other relevant government authority.

Part B
Waiver and Invocation of the Conditions
The Merger will be subject to the Conditions in Part A above, and to certain further terms set out in Part D below, and to the full terms and conditions which will be set out in the Scheme Document.
The Scheme will not become Effective unless the Conditions (other than Condition 2.6 of Part A of this Appendix 1) have been fulfilled or (if capable of waiver) waived or, where appropriate, have been determined by Bidco to be or remain satisfied by no later than 11.59 p.m. on the date before the Court Hearing.
Subject to the requirements of the Panel and in accordance with the Code, Bidco reserves the right to waive:
(a)
any of Conditions 2.2, 2.4 and 2.5 of Part A of this Appendix 1 related to the timing of the Court Meeting, the General Meeting and the Court Hearing. If any such deadline is not met, Bidco will make an announcement by 8.00 a.m. on the Business Day following such deadline confirming whether it has invoked or waived the relevant Condition or agreed with Avast to extend the deadline in relation to the relevant Condition; and

(b)
in whole or in part all or any of the above Conditions 3.14 to 3.22 (inclusive) of Part A of this Appendix 1.

If Bidco is required by the Panel to make an offer or offers for any Avast Shares under the provisions of Rule 9 of the Code, Bidco may make such alterations to the Conditions as are necessary to comply with the provisions of that Rule.
Each of the Conditions will be regarded as a separate Condition and will not be limited by reference to any other Condition.
Under Rule 13.5(a) of the Code, Bidco may not invoke a Condition so as to cause the Scheme not to proceed, to lapse or to be withdrawn unless the circumstances which give rise to the right to invoke the condition are of material significance to Bidco in the context of the offer.
Bidco may only invoke a Condition that is subject to Rule 13.5(a) of the Code with the consent of the Panel and any Condition that is subject to Rule 13.5(a) of the Code may be waived by Bidco.
Conditions 1, 2, 3.1, 3.2, 3.3 and 3.4 in Part A of this Appendix 1 are not subject to Rule 13.5(a) of the Code.

Bidco shall not be under any obligation to waive (if capable of waiver), to determine to be or remain satisfied or to treat, as fulfilled any of Conditions 1 to 3.22 (inclusive) of Part A of this Appendix 1 (to the extent capable of waiver) by a date earlier than the latest date for the fulfilment of that Condition, notwithstanding that the other Conditions may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.
Part C
Implementation by way of Takeover Offer
Subject to obtaining the consent of the Panel, Bidco reserves the right to elect to implement the Merger by way of a Takeover Offer as an alternative to the Scheme.
Any such Takeover Offer will be implemented on substantially the same terms and conditions, so far as applicable, as those which would apply to the Scheme subject to appropriate amendments to reflect the change in method of effecting the Merger. Further, if sufficient acceptances of the Takeover Offer are received and/or sufficient Avast Shares are otherwise acquired, it is the intention of Bidco to apply the provisions of the Companies Act to compulsorily acquire any outstanding Avast Shares to which such Takeover Offer relates.
Part D
Certain further terms of the Merger
The availability of the Merger to persons not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions. Persons who are not resident in the United Kingdom should inform themselves about, and observe, any applicable requirements. Avast Shareholders who are in any doubt about such matters should consult an appropriate independent professional adviser in the relevant jurisdiction without delay and observe any applicable requirements.
The Merger will be governed by English law and be subject to the jurisdiction of the English courts and to the conditions to be set out in the formal Scheme Document, and such further terms as may be required to comply with the Listing Rules and the provisions of the Code and any requirement of the Panel, the London Stock Exchange, the FCA and the Registrar.
Each of the Conditions shall be regarded as a separate Condition and shall not be limited by reference to any other Condition.
Fractions of New NortonLifeLock Shares will not be allotted to Avast Shareholders. Instead, Avast Shareholders shall receive, in lieu of such fractional entitlements, cash in an amount in USD (rounded down to the nearest cent) (unless an Avast Shareholder has elected to receive cash consideration in Pounds Sterling rather than USD, in which case such Avast Shareholder shall receive, in lieu of fractional entitlements, cash in an amount in Pounds Sterling (rounded down to the nearest penny)) equal to such fractional amount multiplied by the last reported sale price of NortonLifeLock Shares on NASDAQ (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source selected by Bidco) on the last Business Day prior to the Effective Date.
The Avast Shares will be acquired by Bidco (and/or its nominee) with full title guarantee, fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever and together with all rights existing at the date of this Announcement or thereafter attaching thereto, including the right to receive and retain, in full, all dividends and other distributions (if any) declared, made or paid or any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) made on or after the date of this Announcement in respect of the Avast Shares, other than the Agreed Avast Dividends.
If, on or after the date of this Announcement and before the Effective Date, any Return of Value is authorised, declared, made or paid or becomes payable in respect of the Avast Shares, other than the Agreed Avast Dividends, or in excess of the Agreed Avast Dividends, Bidco reserves the right (without prejudice to any right of Bidco, with the consent of the Panel, to invoke Condition 3.18.3 in Part A of this Appendix 1), to reduce the aggregate consideration payable under the terms of the Merger for the Avast Shares by an amount up to the amount of such Return of Value, or by the excess above the Agreed Avast Dividends, in which case any reference in this Announcement or in the Scheme Document to the consideration payable under the terms of the Merger will be deemed to be a reference to the consideration as so reduced. To the extent that any such Return of Value is authorised, declared, made or paid or is payable before the Scheme becomes Effective in accordance with its terms, other than the Agreed Avast Dividends, or in excess of the Agreed Avast Dividends, and it is: (i) transferred pursuant to the Merger on a basis which entitles Bidco (and/or its nominee) to receive the Return of Value and to retain it; or (ii) cancelled, the consideration payable under the terms of the Merger will not be subject to change in accordance with this paragraph. Any exercise by Bidco of its rights referred to in this paragraph will be the subject of an announcement and will not be regarded as constituting any revision to or variation of the Merger.
The New NortonLifeLock Shares will be fully paid and non-assessable and will rank pari passu in all respects with the existing NortonLifeLock Shares, save that they will not participate in any dividend payable by NortonLifeLock with reference to a record date prior to the Effective Date.
The availability of the Merger and the Majority Stock Option to persons not resident in the United Kingdom may be affected by the laws of the relevant jurisdiction. Any persons who are subject to the laws of any jurisdiction other than the United Kingdom should inform themselves about and observe any applicable requirements.
The Merger (including the Majority Stock Option) is not being made, directly or indirectly, in, into or from, or by use of the mails of, or by any means of instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of, any jurisdiction where to do so would violate the laws of that jurisdiction and will not be capable of acceptance by any such use, means, instrumentality or facility or from within any such jurisdiction.
Bidco reserves the right to implement the Merger directly or with or through any direct or indirect subsidiary undertaking of NortonLifeLock or Bidco, from time to time.

APPENDIX 2
SOURCES OF INFORMATION AND BASES OF CALCULATION
In this Announcement:
(i)
Unless otherwise stated, financial information concerning Avast has been extracted from the Annual Report and Accounts of Avast for the year ended 31 December 2020.

(ii)
Unless otherwise stated, financial information concerning NortonLifeLock has been extracted from the NortonLifeLock form 10-K for the year ended 2 April 2021, the NortonLifeLock fiscal 2021 Q4 earnings presentation and the NortonLifeLock fiscal 2022 Q1 earnings press release. NortonLifeLock’s stranded costs for the year ended 2 April 2021 have been extracted from the NortonLifeLock fiscal 2021 Q1 earnings presentation and from the NortonLifeLock fiscal 2021 Q2 earnings presentation.

(iii)
The value of Avast’s entire issued and to be issued ordinary share capital implied by the terms of the Merger is based upon:

(a)
the fully diluted ordinary share capital of Avast comprising (x) 1,031,794,134 Avast Shares in issue on the Latest Practicable Date and (y) 28,101,508 Avast Shares expected to be issued on or after the date of this Announcement to satisfy the vesting of awards and the exercise of options granted under the Avast Share Schemes;

(b)
NortonLifeLock’s closing share price of USD 27.20 on 13 July 2021 (being the last Business Day on which NortonLifeLock Shares traded on NASDAQ before the commencement of the Offer Period in relation to the Merger); and

(c)
the Announcement Exchange Rate (being USD 1.38595:£1 derived from Bloomberg FX Fixings Spot Exchange Rate as at 4.30 p.m. on the Latest Practicable Date).

(iv)
The enterprise value of Avast implied by the terms of the Merger is based on the value of Avast’s entire issued and to be issued ordinary share capital set out in paragraph (iii) above, plus Avast’s net debt (calculated as the principal balance of the USD term loan plus the principal balance of the Euro term loan plus lease liabilities less cash and cash equivalents) of USD 527.0 million as at 30 June 2021 (£380.5 million based on an exchange rate of USD 1.3851:£1 as at 30 June 2021).

(v)
As at the Latest Practicable Date, NortonLifeLock had 581,276,172 NortonLifeLock Shares issued and outstanding.

(vi)
The percentage ownership of the Combined Company which would be held by Avast Shareholders and NortonLifeLock Shareholders respectively if the Merger completes are based on:

(a)
the fully diluted ordinary share capital of Avast set out in paragraph (iii)(a) above; and

(b)
the number of NortonLifeLock Shares issued and outstanding is set out in paragraph (v) above.

(vii)
Unless otherwise stated, all prices for Avast Shares are the Closing Price derived from Bloomberg for the relevant date.

(viii)
Unless otherwise stated, all prices for NortonLifeLock Shares are the closing price derived from Bloomberg for the relevant date.

APPENDIX 3
IRREVOCABLE UNDERTAKINGS
The Avast Directors’ (and the Vlček Family Foundation’s) irrevocable commitments, further details of which are set out in Part A and Part B below, are in respect of, in aggregate, 381,057,227 Avast Shares, representing approximately 36.93% of the existing issued ordinary share capital of Avast on the Latest Practicable Date.
Part A — Avast Directors
NortonLifeLock and Bidco have received irrevocable commitments from the Avast Directors listed below in respect of their own legal and/or beneficial holdings of Avast Shares, representing in aggregate approximately 35.96% of the existing issued ordinary share capital of Avast on the Latest Practicable Date.
These irrevocable commitments have been given by all of the Avast Directors who hold Avast Shares, being all of the Avast Directors apart from John Schwarz, Maggie Chan Jones, Tamara Minick-Scokalo and Belinda Richards.
The irrevocable commitments require each Avast Director who holds a legal and/or beneficial interest in Avast Shares (or whose family member or other connected person holds such an interest) to: (i) vote or procure that the registered holder votes in favour of the resolutions relating to the Scheme at the Meetings (or, if the Merger is implemented by means of a Takeover Offer, to accept, or procure acceptance of, the Takeover Offer); and (ii) elect for the Majority Stock Option, and not to revoke any such election once made.
Name	Number of Avast Shares	Percentage of Avast issued ordinary share capital (rounded to two decimal places)
Ondrej Vlcek	13,715,184	1.33%
Philip Marshall	325,966	0.03%
Pavel Baudiš	257,182,165	24.93%
Eduard Kučera	99,793,912	9.67%
Warren Finegold	40,000	0.00%
TOTAL	371,057,227	35.96%
These irrevocable commitments will continue to be binding in the event that a higher competing offer is made for Avast.
These irrevocable commitments will only cease to be binding if:
•
the Scheme becomes Effective in accordance with its terms, or a Takeover Offer (if applicable) is declared unconditional in accordance with the requirements of the Code;

•
Bidco announces, with the consent of the Panel, that it does not intend to proceed with the Merger, and no new, revised or replacement offer or scheme is announced in accordance with Rule 2.7 of the Code, either at the same time as or within two Business Days of such announcement;

•
the Scheme lapses or is withdrawn unless Bidco announces, within five business days of such lapse or withdrawal and with the consent of the Panel, a firm intention to switch to a Takeover Offer;

•
the Scheme does not become Effective, or, if Bidco elects to implement the Merger by way of a Takeover Offer, the Takeover Offer does not become unconditional in accordance with the requirements of the Code (as the case may be), by the Long Stop Date;

•
NortonLifeLock and/or Bidco announces an amendment to the terms of the Scheme (or Takeover Offer, if applicable) the effect of which would be to remove the ability for Avast Shareholders to elect for the Majority Stock Option (or any extended, increased or otherwise improved version of the Majority Stock Option); or

•
any competing offer is made for Avast and such competing offer is declared unconditional in accordance with the requirements of the Code (if implemented by way of a takeover offer) or otherwise becomes effective (if implemented by way of a scheme of arrangement).

The irrevocable commitments of Pavel Baudiš and Eduard Kučera are also terminable upon written notice from them in circumstances where Bidco announces that it intends to increase the consideration payable in respect of the Majority Cash Option, but does not announce a proportionate increase in the consideration payable in respect of the Majority Stock Option (with agreed metrics for determining proportionate increases and non-proportionate increases). The irrevocable commitments of Ondrej Vlcek, Philip Marshall and Warren Finegold are not terminable in such circumstances, though they may (on written notice) revoke any prior election for the Majority Stock Option, and their obligation to elect for the Majority Stock Option shall cease to apply.
In addition, if Bidco announces that it intends to implement the Merger by way of a Takeover Offer rather than by way of the Scheme, and either in the announcement of such intention or in a subsequent announcement sets the acceptance condition for such Takeover Offer at less than 75%, the obligation of the Avast Directors (and their obligations with respect to their connected persons and/or related trusts) to elect for, and not to revoke any prior election for, the Majority Stock Option, shall cease to apply. Accordingly, in those circumstances, the Avast Directors (and their relevant connected persons and/or related trusts) would be entitled to revoke any previous election for the Majority Stock Option, and to receive the Majority Cash Option.
Part B — Vlček Family Foundation
In addition, NortonLifeLock and Bidco have received an irrevocable commitment from the Vlček Family Foundation in respect of its entire legal and/or beneficial holding of 10,000,000 Avast Shares, representing approximately 0.97% of the existing issued ordinary share capital of Avast on the Latest Practicable Date.
This irrevocable commitment requires the Vlček Family Foundation to vote, or procure that the registered holder of the relevant Avast Shares votes, in favour of the resolutions relating to the Scheme at the Meetings (or, if the Merger is implemented by means of a Takeover Offer, to accept, or procure acceptance of, the Takeover Offer). The Vlček Family Foundation is not required to elect for the Majority Stock Option.
This irrevocable commitment will continue to be binding in the same circumstances as the irrevocable commitments given by the Avast Directors, set out in Part A of this Appendix 3.

APPENDIX 4
QUANTIFIED FINANCIAL BENEFITS STATEMENT
Part A
Paragraph 3 (Background to and reasons for the Merger) of this Announcement contains statements of estimated cost savings and synergies arising from the Merger (together, the “Quantified Financial Benefits Statement”).
A copy of the Quantified Financial Benefits Statement is set out below:
“Given the complementary nature of both NortonLifeLock and Avast, the NortonLifeLock Directors believe that the Merger will generate synergies that could not be achieved independently of the Merger and will lead to significant long-term value creation for all shareholders.
Significant recurring cost synergies opportunity
NortonLifeLock anticipates that the Merger will result in recurring annual pre-tax gross cost synergies for the Combined Company to reach a run-rate of approximately USD 280 million, representing between approximately 15% and 20% of combined adjusted cost of sales and operating spend, based on the latest full year reported results for each of NortonLifeLock and Avast. The synergies are expected to be fully realised by the end of the second year following completion of the Merger.
NortonLifeLock intends to approach integration with the aim of retaining and motivating the best talent and structure across the Combined Company to create a best-in-class organisation. The expected sources of the identified cost synergies are as follows:
•
Organisation: approximately 50% of the total annual run-rate pre-tax gross cost synergies are expected to be generated through the adoption of shared best practice across existing functions and the reduction of duplicate roles across all geographies, and from a broad range of job categories, including management, shared services, product and commercial functions;

•
Systems & Infrastructure operating costs: approximately 25% of the total annual run-rate pre-tax gross cost synergies are expected to be realised through migration onto a common data and security platform, integration of systems, and shared technology and analytics infrastructure; and

•
Contracts & Shared Services: approximately 25% of the total annual run-rate pre-tax gross cost synergies are expected to be generated primarily from site rationalisation, procurement and vendor consolidation, and spend de-duplication.

NortonLifeLock expects to realise approximately 60% of the run-rate cost savings by the end of the first full year following completion of the Merger and 100% by the end of the second full year following completion of the Merger, excluding any potential synergy reinvestment and associated benefits. On a reported basis, the synergies assume the Combined Company expects to benefit from approximately USD 75 million of cost savings in the first full year following completion of the Merger, approximately USD 245 million of cost savings in the second full year following completion of the Merger, and the full USD 280 million of the cost savings in the third full year following completion of the Merger, excluding any potential synergy reinvestment and associated benefits.
One-off costs
In order to realise these synergies, NortonLifeLock is expected to incur one-off restructuring and integration costs of approximately one year’s run-rate pre-tax cost savings, or USD 280 million, with approximately USD 180 million estimated to be incurred in the first full year following completion of the Merger and approximately USD 100 million estimated to be incurred in the second full year following completion of the Merger. Aside from integration costs, no material dis-benefits are expected to arise in connection with the Merger. The expected synergies will accrue as a direct result of the Merger and would not be achieved on a standalone basis.
The paragraphs above relating to expected cost synergies constitute a “Quantified Financial Benefits Statement” for the purposes of Rule 28 of the Code.
Given the strong strategic, cultural and operational fit of the two companies, NortonLifeLock believes that the quantified cost synergies are readily achievable.
NortonLifeLock expects to achieve the quantified cost synergies while maintaining appropriate investment levels in sales and technology to meet the Combined Company’s growth targets and other objectives.
The estimated cost synergies referred to above reflect both the beneficial elements and the relevant costs.”
Further information on the bases of belief supporting the Quantified Financial Benefits Statement, including the principal assumptions and sources of information, is set out below.
Bases of belief and principal assumptions
In preparing the Quantified Financial Benefits Statement, a synergy working group comprising senior strategy, operations, technical, sales and financial personnel from NortonLifeLock (the “Working Group”) was established to identify, challenge and quantify the potential synergies available from the integration of the NortonLifeLock and Avast businesses, and to undertake an initial planning exercise.
In preparing the detailed synergy plan, both NortonLifeLock and Avast have shared certain operating and financial information to support the evaluation of the potential synergies available from the Merger and have conducted a series of virtual meetings with the key management personnel of both NortonLifeLock and Avast. This has included input from both the NortonLifeLock and Avast executive leadership teams.
Based on the information shared and interactions with Avast, the Working Group has performed a bottom-up analysis of costs included in the NortonLifeLock and Avast financial information and has sought to include in the synergy analysis those costs which the Working Group believe will be either optimized or reduced as a result of the Merger. In circumstances where the information provided by Avast has been limited for commercial or other reasons, the Working Group has made estimates and assumptions to aid its development of individual synergy initiatives. The assessment and quantification of the potential synergies have in turn been informed by NortonLifeLock management’s industry experience as well as their experience of executing and integrating acquisitions in the past.
The baseline used as the basis for the Quantified Financial Benefits Statement is NortonLifeLock’s adjusted cost base for the financial year ended 2 April 2021, supported where relevant by certain information from NortonLifeLock’s budgeted cost base for the financial year ending 1 April 2022, and Avast’s adjusted cost base for the financial year ended 31 December 2020, supported where relevant by certain information from Avast’s budgeted cost base for the financial year ending 31 December 2021.
The quantified synergies are incremental to NortonLifeLock’s and, to the best of NortonLifeLock’s knowledge, Avast’s existing plans.
In general, the synergy assumptions have in turn been risk adjusted, exercising a degree of prudence in the calculation of the estimated synergy benefit set out above.
In arriving at the estimate of synergies set out in the Quantified Financial Benefits Statement, the NortonLifeLock management has made the following assumptions:
•
regarding organisational savings:

•
savings will be possible by removing duplicate resource through the roll-out of the revised operating model;

•
the Combined Company will be able to standardise and roll-out best practice systems and procedures, to generate efficiency and enable headcount reductions; and

•
no restrictions or delays will arise as a result of industrial relations or employment agreements that significantly affect the realisation of savings by removing duplicate resource;

•
there will be no material impact on the underlying operations of either company or their ability to continue to conduct their businesses, including as a result of, or in connection with, the integration of the Avast Group and the NortonLifeLock Group;

•
the Combined Company’s product offering generates at least the same level of total revenues as the Avast Group’s and NortonLifeLock Group’s offerings currently generate;

•
procurement savings can be realised through rationalising suppliers and renegotiating supplier terms;

•
there will be no material change to macroeconomic, political, regulatory, legal or tax conditions in the markets or regions in which NortonLifeLock and Avast operate that will materially impact the implementation of, or costs to achieve, the expected cost savings;

•
there will be no material divestments from the existing businesses of either NortonLifeLock or Avast;

•
there will be no material change in current foreign exchange rates; and

•
there will be no business disruptions that materially affect either company, including natural disasters, acts of terrorism, cyber-attacks and/or technological issues or supply chain disruptions.

Reports
As required by Rule 28.1(a) of the Code, Deloitte, as reporting accountants to NortonLifeLock, and Evercore, as financial adviser to NortonLifeLock, have provided the reports required under that Rule.
Copies of these reports are included in Part B and Part C of this Appendix 4. Each of Deloitte and Evercore has given and not withdrawn its consent to the publication of its report in this Announcement in the form and context in which it is included.
Notes
1.
The Quantified Financial Benefits Statement relates to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. In addition, due to the scale of the Combined Company, there may be additional changes to the Combined Company’s operations. As a result, the estimated synergies referred to may not be achieved, or may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated.

2.
The Quantified Financial Benefits Statement should not be construed as a profit forecast or interpreted to mean that NortonLifeLock’s earnings in the first full year following the Effective Date, or in any subsequent period, will necessarily match or be greater than or be less than those of NortonLifeLock or Avast for the relevant preceding financial period or any other period.

3.
For the purposes of Rule 28 of the Code, the Quantified Financial Benefits Statement is the responsibility of NortonLifeLock and the NortonLifeLock Directors.

Part B
REPORT FROM DELOITTE LLP
NortonLifeLock Inc.
60 E. Rio Salado Parkway
Suite 1000, Tempe, AZ 85281
USA
Evercore Partners International LLP
15 Stanhope Gate
London
W1K 1LN
UK
10 August 2021
Dear Sirs/Mesdames
RECOMMENDED MERGER OF AVAST PLC (the “Target”) WITH NORTONLIFELOCK INC. (the “Offeror”)
We report on the quantified financial benefits statement made by the directors of the Offeror (the “Directors”) set out in Part A of Appendix 4 to the announcement (the “Announcement”) issued by the Offeror (the “Quantified Financial Benefits Statement” or the “Statement”).
Opinion
In our opinion, the Quantified Financial Benefits Statement has been properly compiled on the basis stated.
The Statement has been made in the context of the disclosures within Part A of Appendix 4 to the Announcement setting out, inter alia, the basis of the Directors’ belief (identifying the principal assumptions and sources of information) supporting the Statement and their analysis, explanation and quantification of the constituent elements.
Responsibilities
It is the responsibility of the Directors to prepare the Statement in accordance with Rule 28 of the City Code on Takeovers and Mergers (the “Takeover Code”).
It is our responsibility to form our opinion, as required by Rule 28.1(a) of the Takeover Code, as to whether the Statement has been properly compiled on the basis stated and to report that opinion to you.
This report is given solely for the purposes of complying with Rule 28.1(a)(i) of the Takeover Code and for no other purpose.
Therefore, to the fullest extent permitted by law, we do not assume any other responsibility to any person for any loss suffered by any such person as a result of, arising out of, or in connection with, this report or our statement, required by and given solely for the purposes of complying with Rule 23.2 of the Takeover Code, consenting to its inclusion in the Announcement.
Basis of preparation of the Statement
The Statement has been prepared on the basis stated in Part A of Appendix 4 to the Announcement.
Basis of opinion
We conducted our work in accordance with the Standards for Investment Reporting issued by the Financial Reporting Council in the United Kingdom (“FRC”).

We are independent of the Offeror in accordance with the FRC’s Ethical Standard as applied to Investment Circular Reporting Engagements, and we have fulfilled our other ethical responsibilities in accordance with these requirements.
We have discussed the Statement, together with the underlying plans (relevant bases of belief/including sources of information and assumptions), with the Directors and Evercore Partners International LLP. Our work did not involve any independent examination of any of the financial or other information underlying the Statement.
We planned and performed our work so as to obtain the information and explanations we considered necessary in order to provide us with reasonable assurance that the Statement has been properly compiled on the basis stated.
Our work has not been carried out in accordance with auditing or other standards and practices generally accepted in jurisdictions outside the United Kingdom, including the United States of America, and accordingly should not be relied upon as if it had been carried out in accordance with those standards and practices. We have not consented to the inclusion of this report and our opinion in any registration statement filed with the SEC under the US Securities Act of 1933 (either directly or by incorporation by reference) or in any offering document enabling an offering of securities in the United States (whether under Rule 144A or otherwise). We therefore accept no responsibility to, and deny any liability to, any person using this report and opinion in connection with any offering of securities inside the United States of America or who makes a claim on the basis they had acted in reliance on the protections afforded by United States of America law and regulation.
We do not express any opinion as to the achievability of the benefits identified by the Directors in the Statement.
Since the Statement and the assumptions on which it is based relate to the future and may therefore be affected by unforeseen events, we express no opinion as to whether the actual benefits achieved will correspond to those anticipated in the Statement and the differences may be material.
Yours faithfully
Deloitte LLP
Deloitte LLP is a limited liability partnership registered in England and Wales with registered number OC303675 and its registered office at 1 New Street Square, London EC4A 3HQ, United Kingdom. Deloitte LLP is the United Kingdom affiliate of Deloitte NSE LLP, a member firm of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee (“DTTL”). DTTL and each of its member firms are legally separate and independent entities. DTTL and Deloitte NSE LLP do not provide services to clients.

Part C
REPORT FROM EVERCORE PARTNERS INTERNATIONAL LLP
The Directors
NortonLifeLock Inc.
60 E. Rio Salado Parkway
Suite 1000, Tempe, AZ 85281
United States of America
10 August 2021
Dear Ladies and Gentlemen
Recommended merger of Avast plc (“Avast”) with NortonLifeLock Inc. (“NortonLifeLock”) — Report on Quantified Financial Benefits Statement of NortonLifeLock
We refer to the Quantified Financial Benefits Statement, the bases of belief thereof and the notes thereto (together, the “Statement”) made by NortonLifeLock, as set out in Part A of Appendix 4 to the announcement dated 10 August 2021 of which this report forms part (the “Announcement”), for which the directors of NortonLifeLock (the “Directors”) are solely responsible under Rule 28.3 of the City Code on Takeovers and Mergers (the “Code”).
We have discussed the Statement (including the bases of belief, assumptions and sources of information referred to therein) with the Directors and those officers and employees of NortonLifeLock who developed the underlying plans, as well as with Deloitte LLP. The Statement is subject to uncertainty as described in the Announcement and our work did not involve an independent examination or verification of any of the financial or other information underlying the Statement.
We have relied upon the accuracy and completeness of all the financial and other information provided to us by or on behalf of NortonLifeLock, or otherwise discussed with or reviewed by us, and we have assumed such accuracy and completeness for the purposes of providing this report.
We have also reviewed the work carried out by Deloitte LLP and have discussed with them their opinion set out in Part B of Appendix 4 to the Announcement addressed to you and us on this matter and the accounting policies and bases of calculation for the Statement.
We do not express any view or opinion as to the achievability of the quantified financial benefits, whether on the basis identified by the Directors in the Statement or otherwise.
This report is provided to you solely in connection with Rule 28.1(a)(ii) of the Code and for no other purpose. We accept no responsibility to NortonLifeLock or its shareholders or any person (including, without limitation, the board of directors and shareholders of Avast) other than the Directors in respect of the contents of this report. We are acting exclusively as financial adviser to NortonLifeLock and Nitro Bidco Limited (“Bidco”) and no one else in connection with the merger of Avast with NortonLifeLock referred to in the Announcement and it is for the purpose of complying with Rule 28.1(a)(ii) of the Code that NortonLifeLock has requested Evercore Partners International LLP to prepare this report relating to the Statement. No person other than the Directors can rely on the contents of this report, or on the work undertaken in connection with this report, and, to the fullest extent permitted by law, we expressly exclude all liability (whether in contract, tort or otherwise) to any other person, in respect of this report, its contents, its results, or the work undertaken in connection with this report or any of the results or conclusions that may be derived from this report or any written or oral information provided in connection with this report, and any such liability is expressly disclaimed except to the extent that such liability cannot be excluded by law.
On the basis of the foregoing, we consider that the Statement, for which you as the Directors are solely responsible, for the purposes of the Code, has been prepared with due care and consideration.
Yours faithfully,
Evercore Partners International LLP

APPENDIX 5
NORTONLIFELOCK PROFIT FORECAST
On 27 July 2021, NortonLifeLock released its results for its first fiscal quarter ended 2 July 2021 which, in the earnings presentation slides (the “Q1 Results Slides”) and in the press release covering the results (the “Q1 Release”), were supplemented by the following statements relating to NortonLifeLock’s anticipated EPS:
In the Q1 Results Slides:
“Q2 FY22 Non-GAAP Guidance — EPS $0.41 – $0.43”
“Reaffirm FY22 Non-GAAP Guidance — EPS $1.65 – 1.75”
In the Q1 Release:
“Fiscal 2022 Q2 Guidance — Non-GAAP EPS is expected to be in the range of  $0.41 to $0.43”
“Reiterating Full Year Fiscal 2022 Guidance — Non-GAAP EPS is expected to be in the range of  $1.65 to $1.75”
Each of the above statements (together, the “NortonLifeLock Profit Forecast”) constitutes an ordinary course profit forecast for the purposes of Rule 28.1(a) and Note 2(b) on Rule 28.1 of the Code.
Notes
The Q1 Release contains the statements set out below, and the Q1 Results Slides (which refer to the equivalent Q1 Release wording) contain similar statements. References to “GAAP” in the NortonLifeLock Profit Forecast are to U.S. GAAP, being the accounting policies applied in the preparation of the NortonLifeLock Group’s annual results for the year ended 2 April 2021.
“[NortonLifeLock uses] non-GAAP measures of operating margin, net income and earnings per share, which are adjusted from results based on GAAP and exclude certain expenses, gains and losses. We also provide the non-GAAP metrics of Consumer revenues, constant currency revenues and Consumer reported billings, which exclude revenues from our divested ID Analytics solutions, and free cash flow, which is defined as cash flows from operating activities less purchases of property and equipment. These non-GAAP financial measures are provided to enhance the user’s understanding of our past financial performance and our prospects for the future. Our management team uses these non-GAAP financial measures in assessing NortonLifeLock’s performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP and the methods we use to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.”
Basis of preparation
The NortonLifeLock Profit Forecast has been prepared on a basis consistent with the NortonLifeLock Group’s accounting policies, as set out in the notes above.
The NortonLifeLock Profit Forecast excludes any transaction costs applicable to the Merger or any other associated accounting impacts as a direct result of the Merger.
Assumptions
The NortonLifeLock Profit Forecast is based on the assumptions listed below.

Factors outside the influence or control of the NortonLifeLock Directors
•
There will be no material changes to existing prevailing macroeconomic or political conditions in the markets and regions in which the NortonLifeLock Group operates.

•
There will be no material changes to the conditions of the markets and regions in which the NortonLifeLock Group operates or in relation to customer demand or the behaviour of competitors in those markets and regions.

•
The interest, inflation and tax rates in the markets and regions in which the NortonLifeLock Group operates will remain materially unchanged from the prevailing rates.

•
There will be no material adverse events that will have a significant impact on the NortonLifeLock Group’s financial performance.

•
There will be no material adverse events that will have a significant impact on the timing and market acceptance of new product releases and upgrades by the NortonLifeLock Group.

•
There will be no business disruptions that materially affect the NortonLifeLock Group or its key customers, including natural disasters, acts of terrorism, cyber-attack and/or technological issues or supply chain disruptions.

•
There will be no material changes to the foreign exchange rates that will have a significant impact on the NortonLifeLock Group’s revenue or cost base.

•
There will be no material changes in legislation or regulatory requirements impacting on the NortonLifeLock Group’s operations or on its accounting policies.

•
There will be no material litigation in relation to any of the NortonLifeLock Group’s operations.

•
The Merger will not result in any material changes to the NortonLifeLock Group’s obligations to customers.

•
The Merger will not have any material impact on the NortonLifeLock Group’s ability to negotiate new business.

Factors within the influence and control of the NortonLifeLock Directors
•
There will be no material change to the present executive management of the NortonLifeLock Group.

•
There will be no material change in the operational strategy of the NortonLifeLock Group.

•
There will be no material adverse change in the NortonLifeLock Group’s ability to maintain customer and partner relationships.

•
There will be no material acquisitions or disposals.

•
There will be no material strategic investments over and above those currently planned.

•
There will be no material change in the dividend or capital policies of the NortonLifeLock Group.

•
There will be no unexpected technical or network issues with products or processes.

NortonLifeLock Directors’ confirmation
With the consent of Avast, the Panel has granted a dispensation from the Code requirement for NortonLifeLock’s reporting accountants and financial advisers to prepare reports in respect of the NortonLifeLock Profit Forecast.
The NortonLifeLock Directors have considered the NortonLifeLock Profit Forecast and confirm that it remains valid as at the date of this Announcement, and has been properly compiled on the basis of the assumptions set out in this Appendix 5 and that the basis of the accounting used is consistent with NortonLifeLock’s accounting policies.

APPENDIX 6
AVAST PROFIT FORECAST
The following statement included in paragraph 9 (Avast current trading) of this Announcement constitutes an ordinary course profit forecast for the purposes of Rule 28.1(a) and Note 2(b) on Rule 28.1 of the Code (together, the “Avast Profit Forecast”):
Set out below is the basis of preparation in respect of the Avast Profit Forecast, together with the assumptions on which it is based.
“Avast’s organic group revenue guidance for the full 2021 financial year is maintained at the upper end of 6% to 8% growth.
...
The Avast Group’s Adjusted EBITDA margin percentage for the 2021 financial year is expected to remain broadly flat versus the financial year ended 31 December 2020, in line with previous guidance and reflecting increased user and customer acquisition costs as well as materially higher marketing spend around the flagship Avast One product, which remains on track for launch later this year.”
Basis of preparation
The Avast Profit Forecast has been prepared on a basis consistent with the Avast Group’s accounting policies which are in accordance with IFRS. These policies are consistent with those applied in the preparation of the Avast Group’s annual results for the year ended 31 December 2020.
The Avast Profit Forecast excludes any transaction costs applicable to the Merger or any other associated accounting impacts as a direct result of the Merger.
Assumptions
The Avast Profit Forecast is based on the assumptions listed below.
Factors outside the influence or control of the Avast Directors
•
There will be no material changes to existing prevailing macroeconomic or political conditions in the markets and regions in which the Avast Group operates.

•
There will be no material changes to the conditions of the markets and regions in which the Avast Group operates or in relation to customer demand or the behaviour of competitors in those markets and regions.

•
The interest, inflation and tax rates in the markets and regions in which the Avast Group operates will remain materially unchanged from the prevailing rates.

•
There will be no material adverse events that will have a significant impact on the Avast Group’s financial performance.

•
There will be no material adverse events that will have a significant impact on the timing and market acceptance of new product releases and upgrades by the Avast Group.

•
There will be no business disruptions that materially affect the Avast Group or its key customers, including natural disasters, acts of terrorism, cyberattack and/or technological issues or supply chain disruptions.

•
There will be no material changes to the foreign exchange rates that will have a significant impact on the Avast Group’s revenue or cost base.

•
There will be no material changes in legislation or regulatory requirements impacting on the Avast Group’s operations or on its accounting policies.

•
There will be no material litigation in relation to any of the Avast Group’s operations.

•
The Merger will not result in any material changes to the Avast Group’s obligations to customers.

•
The Merger will not have any material impact on the Avast Group’s ability to negotiate new business.

Factors within the influence and control of the Avast Directors
•
There will be no material change to the present management of the Avast Group.

•
There will be no material change in the operational strategy of the Avast Group.

•
There will be no material adverse change in the Avast Group’s ability to maintain customer and partner relationships.

•
There will be no material acquisitions or disposals.

•
There will be no material strategic investments over and above those currently planned.

•
There will be no material change in the dividend or capital policies of the Avast Group.

•
There will be no unexpected technical or network issues with products or processes.

Avast Directors’ confirmation
With the consent of NortonLifeLock, the Panel has granted a dispensation from the Code requirement for Avast’s reporting accountants and financial advisers to prepare reports in respect of the Avast Profit Forecast.
The Avast Directors have considered the Avast Profit Forecast and confirm that it remains valid as at the date of this Announcement, and has been properly compiled on the basis of the assumptions set out in this Appendix 6 and that the basis of the accounting used is consistent with Avast’s accounting policies.

APPENDIX 7
DEFINITIONS
ACCC	the Australian Competition and Consumer Commission;
ADR	American Depositary Receipt;
Adjusted EBITDA	the Avast Group’s operating profit/loss before depreciation, amortisation of non-acquisition intangible assets, share-based payments including related employer’s costs, exceptional items and amortisation of acquisition intangible assets;
Agreed Avast Dividends	has the meaning given to it in paragraph 2 of this Announcement;
Agreed NortonLifeLock Dividends	has the meaning given to it in paragraph 2 of this Announcement;
AI	artificial intelligence;
Announcement	this announcement made pursuant to Rule 2.7 of the Code;
Announcement Exchange Rate	the exchange rate of USD 1.38595:£1 derived from Bloomberg FX Fixings Spot Exchange Rate as at 4.30 p.m. on 9 August 2021 (being the Latest Practicable Date);
Articles	the articles of association of Avast from time to time;
associated undertaking	has the meaning given by paragraph 19 of Schedule 6 to the Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008 other than paragraph 19(1)(b) of Schedule 6 to those Regulations which shall be excluded for this purpose;
Avast	Avast plc, a public company incorporated in England and Wales with registered number 07118170;
Avast Board	the board of directors of Avast from time to time;
Avast Directors	the directors of Avast as at the date of this Announcement or, where the context so requires or admits, the directors of Avast from time to time;
Avast Group	Avast and its subsidiary undertakings from time to time and, where the context so requires or admits, each of them;
Avast Profit Forecast	the Avast profit forecast set out in Appendix 6 to this Announcement;
Avast Share Schemes	the Avast 2018 Long Term Incentive Plan, the Avast 2018 Share Matching Plan, the Existing Employee Share Plan (formerly known as the Avast Holding 2014 Share Option Plan) and any other plan or arrangement under which outstanding options, awards or share-based rights have been granted;
Avast Shareholders	the holders of Avast Shares from time to time;
Avast Shares	the ordinary shares of nominal value £0.10 each in the capital of Avast;
B2B2C	business-to-business-to-consumer;

Bidco	Nitro Bidco Limited, a private limited company incorporated in England and Wales with registered number 13514724;
Bidco Group	Bidco and its subsidiary undertakings from time to time and, where the context so requires or admits, each of them;
Business Day	a day (other than a Saturday, Sunday, public or bank holiday) on which banks are generally open for business in London and New York;
CAGR	compound annual growth rate;
CFIUS	the Committee on Foreign Investment in the United States;
Clean Team and Joint Defence Agreement	the clean team and joint defence agreement entered into between Avast, NortonLifeLock, White & Case LLP and Kirkland & Ellis International LLP dated 24 June 2021;
Closing Price	the closing middle market quotation of a share derived from the Daily Official List of the London Stock Exchange;
CMA	the Competition and Markets Authority in the United Kingdom;
CNMC	the National Commission of Markets and Competition in Spain;
Code	the City Code on Takeovers and Mergers;
Combined Company	the enlarged group following the Merger, comprising the NortonLifeLock Group and the Avast Group;
Companies Act	the Companies Act 2006;
Conditions	the conditions to the Merger set out in Part A of Appendix 1 to this Announcement;
Confidentiality Agreement	the confidentiality agreement entered into between Avast and NortonLifeLock, dated 23 June 2021;
Co-operation Agreement	the agreement entered into on the date of this Announcement between NortonLifeLock, Bidco and Avast and relating, amongst other things, to the implementation of the Merger;
Court	the High Court of Justice in England and Wales;
Court Hearing	the Court hearing at which Avast will seek an order sanctioning the Scheme pursuant to Part 26 of the Companies Act;
Court Meeting	the meeting or meetings of the Avast Shareholders to be convened by order of the Court pursuant to Part 26 of the Companies Act for the purpose of considering and, if thought fit, approving the Scheme (with or without amendment approved or imposed by the Court and agreed to by Bidco and Avast) including any adjournment, postponement or reconvention of any such meeting, notice of which shall be contained in the Scheme Document;
Court Order	the order of the Court sanctioning the Scheme under section 899 of the Companies Act;
CREST	the relevant system (as defined in the Uncertificated Securities Regulations 2001 (SI 2001/3755) in respect of which Euroclear UK & Ireland Limited is the Operator (as defined in the

Regulations);
Deloitte	Deloitte LLP, the United Kingdom affiliate of Deloitte NSE LLP, a member firm of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee (“DTTL”). DTTL and each of its member firms are legally separate and independent entities;
direct customers	includes NortonLifeLock direct customers and/or Avast paying customers (excluding consumer indirect) (as applicable), including desktop subscription and mobile subscription;
Disclosed	the information disclosed by, or on behalf of, Avast: (i) in the annual report and accounts of the Avast Group for the 12 month period to 31 December 2020; (ii) in this Announcement; (iii) in any other public announcement to a Regulatory Information Service by, or on behalf of, Avast prior to the date of this Announcement; (iv) prior to the date of this Announcement by or on behalf of Avast to NortonLifeLock or Bidco (or their respective officers, employees, agents or advisers in their capacity as such), including via the virtual data room operated on behalf of Avast in respect of the Merger or via email, in each case to the extent that such information was fairly disclosed in writing; or (v) during any management presentation in connection with the Merger (including presentations on legal, financial and human resources) which was attended by Avast and either of Bidco or NortonLifeLock (or their respective officers, employees, agents or advisers in their capacity as such), in each case to the extent that such information was fairly disclosed;
DPA	the United States Defense Production Act of 1950;
EBITDA	earnings before interest, taxes, depreciation and amortisation;
Effective	means:
(a) if the Merger is implemented by way of the Scheme, the Scheme having become effective pursuant to its terms; or
(b) if the Merger is implemented by way of a Takeover Offer, the Takeover Offer having been declared or become unconditional in accordance with the requirements of the Code;
Effective Date	the date on which the Merger becomes Effective;
EPS	earnings per share;
EU Merger Regulation	Council Regulation (EC) 139/2004;
European Commission	the European Commission of the European Union;
ESG	environmental, social and governance;
ET time	the eastern time zone;
Evercore	Evercore Partners International LLP;
Excess NortonLifeLock Dividend	has the meaning given to it in paragraph 2 of this Announcement;
FCA	the Financial Conduct Authority;

FCO	the Federal Cartel Office of Germany;
Form of Election	the form by which Scheme Shareholders (other than Scheme Shareholders resident in a Restricted Jurisdiction) may elect to receive the Majority Stock Option;
Forms of Proxy	the forms of proxy in connection with each of the Court Meeting and the General Meeting, which shall accompany the Scheme Document;
freemium	a business model whereby services are provided free of charge;
FSMA	the Financial Services and Markets Act 2000;
GAAP	generally accepted accounting principles;
General Meeting	the general meeting of the Avast Shareholders (including any adjournment thereof) to be convened for the purpose of considering, and if thought fit, approving the Special Resolution, notice of which shall be contained in the Scheme Document;
HMRC	Her Majesty’s Revenue and Customs in the United Kingdom;
IFRS	international financial reporting standards;
Interim Avast Dividend	has the meaning given to it in paragraph 2 of this Announcement;
Interim Facilities Agreement	the $9.35 billion interim facilities agreement between, amongst others, NortonLifeLock (as borrower), the Interim Lenders and Bank of America, N.A. (as interim facility agent and interim security agent) and dated on or before the date of this Announcement;
Interim Lenders	Bank of America, N.A. and Wells Fargo Bank, N.A.;
J.P. Morgan Cazenove	J.P. Morgan Securities plc, which conducts its UK investment banking business as J.P. Morgan Cazenove;
Last Accounts Date	31 December 2020;
Latest Practicable Date	close of business on 9 August 2021, being the latest practicable date prior to the date of this Announcement;
Listing Rules	the listing rules made by the FCA under Part 6 of FSMA;
London Stock Exchange	London Stock Exchange plc;
Long Stop Date	11.59 p.m. on 31 December 2022, or such later date (if any) as Bidco and Avast may agree, either as required by the Panel or with its consent, and the Court (if required) may allow;
Majority Cash Option	has the meaning given to it in the Summary section of this Announcement;
Majority Stock Option	has the meaning given to it in the Summary section of this Announcement;
Meetings	the Court Meeting and the General Meeting;
Merger	the proposed acquisition by Bidco (and/or its nominee(s)) of the entire issued and to be issued ordinary share capital of Avast, to be implemented by means of the Scheme as described in this

Announcement (or, should Bidco so elect, by a Takeover Offer under certain circumstances described in this Announcement);
MTF	multilateral trading facility, as defined by Article 4(1)(22) of Directive 2014/54/EU of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments (MIFID II);
NASDAQ	the National Association of Securities Dealers Automated Quotations in the U.S.;
New NortonLifeLock Shares	the new NortonLifeLock shares of common stock with a par value of USD 0.01 per share in the capital of NortonLifeLock proposed to be issued to Avast Shareholders in connection with the Merger;
NortonLifeLock	NortonLifeLock Inc., a corporation incorporated in the state of Delaware;
NortonLifeLock Board	the board of directors of NortonLifeLock from time to time;
NortonLifeLock Board Recommendation Change Event	has the meaning given to it in the Co-operation Agreement part of paragraph 16 (Merger-related arrangements) of this Announcement;
NortonLifeLock Directors	the directors of NortonLifeLock at the date of this Announcement or, where the context so requires or admits, the directors of NortonLifeLock from time to time;
NortonLifeLock Group	NortonLifeLock and its subsidiary undertakings from time to time (and, where the context so requires or admits, each of them) which shall, for the avoidance of doubt, include the Avast Group following completion of the Merger;
NortonLifeLock Profit Forecast	the NortonLifeLock profit forecast set out in Appendix 5 to this Announcement;
NortonLifeLock Proxy Statement	the proxy statement which is anticipated to be mailed to NortonLifeLock Shareholders by NortonLifeLock in connection with their approval of the issuance of the New NortonLifeLock Shares;
NortonLifeLock Shareholders	holders of NortonLifeLock Shares from time to time;
NortonLifeLock Shareholder Approval Failure Event	has the meaning given to it in the Co-operation Agreement part of paragraph 16 (Merger-related arrangements) of this Announcement;
NortonLifeLock Shareholders’ Meeting	the meeting of NortonLifeLock Shareholders convened for the purpose of considering and approving the issuance of the New NortonLifeLock Shares;
NortonLifeLock Shares	NortonLifeLock shares of common stock with a par value of USD 0.01 per share in the capital of NortonLifeLock;
NortonLifeLock Prospectus	the FCA-approved prospectus to be produced by NortonLifeLock and made publicly available to Avast Shareholders (other than persons resident in a Restricted Jurisdiction) at the same time as the Scheme Document in respect of the New NortonLifeLock Shares to be issued to Avast Shareholders in connection with the Merger;

NZCC	the New Zealand Commerce Commission;
OEM	original equipment manufacturer;
Offer Period	the period commencing at 10.23 p.m. on 14 July 2021 and ending on (i) the earlier of the date on which the Scheme becomes Effective and/or the date on which the Scheme lapses or is withdrawn (or such other date as the Panel may decide) or (ii) the earlier of the date on which the Takeover Offer has become or has been declared unconditional and/or the date on which the Takeover Offer lapses or is withdrawn (or such other date as the Panel may decide), other than, in the case of (i), where such lapsing or withdrawal is a result of Bidco exercising its right to implement the Merger by way of a Takeover Offer;
Official List	the official list maintained by the FCA pursuant to Part 6 of the Financial Services and Markets Act 2000;
Opening Position Disclosure	an announcement containing details of interests or short positions in, or rights to subscribe for, any relevant securities of a party to the offer if the person concerned has such a position, as defined in Rule 8 of the Code;
Panel	the U.K. Panel on Takeovers and Mergers;
Phase 2 CMA reference	has the meaning given to it in paragraph 3.6 of Part A of Appendix 1 to this Announcement;
Post-Merger Buyback	has the meaning given to it in the Summary section of this Announcement;
PRA	the Prudential Regulation Authority;
PSE	the Prague Stock Exchange (Burza cenných papírů Praha, a.s.);
PT time	the pacific time zone;
Q1 Release	has the meaning given to it in Appendix 5 to this Announcement;
Q1 Results Slides	has the meaning given to it in Appendix 5 to this Announcement;
Q3	the third quarter of the relevant calendar year;
Q4	the fourth quarter of the relevant calendar year;
Quantified Financial Benefits Statement	has the meaning given to it in Part A of Appendix 4 to this Announcement;
R&D	research and development;
Registrar	the Registrar of Companies in England and Wales;
Regulatory Condition Satisfaction Failure Event	has the meaning given to it in the Co-operation Agreement part of paragraph 16 (Merger-related arrangements) of this Announcement;
Regulatory Conditions	Conditions 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13.1, 3.13.2, 3.13.3, 3.13.4 and 3.13.5 (inclusive) of Part A of Appendix 1 to this Announcement;
Regulatory Information Service	a primary information provider approved by the FCA under section 89P of FSMA;

Restricted Jurisdiction	any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Merger were made available in that jurisdiction, or if the Merger (including details regarding any election that may be made for the Majority Stock Option) is or were extended or made available in that jurisdiction, or where to do so would result in a requirement to comply with any governmental or other consent or any registration, filing or other formality which Bidco or Avast regards as unduly onerous;
Return of Value	has the meaning given to it in the Summary section of this Announcement;
RMS	RM-SYSTÉM Czech Stock Exchange (RM-SYSTÉM, česká burza cenných papírů a.s.);
Scheme	the proposed scheme of arrangement under Part 26 of the Companies Act between Avast and the Scheme Shareholders to implement the Merger to be set out in the Scheme Document, with or subject to any modification, addition or condition approved or imposed by the Court and agreed to by Bidco and Avast;
Scheme Document	the document to be dispatched to Avast Shareholders including the particulars required by section 897 of the Companies Act;
Scheme Record Time	the time and date specified as such in the Scheme Document, expected to be 6.00 p.m. on the Business Day immediately preceding the Effective Date, or such other time as Bidco and Avast may agree;
Scheme Shareholders	holders of Scheme Shares;
Scheme Shares	(a) the Avast Shares in issue at the date of the Scheme Document and which remain in issue at the Scheme Record Time;
(b) any Avast Shares issued after the date of the Scheme Document and prior to the Voting Record Time which remain in issue at the Scheme Record Time; and

(c)
any Avast Shares issued at or after the Voting Record Time and prior to the Scheme Record Time in respect of which the original or any subsequent holder thereof is bound by the Scheme, or shall by such time have agreed in writing to be bound by the Scheme, and, in each case, which remain in issue at the Scheme Record Time, excluding, in any case, (i) any Avast Shares held in treasury and (ii) any Avast Shares held by or on behalf of Bidco or the Bidco Group, in each case as at the Scheme Record Time;
SEC	the U.S. Securities and Exchange Commission;
Second Avast Dividend	has the meaning given to it in paragraph 2 of this Announcement;
significant interest	a direct or indirect interest in 20% or more of the total voting rights conferred by the equity share capital (as defined in section 548 of the Companies Act);

SOHO	small office/home office;
Special Resolution	the special resolution to be proposed by Avast at the General Meeting in connection with, among other things, the approval of the Scheme and the alteration of the Articles and such other matters as may be necessary or desirable to implement the Scheme and the delisting of the Avast Shares;
subsidiary undertaking	has the meaning given to it in section 1162 of the Companies Act;
Takeover Offer	if the Merger is implemented by way of a takeover offer (as that term is defined in section 974 of the Companies Act), the offer to be made by or on behalf of Bidco, or a subsidiary undertaking of NortonLifeLock or Bidco, to acquire the entire issued and to be issued ordinary share capital of Avast including, where the context so requires or admits, any subsequent revision, variation, extension or renewal of such offer;
TAM	total addressable market;
Third Avast Dividend	has the meaning given to it in paragraph 2 of this Announcement;
Third Party	has the meaning given to it in paragraph 3.14 of Appendix 1 to this Announcement;
UBS	UBS AG London Branch;
U.K., UK or United Kingdom	the United Kingdom of Great Britain and Northern Ireland;
UK Prospectus Regulation Rules	the rules and guidance published by the FCA in connection with Regulation 2017/1129/EU (as incorporated into domestic law by virtue of the European Union (Withdrawal) Act 2018) and contained in the FCA’s publication of the same name;
Unaffected Date	has the meaning given to it in the Summary section of this Announcement;
users	unique devices (which includes PCs, Macs and mobile devices), which have at least one of the Avast Group’s, NortonLifeLock Group’s or the Combined Company’s (as applicable) free or paid software products installed and which have connected to the Avast Group’s, NortonLifeLock Group’s or Combined Company’s (as applicable) servers at least once in the previous 30 days;
U.S., US or United States	the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia;
U.S. Antitrust Laws	the Sherman Act, 15 U.S.C. §§ 1-7; the Clayton Act, 15 U.S.C. §§ 12-27, 29 U.S.C. §§ 52-53; the U.S. HSR Act; the Federal Trade Commission Act, 15 U.S.C. §§ 41-58; and all other United States federal and state statutes, rules, regulations, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolisation or restraint of trade;
U.S. Exchange Act	the U.S. Securities Exchange Act 1934;

U.S. GAAP	generally accepted accounting principles in the United States;
U.S. HSR Act	the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976;
U.S. Securities Act	the U.S. Securities Act 1933;
Vlček Family Foundation	a Czech foundation associated with Ondrej Vlcek;
Voting Record Time	the time and date specified in the Scheme Document by reference to which entitlement to vote at the Court Meeting will be determined, expected to be 6.00 p.m. on the day two Business Days prior to the Court Meeting or any adjournment thereof (as the case may be);
VSB	very small business;
Wider Avast Group	Avast and its subsidiary undertakings, associated undertakings and any other undertaking in which Avast and/or such undertakings (aggregating their interests) have a significant interest (in each case, from time to time) but excluding the Wider Bidco Group;
Wider Bidco Group	Bidco and its parent undertakings and its and such parent undertakings’ subsidiary undertakings, NortonLifeLock and their respective associated undertakings, and any other undertaking in which Bidco, NortonLifeLock and/or such undertakings (aggregating their interests) have a significant interest (in each case, from time to time) but excluding the Wider Avast Group; and
Working Group	has the meaning given to it in Part A of Appendix 4 to this Announcement.
All references in this Announcement to GBP, £, pence and Pounds Sterling are to the lawful currency of the United Kingdom. All references in this Announcement to USD, $, U.S. and United States dollars and cents are to the lawful currency of the U.S.
All references to statutory provision or law or to any order or regulation shall be construed as a reference to that provision, law, order or regulation as extended, modified, amended, replaced or re-enacted from time to time and all statutory instruments, regulations and orders from time to time made thereunder or deriving validity therefrom.
References in this Announcement to “parent undertaking”, “subsidiary”, “subsidiary undertaking”, “undertaking” and “associated bodies corporate” have the meanings given to such terms by the Companies Act.
References in this Announcement to a “Part” of an Appendix to this Announcement are to the applicable part of such Appendix.
A reference in this Announcement to “includes” shall mean “includes without limitation”, and references to “including” and any other similar term shall be interpreted accordingly.
Words in this Announcement importing the singular shall include the plural and vice versa, unless the context otherwise requires or admits.
All the times referred to in this Announcement are London times unless otherwise stated.

Annex B
Execution Version
Dated 10 August 2021
Co-operation Agreement
between
NortonLifeLock Inc.
and
Nitro Bidco Limited
and
Avast plc

B-i

This Agreement is made on 10 August 2021
Between:
(1)
NortonLifeLock Inc. a Delaware corporation with a place of business at 60 E. Rio Salado Parkway, Suite 1000, Tempe, AZ 85281 (“NortonLifeLock”);

(2)
Nitro Bidco Limited, a company incorporated in England with registered company number 13514724 and whose registered office is at 10 Norwich Street, London EC4A 1BD (“Bidco”); and

(3)
Avast plc, a company incorporated in England with registered company number 07118170 and whose registered office is at 110 High Holborn, London, England, WC1V 6JS (“Avast”),

together referred to as the “parties” and each as a “party” to this agreement (the “Agreement”).
Whereas:
(A)
NortonLifeLock, Bidco and Avast propose to release the Announcement immediately following the execution of this Agreement.

(B)
The parties intend that the Transaction will be effected by means of a scheme of arrangement of Avast pursuant to Part 26 of the Companies Act (the “Scheme”), but each of NortonLifeLock and Bidco reserves the right, as set out in (and subject to the terms and conditions of) the Announcement and this Agreement, to elect to implement the Transaction by way of a takeover offer as defined in Chapter 3 of Part 28 of the Companies Act (an “Offer”).

(C)
The parties have agreed to co-operate with each other and take certain steps to effect the implementation and conduct of the Transaction and wish to enter into this Agreement to record their respective rights, commitments and obligations relating to such matters.

It is agreed:
1.
Interpretation

1.1
In this Agreement:

“Acceptance Condition” has the meaning given to it in Clause 9.2(a);
“Acceptance Condition Invocation Notice” means a notice in which NortonLifeLock and/or Bidco gives notice of its intention to invoke the Acceptance Condition so as to cause the Offer to lapse in accordance with Rule 31.6 of the Takeover Code;
“Affiliate” means in relation to a party, any person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the party, and for these purposes a party shall be deemed to control a person if such party possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the person, whether through the ownership of voting securities, by contract or otherwise;
“Agreed Switch” has the meaning given to it in Clause 9.1(a);
“Announcement” means the announcement pursuant to Rule 2.7 of the Takeover Code in relation to the Transaction, in the form appended to this Agreement at Schedule 1 (Announcement);
“Avast Board” means the board of directors of Avast from time to time;
“Avast Board Recommendation” means the unanimous recommendation of the Avast Board to the Avast Shareholders to vote in favour of the Resolutions (or, following an Agreed Switch, accept the Offer);
“Avast Board Recommendation Change” means: (i) if Avast makes any announcement prior to the publication of the Scheme Document that: (a) the Avast Directors no longer intend to make the Avast Board Recommendation or intend to adversely modify or qualify such recommendation; (b) it shall not convene the Court Meeting or the Avast General Meeting (or shall convene such meetings and adjourn them without specifying a date for re-convening); or (c) it intends not to publish the Scheme Document; (ii) any failure to include the Avast Board Recommendation in the Scheme Document; (iii) any withdrawal of the Avast Board Recommendation; (iv) any adverse modification or qualification of the Avast Board Recommendation; (v) if, after the Scheme has been approved by Avast Shareholders at the Court Meeting and/or the Avast General Meeting, the Avast Directors announce that they shall not implement the Scheme (other than in connection with an announcement of an Offer by NortonLifeLock and/or Bidco where the Avast Board Recommendation continues to apply to such Offer); and/or (vi) any third party announces a firm intention under the Takeover Code to make an offer or revised offer for Avast (whether or not subject to the satisfaction or waiver of any pre-conditions or conditions) which is recommended by all or a majority of the Avast Directors;
“Avast Directors” means the directors of Avast from time to time;
“Avast General Meeting” means the general meeting of Avast (including any adjournment thereof) to be convened and held in connection with the Transaction, notice of which will be set out in the Scheme Document, to consider, and if thought fit, approve the Resolutions;
“Avast Group” means Avast and its subsidiaries and subsidiary undertakings from time to time and, “member of the Avast Group” will be construed accordingly;
“Avast Remuneration Committee” means the remuneration committee of the Avast Board as constituted from time to time prior to the Effective Date;
“Avast Share Plans” means the LTIP, the SMP and the Share Option Plan;
“Avast Shareholder” means a registered holder of an Avast Share from time to time;
“Avast Shares” means the ordinary shares of £0.10 each in the capital of Avast from time to time;
“Bidco Directors” means the directors of Bidco from time to time;
“Break Payment Events” means each of (i) a NortonLifeLock Board Recommendation Change; (ii) the NortonLifeLock Stockholders Meeting having not occurred prior to the Long Stop Date in breach of NortonLifeLock’s obligations under this Agreement; (iii) a Regulatory Condition Satisfaction Failure Event; and (iv) a NortonLifeLock Stockholder Approval Failure Event;
“Break Payments” means, collectively, (i) the NortonLifeLock Board Recommendation Change Break Payment; (ii) the Regulatory Condition Break Payment; and (iii) the NortonLifeLock Stockholder Approval Failure Break Payment;
“Business Day” means a day, other than a Saturday, Sunday or public or bank holiday, on which banks in London and New York City are open for ordinary banking business;
“Clean Team and Joint Defence Agreement” means the clean team and joint defence agreement between NortonLifeLock and Avast dated 24 June 2021 entered into in connection with the Transaction, including any subsequent agreement in writing to be bound by the terms of the Clean Team and Joint Defence Agreement executed by Additional Counsel (as defined in the Clean Team and Joint Defence Agreement);
“Combined Company” has the meaning given to it in the Announcement;
“Companies Act” means the Companies Act 2006, as amended from time to time;
“Conditions” means the conditions to the implementation of the Transaction which are set out in Part A of Appendix 1 to the Announcement and to be set out in the Scheme Document;
“Confidentiality Agreement” means the confidentiality agreement entered into between NortonLifeLock and Avast in connection with the Transaction on 23 June 2021;

“Court” means the High Court of Justice in England and Wales;
“Court Meeting” means the meeting of the holders of Avast Shares to be convened by order of the Court pursuant to section 896 of the Companies Act, notice of which will be set out in the Scheme Document, for the purpose of considering, and if thought fit, approving (with or without modification) the Scheme, including any adjournment thereof;
“Court Order” means the order of the Court sanctioning the Scheme under section 899 of the Companies Act;
“Court Sanction Hearing” means the hearing of the Court to sanction the Scheme, including any adjournment thereof;
“Effective Date” means the date on which either: (i) the Scheme becomes effective pursuant to its terms; or (ii) if NortonLifeLock and/or Bidco elects, with the consent of the Panel (and subject to the terms of this Agreement), to implement the Transaction by means of an Offer, the Offer becomes or is declared unconditional in all respects in accordance with the requirements of the Takeover Code;
“Excess NortonLifeLock Dividend” has the meaning given to it in Clause 8.2;
“Excess NortonLifeLock Dividend Notice” has the meaning given to it in Clause 8.2;
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;
“FCA” means the Financial Conduct Authority;
“FCA Handbook” means the FCA’s Handbook of rules and guidance as amended from time to time;
“Guarantee” has the meaning given to it in Clause 13.1;
“Indemnified Executives” means such executives of Avast who, as at the date of this Agreement, have a right to be indemnified or are insured in a substantially equivalent manner to the directors and officers of any member of the Avast Group;
“Law” means any applicable statues, common law, rules, ordinances, regulations, codes, orders, judgments, injunctions, writs, decrees, directives, governmental guidelines or interpretation having force of law or bylaws, in each case, of a Regulatory Authority;
“Long Stop Date” means 11.59 p.m. on 31 December 2022 (or such later time and/or date as may be agreed in writing between the parties (with the Panel’s consent and as the Court may approve (if such consent or approval is required));
“LTIP” means the Avast 2018 Long Term Incentive Plan, as amended from time to time;
“Match Period” has the meaning given to it in Clause 5.7(a);
“material official authorisation or regulatory clearance” means an official authorisation or regulatory clearance where the Panel is satisfied that the failure to obtain the authorisation or clearance could give rise to circumstances which are of material significance to NortonLifeLock and/or Bidco in the context of the Offer;
“Maximum Premium” has the meaning given to it in Clause 11.3(b);
“NASDAQ” means the NASDAQ Stock Market;
“New NortonLifeLock Shares” means the NortonLifeLock Shares proposed to be issued to Avast Shareholders in accordance with the terms of the Transaction;
“NortonLifeLock Alternative Proposal” shall mean any proposal or offer from any person or group relating to any: (i) direct or indirect acquisition, purchase, lease, exchange, transfer or licence, in a single transaction or a series of related transactions, including by means of the acquisition of capital stock of any member of the NortonLifeLock Group, of assets or properties that constitute 20 per cent. or more of the assets and properties (based on fair market value) of the NortonLifeLock Group, taken as a whole; (ii) direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, of beneficial ownership, or the right to acquire beneficial ownership, of 20 per cent. or more of the voting power of all outstanding equity securities of NortonLifeLock; or (iii) issuance or sale or other disposition (including by way of merger, consolidation, share exchange, business combination, reorganisation, recapitalisation or other similar transaction) in a single transaction or a series of related transactions of 20 per cent. or more of the voting power of all outstanding equity securities of NortonLifeLock, in each case, other than the Transaction;
“NortonLifeLock Board” means the board of directors of NortonLifeLock from time to time;
“NortonLifeLock Board Recommendation” means a unanimous recommendation by the NortonLifeLock Board to NortonLifeLock Stockholders to vote in favour of the NortonLifeLock Stockholder Matters;
“NortonLifeLock Board Recommendation Change” means if NortonLifeLock: (i) withdraws, withholds or qualifies (or amends or modifies in any manner adverse to Avast), or proposes publicly to withdraw, withhold or qualify (or amend or modify in any manner adverse to Avast), the NortonLifeLock Board Recommendation; (ii) approves, recommends, adopts or proposes publicly to approve, recommend or adopt, any NortonLifeLock Alternative Proposal or any NortonLifeLock Takeover Proposal; or (iii) fails to include the NortonLifeLock Board Recommendation in the definitive Proxy Statement;
“NortonLifeLock Board Recommendation Change Break Payment” has the meaning given to it in Clause 12.1(a);
“NortonLifeLock Convertible Notes” means NortonLifeLock’s 2.00% Convertible Senior Notes Due 2022 issued under an indenture dated 4 February 2020 entered into between NortonLifeLock and Wells Fargo Bank, National Association;
“NortonLifeLock Directors” means the directors of NortonLifeLock from time to time;
“NortonLifeLock Documents” has the meaning given to it in Clause 5.3(b);
“NortonLifeLock Group” means NortonLifeLock and its subsidiaries and subsidiary undertakings from time to time and “member of the NortonLifeLock Group” will be construed accordingly;
“NortonLifeLock Intervening Event” means any effect, change, event, fact, condition, development or occurrence that is material to the NortonLifeLock Group, taken as a whole, that: (i) first becomes known after the date of this Agreement and prior to receipt of the NortonLifeLock Stockholder Approval; and (ii) was not known by or reasonably foreseeable to the NortonLifeLock Board as of the date of this Agreement; provided, however, that in no event shall any of the following effects, changes, events, facts, conditions, developments or occurrences be taken into account in determining whether a NortonLifeLock Intervening Event has occurred: (A) the receipt, existence or terms of a NortonLifeLock Alternative Proposal, or an inquiry, proposal or offer that could reasonably be expected to lead to a NortonLifeLock Alternative Proposal, or any matter relating thereto or direct or indirect consequence thereof; or (B) the fact that, in and of itself, any member of the NortonLifeLock Group exceeds any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics, or changes or prospective changes in the market price or trading volume of the NortonLifeLock Shares (it being understood that the underlying facts giving rise or contributing to such events may be taken into account in determining whether there has been a NortonLifeLock Intervening Event if such facts are not otherwise excluded under this definition);
“NortonLifeLock Prospectus” means the prospectus required to be published by NortonLifeLock in respect of the New NortonLifeLock Shares, including any supplementary prospectus;

“NortonLifeLock Shares” means the shares of common stock, par value $0.01 per share, of NortonLifeLock;
“NortonLifeLock Stockholder Approval” means the approval of the NortonLifeLock Stockholder Matters by the requisite vote of NortonLifeLock Stockholders;
“NortonLifeLock Stockholder Approval Failure Break Payment” has the meaning given to it in Clause 12.1(c);
“NortonLifeLock Stockholder Approval Failure Event” has the meaning given to it in Clause 12.1(c);
“NortonLifeLock Stockholder Matters” means the proposals to be voted on by NortonLifeLock Stockholders at the NortonLifeLock Stockholders Meeting to approve the issuance of the New NortonLifeLock Shares and such other matters (if any) that are required to be approved by NortonLifeLock’s Stockholders to consummate the Transaction;
“NortonLifeLock Stockholders” means the holders of NortonLifeLock Shares from time to time;
“NortonLifeLock Stockholders Meeting” means the meeting of NortonLifeLock Stockholders (including any adjournment or postponement thereof) to be convened and held to consider, and if thought fit, approve the NortonLifeLock Stockholder Matters;
“NortonLifeLock Takeover Proposal” means any bona fide written proposal made by a person or group after the date hereof to enter into a NortonLifeLock Alternative Proposal, with all references to 20 per cent. in the definition of NortonLifeLock Alternative Proposal being treated as references to 50 per cent. for these purposes, that: (i) did not result from a breach of Clause 5.1; (ii) is on terms that the NortonLifeLock Board determines in good faith (after consultation with its outside financial advisors and outside legal counsel) to be more favourable from a financial point of view to the NortonLifeLock Stockholders than the Transaction, taking into account all relevant factors; and (iii) is reasonably likely to be capable of being completed in accordance with its terms, taking into account all financial, regulatory, legal and other aspects of such proposal;
“Offer” has the meaning given to it in Recital (B) and reference to “Offer” also includes any increased, renewed or revised offer;
“Offer Document” means, if NortonLifeLock and/or Bidco elects to implement the Transaction by means of an Offer, the document setting out (amongst other things) details of the Transaction and the full terms and conditions of the Offer, to be sent to (among others) the Avast Shareholders, including any revised or supplementary offer document;
“Panel” means the UK Panel on Takeovers and Mergers;
“Proceedings” means any proceedings, suit or action arising out of or in connection with this Agreement or the transactions contemplated hereby, whether contractual or non-contractual;
“Proxy Approval” means the first Business Day after NortonLifeLock receives written confirmation from the SEC that it has no further comments on the Proxy Statement or, if the SEC has not informed NortonLifeLock that it will review the Proxy Statement, the first Business Day after the tenth day after the Proxy Statement is filed;
“Proxy Statement” means, collectively, the preliminary proxy statement and the definitive proxy statement of NortonLifeLock to be filed with the SEC and mailed to the NortonLifeLock Stockholders in connection with the NortonLifeLock Stockholders Meeting (including any amendments or supplements thereto);
“Qualifying NortonLifeLock Takeover Proposal” has the meaning given to it in Clause 5.2;
“Recoverable VAT Amount” has the meaning given to it in Clause 12.6;

“Regulatory Approvals” means all consents, authorisations, approvals, clearances, permissions, waivers and/or filings that are required in order to satisfy any of the Regulatory Conditions and also the expiry of all waiting periods that may need to have expired, from or under any of the laws, regulations or practices applied by any Regulatory Authority in respect of the Transaction, to satisfy any of the Regulatory Conditions and any reference to Regulatory Approvals having been “satisfied” or “obtained” shall be construed as meaning that the foregoing have been obtained or deemed to have been obtained or, in the case of waiting periods, expired in accordance with the Regulatory Condition;
“Regulatory Authority” means, any central bank, ministry, governmental, supranational (including the European Union), statutory, regulatory (including the SEC and NASDAQ) or investigative body, authority or tribunal (including any national or supranational antirust, competition or merger control authority, any sectoral ministry or regulator and foreign investment or national security review body), national, state, municipal or local government (including any subdivision, court, tribunal, administrative agency or commission or other authority thereof), including the Panel;
“Regulatory Conditions” means the Conditions set out in Conditions 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13.1, 3.13.2, 3.13.3, 3.13.4 and 3.13.5 (inclusive) of Part A of Appendix 1 to the Announcement;
“Regulatory Condition Break Payment” has the meaning given to it in Clause 12.1(b);
“Regulatory Condition Satisfaction Failure Event” has the meaning given to it in Clause 12.1(b);
“Regulatory Newswire” means, with respect to any announcement referred to in this Agreement: (i) a “regulatory information service”, as defined in the FCA Handbook, if the announcement is to be published between 7.00 a.m. and 6.30 p.m. (UK) time on any day on which the London Stock Exchange plc is open for the transaction of business; or (ii) if the announcement is to be published other than during the times described in (i), two newswire services operating in the UK, provided that an announcement published pursuant to (ii) shall be submitted for publication in the UK as soon as the regulatory information service described in (i) re-opens (in each case (a) as required by Rule 30.1(b) of the Takeover Code and (b) except where the consent of the Panel is provided with respect to an alternative means of publication);
“Relevant Third Parties” has the meaning given to it in Clause 17.7(a);
“Resolutions” means such resolutions to be proposed at the Avast General Meeting and the Court Meeting as are necessary to approve, implement and effect the Scheme and Transaction and changes to Avast’s articles of association;
“Rule 15 Letter” means the communication to be prepared by Avast and NortonLifeLock to each of the participants in the Avast Share Plans in satisfaction of NortonLifeLock’s and Bidco’s obligations under Rule 15 of the Takeover Code;
“Scheme” has the meaning given to it in Recital (B), and reference to Scheme also includes any modified, renewed or revised scheme;
“Scheme Conditions” means the Conditions relating to the Scheme becoming effective in accordance with its terms, set out in Conditions 2.1 to 2.6 (inclusive) of Part A of Appendix 1 to the Announcement;
“Scheme Document” means the circular to be sent to (amongst others) Avast Shareholders setting out (amongst other things) the details of the Transaction, the full terms and conditions of the Scheme and the explanatory statement required pursuant to Part 26 of the Companies Act and incorporating the notices convening the Court Meeting and the Avast General Meeting, including any revised or supplementary circular;
“SEC” means the US Securities and Exchange Commission;

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;
“Sensitive Information” has the meaning given to it in Clause 3.10;
“Share Option Plan” means the Avast employee share option plan (formerly known as the Avast Holding 2014 Share Option Plan), as amended from time to time;
“Shareholder Approval Conditions” means Conditions 2.1, 2.3 and 3.1 of Part A of Appendix 1 to the Announcement or, following an Agreed Switch, any equivalent condition;
“SMP” means the Avast Share Matching Plan, as amended from time to time;
“Takeover Code” means the UK City Code on Takeovers and Mergers issued from time to time by or on behalf of the Panel;
“Tax” or “Taxation” means and includes all forms of taxation and statutory and governmental, state, provincial, local governmental or municipal charges, duties, contributions and levies, withholdings and deductions wherever and whenever imposed and all related penalties and interest;
“Tax Authority” means any governmental or other authority competent to impose Taxation including any person, authority or body responsible for collection of Tax; and
“Transaction” means the proposed combination of the NortonLifeLock Group with the Avast Group, which is proposed to be effected by Bidco (or another member of the NortonLifeLock Group) acquiring the entire issued and to be issued share capital of Avast.
1.2
Except where expressly provided to the contrary or the context otherwise requires, words and expressions defined in the Announcement have the same meanings when used in this Agreement.

1.3
The Schedules form part of this Agreement and will have the same force and effect as if set out in the body of this Agreement and any reference to this Agreement will include the Schedules.

1.4
In this Agreement, except where the context otherwise requires:

(a)
references to “this Agreement” or to “any other agreement or document referred to in this Agreement” is a reference to this Agreement or such other document or agreement as amended, varied, supplemented, replaced or novated (in each case, other than in breach of the provisions of this Agreement or such other agreement or document) from time to time;

(b)
the expression “group”, in relation to a party, means the party together with its subsidiaries and subsidiary undertakings from time to time;

(c)
the expressions “body corporate”, “holding company”, “subsidiary” and “subsidiary undertaking” shall have the meaning given in the Companies Act;

(d)
the expression “acting in concert” has the meaning given to it in the Takeover Code;

(e)
any reference in this Agreement to “Clauses” and “Schedules” are, unless otherwise stated, to clauses and schedules of and to this Agreement and references to “paragraphs” are to paragraphs of the relevant Schedule;

(f)
the expression “offer” shall have the meaning given in the Takeover Code; the expression “takeover offer” shall have the meaning given in section 974 of the Companies Act;

(g)
references to a “company” shall include any company, corporation or other body corporate, wherever and however incorporated or established;

(h)
references to “include”, “including” or “in particular” are to be construed without limitation;

(i)
references to “other” and “otherwise” shall not be limited by any foregoing words where a wider construction is possible;

(j)
references to a “person” include any individual, corporation, partnership, limited liability company, unincorporated body, firm, partnership, association, joint venture, trust, organisation, government, committee, department, authority or other body, or any agency or political subdivision thereof or any other entity, whether or not having separate legal personality and that person’s personal representatives, successors or permitted assigns;

(k)
a reference to “writing” or “written” means any method of reproducing words in a legible form and shall include e-mail but shall exclude writing in a transitory form;

(l)
headings and the table of contents are for convenience only and shall not affect the interpretation of this Agreement;

(m)
unless the context otherwise requires, words in the singular include the plural (and vice versa) and references to any gender includes references to all other genders;

(n)
references in this Agreement to any statute or statutory provision or to any secondary legislation made thereunder shall be construed as a reference to such primary or secondary legislation as the same may have been, or may from time to time be, amended, varied, supplemented, replaced or re-enacted, provided, that as between the parties, no such amendment, variation, supplement, replacement or re-enactment shall apply for the purposes of this Agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any party;

(o)
(i) the rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and (ii) general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words;

(p)
references to times are to London time (unless otherwise expressly stated); and

(q)
if a period of time is specified as from a given day, or from the day of an act or event, it shall be calculated exclusive of that day.

2.
Effectiveness and the Terms of the Transaction

2.1
The obligations of the parties under this Agreement (other than Clause 1, this Clause 2.1 and Clauses 15 to 17 (inclusive)) shall be conditional on the release of the Announcement via a Regulatory Newswire at or before 11.59 p.m. on the date of this Agreement, or such later time and date as the parties may agree (and, where required by the Takeover Code, approved by the Panel). Clause 1, this Clause 2.1 and Clauses 15 to 17 (inclusive) shall take effect on and from the execution of this Agreement.

2.2
The terms of the Transaction shall be as set out in the Announcement, together with such other terms as may otherwise be agreed by the parties in writing (save in the case solely of an increase in the consideration to be paid to Avast Shareholders under the terms of the Transaction, which will be at the absolute discretion of NortonLifeLock and Bidco) and, where required by the Takeover Code, approved by the Panel. The terms of the Transaction at the date of posting of the Scheme Document shall be as set out in the Scheme Document and any form of election. Should NortonLifeLock and/or Bidco elect to implement the Transaction by way of an Offer in accordance with Clause 9, the terms of the Transaction shall be set out in the announcement made in accordance with Rule 2.7 of the Takeover Code of the switch to an Offer, and in the Offer Document and any form of acceptance and form of election.

2.3
Each of NortonLifeLock and Bidco shall use all reasonable endeavours to take, or cause to be taken, all appropriate action, and do, or cause to be done, and assist and cooperate with Avast in doing, all things necessary, proper or advisable to consummate and make effective, as soon as reasonably practicable and in any event prior to the Long Stop Date, the transactions contemplated hereby, including the satisfaction of the condition specified in Clause 2.1.
3.
Regulatory Conditions and Other Clearances

3.1
Notwithstanding anything to the contrary in this Agreement but taking due account of its legal obligations with respect to the Regulatory Approvals, NortonLifeLock will have the right to: (a) determine the strategy to be pursued for: (i) obtaining the Regulatory Approvals; and (ii) satisfying the Regulatory Conditions; (b) lead all meetings and communications (including any negotiations) with any Regulatory Authority in connection with obtaining the Regulatory Approvals; and (c) control the defence and settlement of any litigation, action, suit, investigation of proceeding brought by or before any Regulatory Authority in connection with the Regulatory Approvals. NortonLifeLock shall consult with Avast in good faith and in a reasonable manner and shall take into account the views and comments of Avast and its professional advisers, in connection with the foregoing, on the basis set out in this Clause 3. For the avoidance of doubt, the matters described in this Clause 3.1 shall not impose any obligations on Avast or NortonLifeLock other than those expressly set out in this Clause 3 and Clause 12.

3.2
Each of the parties undertakes to the other parties to cooperate with each other and their respective professional advisers, and NortonLifeLock and Bidco each undertake to use all reasonable endeavours, to obtain any Regulatory Approvals which are required to implement the Transaction in substantially the form contemplated by the Announcement (provided, that Avast’s obligations under this Clause 3.2 shall be limited to actions that are permitted under Rule 21.2(b)(iii) of the Takeover Code).

3.3
NortonLifeLock and Bidco shall have primary responsibility for obtaining all Regulatory Approvals in respect of the Transaction, save in respect of any Regulatory Approvals (if any) that Avast is required to obtain solely on its own account, in respect of which Avast shall procure that the content of all relevant filings submitted by Avast shall (i) be consistent with the strategy determined by NortonLifeLock in accordance with Clause 3.1 and (ii) incorporate the views and comments of NortonLifeLock and its professional advisers in connection with the foregoing and consistent with Clause 3.1.

3.4
Where NortonLifeLock and/or Bidco is (or are) responsible for obtaining any Regulatory Approvals under any Law (or as soon as it is agreed by the parties, acting reasonably and in good faith, that a Regulatory Approval has become applicable), NortonLifeLock and Bidco shall:

(a)
as promptly as reasonably practicable, but in no event later than the thirtieth Business Day following the date of this Agreement or as otherwise agreed between the parties acting reasonably and in good faith, take all actions necessary to file or cause to be filed the filings required of it or any of its Affiliates under any such Law in connection with this Agreement and the transactions contemplated hereby provided, that if it is customary in connection with any Regulatory Approval to make a draft filing in advance of such filing, such 30 Business Day period shall apply to the first draft filing, with the filing to be filed as soon as reasonably practicable after the draft filing has been filed;

(b)
use all reasonable endeavours to obtain the Regulatory Approvals prior to the Long Stop Date;

(c)
as promptly as reasonably practicable, comply with (or seek to reduce the scope of) any formal or informal request for additional information or documentary material received by it or any of its Affiliates from any Regulatory Authority; and

(d)
subject to Clauses 3.1, 3.10 and 3.11, consult and cooperate with Avast, and incorporate reasonable comments from Avast, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under or relating to any Law. For the avoidance of doubt, but subject to Clause 3.1, NortonLifeLock and/or Bidco will not make any filings in connection with any Regulatory Approvals without the prior written consent of Avast, such consent not to be unreasonably withheld or delayed.
3.5
Where Avast is responsible for obtaining any Regulatory Approvals under any Law (or as soon as it is agreed by the parties, acting reasonably and in good faith, that a Regulatory Approval has become applicable), Avast shall:

(a)
as promptly as reasonably practicable, but in no event later than the thirtieth Business Day following the date of this Agreement or as otherwise agreed between the parties acting reasonably and in good faith, take all actions necessary to file or cause to be filed the filings required of it or any of its Affiliates under any such Law in connection with this Agreement and the transactions contemplated hereby (including determining the content of such filings, provided that Avast shall procure that the content of all relevant filings submitted by Avast shall (i) be consistent with the strategy determined by NortonLifeLock in accordance with Clause 3.1 and (ii) incorporate the views and comments of NortonLifeLock and its professional advisers in connection with the foregoing and consistent with Clause 3.1); provided, that if it is customary in connection with any Regulatory Approval to make a draft filing in advance of such filing, such 30 Business Day period shall apply to the first draft filing, with the filing to be filed as soon as reasonably practicable after the draft filing has been filed; and

(b)
subject to Clauses 3.1, 3.10 and 3.11, consult and cooperate with NortonLifeLock and incorporate reasonable comments from NortonLifeLock, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under or relating to any Law.

3.6
Each of NortonLifeLock, Bidco and Avast will, in each case save as stipulated or required by the relevant Regulatory Authority, promptly notify each other of any written communication made to or received by either NortonLifeLock, Bidco and/or Avast, as the case may be, from any Regulatory Authority regarding the Transaction, and, subject to Clauses 3.1, 3.10 and 3.11, to any stipulation or requirement of a Regulatory Authority, and to the impact of any Law, if practicable, permit the other party to review in advance any proposed written communication to any such Regulatory Authority and incorporate the other party’s reasonable comments, not agree to participate in any substantive meeting or discussion with any such Regulatory Authority in respect of any filing, investigation or inquiry concerning this Agreement or the Transaction unless (to the extent permitted by Law), it consults (acting reasonably and in good faith) with the other party in advance and, to the extent permitted by such Regulatory Authority, gives the other party the opportunity to attend, and furnish the other party with copies of all material correspondence, filings and written communications between them and their Affiliates and their respective representatives on one hand and any such Regulatory Authority or its respective staff on the other hand, with respect to this Agreement and the Transaction.

3.7
Each of NortonLifeLock, Bidco and Avast undertakes, to the extent not prohibited by Law, to keep each other reasonably informed of its progress in respect of obtaining each Regulatory Approval and any developments which are material to the obtaining of each Regulatory Approval (in each case, save in respect of any Regulatory Approvals (if any) that the other party is required to obtain on its own account).

3.8
NortonLifeLock and/or Bidco shall be responsible for paying any filing, administrative or other similar fees levied by any Regulatory Authority in respect of the Regulatory Approvals, unless such fees are payable by Avast as specified by Law.

3.9
NortonLifeLock shall not, and shall cause other members of the NortonLifeLock Group not to, acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organisation or division thereof, or otherwise acquire or agree to acquire any assets or enter into any licensing arrangement or other arrangement or collaboration with a third party, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger, consolidation, arrangement, licensing arrangement or collaboration could reasonably be expected to impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consents of any Regulatory Authority necessary to obtain any Regulatory Approvals, or the expiration or termination of any applicable waiting period.
3.10
If a provision of this Agreement obliges NortonLifeLock, Bidco or Avast (the “disclosing party”) to disclose any information to the other:

(a)
that is personally identifiable information of a shareholder, director, officer or employee of the disclosing party or any member of its group, unless that information can reasonably be anonymised (in which case the disclosing party will provide the relevant information on an anonymous basis);

(b)
which the disclosing party reasonably considers to be commercially or competitively sensitive;

(c)
which the disclosing party is prohibited from disclosing by Law or the terms of an existing contract; or

(d)
where such disclosure would result in the loss of privilege that subsists in relation to such information (including legal professional privilege)

(together “Sensitive Information”), the disclosing party will, to the extent permitted by Law, disclose the relevant information to the other party on an outside counsel or retained expert only basis pursuant to the Clean Team and Joint Defence Agreement.
3.11
No party will be required to disclose information to another party under this Clause 3 if and to the extent such disclosure would reasonably be expected to have a material adverse effect on the disclosing party’s legitimate business interests, and such information may be provided by the disclosing party directly to the Regulatory Authority and, in such circumstances, the disclosing party will provide, or procure the provision to the other party or parties of a non-confidential version of such information.

3.12
NortonLifeLock, Bidco and Avast each acknowledge and agree that, for the purposes of this Clause 3, all reasonable endeavours shall require NortonLifeLock and Bidco to take, or agree to take, all actions necessary to obtain the Regulatory Approvals and to satisfy the Regulatory Conditions required to implement the Transaction in substantially the form contemplated by the Announcement (including accepting any relevant remedies or required disposals), in each case except to the extent that such actions would, individually or in the aggregate, be of material significance to NortonLifeLock and Bidco in the context of the Transaction (as such material significance standard is or would fall to be determined by the Panel under the Takeover Code), in which case NortonLifeLock and Bidco shall not be required to take, or agree to take, such actions.

4.
Scheme Document and other Avast documents

4.1
Subject to Clauses 3.10 and 3.11, NortonLifeLock undertakes to (and undertakes to procure that each member of the NortonLifeLock Group will):

(a)
promptly provide to Avast (and/or its legal advisers), for the purposes of inclusion in the Scheme Document or any other document required to be produced by Avast in connection with the Transaction (including any supplementary circular), all such information about the Transaction, NortonLifeLock, the NortonLifeLock Directors, Bidco, the Bidco Directors, and the other members of the NortonLifeLock Group, as may be necessary or reasonably required (and which is or are requested on reasonable notice by Avast and/or its legal advisers) in order to satisfy the disclosure requirements of the Takeover Code, Companies Act and any other Law in connection with the preparation of the relevant document or documents;

(b)
promptly provide Avast with all such other assistance and access as may be necessary or reasonably required (and which is or are requested on reasonable notice by Avast and/or its legal advisers) in connection with the preparation of the Scheme Document or any other document required by the Takeover Code or other Law to be produced by Avast in connection with the Transaction (including any supplementary circular), including access to, and ensuring the provision of reasonable assistance by, NortonLifeLock’s relevant professional advisers; and

(c)
procure that the NortonLifeLock Directors and Bidco Directors (and any other person connected with NortonLifeLock and/or the NortonLifeLock Group), in each case to the extent required by the Panel to do so, accept responsibility for all information (including any expressions of opinion) in the Scheme Document relating to themselves (and their close relatives (as defined in the Takeover Code), related trusts and persons connected with them), the NortonLifeLock Group, NortonLifeLock concert parties, the Transaction, the financing of the Transaction, any statement of intention or belief in relation to the Transaction or NortonLifeLock’s and/or Bidco’s future plans for the Avast Group, its management and employees, any statements of opinion, belief, intention or expectation of the NortonLifeLock Directors and/or Bidco Directors in relation to the Transaction or the Combined Company following the Effective Date and any other information in the Scheme Document for which NortonLifeLock, Bidco and/or its or their respective directors is or are required to accept responsibility under the Takeover Code.

4.2
If any supplementary circular is required to be published by Avast in connection with the Scheme, NortonLifeLock shall, as soon as reasonably practicable, provide such co-operation and information (including such information as is necessary or reasonably required for such supplementary circular or document to comply with any Law) as Avast may reasonably request in order to prepare and publish such document.

4.3
NortonLifeLock, Bidco and Avast each agrees to correct any information provided by it for use in the Scheme Document or any other document to be prepared in connection with the Transaction to the extent that such information has become false or misleading, and to notify the other party or parties as promptly as reasonably practicable after that party becomes aware that such information has become false or misleading.

4.4
Each of the parties agrees that the posting of the Scheme Document is anticipated to occur at or around the same time as the publication of the Proxy Statement and the NortonLifeLock Prospectus, or otherwise in accordance with the timetable agreed in writing between the parties.

5.
Non-Solicitation Applicable to NortonLifeLock; Preparation of the Proxy Statement and NortonLifeLock Stockholder Approval

5.1
NortonLifeLock agrees that neither it, nor any member of the NortonLifeLock Group, shall, and that it shall use all reasonable endeavours to cause its and their respective Affiliates and representatives not to, directly or indirectly from the date hereof until the earlier of the termination of this Agreement and the Effective Date, enter into, continue or participate in any discussions or negotiations regarding, or furnish any information with respect to, or otherwise cooperate in any way that could otherwise be reasonably expected to lead to, a NortonLifeLock Alternative Proposal, except to notify such person of the existence of NortonLifeLock’s obligations under this Clause 5.1. Upon the execution and delivery of this Agreement, NortonLifeLock shall, shall cause the members of the NortonLifeLock Group to, and shall use all reasonable endeavours to cause its and their respective Affiliates and representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any person with respect to any NortonLifeLock Alternative Proposal or any enquiry or proposal that may reasonably be expected to lead to a NortonLifeLock Alternative Proposal.

5.2
Notwithstanding anything to the contrary contained in Clause 5.1 or any other provision of this Agreement, if at any time after the execution of this Agreement and prior to obtaining the

NortonLifeLock Stockholder Approval, any member of the NortonLifeLock Group or any of their respective representatives receives a bona fide, unsolicited NortonLifeLock Alternative Proposal, which NortonLifeLock Alternative Proposal did not result from a breach by NortonLifeLock or a member of the NortonLifeLock Group of Clause 5.1, then in response to such NortonLifeLock Alternative Proposal: (i) NortonLifeLock and its representatives may contact the person or group that made such NortonLifeLock Alternative Proposal to clarify the terms and conditions thereof or to request that such NortonLifeLock Alternative Proposal made orally be made in writing; and (ii) if the NortonLifeLock Board determines in good faith (after consultation with its outside legal counsel and financial advisers) that such NortonLifeLock Alternative Proposal constitutes or would reasonably be expected to lead to a NortonLifeLock Takeover Proposal from the person or group submitting such NortonLifeLock Alternative Proposal and that the failure to take such action would reasonably be expected to be inconsistent with the NortonLifeLock Directors’ fiduciary duties under Law (a “Qualifying NortonLifeLock Takeover Proposal”), NortonLifeLock may (A) enter into an confidentiality agreement with such person or group making the Qualifying NortonLifeLock Takeover Proposal and thereafter furnish information (including non-public information) with respect to the NortonLifeLock Group to such person or group and its representatives pursuant to such confidentiality agreement so long as, prior to or substantially concurrently with the time such information is provided or made available to such person or group or any of its representatives, NortonLifeLock also provides Avast any information furnished to such person or group or any of its representatives which was not previously furnished to Avast; and (B) engage in or otherwise participate in discussions or negotiations with such person or group and its representatives regarding such Qualifying NortonLifeLock Takeover Proposal.
5.3
NortonLifeLock undertakes to Avast to:

(a)
subject to Avast complying with its obligations under Clause 5.4, as promptly as reasonably practicable after the date of this Agreement, and in any event no later than 25 Business Days following the date of this Agreement, prepare and cause to be filed with the SEC a preliminary Proxy Statement;

(b)
provide Avast and its legal counsel with reasonable opportunity to review and comment on: (i) drafts of the Proxy Statement and any other document to be sent by NortonLifeLock to the NortonLifeLock Stockholders in connection with the NortonLifeLock Stockholder Approval (the “NortonLifeLock Documents”) before filing any such draft with the SEC or transmitting it to NortonLifeLock Stockholders, as applicable; and (ii) any response to comments received from the SEC. NortonLifeLock shall in good faith consider all comments reasonably and promptly proposed by Avast or its legal counsel in relation to the NortonLifeLock Documents;

(c)
as promptly as reasonably practicable, notify Avast and provide copies of any material communications sent to or received from the SEC in relation to the Proxy Statement;

(d)
as soon as reasonably practicable, respond to any comments received from the SEC concerning the Proxy Statement and use its best endeavours to resolve such comments with the SEC as promptly as reasonably practicable;

(e)
use its best endeavours to obtain the Proxy Approval as soon as reasonably practicable after the date of this Agreement;

(f)
other than in the circumstances specified in Clause 5.7, through the NortonLifeLock Board, make the NortonLifeLock Board Recommendation to the NortonLifeLock Shareholders and include the NortonLifeLock Board Recommendation in the Proxy Statement;

(g)
other than in the circumstances specified in Clause 5.7, not make a NortonLifeLock Board Recommendation Change;

(h)
transmit the Proxy Statement to NortonLifeLock Stockholders and establish a record date for, call and give notice of the NortonLifeLock Stockholders Meeting as promptly as reasonably practicable after receipt of the Proxy Approval;

(i)
in accordance with Law, NortonLifeLock’s certificate of incorporation, bylaws and the rules of NASDAQ, convene and hold the NortonLifeLock Stockholders Meeting as promptly as reasonably practicable and, to the extent reasonably practicable, on the same day as the Avast General Meeting and Court Meeting; provided, however, that NortonLifeLock may, without the prior written consent of Avast, adjourn or postpone the NortonLifeLock Stockholders Meeting:

(i)
if as of the time for which the NortonLifeLock Stockholders Meeting is originally scheduled (as set forth in the definitive Proxy Statement) there are insufficient NortonLifeLock Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the NortonLifeLock Stockholders Meeting;

(ii)
after consultation with Avast, if the failure to adjourn or postpone the NortonLifeLock Stockholders Meeting would reasonably be expected to be a violation of applicable Law for the distribution of any required supplement or amendment to the Proxy Statement;

(iii)
after consultation with Avast, not more than twice, each time not to exceed 10 Business Days, to solicit additional proxies if necessary to obtain the NortonLifeLock Stockholder Approval; or

(iv)
if necessary, due to an adjournment of the Avast General Meeting and Court Meeting to ensure that the NortonLifeLock Stockholders Meeting is held on the same day as the Avast General Meeting and Court Meeting, it being acknowledged and agreed that NortonLifeLock shall not be able to invoke the Shareholder Approval Condition at Condition 3.1 where the applicable meetings have not been held by the applicable long stop date set out in the Scheme Document solely as a result of the NortonLifeLock Stockholders Meeting not yet having been held;
(j)
unless NortonLifeLock has effected a NortonLifeLock Board Recommendation Change in accordance with Clause 5.7, use all reasonable endeavours to obtain the NortonLifeLock Stockholder Approval, including using all reasonable endeavours to solicit from NortonLifeLock Stockholders proxies in favour of the NortonLifeLock Stockholder Approval;

(k)
use all reasonable endeavours to cause all New NortonLifeLock Shares to be issued to Avast Shareholders pursuant to the Scheme or Offer (as the case may be) to be approved for listing on NASDAQ, subject only to official notice of issuance, prior to the Effective Date; and

(l)
for so long as the Transaction is being implemented by way of the Scheme, use all reasonable endeavours to cause all New NortonLifeLock Shares issued to Avast Shareholders upon the Scheme becoming effective to be issued in reliance on an exemption from the registration requirements of the Securities Act; and

(m)
procure that the New NortonLifeLock Shares to be issued to Avast Shareholders pursuant to the Scheme or the Offer (as the case may be) shall be issued and credited as fully paid and rank pari passu with all other NortonLifeLock Shares.

5.4
Subject to Clauses 3.10 and 3.11, Avast undertakes to (and undertakes to procure that each member of the Avast Group will):

(a)
promptly provide to NortonLifeLock (and/or its legal advisers), for the purposes of inclusion in the Proxy Statement or any other document required to be produced by

NortonLifeLock in connection with the Transaction (including any amendment or supplement thereto), all such information about the Transaction, Avast, the Avast Directors and the other members of the Avast Group as may be necessary or reasonably required (and which is or are requested on reasonable notice by NortonLifeLock and/or its legal advisers) in order to satisfy the disclosure requirements of the Exchange Act, NASDAQ and any other Law in connection with the preparation of the relevant document or documents;
(b)
promptly provide NortonLifeLock with all such other assistance and access as may be necessary or reasonably required (and requested on reasonable notice by NortonLifeLock and/or its legal advisers) in connection with the preparation of the Proxy Statement or any other document required by the Securities Act, the Exchange Act, or other Law to be produced by NortonLifeLock in connection with the Transaction (including any amendment or supplement thereto), including access to, and ensuring the provision of reasonable assistance by, Avast’s relevant professional advisers; and

(c)
co-operate with, and provide reasonable assistance to, NortonLifeLock in relation to the preparation of the Proxy Statement and the resolution of comments received from the SEC in respect of it.

5.5
If any amendment or supplement is required by Law to be published by NortonLifeLock in connection with the Proxy Statement, Avast shall, as soon as reasonably practicable, provide such co-operation and information (including such information as is necessary or reasonably required for such supplement or document to comply with any Law) as NortonLifeLock may reasonably request in order to prepare and publish such document.

5.6
Avast and NortonLifeLock each agree to correct any information provided by them for use in the Proxy Statement or any other document to be prepared in connection with the Transaction to the extent that such information has become false or misleading as promptly as reasonably practicable after that party becomes aware that such information has become false or misleading.

5.7
Notwithstanding any other provision of this Agreement, at any time prior to the NortonLifeLock Stockholder Approval, solely in response to either (x) a bona fide, unsolicited NortonLifeLock Alternative Proposal that has been made and not withdrawn or (y) a NortonLifeLock Intervening Event that is continuing, the NortonLifeLock Board may make or announce a NortonLifeLock Board Recommendation Change if it determines, acting in good faith: (i) with respect to such a NortonLifeLock Alternative Proposal, after consultation with its financial advisors and outside legal counsel, such NortonLifeLock Alternative Proposal constitutes a NortonLifeLock Takeover Proposal; and (ii) with respect to such a NortonLifeLock Alternative Proposal or such a NortonLifeLock Intervening Event, after consultation with its outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with the NortonLifeLock Directors’ fiduciary duties under Law; provided, however, that NortonLifeLock and the NortonLifeLock Board shall not be entitled to make a NortonLifeLock Board Recommendation Change as contemplated by this Clause 5.7 unless:

(a)
NortonLifeLock has given Avast at least five Business Days’ prior written notice of its intention to take such action (the five business days following such written notice being the “Match Period”);

(b)
NortonLifeLock has sought to negotiate in good faith (and has caused its representatives to seek to negotiate) with Avast during the Match Period, if and to the extent Avast wishes to negotiate, to enable Avast to propose and/or the parties to agree revisions to the terms of this Agreement and (subject to the parties’ obligations under Law and any requirement, consent or direction of the Panel or any other Regulatory Authority) to the terms of the Transaction; and

(c)
following the end of the Match Period, the NortonLifeLock Board shall have considered in good faith any revised terms proposed by Avast and/or agreed in accordance with Clause 5.7(b), and shall have determined: (x) solely with respect to a NortonLifeLock

Alternative Proposal, after consultation with its financial advisors and outside legal counsel, that such NortonLifeLock Alternative Proposal would continue to constitute a NortonLifeLock Takeover Proposal if the revisions proposed by Avast were to be given effect; and (y) with respect to a NortonLifeLock Alternative Proposal or a NortonLifeLock Intervening Event, after consultation with its outside legal counsel, that the failure to make a NortonLifeLock Board Recommendation Change would reasonably be expected to be inconsistent with the NortonLifeLock Directors’ fiduciary duties under Law (it being understood and agreed that, if applicable, any amendment to the financial terms or any other material term of any NortonLifeLock Takeover Proposal to which any Match Period relates shall require a new notice and a new Match Period, provided, that such Match Period shall be a two Business Day period for the purposes of Clause 5.7(a) and thereafter the remainder of this Clause 5.7 rather than five Business Days).
5.8
Nothing contained in this Agreement shall prohibit or restrict NortonLifeLock or the NortonLifeLock Directors from taking and disclosing to the NortonLifeLock Stockholders a position or making a statement contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (provided, however, that any such disclosure which constitutes a NortonLifeLock Board Recommendation Change shall be subject to the terms of Clause 5.3(g) and Clause 5.7).

5.9
NortonLifeLock shall promptly (and in any event within 48 hours of the occurrence or receipt thereof) notify, orally and in writing, Avast in the event that any NortonLifeLock Alternative Proposal is received by NortonLifeLock or any member of the NortonLifeLock Group, and shall disclose to Avast the material terms and conditions of any such NortonLifeLock Alternative Proposal and the identity of the Person or group making such NortonLifeLock Alternative Proposal (and shall include with such notice unredacted copies of any written materials received from or on behalf of such Person relating to such NortonLifeLock Alternative Proposal, and NortonLifeLock shall promptly, and, in any event within 48 hours of the occurrence or receipt thereof, keep Avast informed of any material oral or written communications regarding, and any material developments with respect to the status and terms of, any such NortonLifeLock Alternative Proposal and shall provide to Avast unredacted copies of all written materials related thereto.

6.
NortonLifeLock Prospectus

6.1
NortonLifeLock undertakes to Avast to:

(a)
use all reasonable endeavours to prepare and submit a draft of the NortonLifeLock Prospectus for review and comment by the FCA as promptly as reasonably practicable after the date of this Agreement and in any event within 30 Business Days after the date of this Agreement;

(b)
provide, or procure the provision of, to Avast (or its advisers) draft copies of the NortonLifeLock Prospectus and material communications sent to the FCA by or on behalf of NortonLifeLock in relation to the NortonLifeLock Prospectus, at such time as will allow Avast a reasonable opportunity to provide comments on the NortonLifeLock Prospectus and such communications before they are submitted or sent;

(c)
incorporate reasonable comments from Avast or its legal counsel in relation to the NortonLifeLock Prospectus, including any written responses to comments on drafts thereof received from the FCA;

(d)
promptly provide Avast or its legal advisers with copies of any material communications sent to or received from the FCA in relation to the NortonLifeLock Prospectus;

(e)
promptly respond to any comments received from the FCA concerning the NortonLifeLock Prospectus and shall use all reasonable endeavours to resolve such comments with the FCA as promptly as possible;

(f)
keep Avast or its legal advisers informed promptly of developments which are material in relation to the NortonLifeLock Prospectus and the approval of the NortonLifeLock Prospectus by the FCA;

(g)
use all reasonable endeavours to obtain the approval of the NortonLifeLock Prospectus by the FCA as soon as reasonably practicable after the date of this Agreement; and

(h)
use all reasonable endeavours to cause the NortonLifeLock Prospectus to be dispatched and published (subject to approval from the FCA to do the same) on the date that each of the Scheme Document and the Proxy Statement are published and dispatched.

6.2
Avast undertakes to provide, and to procure that those of the Avast Directors who will be appointed as directors of the Combined Company with effect from the Effective Date provide, NortonLifeLock with all such information about itself, the Avast Group and its directors (including information regarding such Avast Directors, and including all requisite financial information and reports) as may be reasonably requested and which is required for the purpose of inclusion in the NortonLifeLock Prospectus, and to provide all other assistance which may reasonably be required in connection with the preparation of the NortonLifeLock Prospectus to the standard that is required for NortonLifeLock to meet its legal and regulatory obligations in relation to the preparation of the NortonLifeLock Prospectus.

6.3
Avast and NortonLifeLock each agree to correct any information provided for use in the NortonLifeLock Prospectus to the extent that such information has become false or misleading as promptly as reasonably practicable after that party becomes aware that such information has become false or misleading.

7.
Implementation of the Scheme

7.1
NortonLifeLock and Bidco each undertakes to Avast:

(a)
save in respect of NortonLifeLock and Bidco’s obligations with respect to obtaining the Regulatory Approvals, which shall be determined in accordance with Clause 3, to co-operate with Avast and its advisers and to take or cause to be taken all such steps as are permissible by the Takeover Code and Law and are within its power that are necessary or reasonably requested by Avast to implement the Transaction in accordance with, and subject to the terms and conditions set out in, this Agreement, the Announcement and the Scheme Document (or, following an Agreed Switch, the Offer Document);

(b)
that neither NortonLifeLock nor Bidco will object to the Court Sanction Hearing being convened as soon as reasonably practicable after the satisfaction or waiver of the Regulatory Conditions and the Shareholder Approval Conditions;

(c)
that before the Court Sanction Hearing, NortonLifeLock and/or Bidco shall deliver a notice in writing to Avast confirming either:

(i)
the satisfaction or waiver of all Conditions (other than the Scheme Condition capable of being satisfied only upon or following the sanction of the Scheme by the Court), as contemplated by Section 3(g)(i) of Appendix 7 to the Takeover Code; or

(ii)
NortonLifeLock’s and/or Bidco’s intention to invoke a Condition (if permitted by the Panel as contemplated in Section 3 of Appendix 7 to the Takeover Code), in which case NortonLifeLock and/or Bidco shall promptly provide Avast with details of the event which has occurred, or circumstances which have arisen, which NortonLifeLock and/or Bidco reasonably considers to be sufficiently material for the Panel to permit NortonLifeLock and/or Bidco to invoke the Condition (and, if such matter is capable of remedy by Avast, shall provide Avast with reasonable opportunity to remedy such matter); and

(d)
to the extent that all the Conditions (other than the Scheme Condition capable of being satisfied only upon or following the sanction of the Scheme by the Court) have been satisfied or, where permissible, waived on or before the date of the Court Sanction Hearing, NortonLifeLock and/or Bidco shall, as contemplated by Section 3(g)(ii) of Appendix 7 to the Takeover Code, instruct counsel to appear on NortonLifeLock’s and/or Bidco’s behalf at the Court Sanction Hearing and to undertake to the Court to be bound by the terms of the Scheme in so far as it relates to NortonLifeLock and/or Bidco.

7.2
If NortonLifeLock and/or Bidco becomes aware, after the publication of the Scheme Document, of any fact, matter or circumstance that is (in NortonLifeLock’s reasonable opinion likely to (i) significantly change the Scheme timetable or (ii) applying the test set out in Rule 13.5 of the Takeover Code, permit NortonLifeLock and/or Bidco to invoke any of the Conditions, NortonLifeLock shall (subject to Law) inform Avast of the same as soon as reasonably practicable, providing reasonable details of such fact, matter or circumstance.

8.
NortonLifeLock Conduct of Business

8.1
Except: (i) with the prior written consent of Avast (not to be unreasonably withheld, conditioned or delayed); (ii) as required by Law; or (iii) as expressly contemplated by this Agreement or the Announcement, NortonLifeLock shall not (and shall procure that no member of the NortonLifeLock Group shall) before the Effective Date:

(a)
split, combine, consolidate, sub-divide, reclassify, redeem, cancel or repurchase any NortonLifeLock Shares or any shares of capital stock, voting securities or equity interests of NortonLifeLock or any securities convertible into, or rights to acquire, shares of capital stock, voting securities or equity interests of NortonLifeLock or which otherwise refer to the value of shares of capital stock of NortonLifeLock, other than:

(i)
the repurchase, redemption or acquisition of NortonLifeLock Shares in connection with the acceptance of shares as payment for the exercise price of equity awards or as payment for Taxes incurred in connection with the exercise, vesting and/or settlement of equity awards or the forfeiture of equity awards; or

(ii)
any redemption, cancellation or repurchase of any NortonLifeLock Convertible Notes;

(b)
other than the Agreed NortonLifeLock Dividends and (to the extent otherwise restricted by this Clause 8.1(b)) any dividends or distributions payable pursuant to the terms of the NortonLifeLock Convertible Notes, authorise, declare or pay any dividends on or make any distribution in cash or otherwise with respect to NortonLifeLock Shares or any securities referred to in Clause 8.1(a) above, except dividends or distributions with a record date after the Effective Date so that, after the Transaction is completed, the New NortonLifeLock Shares will rank pari passu with all other NortonLifeLock Shares with respect to participation in such dividend or other distribution;

(c)
amend its organisational documents in a manner likely to have a material adverse effect for Avast Shareholders who are due to receive NortonLifeLock Stock pursuant to the Transaction;

(d)
solely with respect to NortonLifeLock, adopt a plan of complete or partial liquidation or dissolution;

(e)
sell, lease, license, transfer, exchange, swap or otherwise dispose of, or subject to any lien, any of its material assets (including shares in the capital of its or their material subsidiaries and including material intellectual property) on any basis, other than (i) for transactions conducted with a third party on a bona fide arm’s length basis; (ii) for transactions solely between members of the NortonLifeLock Group; (iii) in the case of any licensing arrangements, in the ordinary course of business; or (iv) liens securing NortonLifeLock Group’s obligations under any of its financing agreements;

(f)
delist the NortonLifeLock Shares from NASDAQ; or

(g)
agree, resolve, commit or announce its intention to do any of the foregoing (as applicable), whether conditionally or unconditionally.

8.2
If NortonLifeLock determines to make, pay or declare any dividend or distribution (excluding, for clarity, any dividend or distribution on the NortonLifeLock Convertible Notes) other than, or in excess of, the Agreed NortonLifeLock Dividends (each of, without duplication, (i) such dividend other than an Agreed NortonLifeLock Dividend and (ii) the amount of any NortonLifeLock quarterly dividend in excess of 12.5 cents per NortonLifeLock Share, an “Excess NortonLifeLock Dividend”):

(a)
NortonLifeLock shall give Avast not less than five Business Days’ prior notice in writing of its intention to pay an Excess NortonLifeLock Dividend (an “Excess NortonLifeLock Dividend Notice”), which notice shall include the proposed amount of, and proposed payment date for, the Excess NortonLifeLock Dividend; and

(b)
NortonLifeLock and Bidco shall increase the cash consideration per Avast Share payable under each of the Majority Cash Option and the Majority Stock Option by an amount equal to: (i) the amount of the relevant Excess NortonLifeLock Dividend (expressed on a per NortonLifeLock Share basis) multiplied by (ii) in the case of the Majority Cash Option, 0.0302, and, in the case of the Majority Stock Option, 0.1937.

9.
Switching to an Offer

9.1
The parties currently intend that the Transaction will be implemented by way of the Scheme. Notwithstanding the foregoing, and subject to the consent of the Panel, NortonLifeLock and/or Bidco may elect to implement the Transaction by way of an Offer rather than the Scheme (prior to any termination of this Agreement), if:

(a)
Avast provides its prior written consent (an “Agreed Switch”) in which case Clause 9.2 shall apply;

(b)
without prejudice to any relevant party’s right to terminate this Agreement pursuant to Clause 15.1(c) in such circumstances, an Avast Board Recommendation Change occurs;

(c)
without prejudice to Clause 9.1(b), any of the circumstances set out in Note 2 on Section 8 of Appendix 7 of the Takeover Code applies with respect to the Transaction; or

(d)
a third party announces a firm intention to make an offer for the entire issued and to be issued share capital of Avast, provided, that NortonLifeLock and/or Bidco shall consult with Avast prior to electing to implement the Acquisition by way of an Offer in such circumstances.

9.2
In the event of an Agreed Switch, unless otherwise agreed in writing between Avast and NortonLifeLock or required by the Panel:

(a)
the acceptance condition to the Offer (the “Acceptance Condition”) shall be set at 75 per cent. of the Avast Shares to which the Offer relates, or such other lesser percentage as may be agreed in writing between Avast and NortonLifeLock after, to the extent necessary, consultation with the Panel, being in any case more than 50 per cent. of the Avast Shares to which the Offer relates;

(b)
NortonLifeLock shall not take any action (including, if applicable, NortonLifeLock and/or Bidco serving any Acceptance Condition Invocation Notice) which would cause the Offer not to proceed, to lapse or to be withdrawn, in each case by reason of the non-fulfilment of the Acceptance Condition before the 60th day after publication of the Offer Document and NortonLifeLock shall ensure that the Offer remains open until at least such time;

(c)
NortonLifeLock shall ensure that the only conditions to the Offer shall be the Conditions, subject to replacing the Scheme Conditions with the Acceptance Condition;

(d)
where a material official authorisation or regulatory clearance remains outstanding, NortonLifeLock and Avast shall ensure that appropriate steps are taken to suspend the offer timetable by 5:00 p.m. on the second day prior to Day 39 (including, if applicable, making a joint request to the Panel pursuant to Rule 31.4(a)(i) of the Takeover Code in respect of such a suspension);

(e)
if and to the extent that the Long Stop Date ceases to apply, NortonLifeLock shall, in accordance with the Takeover Code, agree with Avast a new long stop date by which the Offer must become unconditional;

(f)
NortonLifeLock shall keep Avast informed, on a regular and confidential basis and in any event by the next Business Day following a request from Avast, of the number of Avast Shareholders that have validly returned their acceptance or withdrawal forms or incorrectly completed their acceptance or withdrawal forms;

(g)
the parties agree that all provisions of this Agreement relating to the Scheme and its implementation shall apply to the Offer or its implementation mutatis mutandis; and

(h)
NortonLifeLock shall:

(i)
prepare the Offer Document and shall consult with Avast in relation to it;

(ii)
submit drafts and revised drafts of the Offer Document to Avast for review and comment and shall take into account any reasonable comments from Avast;

(iii)
seek to obtain Avast’s approval for any information relating to Avast in the Offer Document before it is posted or published and afford Avast sufficient time to consider such information in order to give its approval (without prejudice to Avast’s ability to make an Avast Board Recommendation Change, such approval not to be unreasonably withheld, conditioned or delayed);

(iv)
make all necessary filings (if any) with the SEC with respect to such Offer and comply with all applicable rules and regulations under the Securities Act and the Exchange Act including Regulation 14E and the rules promulgated thereunder; and

(v)
if a registration statement on Form S-4 is filed with the SEC in connection with the Offer, (A) cause such registration statement to become effective as promptly as practicable following its filing; (B) resolve any comments from the SEC as promptly as practicable following receipt; and (C) keep such registration statement effective as long as is necessary to consummate the Offer.

10.
Employee Share Plans

The provisions of Schedule 2 (Avast Share Plans) with respect to certain employee-related matters will be implemented in accordance with that Schedule.
11.
Directors’ and Officers’ Insurance and POSI

11.1
If and to the extent such obligations are permitted by Law, for six years after the Effective Date, NortonLifeLock shall procure that the members of the Avast Group indemnify their respective directors, officers and Indemnified Executives, and to advance their costs and expenses, in each case to the extent provided in the respective governing documents and indemnification or similar agreements to which Avast or any other member of the Avast Group is a party or bound and with respect to matters existing or occurring before the Effective Date. Promptly following the Effective Date, NortonLifeLock shall enter into indemnification or similar agreements with the Avast Directors appointed to the NortonLifeLock Board on terms and conditions substantially similar to indemnification or similar agreements between NortonLifeLock and the other NortonLifeLock Directors.

11.2
With effect from the Effective Date, NortonLifeLock shall procure the provision of directors’ and officers’ liability insurance cover for both current and former directors, officers and Indemnified Executives of the Avast Group, including directors, officers and Indemnified Executives who retire or whose employment is terminated as a result of the Transaction, for acts and omissions up to and including the Effective Date, in the form of run-off cover for a period of six years following the Effective Date. Such insurance cover shall be with reputable insurers and provide cover, in terms of amount and breadth, substantially equivalent to that provided under the Avast Group’s directors’ and officers’ liability insurance as at the date of this Agreement; provided, however, that in no event shall NortonLifeLock be required to spend or commit to spend for such policies an amount in aggregate in excess of the Maximum Premium, and if the cost of such policies exceeds such amount, NortonLifeLock shall obtain a policy with the greatest coverage available for an aggregate cost not exceeding the Maximum Premium.

11.3
If NortonLifeLock fails to put in place run-off insurance cover as described in Clause 11.2 by the earlier of: (i) 30 November 2021; or (ii) the date falling 14 days after posting of the Scheme Document; and/or if Avast reasonably considers that the terms of the run-off cover which NortonLifeLock intends to put in place with effect from the Effective Date are less favourable (in the aggregate) to those provided under the Avast Group’s directors’ and officers’ liability insurance as at the date of this Agreement and it informs NortonLifeLock of the same:

(a)
NortonLifeLock shall be released from its obligation to procure the provision of directors’ and officers’ insurance in accordance with this Clause 11.3; and

(b)
Avast shall be entitled to purchase its own comparable run-off cover, provided, that the aggregate premium payable in respect of such run-off cover for the full six year period referred to above shall not exceed an aggregate amount of $4,000,000 (such amount, the “Maximum Premium”).

11.4
Prior to publication of the NortonLifeLock Prospectus, NortonLifeLock shall use its reasonable endeavours to obtain public offering of securities insurance cover for financial loss or liability arising from any prospectus claim made against any director, prospective director, officer and/or employee of the Combined Company named in the NortonLifeLock Prospectus. Such insurance cover shall be with reputable insurers and shall include cover for any reputational recovery costs, public relations and crisis management expenses.

12.
Break Payments

12.1
Subject to Clauses 12.2 and 12.7, NortonLifeLock undertakes that if, on or prior to the Long Stop Date:

(a)
either (i) a NortonLifeLock Board Recommendation Change has occurred; or (ii) the NortonLifeLock Stockholders Meeting has not occurred prior to the Long Stop Date in breach of NortonLifeLock’s obligations under this Agreement, NortonLifeLock shall pay to Avast an amount equal to $300,000,000 (the “NortonLifeLock Board Recommendation Change Break Payment”), in cash, in US dollars;

(b)
either (i) Bidco and/or NortonLifeLock invokes (and is permitted by the Panel to invoke) any Regulatory Condition so as to cause the Transaction to lapse, to be withdrawn, or not to proceed; or (ii) a Regulatory Condition has not been satisfied or waived by Bidco and/or NortonLifeLock as at the Long Stop Date (each a “Regulatory Condition Satisfaction Failure Event”), NortonLifeLock shall pay to Avast an amount equal to $200,000,000 (the “Regulatory Condition Break Payment”), in cash, in US dollars; or

(c)
the NortonLifeLock Stockholders do not approve the NortonLifeLock Stockholder Matters at the NortonLifeLock Stockholders Meeting and there has been no NortonLifeLock Board Recommendation Change (the “NortonLifeLock Stockholder Approval Failure Event”), NortonLifeLock shall pay to Avast an amount equal to $100,000,000 (the “NortonLifeLock Stockholder Approval Failure Break Payment”), in cash, in US dollars, in each case by way of compensation for any loss suffered by Avast in connection with the preparation and negotiation of the Transaction.
12.2
Notwithstanding Clause 12.1, no Break Payment shall be payable by NortonLifeLock pursuant to this Agreement if:

(a)
prior to the time the relevant Break Payment Event occurs, an Avast Board Recommendation Change has occurred (irrespective of whether or not this Agreement has been terminated pursuant to Clause 15.1(c)(i));

(b)
prior to the time the relevant Break Payment Event occurs, this Agreement has been terminated in accordance with Clauses 15.1(a) or 15.1(b);

(c)
prior to the relevant Break Payment Event occurring, this Agreement has been terminated pursuant to:

(i)
the occurrence of one or more events set out in:

(A)
Clause 15.1(c)(iii);

(B)
Clause 15.1(d);

(C)
Clause 15.1(f); or

(D)
Clause 15.1(g), except where the Scheme is not sanctioned at the Court Sanction Hearing in circumstances where Bidco, in each case with the Panel’s permission, does not intend to invoke or has not invoked a Condition as contemplated by Clause 7.1(c)(ii), and the non-sanction of the Scheme has occurred as a result of Bidco failing to deliver the notice contemplated by Clause 7.1(c)(i) by the time and date specified in Clause 7.1(c); or

(ii)
the occurrence of one or more events set out in Clauses 15.1(i)(i) or 15.1(j)(i), except where such termination arises as a result of a Break Payment Event (and not as a result of any other Condition that does not give rise to a Break Payment Event); or

(d)
an automatic termination event or a right to terminate this Agreement has arisen, in each case, on the Long Stop Date in the case of a Break Payment Event that is triggered on the Long Stop Date (an “Applicable Termination Right”), pursuant to:

(i)
the occurrence of one or more events set out in:

(A)
Clause 15.1(c)(iii);

(B)
Clause 15.1(c)(iv) (other than, with respect to the Regulatory Condition Break Payment or a NortonLifeLock Board Recommendation Change Break Payment, if termination or the Applicable Termination Right pursuant to Clause 15.1(c)(iv) applies due to a Break Fee Payment Event occurring (and not due to any other Condition that does not give rise to a Break Payment Event));

(C)
Clause 15.1(f); or

(D)
Clause 15.1(g), except where the Scheme is not sanctioned at the Court Sanction Hearing in circumstances where Bidco, in each case with the Panel’s permission, does not intend to invoke or has not invoked a Condition as contemplated by Clause 7.1(c)(ii), and the non-sanction of the Scheme has occurred as a result of Bidco failing to deliver the notice contemplated by Clause 7.1(c)(i) by the time and date specified in Clause 7.1(c); or

(ii)
the occurrence of one or more events set out in Clauses 15.1(i)(i) or 15.1(j)(i), except where such termination arises as a result of a Break Payment Event (and not as a result of any other Condition that does not give rise to a Break Payment Event); or

(e)
the relevant Break Payment Event is a Regulatory Condition Satisfaction Failure Event, in circumstances either where:

(i)
Avast has materially obstructed NortonLifeLock and Bidco from being able to obtain a Regulatory Approval (and such action(s) or non-actions(s) are a material and contributory cause of such failure to obtain such Regulatory Approval) in sufficient time to avoid a Regulatory Condition not having been satisfied as at the Long Stop Date; or

(ii)
Avast has undertaken, or entered into any agreement to undertake, or announced, after the date of this Agreement, an acquisition of any material interest in shares, businesses or assets or any licensing arrangement or other arrangement or collaboration with a third party, and such action was a material and contributory cause of the Regulatory Condition Satisfaction Failure Event.

12.3
NortonLifeLock shall pay any Break Payment by electronic bank transfer to a bank account designated by Avast within seven days of the occurrence of the relevant Break Payment Event. For the avoidance of doubt (i) in no event shall NortonLifeLock be required to pay more than one Break Payment; and (ii) if, on the Long Stop Date, the circumstances set out in Clauses 12.1(a) and 12.1(b) have both occurred such that both the NortonLifeLock Board Recommendation Change Break Payment and Regulatory Condition Break Payment are payable, then NortonLifeLock shall only be obligated (subject to the terms of this Agreement) to make the NortonLifeLock Board Recommendation Change Break Payment.

12.4
The parties acknowledge and agree that, at the date of this Agreement, it is not possible to ascertain the amount of the overall loss that Avast would incur as a result of a Break Payment Event and that the Break Payments represent a genuine pre-estimate by the parties of the amount of the overall loss that Avast would incur as a result of such Break Payment Event having occurred.

12.5
The parties to this Agreement intend and shall use reasonable endeavours to procure that the Break Payments are not treated for VAT purposes as consideration for a taxable supply. Each of the parties to this Agreement shall keep the other party fully informed of any correspondence with HMRC or any other Tax Authority with regard to the VAT treatment of the Break Payments, and will take into account the reasonable comments of the other party in any submissions to or correspondence with HMRC or any other Tax Authority relating to the VAT treatment of the Break Payments.

12.6
Subject to the remainder of this Clause 12.6, the Break Payments are inclusive of any applicable VAT or any other similar taxes. If, however, a Break Payment is treated by HMRC or any other Tax Authority, in whole or in part, as consideration for a taxable supply, and Avast or another member of the Avast Group is liable for VAT on that taxable supply, then to the extent that NortonLifeLock (or another member of the NortonLifeLock Group) is entitled to recover VAT due on that taxable supply from HMRC or any other Tax Authority by repayment or credit (the amount of such entitlement to repayment or credit being the “Recoverable VAT Amount”), and subject to the receipt of a valid VAT invoice, NortonLifeLock shall pay to Avast the Recoverable VAT Amount in addition to the Break Payment. To the extent HMRC or the other Tax Authority determines that NortonLifeLock (or another member of the NortonLifeLock Group) is not entitled to recover that VAT, Avast shall refund the Recoverable VAT Amount if already received by it to NortonLifeLock.

12.7
If a Break Payment is treated by HMRC or any other Tax Authority, in whole or in part, as consideration for a taxable supply, and NortonLifeLock (or another member of the NortonLifeLock

Group) is liable for VAT on that taxable supply, the amount of that Break Payment shall be reduced by an amount equal to that VAT to the extent NortonLifeLock (or any other member of the NortonLifeLock Group liable for that VAT) is not entitled to recover that VAT by repayment or credit.
12.8
In the event that a Break Payment is due and payable in accordance with Clause 12.1, except with respect to fraud, Avast’s right to receive such Break Payment shall be the sole and exclusive remedy of Avast, any member of the Avast Group and any of their respective Affiliates against NortonLifeLock, any member of the NortonLifeLock Group, Bidco and any of their respective Affiliates for any and all losses and damages suffered in connection with this Agreement and the transactions contemplated by this Agreement. In no event shall NortonLifeLock be required to pay a Break Payment more than once.

12.9
In the event that a Break Payment Event has occurred as contemplated by Clause 12.1 prior to the payment of the Break Payment pursuant to Clause 12.1 of this Agreement, Avast shall provide to NortonLifeLock a properly completed and executed U.S. Internal Revenue Service Form W-8BEN-E (or applicable successor form) certifying that Avast is a publicly-traded NFFE (within the meaning of such Form W-8BEN-E) and any other documentation reasonably requested by NortonLifeLock as Avast may provide in accordance with Law to allow NortonLifeLock to establish that the withholding of Tax is not required with respect to the Break Payment.

13.
Guarantee

13.1
In consideration of Avast entering into this Agreement, NortonLifeLock irrevocably and unconditionally guarantees to Avast as principal obligor the due and punctual performance and observance by Bidco of all of its obligations under this Agreement (the “Guarantee”).

13.2
The Guarantee is to be a continuing security which shall remain in full force and effect until the obligations of Bidco under this Agreement have been fulfilled or shall have expired in accordance with the terms of this Agreement, or this Agreement has been terminated (without prejudice to the rights of any party that may have arisen prior to termination (including the payment of any Break Payment pursuant to Clause 12, if applicable)), and the Guarantee is to be in addition, and without prejudice to, and shall not merge with, any other right, remedy, guarantee or security which Avast may now or hereafter hold in respect of all or any of the obligations of Bidco under this Agreement.

13.3
The liability of NortonLifeLock under the Guarantee shall not be affected, impaired or discharged by:

(a)
any amendment, variation or modification to, or replacement of, this Agreement (save that, for the avoidance of doubt, following such amendment, variation, modification or replacement, this Guarantee shall only apply in respect of NortonLifeLock’s obligations of Bidco as so amended, varied, modified or replaced);

(b)
the taking, variation, compromise, release, refusal or neglect to perfect or enforce any rights, remedies or securities against Bidco or any other person (except to the extent that such taking, variation, compromise, release, refusal or neglect to perfect or enforce affects the obligations guaranteed hereunder); or

(c)
Bidco becoming insolvent, going into receivership or liquidation or having an administrator appointed.

13.4
The Guarantee shall constitute the primary obligations of NortonLifeLock and Avast shall not be obliged to make any demand on Bidco or any other person before enforcing its rights against NortonLifeLock under the Guarantee.

13.5
No delay or omission of Avast in exercising any right, power or privilege under the Guarantee shall impair such right, power or privilege or be construed as a waiver of such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

13.6
This Guarantee shall continue in full force and effect notwithstanding:

(a)
that any purported obligation of Bidco to Avast becomes wholly or partly void, invalid or unenforceable for any reason whether or not known to Avast or NortonLifeLock; or

(b)
any incapacity or any change in the constitution of, or any amalgamation or reconstruction of, NortonLifeLock or Bidco or any other circumstance that might otherwise constitute a legal or equitable discharge of Bidco under this Agreement (other than payment and/or satisfaction of the obligation guaranteed hereunder).

13.7
If at any time any one or more of the provisions of the Guarantee is or becomes invalid, illegal or unenforceable in any respect under any Law, the validity, legality or enforceability of the remaining provisions hereof shall not be in any way affected if impaired thereby.

14.
Announcements

Other than in connection with a NortonLifeLock Board Recommendation Change, NortonLifeLock will, insofar as it is reasonably practicable to do so, allow Avast and its advisers a reasonable opportunity to provide comments on any announcement or communication that it makes to the market in connection with the Transaction (other than any communication which does not contain any information which is not already in the public domain or any communication which directs such persons to information which is already in the public domain), and consider Avast’s reasonable comments on such announcement or communication.
15.
Termination

15.1
Subject to Clause 15.2 and without prejudice to the rights of any party that may have arisen prior to termination (including the payment of any Break Payment pursuant to Clause 12, if applicable) and, except where expressly stated to the contrary, the provisions of this Agreement shall terminate with immediate effect, and all rights and obligations of the parties under this Agreement shall cease forthwith:

(a)
if agreed in writing by the parties prior to the Effective Date;

(b)
if the Announcement is not released via a Regulatory Newswire at or before the time and date specified in Clause 2.1 (unless, before that time, the parties have agreed another later time and date in accordance with Clause 2.1, in which case that later time and date shall apply for the purpose of this Clause 15.1(b));

(c)
upon service of written notice either by (A) Avast to NortonLifeLock and Bidco, or (B) NortonLifeLock to Avast:

(i)
if an Avast Board Recommendation Change occurs;

(ii)
if a Break Payment Event occurs;

(iii)
if Bidco and/or NortonLifeLock invokes (and is permitted by the Panel to invoke) a Condition (other than a Regulatory Condition or in respect of the NortonLifeLock Stockholder Approval not having being obtained at the NortonLifeLock Stockholders Meeting) so as to cause the Transaction to lapse, to be withdrawn, or not to proceed; or

(iv)
unless otherwise agreed in writing by the parties, if the Effective Date has not occurred on or prior to the Long Stop Date;

(d)
if, prior to the Long Stop Date, a third party announces a firm intention to make an offer or revised offer for Avast which completes, becomes effective or is declared or becomes unconditional in all respects;

(e)
the NortonLifeLock Stockholder Approval is not obtained at the NortonLifeLock Stockholders Meeting;

(f)
if the Scheme is not approved by the requisite majority of Avast Shareholders at the Court Meeting and/or the relevant resolutions relating to the Scheme are not approved by the requisite majority of Avast Shareholders at the Avast General Meeting, other than in circumstances where NortonLifeLock has elected, pursuant to an Agreed Switch, to implement the Transaction by means of an Offer; or

(g)
if the Scheme is not sanctioned at the Court Sanction Hearing;

(h)
upon service of written notice by Avast to NortonLifeLock if NortonLifeLock makes an announcement before the publication of the Proxy Statement that:

(i)
it will not convene the NortonLifeLock Stockholders Meeting; or

(ii)
it does not intend to post the Proxy Statement or to convene the NortonLifeLock Stockholders Meeting;

(i)
on the earliest to occur of:

(i)
the date on which the Scheme lapses, terminates or is withdrawn (unless NortonLifeLock has elected to implement the Transaction by way of an Offer pursuant to an Agreed Switch before such lapse, termination or withdrawal); and

(ii)
the Effective Date; or

(j)
in the event of an Agreed Switch, on the earliest to occur of:

(i)
the date on which the Offer lapses, terminates or is withdrawn; and

(ii)
the Effective Date.

15.2
This Clause 15, Clauses 1, 11 (where this Agreement terminates on the Effective Date), 12, 16 and 17 (other than Clause 17.9) shall survive termination of this Agreement.

16.
Warranties and Undertakings

16.1
Each of the parties warrants to the other on the date of this Agreement that:

(a)
it has the requisite power and authority to enter into and perform its obligations under this Agreement;

(b)
this Agreement constitutes its binding obligations in accordance with its terms;

(c)
the execution and delivery of, and performance of its obligations under, this Agreement will not:

(i)
result in a breach of any provision of its constitutional documents;

(ii)
result in a breach of, or constitute a default under, any instrument to which it is a party or by which it is bound; or

(iii)
result in a breach of any order, judgment or decree of any court or governmental agency to which it is a party or by which it is bound.

16.2
No party shall have any claim for breach of warranty after the Effective Date (without prejudice to any liability for fraudulent misrepresentation or fraudulent misstatement).

17.
General

17.1
Entire Agreement

(a)
Save for the Confidentiality Agreement and the Clean Team and Joint Defence Agreement (each of which remain in force), and any other agreements the parties agree in writing are deemed to be included in this Clause 17.1, this Agreement constitutes the whole and only agreement between the parties relating to the subject matter of this Agreement, and supersedes any previous agreement whether written or oral between the parties in relation to such matters.
(b)
Except in the case of fraud, each party acknowledges that it is entering into this Agreement in reliance upon only this Agreement and that it is not relying upon any pre-contractual statement that is not set out in this Agreement.

(c)
Except in the case of fraud, no party will have any right of action (including those in tort or arising under statute) against the other party arising out of or in connection with any pre-contractual statement except to the extent that it is repeated in this Agreement.

(d)
For the purposes of this Clause 17.1, “pre-contractual statement” means any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of this Agreement made or given by any person at any time before the date of this Agreement.

17.2
Notices

(a)
Any notice or other communication given or made under or in connection with the matters contemplated by this Agreement shall be in writing and shall be delivered by hand or by courier or recorded delivery or sent by air mail (if posted to or from a place outside the United Kingdom) or by email to the email address specified below and as detailed below (unless a party notifies the other parties in writing of a change to the address or email address or details below and such notification is received by the other party before the notice is dispatched), and provided that any notice sent other than by email must also be accompanied by a copy sent by email:

In the case of Avast to:
Name:
Avast plc

Address:
110 High Holborn, London, England, WC1V 6JS

For the attention of:
[***]

Email:
[***]

With a copy (which shall not constitute notice) to:
White & Case LLP, marked for the attention of Dominic Ross (dominic.ross@whitecase.com) and Allan Taylor (ataylor@whitecase.com);
In the case of NortonLifeLock:
Name:
NortonLifeLock Inc.

Address:
60 E. Rio Salado Parkway, Suite 1000, Tempe, AZ, USA

For the attention of:
[***]

Email:
[***]

With a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP, marked for the attention of Daniel Wolf (daniel.wolf@kirkland.com), Edward J. Lee (edward.lee@kirkland.com) and Carlo Zenkner (carlo.zenkner@kirkland.com); and
Macfarlanes LLP, marked for the attention of Harry Coghill (harry.coghill@macfarlanes.com) and Tom Rose (tom.rose@macfarlanes.com); and

In the case of Bidco:
Name:
NortonLifeLock Inc.

Address:
60 E. Rio Salado Parkway, Suite 1000, Tempe, AZ, USA

For the attention of:
[***]

Email:
[***]

With a copy to:
Kirkland & Ellis LLP, marked for the attention of Daniel Wolf (daniel.wolf@kirkland.com), Edward J. Lee (edward.lee@kirkland.com) and Carlo Zenkner (carlo.zenkner@kirkland.com); and
Macfarlanes LLP, marked for the attention of Harry Coghill (harry.coghill@macfarlanes.com) and Tom Rose (tom.rose@macfarlanes.com).
(b)
A notice given under Clause 17.2(a) shall be effective on receipt and shall be deemed received:

(i)
if delivered by hand, by courier, by recorded delivery or by air mail, upon delivery at the address of the relevant party; and

(ii)
if sent by electronic mail when actually received by the intended recipient in readable form,

and provided that the first such receipt shall be deemed effective for the purposes of this Agreement where a notice is sent in accordance with Clause 17.2(a) via more than one method.
17.3
Variations

Subject to Clause 17.7(c), no variation of this Agreement will be valid unless it is in writing (which, for this purpose, does not include email) and signed by or on behalf of each of the parties.
17.4
Remedies and Waivers

(a)
No delay or omission by any party to this Agreement in exercising any right, power or remedy provided by Law or under this Agreement will:

(i)
affect that right, power or remedy; or

(ii)
operate as a waiver of it.

(b)
The single or partial exercise of any right, power or remedy provided by Law or under this Agreement will not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

(c)
The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by Law. Nothing in this Agreement shall exclude any party from making any claim for losses and damages suffered in connection with the fraud of another party.

(d)
Without prejudice to any other rights and remedies which another party may have, each party acknowledges and agrees that damages alone may not be an adequate remedy for any breach by another party of the provisions of this Agreement and any other party will be entitled to seek the remedies of injunction, specific performance and other equitable remedies, for any threatened or actual breach of any such provision of this Agreement by a party and no proof of special damages will be necessary for the enforcement by any party of its rights under this Agreement.

17.5
Partnership

No provision of this Agreement creates a partnership between any of the parties or makes a party the agent of another party for any purpose. No party has any authority or power to bind, to contract in the name of, or to create a liability for, another party in any way or for any purpose.
17.6
Assignment

No party may assign (whether absolutely or by way of security and whether in whole or in part), transfer, or delegate to a third party of, or otherwise dispose of (in any manner whatsoever) the benefit of this Agreement (or any part of it) or sub-contract in any manner whatsoever its performance under this Agreement without the prior written consent of each other party.
17.7
Third Party Rights

(a)
Clause 11 is intended to confer benefits on and be enforceable by the third parties referred to therein (the “Relevant Third Parties”).

(b)
Subject to Clause 17.7(a), the parties do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

(c)
The parties may vary or amend this Agreement without the consent of any of the Relevant Third Parties, except that any variation or amendment of Clauses 11.1, 11.2 or 11.4 shall require the consent of each Relevant Third Party affected by the variation or amendment.

17.8
Severance

If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the Law of any jurisdiction, such provision shall be deemed to be severed from this Agreement and the parties shall replace it with a provision which has an effect as close as possible to the deficient provision. The remaining provisions will remain in full force in that jurisdiction and all provisions will continue in full force in any other jurisdiction.
17.9
Further Assurance

Each party will, at its own cost, use reasonable endeavours to, or procure that any relevant third party will, do and/or execute and/or perform all such further deeds, documents, assurances, acts and things as may be reasonably required to give effect to this Agreement and to implement the Transaction.
17.10
Counterparts

This Agreement may be executed in counterparts and shall be effective when each party has executed a counterpart. Each counterpart shall constitute an original of this Agreement. Delivery of an executed signature page of a counterpart by electronic transmission shall take effect as delivery of an executed counterpart of this Agreement.
17.11
Fees and Expenses

Each party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement and any matter contemplated by it.
17.12
Takeover Code and Relevant Law

(a)
The parties agree that, if the Panel determines that any provision of this Agreement that requires Avast to take or not to take action, whether as a direct obligation or as a condition to any other person’s obligation (however expressed), is not permitted by Rule 21.2 of the Takeover Code, Avast shall not be required to take or not take the relevant action contemplated by this Agreement, and shall instead be entitled and required to take such action as may be directed by the Panel (such that, for the purposes of the taking or not taking of that relevant action, such provision shall be superseded by the direction of the Panel).
(b)
Nothing in this Agreement shall be taken to restrict Avast, NortonLifeLock, any member of the Avast Board, any NortonLifeLock Director or Bidco Director, or any member of the Avast Group or NortonLifeLock Group from complying with all relevant legislation, orders of court or regulations including the Takeover Code, the FCA’s Listing Rules or the rules and regulations of any applicable regulatory body.

17.13
Governing Law and Jurisdiction

(a)
This Agreement, including any non-contractual obligations arising out of or in connection with this Agreement, is governed by and shall be construed in accordance with English law; provided, that notwithstanding the foregoing, any matters concerning or implicating the NortonLifeLock Directors’ fiduciary duties shall be governed by and construed in accordance with the applicable fiduciary duty laws of the State of Delaware.

(b)
The parties agree that the courts of England shall have exclusive jurisdiction to hear and determine any Proceedings arising out of or in connection with this Agreement and, for such purposes, irrevocably submit to the jurisdiction of such courts.

(c)
NortonLifeLock will maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this Agreement. Such agent will be Macfarlanes LLP, currently of 20 Cursitor Street, London EC4A 1LT, and any claim form, judgment or other notice of legal process will be sufficiently served on NortonLifeLock if delivered to such agent at its address for the time being, and marked for the attention of Harry Coghill and Tom Rose. NortonLifeLock will be entitled to appoint an agent for service in England in the place of Macfarlanes LLP by written notice to Avast, whereupon Macfarlanes LLP will cease to be NortonLifeLock’s agent for service, and any claim form, judgment or other notice of legal process will be sufficiently served on NortonLifeLock if delivered to such replacement agent at its address for the time being (but shall no longer be effective if served upon Macfarlanes LLP after the appointment, and notification to Avast of the appointment, of such new agent for service).

In Witness Whereof this Agreement has been executed on the date first above written.
Signed by John Schwarz as authorised signatory for and on behalf of Avast plc
/s/ John Schwarz Authorised Signatory
Signed by Vincent Pilette as authorised signatory for and on behalf of NortonLifeLock Inc.
/s/ Vincent Pilette Authorised Signatory
Signed by Bryan Ko as authorised signatory for and on behalf of Nitro Bidco Limited
/s/ Bryan Ko Authorised Signatory
[Signature page to the co-operation agreement]

Schedule 1   The Announcement
NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION
FOR IMMEDIATE RELEASE
THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION
10 August 2021
RECOMMENDED MERGER
of
AVAST PLC
with
NORTONLIFELOCK INC.
to be effected by means of a Scheme of Arrangement
under Part 26 of the Companies Act 2006
Summary
•
Further to the announcements made by NortonLifeLock Inc. (“NortonLifeLock”) and Avast plc (“Avast” or the “Company”) on 14 July 2021, the boards of NortonLifeLock and Avast are pleased to announce that they have reached agreement on the terms of a recommended merger of Avast with NortonLifeLock, in the form of a recommended offer by Nitro Bidco Limited (“Bidco”), a wholly-owned subsidiary of NortonLifeLock, for the entire issued and to be issued ordinary share capital of the Company (the “Merger”). It is intended that the Merger will be effected by means of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act (the “Scheme”).

•
The boards of NortonLifeLock and Avast believe the Merger has compelling strategic logic and represents an attractive opportunity to create a new, industry leading consumer Cyber Safety business, leveraging the established brands, technical expertise and innovation of both groups to deliver substantial benefits to consumers, shareholders and other stakeholders.

•
Under the terms of the Merger, Avast Shareholders will be entitled to receive:

for each Avast Share held:	USD 7.61 in cash
and
0.0302 of a New NortonLifeLock Share
in respect of their entire holding of Avast Shares (the “Majority Cash Option”). Based on NortonLifeLock’s closing share price of USD 27.20 on 13 July 2021 (being the last Business Day on which NortonLifeLock Shares traded on NASDAQ before the commencement of the Offer Period in relation to the Merger) and the Announcement Exchange Rate, the Majority Cash Option values each Avast Share at 608.4 pence per share (USD 8.43 per share).
•
The Majority Cash Option comprises approximately 90% by value in cash and approximately 10% by value in New NortonLifeLock Shares.

•
The Majority Cash Option represents a premium of approximately:

•
20.7% to the Closing Price of 504.2 pence per Avast Share on 14 July 2021, being the last Business Day on which Avast Shares traded on the London Stock Exchange prior to the commencement of the Offer Period in relation to the Merger (the “Unaffected Date”); and

•
28.0% to the volume weighted average price of 475.1 pence per Avast Share for the three months up to the Unaffected Date.

•
As an alternative to the Majority Cash Option, Bidco will make available to Avast Shareholders the option to elect for a different mix of cash and share consideration, pursuant to which Avast Shareholders (other than those resident in a Restricted Jurisdiction) may elect to receive:

for each Avast Share held:	0.1937 of a New NortonLifeLock Share
and
USD 2.37 in cash
in respect of their entire holding of Avast Shares (the “Majority Stock Option”). Based on NortonLifeLock’s closing share price of USD 27.20 on 13 July 2021 (being the last Business Day on which NortonLifeLock Shares traded on NASDAQ before the commencement of the Offer Period in relation to the Merger) and the Announcement Exchange Rate, the Majority Stock Option values each Avast Share at 551.1 pence per share (USD 7.64 per share).
•
The Majority Stock Option comprises approximately 31% by value in cash and approximately 69% by value in New NortonLifeLock Shares. The Majority Stock Option enables Avast Shareholders to participate more fully in the upside and long-term value creation opportunity resulting from the Merger.

•
Each of the Avast Directors who holds Avast Shares has irrevocably undertaken to elect for the Majority Stock Option, as well as to vote or procure votes in favour of the Scheme (or, in the event that the Merger is implemented by way of a Takeover Offer, accept or procure acceptance of the Takeover Offer), in respect of their entire beneficial holdings of Avast Shares.

•
Depending on the elections of other Avast Shareholders, and on the same basis as set out above, the Merger values the entire issued and to be issued ordinary share capital of Avast between approximately £6.2 billion (USD 8.6 billion) (if all Avast Shareholders, other than the Avast Directors who hold Avast Shares, receive the Majority Cash Option) and £5.8 billion (USD 8.1 billion) (if all Avast Shareholders elect for the Majority Stock Option). The enterprise value attributed to Avast is between approximately £6.6 billion (USD 9.2 billion) (if all Avast Shareholders, other than the Avast Directors who hold Avast Shares, receive the Majority Cash Option) and £6.2 billion (USD 8.6 billion) (if all Avast Shareholders elect for the Majority Stock Option).

•
Avast Shareholders who do not positively elect to receive the Majority Stock Option will receive the Majority Cash Option.

•
In addition to the consideration payable in connection with the Merger, Avast Shareholders will be entitled to receive certain agreed ordinary course Avast dividends prior to the completion of the Merger, on the basis set out further below.

•
Bidco will procure that a facility will be made available under which Avast Shareholders will be able to elect (subject to the terms and conditions of the facility) to receive cash consideration in GBP rather than USD at the prevailing market exchange rate (after deduction of any transaction or dealing costs associated with the conversion) under the Majority Cash Option or the Majority Stock Option (as described further below).

•
Upon completion of the Merger, and subject to the elections made by Avast Shareholders, Avast Shareholders will own between approximately 14% (if all Avast Shareholders, other than the Avast Directors who hold Avast Shares, receive the Majority Cash Option) and approximately 26% (if all Avast Shareholders elect for the Majority Stock Option) of the Combined Company on a fully diluted basis.

•
To the extent that Avast Shareholders elect for the Majority Stock Option, NortonLifeLock intends, subject to market conditions and other capital requirements, to implement an incremental share buyback programme over time following completion of the Merger (the “Post-Merger Buyback”) with a view to establishing a net leverage ratio for the Combined Company in the region of approximately 3.5x net debt to pro forma EBITDA. If all Avast Shareholders elect for the Majority Stock Option,

NortonLifeLock expects that the amount of the Post-Merger Buyback, if implemented, would be up to approximately USD 3 billion. However, this amount would be reduced by the amount of any incremental cash consideration payable to Avast Shareholders who receive the Majority Cash Option.
Agreed Avast Dividends
•
In addition to the consideration payable in connection with the Merger, the Avast Board will be entitled to declare and pay an interim dividend in respect of the six month period ended 30 June 2021 of 4.8 cents per Avast Share (the “Interim Avast Dividend”). It is expected that the Interim Avast Dividend will be announced by Avast in August 2021 and paid in October 2021.

•
In addition to the consideration payable in connection with the Merger and the Interim Avast Dividend, if the Merger has not become Effective before 1 March 2022, the Avast Board reserves the right to declare and pay either a further interim dividend or recommend and pay a final dividend in respect of the year ending 31 December 2021 of 11.2 cents per Avast Share (the “Second Avast Dividend”).

•
In addition to the consideration payable in connection with the Merger and the Interim Avast Dividend and the Second Avast Dividend, if the Merger has not become Effective before 11 August 2022, the Avast Board reserves the right to declare and pay an interim dividend in respect of the six month period ended 30 June 2022 of 4.8 cents per Avast Share (the “Third Avast Dividend”).

•
Bidco has agreed that Avast Shareholders will be entitled to receive the Interim Avast Dividend, the Second Avast Dividend and the Third Avast Dividend (together, the “Agreed Avast Dividends”), if and to the extent declared and paid in accordance with the terms set out in this Announcement, in each case without any reduction to the consideration payable by Bidco under the terms of the Merger.

•
If any dividend and/or other distribution and/or other return of capital or value (a “Return of Value”) is announced, declared, made, payable or paid in respect of the Avast Shares on or after the date of this Announcement and prior to the Effective Date, other than, or in excess of, the Agreed Avast Dividends, Bidco reserves the right to reduce the aggregate consideration payable in respect of the Avast Shares by the aggregate amount of such Return of Value.

Summary Strategic and Financial Rationale for the Merger
•
The boards of NortonLifeLock and Avast believe that the Merger has compelling strategic and financial rationale, with the potential to deliver substantial benefits to consumers, shareholders and other stakeholders. In particular, the Merger will:

•
accelerate the transformation of consumer Cyber Safety, with the Combined Company having over 500 million users;

•
combine Avast’s strength in privacy and NortonLifeLock’s strength in identity to create a broad and complementary product portfolio beyond core security and towards adjacent trust-based solutions;

•
provide greater geographic diversification and access to a larger global user base, as well as facilitating expansion into the SOHO and VSB segments, and the building of stronger B2B2C and OEM partnerships;

•
unlock significant value creation through approximately USD 280 million of annual gross cost synergies, providing additional upside potential from new reinvestment capacity for innovation and growth; and

•
bring together two strong and highly experienced consumer-focused management teams with a common culture of excellence and innovation.

•
The Merger will also enhance the financial profile of the Combined Company through increased scale, long-term growth, cost synergies with reinvestment capacity and strong cash flow generation supported by a resilient balance sheet, and is expected to drive double-digit non-GAAP EPS accretion within the first full year following completion of the Merger and double-digit revenue growth in the long-term.

The Combined Company
•
With effect from the Effective Date, it is intended that Avast’s CEO, Ondrej Vlcek, will join NortonLifeLock as President and become a member of the NortonLifeLock Board. In addition, Pavel Baudiš, a founder of Avast and current member of the Avast Board, is expected to join the NortonLifeLock Board as an independent director.

•
On completion of the Merger, the Combined Company will be dual headquartered in Prague, Czech Republic, and Tempe, Arizona, USA, and will have a significant presence in the Czech Republic. The Combined Company will be listed on NASDAQ.

•
NortonLifeLock intends to undertake a review process, in collaboration with Avast’s CEO, to determine the post-Merger name of the Combined Company to ensure that it best reflects its strategic vision of expanding its Cyber Safety platform with trust-based solutions and its broad global prospects.

Recommendation and irrevocable undertakings
•
The Avast Directors, who have been so advised by UBS and J.P. Morgan Cazenove as to the financial terms of the Majority Cash Option and the Majority Stock Option, unanimously consider the terms of the Majority Cash Option and the Majority Stock Option to be fair and reasonable. In providing their financial advice to the Avast Directors, UBS and J.P. Morgan Cazenove have taken into account the commercial assessments of the Avast Directors. UBS is providing independent financial advice to the Avast Directors for the purposes of Rule 3 of the Code.

•
Accordingly, the Avast Directors intend to recommend unanimously that Avast Shareholders vote or procure votes in favour of the resolutions relating to the Scheme at the Meetings, as each of the Avast Directors who owns Avast Shares has irrevocably undertaken to do in respect of their entire beneficial holdings of Avast Shares. In addition, the Vlček Family Foundation has irrevocably undertaken to vote in favour of the resolutions relating to the Scheme at the Meetings in respect of its entire beneficial holding of Avast Shares.

•
The Avast Directors’ (and the Vlček Family Foundation’s) irrevocable commitments are in respect of, in aggregate, 381,057,227 Avast Shares, representing approximately 36.93% of the existing issued ordinary share capital of Avast on the Latest Practicable Date.

Timetable and Conditions
•
The Merger is subject to the Conditions and certain further terms set out in Appendix 1 to this Announcement, and to the full terms and conditions which will be set out in the Scheme Document. These Conditions include (amongst others):

•
the receipt or waiver of any applicable antitrust approvals or clearances in the United States, the United Kingdom, Germany and Spain (and/or, upon referral, approval from the European Commission), Australia and New Zealand;

•
a written notification from CFIUS that it has completed action under section 721 of the DPA or, if CFIUS has sent a report to the President of the United States, that the President has announced a decision not to take action or has not taken action after fifteen days from the end of the investigation period;

•
the receipt or waiver of applicable foreign investment approvals in Germany, the Czech Republic, Romania and, if in force and applicable, any such approvals required in the United Kingdom and the Netherlands;

•
approval of Avast Shareholders at the Court Meeting and the General Meeting;

•
the FCA having approved the NortonLifeLock Prospectus and it having been made available to the public in accordance with the UK Prospectus Regulation Rules;

•
the issuance of the New NortonLifeLock Shares in connection with the Merger having been approved by NortonLifeLock Shareholders at the NortonLifeLock Shareholders’ Meeting;

•
confirmation having been received by NortonLifeLock that the New NortonLifeLock Shares have been approved for listing, subject to official notice of issuance, on NASDAQ;

•
the sanction of the Scheme by the Court; and

•
the delivery of a copy of the Scheme Court Order to the Registrar of Companies.

•
Further details of the Merger will be contained in the Scheme Document, which is intended to be posted to Avast Shareholders (other than those resident in Restricted Jurisdictions), along with the Forms of Proxy and the Form of Election, in late Q3 or early Q4 of 2021. For the purposes of paragraph 3(a) of Appendix 7 of the Code, the Panel has consented to this arrangement. It is also expected that, at or around the same time as the Scheme Document is posted to Avast Shareholders (other than those resident in Restricted Jurisdictions), the NortonLifeLock Prospectus will be published and the NortonLifeLock Proxy Statement will be mailed.

•
Subject to the satisfaction or waiver (as applicable) of all relevant conditions, including the Conditions, and certain terms set out in Appendix 1 to this Announcement and to be set out in the Scheme Document, the Scheme is expected to become Effective in mid-2022. An expected timetable of principal events will be included in the Scheme Document.

Commenting on the Merger, Vincent Pilette, Chief Executive Officer of NortonLifeLock, said:
“This transaction is a huge step forward for consumer Cyber Safety and will ultimately enable us to achieve our vision to protect and empower people to live their digital lives safely. With this combination, we can strengthen our Cyber Safety platform and make it available to more than 500 million users. We will also have the ability to further accelerate innovation to transform Cyber Safety.”
Commenting on the Merger, Ondrej Vlcek, Chief Executive Officer of Avast, said:
“The Avast Board believes the proposed merger of Avast and NortonLifeLock creates a united Cyber Safety business of compelling strategic scale, unlocking value for shareholders today with considerable potential upside. With NortonLifeLock, Avast will be even better positioned to pursue its ambitions and evolve its product portfolio to meet the demand of today’s consumers. It is clear that both NortonLifeLock and Avast have a shared vision of protecting the consumer’s digital life and together will be better able to deliver value for all stakeholders.
Avast’s long-standing mission has been to enable a digital world that provides safety and privacy for all. Our proposed merger with NortonLifeLock is a major step forward along this path, creating a world-leading consumer Cyber Safety business which combines Avast’s strength in privacy and NortonLifeLock’s strength in identity protection. United, our highly complementary product portfolios will have far-reaching benefits, significantly enhancing our ability to drive innovation through R&D, and accelerating the transformation of our Cyber Safety platform for our more than half a billion combined users.
At a time when global cyber threats are growing, yet cyber safety penetration remains very low, together with NortonLifeLock, we will be able to accelerate our shared vision of providing holistic cyber protection for consumers around the globe. Our talented teams will have better opportunities to innovate and develop enhanced solutions and services, with improved capabilities from access to superior data insights. Through our well-established brands, greater geographic diversification and access to a larger global user base, the combined businesses will be poised to access the significant growth opportunity that exists worldwide.”

This summary should be read in conjunction with, and is subject to, the full text of this Announcement, including its Appendices. The Merger will be subject to the Conditions set out in Appendix 1 to this Announcement, and to the full terms and conditions which will be set out in the Scheme Document. Appendix 2 to this Announcement contains the bases and sources of certain information used in the summary and in the full text of this Announcement. Appendix 3 to this Announcement contains details of the irrevocable undertakings received in relation to the Merger that are referred to in this Announcement. Appendix 4 to this Announcement contains details and bases of belief of the anticipated quantified financial benefits of the Merger and copies of the related reports from NortonLifeLock’s reporting accountants, Deloitte, and its financial adviser, Evercore. Appendix 5 to this Announcement contains the NortonLifeLock Profit Forecast, and the assumptions, basis of preparation and the NortonLifeLock Directors’ confirmation relating thereto. Appendix 6 to this Announcement contains the Avast Profit Forecast, and the assumptions, basis of preparation and the Avast Directors’ confirmation relating thereto. Appendix 7 to this Announcement contains definitions of certain terms used in this Announcement. For the purposes of Rule 28 of the Code, the Quantified Financial Benefits Statement contained in this Announcement is the responsibility of NortonLifeLock and the NortonLifeLock Directors. Each of Deloitte and Evercore has given and not withdrawn its consent to the publication of its respective report in this Announcement in the form and context in which it is included.
Investor Call
A joint investor conference call regarding the Merger will take place on 10 August 2021 at 2 p.m. PT time / 5 p.m. ET time.
•
Webcast: Investor.NortonLifeLock.com

•
Phone Dial-In: Investor.NortonLifeLock.com to register in advance for call details

Live webcasts of the conference call, including the presentations, will be published on the investor relations sections of NortonLifeLock’s and Avast’s respective websites.
Enquiries
NortonLifeLock
Mary Lai, Head of Investor Relations	IR@NortonLifeLock.com
Spring Harris, Head of Global Corporate Communications and PR	Press@NortonLifeLock.com
Evercore (Financial adviser to NortonLifeLock and Bidco)
Naveen Nataraj	+1(0)212 857 3100
Edward Banks	+44(0)20 7653 6000
Anil Rachwani
Swag Ganguly
Wladimir Wallaert
Sard Verbinnen (Communications adviser to NortonLifeLock)
Charles Chichester	+44(0)20 7467 1050
John Christiansen	+1(0)415 618 8750
Jared Levy	+1(0)212 687 8080

Avast
Peter Russell, Director of Investor Relations	IR@avast.com
Stephanie Kane, VP PR and Corporate Communications
UBS (Financial adviser and Corporate Broker to Avast)	Tel: +44 207 567 8000
Christian Lesueur
Rahul Luthra
Jonathan Rowley
Aadhar Patel
Meera Sheth
J.P. Morgan Cazenove (Financial adviser and Corporate Broker to Avast)	Tel: +44 207 742 4000
Bill Hutchings
James Robinson
James Summer
Jonty Edwards
Finsbury Glover Hering (Communications adviser to Avast)	Avast-LON@fgh.com
Dorothy Burwell	Tel: +44 7733 294 930
Nidaa Lone	Tel: +44 7841 400 607
Kirkland & Ellis LLP and Macfarlanes LLP are retained as (respectively) US and UK legal advisers to NortonLifeLock. White & Case LLP is retained as legal adviser to Avast.
Important notices relating to financial advisors
Evercore Partners International LLP (“Evercore”), which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively as financial adviser to NortonLifeLock and Bidco and no one else in connection with the Merger and will not be responsible to anyone other than NortonLifeLock or Bidco for providing the protections afforded to clients of Evercore nor for providing advice in connection with the matters referred to herein. Neither Evercore nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Evercore in connection with any matter referred to herein or otherwise. Apart from the responsibilities and liabilities, if any, which may be imposed on Evercore by FSMA, or the regulatory regime established thereunder, or under the regulatory regime of any jurisdiction where exclusion of liability under the relevant regulatory regime would be illegal, void or unenforceable, neither Evercore nor any of its affiliates accepts any responsibility or liability whatsoever for the contents of this Announcement, and no representation, express or implied, is made by it, or purported to be made on its behalf, in relation to any matter referred to herein, including its accuracy, completeness or verification, or any other statement made or purported to be made by it, or on its behalf, in connection with NortonLifeLock, Bidco or the matters described in this Announcement. To the fullest extent permitted by applicable law, Evercore and its affiliates accordingly disclaim all and any responsibility or liability whether arising in tort, contract or otherwise (save as referred to above) which it or they might otherwise have in respect of this Announcement or any statement contained herein.
UBS AG London Branch (“UBS”) is authorised and regulated by the Financial Market Supervisory Authority in Switzerland. It is authorised by the PRA and subject to regulation by the FCA and limited regulation by the PRA in the United Kingdom. UBS provided financial and corporate broking advice to

Avast and no one else in connection with the process or contents of this Announcement. In connection with such matters, UBS will not regard any other person as its client, nor will it be responsible to any other person for providing the protections afforded to its clients or for providing advice in relation to the process, contents of this Announcement or any other matter referred to herein.
J.P. Morgan Securities plc, which conducts its UK investment banking business as J.P. Morgan Cazenove, (“J.P. Morgan Cazenove”) and which is authorised in the United Kingdom by the PRA and regulated in the United Kingdom by the PRA and the FCA, is acting exclusively as financial adviser to Avast and no one else in connection with the Merger and will not regard any other person as its client in relation to the Merger and shall not be responsible to anyone other than Avast for providing the protections afforded to clients of J.P. Morgan Cazenove or its affiliates, nor for providing advice in connection with the Merger or any matter or arrangement referred to herein.
No offer or solicitation
This Announcement is for information purposes only and is not intended to and does not constitute, or form any part of, an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law or regulation. In particular, this announcement is not an offer of securities for sale in the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued as part of the Merger are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the U.S. Securities Act.
The Merger will be implemented solely in accordance with the Scheme Document (or, in the event that the Merger is to be implemented by means of a Takeover Offer, the offer document), which will contain the full terms and conditions of the Merger, including details of how to vote in respect of the Scheme. Any voting decision or response in relation to the Merger should be made solely on the basis of the information contained in the Scheme Document, the Forms of Proxy, the Form of Election and the NortonLifeLock Prospectus.
This Announcement does not constitute a prospectus or a prospectus exempted document.
This Announcement has been prepared for the purpose of complying with English law and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions other than England and Wales.
Important additional information will be filed with the SEC
This Announcement may be deemed to be solicitation material in respect of the Merger, including the issuance of NortonLifeLock Shares. In connection with the proposed issuance of NortonLifeLock Shares, NortonLifeLock is expected to file the NortonLifeLock Proxy Statement with the SEC. To the extent NortonLifeLock effects the Merger as a Scheme under English law, the issuance of NortonLifeLock Shares would not be expected to require registration under the U.S. Securities Act pursuant to an exemption provided by Section 3(a)(10) of the U.S. Securities Act. If, in the future, Bidco exercises its right to implement the Merger by way of a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the U.S. Securities Act, it will file a registration statement on Form S-4 with the SEC that will contain a prospectus with respect to the issuance of New NortonLifeLock Shares. BEFORE MAKING ANY VOTING DECISION, NORTONLIFELOCK’S SHAREHOLDERS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. NortonLifeLock’s shareholders and investors will be able to obtain, without charge, a copy of the NortonLifeLock Proxy Statement (or, if applicable, the registration statement on Form S-4), including the Scheme Document (or, if applicable the offer document), and other relevant documents filed with the SEC (when available) from the SEC’s website at http://www.sec.gov. NortonLifeLock’s shareholders and investors will also be able to obtain, without charge, a copy of the NortonLifeLock Proxy Statement, including the Scheme Document (or, if applicable the offer document), and other relevant documents (when available) by directing a written request to NortonLifeLock (Attention: Investor Relations), or from NortonLifeLock’s website at https://investor.nortonlifelock.com/.
Participants in the solicitation
NortonLifeLock, Bidco and certain of their directors and executive officers and employees may be considered participants in the solicitation of proxies from the stockholders of NortonLifeLock in respect of the Merger, including the proposed issuance of NortonLifeLock Shares. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of NortonLifeLock in connection with the Merger, including a description of their direct or indirect interests, by security holdings or otherwise, will be set out in the NortonLifeLock Proxy Statement when it is filed with the SEC. Information regarding NortonLifeLock’s directors and executive officers is contained in NortonLifeLock’s Annual Report on Form 10-K for the fiscal year ended 2 April 2021 and its Proxy Statement on Schedule 14A, dated 28 July 2021, which are filed with the SEC.
Overseas shareholders
The release, publication or distribution of this Announcement in jurisdictions other than the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom (including Restricted Jurisdictions) should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the United Kingdom or who are subject to the laws of another jurisdiction to vote their Avast Shares in respect of the Scheme at the Meetings, or to execute and deliver the Forms of Proxy (appointing another to vote at the Meetings on their behalf) or the Form of Election, may be affected by the laws of the relevant jurisdictions in which they are located or to which they are subject. Any failure to comply with applicable legal or regulatory requirements of any jurisdiction may constitute a violation of securities laws in that jurisdiction.
Copies of this Announcement and any formal documentation relating to the Merger are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction, including any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of acceptance of the Merger.
If the Merger is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law and regulation), the Takeover Offer may not be made, directly or indirectly, in or into or by use of the mails or any other means or instrumentality (including facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction and the Merger will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.
Further details in relation to Avast Shareholders in overseas jurisdictions will be contained in the Scheme Document.
Notice to U.S. investors in Avast
The Merger relates to the shares of an English company and is being made by means of a scheme of arrangement under Part 26 of the Companies Act. A scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the U.S. Exchange Act and other requirements of U.S. law. Accordingly, the Merger is subject to the disclosure requirements and practices applicable to a scheme of arrangement involving a target company in England listed on the London Stock Exchange, which differ from the disclosure requirements of U.S. tender offer and proxy solicitation rules. If, in the future, Bidco exercises its right to implement the Merger by way of a Takeover Offer and determines to extend the Takeover Offer into the U.S., the Merger will be made in compliance with applicable U.S. laws and regulations.
The New NortonLifeLock Shares to be issued pursuant to the Merger have not been registered under the U.S. Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the U.S. Securities Act. The New NortonLifeLock Shares to be issued pursuant to the Merger will be issued pursuant to the exemption from registration provided by Section 3(a)(10) under the U.S. Securities Act. If, in the future, Bidco exercises its right to implement the Merger by way of a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the U.S. Securities Act, it will file a registration statement with the SEC that will contain a prospectus with respect to the issuance of New NortonLifeLock Shares. In this event, Avast Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information, and such documents will be available free of charge at the SEC’s website at www.sec.gov or by directing a request to NortonLifeLock’s Investor Relations team identified above.
New NortonLifeLock Shares issued to persons other than “affiliates” of NortonLifeLock (defined as certain control persons, within the meaning of Rule 144 under the U.S. Securities Act) will be freely transferable under US law after the Merger. Persons (whether or not US persons) who are or will be “affiliates” of NortonLifeLock within 90 days prior to, or of the Combined Company after, the Effective Date will be subject to certain transfer restrictions relating to the New NortonLifeLock Shares under US law.
Neither the SEC nor any U.S. state securities commission has approved or disapproved of the New NortonLifeLock Shares to be issued in connection with the Merger, or determined if this Announcement is accurate or complete. Any representation to the contrary is a criminal offence in the United States.
Financial information relating to Avast included in this Announcement and to be included in the Scheme Document has been or will have been prepared in accordance with accounting standards applicable in the United Kingdom and may not be comparable to financial information of U.S. companies or companies whose financial statements are prepared in accordance with U.S. GAAP. U.S. GAAP differs in certain significant respects from accounting standards applicable in the United Kingdom.
Avast is incorporated under the laws of England and Wales. In addition, some of its officers and directors reside outside the United States, and some or all of its assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against Avast or its officers or directors on judgments of United States federal, state or district courts, including judgments based upon the civil liability provisions of the U.S. federal securities laws. It may not be possible to sue Avast or its officers or directors in a non-U.S. court for violations of the U.S. securities laws.
Forward-looking statements
This Announcement contains certain forward-looking statements with respect to the NortonLifeLock Group and the Avast Group. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “aim”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. Forward-looking statements include statements relating to the following: (i) future capital expenditures, expenses, revenues, economic performance, financial conditions, dividend policy, losses and future prospects, (ii) business and management strategies and the expansion and growth of the operations of the NortonLifeLock Group or the Avast Group, and (iii) the effects of government regulation on the business of the NortonLifeLock Group or the Avast Group. There are many factors which could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such factors include the possibility that the Merger will not be completed on a timely basis or at all, whether due to the failure to satisfy the conditions of the Merger (including approvals or clearances from regulatory and other agencies and bodies) or otherwise, general business and economic conditions globally, industry trends, competition, changes in government and other regulation, changes in political and economic stability, disruptions in business operations due to reorganisation activities, interest rate and currency fluctuations, the inability of the Combined Company to realise successfully any anticipated synergy benefits when (and if) the Merger is implemented, the inability of the Combined Company to integrate successfully the operations of the NortonLifeLock Group and the Avast Group when (and if) the Merger is implemented and the Combined Company incurring and/or experiencing unanticipated costs and/or delays or difficulties relating to the Merger when (and if) it is implemented. Additional information concerning these and other risk factors is contained in the Risk Factors sections of NortonLifeLock’s most recent reports on Form 10-K and Form 10-Q, the contents of which are not incorporated by reference into, nor do they form part of, this Announcement.
These forward-looking statements are based on numerous assumptions regarding the present and future business strategies of such persons and the environment in which each will operate in the future. By their nature, these forward-looking statements involve known and unknown risks, as well as uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this Announcement may cause the actual results, performance or achievements of any such person, or industry results and developments, to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. No assurance can be given that such expectations will prove to have been correct and persons reading this Announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Announcement. All subsequent oral or written forward-looking statements attributable to the NortonLifeLock Group or the Avast Group or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. None of NortonLifeLock, Bidco or Avast undertake any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law, regulation or stock exchange rules.
No profit forecasts or estimates
The NortonLifeLock Profit Forecast is a profit forecast for the purposes of Rule 28 of the Code. The NortonLifeLock Profit Forecast, the assumptions and basis of preparation on which the NortonLifeLock Profit Forecast is based and the NortonLifeLock Directors’ confirmation, as required by Rule 28.1 of the Code, are set out in Appendix 5 to this Announcement.
The Avast Profit Forecast is a profit forecast for the purposes of Rule 28 of the Code. The Avast Profit Forecast, the assumptions and basis of preparation on which the Avast Profit Forecast is based and the Avast Directors’ confirmation, as required by Rule 28.1 of the Code, are set out in Appendix 6 to this Announcement.
Other than in respect of the NortonLifeLock Profit Forecast and the Avast Profit Forecast, no statement in this Announcement is intended as, or is to be construed as, a profit forecast or estimate for any period and no statement in this Announcement should be interpreted to mean that earnings or earnings per ordinary share, for NortonLifeLock or Avast, respectively for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per ordinary share for NortonLifeLock or Avast, respectively.
For the purposes of Rule 28 of the Code: (i) the NortonLifeLock Profit Forecast contained in this Announcement is the responsibility of NortonLifeLock and the NortonLifeLock Directors; and (ii) the Avast Profit Forecast contained in this Announcement is the responsibility of Avast and the Avast Directors.
Use of Non-GAAP financial information
NortonLifeLock uses the non-GAAP measures of operating margin, which are adjusted from results based on U.S. GAAP and exclude certain expenses, gains and losses. NortonLifeLock also provides the non-GAAP metric of free cash flow, which is defined as cash flows from operating activities less purchases of property and equipment. These non-GAAP financial measures are provided to enhance the user’s understanding of NortonLifeLock’s past financial performance and its prospects for the future. NortonLifeLock’s management team uses these non-GAAP financial measures in assessing NortonLifeLock’s performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to U.S. GAAP and the methods used by NortonLifeLock to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with U.S. GAAP and should be read only in conjunction with NortonLifeLock’s consolidated financial statements prepared in accordance with U.S. GAAP.
NortonLifeLock is unable to provide a reconciliation of these forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures because certain information is dependent on future events, some of which are outside the control of NortonLifeLock. Moreover, estimating such U.S. GAAP financial measures with the required precision necessary to provide a meaningful reconciliation is extremely difficult and could not be accomplished without unreasonable effort.
Quantified Financial Benefits Statement
Statements of estimated cost savings and synergies relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the cost savings and synergies referred to in the Quantified Financial Benefits Statement may not be achieved, may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. No statement in the Quantified Financial Benefits Statement, or this Announcement generally, should be construed as a profit forecast (other than the NortonLifeLock Profit Forecast and the Avast Profit Forecast) or interpreted to mean that the Combined Company’s earnings in the first full year following the Effective Date of the Scheme, or in any subsequent period, would necessarily match or be greater than or be less than those of Avast and/or NortonLifeLock for the relevant preceding financial period or any other period.
For the purposes of Rule 28 of the Code, the Quantified Financial Benefits Statement contained in this Announcement is the responsibility of NortonLifeLock and the NortonLifeLock Directors.
Publication on website
A copy of this Announcement and the documents required to be published pursuant to Rule 26.1 and Rule 26.2 of the Code will be made available (subject to certain restrictions relating to persons resident in Restricted Jurisdictions) on NortonLifeLock’s website (at https://investor.nortonlifelock.com/) and on Avast’s website (at https://investors.avast.com/) by no later than 12 noon London time on the business day following the date of this Announcement. Neither the contents of these websites nor the content of any other website accessible from hyperlinks on such websites is incorporated into, or forms part of, this Announcement.
Requesting hard copy documents
In accordance with Rule 30.3 of the Code, a person so entitled may request a copy of this Announcement (and any information incorporated into it by reference to another source) in hard copy form free of charge. A person may also request that all future documents, announcements and information sent to that person in relation to the Merger should be in hard copy form. For persons who have received a copy of this Announcement in electronic form or via a website notification, a hard copy of this Announcement will not be sent unless so requested from either Avast by contacting Avast’s registrars, Equiniti, at Aspect House, Spencer Road, Worthing, Lancing BN99 6DA or, between 8.30 a.m. and 5.30 p.m. Monday to Friday (except UK public holidays), on 0371 384 2030 from within the UK or +44 121 415 7047 if calling from outside the UK (calls are charged at the standard geographic rate and will vary by provider; calls from outside the UK will be charged at the applicable international rate), or NortonLifeLock by contacting Investor Relations at IR@NortonLifeLock.com, as appropriate.

Information relating to Avast Shareholders
Please be aware that addresses, electronic addresses and certain other information provided by Avast Shareholders, persons with information rights and other relevant persons for the receipt of communications from Avast may be provided to Bidco during the Offer Period as required under Section 4 of Appendix 4 of the Code to comply with Rule 2.11(c) of the Code.
Dealing and opening position disclosure requirements of the Code
Under Rule 8.3(a) of the Code, any person who is interested in one per cent or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the Offer Period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of  (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th Business Day (as defined in the Code) following the commencement of the Offer Period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th Business Day (as defined in the Code) following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.
Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in one per cent or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of  (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the Business Day (as defined in the Code) following the date of the relevant dealing.
If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.
Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).
Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the Offer Period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.
Rounding
Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION
FOR IMMEDIATE RELEASE
THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION
10 August 2021
RECOMMENDED MERGER
of
AVAST PLC
with
NORTONLIFELOCK INC.
to be effected by means of a Scheme of Arrangement
under Part 26 of the Companies Act 2006
1
Introduction

Further to the announcements made by NortonLifeLock Inc. (“NortonLifeLock”) and Avast plc (“Avast” or the “Company”) on 14 July 2021, the boards of NortonLifeLock and Avast are pleased to announce that they have reached agreement on the terms of a recommended merger of Avast with NortonLifeLock, in the form of a recommended offer by Nitro Bidco Limited (“Bidco”), a wholly-owned subsidiary of NortonLifeLock, for the entire issued and to be issued ordinary share capital of the Company (the “Merger”). It is intended that the Merger will be effected by means of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act (the “Scheme”).
2
The Merger

Merger consideration — Majority Cash Option
Under the terms of the Merger, Avast Shareholders will be entitled to receive:
for each Avast Share held:	USD 7.61 in cash
and
0.0302 of a New NortonLifeLock Share
in respect of their entire holding of Avast Shares (the “Majority Cash Option”). Based on NortonLifeLock’s closing share price of USD 27.20 on 13 July 2021 (being the last Business Day on which NortonLifeLock Shares traded on NASDAQ before the commencement of the Offer Period in relation to the Merger) and the Announcement Exchange Rate, the Majority Cash Option values each Avast Share at 608.4 pence per share (USD 8.43 per share). The Majority Cash Option comprises approximately 90% by value in cash and approximately 10% by value in New NortonLifeLock Shares and delivers significant cash proceeds to Avast Shareholders who desire immediate liquidity.
The Majority Cash Option represents a premium of approximately:
•
20.7% to the Closing Price of 504.2 pence per Avast Share on the Unaffected Date; and

•
28.0% to the volume weighted average price of 475.1 pence per Avast Share for the three months up to the Unaffected Date.

As an alternative to the Majority Cash Option, Avast Shareholders may elect to receive the Majority Stock Option in respect of their entire holding of Avast Shares, as described below.

Alternative Merger consideration — Majority Stock Option
As an alternative to the Majority Cash Option, Bidco will make available to Avast Shareholders the option to elect for a different mix of cash and share consideration, pursuant to which Avast Shareholders (other than those resident in a Restricted Jurisdiction) may elect to receive:
for each Avast Share held:	0.1937 of a New NortonLifeLock Share
and
USD 2.37 in cash
in respect of their entire holding of Avast Shares (the “Majority Stock Option”). Based on NortonLifeLock’s closing share price of USD 27.20 on 13 July 2021 (being the last Business Day on which NortonLifeLock Shares traded on NASDAQ before the commencement of the Offer Period in relation to the Merger) and the Announcement Exchange Rate, the Majority Stock Option values each Avast Share at 551.1 pence per share (USD 7.64 per share).
The Majority Stock Option comprises approximately 31% by value in cash and approximately 69% by value in New NortonLifeLock Shares. The Majority Stock Option enables Avast Shareholders to participate more fully in the upside and long-term value creation opportunity resulting from the Merger. See paragraph 14 (Electing to receive the Majority Stock Option) for further information.
In addition to the consideration payable in connection with the Merger, Avast Shareholders will be entitled to receive certain agreed ordinary course Avast dividends prior to the completion of the Merger, on the basis set out below.
Avast Shareholders who do not positively elect to receive the Majority Stock Option will receive the Majority Cash Option.
As explained in paragraphs 4 (Recommendation) and 6 (Irrevocable undertakings) below, each of the Avast Directors who holds Avast Shares has irrevocably undertaken to elect for the Majority Stock Option, as well as to vote or procure votes in favour of the Scheme (or, in the event that the Merger is implemented by way of a Takeover Offer, accept or procure acceptance of the Takeover Offer), in respect of their entire beneficial holdings of Avast Shares, on the terms summarised in Appendix 3 to this Announcement.
Aggregate transaction value
The aggregate transaction value and the percentage of the Combined Company held by Avast Shareholders immediately following completion of the Merger depend on the elections made by Avast Shareholders for the Majority Stock Option, with the range of possible outcomes being bound by the two following bookends:
•
If all Avast Shareholders, other than the Avast Directors who hold Avast Shares, receive the Majority Cash Option, Avast’s entire issued and to be issued ordinary share capital would be valued, on the same basis as set out above, at approximately £6.2 billion (USD 8.6 billion), comprised of approximately £4.4 billion (USD 6.1 billion) in cash and approximately £1.8 billion (USD 2.5 billion) in New NortonLifeLock Shares, with an enterprise value attributed to Avast of approximately £6.6 billion (USD 9.2 billion). NortonLifeLock Shareholders and Avast Shareholders would own approximately 86% and 14% of the Combined Company (on a fully diluted basis), respectively, and no Post-Merger Buyback would be expected in this scenario; or

•
If all Avast Shareholders elect to receive the Majority Stock Option, Avast’s entire issued and to be issued ordinary share capital would be valued, on the same basis as set out above, at approximately £5.8 billion (USD 8.1 billion), comprised of approximately £1.8 billion (USD 2.5 billion) in cash and approximately £4.0 billion (USD 5.6 billion) in New NortonLifeLock Shares, with an enterprise value attributed to Avast of approximately £6.2 billion (USD 8.6 billion). NortonLifeLock Shareholders and Avast Shareholders would own approximately 74% and 26% of the Combined Company (on a fully diluted basis), respectively. If all Avast Shareholders elect for the Majority Stock Option, NortonLifeLock expects that the amount of the Post-Merger Buyback, if implemented, would be up to approximately USD 3 billion.
GBP currency facility
Prior to completion of the Merger, Bidco will procure that a facility will be made available under which Avast Shareholders will be able to elect (subject to the terms and conditions of the facility) to receive cash consideration in GBP rather than USD (after deduction of any transaction or dealing costs associated with the conversion) under the Majority Cash Option or the Majority Stock Option (as applicable) at the prevailing market exchange rate (which may be determined over a period of more than one day) on the latest practicable date for fixing such rate prior to the relevant payment date. Further details of this facility will be set out in the Scheme Document.
Agreed Avast Dividends
In addition to the consideration payable in connection with the Merger, the Avast Board will be entitled to declare and pay an interim dividend in respect of the six month period ended 30 June 2021 of 4.8 cents per Avast Share (the “Interim Avast Dividend”). It is expected that the Interim Avast Dividend will be announced by Avast in August 2021 and paid in October 2021.
In addition to the consideration payable in connection with the Merger and the Interim Avast Dividend, if the Merger has not become Effective before 1 March 2022, the Avast Board reserves the right to declare and pay either a further interim dividend or recommend and pay a final dividend in respect of the year ending 31 December 2021 of 11.2 cents per Avast Share (the “Second Avast Dividend”).
In addition to the consideration payable in connection with the Merger and the Interim Avast Dividend and the Second Avast Dividend, if the Merger has not become Effective before 11 August 2022, the Avast Board reserves the right to declare and pay an interim dividend in respect of the six month period ended 30 June 2022 of 4.8 cents per Avast Share (the “Third Avast Dividend”).
Bidco has agreed that Avast Shareholders will be entitled to receive the Interim Avast Dividend, the Second Avast Dividend and the Third Avast Dividend (together, the “Agreed Avast Dividends”), if and to the extent declared and paid in accordance with the terms set out in this Announcement, in each case without any reduction to the consideration payable by Bidco under the terms of the Merger.
Avast Shareholders on the register of members as at close of business on the relevant record date will be entitled to receive the relevant Agreed Avast Dividend(s). Avast Shareholders may also elect to receive the Agreed Avast Dividends in Pounds Sterling in accordance with Avast’s dividend currency election facility.
If any dividend and/or other distribution and/or other return of capital or value (a “Return of Value”) is announced, declared, made, payable or paid in respect of the Avast Shares on or after the date of this Announcement and prior to the Effective Date, other than, or in excess of, the Agreed Avast Dividends, Bidco reserves the right to reduce the aggregate consideration payable in respect of the Avast Shares by the aggregate amount of such Return of Value.
Agreed NortonLifeLock Dividends
NortonLifeLock intends to continue to declare and pay quarterly dividends of 12.5 cents per NortonLifeLock Share to NortonLifeLock Shareholders in the period up to the Effective Date (the “Agreed NortonLifeLock Dividends”).
If any Return of Value is announced, declared, made, payable or paid in respect of the NortonLifeLock Shares on or after the date of this Announcement and prior to the Effective Date and which has a record date prior to the Effective Date, other than, or in excess of, the Agreed NortonLifeLock Dividends (an “Excess NortonLifeLock Dividend”), Bidco will be required to revise the terms of the consideration payable under the terms of the Merger to put Avast Shareholders in the same economic position as they would have been if any such Excess NortonLifeLock Dividend had not been paid. This will be achieved by increasing the cash consideration per Avast Share payable under each of the Majority Cash Option and the Majority Stock Option by an amount equal to (i) the amount of the relevant Excess NortonLifeLock Dividend (expressed on a per NortonLifeLock Share basis) multiplied by (ii) in the case of the Majority Cash Option, 0.0302, and, in the case of the Majority Stock Option, 0.1937.
Implementation of the Merger
The Merger will be put to Avast Shareholders at the Court Meeting and at the General Meeting. In order to become Effective, the Scheme must be approved by a majority in number of the Scheme Shareholders present and voting at the Court Meeting, either in person or by proxy, representing at least 75% in value of the Scheme Shares voted. In addition, a special resolution implementing the Scheme must be passed by Avast Shareholders representing at least 75% of votes cast at the General Meeting.
The Merger is subject to the Conditions and certain further terms set out in Appendix 1 to this Announcement, and to the full terms and conditions which will be set out in the Scheme Document.
Further details of the Merger will be contained in the Scheme Document, which is intended to be posted to Avast Shareholders (other than those resident in Restricted Jurisdictions), along with the Forms of Proxy and the Form of Election, in late Q3 or early Q4 of 2021. For the purposes of paragraph 3(a) of Appendix 7 of the Code, the Panel has consented to this arrangement. It is also expected that, at or around the same time as the Scheme Document is posted to Avast Shareholders (other than those resident in Restricted Jurisdictions), the NortonLifeLock Prospectus will be published and the NortonLifeLock Proxy Statement will be mailed.
Subject to the satisfaction or waiver (as applicable) of all relevant conditions, including the Conditions, and certain terms set out in Appendix 1 to this Announcement and to be set out in the Scheme Document, the Scheme is expected to become Effective in mid-2022. An expected timetable of principal events will be included in the Scheme Document.
The Avast Shares will be acquired by Bidco (and/or its nominee) with full title guarantee, fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever and together with all rights existing at the date of this Announcement or thereafter attaching thereto, including the right to receive and retain, in full, all dividends and other distributions (if any), declared, made or paid or any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) made on or after the date of this Announcement in respect of the Avast Shares, other than the Agreed Avast Dividends.
The New NortonLifeLock Shares will be fully paid and non-assessable and will rank pari passu in all respects with the existing NortonLifeLock Shares, save that they will not participate in any dividend payable by NortonLifeLock with reference to a record date prior to the Effective Date.
3
Background to and reasons for the Merger

On 10 May 2021, NortonLifeLock presented its “transforming for growth” strategy to enable NortonLifeLock to achieve its long-term vision through improved customer experience, enhancing the scale of its Cyber Safety platform and accelerating innovation of trust-based solutions. NortonLifeLock’s strategy is underpinned by the following ambitions: (i) make customers happy and double its net promoter score to over 70; (ii) popularise Cyber Safety by doubling the number of customers to approximately 100 million; and (iii) expand NortonLifeLock’s trust-based digital solutions to drive double digit revenue growth and double non-GAAP EPS to approximately USD 3.00 within three to five years, with business growth and productivity, reinvestment strategies, its share buyback programme, as well as mergers and acquisitions, as levers and accelerators.
The boards of NortonLifeLock and Avast recognise the unique opportunity for the businesses to combine their complementary strengths and accelerate such strategy by creating a new, global player able to lead the transformation of consumer Cyber Safety by leveraging the established brands, go-to-market reach, technical expertise and innovation of NortonLifeLock and Avast.

The Merger will combine NortonLifeLock’s vision to protect and empower people to live their digital lives safely with Avast’s vision to empower digital citizens to have safer online experiences, creating a common determination to empower digital freedom for everyone.
The global Cyber Safety segment was estimated at USD 13 billion in 2020 — however, the NortonLifeLock Board believes that the market is still significantly under-penetrated, with less than 5% penetration of an estimated 5 billion internet users globally, as the segment has expanded from securing personal devices to protecting consumers to enable them to live their digital lives safely. The NortonLifeLock Board believes that this presents a large and growing TAM opportunity with the core addressable space (security, identity and privacy) expected to grow at a 5% to 10% CAGR in the coming years to reach more than USD 16 billion by 2023, with an additional USD 10 billion in trust-based adjacent segments (equivalent to a 10% to 15% CAGR between 2020 and 2023).
A key problem to address is cyber criminality, which currently encompasses a broader variety of activities and an expanded reach supported by a dark economy re-sell market. Threats continue to increase every day and attacks have become extremely sophisticated, more broadly targeted, more complex and faster, with identity records and confidential personal information being sold in underground markets. People’s dependence on technology has continuously increased, fuelled by an increasingly digital and connected world, making cyber criminality today a USD 6 trillion problem which touches our modern society in many ways.
The Merger will create a comprehensive suite of complementary consumer Cyber Safety solutions, delivering giga-scale endpoint visibility, next-generation insights, autonomous defence and personalised protection.
The boards of NortonLifeLock and Avast believe that the Merger has a compelling strategic and financial rationale, with the potential to deliver substantial benefits to consumers, shareholders and other stakeholders.
Accelerate the transformation of consumer Cyber Safety, with the Combined Company having over 500 million users
The Merger will create a leading global consumer Cyber Safety business with combined revenues of approximately USD 3.5 billion (based on the latest reported full year results for each of NortonLifeLock and Avast), an enlarged base of over 500 million users and approximately 40 million direct customers, and a common vision to empower digital freedom for everyone. The Combined Company will benefit from: (i) enhanced scale; (ii) a broadened suite of established consumer Cyber Safety brands; (iii) leading Cyber Safety solutions; (iv) global consumer reach; and (v) expansion, through both free and paid solutions, to new customer audiences, regions and products.
In addition to a broader range of consumer Cyber Safety solutions, the Combined Company will benefit from a more diverse channel mix, including consumer direct, indirect, and partners.
The Combined Company will be well positioned to capitalise on the continued growth and to lead digital disruption in the Cyber Safety segment, combining two businesses with complementary technology-oriented cultures and a shared, consumer-centric, long-term vision. The Combined Company will benefit from NortonLifeLock’s and Avast’s history of customer-centric innovation and will continue to focus on, and invest in, R&D to create industry leading Cyber Safety products to protect consumers and benefit all stakeholders.
The Combined Company will extend and expand Cyber Safety available to everyone through freemium offerings. Positive experiences with these products will expand the Combined Company’s user base and increase opportunities for paid product sales.
Furthermore, the Combined Company will benefit from a diverse and talented workforce, facilitating the delivery of innovative Cyber Safety solutions on a global scale.
Combine Avast’s strength in privacy and NortonLifeLock’s strength in identity, to create a broad and complementary product portfolio beyond core security and towards adjacent trust-based solutions
The Combined Company will benefit from the complementary nature of NortonLifeLock’s and Avast’s solutions, in particular NortonLifeLock’s strength in identity and Avast’s strength in privacy. This will unlock opportunities to cross-sell a richer Cyber Safety offering to the Combined Company’s users and direct customers while continuing to maintain core Cyber Safety functionality to free users.
The Combined Company will bring a differentiated approach to the Cyber Safety segment supported by greater scale in threat visibility, a geographically distributed cloud data platform and advanced AI-based automation. The Combined Company will be able to deliver: (i) giga-scale endpoint visibility, by gaining enhanced visibility on threat and behavioural trajectories across more than 500 million endpoints and networks; (ii) next-generation insight, supported by AI-based enrichment and best-in-class analytics of multi-factor, large-scale behaviour data in real time; (iii) autonomous defence, with automation of the detection pipeline by leveraging modern, featureless and explainable AI; and (iv) personalised protection, with AI-powered creation of a safe environment that matches the security, privacy and identity needs of individual users.
The Combined Company will be able to offer a market-leading suite of consumer Cyber Safety solutions to millions of individuals and families globally across identity, security and privacy, including restoration and insurance, identity protection, performance and utility, device security, connected home, family safety and privacy and access, complemented by adjacent trust-based solutions.
NortonLifeLock’s and Avast’s positions have been built over many years, resulting in brand recognition across large user bases in their respective existing segments. This presents an attractive opportunity to continue to innovate and offer new and enhanced solutions and services, with improved capabilities from access to superior data insights, in turn driving growth across new growth segments.
Provide greater geographic diversification and access to a larger global user base, as well as facilitating expansion into the SOHO and VSB segments, and the building of stronger B2B2C and OEM partnerships
NortonLifeLock and Avast currently operate in highly complementary end markets and geographic regions. The Combined Company will benefit from enhanced revenue and geographic diversification combining NortonLifeLock’s and Avast’s complementary positions in their consumer Cyber Safety segments. Based on the latest reported full year results for each of NortonLifeLock and Avast, on an aggregated basis, approximately 65% of the Combined Company’s revenue was derived from the US, approximately 24% from Europe, Middle East and Africa and approximately 11% from the rest of the world.
Following completion of the Merger, the Combined Company will have dual headquarters in Prague, Czech Republic, and Tempe, Arizona, USA, reflecting its global strength.
The Combined Company will have the ability to leverage the combined regional expertise of both businesses and flexibility to reinvest in product and marketing to target new growth segments and regions, including expansion into the SOHO and VSB segments, OEM PC manufacturing channels and B2B2C partnerships.
There is further potential to accelerate international growth through investment in Avast’s freemium business model and cross-selling of complementary NortonLifeLock identity products, which are currently sold primarily in the US, to Avast’s international user and direct customer base and cross-selling Avast’s privacy offerings to NortonLifeLock’s full customer base.
Unlock significant value creation through approximately USD 280 million of annual gross cost synergies, providing additional upside potential from new reinvestment capacity for innovation and growth
Given the complementary nature of both NortonLifeLock and Avast, the NortonLifeLock Directors believe that the Merger will generate synergies that could not be achieved independently of the Merger and will lead to significant long-term value creation for all shareholders.
Significant recurring cost synergies opportunity
NortonLifeLock anticipates that the Merger will result in recurring annual pre-tax gross cost synergies for the Combined Company to reach a run-rate of approximately USD 280 million, representing between approximately 15% and 20% of combined adjusted cost of sales and operating spend, based on the latest full year reported results for each of NortonLifeLock and Avast. The synergies are expected to be fully realised by the end of the second year following completion of the Merger.
NortonLifeLock intends to approach integration with the aim of retaining and motivating the best talent and structure across the Combined Company to create a best-in-class organisation. The expected sources of the identified cost synergies are as follows:
•
Organisation: approximately 50% of the total annual run-rate pre-tax gross cost synergies are expected to be generated through the adoption of shared best practice across existing functions and the reduction of duplicate roles across all geographies, and from a broad range of job categories, including management, shared services, product and commercial functions;

•
Systems & Infrastructure operating costs: approximately 25% of the total annual run-rate pre-tax gross cost synergies are expected to be realised through migration onto a common data and security platform, integration of systems, and shared technology and analytics infrastructure; and

•
Contracts & Shared Services: approximately 25% of the total annual run-rate pre-tax gross cost synergies are expected to be generated primarily from site rationalisation, procurement and vendor consolidation, and spend de-duplication.

NortonLifeLock expects to realise approximately 60% of the run-rate cost savings by the end of the first full year following completion of the Merger and 100% by the end of the second full year following completion of the Merger, excluding any potential synergy reinvestment and associated benefits. On a reported basis, the synergies assume the Combined Company expects to benefit from approximately USD 75 million of cost savings in the first full year following completion of the Merger, approximately USD 245 million of cost savings in the second full year following completion of the Merger, and the full USD 280 million of the cost savings in the third full year following completion of the Merger, excluding any potential synergy reinvestment and associated benefits.
One-off costs
In order to realise these synergies, NortonLifeLock is expected to incur one-off restructuring and integration costs of approximately one year’s run-rate pre-tax cost savings, or USD 280 million, with approximately USD 180 million estimated to be incurred in the first full year following completion of the Merger and approximately USD 100 million estimated to be incurred in the second full year following completion of the Merger. Aside from integration costs, no material dis-benefits are expected to arise in connection with the Merger. The expected synergies will accrue as a direct result of the Merger and would not be achieved on a standalone basis.
The paragraphs above relating to expected cost synergies constitute a “Quantified Financial Benefits Statement” for the purposes of Rule 28 of the Code.
Given the strong strategic, cultural and operational fit of the two companies, NortonLifeLock believes that the quantified cost synergies are readily achievable.
NortonLifeLock expects to achieve the quantified cost synergies while maintaining appropriate investment levels in sales and technology to meet the Combined Company’s growth targets and other objectives.
The estimated cost synergies referred to above reflect both the beneficial elements and the relevant costs.
Revenue opportunities
In addition to the quantified cost synergies set out in this paragraph 3, NortonLifeLock believes that there will be significant revenue opportunities that the Combined Company could pursue, which have not yet been quantified, but which solidify the foundation for driving double digit revenue growth in the long-term.

Following the completion of the Merger, the Combined Company intends to bring additional value propositions to a larger user base by leveraging its broader global reach and cross-selling enhanced products and solutions across core security and privacy and identity. This proposition will be supported by targeted sales and marketing investment in the geographies where its industry-leading brands, Norton, Avira, LifeLock and Avast, are most established to deliver localised experiences, promote customer service differentiation and drive enhanced customer experience and retention.
By leveraging the sales and marketing expertise of both organisations, the Combined Company will operate new and diversified sales channels through the scaling of its freemium offering, SOHO and VSB targeting and expanded B2B2C partnerships. The Combined Company will also benefit from a strong balance sheet and reinvestment capacity to drive innovation and expand into adjacent trust-based solutions.
Reinvestment of synergies
NortonLifeLock and Avast have closely aligned cultures of innovation, having each invested significantly over the years in technology and R&D. The talent and expertise of the Combined Company’s team will further support investment in developing and optimising a global Cyber Safety technology platform for the benefit of all consumers and other stakeholders. The Combined Company will have the scale, resources and expertise to innovate beyond the current Cyber Safety platform.
The Combined Company expects the anticipated synergies from the Merger to provide new reinvestment capacity that it intends to deploy into innovation, partnerships and marketing initiatives to develop the breadth, capability and accessibility of Cyber Safety products and solutions, thereby accelerating long-term sustainable revenue growth for the Combined Company. The Combined Company will, in particular, evaluate investments (including product innovation in Cyber Safety and adjacent trust-based services) and geographic expansion opportunities, further developing channels to market (including distribution partnerships with PC manufacturers and additional B2B2C partnerships), and ensuring consumers are well informed of Cyber Safety and the solutions that the Combined Company offers for their protection.
NortonLifeLock and Avast have complementary technologies and human capital that will strengthen the Combined Company’s capabilities in core technology and identity and privacy, which will facilitate improved product development to address the evolving threat of cybercrime and enhance the development of innovative tools to help empower consumers in their digital lives.
NortonLifeLock and Avast have an established history of in-house development and innovation. The Combined Company will benefit from resource, knowledge transfer, technical expertise and proprietary intellectual property to support its commitment to innovation, create new improved and comprehensive solutions (free and paid) and safeguard data privacy and transparency for the ultimate benefit of customers.
Appendix 4 sets out further details on the Quantified Financial Benefits Statement, including the bases of belief and principal assumptions, and the reports required under the Code by Deloitte, NortonLifeLock’s reporting accountants, and by Evercore, acting as financial adviser to NortonLifeLock. References in this Announcement to the Quantified Financial Benefits Statement should be read in conjunction with Appendix 4.
There are various alternative means by which NortonLifeLock could achieve these quantified synergies and no decisions have yet been taken as to how NortonLifeLock will implement any synergy plans. Initial synergy planning has begun in relation to the Merger, but more detailed analysis will need to be undertaken. Any such synergy plans are subject to engagement with all appropriate stakeholders in due course.
The Merger is expected to be double-digit accretive to NortonLifeLock’s non-GAAP EPS within the first full year following completion of the Merger
The Combined Company will benefit from a more attractive financial profile with increased scale, enhanced long-term growth potential and strong free cash flow generation supported by a robust balance sheet position.

The Combined Company will benefit from a highly scalable, well-diversified and recurring subscription-based revenue model with aggregated revenues of approximately USD 3.5 billion, based on the latest reported full year results for each of NortonLifeLock and Avast, delivering high single digit growth and with the potential to deliver long-term growth in the double digits, supported by strong operating levers, reinvestment potential and cash flow generation.
On an aggregated basis, based on the latest reported full year results for each of NortonLifeLock and Avast, excluding stranded costs, the Combined Company’s adjusted operating profit (pre-synergies) stands at approximately USD 1.8 billion, with implied operating margins (pre-synergies) at approximately 52%. Additional margin capacity from expected gross cost synergies of USD 280 million provides the Combined Company with scope for reinvestment to support long-term growth whilst maintaining attractive margin levels and enabling operating leverage.
The Merger is expected to be double-digit accretive to NortonLifeLock’s non-GAAP EPS from the first full year following completion of the Merger, taking into account expected cost synergies and the Post-Merger Buyback, if implemented, but excluding one-time restructuring and integration costs.
The Combined Company generates approximately USD 1.5 billion in annual free cash flow (pre-synergies), on an aggregated basis, based on the latest reported full year results for each of NortonLifeLock and Avast (excluding stranded costs), which is expected to grow in line with the business.
Post-integration, the Combined Company is expected to operate with fewer than 4,000 employees.
The Merger is expected to be financed with cash and USD 5.35 billion of new permanent debt facilities, comprised of a combination of Term Loan A and Term Loan B at a blended interest rate of approximately 2%, with other existing indebtedness of NortonLifeLock with upcoming maturities anticipated to be refinanced prior to completion. As part of the transaction, NortonLifelock’s revolving credit facility is also expected to be upsized to USD 1.5 billion and to be undrawn at completion of the Merger.
The Combined Company is targeting a net leverage ratio of approximately 3.5x following completion of the Merger (taking into account the potential expanded share buyback referred to below). The Combined Company expects strong free cash flow generation to support rapid deleveraging to reach net leverage of approximately 2.0x to 3.0x, supporting NortonLifeLock’s long-term capital allocation strategy, while maintaining flexibility to deploy capital into R&D, tuck-in acquisitions, as well as dividends and share buybacks to support growth and maximise value for shareholders. In this context, the Combined Company anticipates:
•
maintaining NortonLifeLock’s existing dividend policy with the payment of a quarterly dividend of USD 0.125 per NortonLifeLock Share;

•
increasing its current share buyback programme of approximately USD 1.8 billion by up to approximately USD 3 billion to approximately USD 4.8 billion, to provide flexibility to implement an expanded share buyback programme over time following completion of the Merger, depending on, amongst other things, Avast Shareholders’ elections in respect of the Majority Stock Option; and

•
continuing to return 100% of free cash flow (excluding mergers and acquisitions) to shareholders over the long-term to drive sustainable shareholder value growth.

Possible NortonLifeLock share buyback programme
To the extent that Avast Shareholders elect for the Majority Stock Option, NortonLifeLock intends, subject to market conditions and other capital requirements, to implement the Post-Merger Buyback over time following completion of the Merger, with a view to optimising its capital structure and establishing a net leverage ratio for the Combined Company in the region of 3.5x net debt to its pro forma EBITDA.
If all Avast Shareholders elect for the Majority Stock Option, NortonLifeLock expects that the amount of the Post-Merger Buyback, if implemented, would be up to approximately USD 3 billion. However, this amount would be reduced by the amount of any incremental cash consideration payable to Avast

Shareholders who receive the Majority Cash Option. There can be no certainty that the Post-Merger Buyback will be implemented or as to its timing.
Brings together two strong and highly experienced consumer-focused management teams with a common culture of excellence and innovation
The Combined Company will be led by a highly experienced management team with significant experience in delivering consumer Cyber Safety solutions. The team has a track record of developing solutions through innovation and by delivering growth in large, global markets with a common commitment to corporate responsibility. Furthermore, the team has successfully executed value-enhancing mergers and acquisitions and overseen subsequent integration programmes.
Both NortonLifeLock and Avast share a history in innovation and product development with strong corporate ethos encompassing social, environmental and governance responsibility. This important legacy will be continued through the Combined Company’s shared vision of empowering digital freedom for everyone through novel solutions. The Combined Company will draw on the broad expertise and harness the talent in both businesses, by offering professional and personal growth opportunities, to promote a values and innovation-driven team and optimise consumer-centric Cyber Safety solutions for the benefit of end consumers and other stakeholders.
4
Recommendation

The Avast Directors, who have been so advised by UBS and J.P. Morgan Cazenove as to the financial terms of the Majority Cash Option and the Majority Stock Option, unanimously consider the terms of the Majority Cash Option and the Majority Stock Option to be fair and reasonable. In providing their financial advice to the Avast Directors, UBS and J.P. Morgan Cazenove have taken into account the commercial assessments of the Avast Directors. UBS is providing independent financial advice to the Avast Directors for the purposes of Rule 3 of the Code.
Accordingly, the Avast Directors intend to recommend unanimously that Avast Shareholders vote or procure votes in favour of the resolutions relating to the Scheme at the Meetings, as each of the Avast Directors who owns Avast Shares has irrevocably undertaken to do in respect of their entire beneficial holdings of Avast Shares. In addition, the Vlček Family Foundation has irrevocably undertaken to vote in favour of the resolutions relating to the Scheme at the Meetings in respect of its entire beneficial holding of Avast Shares.
The Avast Directors’ (and the Vlček Family Foundation’s) irrevocable commitments are in respect of, in aggregate, 381,057,227 Avast Shares, representing approximately 36.93% of the existing issued ordinary share capital of Avast on the Latest Practicable Date.
In addition, each of the Avast Directors who holds Avast Shares has irrevocably undertaken to elect for the Majority Stock Option in respect of their entire beneficial holdings of Avast Shares, on the terms summarised in Appendix 3 to this Announcement.
5
Background to and reasons for the recommendation

Since its foundation in 1991, Avast has grown into a leading global consumer cyber security company. Through its freemium distribution model and acquisitions, including AVG and Piriform, Avast has amassed a sizeable user base, with over 435 million users. Approximately 85% of revenues are derived from the Avast Group’s Consumer Direct segment and the business has driven direct monetisation through up-selling and cross-selling to this user base and by using third-party relationships to drive additional revenues. The business derives the remainder of its revenues through its Consumer Indirect segment, which includes Avast Secure Browser and partner channels, as well as its small and medium-sized business (SMB) segment.
The cybersecurity landscape is competitive and is evolving at pace, along with the technology industry as a whole. Consumers increasingly expect brands to provide a seamless online experience — for Avast, this means protecting its customers from all online risks. This is accelerating the shift towards a user-centric model in which consumers’ entire digital lives and digital experiences are protected, and new trust-based services can be built.

At the same time, many of the world’s largest technology providers have increasingly advanced into security, privacy and identity. The Avast Directors see increased competition from major technology players and other incumbents, each of whom are scaling up and evolving their offerings into integrated solutions. Addressing this increasing competition and new types of digital threats will require Avast to accelerate the evolution of its portfolio, supported by higher levels of margin investment in R&D, innovation, marketing and other top of the funnel initiatives over the medium term as well as targeted mergers and acquisitions to sustain customer engagement, acquisition and retention.
The Avast Directors believe that the Merger would offer compelling strategic and operational benefits to all stakeholders including:
•
bringing together leading trusted brands in consumer cyber safety and security, and creating a broad product portfolio with geographic and product complementarity, with a focus on privacy, security and identity protection;

•
creating a significant opportunity to cross-sell existing and new products and promote the value proposition to the combined customer base, which would total over 500 million users;

•
combining two highly experienced R&D teams to further strengthen the Combined Company’s technological differentiation and provide better service to its joint customers;

•
providing added scale to accelerate investment in R&D and innovation initiatives to drive new product development while capturing cost efficiencies, and greater capacity to pursue value-creating acquisitions, both of which will sustain long-term growth;

•
enhancing the ability of Avast and NortonLifeLock to respond to an increasingly competitive backdrop, in particular from the large technology companies, by building a strong, digital trust platform for consumers that protects their digital lives; and

•
bringing together two respected and highly experienced consumer-focused management teams with a common culture of excellence and innovation.

The Avast Directors also took account of the agreement that the Combined Company will be dual headquartered in Prague, Czech Republic, and Tempe, Arizona, USA, will have a continued significant presence in the Czech Republic, and its board of directors will include two Avast representatives, including Avast co-founder Pavel Baudiš.
Moreover, the Avast Directors believe that the Merger represents compelling financial value for Avast Shareholders. The Merger consideration comprises a mix of cash and NortonLifeLock Shares and is structured such that Avast Shareholders (other than those in a Restricted Jurisdiction) have the choice to elect between two distinct alternatives: the Majority Cash Option or the Majority Stock Option.
Any Avast Shareholder who elects for the:
Majority Cash Option would receive, for each Avast Share held: USD 7.61 in cash plus 0.0302 of a New NortonLifeLock Share
•
Based on NortonLifeLock’s closing share price of USD 27.20 on 13 July 2021 (being the last Business Day on which NortonLifeLock Shares traded on NASDAQ before the commencement of the Offer Period in relation to the Merger) and the Announcement Exchange Rate, the Majority Cash Option values each Avast Share at 608.4 pence per share (USD 8.43 per share).

•
The Majority Cash Option represents a premium of approximately 28.0% to the three-month volume weighted average price of 475.1 pence per Avast Share on the Unaffected Date and is above Avast’s all-time high closing price of 600.0 pence per Avast Share.

Majority Stock Option would receive, for each Avast Share held: USD 2.37 in cash plus 0.1937 of a New NortonLifeLock Share
•
On the basis set out above, the Majority Stock Option values each Avast Share at 551.1 pence per share (USD 7.64 per share).

•
The Majority Stock Option enables Avast Shareholders to benefit from a more meaningful participation in the strategic and financial benefits of the Merger.

Following consideration of the above factors, the Avast Directors, who have been so advised by UBS and J.P. Morgan Cazenove as to the financial terms of the Majority Cash Option and the Majority Stock Option, unanimously consider the terms of the Majority Cash Option and the Majority Stock Option to be fair and reasonable. In providing their financial advice to the Avast Directors, UBS and J.P. Morgan Cazenove have taken into account the commercial assessments of the Avast Directors. UBS is providing independent financial advice to the Avast Directors for the purposes of Rule 3 of the Code.
Accordingly, the Avast Directors intend to recommend unanimously that Avast Shareholders vote or procure votes in favour of the resolutions relating to the Scheme at the Meetings, as each of the Avast Directors who own Avast Shares has irrevocably undertaken to do in respect of their entire beneficial holdings of Avast Shares. Further details of those irrevocable undertakings are set out below and in Appendix 3 to this Announcement.
6
Irrevocable undertakings

As set out in paragraph 4 (Recommendation), NortonLifeLock and Bidco have received irrevocable commitments to vote or procure votes in favour of the resolutions relating to the Scheme at the Meetings (or, in the event that the Merger is implemented by way of a Takeover Offer, to accept or procure acceptance of the Takeover Offer) from each of the Avast Directors who own Avast Shares (in relation to their beneficial holdings of such Avast Shares), and from the Vlček Family Foundation, in each case in respect of their entire holding of Avast Shares. These irrevocable commitments are in respect of, in aggregate, 381,057,227 Avast Shares, representing approximately 36.93% of the existing issued ordinary share capital of Avast on the Latest Practicable Date.
Further details of these irrevocable undertakings are set out in Appendix 3 to this Announcement.
7
Information on NortonLifeLock and Bidco

NortonLifeLock
NortonLifeLock is a leading provider of consumer Cyber Safety solutions built around protecting and empowering people to live their digital lives safely. Founded in 1982 and headquartered in Tempe, Arizona, NortonLifeLock serves over 80 million users in more than 150 countries, including 23 million direct customers.
NortonLifeLock’s service offering is positioned across three key cyber safety pillars: Security, providing protection for PCs, Macs and mobile devices against malware, viruses, adware, ransomware and other online threats; Identity Protection, which includes monitoring, alerts and restoration services to protect the safety of customers; and Online Privacy, which provides enhanced security and online privacy through an encrypted data tunnel and other privacy monitoring services.
NortonLifeLock’s subscription-based Cyber Safety solutions are primarily sold direct-to-consumer through its NortonLifeLock and Avira websites, and indirectly through partner relationships with retailers, telecom service providers, hardware original equipment manufacturers (OEMs), and employee benefit providers. The acquisition of Avira in 2020 expanded NortonLifeLock’s go-to-market into the freemium channel.
NortonLifeLock is listed on NASDAQ, with a market capitalisation of USD 15.8 billion based on its closing share price of USD 27.20 on 13 July 2021 (being the last Business Day on which NortonLifeLock Shares traded on NASDAQ before the commencement of the Offer Period in relation to the Merger). For the year ended 2 April 2021, NortonLifeLock reported non-GAAP revenues of USD 2.6 billion, non-GAAP operating income of USD 1.3 billion, and non-GAAP EPS of USD 1.44. For the year ended 2 April 2021, revenue from the Americas contributed 74% of the total, with Europe, the Middle East and Africa contributing 15%, and Asia Pacific and Japan contributing 11%.
For the fiscal quarter ended 2 July 2021, NortonLifeLock reported non-GAAP revenues of USD 691 million, non-GAAP operating income of USD 354 million, and non-GAAP EPS of USD 0.42.

For the fiscal quarter ending 1 October 2021, non-GAAP revenue is expected to be in the range of USD 690 million to USD 700 million, translating to 10% to 12% year-on-year growth. Non-GAAP EPS is expected to be in the range of USD 0.41 to USD 0.43.
For the current financial year ending 1 April 2022, NortonLifeLock anticipates non-GAAP revenue growth to be in the range of 8% to 10%+ and non-GAAP EPS to be in the range of USD 1.65 to USD 1.75.
NortonLifeLock is dedicated to its people, customers and business and to society, and to work each day to create a safe and sustainable future. NortonLifeLock brings together its people, passions and powerful technology to support social and environmental priorities and to seek to make the world a better, safer place. NortonLifeLock’s strong corporate responsibility ethos encompasses: (i) social responsibility, with USD 13 million in charitable giving, a robust employee engagement programme with more than 18,000 hours logged and more than 14,000 hours in global product donations to non-profitable organisations; (ii) environmental responsibility, by disclosing Scope 1, 2 and 3 Emissions and committing to minimise greenhouse gases, by achieving 24% of renewable energy consumption and by delivering 90% of its products digitally; and (iii) governance responsibility, with a commitment to gender and ethnic diversity at all levels and extensive board level oversight, with quarterly updates on key ESG metrics.
Bidco
Bidco is a newly incorporated private limited company, and a wholly-owned subsidiary of NortonLifeLock. Bidco has been formed at the direction of NortonLifeLock for the purposes of implementing the Merger. Bidco has not traded since its date of incorporation, nor has it entered into any obligations other than in connection with the Merger.
8
Information on Avast

Avast is a leading global cybersecurity provider that is dedicated to keeping people safe and private online. Avast safeguards more than 435 million users worldwide, protecting their digital data, identity and privacy, with 1.5 billion attacks and over 200 million new files blocked each month on average in 2020. Avast offers security software under the Avast and AVG brands, in the form of both free and paid-for products. Avast has customers in the vast majority of countries in the world.
The majority of Avast’s revenues are derived from the Avast Group’s consumer direct operations, which primarily involves up-selling paid antivirus software with advanced features to users of its free antivirus software, and cross-selling adjacent, non-antivirus paid products such as privacy enhancement and PC optimisation tools.
Avast Shares are admitted to the premium listing segment of the Official List and to trading on the Main Market for listed securities of the London Stock Exchange. Avast is also a member of the FTSE 100 index. As of the close of trading on the Unaffected Date, Avast had a market capitalisation of approximately £5.2 billion.
As a leading global cybersecurity provider, Avast stands for a safe, open, and fair digital world for everyone, with a commitment to lead from the front to build a more diverse and inclusive technology sector. Through a number of initiatives and projects, Avast commits to being: (i) socially responsible, by aiming to maintain its annual commitment to social impact initiatives based on the 1% of profit model and by extraordinary donations such as a USD 25 million donation for COVID relief, and by continuously encouraging employee volunteering in local communities; (ii) environmentally responsible, by disclosing Scope 1 and 2 Emissions, and by committing to a small environmental footprint and to being carbon neutral and Gold Standard (carbon offset); and (iii) responsible from a governance perspective, with a structured ESG reporting system and a focus on increased female representation on its board of directors.
9
Avast current trading

For the first half of the 2021 financial year, the Avast Group’s revenue of USD 471.3 million was up 10.4% on an organic basis(1) and 8.8% at actual rates. Adjusted EBITDA increased 11.9% to USD 270.2 million, resulting in an Adjusted EBITDA margin percentage(2) of 57.3%.

(USD m)	H1 2021	H1 2020	Change %	Change % (excluding FX)(3)
Revenue	471.3	433.1	8.8	7.7
Revenue excl. Acquisitions, Disposals and Discontinued Business(4)	470.0	421.6	11.5	10.4
Billings of USD 482.7 million for the six months ended 30 June 2021 were up 0.9% on an organic basis, and 2.9% at actual rates, consistent with Avast’s expectation that performance would be significantly weighted towards the second half. The first half of the 2021 financial year lapped a period of strong comparatives from the effect of the pandemic lockdown in 2020. As anticipated, there was also downward pressure on billings from the strategic transition from multi to single year subscriptions.
In the second half of the 2021 financial year, comparator period trends start to normalise and the impact of the transition to single year subscriptions ends. Avast anticipates high single digit growth in the Avast Group’s billings in the second half of the 2021 financial year. Avast’s organic group revenue guidance for the full 2021 financial year is maintained at the upper end of 6% to 8% growth.
For the first half of the 2021 financial year, the Avast Group’s Adjusted EBITDA margin percentage was 57.3%. The Avast Group’s Adjusted EBITDA margin percentage for the 2021 financial year is expected to remain broadly flat versus the financial year ended 31 December 2020, in line with previous guidance and reflecting increased user and customer acquisition costs as well as materially higher marketing spend around the flagship Avast One product, which remains on track for launch later this year. As Avast has previously indicated, in future periods, it expects higher levels of margin investment in R&D, innovation, marketing and other top of the funnel initiatives over the medium term to sustain customer engagement, acquisition and retention activities.
As at 30 June 2021, net debt / LTM (“last twelve months”) Adjusted EBITDA per the banking covenant was 1.0x, in line with Avast’s expectations.
Notes:
1.
Organic growth rate excludes the impact of foreign exchange rates, acquisitions, business disposals, and Discontinued Business. It excludes current period billings and revenue of acquisitions until the first anniversary of their consolidation.

2.
Adjusted EBITDA margin percentage is defined as Adjusted EBITDA divided by revenue.

3.
Growth rate excluding currency impact is calculated by restating 2021 actual to 2020 foreign exchange rates. Deferred revenue is translated to USD at date of invoice and is therefore excluded when calculating the impact of foreign exchange rates on revenue.

4.
As Avast is exiting its toolbar-related search distribution business, which had previously been an important contributor to AVG’s revenues, and, separately, on 30 January 2020, the Avast Group decided to wind down the operation of its subsidiary Jumpshot Inc. (together, including the Avast Group’s browser clean-up business, referred to in Note 1 above as “Discontinued Business”), the growth figures exclude Discontinued Business, which was negligible.

10
Possible NortonLifeLock share buyback programme

To the extent that Avast Shareholders elect for the Majority Stock Option, NortonLifeLock intends, subject to market conditions and other capital requirements, to implement the Post-Merger Buyback (utilising capacity under its existing share buyback authorisation and, if required, incremental capacity under a new share buyback authorisation) over time following completion of the Merger with a view to establishing a net leverage ratio for the Combined Company of approximately 3.5x net debt to its pro forma EBITDA.
If all Avast Shareholders elect for the Majority Stock Option, NortonLifeLock expects that the amount of the Post-Merger Buyback, if implemented, would be up to approximately USD 3 billion. However, this amount would be reduced by the amount of any incremental cash consideration payable to Avast Shareholders who receive the Majority Cash Option.
NortonLifeLock intends to confirm the proposed quantum of the Post-Merger Buyback, if any, following completion of the Merger and once the elections of the Avast Shareholders for the Majority Stock Option (and, accordingly, the quantum of cash consideration payable in connection with the Merger) and the capital requirements of the Combined Company are known.
As noted above, the implementation of the Post-Merger Buyback will be subject to market conditions and other capital requirements, and there can be no certainty that the Post-Merger Buyback will be implemented or as to its timing.
11
Avast Share Schemes

The Merger will affect participants in the Avast Share Schemes. In summary, NortonLifeLock and Avast have agreed that NortonLifeLock will make appropriate proposals to the holders of options and awards under the Avast Share Schemes in accordance with Rule 15 of the Code. Further details of these arrangements will be communicated to participants in the Avast Share Schemes in due course. Awards and options which vest and are exercised prior to the Scheme Record Time will be satisfied by the allotment, issue or transfer of Avast Shares prior to the Scheme Record Time and those Avast Shares will be subject to the Scheme.
12
Financing

The cash consideration payable to Avast Shareholders under the terms of the Merger will be financed by debt to be provided under the Interim Facilities Agreement underwritten by Bank of America, N.A. and Wells Fargo Bank, N.A (with Bank of America, N.A. as lead underwriter), if, and to the extent, not satisfied through cash on hand available to Bidco (as part of the NortonLifeLock Group).
Further information on the financing of the Merger will be set out in the Scheme Document.
In accordance with Rule 2.7(d) of the Code, Evercore, in its capacity as financial adviser to NortonLifeLock and Bidco, is satisfied that sufficient resources are available to Bidco to enable it to satisfy in full the cash consideration payable to Avast Shareholders under the terms of the Merger.
13
Management, employees, pensions, research and development and locations

NortonLifeLock’s strategic plans for Avast
NortonLifeLock believes that the Merger has a compelling strategic and financial rationale, would create long-term value for both NortonLifeLock and Avast and would be consistent with NortonLifeLock’s long-term growth strategy, the objective of which is to protect and empower people to live their digital lives safely.
Avast would benefit from NortonLifeLock’s scale, strength in identity and broad-based adoption of its Norton 360 platform. NortonLifeLock would benefit from Avast’s strong freemium user base, international customer base and innovative offerings in privacy. The Combined Company would be able to capitalise on the full range of opportunities available to both NortonLifeLock and Avast.
Existing employment rights
NortonLifeLock attaches great importance to the skill and experience of Avast’s management and employees and recognises their important contribution to the success that has been achieved by Avast. As such, NortonLifeLock expects Avast’s employees to continue to contribute to the success of the Combined Company following completion of the Merger. NortonLifeLock intends to look at ways to optimise the structure of the Combined Company in order to achieve the anticipated benefits of the Merger.
NortonLifeLock’s preliminary evaluation work to identify potential synergies arising from the Merger suggests that there will be some duplication between the two businesses’ management, shared services, product, commercial and other functions. NortonLifeLock has not yet received sufficiently detailed information to formulate comprehensive plans or intentions regarding the impact of the Merger on the Avast Group, its various business units or its employees, and intends to take a ‘best of both’ approach to integration. NortonLifeLock’s preliminary evaluation suggests that the Combined Company is expected to fully realise pre-tax gross cost synergies of approximately USD 280 million by the end of the second full year following completion of the Merger, a substantial portion of which would come from headcount reductions, in addition to other initiatives in systems & infrastructure and contracts & shared services. Based on NortonLifeLock’s preliminary evaluation, the synergy plan suggests a potential headcount reduction of approximately 25% of the total Combined Company workforce, across all geographies, and from a broad range of job categories, including management, shared services, product and commercial functions, but before any of the Combined Company’s expected re-investment into innovation, partnerships and marketing.
The finalisation and implementation of any workforce reductions will be subject to comprehensive planning and appropriate engagement with stakeholders, including affected employees and any appropriate employee representative bodies. It is anticipated that efforts will be made to mitigate headcount reductions through redundancies, via natural attrition, the elimination of vacant roles and alternative job opportunities. Any affected individuals will be treated in a manner consistent with NortonLifeLock’s high standards, culture and practices. NortonLifeLock intends to approach employee and management integration with the aim of retaining and motivating the best talent across the Combined Company to create a best-in-class organisation.
NortonLifeLock confirms that it has given assurances to the Avast Directors that, upon and following completion of the Merger, it intends to fully observe the existing contractual and statutory employment rights of all Avast management and employees and does not intend to make any material changes to the conditions of employment of the employees or management of the Avast Group. Subject to the potential headcount reductions described above, NortonLifeLock also does not intend to make any material changes to the balance of skills and the functions of the employees or management of the Avast Group.
NortonLifeLock acknowledges the importance and value of Avast’s employee share-based incentive arrangements. In due course, and in accordance with Rule 15 of the Code, proposals will be sent to existing option holders and award holders, which will include proposals as to how any unvested options and awards will be treated in connection with the Merger. In addition, NortonLifeLock confirms that it intends, following completion of the Merger, to extend NortonLifeLock’s share-based arrangements to Avast’s employees on a basis consistent with arrangements for equivalent employees of NortonLifeLock and taking into account their expected roles within the Combined Company.
Composition of the board of the Combined Company following completion of the Merger
Following completion of the Merger, it is intended that Avast’s CEO, Ondrej Vlcek, will join NortonLifeLock as President and become a member of the NortonLifeLock Board. In addition, Pavel Baudiš, a co-founder of Avast, is expected to join the NortonLifeLock Board as an independent director.
It is intended that, upon completion of the Merger, each of the non-executive members of the Avast Board will resign as directors of Avast.
Following completion of the Merger, it is intended that Vincent Pilette, CEO of NortonLifeLock, will be CEO of the Combined Company, and Natalie Derse, CFO of NortonLifeLock, will be CFO of the Combined Company.
Pension schemes
Avast does not operate or contribute to any defined benefit pension schemes in respect of its employees. It does, however, operate certain defined contribution pension plans. NortonLifeLock does not intend to make any changes to the eligibility rules or contribution rates that currently apply under Avast’s defined contribution pension plans. NortonLifeLock intends to comply with all applicable law in connection with the provision of retirement benefits.

Management incentivisation arrangements
NortonLifeLock has not entered into, and has not had any discussions about proposals to enter into, any form of incentivisation arrangements with members of management of Avast. Nor has NortonLifeLock agreed or entered into any arrangements with any of Avast’s executive directors who are expected to join the NortonLifeLock Board and/or management team following completion of the Merger with regard to any changes to their existing terms of employment. NortonLifeLock does not intend to put in place any such arrangements before completion of the Merger.
Locations of business, fixed assets and headquarters
Following completion of the Merger, Avast’s existing headquarters premises will continue to be utilised, and the Combined Company will have dual headquarters located in Prague, Czech Republic, and Tempe, Arizona, USA.
The Combined Company expects to maintain a significant presence in the Czech Republic, including across R&D, commercial and general and administrative functions, the level of which will be reviewed in the first year following completion of the Merger, taking into account Avast’s current management plans. As part of such review, NortonLifeLock intends to evaluate the locations of business and fixed assets of Avast in order to optimise local operations for the Combined Company, taking into consideration any existing changes planned by the current management of Avast, which is expected to lead to rationalisation in certain sites currently operated by NortonLifeLock and/or Avast.
NortonLifeLock intends to undertake a review process, in collaboration with Avast’s CEO, to determine the post-Merger name of the Combined Company to ensure that it best reflects its strategic vision of expanding its Cyber Safety platform with trust-based solutions and its broad global prospects.
Research and development
NortonLifeLock values the investment that Avast has made in its technology and the infrastructure and expertise in place within the Avast Group to create, maintain and enhance existing product offerings and intends to retain Avast’s R&D capabilities in the Czech Republic. While NortonLifeLock expects efficiencies to arise from duplication of R&D functions across the Combined Company, NortonLifeLock’s commitment to innovation is integral to its strategy and NortonLifeLock currently intends to reinvest part of the anticipated run-rate cost synergies into innovation, partnerships and marketing initiatives to support and accelerate long-term sustainable growth. NortonLifeLock believes that it is important for the long-term success of the Combined Company and for customer satisfaction to maintain a leading product offering and intends to invest in this area following completion of the Merger in conjunction with the existing Avast infrastructure.
Trading Facilities
Avast is currently listed on the Official List and, as explained in paragraph 21 (De-listing, cancellation of trading and re-registration) below, a request will be made to the London Stock Exchange to cancel trading in Avast Shares on the Main Market of the London Stock Exchange, and to the FCA to cancel the listing of the Avast Shares on the Official List, in each case with effect from or shortly following the Effective Date. Avast will be re-registered as a private company following the Effective Date.
Avast is also currently listed on two MTFs in the Czech Republic. As explained in paragraph 21 (De-listing, cancellation of trading and re-registration) below, requests will be made to the PSE and RMS to cancel trading in Avast Shares on these MTFs, in each case with effect from or shortly following the Effective Date.
It is anticipated that the unsponsored ADR programme for the Avast Shares will be terminated on or shortly after the Effective Date.
The Combined Company will be listed on NASDAQ.

None of the statements in this paragraph 13 are “post-offer undertakings” for the purposes of Rule 19.5 of the Code.
Views of the Avast Board
In considering the intention to recommend the Merger to Avast Shareholders, the Avast Board has given due consideration to the assurances that NortonLifeLock has given in relation to management and employees within the Combined Company.
The Avast Board notes that NortonLifeLock has stated that the Combined Company is expected to fully realise pre-tax gross cost synergies of approximately USD 280 million by the end of the second full year following completion of the Merger, a substantial portion of which could come from headcount reductions, in addition to other initiatives. Based on this preliminary evaluation, NortonLifeLock expects a potential headcount reduction of approximately 25% of the total Combined Company workforce across all geographies, and from a broad range of job categories, including management, shared services, product and commercial functions, but before any of the Combined Company’s expected re-investment into innovation, partnerships and marketing. The Avast Board is of the view that, in order for NortonLifeLock to achieve the stated synergy benefits, it will be necessary for headcount reductions to take place.
The Avast Board believes that, in implementing the Merger, it is important that NortonLifeLock takes into account the skills and experience of the existing management and employees of Avast and welcomes NortonLifeLock’s intention to provide opportunities for Avast employees as well as NortonLifeLock employees.
The Avast Board notes NortonLifeLock’s statement that, other than as a result of anticipated headcount reductions, NortonLifeLock has no intention to make any material changes to the conditions of employment of the employees or management of the Avast Group and that the existing employment rights, including pension rights, of existing management and employees of the Avast Group will be observed. The Avast Board considers it important that Avast employees who remain with the Combined Company are given certainty as to the continuing terms of their employment.
The Avast Board notes NortonLifeLock’s statement that the Combined Company expects to maintain a significant presence in the Czech Republic, including across R&D, commercial and general and administrative functions, the level of which will be reviewed, taking into account Avast’s current management plans. Given the history and heritage of Avast, the Avast Board considers it important that a significant presence in the Czech Republic is maintained, and welcomes NortonLifeLock’s statement that the Combined Company will maintain R&D, commercial and general and administrative functions in the Czech Republic.
Given that detailed information to formulate comprehensive plans or intentions regarding the impact of the Merger on the Avast Group is not yet available, the Avast Board is unable to express a more detailed opinion on the impact of the Merger on Avast management, employees and offices.
14
Electing to receive the Majority Stock Option

Avast Shareholders (other than those resident in a Restricted Jurisdiction) will be entitled to elect to receive, in respect of their entire holdings of Avast Shares, the Majority Stock Option instead of the Majority Cash Option.
Avast Shareholders will not be permitted to elect to receive the Majority Stock Option in respect of only part of their holding of Avast Shares, so will be entitled only to receive either the Majority Cash Option (if no election is made) or the Majority Stock Option (if they elect to do so). If an Avast Shareholder (i) does not make an election to receive the Majority Stock Option or (ii) is resident in a Restricted Jurisdiction, they will receive the Majority Cash Option in respect of their entire holding of Avast Shares.
Elections for the Majority Stock Option, and entitlements to receive the Majority Cash Option or the Majority Stock Option, will not be subject to scale-back or pro rating by reference to the elections of other

Avast Shareholders, and all elections for the Majority Stock Option will (subject, among other things, to the satisfaction of the Conditions and to the Merger becoming Effective) be satisfied in full.
Further details in relation to making an election for the Majority Stock Option (including the action to take in order to make a valid election and the deadline for making elections) will be contained in the Scheme Document and the Form of Election.
15
Tax

The Merger will be effected by Bidco (and/or its nominee) acquiring all of the issued and to be issued ordinary shares in the share capital of Avast. NortonLifeLock will remain U.S. domiciled for tax purposes. U.S. and U.K. tax consequences of the Merger for Avast Shareholders will be described in the Scheme Document.
16
Merger-related arrangements

Confidentiality Agreement
NortonLifeLock and Avast have entered into the Confidentiality Agreement, pursuant to which each of NortonLifeLock and Avast has undertaken to keep certain information relating directly or indirectly to the Merger and to the other party confidential and not to disclose such information to third parties, except to certain permitted disclosees for the purposes of evaluating the Merger or if required by applicable laws or regulations. The confidentiality obligations of each party under the Confidentiality Agreement continue for two years after the date of the Confidentiality Agreement. The agreement also contains provisions pursuant to which each party has agreed not to solicit certain employees of the other party for a period of 12 months from the date of the Confidentiality Agreement, subject to customary carve-outs.
Co-operation Agreement
NortonLifeLock, Bidco and Avast have entered into a Co-operation Agreement dated on the date of this Announcement, pursuant to which NortonLifeLock and Bidco have agreed to use all reasonable endeavours (which shall include taking all steps necessary and accepting relevant remedies, except where to do so would be of material significance to NortonLifeLock and Bidco in the context of the Merger) to implement the Merger and to secure the regulatory clearances and authorisations necessary to satisfy the Regulatory Conditions (provided that Avast’s obligations in connection with such matters are limited to actions permitted under Rule 21.2(b)(iii) of the Code). The parties have also agreed to certain undertakings to co-operate and provide one another with reasonable information, assistance and access in relation to the filings, submissions and notifications to be made in relation to any such regulatory clearances and authorisations. Taking due account of its legal obligations with respect to the regulatory clearances and authorisations, as well as the views and comments of Avast, NortonLifeLock will have the right to determine the strategy for obtaining the regulatory clearances and authorisations, and for satisfying the Regulatory Conditions.
NortonLifeLock has also agreed to certain procedural and other commitments with respect to the preparation of the NortonLifeLock Proxy Statement (including undertaking to use its best endeavours to obtain the clearance of the NortonLifeLock Proxy Statement from the SEC), the convening of the NortonLifeLock Shareholders’ Meeting, the preparation of the NortonLifeLock Prospectus, and assisting with the provision of information for any documents relating to the Merger to be prepared by Avast after the date of this Announcement, including the Scheme Document. Avast has agreed to certain procedural and other commitments with respect to the preparation of the Scheme Document (and associated documents) and assisting with the provision of information for documents relating to the Merger to be prepared by NortonLifeLock after the date of this Announcement, including the NortonLifeLock Proxy Statement.
NortonLifeLock has also committed to certain restrictions between the date of this Announcement and the Effective Date, completion of a Takeover Offer or other earlier termination of the Co-operation Agreement, including a commitment not to solicit or engage in any discussions of alternative proposals to the Merger (subject to certain limited exceptions) and certain commitments regarding corporate and other actions which NortonLifeLock has agreed not to undertake while the Co-operation Agreement remains in force.
The parties have also agreed certain provisions that will apply if NortonLifeLock and/or Bidco elects to implement the Merger by way of a Takeover Offer rather than the Scheme, which it may (under the terms of the Co-operation Agreement) do in specified circumstances, including where Avast has provided its prior consent (in which case certain additional provisions apply, including as to the required level of the acceptance condition for such Takeover Offer), where the Avast Board has amended, qualified or withdrawn its recommendation of the Merger, in the circumstances set out in Note 2 on Section 8 of Appendix 7 to the Code, and where a third party has announced a firm intention to make an offer for the entire issued and to be issued share capital of Avast.
The Co-operation Agreement contains provisions which will apply in respect of the Avast Share Schemes, details of which will be set out in the Scheme Document, and provisions which apply with respect to the provision of insurance to cover liabilities of Avast directors, officers and other executives. In addition, NortonLifeLock has provided a parent company guarantee in respect of Bidco’s obligations under the Co-operation Agreement.
The Co-operation Agreement will terminate in certain circumstances, including: (i) where it is agreed in writing between NortonLifeLock, Bidco and Avast at any time prior to the Effective Date; (ii) upon service of written notice by NortonLifeLock to Avast, or Avast to NortonLifeLock and Bidco, if (a) the Avast Board has adversely modified or qualified, or withdrawn, its recommendation of the Merger, (b) if a break fee payment event (as described below) occurs, (c) if Bidco and/or NortonLifeLock invokes (and is permitted by the Panel to invoke) a Condition (other than under specified circumstances) so as to cause the Merger to lapse, to be withdrawn or not to proceed, (d) unless otherwise agreed in writing by the parties, if the Effective Date has not occurred on or prior to the Long Stop Date; (iii) if, prior to the Long Stop Date, a third party announces a firm intention to make an offer or revised offer for Avast which completes, becomes effective or is declared unconditional in all respects; (iv) if the NortonLifeLock Shareholders do not approve the Merger at the NortonLifeLock Shareholders’ Meeting, (v) if the Scheme Shareholders do not approve the Scheme at the Court Meeting and/or the relevant resolutions relating to the Scheme are not approved by the requisite majority of Scheme Shareholders at the General Meeting, other than in circumstances where NortonLifeLock has elected, with Avast’s prior consent, to implement the Merger by means of a Takeover Offer; (vi) if the Scheme is not sanctioned at the Court Hearing, (vii) upon service of written notice by Avast to NortonLifeLock if NortonLifeLock makes an announcement before the publication of the NortonLifeLock Proxy Statement that it will not convene the NortonLifeLock Shareholders’ Meeting, or that it does not intend to post the NortonLifeLock Proxy Statement or to convene the NortonLifeLock Shareholders’ Meeting, (viii) on the earliest to occur of (a) the Scheme lapsing, terminating or being withdrawn (unless NortonLifeLock has elected, with Avast’s prior consent, to implement the Merger by means of a Takeover Offer before such lapse, termination or withdrawal) and (b) the Effective Date; and (ix) in the event that NortonLifeLock elects, with Avast’s prior consent, to implement the Merger by means of a Takeover Offer, the earliest to occur of (a) the date on which that Takeover Offer lapses, terminates or is withdrawn and (b) the Effective Date.
NortonLifeLock has undertaken that if, on or prior to the Long Stop Date, any of the following matters occurs, subject to certain qualifications, it will pay a break fee to Avast (as described below), in each case other than in certain specified circumstances:
•
either: (1) the NortonLifeLock Board (a) withdraws, withholds or qualifies (or amends or modifies in any manner adverse to Avast), or proposes publicly to withdraw, withhold or qualify (or amend or modify in any manner adverse to Avast) the recommendation by the NortonLifeLock Board of the Merger, (b) approves, recommends or adopts (or proposes publicly to approve, recommend or adopt) certain material types of transaction, other than the Merger or (c) fails to include the NortonLifeLock Board’s recommendation of the Merger in the NortonLifeLock Proxy Statement (a “NortonLifeLock Board Recommendation Change Event”); or (2) the NortonLifeLock Shareholders’ Meeting has not occurred prior to the Long Stop Date in breach of NortonLifeLock’s obligations under the Co-operation Agreement;

•
either (a) Bidco and/or NortonLifeLock invokes (and is permitted by the Panel to invoke) any Regulatory Condition so as to cause the Merger to lapse, to be withdrawn or not to proceed, or (b) a Regulatory Condition has not been satisfied or waived by Bidco and/or NortonLifeLock as at the Long Stop Date (each a “Regulatory Condition Satisfaction Failure Event”); or

•
NortonLifeLock Shareholders do not approve the relevant matters at the NortonLifeLock Shareholders’ Meeting and there has been no NortonLifeLock Board Recommendation Change Event (the “NortonLifeLock Shareholder Approval Failure Event”).

The amount of the break fee payable by NortonLifeLock in the event of the foregoing would (subject to the conditions below) be USD 300 million following a NortonLifeLock Board Recommendation Change Event or in circumstances where the NortonLifeLock Shareholders’ Meeting has not occurred prior to the Long Stop Date in breach of NortonLifeLock’s obligations under the Co-operation Agreement, USD 200 million following a Regulatory Condition Satisfaction Failure Event or USD 100 million following a NortonLifeLock Shareholder Approval Failure Event.
No break fee would be payable by NortonLifeLock if, at the time the relevant break fee payment event occurs: (i) the Avast Board has adversely modified or qualified, or withdrawn, its recommendation of the Merger; (ii) at the time the relevant break fee payment event occurs, the Co-operation Agreement has been terminated (or a right to terminate has arisen at the Long Stop Date) under certain of the other termination events described above; or (iii) with respect to a Regulatory Condition Satisfaction Failure Event, that event occurred in circumstances where Avast has materially obstructed NortonLifeLock and Bidco from being able to obtain a regulatory clearance or authorisation (and such action(s) or non-action(s) are a material and contributory cause of such failure to obtain such clearance or authorisation), or Avast has undertaken, agreed to or announced an acquisition, licensing arrangement or other arrangement or collaboration with a third party and such action was a material contributory cause of the Regulatory Condition Satisfaction Failure Event.
Clean Team and Joint Defence Agreement
NortonLifeLock, Avast, and certain of their respective external regulatory counsel, entered into the Clean Team and Joint Defence Agreement to ensure that the exchange and/or disclosure of certain materials relating to the parties only takes place between their respective external regulatory counsel and external experts, and does not diminish in any way the confidentiality of such materials and does not result in a waiver of privilege, right or immunity that might otherwise be available.
17
Conditions

The Merger and, accordingly, the Scheme will be subject to a number of conditions, which will be set out in the Scheme Document, and which are set out in Appendix 1 to this Announcement, including the following antitrust and regulatory clearances:
•
the receipt or waiver of any applicable antitrust approvals or clearances in the United States, the United Kingdom, Germany and Spain (and/or, upon referral, approval from the European Commission), Australia and New Zealand;

•
a written notification from CFIUS that it has completed action under section 721 of the DPA or, if CFIUS has sent a report to the President of the United States, that the President has announced a decision not to take action or has not taken action after fifteen days from the end of the investigation period; and

•
the receipt or waiver of applicable foreign investment approvals in Germany, the Czech Republic, Romania and, if in force and applicable, any such approvals required in the United Kingdom and the Netherlands.

In addition, the Merger and, accordingly, the Scheme will be subject to (amongst others) the following customary conditions:
•
the Scheme becoming Effective by not later than the Long Stop Date, failing which the Scheme will lapse;

•
the FCA having approved the NortonLifeLock Prospectus and it having been made available to the public in accordance with the UK Prospectus Regulation Rules;

•
approval of the Scheme by a majority in number of those Scheme Shareholders present and voting at the Court Meeting in person or by proxy, representing at least 75% in value, of the Scheme Shares voted by such Scheme Shareholders;

•
approval of the Special Resolution by the requisite majority of Avast Shareholders at the General Meeting;

•
the issuance of the New NortonLifeLock Shares in connection with the Merger having been approved by NortonLifeLock Shareholders at the NortonLifeLock Shareholders’ Meeting;

•
confirmation having been received by NortonLifeLock that the New NortonLifeLock Shares have been approved for listing, subject to official notice of issuance, on NASDAQ;

•
the satisfaction or (where applicable) waiver, prior to the sanction of the Scheme by the Court, of all the other Conditions;

•
the sanction of the Scheme by the Court (with or without modification on terms agreed by Bidco and Avast); and

•
the delivery of a copy of the Scheme Court Order to the Registrar of Companies.

As summarised in paragraph 16 (Merger-related arrangements), NortonLifeLock and Avast have agreed, pursuant to the Co-operation Agreement, certain mutual obligations and restrictions with respect to seeking to facilitate the satisfaction of certain of the Conditions.
18
Structure of the Merger

It is intended that the Merger will be implemented by means of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act. The Scheme is an arrangement between Avast and the Scheme Shareholders and is subject to the approval of the Court. The procedure involves, among other things, an application by Avast to the Court to sanction the Scheme, in consideration for which Scheme Shareholders will receive cash and New NortonLifeLock Shares on the basis described in this Announcement, in particular paragraphs 2 (The Merger) and 14 (Electing to receive the Majority Stock Option).
The purpose of the Scheme is to provide for Bidco (and/or its nominee) to become the owner of the entire issued and to be issued ordinary share capital of Avast.
Upon the Scheme becoming Effective: (i) it will be binding on all Avast Shareholders, irrespective of whether or not they attended or voted at the Court Meeting and the General Meeting (and, if they attended and voted, whether or not they voted in favour); and (ii) share certificates in respect of Avast Shares will cease to be of value and should be destroyed and entitlements to Avast Shares held within the CREST system will be cancelled.
Bidco will despatch, or arrange for the despatch of, the consideration payable under the Scheme to Scheme Shareholders by no later than 14 days after the Effective Date.
Any Avast Shares issued before the Scheme Record Time will be subject to the terms of the Scheme. The Special Resolution to be proposed at the General Meeting will, amongst other matters, provide that the Articles be amended to incorporate provisions requiring any Avast Shares issued after the Scheme Record Time (other than to Bidco and/or its nominee) to be automatically transferred to Bidco (and/or its nominee) on the same terms as the Merger (other than terms as to timings and formalities). The provisions of the Articles (as amended) will avoid any person (other than Bidco and/or its nominee) holding ordinary shares in the capital of Avast after the Effective Date.
Subject to certain restrictions relating to persons resident in a Restricted Jurisdiction, it is expected that the Scheme Document, containing further information about the Merger and notices of the Court Meeting and General Meeting, together with the Forms of Proxy and the Form of Election, will be posted to Avast Shareholders and (for information only) to participants in the Avast Share Schemes in late

Q3 or early Q4 of 2021. For the purposes of paragraph 3(a) of Appendix 7 of the Code, the Panel has consented to this arrangement. It is also expected that, at or around the same time as the Scheme Document is posted to Avast Shareholders (other than those resident in Restricted Jurisdictions), the NortonLifeLock Prospectus will be published and the NortonLifeLock Proxy Statement will be mailed.
NortonLifeLock, Bidco and Avast urge Avast Shareholders to read the Scheme Document (or, if applicable, the offer document), the Forms of Proxy, the Form of Election and the NortonLifeLock Prospectus when such documents become available because they will contain important information relating to the Merger, NortonLifeLock and Bidco. Any vote in respect of the Scheme or related matters at the Meetings should be made only on the basis of the information contained in the Scheme Document, the Forms of Proxy, the Form of Election and the NortonLifeLock Prospectus.
Subject to the satisfaction or waiver of all relevant conditions, including the Conditions, and certain further terms set out in Appendix 1 to this Announcement and to be set out in the Scheme Document, and subject to the approval and availability of the Court (which is subject to change), it is expected that the Scheme will become Effective in mid-2022.
19
Scheme timetable

A full anticipated timetable for the Merger will be set out in the Scheme Document which will be posted as soon as practicable and at or around the same time as the publication of the NortonLifeLock Prospectus and the mailing of the NortonLifeLock Proxy Statement. Subject to certain restrictions relating to persons resident in Restricted Jurisdictions, the Scheme Document, the NortonLifeLock Prospectus and the NortonLifeLock Proxy Statement will also be made available on NortonLifeLock’s website (at https://investor.nortonlifelock.com/) and Avast’s website (at https://investors.avast.com/).
Subject to the satisfaction or waiver (as applicable) of all relevant conditions, including the Conditions, and certain terms set out in Appendix 1 to this Announcement and to be set out in the Scheme Document, the Scheme is expected to become Effective in mid-2022.
20
Right to switch to a Takeover Offer

Subject to obtaining the consent of the Panel, Bidco reserves the right to elect to implement the Merger by way of a Takeover Offer as an alternative to the Scheme.
Any such Takeover Offer will be implemented on substantially the same terms and conditions, so far as applicable, as those which would apply to the Scheme subject to appropriate amendments to reflect the change in method of effecting the Merger. Further, if sufficient acceptances of the Takeover Offer are received and/or sufficient Avast Shares are otherwise acquired, it is the intention of Bidco to apply the provisions of the Companies Act to compulsorily acquire any outstanding Avast Shares to which such Takeover Offer relates.
21
De-listing, cancellation of trading and re-registration

It is intended that dealings in Avast Shares will be suspended on or shortly before the Effective Date at a time to be set out in the Scheme Document. It is further intended that applications will be made to the London Stock Exchange to cancel trading in Avast Shares on the Main Market of the London Stock Exchange, and to the FCA to cancel the listing of the Avast Shares on the Official List, in each case with effect from or shortly following the Effective Date.
It is also intended that applications will be made to the PSE and RMS to suspend dealings in Avast Shares on MTFs operated by the PSE and RMS on or shortly before the Effective Date. It is further intended that applications will be made to the PSE and RMS to remove Avast Shares from trading on MTFs operated by the PSE and RMS, in each case with effect from or shortly following the Effective Date.
On or shortly after the Effective Date, entitlements to Avast Shares held within the CREST system will be cancelled, and share certificates in respect of Avast Shares will cease to be valid.
It is anticipated that the unsponsored ADR programme for the Avast Shares will be terminated on or shortly after the Effective Date.

As soon as possible after the Effective Date, it is intended that Avast will be re-registered as a private limited company.
The New NortonLifeLock Shares will be listed on NASDAQ.
Avast does not hold any Avast Shares in treasury.
22
Disclosure of interests in Avast

As at the Latest Practicable Date, save for the disclosures in this paragraph 22 and the irrevocable undertakings referred to in paragraphs 4 (Recommendation) and 6 (Irrevocable undertakings), none of NortonLifeLock, Bidco or any of their directors or any person acting, or deemed to be acting, in concert with NortonLifeLock or Bidco:
•
had any interest in, or right to subscribe for, or had any arrangement in relation to, Avast Shares or any relevant securities of Avast;

•
had any short position in relation to any Avast Shares or any relevant securities of Avast, whether conditional or absolute and whether in the money or otherwise, including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery of, any Avast Shares or any relevant securities of Avast;

•
had any dealing arrangement of the kind referred to in Note 11 on the definition of “acting in concert” in the Code, in relation to the Avast Shares or in relation to any securities convertible into Avast Shares;

•
had procured an irrevocable commitment or letter of intent to accept the terms of the Merger in respect of Avast Shares or any relevant securities of Avast; or

•
had borrowed or lent any Avast Shares or any relevant securities of Avast.

For these purposes, an “arrangement” includes any indemnity or option arrangement, any agreement or any understanding, formal or informal, of whatever nature, relating to Avast Shares or relevant securities of Avast which may be an inducement to deal or refrain from dealing in such securities.
23
Overseas shareholders

The availability of the Merger and the distribution of this Announcement to persons resident in, or citizens of, or otherwise subject to, jurisdictions outside the United Kingdom may be affected by the laws of the relevant jurisdictions. Such persons should inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdiction. Avast Shareholders who are in any doubt regarding such matters should consult an appropriate independent professional adviser in the relevant jurisdiction without delay.
This Announcement is not intended and does not constitute or form part of any offer to sell or to subscribe for, or any invitation to purchase or subscribe for, or the solicitation of any offer to purchase or otherwise subscribe for, any securities. Avast Shareholders are advised to read carefully the Scheme Document, the Forms of Proxy, the Form of Election and the NortonLifeLock Prospectus once these have been despatched or made available (as applicable).
24
Fractional entitlements

Fractions of New NortonLifeLock Shares will not be allotted to Avast Shareholders. Instead, Avast Shareholders shall receive, in lieu of such fractional entitlements, cash in an amount in USD (rounded down to the nearest cent) (unless an Avast Shareholder has elected to receive cash consideration in GBP rather than USD, in which case such Avast Shareholder shall receive, in lieu of fractional entitlements, cash in an amount in GBP (rounded down to the nearest penny)) equal to such fractional amount multiplied by the last reported sale price of NortonLifeLock Shares on NASDAQ (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source selected by Bidco) on the last Business Day prior to the Effective Date.

25
General

The Merger will be subject to the Conditions set out in Appendix 1 to this Announcement, and to the full terms and conditions which will be set out in the Scheme Document. Appendix 2 to this Announcement contains the bases and sources of certain information used in the summary and in the full text of this Announcement. Appendix 3 to this Announcement contains details of the irrevocable undertakings received in relation to the Merger that are referred to in this Announcement. Appendix 4 to this Announcement contains details and bases of belief of the anticipated quantified financial benefits of the Merger and copies of the related reports from NortonLifeLock’s reporting accountants, Deloitte, and its financial adviser, Evercore. Appendix 5 to this Announcement contains the NortonLifeLock Profit Forecast, and the assumptions, basis of preparation and the NortonLifeLock Directors’ confirmation relating thereto. Appendix 6 to this Announcement contains the Avast Profit Forecast, and the assumptions, basis of preparation and the Avast Directors’ confirmation relating thereto. Appendix 7 to this Announcement contains definitions of certain terms used in this Announcement.
Subject to certain restrictions relating to persons resident in a Restricted Jurisdiction, it is expected that the Scheme Document, containing further information about the Merger and notices of the Court Meeting and General Meeting, together with the Forms of Proxy and the Form of Election, will be posted to Avast Shareholders and (for information only) to participants in the Avast Share Schemes in late Q3 or early Q4 of 2021. It is also expected that, at or around the same time as the Scheme Document is posted to Avast Shareholders (other than those resident in Restricted Jurisdictions), the NortonLifeLock Prospectus will be published and the NortonLifeLock Proxy Statement will be mailed.
In deciding whether or not to vote or procure votes in favour of the resolutions relating to the Scheme at the Meetings in respect of their Avast Shares, Avast Shareholders should rely on the information contained, and (where applicable) follow the procedures described, in the Scheme Document, the Forms of Proxy, the Form of Election and the NortonLifeLock Prospectus.
The Scheme Document and the NortonLifeLock Prospectus will not be reviewed by any federal state securities commission or regulatory authority in the U.S., nor will any commission or authority pass upon the accuracy or adequacy of the Scheme Document or the NortonLifeLock Prospectus. Any representation to the contrary is unlawful and may be a criminal offence.
Each of Evercore, UBS, J.P. Morgan Cazenove and Deloitte has given and not withdrawn its consent to the publication of this Announcement with the inclusion herein of the references to its name in the form and context in which it appears.
This Announcement does not constitute an offer or an invitation to purchase or subscribe for any securities.
26
Documents on display

Subject to certain restrictions relating to persons resident in Restricted Jurisdictions, copies of the following documents will, by no later than 12 noon (London time) on the Business Day following the date of this Announcement, be made available on NortonLifeLock’s website at https://investor.nortonlifelock.com/ and on Avast’s website at https://investors.avast.com/ until the end of the Offer Period:
•
this Announcement;

•
the Confidentiality Agreement;

•
the Co-operation Agreement;

•
the Clean Team and Joint Defence Agreement;

•
the irrevocable undertakings referred to in paragraph 6 (Irrevocable undertakings) and summarised in Appendix 3 to this Announcement;

•
the documents relating to the financing of the Merger referred to in paragraph 12 (Financing);

•
the consents from Evercore, UBS, J.P. Morgan Cazenove and Deloitte to being named in this Announcement; and

•
the joint investor presentation, dated the same date as this Announcement, prepared by NortonLifeLock and Avast in connection with the announcement of the Merger.

Neither the contents of Avast’s website nor the contents of NortonLifeLock’s website, nor the content of any other website accessible from hyperlinks on either such website, is incorporated into or forms part of, this Announcement.
Enquiries
NortonLifeLock
Mary Lai, Head of Investor Relations	IR@NortonLifeLock.com
Spring Harris, Head of Global Corporate Communications and PR	Press@NortonLifeLock.com
Evercore (Financial adviser to NortonLifeLock and Bidco)
Naveen Nataraj	+1 (0)212 857 3100
Edward Banks	+44 (0)20 7653 6000
Anil Rachwani
Swag Ganguly
Wladimir Wallaert
Sard Verbinnen (Communications adviser to NortonLifeLock)
Charles Chichester	+44 (0)20 7467 1050
John Christiansen	+1 (0)415 618 8750
Jared Levy	+1 (0)212 687 8080
Avast
Peter Russell, Director of Investor Relations	IR@avast.com
Stephanie Kane, VP PR and Corporate Communications
UBS (Financial adviser and Corporate Broker to Avast)	Tel: +44 207 567 8000
Christian Lesueur
Rahul Luthra
Jonathan Rowley
Aadhar Patel
Meera Sheth
J.P. Morgan Cazenove (Financial adviser and Corporate Broker to Avast)	Tel: +44 207 742 4000
Bill Hutchings
James Robinson
James Summer
Jonty Edwards
Finsbury Glover Hering (Communications adviser to Avast)	Avast-LON@fgh.com
Dorothy Burwell	Tel: +44 7733 294 930
Nidaa Lone	Tel: +44 7841 400 607

Kirkland & Ellis LLP and Macfarlanes LLP are retained as (respectively) US and UK legal advisers to NortonLifeLock. White & Case LLP is retained as legal adviser to Avast.
Important notices relating to financial advisors
Evercore Partners International LLP (“Evercore”), which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively as financial adviser to NortonLifeLock and Bidco and no one else in connection with the Merger and will not be responsible to anyone other than NortonLifeLock or Bidco for providing the protections afforded to clients of Evercore nor for providing advice in connection with the matters referred to herein. Neither Evercore nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Evercore in connection with any matter referred to herein or otherwise. Apart from the responsibilities and liabilities, if any, which may be imposed on Evercore by FSMA, or the regulatory regime established thereunder, or under the regulatory regime of any jurisdiction where exclusion of liability under the relevant regulatory regime would be illegal, void or unenforceable, neither Evercore nor any of its affiliates accepts any responsibility or liability whatsoever for the contents of this Announcement, and no representation, express or implied, is made by it, or purported to be made on its behalf, in relation to any matter referred to herein, including its accuracy, completeness or verification, or any other statement made or purported to be made by it, or on its behalf, in connection with NortonLifeLock, Bidco or the matters described in this Announcement. To the fullest extent permitted by applicable law, Evercore and its affiliates accordingly disclaim all and any responsibility or liability whether arising in tort, contract or otherwise (save as referred to above) which it or they might otherwise have in respect of this Announcement or any statement contained herein.
UBS AG London Branch (“UBS”) is authorised and regulated by the Financial Market Supervisory Authority in Switzerland. It is authorised by the PRA and subject to regulation by the FCA and limited regulation by the PRA in the United Kingdom. UBS provided financial and corporate broking advice to Avast and no one else in connection with the process or contents of this Announcement. In connection with such matters, UBS will not regard any other person as its client, nor will it be responsible to any other person for providing the protections afforded to its clients or for providing advice in relation to the process, contents of this Announcement or any other matter referred to herein.
J.P. Morgan Securities plc, which conducts its UK investment banking business as J.P. Morgan Cazenove, (“J.P. Morgan Cazenove”) and which is authorised in the United Kingdom by the PRA and regulated in the United Kingdom by the PRA and the FCA, is acting exclusively as financial adviser to Avast and no one else in connection with the Merger and will not regard any other person as its client in relation to the Merger and shall not be responsible to anyone other than Avast for providing the protections afforded to clients of J.P. Morgan Cazenove or its affiliates, nor for providing advice in connection with the Merger or any matter or arrangement referred to herein.
No offer or solicitation
This Announcement is for information purposes only and is not intended to and does not constitute, or form any part of, an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law or regulation. In particular, this announcement is not an offer of securities for sale in the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued as part of the Merger are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the U.S. Securities Act.
The Merger will be implemented solely in accordance with the Scheme Document (or, in the event that the Merger is to be implemented by means of a Takeover Offer, the offer document), which will contain the full terms and conditions of the Merger, including details of how to vote in respect of the Scheme.

Any voting decision or response in relation to the Merger should be made solely on the basis of the information contained in the Scheme Document, the Forms of Proxy, the Form of Election and the NortonLifeLock Prospectus.
This Announcement does not constitute a prospectus or a prospectus exempted document.
This Announcement has been prepared for the purpose of complying with English law and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions other than England and Wales.
Important additional information will be filed with the SEC
This Announcement may be deemed to be solicitation material in respect of the Merger, including the issuance of NortonLifeLock Shares. In connection with the proposed issuance of NortonLifeLock Shares, NortonLifeLock is expected to file the NortonLifeLock Proxy Statement with the SEC. To the extent NortonLifeLock effects the Merger as a Scheme under English law, the issuance of NortonLifeLock Shares would not be expected to require registration under the U.S. Securities Act pursuant to an exemption provided by Section 3(a)(10) of the U.S. Securities Act. If, in the future, Bidco exercises its right to implement the Merger by way of a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the U.S. Securities Act, it will file a registration statement on Form S-4 with the SEC that will contain a prospectus with respect to the issuance of New NortonLifeLock Shares. BEFORE MAKING ANY VOTING DECISION, NORTONLIFELOCK’S SHAREHOLDERS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. NortonLifeLock’s shareholders and investors will be able to obtain, without charge, a copy of the NortonLifeLock Proxy Statement (or, if applicable, the registration statement on Form S-4), including the Scheme Document (or, if applicable the offer document), and other relevant documents filed with the SEC (when available) from the SEC’s website at http://www.sec.gov. NortonLifeLock’s shareholders and investors will also be able to obtain, without charge, a copy of the NortonLifeLock Proxy Statement, including the Scheme Document (or, if applicable the offer document), and other relevant documents (when available) by directing a written request to NortonLifeLock (Attention: Investor Relations), or from NortonLifeLock’s website at https://investor.nortonlifelock.com/.
Participants in the solicitation
NortonLifeLock, Bidco and certain of their directors and executive officers and employees may be considered participants in the solicitation of proxies from the stockholders of NortonLifeLock in respect of the Merger, including the proposed issuance of NortonLifeLock Shares. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of NortonLifeLock in connection with the Merger, including a description of their direct or indirect interests, by security holdings or otherwise, will be set out in the NortonLifeLock Proxy Statement when it is filed with the SEC. Information regarding NortonLifeLock’s directors and executive officers is contained in NortonLifeLock’s Annual Report on Form 10-K for the fiscal year ended 2 April 2021 and its Proxy Statement on Schedule 14A, dated 28 July 2021, which are filed with the SEC.
Overseas shareholders
The release, publication or distribution of this Announcement in jurisdictions other than the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom (including Restricted Jurisdictions) should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the United Kingdom or who are subject to the laws of another jurisdiction to vote their Avast Shares in respect of the Scheme at the Meetings, or to execute and deliver the Forms of Proxy (appointing another to vote at the Meetings on their behalf) or the Form of Election, may be affected by the laws of the relevant jurisdictions in which they are located or to which they are subject. Any failure to comply with applicable legal or regulatory requirements of any jurisdiction may constitute a violation of securities laws in that jurisdiction.
Copies of this Announcement and any formal documentation relating to the Merger are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction, including any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of acceptance of the Merger.
If the Merger is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law and regulation), the Takeover Offer may not be made, directly or indirectly, in or into or by use of the mails or any other means or instrumentality (including facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction and the Merger will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.
Further details in relation to Avast Shareholders in overseas jurisdictions will be contained in the Scheme Document.
Notice to U.S. investors in Avast
The Merger relates to the shares of an English company and is being made by means of a scheme of arrangement under Part 26 of the Companies Act. A scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the U.S. Exchange Act and other requirements of U.S. law. Accordingly, the Merger is subject to the disclosure requirements and practices applicable to a scheme of arrangement involving a target company in England listed on the London Stock Exchange, which differ from the disclosure requirements of U.S. tender offer and proxy solicitation rules. If, in the future, Bidco exercises its right to implement the Merger by way of a Takeover Offer and determines to extend the Takeover Offer into the U.S., the Merger will be made in compliance with applicable U.S. laws and regulations.
The New NortonLifeLock Shares to be issued pursuant to the Merger have not been registered under the U.S. Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the U.S. Securities Act. The New NortonLifeLock Shares to be issued pursuant to the Merger will be issued pursuant to the exemption from registration provided by Section 3(a)(10) under the U.S. Securities Act. If, in the future, Bidco exercises its right to implement the Merger by way of a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the U.S. Securities Act, it will file a registration statement with the SEC that will contain a prospectus with respect to the issuance of New NortonLifeLock Shares. In this event, Avast Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information, and such documents will be available free of charge at the SEC’s website at www.sec.gov or by directing a request to NortonLifeLock’s Investor Relations team identified above.
New NortonLifeLock Shares issued to persons other than “affiliates” of NortonLifeLock (defined as certain control persons, within the meaning of Rule 144 under the U.S. Securities Act) will be freely transferable under US law after the Merger. Persons (whether or not US persons) who are or will be “affiliates” of NortonLifeLock within 90 days prior to, or of the Combined Company after, the Effective Date will be subject to certain transfer restrictions relating to the New NortonLifeLock Shares under US law.
Neither the SEC nor any U.S. state securities commission has approved or disapproved of the New NortonLifeLock Shares to be issued in connection with the Merger, or determined if this Announcement is accurate or complete. Any representation to the contrary is a criminal offence in the United States.

Financial information relating to Avast included in this Announcement and to be included in the Scheme Document has been or will have been prepared in accordance with accounting standards applicable in the United Kingdom and may not be comparable to financial information of U.S. companies or companies whose financial statements are prepared in accordance with U.S. GAAP. U.S. GAAP differs in certain significant respects from accounting standards applicable in the United Kingdom.
Avast is incorporated under the laws of England and Wales. In addition, some of its officers and directors reside outside the United States, and some or all of its assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against Avast or its officers or directors on judgments of United States federal, state or district courts, including judgments based upon the civil liability provisions of the U.S. federal securities laws. It may not be possible to sue Avast or its officers or directors in a non-U.S. court for violations of the U.S. securities laws.
Forward-looking statements
This Announcement contains certain forward-looking statements with respect to the NortonLifeLock Group and the Avast Group. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “aim”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. Forward-looking statements include statements relating to the following: (i) future capital expenditures, expenses, revenues, economic performance, financial conditions, dividend policy, losses and future prospects, (ii) business and management strategies and the expansion and growth of the operations of the NortonLifeLock Group or the Avast Group, and (iii) the effects of government regulation on the business of the NortonLifeLock Group or the Avast Group. There are many factors which could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such factors include the possibility that the Merger will not be completed on a timely basis or at all, whether due to the failure to satisfy the conditions of the Merger (including approvals or clearances from regulatory and other agencies and bodies) or otherwise, general business and economic conditions globally, industry trends, competition, changes in government and other regulation, changes in political and economic stability, disruptions in business operations due to reorganisation activities, interest rate and currency fluctuations, the inability of the Combined Company to realise successfully any anticipated synergy benefits when (and if) the Merger is implemented, the inability of the Combined Company to integrate successfully the operations of the NortonLifeLock Group and the Avast Group when (and if) the Merger is implemented and the Combined Company incurring and/or experiencing unanticipated costs and/or delays or difficulties relating to the Merger when (and if) it is implemented. Additional information concerning these and other risk factors is contained in the Risk Factors sections of NortonLifeLock’s most recent reports on Form 10-K and Form 10-Q, the contents of which are not incorporated by reference into, nor do they form part of, this Announcement.
These forward-looking statements are based on numerous assumptions regarding the present and future business strategies of such persons and the environment in which each will operate in the future. By their nature, these forward-looking statements involve known and unknown risks, as well as uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this Announcement may cause the actual results, performance or achievements of any such person, or industry results and developments, to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. No assurance can be given that such expectations will prove to have been correct and persons reading this Announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Announcement. All subsequent oral or written forward-looking statements attributable to the NortonLifeLock Group or the Avast Group or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. None of NortonLifeLock, Bidco or Avast undertake any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law, regulation or stock exchange rules.

No profit forecasts or estimates
The NortonLifeLock Profit Forecast is a profit forecast for the purposes of Rule 28 of the Code. The NortonLifeLock Profit Forecast, the assumptions and basis of preparation on which the NortonLifeLock Profit Forecast is based and the NortonLifeLock Directors’ confirmation, as required by Rule 28.1 of the Code, are set out in Appendix 5 to this Announcement.
The Avast Profit Forecast is a profit forecast for the purposes of Rule 28 of the Code. The Avast Profit Forecast, the assumptions and basis of preparation on which the Avast Profit Forecast is based and the Avast Directors’ confirmation, as required by Rule 28.1 of the Code, are set out in Appendix 6 to this Announcement.
Other than in respect of the NortonLifeLock Profit Forecast and the Avast Profit Forecast, no statement in this Announcement is intended as, or is to be construed as, a profit forecast or estimate for any period and no statement in this Announcement should be interpreted to mean that earnings or earnings per ordinary share, for NortonLifeLock or Avast, respectively for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per ordinary share for NortonLifeLock or Avast, respectively.
For the purposes of Rule 28 of the Code: (i) the NortonLifeLock Profit Forecast contained in this Announcement is the responsibility of NortonLifeLock and the NortonLifeLock Directors; and (ii) the Avast Profit Forecast contained in this Announcement is the responsibility of Avast and the Avast Directors.
Use of Non-GAAP financial information
NortonLifeLock uses the non-GAAP measures of operating margin, which are adjusted from results based on U.S. GAAP and exclude certain expenses, gains and losses. NortonLifeLock also provides the non-GAAP metric of free cash flow, which is defined as cash flows from operating activities less purchases of property and equipment. These non-GAAP financial measures are provided to enhance the user’s understanding of NortonLifeLock’s past financial performance and its prospects for the future. NortonLifeLock’s management team uses these non-GAAP financial measures in assessing NortonLifeLock’s performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to U.S. GAAP and the methods used by NortonLifeLock to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with U.S. GAAP and should be read only in conjunction with NortonLifeLock’s consolidated financial statements prepared in accordance with U.S. GAAP.
NortonLifeLock is unable to provide a reconciliation of these forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures because certain information is dependent on future events, some of which are outside the control of NortonLifeLock. Moreover, estimating such U.S. GAAP financial measures with the required precision necessary to provide a meaningful reconciliation is extremely difficult and could not be accomplished without unreasonable effort.
Quantified Financial Benefits Statement
Statements of estimated cost savings and synergies relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the cost savings and synergies referred to in the Quantified Financial Benefits Statement may not be achieved, may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. No statement in the Quantified Financial Benefits Statement, or this Announcement generally, should be construed as a profit forecast (other than the NortonLifeLock Profit Forecast and the Avast Profit Forecast) or interpreted to mean that the Combined Company’s earnings in the first full year following the Effective Date of the Scheme, or in any subsequent period, would necessarily match or be greater than or be less than those of Avast and/or NortonLifeLock for the relevant preceding financial period or any other period.

For the purposes of Rule 28 of the Code, the Quantified Financial Benefits Statement contained in this Announcement is the responsibility of NortonLifeLock and the NortonLifeLock Directors.
Publication on website
A copy of this Announcement and the documents required to be published pursuant to Rule 26.1 and Rule 26.2 of the Code will be made available (subject to certain restrictions relating to persons resident in Restricted Jurisdictions) on NortonLifeLock’s website (at https://investor.nortonlifelock.com/) and on Avast’s website (at https://investors.avast.com/) by no later than 12 noon London time on the business day following the date of this Announcement. Neither the contents of these websites nor the content of any other website accessible from hyperlinks on such websites is incorporated into, or forms part of, this Announcement.
Requesting hard copy documents
In accordance with Rule 30.3 of the Code, a person so entitled may request a copy of this Announcement (and any information incorporated into it by reference to another source) in hard copy form free of charge. A person may also request that all future documents, announcements and information sent to that person in relation to the Merger should be in hard copy form. For persons who have received a copy of this Announcement in electronic form or via a website notification, a hard copy of this Announcement will not be sent unless so requested from either Avast by contacting Avast’s registrars, Equiniti, at Aspect House, Spencer Road, Worthing, Lancing BN99 6DA or, between 8.30 a.m. and 5.30 p.m. Monday to Friday (except UK public holidays), on 0371 384 2030 from within the UK or +44 121 415 7047 if calling from outside the UK (calls are charged at the standard geographic rate and will vary by provider; calls from outside the UK will be charged at the applicable international rate), or NortonLifeLock by contacting Investor Relations at IR@NortonLifeLock.com, as appropriate.
Information relating to Avast Shareholders
Please be aware that addresses, electronic addresses and certain other information provided by Avast Shareholders, persons with information rights and other relevant persons for the receipt of communications from Avast may be provided to Bidco during the Offer Period as required under Section 4 of Appendix 4 of the Code to comply with Rule 2.11(c) of the Code.
Dealing and opening position disclosure requirements of the Code
Under Rule 8.3(a) of the Code, any person who is interested in one per cent or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the Offer Period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of  (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th Business Day (as defined in the Code) following the commencement of the Offer Period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th Business Day (as defined in the Code) following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.
Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in one per cent or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of  (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom

Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the Business Day (as defined in the Code) following the date of the relevant dealing.
If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.
Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).
Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the Offer Period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.
Rounding
Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

APPENDIX 1
CONDITIONS AND FURTHER TERMS OF THE MERGER
Part A
Conditions to the Merger
1
The Merger will be conditional upon the Scheme becoming Effective, subject to the Code, by no later than 11.59 p.m. (UK time) on the Long Stop Date.

Scheme approval
2
The Scheme will be conditional upon:

2.1
its approval by a majority in number representing not less than 75% in value of the Avast Shareholders (or the relevant class or classes thereof, if applicable) in each case present, entitled to vote and voting, either in person or by proxy, at the Court Meeting and at any separate class meeting which may be required by the Court or at any adjournment of any such meeting; and

2.2
the Court Meeting and any separate class meeting which may be required by the Court or any adjournment of any such meeting being held on or before the 22nd day after the expected date of the Court Meeting to be set out in the Scheme Document in due course (or such later date, if any, as Bidco and Avast may agree and the Court may allow);

2.3
all resolutions necessary to approve and implement the Scheme being duly passed by the requisite majority or majorities at the General Meeting or at any adjournment of that meeting;

2.4
the General Meeting or any adjournment of that meeting being held on or before the 22nd day after the expected date of the General Meeting to be set out in the Scheme Document in due course (or such later date, if any, as Bidco and Avast may agree and the Court may allow);

2.5
the Court Hearing being held on or before the 22nd day after the expected date of the Court Hearing to be set out in the Scheme Document in due course (or such later date, if any, as Bidco and Avast may agree and the Court may allow); and

2.6
the sanction of the Scheme by the Court with or without modification (but subject to any such modification being acceptable to Bidco and Avast) and the delivery of a copy of the Court Order to the Registrar; and

General Conditions
3
In addition, subject as stated in Part B below and to the requirements of the Panel, Bidco and Avast have agreed that the Merger will be conditional upon the following Conditions and, accordingly, the necessary actions to make the Scheme Effective will not be taken unless the following Conditions (as amended if appropriate) have been satisfied or, where relevant, waived:

NortonLifeLock Shareholder approval
3.1
the issuance of the New NortonLifeLock Shares in connection with the Merger being duly approved, as required by the rules and regulations of The Nasdaq Stock Market, in accordance with applicable law and the certificate of incorporation and bylaws of NortonLifeLock;

Listing on NASDAQ, effectiveness of registration
3.2
NASDAQ having approved, and not withdrawn such approval, the listing of the New NortonLifeLock Shares to be issued, subject to official notice of issuance;

3.3
in the event that the Merger is implemented by way of a Takeover Offer, absent an available exemption from the registration requirements of the U.S. Securities Act, NortonLifeLock’s registration statement having been declared effective by the SEC and no stop order having been issued or proceedings for suspension of the effectiveness of NortonLifeLock’s registration statement having been initiated by the SEC and NortonLifeLock having received all necessary U.S. state securities law or blue sky authorisations;
NortonLifeLock Prospectus
3.4
the FCA having approved the NortonLifeLock Prospectus and it having been made available to the public in accordance with the UK Prospectus Regulation Rules;

Antitrust approvals
United States
3.5
in the United States:

3.5.1
the waiting period under the U.S. HSR Act, and any agreement between NortonLifeLock, Bidco and/or Avast, on the one hand, and the United States Department of Justice or United States Federal Trade Commission, on the other hand, that prohibits the consummation of the Merger, shall have terminated or expired; and

3.5.2
no governmental authority of competent jurisdiction shall have issued or entered under any U.S. Antitrust Law any order, writ, injunction, judgment or decree (whether temporary or permanent) that is then in effect and has the effect of (i) enjoining or otherwise prohibiting the consummation of the Merger, or (ii) permitting the Merger on terms not satisfactory to Bidco;

United Kingdom
3.6
the CMA:

3.6.1
having decided, on terms satisfactory to Bidco, not to refer the Merger nor any matter arising from or relating to the Merger to the chair of the CMA for the constitution of a group under Schedule 4 to the Enterprise and Regulatory Reform Act 2013 (a “Phase 2 CMA reference”); or

3.6.2
in the event that a Phase 2 CMA reference is made, either:

3.6.2.1
concluding in a report published in accordance with section 38 of the Enterprise Act 2002 that neither the Merger nor any matter arising from or relating to the Merger may be expected to result in a substantial lessening of competition within any market or markets in the United Kingdom for goods or services; or

3.6.2.2
allowing the Merger and any matter arising from or relating to the Merger to proceed on terms satisfactory to Bidco;

Germany
3.7
insofar as the Merger falls within the scope of the Act against Restraints of Competition (Gesetz gegen Wettbewerbsbeschränkungen) in Germany, the FCO authorising the Merger, on terms satisfactory to Bidco, whether expressly or implicitly through the lapse of the applicable waiting period;

Spain
3.8
insofar as the Merger falls within the scope of the Spanish Defence of Competition Law (Ley 15/2007, de 3 de julio, de Defensa de la Competencia), the CNMC or, in its place, the Spanish Council of Ministers (Consejo de Ministros), authorising the Merger, on terms satisfactory to Bidco, whether expressly or implicitly through the lapse of the applicable waiting period;

European Union
3.9
insofar as the Merger does not constitute a concentration with a Union dimension within the meaning of the EU Merger Regulation, in the event that a referral request under Article 22(3) of the EU Merger Regulation is made and accepted, the European Commission declaring, on terms satisfactory to Bidco, that the Merger is compatible with the internal market pursuant to Article 6(1)(b) (including in conjunction with Article 6(2), 8(1) or 8(2) of the EU Merger Regulation) or the European Commission being deemed to have so declared under Article 10(6) of the EU Merger Regulation;

Australia
3.10
the ACCC:

3.10.1
not having notified Bidco that it objects to or proposes to take any steps to oppose the Merger under section 50 of the Australian Competition and Consumer Act 2010 (Cth); or

3.10.2
having given notice in writing stating, or stating to the effect, that it does not propose to intervene in or seek to prevent the Merger under section 50 of the Australian Competition and Consumer Act 2010 (Cth), on terms satisfactory to Bidco, and that notice has not been withdrawn, revoked or adversely amended;

New Zealand
3.11
the NZCC having, on terms satisfactory to Bidco, granted clearance for the Merger to Bidco pursuant to section 66 of the Commerce Act 1986 (NZ) or having notified Bidco in writing that it does not intend to assess the Merger further;

Regulatory approvals
3.12
(1) a written notification issued by CFIUS that it has concluded its review (or, if applicable, investigation) under section 721 of the DPA and determined that (a) the Merger is not a “covered transaction” pursuant to the DPA or (b) there are no unresolved national security concerns with respect to the Merger, or (2) if CFIUS has sent a report to the President of the United States requesting the President of the United States’ decision with respect to the Merger, either (a) the President has not taken any action after fifteen days from the earlier of the date the President having received such report from CFIUS or the end of the investigation period, or (b) the President of the United States has announced a decision not to take any action to suspend or prohibit the Merger;

3.13
the receipt of any required foreign investment approvals, on terms satisfactory to Bidco, by the competent authorities (or confirmation, on terms satisfactory to Bidco, that the Merger does not fall within the scope thereof) in:

3.13.1
Germany, pursuant to the Foreign Trade and Payments Act (Außenwirtschaftsgesetz);

3.13.2
the Czech Republic, pursuant to articles 14 or 15 of Czech Act No. 34/2021 Coll., on Screening of Foreign Investments or receipt of a decision pursuant to article 10(4) of the Act that there are no grounds to initiate a foreign investment review procedure or a confirmation in writing that the Merger does not fall within the scope of the Act;

3.13.3
Romania, pursuant to (a) the provisions of National Defence Council (Consiliul

Suprem de Apărare a Țării — CSAT) Decision no. 73/2012; or (b) the provisions of any new foreign investment or national security laws, rules or regulations which become effective in Romania prior to the Effective Date and require a mandatory notification to be submitted in relation to the Merger;
3.13.4
the Netherlands, to the extent that any new or amended public interest, foreign investment or national security laws, rules or regulations (including the Security Screening Act for Investments, Mergers and Acquisitions (Wet veiligheidstoets investeringen, fusies en overnames)) becomes effective in the Netherlands, and pursuant to such laws, rules or regulations a mandatory notification is required to be submitted in relation to the Merger; and

3.13.5
the United Kingdom, to the extent that any new or amended public interest, foreign investment or national security laws, rules or regulations (including the National Security and Investment Act 2021) become effective in the United Kingdom prior to the Effective Date and require a mandatory notification to be submitted in relation to the Merger;

Other authorisations, regulatory clearances and third party clearances
3.14
the waiver (or non-exercise within any applicable time limits) by any relevant government or governmental, quasi-governmental, supranational, statutory, regulatory, environmental or investigative body, court, trade agency, association, institution, any entity owned or controlled by any relevant government or state, or any other body or person whatsoever in any jurisdiction (each a “Third Party”) of any termination right, right of pre-emption, first refusal or similar right (which is material in the context of the Wider Avast Group taken as a whole) arising as a result of or in connection with the Merger including its implementation and financing or the proposed direct or indirect acquisition of any shares or other securities in, or control or management of, Avast by Bidco or any member of the Bidco Group;

3.15
all necessary filings or applications having been made in connection with the Merger and all statutory or regulatory obligations in any jurisdiction having been complied with in connection with the Merger or the offer by any member of the Wider Bidco Group for any shares or other securities in, or control of, Avast and all authorisations, orders, grants, recognitions, determinations, confirmations, consents, licences, clearances, permissions, exemptions and approvals reasonably deemed necessary or appropriate by Bidco or any member of the Wider Bidco Group for or in respect of the Merger including its implementation and financing or the proposed direct or indirect acquisition of any shares or other securities in, or control of, Avast or any member of the Wider Avast Group by any member of the Wider Bidco Group having been obtained in terms and in a form satisfactory to Bidco from all appropriate Third Parties or persons with whom any member of the Wider Avast Group has entered into contractual arrangements and all such material authorisations, orders, grants, recognitions, determinations, confirmations, consents, licences, clearances, permissions, exemptions and approvals necessary or appropriate to carry on the business of any member of the Wider Avast Group which is material in the context of the Bidco Group or the Avast Group as a whole or of the financing of the Merger remaining in full force and effect and all filings necessary for such purpose having been made and there being no notice or intimation of any intention to revoke or not to renew any of the same at the time at which the Merger becomes Effective and all necessary statutory or regulatory obligations in any jurisdiction having been complied with;

3.16
no Third Party having given notice of a decision to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference (and, in each case, not having withdrawn the same), or having enacted, made or proposed any statute, regulation, decision or order, or change to published practice or having taken any other steps, and there not continuing to be outstanding any statute, regulation, decision or order, which in each case would or might reasonably be expected to:

3.16.1
require, prevent or delay the divestiture, or materially alter the terms envisaged for any proposed divestiture by any member of the Wider Bidco Group or any member of the Wider Avast Group of all or any portion of their respective businesses, assets or property or impose any limitation on the ability of any of them to conduct their respective businesses (or any of them) or to own any of their respective assets or properties or any part thereof which, in any such case, is material in the context of the Wider Bidco Group or the Wider Avast Group in either case taken as a whole;
3.16.2
require, prevent or delay the divestiture by any member of the Wider Bidco Group of any shares or other securities in Avast;

3.16.3
impose any material limitation on, or result in a delay in, the ability of any member of the Wider Bidco Group directly or indirectly to acquire or to hold or to exercise effectively any rights of ownership in respect of shares or loans or securities convertible into shares or any other securities (or the equivalent) in any member of the Wider Avast Group or the Wider Bidco Group or to exercise voting or management control over any such member;

3.16.4
otherwise adversely affect the business, assets, profits or prospects of any member of the Wider Bidco Group or of any member of the Wider Avast Group to an extent which is material in the context of the Wider Bidco Group or the Wider Avast Group in either case taken as a whole;

3.16.5
make the Merger or its implementation or an offer or proposed offer by Bidco or any member of the Wider Bidco Group for any shares or other securities in, or control of Avast void, illegal, and/or unenforceable under the laws of any jurisdiction, or otherwise, directly or indirectly, restrain, restrict, prohibit, delay or otherwise interfere with the same, or impose additional conditions or obligations with respect thereto;

3.16.6
require any member of the Wider Bidco Group or the Wider Avast Group to offer to acquire any shares or other securities (or the equivalent) or interest in any member of the Wider Avast Group or the Wider Bidco Group owned by any third party;

3.16.7
impose any limitation on the ability of any member of the Wider Avast Group to co-ordinate its business, or any part of it, with the businesses of any other members which is adverse to and material in the context of the Wider Avast Group taken as a whole or in the context of the Merger; or

3.16.8
result in any member of the Wider Avast Group ceasing to be able to carry on business under any name under which it presently does so, and all applicable waiting and other time periods (including any extensions thereof) during which any such Third Party could institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference or any other step under the laws of any jurisdiction in respect of the Merger or an offer or proposed offer for any Avast Shares having expired, lapsed or been terminated;

Certain matters arising as a result of any arrangement, agreement etc.
3.17
save as Disclosed, there being no provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider Avast Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject, or any circumstance which in consequence of the Merger or an offer or proposed offer for any shares or other securities (or equivalent) in Avast or because of a change in the control or management of Avast or otherwise, could or might result in any of the following to an extent which is material and adverse in the context of the Wider Avast Group, or the Wider Bidco Group, in either case taken as a whole, or in the context of the Merger:

3.17.1
any moneys borrowed by or any other indebtedness or liabilities (actual or contingent) of, or grant available to any such member, being or becoming repayable or capable of being declared repayable immediately or earlier than their or its stated maturity date or repayment date or the ability of any such member to borrow moneys or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;
3.17.2
any such agreement, arrangement, licence, permit or instrument or the rights, liabilities, obligations or interests of any such member thereunder being terminated or adversely modified or affected or any obligation or liability arising or any action being taken or arising thereunder;

3.17.3
any asset or interest of any such member being or failing to be disposed of or charged or ceasing to be available to any such member or any right arising under which any such asset or interest could be required to be disposed of or charged or could cease to be available to any such member otherwise than in the ordinary course of business;

3.17.4
the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property, assets or interest of any such member;

3.17.5
the rights, liabilities, obligations or interests of any such member, or the business of any such member with, any person, firm, company or body (or any arrangement or arrangements relating to any such interest or business) being terminated, adversely modified or affected;

3.17.6
the value of any such member or its financial or trading position or prospects being prejudiced or adversely affected;

3.17.7
any such member ceasing to be able to carry on business under any name under which it presently does so; or

3.17.8
the creation or acceleration of any liability, actual or contingent, by any such member (including any material tax liability or any obligation to obtain or acquire any material authorisation, notice, waiver, concession, agreement or exemption from any Third Party or any person) other than trade creditors or other liabilities incurred in the ordinary course of business or in connection with the Merger, and no event having occurred which, under any provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider Avast Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject, would or might reasonably be expected to result in any of the events or circumstances as are referred to in sub-paragraphs 3.17.1 to 3.17.8 of this Condition;
Certain events occurring since Last Accounts Date
3.18
save as Disclosed, no member of the Wider Avast Group having, since the Last Accounts Date:

3.18.1
save as between Avast and wholly-owned subsidiaries of Avast or for Avast Shares issued under or pursuant to the exercise of options and vesting of awards granted under the Avast Share Schemes, issued or agreed to issue, authorised or proposed the issue of additional shares of any class;

3.18.2
save as between Avast and wholly-owned subsidiaries of Avast or for the grant of options and awards and other rights under the Avast Share Schemes, issued or agreed to issue, authorised or proposed the issue of securities convertible into shares of any class or rights, warrants or options to subscribe for, or acquire, any such shares or convertible securities;

3.18.3
other than to another member of the Avast Group, prior to completion of the Merger, recommended, declared, paid or made any dividend or other distribution payable in cash or otherwise or made any bonus issue, other than Agreed Avast Dividends;

3.18.4
save for intra-Avast Group transactions, merged or demerged with any body corporate or acquired or disposed of or transferred, mortgaged or charged or created any security interest over any assets or any right, title or interest in any asset (including shares and trade investments) or authorised or proposed or announced any intention to propose any merger, demerger, disposal, transfer, mortgage, charge or security interest, in each case, other than in the ordinary course of business and, in each case, to the extent which is material in the context of the Wider Avast Group taken as a whole;

3.18.5
save for intra-Avast Group transactions, made or authorised or proposed or announced an intention to propose any change in its loan capital in each case, to the extent which is material in the context of the Wider Avast Group taken as a whole;

3.18.6
issued, authorised or proposed the issue of, or made any change in or to, any debentures or (save for intra-Avast Group transactions), save in the ordinary course of business, incurred or increased any indebtedness or become subject to any contingent liability;

3.18.7
purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or, save in respect to the matters mentioned in sub-paragraphs 3.18.1 or 3.18.2 above, made any other change to any part of its share capital, in each case, to the extent which is material in the context of the Wider Avast Group taken as a whole;

3.18.8
save for intra-Avast Group transactions, implemented, or authorised, proposed or announced its intention to implement, any reconstruction, merger, demerger, amalgamation, scheme, commitment or other transaction or arrangement otherwise than in the ordinary course of business;

3.18.9
entered into or varied or authorised, proposed or announced its intention to enter into or vary any contract, transaction or commitment (whether in respect of capital expenditure or otherwise) which is of a long term, onerous or unusual nature or magnitude or which involves or could involve an obligation of such a nature or magnitude other than in the ordinary course of business, in each case, to the extent which is material in the context of the Wider Avast Group taken as a whole;

3.18.10
(other than in respect of a member which is dormant and was solvent at the relevant time) taken any corporate action or steps or had any legal proceedings started or threatened against it in relation to the suspension of payments, a moratorium of any indebtedness, its winding-up, dissolution or reorganisation or for the appointment of a receiver, administrative receiver, administrator, manager, trustee or similar officer of all or any part of its assets or revenues or any analogous proceedings in any jurisdiction or appointed any analogous person in any jurisdiction or had any such person appointed, in each case, to the extent which is material in the context of the Wider Avast Group taken as a whole;

3.18.11
entered into any contract, transaction or arrangement which would be restrictive on the business of any member of the Wider Avast Group or the Wider Bidco Group other than of a nature and extent which is normal in the context of the business concerned;

3.18.12
waived or compromised any claim otherwise than in the ordinary course of business which is material in the context of the Wider Avast Group taken as a whole;

3.18.13
made any material alteration to its memorandum or articles of association or other incorporation documents;

3.18.14
been unable, or admitted in writing that it is unable, to pay its debts or commenced negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness, or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;
3.18.15
entered into any contract, commitment, arrangement or agreement otherwise than in the ordinary course of business or passed any resolution or made any offer (which remains open for acceptance) with respect to or announced any intention to, or proposed to, effect any of the transactions, matters or events referred to in this Condition 3.18;

3.18.16
made or agreed or consented to any change to:

3.18.16.1
the terms of the trust deeds constituting the pension scheme(s) established by any member of the Wider Avast Group for its directors, employees or their dependents, including the Avast pension schemes;

3.18.16.2
the contributions payable to any such scheme(s) or to the benefits which accrue or to the pensions which are payable thereunder;

3.18.16.3
the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined; or

3.18.16.4
the basis upon which the liabilities (including pensions) of such pension schemes are funded, valued or made,

in each case, to the extent which is material in the context of the Wider Avast Group taken as a whole;
3.18.17
proposed, agreed to provide or modified the terms of any of the Avast Share Schemes or other benefit constituting a material change relating to the employment or termination of employment of a material category of persons employed by the Wider Avast Group or which constitutes a material change to the terms or conditions of employment of any senior employee of the Wider Avast Group, save as agreed by the Panel (if required) and by Bidco, or entered into or changed the terms of any contract with any director or senior executive;

3.18.18
taken (or agreed or proposed to take) any action which requires, or would require, the consent of the Panel or the approval of Avast Shareholders in general meeting in accordance with, or as contemplated by, Rule 21.1 of the Code;

3.18.19
entered into or varied in a material way the terms of, any contract, agreement or arrangement with any of the directors or senior executives of any members of the Wider Avast Group; or

3.18.20
waived or compromised any claim which is material in the context of the Wider Avast Group taken as a whole, otherwise than in the ordinary course;

No adverse change, litigation or regulatory enquiry
3.19
save as Disclosed, since the Last Accounts Date:

3.19.1
no adverse change or deterioration having occurred in the business, assets, financial or trading position or profits or prospects or operational performance of any member of the Wider Avast Group which, in any such case, is material in the context of the Wider Avast Group taken as a whole and no circumstances having arisen which would or might reasonably be expected to result in such adverse change or deterioration;

3.19.2
no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider Avast Group is or may become a party (whether as a plaintiff, defendant or otherwise) and no enquiry, review or investigation by, or complaint or reference to, any Third Party or other investigative body against or in respect of any member of the Wider Avast Group having been instituted, announced, implemented or threatened by or against or remaining outstanding in respect of any member of the Wider Avast Group which in any such case has had or might reasonably be expected to have an adverse effect on the Wider Avast Group taken as a whole or in the context of the Merger;
3.19.3
no contingent or other liability of any member of the Wider Avast Group having arisen or become apparent to Bidco or increased which has had or might reasonably be expected to have an adverse effect on the Wider Avast Group taken as a whole or in the context of the Merger;

3.19.4
no enquiry or investigation by, or complaint or reference to, any Third Party having been threatened, announced, implemented, instituted by or remaining outstanding against or in respect of any member of the Wider Avast Group which in any case is material in the context of the Wider Avast Group taken as a whole;

3.19.5
no member of the Wider Avast Group having conducted its business in breach of any applicable laws and regulations and which is material in the context of the Wider Avast Group as a whole or material in the context of the Merger; and

3.19.6
no steps having been taken which are likely to result in the withdrawal, cancellation, termination or modification of any licence or permit held by any member of the Wider Avast Group which is necessary for the proper carrying on of its business and the withdrawal, cancellation, termination or modification of which has had, or would reasonably be expected to have, an adverse effect on the Wider Avast Group taken as a whole;

No discovery of certain matters
3.20
save as Disclosed, Bidco not having discovered:

3.20.1
that any financial, business or other information concerning the Wider Avast Group as contained in the information publicly disclosed at any time by or on behalf of any member of the Wider Avast Group is materially misleading, contains a material misrepresentation of fact or omits to state a fact necessary to make that information not misleading and which was not subsequently corrected before the date of this Announcement by disclosure either publicly or otherwise to Bidco or its professional advisers, in each case, to the extent which is material in the context of the Wider Avast Group taken as a whole;

3.20.2
that any member of the Wider Avast Group or partnership, company or other entity in which any member of the Wider Avast Group has a significant economic interest and which is not a subsidiary undertaking of Avast, is subject to any liability (contingent or otherwise) which is not disclosed in the Annual Report and Accounts for Avast for the year ended 31 December 2020, in each case, to the extent which is material in the context of the Wider Avast Group taken as a whole; or

3.20.3
any information which affects the import of any information disclosed at any time by or on behalf of any member of the Wider Avast Group and which is material in the context of the Wider Avast Group taken as a whole;

3.21
save as Disclosed, Bidco not having discovered that:

3.21.1
any past or present member of the Wider Avast Group has failed to comply with any and/or all applicable legislation or regulation, of any jurisdiction with regard to the use, treatment, handling, storage, carriage, disposal, spillage, release, discharge, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health or animal health or otherwise relating to environmental matters or the health and safety of humans, or that there has otherwise been any such use, treatment, handling, storage, carriage, disposal, spillage, release, discharge, leak or emission (whether or not the same constituted a non-compliance by any person with any such legislation or regulations, and wherever the same may have taken place) any of which storage, carriage, disposal, spillage, release, discharge, leak or emission would be likely to give rise to any liability (actual or contingent) or cost on the part of any member of the Wider Avast Group and which is material in the context of the Wider Avast Group taken as a whole;
3.21.2
there is, or is likely to be, for any reason whatsoever, any liability (actual or contingent) of any past or present member of the Wider Avast Group to make good, remediate, repair, reinstate or clean up any property or any controlled waters now or previously owned, occupied, operated or made use of or controlled by any such past or present member of the Wider Avast Group (or on its behalf) or by any person for which a member of the Wider Avast Group is or has been responsible, or in which any such member may have or previously have had or be deemed to have had an interest, under any environmental legislation, regulation, notice, circular or order of any Third Party and which is material in the context of the Wider Avast Group taken as a whole or the Merger;

3.21.3
circumstances exist (whether as a result of the Merger or otherwise) which would be reasonably likely to lead to any Third Party instituting, or whereby any member of the Wider Bidco Group or any present or past member of the Wider Avast Group would be likely to be required to institute, an environmental audit or take any other steps which would in any such case be reasonably likely to result in any liability (whether actual or contingent) to improve, modify existing or install new plant, machinery or equipment or carry out changes in the processes currently carried out or make good, remediate, repair, re-instate or clean up any land or other asset currently or previously owned, occupied or made use of by any past or present member of the Wider Avast Group (or on its behalf) or by any person for which a member of the Wider Avast Group is or has been responsible, or in which any such member may have or previously have had or be deemed to have had an interest which is material in the context of the Wider Avast Group taken as a whole or the Merger; or

3.21.4
circumstances exist whereby a person or class of persons would be likely to have any claim or claims in respect of any product or process of manufacture or materials used therein currently or previously manufactured, sold or carried out by any past or present member of the Wider Avast Group which claim or claims would be likely, materially and adversely, to affect any member of the Wider Avast Group and which is material in the context of the Wider Avast Group taken as a whole or the Merger; and

Anti-corruption, economic sanctions, criminal property and money laundering
3.22
save as Disclosed, Bidco not having discovered that:

3.22.1
(A) any past or present member, director, officer or employee of the Wider Avast Group is or has at any time engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption or anti-bribery law, rule or regulation or any other applicable law, rule, or regulation concerning improper payments or kickbacks or (B) any person that performs or has performed services for or on behalf of the Wider Avast Group is or has at any time engaged in any activity, practice or conduct in connection with the performance of such services which would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption or anti-bribery law, rule or regulation or any other applicable law, rule, or regulation concerning improper payments or kickbacks; or

3.22.2
any asset of any member of the Wider Avast Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition) or proceeds of crime under any other applicable law, rule, or regulation concerning money laundering or proceeds of crime or any member of the Wider Avast Group is found to have engaged in activities constituting money laundering under any applicable law, rule, or regulation concerning money laundering; or

3.22.3
any past or present member, director, officer or employee of the Wider Avast Group, or any other person for whom any such person may be liable or responsible, is or has engaged in any conduct which would violate applicable economic sanctions or dealt with, made any investments in, made any funds or assets available to or received any funds or assets from:

3.22.3.1
any government, entity or individual in respect of which U.S., U.K. or European Union persons, or persons operating in those territories, are prohibited from engaging in activities or doing business, or from receiving or making available funds or economic resources, by U.S., U.K. or European Union laws or regulations, including the economic sanctions administered by the United States Office of Foreign Assets Control, or HMRC; or

3.22.3.2
any government, entity or individual targeted by any of the economic sanctions of the United Nations, the United States, the United Kingdom, the European Union or any of its member states, save that this shall not apply if and to the extent that it is or would be unenforceable by reason of breach of any applicable blocking law; or

3.22.4
any past or present member, director, officer or employee of the Wider Avast Group, or any other person for whom any such person may be liable or responsible:

3.22.4.1
has engaged in conduct which would violate any relevant anti-terrorism laws, rules, or regulations, including the U.S. Anti-Terrorism Act;

3.22.4.2
has engaged in conduct which would violate any relevant anti-boycott law, rule, or regulation or any applicable export controls, including the Export Administration Regulations administered and enforced by the U.S. Department of Commerce or the International Traffic in Arms Regulations administered and enforced by the U.S. Department of State;

3.22.4.3
has engaged in conduct which would violate any relevant laws, rules, or regulations concerning human rights, including any law, rule, or regulation concerning false imprisonment, torture or other cruel and unusual punishment, or child labour; or

3.22.4.4
is debarred or otherwise rendered ineligible to bid for or to perform contracts for or with any government, governmental instrumentality, or international organisation or found to have violated any applicable law, rule, or regulation concerning government contracting or public procurement; or

3.22.5
any member of the Wider Avast Group is or has been engaged in any transaction which would cause Bidco to be in breach of any law or regulation upon the Merger, including the economic sanctions of the United States Office of Foreign Assets Control, or HMRC, or any other relevant government authority.

Part B
Waiver and Invocation of the Conditions
The Merger will be subject to the Conditions in Part A above, and to certain further terms set out in Part D below, and to the full terms and conditions which will be set out in the Scheme Document.
The Scheme will not become Effective unless the Conditions (other than Condition 2.6 of Part A of this Appendix 1) have been fulfilled or (if capable of waiver) waived or, where appropriate, have been determined by Bidco to be or remain satisfied by no later than 11.59 p.m. on the date before the Court Hearing.
Subject to the requirements of the Panel and in accordance with the Code, Bidco reserves the right to waive:
(a)
any of Conditions 2.2, 2.4 and 2.5 of Part A of this Appendix 1 related to the timing of the Court Meeting, the General Meeting and the Court Hearing. If any such deadline is not met, Bidco will make an announcement by 8.00 a.m. on the Business Day following such deadline confirming whether it has invoked or waived the relevant Condition or agreed with Avast to extend the deadline in relation to the relevant Condition; and

(b)
in whole or in part all or any of the above Conditions 3.14 to 3.22 (inclusive) of Part A of this Appendix 1.

If Bidco is required by the Panel to make an offer or offers for any Avast Shares under the provisions of Rule 9 of the Code, Bidco may make such alterations to the Conditions as are necessary to comply with the provisions of that Rule.
Each of the Conditions will be regarded as a separate Condition and will not be limited by reference to any other Condition.
Under Rule 13.5(a) of the Code, Bidco may not invoke a Condition so as to cause the Scheme not to proceed, to lapse or to be withdrawn unless the circumstances which give rise to the right to invoke the condition are of material significance to Bidco in the context of the offer.
Bidco may only invoke a Condition that is subject to Rule 13.5(a) of the Code with the consent of the Panel and any Condition that is subject to Rule 13.5(a) of the Code may be waived by Bidco.
Conditions 1, 2, 3.1, 3.2, 3.3 and 3.4 in Part A of this Appendix 1 are not subject to Rule 13.5(a) of the Code.
Bidco shall not be under any obligation to waive (if capable of waiver), to determine to be or remain satisfied or to treat, as fulfilled any of Conditions 1 to 3.22 (inclusive) of Part A of this Appendix 1 (to the extent capable of waiver) by a date earlier than the latest date for the fulfilment of that Condition, notwithstanding that the other Conditions may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.
Part C
Implementation by way of Takeover Offer
Subject to obtaining the consent of the Panel, Bidco reserves the right to elect to implement the Merger by way of a Takeover Offer as an alternative to the Scheme.
Any such Takeover Offer will be implemented on substantially the same terms and conditions, so far as applicable, as those which would apply to the Scheme subject to appropriate amendments to reflect the change in method of effecting the Merger. Further, if sufficient acceptances of the Takeover Offer are received and/or sufficient Avast Shares are otherwise acquired, it is the intention of Bidco to apply the provisions of the Companies Act to compulsorily acquire any outstanding Avast Shares to which such Takeover Offer relates.

Part D
Certain further terms of the Merger
The availability of the Merger to persons not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions. Persons who are not resident in the United Kingdom should inform themselves about, and observe, any applicable requirements. Avast Shareholders who are in any doubt about such matters should consult an appropriate independent professional adviser in the relevant jurisdiction without delay and observe any applicable requirements.
The Merger will be governed by English law and be subject to the jurisdiction of the English courts and to the conditions to be set out in the formal Scheme Document, and such further terms as may be required to comply with the Listing Rules and the provisions of the Code and any requirement of the Panel, the London Stock Exchange, the FCA and the Registrar.
Each of the Conditions shall be regarded as a separate Condition and shall not be limited by reference to any other Condition.
Fractions of New NortonLifeLock Shares will not be allotted to Avast Shareholders. Instead, Avast Shareholders shall receive, in lieu of such fractional entitlements, cash in an amount in USD (rounded down to the nearest cent) (unless an Avast Shareholder has elected to receive cash consideration in Pounds Sterling rather than USD, in which case such Avast Shareholder shall receive, in lieu of fractional entitlements, cash in an amount in Pounds Sterling (rounded down to the nearest penny)) equal to such fractional amount multiplied by the last reported sale price of NortonLifeLock Shares on NASDAQ (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source selected by Bidco) on the last Business Day prior to the Effective Date.
The Avast Shares will be acquired by Bidco (and/or its nominee) with full title guarantee, fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever and together with all rights existing at the date of this Announcement or thereafter attaching thereto, including the right to receive and retain, in full, all dividends and other distributions (if any) declared, made or paid or any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) made on or after the date of this Announcement in respect of the Avast Shares, other than the Agreed Avast Dividends.
If, on or after the date of this Announcement and before the Effective Date, any Return of Value is authorised, declared, made or paid or becomes payable in respect of the Avast Shares, other than the Agreed Avast Dividends, or in excess of the Agreed Avast Dividends, Bidco reserves the right (without prejudice to any right of Bidco, with the consent of the Panel, to invoke Condition 3.18.3 in Part A of this Appendix 1), to reduce the aggregate consideration payable under the terms of the Merger for the Avast Shares by an amount up to the amount of such Return of Value, or by the excess above the Agreed Avast Dividends, in which case any reference in this Announcement or in the Scheme Document to the consideration payable under the terms of the Merger will be deemed to be a reference to the consideration as so reduced. To the extent that any such Return of Value is authorised, declared, made or paid or is payable before the Scheme becomes Effective in accordance with its terms, other than the Agreed Avast Dividends, or in excess of the Agreed Avast Dividends, and it is: (i) transferred pursuant to the Merger on a basis which entitles Bidco (and/or its nominee) to receive the Return of Value and to retain it; or (ii) cancelled, the consideration payable under the terms of the Merger will not be subject to change in accordance with this paragraph. Any exercise by Bidco of its rights referred to in this paragraph will be the subject of an announcement and will not be regarded as constituting any revision to or variation of the Merger.
The New NortonLifeLock Shares will be fully paid and non-assessable and will rank pari passu in all respects with the existing NortonLifeLock Shares, save that they will not participate in any dividend payable by NortonLifeLock with reference to a record date prior to the Effective Date.

The availability of the Merger and the Majority Stock Option to persons not resident in the United Kingdom may be affected by the laws of the relevant jurisdiction. Any persons who are subject to the laws of any jurisdiction other than the United Kingdom should inform themselves about and observe any applicable requirements.
The Merger (including the Majority Stock Option) is not being made, directly or indirectly, in, into or from, or by use of the mails of, or by any means of instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of, any jurisdiction where to do so would violate the laws of that jurisdiction and will not be capable of acceptance by any such use, means, instrumentality or facility or from within any such jurisdiction.
Bidco reserves the right to implement the Merger directly or with or through any direct or indirect subsidiary undertaking of NortonLifeLock or Bidco, from time to time.

APPENDIX 2
SOURCES OF INFORMATION AND BASES OF CALCULATION
In this Announcement:
(i)
Unless otherwise stated, financial information concerning Avast has been extracted from the Annual Report and Accounts of Avast for the year ended 31 December 2020.

(ii)
Unless otherwise stated, financial information concerning NortonLifeLock has been extracted from the NortonLifeLock form 10-K for the year ended 2 April 2021, the NortonLifeLock fiscal 2021 Q4 earnings presentation and the NortonLifeLock fiscal 2022 Q1 earnings press release. NortonLifeLock’s stranded costs for the year ended 2 April 2021 have been extracted from the NortonLifeLock fiscal 2021 Q1 earnings presentation and from the NortonLifeLock fiscal 2021 Q2 earnings presentation.

(iii)
The value of Avast’s entire issued and to be issued ordinary share capital implied by the terms of the Merger is based upon:

(a)
the fully diluted ordinary share capital of Avast comprising (x) 1,031,794,134 Avast Shares in issue on the Latest Practicable Date and (y) 28,101,508 Avast Shares expected to be issued on or after the date of this Announcement to satisfy the vesting of awards and the exercise of options granted under the Avast Share Schemes;

(b)
NortonLifeLock’s closing share price of USD 27.20 on 13 July 2021 (being the last Business Day on which NortonLifeLock Shares traded on NASDAQ before the commencement of the Offer Period in relation to the Merger); and

(c)
the Announcement Exchange Rate (being USD 1.38595:£1 derived from Bloomberg FX Fixings Spot Exchange Rate as at 4.30 p.m. on the Latest Practicable Date).

(iv)
The enterprise value of Avast implied by the terms of the Merger is based on the value of Avast’s entire issued and to be issued ordinary share capital set out in paragraph (iii) above, plus Avast’s net debt (calculated as the principal balance of the USD term loan plus the principal balance of the Euro term loan plus lease liabilities less cash and cash equivalents) of USD 527.0 million as at 30 June 2021 (£380.5 million based on an exchange rate of USD 1.3851:£1 as at 30 June 2021).

(v)
As at the Latest Practicable Date, NortonLifeLock had 581,276,172 NortonLifeLock Shares issued and outstanding.

(vi)
The percentage ownership of the Combined Company which would be held by Avast Shareholders and NortonLifeLock Shareholders respectively if the Merger completes are based on:

(a)
the fully diluted ordinary share capital of Avast set out in paragraph (iii)(a) above; and

(b)
the number of NortonLifeLock Shares issued and outstanding is set out in paragraph (v) above.

(vii)
Unless otherwise stated, all prices for Avast Shares are the Closing Price derived from Bloomberg for the relevant date.

(viii)
Unless otherwise stated, all prices for NortonLifeLock Shares are the closing price derived from Bloomberg for the relevant date.

APPENDIX 3
IRREVOCABLE UNDERTAKINGS
The Avast Directors’ (and the Vlček Family Foundation’s) irrevocable commitments, further details of which are set out in Part A and Part B below, are in respect of, in aggregate, 381,057,227 Avast Shares, representing approximately 36.93% of the existing issued ordinary share capital of Avast on the Latest Practicable Date.
Part A — Avast Directors
NortonLifeLock and Bidco have received irrevocable commitments from the Avast Directors listed below in respect of their own legal and/or beneficial holdings of Avast Shares, representing in aggregate approximately 35.96% of the existing issued ordinary share capital of Avast on the Latest Practicable Date.
These irrevocable commitments have been given by all of the Avast Directors who hold Avast Shares, being all of the Avast Directors apart from John Schwarz, Maggie Chan Jones, Tamara Minick-Scokalo and Belinda Richards.
The irrevocable commitments require each Avast Director who holds a legal and/or beneficial interest in Avast Shares (or whose family member or other connected person holds such an interest) to: (i) vote or procure that the registered holder votes in favour of the resolutions relating to the Scheme at the Meetings (or, if the Merger is implemented by means of a Takeover Offer, to accept, or procure acceptance of, the Takeover Offer); and (ii) elect for the Majority Stock Option, and not to revoke any such election once made.
Name	Number of Avast Shares	Percentage of Avast issued ordinary share capital (rounded to two decimal places)
Ondrej Vlcek	13,715,184	1.33%
Philip Marshall	325,966	0.03%
Pavel Baudiš	257,182,165	24.93%
Eduard Kučera	99,793,912	9.67%
Warren Finegold	40,000	0.00%
TOTAL	371,057,227	35.96%
These irrevocable commitments will continue to be binding in the event that a higher competing offer is made for Avast.
These irrevocable commitments will only cease to be binding if:
•
the Scheme becomes Effective in accordance with its terms, or a Takeover Offer (if applicable) is declared unconditional in accordance with the requirements of the Code;

•
Bidco announces, with the consent of the Panel, that it does not intend to proceed with the Merger, and no new, revised or replacement offer or scheme is announced in accordance with Rule 2.7 of the Code, either at the same time as or within two Business Days of such announcement;

•
the Scheme lapses or is withdrawn unless Bidco announces, within five business days of such lapse or withdrawal and with the consent of the Panel, a firm intention to switch to a Takeover Offer;

•
the Scheme does not become Effective, or, if Bidco elects to implement the Merger by way of a Takeover Offer, the Takeover Offer does not become unconditional in accordance with the requirements of the Code (as the case may be), by the Long Stop Date;

•
NortonLifeLock and/or Bidco announces an amendment to the terms of the Scheme (or Takeover Offer, if applicable) the effect of which would be to remove the ability for Avast Shareholders to elect for the Majority Stock Option (or any extended, increased or otherwise improved version of the Majority Stock Option); or

•
any competing offer is made for Avast and such competing offer is declared unconditional in accordance with the requirements of the Code (if implemented by way of a takeover offer) or otherwise becomes effective (if implemented by way of a scheme of arrangement).

The irrevocable commitments of Pavel Baudiš and Eduard Kučera are also terminable upon written notice from them in circumstances where Bidco announces that it intends to increase the consideration payable in respect of the Majority Cash Option, but does not announce a proportionate increase in the consideration payable in respect of the Majority Stock Option (with agreed metrics for determining proportionate increases and non-proportionate increases). The irrevocable commitments of Ondrej Vlcek, Philip Marshall and Warren Finegold are not terminable in such circumstances, though they may (on written notice) revoke any prior election for the Majority Stock Option, and their obligation to elect for the Majority Stock Option shall cease to apply.
In addition, if Bidco announces that it intends to implement the Merger by way of a Takeover Offer rather than by way of the Scheme, and either in the announcement of such intention or in a subsequent announcement sets the acceptance condition for such Takeover Offer at less than 75%, the obligation of the Avast Directors (and their obligations with respect to their connected persons and/or related trusts) to elect for, and not to revoke any prior election for, the Majority Stock Option, shall cease to apply. Accordingly, in those circumstances, the Avast Directors (and their relevant connected persons and/or related trusts) would be entitled to revoke any previous election for the Majority Stock Option, and to receive the Majority Cash Option.
Part B — Vlček Family Foundation
In addition, NortonLifeLock and Bidco have received an irrevocable commitment from the Vlček Family Foundation in respect of its entire legal and/or beneficial holding of 10,000,000 Avast Shares, representing approximately 0.97% of the existing issued ordinary share capital of Avast on the Latest Practicable Date.
This irrevocable commitment requires the Vlček Family Foundation to vote, or procure that the registered holder of the relevant Avast Shares votes, in favour of the resolutions relating to the Scheme at the Meetings (or, if the Merger is implemented by means of a Takeover Offer, to accept, or procure acceptance of, the Takeover Offer). The Vlček Family Foundation is not required to elect for the Majority Stock Option.
This irrevocable commitment will continue to be binding in the same circumstances as the irrevocable commitments given by the Avast Directors, set out in Part A of this Appendix 3.

APPENDIX 4
QUANTIFIED FINANCIAL BENEFITS STATEMENT
Part A
Paragraph 3 (Background to and reasons for the Merger) of this Announcement contains statements of estimated cost savings and synergies arising from the Merger (together, the “Quantified Financial Benefits Statement”).
A copy of the Quantified Financial Benefits Statement is set out below:
“Given the complementary nature of both NortonLifeLock and Avast, the NortonLifeLock Directors believe that the Merger will generate synergies that could not be achieved independently of the Merger and will lead to significant long-term value creation for all shareholders.
Significant recurring cost synergies opportunity
NortonLifeLock anticipates that the Merger will result in recurring annual pre-tax gross cost synergies for the Combined Company to reach a run-rate of approximately USD 280 million, representing between approximately 15% and 20% of combined adjusted cost of sales and operating spend, based on the latest full year reported results for each of NortonLifeLock and Avast. The synergies are expected to be fully realised by the end of the second year following completion of the Merger.
NortonLifeLock intends to approach integration with the aim of retaining and motivating the best talent and structure across the Combined Company to create a best-in-class organisation. The expected sources of the identified cost synergies are as follows:
•
Organisation: approximately 50% of the total annual run-rate pre-tax gross cost synergies are expected to be generated through the adoption of shared best practice across existing functions and the reduction of duplicate roles across all geographies, and from a broad range of job categories, including management, shared services, product and commercial functions;

•
Systems & Infrastructure operating costs: approximately 25% of the total annual run-rate pre-tax gross cost synergies are expected to be realised through migration onto a common data and security platform, integration of systems, and shared technology and analytics infrastructure; and

•
Contracts & Shared Services: approximately 25% of the total annual run-rate pre-tax gross cost synergies are expected to be generated primarily from site rationalisation, procurement and vendor consolidation, and spend de-duplication.

NortonLifeLock expects to realise approximately 60% of the run-rate cost savings by the end of the first full year following completion of the Merger and 100% by the end of the second full year following completion of the Merger, excluding any potential synergy reinvestment and associated benefits. On a reported basis, the synergies assume the Combined Company expects to benefit from approximately USD 75 million of cost savings in the first full year following completion of the Merger, approximately USD 245 million of cost savings in the second full year following completion of the Merger, and the full USD 280 million of the cost savings in the third full year following completion of the Merger, excluding any potential synergy reinvestment and associated benefits.
One-off costs
In order to realise these synergies, NortonLifeLock is expected to incur one-off restructuring and integration costs of approximately one year’s run-rate pre-tax cost savings, or USD 280 million, with approximately USD 180 million estimated to be incurred in the first full year following completion of the Merger and approximately USD 100 million estimated to be incurred in the second full year following completion of the Merger. Aside from integration costs, no material dis-benefits are expected to arise in connection with the Merger. The expected synergies will accrue as a direct result of the Merger and would not be achieved on a standalone basis.

The paragraphs above relating to expected cost synergies constitute a “Quantified Financial Benefits Statement” for the purposes of Rule 28 of the Code.
Given the strong strategic, cultural and operational fit of the two companies, NortonLifeLock believes that the quantified cost synergies are readily achievable.
NortonLifeLock expects to achieve the quantified cost synergies while maintaining appropriate investment levels in sales and technology to meet the Combined Company’s growth targets and other objectives.
The estimated cost synergies referred to above reflect both the beneficial elements and the relevant costs.”
Further information on the bases of belief supporting the Quantified Financial Benefits Statement, including the principal assumptions and sources of information, is set out below.
Bases of belief and principal assumptions
In preparing the Quantified Financial Benefits Statement, a synergy working group comprising senior strategy, operations, technical, sales and financial personnel from NortonLifeLock (the “Working Group”) was established to identify, challenge and quantify the potential synergies available from the integration of the NortonLifeLock and Avast businesses, and to undertake an initial planning exercise.
In preparing the detailed synergy plan, both NortonLifeLock and Avast have shared certain operating and financial information to support the evaluation of the potential synergies available from the Merger and have conducted a series of virtual meetings with the key management personnel of both NortonLifeLock and Avast. This has included input from both the NortonLifeLock and Avast executive leadership teams.
Based on the information shared and interactions with Avast, the Working Group has performed a bottom-up analysis of costs included in the NortonLifeLock and Avast financial information and has sought to include in the synergy analysis those costs which the Working Group believe will be either optimized or reduced as a result of the Merger. In circumstances where the information provided by Avast has been limited for commercial or other reasons, the Working Group has made estimates and assumptions to aid its development of individual synergy initiatives. The assessment and quantification of the potential synergies have in turn been informed by NortonLifeLock management’s industry experience as well as their experience of executing and integrating acquisitions in the past.
The baseline used as the basis for the Quantified Financial Benefits Statement is NortonLifeLock’s adjusted cost base for the financial year ended 2 April 2021, supported where relevant by certain information from NortonLifeLock’s budgeted cost base for the financial year ending 1 April 2022, and Avast’s adjusted cost base for the financial year ended 31 December 2020, supported where relevant by certain information from Avast’s budgeted cost base for the financial year ending 31 December 2021.
The quantified synergies are incremental to NortonLifeLock’s and, to the best of NortonLifeLock’s knowledge, Avast’s existing plans.
In general, the synergy assumptions have in turn been risk adjusted, exercising a degree of prudence in the calculation of the estimated synergy benefit set out above.
In arriving at the estimate of synergies set out in the Quantified Financial Benefits Statement, the NortonLifeLock management has made the following assumptions:
•
regarding organisational savings:

•
savings will be possible by removing duplicate resource through the roll-out of the revised operating model;

•
the Combined Company will be able to standardise and roll-out best practice systems and procedures, to generate efficiency and enable headcount reductions; and

•
no restrictions or delays will arise as a result of industrial relations or employment agreements that significantly affect the realisation of savings by removing duplicate resource;

•
there will be no material impact on the underlying operations of either company or their ability to continue to conduct their businesses, including as a result of, or in connection with, the integration of the Avast Group and the NortonLifeLock Group;

•
the Combined Company’s product offering generates at least the same level of total revenues as the Avast Group’s and NortonLifeLock Group’s offerings currently generate;

•
procurement savings can be realised through rationalising suppliers and renegotiating supplier terms;

•
there will be no material change to macroeconomic, political, regulatory, legal or tax conditions in the markets or regions in which NortonLifeLock and Avast operate that will materially impact the implementation of, or costs to achieve, the expected cost savings;

•
there will be no material divestments from the existing businesses of either NortonLifeLock or Avast;

•
there will be no material change in current foreign exchange rates; and

•
there will be no business disruptions that materially affect either company, including natural disasters, acts of terrorism, cyber-attacks and/or technological issues or supply chain disruptions.

Reports
As required by Rule 28.1(a) of the Code, Deloitte, as reporting accountants to NortonLifeLock, and Evercore, as financial adviser to NortonLifeLock, have provided the reports required under that Rule.
Copies of these reports are included in Part B and Part C of this Appendix 4. Each of Deloitte and Evercore has given and not withdrawn its consent to the publication of its report in this Announcement in the form and context in which it is included.
Notes
1.
The Quantified Financial Benefits Statement relates to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. In addition, due to the scale of the Combined Company, there may be additional changes to the Combined Company’s operations. As a result, the estimated synergies referred to may not be achieved, or may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated.

2.
The Quantified Financial Benefits Statement should not be construed as a profit forecast or interpreted to mean that NortonLifeLock’s earnings in the first full year following the Effective Date, or in any subsequent period, will necessarily match or be greater than or be less than those of NortonLifeLock or Avast for the relevant preceding financial period or any other period.

3.
For the purposes of Rule 28 of the Code, the Quantified Financial Benefits Statement is the responsibility of NortonLifeLock and the NortonLifeLock Directors.

Part B
REPORT FROM DELOITTE LLP
NortonLifeLock Inc.
60 E. Rio Salado Parkway
Suite 1000, Tempe, AZ 85281
USA
Evercore Partners International LLP
15 Stanhope Gate
London
W1K 1LN
UK
10 August 2021
Dear Sirs/Mesdames
RECOMMENDED MERGER OF AVAST PLC (the “Target”) WITH NORTONLIFELOCK INC. (the “Offeror”)
We report on the quantified financial benefits statement made by the directors of the Offeror (the “Directors”) set out in Part A of Appendix 4 to the announcement (the “Announcement”) issued by the Offeror (the “Quantified Financial Benefits Statement” or the “Statement”).
Opinion
In our opinion, the Quantified Financial Benefits Statement has been properly compiled on the basis stated.
The Statement has been made in the context of the disclosures within Part A of Appendix 4 to the Announcement setting out, inter alia, the basis of the Directors’ belief (identifying the principal assumptions and sources of information) supporting the Statement and their analysis, explanation and quantification of the constituent elements.
Responsibilities
It is the responsibility of the Directors to prepare the Statement in accordance with Rule 28 of the City Code on Takeovers and Mergers (the “Takeover Code”).
It is our responsibility to form our opinion, as required by Rule 28.1(a) of the Takeover Code, as to whether the Statement has been properly compiled on the basis stated and to report that opinion to you.
This report is given solely for the purposes of complying with Rule 28.1(a)(i) of the Takeover Code and for no other purpose.
Therefore, to the fullest extent permitted by law, we do not assume any other responsibility to any person for any loss suffered by any such person as a result of, arising out of, or in connection with, this report or our statement, required by and given solely for the purposes of complying with Rule 23.2 of the Takeover Code, consenting to its inclusion in the Announcement.
Basis of preparation of the Statement
The Statement has been prepared on the basis stated in Part A of Appendix 4 to the Announcement.
Basis of opinion
We conducted our work in accordance with the Standards for Investment Reporting issued by the Financial Reporting Council in the United Kingdom (“FRC”).

We are independent of the Offeror in accordance with the FRC’s Ethical Standard as applied to Investment Circular Reporting Engagements, and we have fulfilled our other ethical responsibilities in accordance with these requirements.
We have discussed the Statement, together with the underlying plans (relevant bases of belief/including sources of information and assumptions), with the Directors and Evercore Partners International LLP. Our work did not involve any independent examination of any of the financial or other information underlying the Statement.
We planned and performed our work so as to obtain the information and explanations we considered necessary in order to provide us with reasonable assurance that the Statement has been properly compiled on the basis stated.
Our work has not been carried out in accordance with auditing or other standards and practices generally accepted in jurisdictions outside the United Kingdom, including the United States of America, and accordingly should not be relied upon as if it had been carried out in accordance with those standards and practices. We have not consented to the inclusion of this report and our opinion in any registration statement filed with the SEC under the US Securities Act of 1933 (either directly or by incorporation by reference) or in any offering document enabling an offering of securities in the United States (whether under Rule 144A or otherwise). We therefore accept no responsibility to, and deny any liability to, any person using this report and opinion in connection with any offering of securities inside the United States of America or who makes a claim on the basis they had acted in reliance on the protections afforded by United States of America law and regulation.
We do not express any opinion as to the achievability of the benefits identified by the Directors in the Statement.
Since the Statement and the assumptions on which it is based relate to the future and may therefore be affected by unforeseen events, we express no opinion as to whether the actual benefits achieved will correspond to those anticipated in the Statement and the differences may be material.
Yours faithfully
Deloitte LLP
Deloitte LLP is a limited liability partnership registered in England and Wales with registered number OC303675 and its registered office at 1 New Street Square, London EC4A 3HQ, United Kingdom. Deloitte LLP is the United Kingdom affiliate of Deloitte NSE LLP, a member firm of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee (“DTTL”). DTTL and each of its member firms are legally separate and independent entities. DTTL and Deloitte NSE LLP do not provide services to clients.

Part C
REPORT FROM EVERCORE PARTNERS INTERNATIONAL LLP
The Directors
NortonLifeLock Inc.
60 E. Rio Salado Parkway
Suite 1000, Tempe, AZ 85281
United States of America
10 August 2021
Dear Ladies and Gentlemen
Recommended merger of Avast plc (“Avast”) with NortonLifeLock Inc. (“NortonLifeLock”) —  Report on Quantified Financial Benefits Statement of NortonLifeLock
We refer to the Quantified Financial Benefits Statement, the bases of belief thereof and the notes thereto (together, the “Statement”) made by NortonLifeLock, as set out in Part A of Appendix 4 to the announcement dated 10 August 2021 of which this report forms part (the “Announcement”), for which the directors of NortonLifeLock (the “Directors”) are solely responsible under Rule 28.3 of the City Code on Takeovers and Mergers (the “Code”).
We have discussed the Statement (including the bases of belief, assumptions and sources of information referred to therein) with the Directors and those officers and employees of NortonLifeLock who developed the underlying plans, as well as with Deloitte LLP. The Statement is subject to uncertainty as described in the Announcement and our work did not involve an independent examination or verification of any of the financial or other information underlying the Statement.
We have relied upon the accuracy and completeness of all the financial and other information provided to us by or on behalf of NortonLifeLock, or otherwise discussed with or reviewed by us, and we have assumed such accuracy and completeness for the purposes of providing this report.
We have also reviewed the work carried out by Deloitte LLP and have discussed with them their opinion set out in Part B of Appendix 4 to the Announcement addressed to you and us on this matter and the accounting policies and bases of calculation for the Statement.
We do not express any view or opinion as to the achievability of the quantified financial benefits, whether on the basis identified by the Directors in the Statement or otherwise.
This report is provided to you solely in connection with Rule 28.1(a)(ii) of the Code and for no other purpose. We accept no responsibility to NortonLifeLock or its shareholders or any person (including, without limitation, the board of directors and shareholders of Avast) other than the Directors in respect of the contents of this report. We are acting exclusively as financial adviser to NortonLifeLock and Nitro Bidco Limited (“Bidco”) and no one else in connection with the merger of Avast with NortonLifeLock referred to in the Announcement and it is for the purpose of complying with Rule 28.1(a)(ii) of the Code that NortonLifeLock has requested Evercore Partners International LLP to prepare this report relating to the Statement. No person other than the Directors can rely on the contents of this report, or on the work undertaken in connection with this report, and, to the fullest extent permitted by law, we expressly exclude all liability (whether in contract, tort or otherwise) to any other person, in respect of this report, its contents, its results, or the work undertaken in connection with this report or any of the results or conclusions that may be derived from this report or any written or oral information provided in connection with this report, and any such liability is expressly disclaimed except to the extent that such liability cannot be excluded by law.
On the basis of the foregoing, we consider that the Statement, for which you as the Directors are solely responsible, for the purposes of the Code, has been prepared with due care and consideration.
Yours faithfully,
Evercore Partners International LLP

APPENDIX 5
NORTONLIFELOCK PROFIT FORECAST
On 27 July 2021, NortonLifeLock released its results for its first fiscal quarter ended 2 July 2021 which, in the earnings presentation slides (the “Q1 Results Slides”) and in the press release covering the results (the “Q1 Release”), were supplemented by the following statements relating to NortonLifeLock’s anticipated EPS:
In the Q1 Results Slides:
“Q2 FY22 Non-GAAP Guidance — EPS $0.41 – $0.43”
“Reaffirm FY22 Non-GAAP Guidance — EPS $1.65 – 1.75”
In the Q1 Release:
“Fiscal 2022 Q2 Guidance — Non-GAAP EPS is expected to be in the range of  $0.41 to $0.43”
“Reiterating Full Year Fiscal 2022 Guidance — Non-GAAP EPS is expected to be in the range of  $1.65 to $1.75”
Each of the above statements (together, the “NortonLifeLock Profit Forecast”) constitutes an ordinary course profit forecast for the purposes of Rule 28.1(a) and Note 2(b) on Rule 28.1 of the Code.
Notes
The Q1 Release contains the statements set out below, and the Q1 Results Slides (which refer to the equivalent Q1 Release wording) contain similar statements. References to “GAAP” in the NortonLifeLock Profit Forecast are to U.S. GAAP, being the accounting policies applied in the preparation of the NortonLifeLock Group’s annual results for the year ended 2 April 2021.
“[NortonLifeLock uses] non-GAAP measures of operating margin, net income and earnings per share, which are adjusted from results based on GAAP and exclude certain expenses, gains and losses. We also provide the non-GAAP metrics of Consumer revenues, constant currency revenues and Consumer reported billings, which exclude revenues from our divested ID Analytics solutions, and free cash flow, which is defined as cash flows from operating activities less purchases of property and equipment. These non-GAAP financial measures are provided to enhance the user’s understanding of our past financial performance and our prospects for the future. Our management team uses these non-GAAP financial measures in assessing NortonLifeLock’s performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP and the methods we use to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.”
Basis of preparation
The NortonLifeLock Profit Forecast has been prepared on a basis consistent with the NortonLifeLock Group’s accounting policies, as set out in the notes above.
The NortonLifeLock Profit Forecast excludes any transaction costs applicable to the Merger or any other associated accounting impacts as a direct result of the Merger.
Assumptions
The NortonLifeLock Profit Forecast is based on the assumptions listed below.

Factors outside the influence or control of the NortonLifeLock Directors
•
There will be no material changes to existing prevailing macroeconomic or political conditions in the markets and regions in which the NortonLifeLock Group operates.

•
There will be no material changes to the conditions of the markets and regions in which the NortonLifeLock Group operates or in relation to customer demand or the behaviour of competitors in those markets and regions.

•
The interest, inflation and tax rates in the markets and regions in which the NortonLifeLock Group operates will remain materially unchanged from the prevailing rates.

•
There will be no material adverse events that will have a significant impact on the NortonLifeLock Group’s financial performance.

•
There will be no material adverse events that will have a significant impact on the timing and market acceptance of new product releases and upgrades by the NortonLifeLock Group.

•
There will be no business disruptions that materially affect the NortonLifeLock Group or its key customers, including natural disasters, acts of terrorism, cyber-attack and/or technological issues or supply chain disruptions.

•
There will be no material changes to the foreign exchange rates that will have a significant impact on the NortonLifeLock Group’s revenue or cost base.

•
There will be no material changes in legislation or regulatory requirements impacting on the NortonLifeLock Group’s operations or on its accounting policies.

•
There will be no material litigation in relation to any of the NortonLifeLock Group’s operations.

•
The Merger will not result in any material changes to the NortonLifeLock Group’s obligations to customers.

•
The Merger will not have any material impact on the NortonLifeLock Group’s ability to negotiate new business.

Factors within the influence and control of the NortonLifeLock Directors
•
There will be no material change to the present executive management of the NortonLifeLock Group.

•
There will be no material change in the operational strategy of the NortonLifeLock Group.

•
There will be no material adverse change in the NortonLifeLock Group’s ability to maintain customer and partner relationships.

•
There will be no material acquisitions or disposals.

•
There will be no material strategic investments over and above those currently planned.

•
There will be no material change in the dividend or capital policies of the NortonLifeLock Group.

•
There will be no unexpected technical or network issues with products or processes.

NortonLifeLock Directors’ confirmation
With the consent of Avast, the Panel has granted a dispensation from the Code requirement for NortonLifeLock’s reporting accountants and financial advisers to prepare reports in respect of the NortonLifeLock Profit Forecast.
The NortonLifeLock Directors have considered the NortonLifeLock Profit Forecast and confirm that it remains valid as at the date of this Announcement, and has been properly compiled on the basis of the assumptions set out in this Appendix 5 and that the basis of the accounting used is consistent with NortonLifeLock’s accounting policies.

APPENDIX 6
AVAST PROFIT FORECAST
The following statement included in paragraph 9 (Avast current trading) of this Announcement constitutes an ordinary course profit forecast for the purposes of Rule 28.1(a) and Note 2(b) on Rule 28.1 of the Code (together, the “Avast Profit Forecast”):
Set out below is the basis of preparation in respect of the Avast Profit Forecast, together with the assumptions on which it is based.
“Avast’s organic group revenue guidance for the full 2021 financial year is maintained at the upper end of 6% to 8% growth.
…
The Avast Group’s Adjusted EBITDA margin percentage for the 2021 financial year is expected to remain broadly flat versus the financial year ended 31 December 2020, in line with previous guidance and reflecting increased user and customer acquisition costs as well as materially higher marketing spend around the flagship Avast One product, which remains on track for launch later this year.”
Basis of preparation
The Avast Profit Forecast has been prepared on a basis consistent with the Avast Group’s accounting policies which are in accordance with IFRS. These policies are consistent with those applied in the preparation of the Avast Group’s annual results for the year ended 31 December 2020.
The Avast Profit Forecast excludes any transaction costs applicable to the Merger or any other associated accounting impacts as a direct result of the Merger.
Assumptions
The Avast Profit Forecast is based on the assumptions listed below.
Factors outside the influence or control of the Avast Directors
•
There will be no material changes to existing prevailing macroeconomic or political conditions in the markets and regions in which the Avast Group operates.

•
There will be no material changes to the conditions of the markets and regions in which the Avast Group operates or in relation to customer demand or the behaviour of competitors in those markets and regions.

•
The interest, inflation and tax rates in the markets and regions in which the Avast Group operates will remain materially unchanged from the prevailing rates.

•
There will be no material adverse events that will have a significant impact on the Avast Group’s financial performance.

•
There will be no material adverse events that will have a significant impact on the timing and market acceptance of new product releases and upgrades by the Avast Group.

•
There will be no business disruptions that materially affect the Avast Group or its key customers, including natural disasters, acts of terrorism, cyberattack and/or technological issues or supply chain disruptions.

•
There will be no material changes to the foreign exchange rates that will have a significant impact on the Avast Group’s revenue or cost base.

•
There will be no material changes in legislation or regulatory requirements impacting on the Avast Group’s operations or on its accounting policies.

•
There will be no material litigation in relation to any of the Avast Group’s operations.

•
The Merger will not result in any material changes to the Avast Group’s obligations to customers.

•
The Merger will not have any material impact on the Avast Group’s ability to negotiate new business.

Factors within the influence and control of the Avast Directors
•
There will be no material change to the present management of the Avast Group.

•
There will be no material change in the operational strategy of the Avast Group.

•
There will be no material adverse change in the Avast Group’s ability to maintain customer and partner relationships.

•
There will be no material acquisitions or disposals.

•
There will be no material strategic investments over and above those currently planned.

•
There will be no material change in the dividend or capital policies of the Avast Group.

•
There will be no unexpected technical or network issues with products or processes.

Avast Directors’ confirmation
With the consent of NortonLifeLock, the Panel has granted a dispensation from the Code requirement for Avast’s reporting accountants and financial advisers to prepare reports in respect of the Avast Profit Forecast.
The Avast Directors have considered the Avast Profit Forecast and confirm that it remains valid as at the date of this Announcement, and has been properly compiled on the basis of the assumptions set out in this Appendix 6 and that the basis of the accounting used is consistent with Avast’s accounting policies.

APPENDIX 7
DEFINITIONS
ACCC	the Australian Competition and Consumer Commission;
ADR	American Depositary Receipt;
Adjusted EBITDA	the Avast Group’s operating profit/loss before depreciation, amortisation of non-acquisition intangible assets, share-based payments including related employer’s costs, exceptional items and amortisation of acquisition intangible assets;
Agreed Avast Dividends	has the meaning given to it in paragraph 2 of this Announcement;
Agreed NortonLifeLock Dividends	has the meaning given to it in paragraph 2 of this Announcement;
AI	artificial intelligence;
Announcement	this announcement made pursuant to Rule 2.7 of the Code;
Announcement Exchange Rate	the exchange rate of USD 1.38595:£1 derived from Bloomberg FX Fixings Spot Exchange Rate as at 4.30 p.m. on 9 August 2021 (being the Latest Practicable Date);
Articles	the articles of association of Avast from time to time;
associated undertaking	has the meaning given by paragraph 19 of Schedule 6 to the Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008 other than paragraph 19(1)(b) of Schedule 6 to those Regulations which shall be excluded for this purpose;
Avast	Avast plc, a public company incorporated in England and Wales with registered number 07118170;
Avast Board	the board of directors of Avast from time to time;
Avast Directors	the directors of Avast as at the date of this Announcement or, where the context so requires or admits, the directors of Avast from time to time;
Avast Group	Avast and its subsidiary undertakings from time to time and, where the context so requires or admits, each of them;
Avast Profit Forecast	the Avast profit forecast set out in Appendix 6 to this Announcement;
Avast Share Schemes	the Avast 2018 Long Term Incentive Plan, the Avast 2018 Share Matching Plan, the Existing Employee Share Plan (formerly known as the Avast Holding 2014 Share Option Plan) and any other plan or arrangement under which outstanding options, awards or share-based rights have been granted;
Avast Shareholders	the holders of Avast Shares from time to time;
Avast Shares	the ordinary shares of nominal value £0.10 each in the capital of Avast;
B2B2C	business-to-business-to-consumer;

Bidco	Nitro Bidco Limited, a private limited company incorporated in England and Wales with registered number 13514724;
Bidco Group	Bidco and its subsidiary undertakings from time to time and, where the context so requires or admits, each of them;
Business Day	a day (other than a Saturday, Sunday, public or bank holiday) on which banks are generally open for business in London and New York;
CAGR	compound annual growth rate;
CFIUS	the Committee on Foreign Investment in the United States;
Clean Team and Joint Defence Agreement	the clean team and joint defence agreement entered into between Avast, NortonLifeLock, White & Case LLP and Kirkland & Ellis International LLP dated 24 June 2021;
Closing Price	the closing middle market quotation of a share derived from the Daily Official List of the London Stock Exchange;
CMA	the Competition and Markets Authority in the United Kingdom;
CNMC	the National Commission of Markets and Competition in Spain;
Code	the City Code on Takeovers and Mergers;
Combined Company	the enlarged group following the Merger, comprising the NortonLifeLock Group and the Avast Group;
Companies Act	the Companies Act 2006;
Conditions	the conditions to the Merger set out in Part A of Appendix 1 to this Announcement;
Confidentiality Agreement	the confidentiality agreement entered into between Avast and NortonLifeLock, dated 23 June 2021;
Co-operation Agreement	the agreement entered into on the date of this Announcement between NortonLifeLock, Bidco and Avast and relating, amongst other things, to the implementation of the Merger;
Court	the High Court of Justice in England and Wales;
Court Hearing	the Court hearing at which Avast will seek an order sanctioning the Scheme pursuant to Part 26 of the Companies Act;
Court Meeting
the meeting or meetings of the Avast Shareholders to be convened by order of the Court pursuant to Part 26 of the Companies Act for the purpose of considering and, if thought fit, approving the Scheme (with or without amendment approved or imposed by the Court and agreed to by Bidco and Avast) including any adjournment, postponement or reconvention of any such meeting, notice of which shall be contained in the Scheme Document;

Court Order	the order of the Court sanctioning the Scheme under section 899 of the Companies Act;

CREST	the relevant system (as defined in the Uncertificated Securities Regulations 2001 (SI 2001/3755) in respect of which Euroclear UK & Ireland Limited is the Operator (as defined in the Regulations);
Deloitte	Deloitte LLP, the United Kingdom affiliate of Deloitte NSE LLP, a member firm of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee (“DTTL”). DTTL and each of its member firms are legally separate and independent entities;
direct customers	includes NortonLifeLock direct customers and/or Avast paying customers (excluding consumer indirect) (as applicable), including desktop subscription and mobile subscription;
Disclosed	the information disclosed by, or on behalf of, Avast: (i) in the annual report and accounts of the Avast Group for the 12 month period to 31 December 2020; (ii) in this Announcement; (iii) in any other public announcement to a Regulatory Information Service by, or on behalf of, Avast prior to the date of this Announcement; (iv) prior to the date of this Announcement by or on behalf of Avast to NortonLifeLock or Bidco (or their respective officers, employees, agents or advisers in their capacity as such), including via the virtual data room operated on behalf of Avast in respect of the Merger or via email, in each case to the extent that such information was fairly disclosed in writing; or (v) during any management presentation in connection with the Merger (including presentations on legal, financial and human resources) which was attended by Avast and either of Bidco or NortonLifeLock (or their respective officers, employees, agents or advisers in their capacity as such), in each case to the extent that such information was fairly disclosed;
DPA	the United States Defense Production Act of 1950;
EBITDA	earnings before interest, taxes, depreciation and amortisation;
Effective
means:
(a)
if the Merger is implemented by way of the Scheme, the Scheme having become effective pursuant to its terms; or

(b)
if the Merger is implemented by way of a Takeover Offer, the Takeover Offer having been declared or become unconditional in accordance with the requirements of the Code;

Effective Date	the date on which the Merger becomes Effective;
EPS	earnings per share;
EU Merger Regulation	Council Regulation (EC) 139/2004;
European Commission	the European Commission of the European Union;
ESG	environmental, social and governance;
ET time	the eastern time zone;

Evercore	Evercore Partners International LLP;
Excess NortonLifeLock Dividend	has the meaning given to it in paragraph 2 of this Announcement;
FCA	the Financial Conduct Authority;
FCO	the Federal Cartel Office of Germany;
Form of Election	the form by which Scheme Shareholders (other than Scheme Shareholders resident in a Restricted Jurisdiction) may elect to receive the Majority Stock Option;
Forms of Proxy	the forms of proxy in connection with each of the Court Meeting and the General Meeting, which shall accompany the Scheme Document;
freemium	a business model whereby services are provided free of charge;
FSMA	the Financial Services and Markets Act 2000;
GAAP	generally accepted accounting principles;
General Meeting	the general meeting of the Avast Shareholders (including any adjournment thereof) to be convened for the purpose of considering, and if thought fit, approving the Special Resolution, notice of which shall be contained in the Scheme Document;
HMRC	Her Majesty’s Revenue and Customs in the United Kingdom;
IFRS	international financial reporting standards;
Interim Avast Dividend	has the meaning given to it in paragraph 2 of this Announcement;
Interim Facilities Agreement	the $9.35 billion interim facilities agreement between, amongst others, NortonLifeLock (as borrower), the Interim Lenders and Bank of America, N.A. (as interim facility agent and interim security agent) and dated on or before the date of this Announcement;
Interim Lenders	Bank of America, N.A. and Wells Fargo Bank, N.A.;
J.P. Morgan Cazenove	J.P. Morgan Securities plc, which conducts its UK investment banking business as J.P. Morgan Cazenove;
Last Accounts Date	31 December 2020;
Latest Practicable Date	close of business on 9 August 2021, being the latest practicable date prior to the date of this Announcement;
Listing Rules	the listing rules made by the FCA under Part 6 of FSMA;
London Stock Exchange	London Stock Exchange plc;
Long Stop Date	11.59 p.m. on 31 December 2022, or such later date (if any) as Bidco and Avast may agree, either as required by the Panel or with its consent, and the Court (if required) may allow;
Majority Cash Option	has the meaning given to it in the Summary section of this Announcement;
Majority Stock Option	has the meaning given to it in the Summary section of this Announcement;

Meetings	the Court Meeting and the General Meeting;
Merger	the proposed acquisition by Bidco (and/or its nominee(s)) of the entire issued and to be issued ordinary share capital of Avast, to be implemented by means of the Scheme as described in this Announcement (or, should Bidco so elect, by a Takeover Offer under certain circumstances described in this Announcement);
MTF	multilateral trading facility, as defined by Article 4(1)(22) of Directive 2014/54/EU of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments (MIFID II);
NASDAQ	the National Association of Securities Dealers Automated Quotations in the U.S.;
New NortonLifeLock Shares	the new NortonLifeLock shares of common stock with a par value of USD 0.01 per share in the capital of NortonLifeLock proposed to be issued to Avast Shareholders in connection with the Merger;
NortonLifeLock	NortonLifeLock Inc., a corporation incorporated in the state of Delaware;
NortonLifeLock Board	the board of directors of NortonLifeLock from time to time;
NortonLifeLock Board Recommendation Change Event	has the meaning given to it in the Co-operation Agreement part of paragraph 16 (Merger-related arrangements) of this Announcement;
NortonLifeLock Directors	the directors of NortonLifeLock at the date of this Announcement or, where the context so requires or admits, the directors of NortonLifeLock from time to time;
NortonLifeLock Group	NortonLifeLock and its subsidiary undertakings from time to time (and, where the context so requires or admits, each of them) which shall, for the avoidance of doubt, include the Avast Group following completion of the Merger;
NortonLifeLock Profit Forecast	the NortonLifeLock profit forecast set out in Appendix 5 to this Announcement;
NortonLifeLock Proxy Statement	the proxy statement which is anticipated to be mailed to NortonLifeLock Shareholders by NortonLifeLock in connection with their approval of the issuance of the New NortonLifeLock Shares;
NortonLifeLock Shareholders	holders of NortonLifeLock Shares from time to time;
NortonLifeLock Shareholder Approval Failure Event	has the meaning given to it in the Co-operation Agreement part of paragraph 16 (Merger-related arrangements) of this Announcement;
NortonLifeLock Shareholders’ Meeting	the meeting of NortonLifeLock Shareholders convened for the purpose of considering and approving the issuance of the New NortonLifeLock Shares;
NortonLifeLock Shares	NortonLifeLock shares of common stock with a par value of USD 0.01 per share in the capital of NortonLifeLock;

NortonLifeLock Prospectus	the FCA-approved prospectus to be produced by NortonLifeLock and made publicly available to Avast Shareholders (other than persons resident in a Restricted Jurisdiction) at the same time as the Scheme Document in respect of the New NortonLifeLock Shares to be issued to Avast Shareholders in connection with the Merger;
NZCC	the New Zealand Commerce Commission;
OEM	original equipment manufacturer;
Offer Period
the period commencing at 10.23 p.m. on 14 July 2021 and ending on (i) the earlier of the date on which the Scheme becomes Effective and/or the date on which the Scheme lapses or is withdrawn (or such other date as the Panel may decide) or (ii) the earlier of the date on which the Takeover Offer has become or has been declared unconditional and/or the date on which the Takeover Offer lapses or is withdrawn (or such other date as the Panel may decide), other than, in the case of (i), where such lapsing or withdrawal is a result of Bidco exercising its right to implement the Merger by way of a Takeover Offer;

Official List	the official list maintained by the FCA pursuant to Part 6 of the Financial Services and Markets Act 2000;
Opening Position Disclosure	an announcement containing details of interests or short positions in, or rights to subscribe for, any relevant securities of a party to the offer if the person concerned has such a position, as defined in Rule 8 of the Code;
Panel	the U.K. Panel on Takeovers and Mergers;
Phase 2 CMA reference	has the meaning given to it in paragraph 3.6 of Part A of Appendix 1 to this Announcement;
Post-Merger Buyback	has the meaning given to it in the Summary section of this Announcement;
PRA	the Prudential Regulation Authority;
PSE	the Prague Stock Exchange (Burza cenných papírů Praha, a.s.);
PT time	the pacific time zone;
Q1 Release	has the meaning given to it in Appendix 5 to this Announcement;
Q1 Results Slides	has the meaning given to it in Appendix 5 to this Announcement;
Q3	the third quarter of the relevant calendar year;
Q4	the fourth quarter of the relevant calendar year;
Quantified Financial Benefits Statement	has the meaning given to it in Part A of Appendix 4 to this Announcement;
R&D	research and development;
Registrar	the Registrar of Companies in England and Wales;
Regulatory Condition Satisfaction Failure Event	has the meaning given to it in the Co-operation Agreement part of paragraph 16 (Merger-related arrangements) of this Announcement;

Regulatory Conditions	Conditions 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13.1, 3.13.2, 3.13.3, 3.13.4 and 3.13.5 (inclusive) of Part A of Appendix 1 to this Announcement;
Regulatory Information Service	a primary information provider approved by the FCA under section 89P of FSMA;
Restricted Jurisdiction	any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Merger were made available in that jurisdiction, or if the Merger (including details regarding any election that may be made for the Majority Stock Option) is or were extended or made available in that jurisdiction, or where to do so would result in a requirement to comply with any governmental or other consent or any registration, filing or other formality which Bidco or Avast regards as unduly onerous;
Return of Value	has the meaning given to it in the Summary section of this Announcement;
RMS	RM-SYSTÉM Czech Stock Exchange (RM-SYSTÉM, česká burza cenných papírů a.s.);
Scheme	the proposed scheme of arrangement under Part 26 of the Companies Act between Avast and the Scheme Shareholders to implement the Merger to be set out in the Scheme Document, with or subject to any modification, addition or condition approved or imposed by the Court and agreed to by Bidco and Avast;
Scheme Document	the document to be dispatched to Avast Shareholders including the particulars required by section 897 of the Companies Act;
Scheme Record Time	the time and date specified as such in the Scheme Document, expected to be 6.00 p.m. on the Business Day immediately preceding the Effective Date, or such other time as Bidco and Avast may agree;
Scheme Shareholders	holders of Scheme Shares;
Scheme Shares
(a)
the Avast Shares in issue at the date of the Scheme Document and which remain in issue at the Scheme Record Time;

(b)
any Avast Shares issued after the date of the Scheme Document and prior to the Voting Record Time which remain in issue at the Scheme Record Time; and

(c)
any Avast Shares issued at or after the Voting Record Time and prior to the Scheme Record Time in respect of which the original or any subsequent holder thereof is bound by the Scheme, or shall by such time have agreed in writing to be bound by the Scheme, and, in each case, which remain in issue at the Scheme Record Time, excluding, in any case, (i) any Avast Shares held in treasury and (ii) any Avast Shares held by or on behalf of Bidco or the Bidco Group, in each case as at the Scheme Record Time;
SEC	the U.S. Securities and Exchange Commission;
Second Avast Dividend	has the meaning given to it in paragraph 2 of this Announcement;
significant interest	a direct or indirect interest in 20% or more of the total voting rights conferred by the equity share capital (as defined in section 548 of the Companies Act);
SOHO	small office/home office;
Special Resolution	the special resolution to be proposed by Avast at the General Meeting in connection with, among other things, the approval of the Scheme and the alteration of the Articles and such other matters as may be necessary or desirable to implement the Scheme and the delisting of the Avast Shares;
subsidiary undertaking	has the meaning given to it in section 1162 of the Companies Act;
Takeover Offer	if the Merger is implemented by way of a takeover offer (as that term is defined in section 974 of the Companies Act), the offer to be made by or on behalf of Bidco, or a subsidiary undertaking of NortonLifeLock or Bidco, to acquire the entire issued and to be issued ordinary share capital of Avast including, where the context so requires or admits, any subsequent revision, variation, extension or renewal of such offer;
TAM	total addressable market;
Third Avast Dividend	has the meaning given to it in paragraph 2 of this Announcement;
Third Party	has the meaning given to it in paragraph 3.14 of Appendix 1 to this Announcement;
UBS	UBS AG London Branch;
U.K., UK or United Kingdom	the United Kingdom of Great Britain and Northern Ireland;
UK Prospectus Regulation Rules	the rules and guidance published by the FCA in connection with Regulation 2017/1129/EU (as incorporated into domestic law by virtue of the European Union (Withdrawal) Act 2018) and contained in the FCA’s publication of the same name;
Unaffected Date	has the meaning given to it in the Summary section of this Announcement;
users	unique devices (which includes PCs, Macs and mobile devices), which have at least one of the Avast Group’s, NortonLifeLock Group’s or the Combined Company’s (as applicable) free or paid software products installed and which have connected to the Avast Group’s, NortonLifeLock Group’s or Combined Company’s (as applicable) servers at least once in the previous 30 days;

U.S., US or United States	the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia;
U.S. Antitrust Laws	the Sherman Act, 15 U.S.C. §§ 1-7; the Clayton Act, 15 U.S.C. §§ 12-27, 29 U.S.C. §§ 52-53; the U.S. HSR Act; the Federal Trade Commission Act, 15 U.S.C. §§ 41-58; and all other United States federal and state statutes, rules, regulations, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolisation or restraint of trade;
U.S. Exchange Act	the U.S. Securities Exchange Act 1934;
U.S. GAAP	generally accepted accounting principles in the United States;
U.S. HSR Act	the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976;
U.S. Securities Act	the U.S. Securities Act 1933;
Vlček Family Foundation	a Czech foundation associated with Ondrej Vlcek;
Voting Record Time	the time and date specified in the Scheme Document by reference to which entitlement to vote at the Court Meeting will be determined, expected to be 6.00 p.m. on the day two Business Days prior to the Court Meeting or any adjournment thereof (as the case may be);
VSB	very small business;
Wider Avast Group	Avast and its subsidiary undertakings, associated undertakings and any other undertaking in which Avast and/or such undertakings (aggregating their interests) have a significant interest (in each case, from time to time) but excluding the Wider Bidco Group;
Wider Bidco Group	Bidco and its parent undertakings and its and such parent undertakings’ subsidiary undertakings, NortonLifeLock and their respective associated undertakings, and any other undertaking in which Bidco, NortonLifeLock and/or such undertakings (aggregating their interests) have a significant interest (in each case, from time to time) but excluding the Wider Avast Group; and
Working Group	has the meaning given to it in Part A of Appendix 4 to this Announcement.
All references in this Announcement to GBP, £, pence and Pounds Sterling are to the lawful currency of the United Kingdom. All references in this Announcement to USD, $, U.S. and United States dollars and cents are to the lawful currency of the U.S.
All references to statutory provision or law or to any order or regulation shall be construed as a reference to that provision, law, order or regulation as extended, modified, amended, replaced or re-enacted from time to time and all statutory instruments, regulations and orders from time to time made thereunder or deriving validity therefrom.
References in this Announcement to “parent undertaking”, “subsidiary”, “subsidiary undertaking”, “undertaking” and “associated bodies corporate” have the meanings given to such terms by the Companies Act.

References in this Announcement to a “Part” of an Appendix to this Announcement are to the applicable part of such Appendix.
A reference in this Announcement to “includes” shall mean “includes without limitation”, and references to “including” and any other similar term shall be interpreted accordingly.
Words in this Announcement importing the singular shall include the plural and vice versa, unless the context otherwise requires or admits.
All the times referred to in this Announcement are London times unless otherwise stated.

Schedule 2   Avast Share Plans
Avast and NortonLifeLock agree that the following arrangements will, where appropriate and subject to the Transaction becoming effective in all respects, be implemented with respect to the Avast Share Plans.
In the event that the Transaction is effected by way of a takeover offer, references to (i) “Court Order” in this Schedule 2 shall be read as if they refer to date on which the takeover offer becomes or is declared by NortonLifeLock to be unconditional in all respects; and (ii) “Scheme Record Time” shall be read as if they refer to the Business Day prior to the date on which the takeover offer becomes or is declared by NortonLifeLock to be unconditional in all respects.
1.
Definitions and Interpretation

1.1
In this Schedule 2, the terms and expressions listed in this paragraph 1 shall have the meanings set out in this paragraph 1.

“Award” means an option or other right to acquire Avast Shares granted pursuant to one of the Avast Share Plans;
“Bad Leaver” means a holder of a Rolled-Over LTIP Award who has ceased to be an employee or director of any member of the NortonLifeLock Group by reason of dismissal for gross misconduct or voluntary resignation;
“Cashless Exercise Facility” means an arrangement to enable the Exercise Price and any Employment Taxes relating to any Award to be withheld from the cash consideration due to the applicable Participant on the transfer of his or her Avast Shares to NortonLifeLock under the Scheme, with the direction that such withheld amounts are paid to Avast in satisfaction of the Exercise Price and, if applicable, to allow Avast to account to the relevant tax authority for the Employment Taxes;
“Employment Taxes” means income tax and/or employee’s national insurance contribution (or any equivalent tax or contribution arising in any jurisdiction outside the United Kingdom) arising in connection with any Award and for which, under the terms of the Award or the applicable Avast Share Plan, the Participant is liable;
“Exercise Price” means, in relation to any Award, the amount payable by the Participant in connection with the exercise of the Award;
“HMRC” means HM Revenue & Customs;
“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003;
“Participant” means a holder of a subsisting Award or Awards and, in the case of Awards to be granted in accordance with paragraph 3.2 of this Schedule 2, holders of such Awards;
“Rule 15 Letter” means the communications to be prepared and sent by Avast and NortonLifeLock to each of the Participants in satisfaction of NortonLifeLock’s obligations under Rule 15 of the Takeover Code; and
“Scheme Record Time” means the time and date to be specified as such in the Scheme Document, expected to be 6.00 p.m. UK time on the Business Day immediately prior to the date upon which the Scheme becomes effective in accordance with its terms, or such other time and date as the parties may agree and set out in the Scheme Document.
1.2
In this Schedule 2, the references to a “paragraph” shall refer to those of this Schedule 2 unless stated otherwise.

2.
General

2.1
Subject to confidentiality and regulatory requirements, Avast and NortonLifeLock will (and will procure that their respective advisers will):

(a)
co-operate and each use its endeavours to provide such details in relation to the Avast Share Plans as are reasonably required by the other Party in order to facilitate the implementation of the arrangements set out in this Schedule 2; and

(b)
ensure that, so far as is reasonably possible, the proposals to be put to the Participants are formulated with a view to maintaining any reliefs available in respect of Employment Taxes and/or corporation taxes.

2.2
Avast will, or will procure that its advisors will:

(a)
prepare, in a form to be agreed between Avast and NortonLifeLock, Rule 15 Letters to each of the Participants in the Avast Share Plans to enable NortonLifeLock to satisfy its obligations under Rule 15 of the Takeover Code; and

(b)
send, or arrange for the sending of, such Rule 15 Letters to the Participants as soon as reasonably practicable after the Scheme Document has been posted (or at such later time as Avast and NortonLifeLock agree).

2.3
At the Avast General Meeting, Avast will propose an amendment to the articles of association of Avast by the adoption and inclusion of a new article pursuant to which, subject to the Scheme becoming effective, any Avast Shares issued following the Scheme Record Time will be automatically sold and transferred to NortonLifeLock for consideration that is equivalent to the consideration offered for Avast Shares acquired under the Scheme (save that if there is any reorganisation of, or material alteration to, the Avast Share capital after the Scheme Record Time, the value of any such consideration may be adjusted in an appropriate manner to reflect such reorganisation or alteration).

3.
Operation of the Avast Share Plans by Avast prior to the Effective Date

3.1
NortonLifeLock acknowledges and agrees that at any time prior to the Effective Date, the Avast Board (and, where appropriate, the Avast Remuneration Committee) may determine the treatment for Awards held by leavers as they consider reasonable and appropriate in accordance with the rules of the Avast Share Plans and Avast’s normal practice modified as the Avast Remuneration Committee considers reasonable and appropriate to take account of the Transaction or any change in regulation and subject to Rule 21.1 of the Takeover Code and shall take all actions as they consider necessary to implement the proposals in relation to the Avast Share Plans as outlined in this Schedule 2. Notwithstanding the above, the Avast Board confirms that it does not consider that it will be reasonable in such circumstances for the Avast Board (or, where appropriate, the Avast Remuneration Committee) to exercise its discretion to accelerate (i) the vesting of any Awards which fall into the categories detailed in paragraphs 4.1(b)(ii) to 4.1(b)(iv) (inclusive) where the relevant participant is made redundant or otherwise leaves as a result of or in connection with the Transaction in which case such Awards shall lapse on termination of employment in accordance with the rules of the LTIP, and (ii) other than with respect to Awards covered by the foregoing sub paragraph (i), which shall be subject to such sub paragraph (i), the vesting (other than in the ordinary course of business consistent with past practice) of any Awards of any person who is made redundant or otherwise leaves in each case other than in connection with the synergies with respect to the Transaction; any such Awards will therefore be treated in accordance with the rules of the LTIP and Avast’s normal and past practice for such leavers.

3.2
NortonLifeLock acknowledges that after the date of this Agreement, subject to any applicable dealing restrictions or other regulatory requirements, the Avast Remuneration Committee intends to:

(a)
grant Awards under the LTIP in accordance with its established practice, the rules of the LTIP and the remuneration policy of Avast, which shall be on terms that are consistent with the terms for the LTIP awards granted in 2021, and that, in aggregate, such Awards shall not exceed 7,100,000 Avast Shares; and

(b)
continue to offer eligible employees the opportunity to participate in the SMP in accordance with its established practice and the rules of the SMP.

4.
Share Plan Proposals

LTIP
4.1
Avast hereby confirms that:

(a)
as at the date of this Agreement, the number of Avast Shares subject to outstanding Awards under the LTIP is 17,448,208;

(b)
the maximum number of Avast Shares subject to Awards that may be granted under the LTIP after the date of this Agreement (as described in paragraph 3.2 above) will not exceed, in aggregate, 7,100,000, and such number of Avast Shares may only be granted in respect of the following categories of LTIP Awards, to which the maximum numbers of Avast Shares set out below shall apply:

(i)
4,400,000 Avast Shares subject to RSUs to be granted or approved in principle on or around 12 August 2021;

(ii)
1,100,000 Avast Shares subject to PSUs to be granted in 2022;

(iii)
1,100,000 Avast Shares subject to RSUs to be granted in 2022; and

(iv)
500,000 Avast Shares subject to RSUs to be granted in 2021 to employees who accept an offer of employment to join Avast after the Announcement;

(c)
5,745,916 subsisting Awards granted pursuant to the LTIP have been granted in the form of performance stock units (“PSUs”), and the maximum number of Avast Shares which may be delivered pursuant to such Awards is therefore 5,745,916;

(d)
all other subsisting Awards granted pursuant to the LTIP as at the date of this Agreement have been granted in the form of restricted stock units (“RSUs”);

(e)
the Avast Remuneration Committee shall exercise its discretion pursuant to the LTIP such that a portion of Awards that are outstanding but have not vested on the date of the Court Order shall vest and be settled pursuant to the LTIP prior to the Scheme Record Time, provided that the relevant Participant remains in employment and is not under notice of termination at 11:59 p.m. on the date of the Court Order. For the RSUs, that portion shall be determined by applying the fraction x / 365 to the number of Avast Shares in respect of which the relevant Award would ordinarily vest on the next annual vesting date, where x is the number of complete days that have elapsed between the relevant date of grant or the most recent vesting date (if later) and the date of the Court Order. For the PSUs, that portion shall be determined by, first, applying the applicable performance conditions on such basis as the Avast Remuneration Committee considers appropriate and, second, applying to the resulting number of Avast Shares the fraction x / y, where x is the number of complete days that have elapsed between the date of grant of the relevant Award and the date of the Court Order and y is the number of complete days between the date of grant and the normal vesting date of the relevant Award under the LTIP;

(f)
if and to the extent that any outstanding Award held by a Participant who remains in employment and is not under notice of termination at 11:59 p.m. on the date of the Court Order has not vested prior to the date of the Court Order and does not vest in accordance with the exercise of the Avast Remuneration Committee’s discretion described in paragraph 4.1(e) above, the relevant unvested portion of such Award will be rolled-over (on a mandatory basis) into an equivalent award over NortonLifeLock Shares (a “Rolled-Over LTIP Award”), assuming for the purposes of calculating the rollover ratio that: (1) the Avast Shares subject to the Award are valued on the basis of the per-Avast Share value of the Majority Cash Option as at the Scheme Record Time divided by (2) the price of a NortonLifeLock Share based on the 10-day average closing price prior to the Scheme Record Time. In relation to each Rolled-Over LTIP Award:

(i)
the same vesting schedule as applied to the original Award shall continue to apply;

(ii)
no performance conditions shall apply; and

(iii)
amended leaver terms shall apply, pursuant to which, in the event that the relevant Participant becomes a Bad Leaver, the Rolled-Over LTIP Award shall lapse. In the event that the employment of the relevant Participant terminates in connection with the synergies relating to the Transaction, the Rolled-Over LTIP Award shall immediately vest in full. If the Participant leaves for any reason other than in connection with the synergies relating to the Transaction, then the Rolled-Over LTIP Award shall be treated in accordance with the terms of the NortonLifeLock award plans governing such Rolled-Over LTIP Awards ;

(g)
notwithstanding paragraph 4.1(f), Rolled-Over LTIP Awards in respect of Awards which fall into the categories detailed in paragraphs 4.1(b)(ii) to 4.1(b)(iv) (inclusive), shall be treated in accordance with the terms of the NortonLifeLock award plans governing such Rolled-Over LTIP Awards; and

(h)
the Avast Remuneration Committee will amend the terms of the LTIP so as to enable the grant of the Rolled-Over LTIP Awards as set out above.

4.2
Avast and NortonLifeLock hereby agree that, in the Rule 15 Letters to be sent to Participants in the LTIP, the proposal will be made to Participants that the Participants’ Awards shall (to the extent they remain unvested following any exercise of discretion referred to in paragraph 4.1(e)) be automatically replaced by the Rolled-Over LTIP Awards (consistent with the approach outlined in paragraph 4.1) on or shortly after the Effective Date.

SMP
4.3
Avast hereby confirms that:

(a)
the maximum number of Avast Shares that may be issued as “matched shares” (as defined in the SMP) pursuant to the SMP after the date of this Agreement (as described in paragraph 3.2 above) shall not exceed 200,000;

(b)
as at the date of this Agreement, Participants in the SMP hold, in aggregate, 532,488 purchased Avast Shares which are subject to the holding period requirements in the rules of the SMP, but such purchased Avast Shares shall be released to the relevant Participants pursuant to rule 11.1(e)(i) of the SMP as soon as reasonably practicable following the date of the Court Order; and

(c)
the Avast Remuneration Committee will exercise its discretion under the SMP such that each Participant receives all of the matched shares that the Participant would have received had he/she remained in service and held their purchased Avast Shares for the full holding period. Such matched shares shall be issued to each Participant prior to the Scheme Record Date.

Share Option Plan
4.4
Avast hereby confirms that:

(a)
as at the date of this Agreement, the number of Avast Shares subject to outstanding Awards under the Share Option Plan is 3,342,858 and no further Awards will be granted under the Share Option Plan;

(b)
the Avast Remuneration Committee has, in respect of Awards granted pursuant to the Share Option Plan that are outstanding and unvested on the date of the Court Order, determined that such Awards will be automatically replaced by an equivalent award over NortonLifeLock Shares in accordance with rule 10(c)(iii) of the Share Option Plan (the “Rolled-Over Option”), assuming for the purposes of calculating the rollover ratio that: (1) the Avast Shares subject to Awards are valued on the basis of the per-Avast Share value of the Majority Cash Option as at the Scheme Record Time divided by (2) the price of a NortonLifeLock Share based on the 10-day average closing price prior to the Scheme Record Time. The applicable option exercise price will be adjusted such that the aggregate option exercise price relating to the Rolled-Over Option will remain the same as that which applied to the replaced Award. The Rolled-Over Option will continue to vest on the original vesting schedule set on the date of grant subject to the vesting and leaver terms in the Share Option Plan; and

(c)
the Avast Remuneration Committee has, in respect of Awards granted pursuant to the Share Option Plan that are outstanding and vested on the date of the Court Order, determined that such Awards may be exercised from the relevant date of vesting up to and including the date of the Court Order and until 90 days after the Effective Date (or such earlier date as applicable to the relevant Awards pursuant to its terms) in accordance with the rules of the Share Option Plan.

4.5
Avast and NortonLifeLock hereby agree that, in the Rule 15 Letters to be sent to Participants in the Share Option Plan, the following proposals will be made:

(a)
the Participants’ Awards under the Share Option Plan outstanding and unvested on the date of the Court Order will be automatically replaced by Rolled-Over Options;

(b)
the Participants’ Awards under the Share Option Plan outstanding and vested on the date of the Court Order may be exercised with effect from the date of the Court Order;

(c)
should the Participants agree to the proposal in paragraph 4.5(b) then a Cashless Exercise Facility will be made available to them in respect of their outstanding and vested Awards; and

(d)
if the Participants in the Share Option Plan do not accept the proposal outlined in paragraphs 4.5(b) and 4.5(c) above, outstanding and vested Awards under the Share Option Plan will lapse if they are not exercised by the date falling 90 days after the Effective Date.

Annex C
Highly Confidential & Trade Secret
August 9, 2021
The Board of Directors of
NortonLifeLock Inc.
60 E. Rio Salado Parkway Suite 1000
Tempe, AZ 82581
Members of the Board of Directors:
We understand that NortonLifeLock Inc., a Delaware corporation (“NortonLifeLock”), proposes to enter into a transaction (the “Transaction”) pursuant to which NortonLifeLock will cause Nitro Bidco Limited, a private limited company incorporated under the laws of England and Wales (“Bidco”) and a wholly owned subsidiary of NortonLifeLock, to acquire, pursuant to a court-sanctioned scheme of arrangement under Part 26 of the U.K. Companies Act 2006 (the “Companies Act”) (or, if NortonLifeLock and Bidco so elect, by means of a takeover offer as defined in section 974 of the Companies Act), Avast PLC, a public company incorporated under the laws of England and Wales (“Avast”), on the terms and subject to the conditions set forth in (i) the announcement to be issued by NortonLifeLock and Avast pursuant to Rule 2.7 of the U.K. City Code on Takeovers and Mergers on or around the date hereof (the “Rule 2.7 Announcement”) and (ii) the Co-operation Agreement, dated on or around the date hereof (the “Co-operation Agreement,” together with the Rule 2.7 Announcement, the “Transaction Documents”), which terms provide, among other things, for each outstanding ordinary share in the share capital of Avast (each, an “Avast Share”) to be acquired by NortonLifeLock in exchange for either (i) $7.61 per share in cash and 0.0302 of a share of NortonLifeLock’s common stock, par value $0.01 per share (each such share, the “NortonLifeLock Common Stock” and such option, the “Majority Cash Option”) or (ii) $2.37 per share in cash and 0.1937 of NortonLifeLock Common Stock (such option, the “Majority Stock Option”). Each of the Avast directors, including the founders and their related trusts, who collectively represent approximately 36% of Avast Shares on a fully diluted basis, have, subject to certain limited exceptions, agreed to support the transaction, and Avast directors, including the founders, have committed, subject to certain limited exceptions, to elect to receive the Majority Stock Option in respect of their Avast Shares, establishing minimum and maximum aggregate amounts of approximately $2.5 billion to $6.1 billion cash and approximately 93 million to 205 million shares of NortonLifeLock Common Stock that may be payable by NortonLifeLock as consideration in the Transaction (the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Transaction Documents.
The Board of Directors of NortonLifeLock has asked us whether, in our opinion, the Consideration to be paid by NortonLifeLock pursuant to the Transaction Documents is fair, from a financial point of view, to NortonLifeLock.
In connection with rendering our opinion, we have, among other things:
(i)
reviewed certain publicly available business and financial information relating to each of Avast and NortonLifeLock that we deemed to be relevant, including publicly available research analysts’ estimates;

(ii)
reviewed certain publicly available projected financial and operating data relating to NortonLifeLock and Avast and extrapolations thereof, which were approved for our use by NortonLifeLock’s management (the “Public Forecasts”);

(iii)
discussed the past and current operations, Public Forecasts and current financial condition of Avast with senior executives of NortonLifeLock and Avast (including their views on the risks and uncertainties of achieving such projections);

(iv)
discussed the past and current operations, Public Forecasts and current financial condition of NortonLifeLock with senior executives of NortonLifeLock (including their views on the risks and uncertainties of achieving such projections);
(v)
reviewed certain estimates and other information relating to certain strategic, financial and operational benefits anticipated from the Transaction, which were prepared, and approved for our use, by the management of NortonLifeLock (the “Projected Synergies”);

(vi)
at the direction of NortonLifeLock’s management, utilized consensus estimates with respect to the future performance of NortonLifeLock and Avast and extrapolations thereof, which were approved for our use by NortonLifeLock’s management;

(vii)
reviewed the pro forma impact of the Transaction on NortonLifeLock’s earnings per share and certain other financial metrics;

(viii)
reviewed the reported prices and the historical trading activity of the Avast Shares and NortonLifeLock Common Stock;

(ix)
compared the financial performance of Avast and NortonLifeLock and their respective stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

(x)
participated in certain discussions and negotiations among representatives of NortonLifeLock and Avast and their financial and legal advisors;

(xi)
reviewed the financial terms and conditions of the Transaction Documents and certain related documents; and

(xii)
performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information), and have further relied upon the assurances of the managements of NortonLifeLock and Avast that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. At your direction, in connection with the Transaction, for purposes of rendering our opinion, we were not provided with any financial forecasts relating to the future performance of Avast or NortonLifeLock prepared by Avast’s management or NortonLifeLock’s management (other than with respect to the Projected Synergies) and, at your direction, our analyses relating to the business and financial prospects of Avast and NortonLifeLock for purposes of our opinion were made on the bases of the Public Forecasts and the Projected Synergies.
With respect to the projected financial data relating to Avast and NortonLifeLock referred to above, including those relating to the Projected Synergies and other benefits anticipated by the management of NortonLifeLock to be realized from the Transaction, we have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of NortonLifeLock as to the future financial performance of Avast and NortonLifeLock, respectively, and such Projected Synergies and other benefits. Without limiting the report of our affiliate, Evercore Partners International LLP, included in the Rule 2.7 Announcement with respect to the anticipated quantified financial benefits of the Transaction, we express no view as to any projected financial data relating to Avast and NortonLifeLock or the Projected Synergies or the assumptions on which they are based. We have relied, at your direction, without independent verification, upon the assessments of management of NortonLifeLock as to whether the Projected Synergies and benefits, operating synergies and other strategic benefits, including the amounts and timing of realization thereof, anticipated by management of NortonLifeLock to be realized from the Transaction are reasonable, and whether the anticipated synergies and other benefits will be realized in accordance with such projections.

For purposes of our analysis and opinion, we have assumed, in all respects material to our analysis, that the final executed Transaction Documents will not differ from the draft Transaction Documents reviewed by us, that the representations and warranties of each party contained in the Transaction Documents are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Transaction Documents and that all conditions to the consummation of the Transaction will be satisfied without waiver or modification thereof. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Transaction will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on NortonLifeLock, Avast or the consummation of the Transaction or reduce the contemplated benefits to NortonLifeLock of the Transaction, in each case to the extent material to our analysis. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that NortonLifeLock has obtained such advice as it deemed necessary from qualified professionals.
We have not conducted a physical inspection of the properties or facilities of NortonLifeLock or Avast and have not made or assumed any responsibility for making any independent valuation or appraisal of the respective assets or liabilities of NortonLifeLock or Avast, nor have we been furnished with any such valuations or appraisals, nor have we evaluated the solvency or fair value of NortonLifeLock or Avast under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.
We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to NortonLifeLock, from a financial point of view, of the Consideration. We do not express any view on, and our opinion does not address, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors or other constituencies of NortonLifeLock or Avast, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of NortonLifeLock or Avast, or any class of such persons, whether relative to the Consideration or otherwise. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Transaction Documents or the Transaction, including, without limitation, the structure or form of the Transaction, or any term, aspect or undertaking of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Agreement. We have assumed that any modification to the structure of the Transaction will not vary in any respect material to our analysis. Our opinion does not address the relative merits of the Transaction as compared to other business or financial strategies that might be available to NortonLifeLock, nor does it address the underlying business decision of NortonLifeLock to engage in the Transaction. We do not express any view on, and our opinion does not address, what the value of the NortonLifeLock Common Stock actually will be when issued or the prices at which the NortonLifeLock Common Stock will trade at any time, including following announcement or consummation of the Transaction. Our opinion, does not constitute a recommendation to the Board of Directors of NortonLifeLock or to any other persons in respect of the Transaction, including as to how any holder of shares of NortonLifeLock Common Stock should vote or act in respect of the Transaction. We are not expressing any opinion as to the prices at which the shares of NortonLifeLock or Avast will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Avast or the Transaction or as to the impact of the Transaction on the solvency or viability of Avast or the ability of Avast to pay its obligations when they come due. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by NortonLifeLock and its advisors with respect to legal, regulatory, accounting and tax matters.
We have acted as financial advisor to NortonLifeLock in connection with the Transaction and will receive a fee for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Transaction. NortonLifeLock has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement.

During the two year period prior to the date hereof, no material relationship existed between Evercore Group L.L.C. and its affiliates and either NortonLifeLock or Avast pursuant to which compensation was received by Evercore Group L.L.C. or its affiliates as a result of such a relationship. We may provide financial or other services to NortonLifeLock, Avast and their respective affiliates in the future and in connection with any such services we may receive compensation.
Evercore Group L.L.C. and its affiliates engage in a wide range of activities for our and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or our or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to NortonLifeLock, Avast, potential parties to the Transaction and/or any of their respective affiliates or persons that are competitors, customers or suppliers of NortonLifeLock or Avast.
Our financial advisory services and this opinion are provided for the information and benefit of, the Board of Directors of NortonLifeLock in connection with their evaluation of the Transaction. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid by NortonLifeLock pursuant to the Transaction Documents is fair, from a financial point of view, to NortonLifeLock.
Very truly yours,
EVERCORE GROUP L.L.C.
By:
/s/ Naveen Nataraj

 Naveen Nataraj
 Co-Head of US Advisory, Senior
 Managing Director

ANNEX D
QUANTIFIED FINANCIAL BENEFITS STATEMENT
This proxy contains statements of estimated cost savings and synergies arising from the Merger (together, the “Quantified Financial Benefits Statement”), which require certain disclosures under the UK Takeover Code.
A copy of the Quantified Financial Benefits Statement is set out below:
“Given the complementary nature of both NortonLifeLock and Avast, the NortonLifeLock directors believe that the Merger will generate synergies that could not be achieved independently of the Merger and will lead to significant long-term value creation for all shareholders.
Significant recurring cost synergies opportunity
NortonLifeLock anticipates that the Merger will result in recurring annual pre-tax gross cost synergies for the Combined Company to reach a run-rate of approximately USD 280 million, representing between approximately 15% and 20% of combined adjusted cost of sales and operating spend, based on the latest full year reported results for each of NortonLifeLock and Avast. The synergies are expected to be fully realized by the end of the second year following completion of the Merger.
NortonLifeLock intends to approach integration with the aim of retaining and motivating the best talent and structure across the Combined Company to create a best-in-class organization. The expected sources of the identified cost synergies are as follows:
•
Organization:   approximately 50% of the total annual run-rate pre-tax gross cost synergies are expected to be generated through the adoption of shared best practice across existing functions and the reduction of duplicate roles across all geographies, and from a broad range of job categories, including management, shared services, product and commercial functions;

•
Systems & Infrastructure operating costs:   approximately 25% of the total annual run-rate pre-tax gross cost synergies are expected to be realized through migration onto a common data and security platform, integration of systems, and shared technology and analytics infrastructure; and

•
Contracts & Shared Services:   approximately 25% of the total annual run-rate pre-tax gross cost synergies are expected to be generated primarily from site rationalization, procurement and vendor consolidation, and spend de-duplication.

NortonLifeLock expects to realize approximately 60% of the run-rate cost savings by the end of the first full year following completion of the Merger and 100% by the end of the second full year following completion of the Merger, excluding any potential synergy reinvestment and associated benefits. On a reported basis, the synergies assume the Combined Company expects to benefit from approximately USD 75 million of cost savings in the first full year following completion of the Merger, approximately USD 245 million of cost savings in the second full year following completion of the Merger, and the full USD 280 million of the cost savings in the third full year following completion of the Merger, excluding any potential synergy reinvestment and associated benefits.
One-off costs
In order to realize these synergies, NortonLifeLock is expected to incur one-off restructuring and integration costs of approximately one year’s run-rate pre-tax cost savings, or USD 280 million, with approximately USD 180 million estimated to be incurred in the first full year following completion of the Merger and approximately USD 100 million estimated to be incurred in the second full year following completion of the Merger. Aside from integration costs, no material dis-benefits are expected to arise in connection with the Merger. The expected synergies will accrue as a direct result of the Merger and would not be achieved on a standalone basis.

The paragraphs above relating to expected cost synergies constitute a “Quantified Financial Benefits Statement” for the purposes of Rule 28 of the Code.
Given the strong strategic, cultural and operational fit of the two companies, NortonLifeLock believes that the quantified cost synergies are readily achievable.
NortonLifeLock expects to achieve the quantified cost synergies while maintaining appropriate investment levels in sales and technology to meet the Combined Company’s growth targets and other objectives.
The estimated cost synergies referred to above reflect both the beneficial elements and the relevant costs.”
Further information on the bases of belief supporting the Quantified Financial Benefits Statement, including the principal assumptions and sources of information, is set out below.
Bases of belief and principal assumptions
In preparing the Quantified Financial Benefits Statement, a synergy working group comprising senior strategy, operations, technical, sales and financial personnel from NortonLifeLock (the “Working Group”) was established to identify, challenge and quantify the potential synergies available from the integration of the NortonLifeLock and Avast businesses, and to undertake an initial planning exercise.
In preparing the detailed synergy plan, both NortonLifeLock and Avast have shared certain operating and financial information to support the evaluation of the potential synergies available from the Merger and have conducted a series of virtual meetings with the key management personnel of both NortonLifeLock and Avast. This has included input from both the NortonLifeLock and Avast executive leadership teams.
Based on the information shared and interactions with Avast, the Working Group has performed a bottom-up analysis of costs included in the NortonLifeLock and Avast financial information and has sought to include in the synergy analysis those costs which the Working Group believe will be either optimized or reduced as a result of the Merger. In circumstances where the information provided by Avast has been limited for commercial or other reasons, the Working Group has made estimates and assumptions to aid its development of individual synergy initiatives. The assessment and quantification of the potential synergies have in turn been informed by NortonLifeLock management’s industry experience as well as their experience of executing and integrating acquisitions in the past.
The baseline used as the basis for the Quantified Financial Benefits Statement is NortonLifeLock’s adjusted cost base for the financial year ended April 2, 2021, supported where relevant by certain information from NortonLifeLock’s budgeted cost base for the financial year ending April 1, 2022, and Avast’s adjusted cost base for the financial year ended December 31, 2020, supported where relevant by certain information from Avast’s budgeted cost base for the financial year ending December 31, 2021.
The quantified synergies are incremental to NortonLifeLock’s and, to the best of NortonLifeLock’s knowledge, Avast’s existing plans.
In general, the synergy assumptions have in turn been risk adjusted, exercising a degree of prudence in the calculation of the estimated synergy benefit set out above.
In arriving at the estimate of synergies set out in the Quantified Financial Benefits Statement, the NortonLifeLock management has made the following assumptions:
•
regarding organizational savings:

•
savings will be possible by removing duplicate resource through the roll-out of the revised operating model;

•
the Combined Company will be able to standardize and roll-out best practice systems and procedures, to generate efficiency and enable headcount reductions; and

•
no restrictions or delays will arise as a result of industrial relations or employment agreements that significantly affect the realization of savings by removing duplicate resource;

•
there will be no material impact on the underlying operations of either company or their ability to continue to conduct their businesses, including as a result of, or in connection with, the integration of the Avast Group and the NortonLifeLock Group;

•
the Combined Company’s product offering generates at least the same level of total revenues as the Avast Group’s and NortonLifeLock Group’s offerings currently generate;

•
procurement savings can be realized through rationalizing suppliers and renegotiating supplier terms;

•
there will be no material change to macroeconomic, political, regulatory, legal or tax conditions in the markets or regions in which NortonLifeLock and Avast operate that will materially impact the implementation of, or costs to achieve, the expected cost savings;

•
there will be no material divestments from the existing businesses of either NortonLifeLock or Avast;

•
there will be no material change in current foreign exchange rates; and

•
there will be no business disruptions that materially affect either company, including natural disasters, acts of terrorism, cyber-attacks and/or technological issues or supply chain disruptions.

As required by Rule 28.1(a) of the Code, Deloitte, as reporting accountants to NortonLifeLock, and Evercore, as financial adviser to NortonLifeLock, have provided the reports required under that Rule. Copies of those reports are included in Part B and Part C of Appendix 4 to the announcement released by NortonLifeLock and Avast pursuant to Rule 2.7 of the Code on August 10, 2021.
Confirmation of validity and reports
As required by Rule 27.2(d) of the Code, the NortonLifeLock directors confirm that:
•
there have been no material changes to the Quantified Financial Benefits Statement since August 10, 2021 and the Quantified Financial Benefits Statement remains valid; and

•
each of Deloitte and Evercore has confirmed to NortonLifeLock that their respective reports produced in connection with the Quantified Financial Benefits Statement continue to apply.

Notes
1.
The Quantified Financial Benefits Statement relates to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. In addition, due to the scale of the Combined Company, there may be additional changes to the Combined Company’s operations. As a result, the estimated synergies referred to may not be achieved, or may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated.

2.
The Quantified Financial Benefits Statement should not be construed as a profit forecast or interpreted to mean that NortonLifeLock’s earnings in the first full year following the effective date, or in any subsequent period, will necessarily match or be greater than or be less than those of NortonLifeLock or Avast for the relevant preceding financial period or any other period.

3.
For the purposes of Rule 28 of the Code, the Quantified Financial Benefits Statement is the responsibility of NortonLifeLock and the NortonLifeLock directors.

VOTE BY INTERNET - www.proxyvote.comBefore The Meeting - Go to [●]NORTONLIFELOCK INC.60 E. RIO SALADO PARKWAY,SUITE 1000TEMPE, ARIZONA 85281ATTN: MARY LAIUse the Internet to transmit your voting instructions and forelectronic delivery of information up until 11:59 P.M. Eastern Timethe day before the meeting date. Have your proxy card in handwhen you access the web site and follow the instructions to obtainyour records and to create an electronic voting instruction form.During The Meeting - Go to [●]You may attend the Meeting via the Internet and vote during theMeeting. Have the information that is printed in the box marked bythe arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructionsup until 11:59 P.M. Eastern Time the day before the meeting date.Have your proxy card in hand when you call and then follow theinstructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postagepaidenvelope we have provided or return it to Vote Processing,c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — ——DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.NORTONLIFELOCK INC.The board of directors recommends you vote FORproposals 1 and 2.1 To approve the issuance of New NortonLifeLockShares to Avastshareholders in connection with the Merger (the “Share Issuance Proposal”)FOR☐AGAINST☐ABSTAIN☐2 To adjourn the special meeting to a later date or time, if necessary orappropriate, to solicit additional proxies in the event there are insufficient votesat the time of such adjournment to approve the Share Issuance Proposal (the“Adjournment Proposal”)FOR☐AGAINST☐ABSTAIN☐Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary,please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership,please sign in full corporate or partnership name by authorized officer.Signature (PLEASE SIGN WITHIN BOX) DateSignature (Joint Owners) DateImportant Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement are available at [●]

This Proxy is Solicited on Behalf of the
Board of Directors of NortonLifeLock Inc.
Special Meeting of Stockholders to be held on:
[●], 2021
[●] Pacific Time

The undersigned stockholder(s) appoint(s) Vincent Pilette, Natalie Derse, and Bryan Ko (the "Proxies") and each of them, with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorize(s) each of them to represent and to vote all of the shares of common stock of NortonLifeLock Inc. that are held of record by the undersigned as of [●], which the undersigned is entitled to vote at the special meeting to be held on [●], 2021 at [●] (Pacific Time), and at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE SPECIAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE MANNER DESCRIBED HEREIN. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Continued and to be signed on reverse side